As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELESAT CANADA
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	98-0015564 (I.R.S. Employer Identification Number)

1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
(613) 748-0123
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Telesat LLC
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	26-1252906 (I.R.S. Employer Identification No.)

1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
(613) 748-0123
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher S. DiFrancesco
Vice-President, General Counsel and Secretary
Telesat Canada
1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
(613) 748-0123
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:
Brett Cooper
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
(415) 773-5900
(415) 773-5759

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

		Maximum Offering	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Price	Aggregate	Registration
Securities to be Registered	Registered	per Note(1)	Offering Price(1)	Fee
Senior Notes due 2015	US$692,825,000	100%	US$692,825,000	$38,660(2)
Guarantees of Senior Notes due 2015(3)	(4)	(4)	(4)	(4)
Senior Subordinated Notes due 2017	US$217,175,000	100%	US$217,175,000	$12,119(2)
Guarantees of Senior Subordinated Notes due 2017(3)	(4)	(4)	(4)	(4)
Total	US$910,000,000	100%	US$910,000,000	$50,779

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	The registration fee for the securities offered hereby was calculated under Rule 457(f)(2) of the Securities Act of 1933, as amended.

(3)	See inside facing page for table of additional registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

The Registrant and the additional Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	State or Other		Address, Including
	Jurisdiction of	I.R.S. Employer	Zip Code, of
Exact Name of Registrant	Incorporation or	Identification	Registrant’s Principal
As Specified in its Charter	Organization	Number	Executive Offices	Phone Number

Telesat Holdings Inc.	Canada	98-0530817	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4	613-748-0123
Telesat Interco Inc.	Canada	98-0541201	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4	613-748-0123
Infosat Communications GP Inc.	Canada	N/A	3130 — 114 Avenue SE Calgary, Alberta Canada T2Z 3V6	403-543-8188
Infosat Communications LP	Ontario	N/A	3130 — 114 Avenue SE Calgary, Alberta Canada T2Z 3V6	403-543-8188
Infosat Able Holdings, Inc.	Delaware	98-0518999	3130 — 114 Avenue SE Calgary, Alberta Canada T2Z 3V6	403-543-8188
Skynet Satellite Corporation	Delaware	13-4353270	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Brazil Holdings LLC	Delaware	13-3936710	Av. Rio Branco No. 1 Suite 1608 part, CEP 20090-03 Rio Di Janeiro, Brazil	55-21-3211- 9701
Telesat Communications Services, Inc.	Delaware	13-3954501	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat International, L.L.C.	Delaware	22-3842936	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Network Services Holdings L.L.C.	Delaware	N/A	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Network Services, Inc.	Delaware	52-2360922	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Network Services International, Inc.	Delaware	52-1959360	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Network Services, L.L.C.	Delaware	16-1673352	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat NS Holdings, L.L.C.	Delaware	16-1673354	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat NS, Inc.	Delaware	22-3695841	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat NS, L.L.C.	Delaware	13-3950192	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Telesat Satellite GP, LLC	Delaware	20-8878667	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4	613-748-0123
Telesat Satellite Holdings Corporation	Delaware	13-4353272	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4	613-748-0123
Telesat Satellite LP	Delaware	20-8879065	135 Routes 202/206 Bedminster, NJ 07921	908-698-4900
Able Infosat Communications, Inc.	Texas	1-76-0068152-6	5906 Broadway Street Pearland, TX 77581	281-485-8800

	State or Other		Address, Including
	Jurisdiction of	I.R.S. Employer	Zip Code, of
Exact Name of Registrant	Incorporation or	Identification	Registrant’s Principal
As Specified in its Charter	Organization	Number	Executive Offices	Phone Number

Telesat Brasil Capacidade de Satélites Ltda.	Brazil	N/A	Av. Rio Branco No. 1 Suite 1608 part, CEP 200.90-003 Rio de Janeiro, Brazil	55-21-3211- 9701
Telesat Brasil Ltda.	Brazil	N/A	Alameda da Serra 400 Suites 410 and 414 Nova Lima, Brazil	55-21-3211- 9701
Telesat Serviços de Telecomunicação Ltda.	Brazil	N/A	Alameda da Serra 400 Suites 402 and 406 CEP 34.000-000 Nova Lima, Brazil	55-21-3211- 9701
Telesat Space Participações Ltda.	Brazil	N/A	Av. Rio Branco No. 1 Suite 1608 part, CEP 200.90-003 Rio de Janeiro, Brazil	55-21-3211- 9701
Telesat (IOM) Limited	Isle of Man	N/A	Hillberry Trust Company Limited West Suite Exchange House 54-58 Athol Street Douglas, Isle of Man, IM1 1JD	44-1624- 615614

Information contained herein is subject to completion or amendment. A registration statement relating to those securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy.

SUBJECT TO COMPLETION, DATED JUNE 5, 2009

PRELIMINARY PROSPECTUS

Telesat Canada
Telesat LLC

OFFER TO EXCHANGE

Up to US$692,825,000 aggregate principal amount of Senior Notes due 2015 issued by Telesat Canada and Telesat LLC, as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Notes due 2015 (CUSIP Nos. 87952V AA4, C8814P AA8 and 87952V AC0) issued by Telesat Canada and Telesat LLC, as co-issuer.

Up to US$217,175,000 aggregate principal amount of Senior Subordinated Notes due 2017 issued by Telesat Canada and Telesat LLC, as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2017 (CUSIP Nos. 87952V AB2, C8814P AB6 and 87952V AD8) issued by Telesat Canada and Telesat LLC, as co-issuer.

The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by our parent company, Telesat Holdings Inc., and certain of our domestic and foreign subsidiaries.

We are conducting the exchange offer to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act of 1933.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes representing the same underlying indebtedness that are freely tradeable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 midnight, New York City time, on , 2009 which is the 20th business day after the date of this prospectus.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. or Canadian federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indentures. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 17 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

Following the date of this prospectus, we will be subject to reporting obligations and any filings we make will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. You can also obtain any filed documents regarding us without charge by written or oral request to:

Telesat Canada
1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
Attn. Michael Bolitho
Director, Treasury and Risk Management
Telephone: (613) 748-0123

Please note that copies of documents provided to you will not include exhibits.

In order to receive timely delivery of requested documents in advance of the expiration date of the exchange offer, you should make your request no later than          , 2009, which is five business days before you must make a decision regarding the exchange offer.

See “Available Information.”

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or United States GAAP, and thus our financial statements may not be comparable to the financial statements of United States companies. The principal differences as they apply to us are summarized in Note 25 to our audited consolidated financial statements included herein. The financial statements and other financial data of Loral Skynet Corporation and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States, or United States GAAP.

We present our historical financial statements in Canadian dollars. In this prospectus, except where we indicate otherwise, references to “CAD$,” “$” and “dollars” are to Canadian dollars and references to “US$” and “U.S. dollars” are to United States dollars. This prospectus contains a translation of some Canadian dollar amounts into United States dollars at specified exchange rates solely for your convenience. See “Exchange Rate Information” below for certain information about the rates of exchange between Canadian dollars and United States dollars.

ENFORCEABILITY OF CIVIL LIABILITIES

Telesat Canada is incorporated under the Canada Business Corporations Act. Certain of our guarantors are also incorporated in jurisdictions outside of the United States. Telesat Canada has its principal executive office in Ontario, Canada. Certain of the directors, officers and experts named in this prospectus are not residents of the United States, and all or a substantial portion of their assets and a substantial portion of the assets of Telesat Canada and our non-U.S. guarantors are located outside of the United States. It may be difficult for you to effect service of process within the United States upon us or our directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of U.S. courts based upon the civil liability under the federal securities laws of the United States. We have been advised by McCarthy Tétrault LLP, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of certain liabilities based solely upon the federal securities laws of the United States.

EXCHANGE RATE INFORMATION

The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the inverse of the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this prospectus may vary.

	Year Ended December 31,
	2004	2005	2006	2007	2008

High	1.3970	1.2703	1.1726	1.1852	1.2971
Low	1.1775	1.1507	1.0989	0.9168	0.9717
Period End	1.2034	1.1656	1.1652	0.9881	1.2240
Average Rate	1.2984	1.2083	1.1307	1.0665	1.0713

ii

The following table sets forth, for each of the last six months, the low and high exchange rates for Canadian dollars expressed in United States dollars and the exchange rate at the end of the month based on the inverse of the noon buying rate as described above. The source of the exchange rate is: (i) with respect to any period ending on or prior to December 31, 2008, the Federal Reserve Bank of New York, and (ii) with respect to any period ending on or after January 1, 2009, the H.10 statistical release of the Federal Reserve Board.

	Last Six Months
	December	January	February	March	April	May

High	1.2971	1.2749	1.2710	1.2995	1.2640	1.1868
Low	1.1962	1.1822	1.2190	1.2245	1.1939	1.0957
End of Month	1.2240	1.2365	1.2710	1.2606	1.1939	1.0957

On May 29, 2009, the inverse of the noon buying rate was US$1.00 = $1.0957. Unless the context states or requires otherwise, for purposes of United States dollars and Canadian dollar conversions contained in this prospectus, we have assumed the conversion rate of US$1.00/$1.2246 for amounts reported at December 31, 2008 and US$1.00/$1.2602 for amounts reported at March 31, 2009. The source of these exchange rates is the Bank of Canada noon rate on December 31, 2008 and March 31, 2009, respectively.

Canada has no system of exchange controls. There are no Canadian exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.

MARKET, RANKINGS AND OTHER DATA

Unless otherwise indicated, market data and other statistical information contained in this prospectus are based upon information from independent industry publications and management’s knowledge and experience in the industry and markets in which we operate. While management believes this data and information to be reasonable, market data and other statistical information is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data and information. In addition, variables, including consumer consumption and discretionary spending patterns and consumer preferences, can and do change. As a result, you should be aware that market, ranking and other similar data and information set forth in this prospectus, and estimates and beliefs based on such data and information, may not be reliable.

iii

PROSPECTUS SUMMARY

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Telesat,” “we,” “the Company,” “the combined company” and “our” mean Telesat Holdings Inc. and its subsidiaries, including, with respect to the period commencing on and after the closing of the Telesat Canada transaction (as defined below), Telesat Canada, the issuer of the notes and its principal operating subsidiary. References to “Telesat Holdings” mean Telesat Holdings Inc., to the exclusion of its subsidiaries. We refer to the acquisition of Telesat Canada and the related transfer of Loral Skynet to Telesat Canada as the “Telesat Canada transaction.” References to “Telesat Canada” with respect to periods prior to the closing of the Telesat Canada transaction are references to the subsidiary of BCE Inc. (“BCE”) and with respect to the period commencing on and after the closing of the Telesat Canada transaction are references to our principal operating subsidiary. Similarly, unless otherwise indicated, references to “Loral Skynet” with respect to periods prior to the closing of the Telesat Canada transaction are references to the operations of the satellite services segment of Loral Space & Communications Inc. (“Loral”) conducted through Loral Skynet and with respect to the period commencing on and after the closing of the Telesat Canada transaction are references to the Loral Skynet operations within Telesat Canada.

Overview

We are the world’s fourth largest FSS operator and one of only three FSS operators operating on a global basis. The combination of Telesat Canada and Loral Skynet created a powerful international platform supporting (i) strong video distribution and DTH neighborhoods in North America characterized by long-term contracts with blue chip customers, significant contractual backlog and a fully contracted expansion direct-to-home (“DTH”) satellite, (ii) an efficient enterprise and government services business that provides North American customers with end-to-end communications services, and (iii) a strong international video distribution and enterprise services business.

Through our deep commitment to customer service and focus on innovation and technical expertise, we have developed strong relationships with a diverse range of high-quality customers, including many of the world’s largest video and data service providers. Our current customers include North American DTH providers Bell TV, Shaw Direct and EchoStar, and leading telecommunications and media firms such as HBO, Canadian Broadcasting Corporation, Bell Canada and Lockheed Martin.

Our North American Broadcast and Enterprise Services customer service contracts are typically multi-year in duration and, in the past, we have successfully contracted all or a significant portion of a satellite’s capacity prior to commencing construction. As a result, we had approximately $5.3 billion of contracted revenue backlog as of March 31, 2009. See “Business — Our Services — Revenue Backlog” for additional information.

Our fleet of twelve in-orbit satellites is comprised of eleven owned satellites and one satellite of which we lease all but one transponder. Our fleet of eleven owned in-orbit satellites had, as of March 31, 2009, an average of approximately 57.9% service life remaining, with an average service life in excess of 8.3 years. We calculate these figures using, for each satellite, the lesser of its manufacturers’ design service life or its expected end-of-service life.

The North American focused part of our satellite fleet is comprised of three owned FSS satellites, Anik F1R, Anik F2 and Anik F3, and three owned DBS satellites, Nimiq 1, Nimiq 2 and Nimiq 4. In addition, we leased from another satellite operator and operated one satellite, Nimiq 3, which was removed from commercial service on June 1, 2009. We also have one additional North American satellite, Nimiq 5, currently under construction and scheduled for delivery by the manufacturer on the ground in late 2009.

The international focused part of our satellite fleet is comprised of five owned FSS satellites: Anik F1, Telstar 11N, Telstar 12, Telstar 14/Estrela do Sul and Telstar 18. In addition, we lease all but one transponder on one FSS satellite, Telstar 10, from APT Satellite Company Limited (“APT”) under a fully prepaid lease through the end of the satellite’s life, for which we have risk of loss and the right to replace the satellite at the end of its life. On June 1, 2009, we entered into an agreement with APT to terminate our leasehold interest in

Telstar 10 and to transfer certain related customer contracts in exchange for a payment from APT to us of approximately US$69.5 million, subject to adjustment. The transaction is expected to be completed in July 2009. Proceeds will be used to fund replacement satellites or applied to reduce our indebtedness under our senior secured credit facilities.

We also operate thirteen satellites for third parties: two Mobile Satellite Services (“MSS”) satellites, one for SkyTerra LP and one for SkyTerra Canada; four satellites for SIRIUS XM Radio; one satellite for WildBlue; four satellites for EchoStar; one satellite for XTAR, an affiliate of Loral; and one satellite for MacDonald, Dettwiler and Associates.

We believe our global satellite fleet, access to our desirable orbital locations and strong relationships with our customers underpin our established, predictable core business, and provides us with the opportunity to capitalize on the growth drivers in the satellite industry and the markets we serve.

Industry Overview

We compete in the market for the provision of voice, data, video and internet connectivity services worldwide. Services of this type are provided using various technologies, including satellite networks. We currently operate in the FSS sector of the satellite industry. Operators in the FSS sector provide communications links between fixed points on the earth’s surface, referred to as point-to-point services, and from one point to multiple points, referred to as point-to-multipoint services. Over the last several years, deregulation and privatization have significantly reshaped the FSS sector. In addition, the sector has undergone consolidation, with regional and national operators being acquired by larger companies or seeking to partner with other providers.

Competitive Strengths

Our business is characterized by the following key competitive strengths:

Leading Global FSS Operator

We are the fourth largest FSS operator in the world and the largest in Canada, with a strong and growing business. We have a leading position as a provider of satellite services in the North American video distribution market. We provide services to both of the major DTH providers in Canada, Bell TV and Shaw Direct, who together have approximately 2.7 million subscribers, as well as to EchoStar for the United States DTH market. Our international satellites are well positioned in several emerging, high growth markets and provide strong neighborhoods for high value customers in those markets. Telstar 11N provides service to American, European and African regions and aeronautical and maritime markets of the North Atlantic Ocean Region. Telstar 12 has the capability to provide intercontinental connectivity from the Americas to the Middle East. Telstar 18 delivers video distribution and contribution throughout Asia and offers connectivity to the US mainland via Hawaiian teleport facilities. Our current enterprise services customers include leading telecommunications service providers, as well as a range of network service providers and integrators, who provide services to enterprises, governments and international agencies and multiple internet service providers (“ISPs”).

Blue Chip Customer Base

We offer our broad suite of satellite services to more than 400 customers worldwide, which include some of the world’s leading television broadcasters, cable programmers, DTH service providers, ISPs, telecommunications carriers, corporations and government agencies. Over nearly 40 years of operation, we have established long-term, collaborative relationships with our customers and have developed a reputation for creating innovative solutions and providing services essential for our customers to reach their end users. Our customers represent some of the strongest and most financially stable companies in their respective industries. These customers frequently commit to long-term contracts for our services, which enhances the predictability of our future revenues and cash flows and supports our future growth. Our customers include: North American DTH providers Bell TV, Shaw Direct and EchoStar, and leading telecommunications and media firms such as HBO, Canadian Broadcasting Corporation, Bell Canada and Lockheed Martin.

Large Contracted Revenue Backlog and Young Satellite Fleet Underpin Anticipated Growth and High Revenue Visibility

Historically, we have been able to generate strong cash flows from our operating activities due to the high operating margins in the satellite industry and our disciplined control of expenses. The stability of our cash flows is underpinned by our large revenue backlog. As of March 31, 2009, we had contracted backlog for future services of approximately $5.3 billion, which represents a multiple of over seven times revenue for the year ended December 31, 2008. Of the approximately $5.3 billion backlog (approximately 1% of which related to Telstar 10), we anticipate that approximately $497 million will be recognized as revenue in 2009 with the remaining approximately $4.8 billion to be recognized in 2010 and thereafter. We have been able to generate significant backlog by entering into long-term contracts with our customers, in some cases for all or a substantial portion of a satellite’s service life.

This revenue backlog supports our anticipated growth. A significant proportion of our expected revenue growth is based on currently contracted business with our DTH provider customers for satellites either recently launched or that will be launched within the next year. In addition to this backlog, we have historically experienced a high proportion of contract renewals with existing customers. Together these two factors have historically produced ongoing, stable cash flows.

The high quality and young age of our satellite fleet also positively impacts our cash flows and enables us to manage capital expenditures. Our fleet of twelve in-orbit satellites is comprised of eleven owned in-orbit satellites and one satellite of which we lease all but one transponder. Our fleet of eleven owned in-orbit satellites had, as of March 31, 2009, an average of approximately 57.9% service life remaining, with an average service life in excess of 8.3 years. We calculate these figures using, for each satellite, the lesser of its manufacturers’ design service life or its expected end-of-service life. One additional satellite, Nimiq 5, is under construction.

Portfolio of Orbital Real Estate

Our satellites generally occupy highly attractive orbital locations that provide distinct competitive advantages given the scarcity of satellite spectrum. Access to these orbital locations, coupled with the high capital intensity of the satellite business, create strong barriers to entry in our markets. We are licensed to occupy a collection of orbital locations that allow us to serve the Americas. Our international satellites also occupy highly desirable orbital locations that enable broad pan-regional service with interconnectivity between regions, making them attractive for both intra- and inter-regional services and customers.

See “Business — Our Orbital Locations” for a more detailed description of our orbital locations, the satellites that occupy them and the geographic regions that they serve.

Global Operations Provide Revenue Diversification and Economies of Scale

The combination of Telesat Canada’s North American broadcast and enterprise services businesses with Loral Skynet’s international business created a company that is well diversified in terms of the customers and regions it serves and the services it provides. Our North American business, particularly our broadcast business, drives our backlog, while our international activities give us access to the higher growth markets for satellite services. We benefit from growth in both the broadcast and enterprise services markets due to our strong presence in each. Our global satellite footprint allows us to meet the global requirements of broadcasters, carriers and government users around the world.

In addition to diversifying our revenues on a customer, product and geographic basis, the combination of Telesat Canada with Loral Skynet allows us to achieve greater economies of scale.

Business Strategy

We are committed to continuing to provide the strong customer service and focus on innovation and technical expertise that have allowed us to successfully build our business to date. Building on our large backlog and significant contracted growth, our focus will be on taking disciplined steps to grow our core business and sell our existing satellite capacity; improve our operating efficiency; and, in a disciplined manner, use the strong cash flow generated by our existing business, contracted expansion satellite and cost savings to strengthen our business.

Continue to Grow Our Core Business

We believe our satellite fleet offers a strong combination of existing backlog, contracted revenue growth and additional capacity on our existing satellites that provides a solid foundation upon which we will seek to grow our revenues and cash flows. To achieve this growth, we will seek to capture the anticipated increased demand for satellite services and capacity, (i) in the broadcast services market, from broadcast video applications, including DTH services, HDTV, IPTV, and a growth in the number of channels and (ii) in the enterprise services market, from developing market requirements, government markets, government services and enterprise network demand.

Reduce Costs

Prior to the combination of Telesat Canada and Loral Skynet, we completed a thorough process to formulate, validate and document a comprehensive integration plan. We have substantially implemented this integration plan, which resulted in a substantial headcount reduction in certain areas of the company and consolidation of a number of Loral Skynet facilities, including satellite and network operations centres and teleports. In 2008, we realized substantial cost synergies. In 2009, we expect to continue to review all aspects of our business to contain operating costs and improve our operating efficiency.

Follow a Disciplined Satellite Expansion Strategy

With our current satellite fleet, we believe we are well positioned to serve our customers and the markets in which we participate. We regularly pursue opportunities to develop new satellites, particularly in conjunction with current or prospective customers, who will commit to a substantial amount of capacity at the time the satellite construction contract is signed. We also evaluate the performance of our business on an ongoing basis and may carry out strategic dispositions of assets, including one or more satellites, as part of that process.

Increase Cash Flow, Reduce Leverage and Maintain Strong Liquidity Profile

The satellite industry is characterized by a relatively fixed cost base that allows significant revenue growth with relatively minimal increases in operating costs, particularly for sales of satellite capacity. Thus, we anticipate that we can increase our revenues without proportional increases in our operating expenses, allowing us to expand our margins. To further enhance our liquidity, at the closing of the Telesat Canada transaction we established a five-year $153 million revolving credit facility that can be used for general corporate purposes including working capital and capital expenditures of which nil million dollars was outstanding at December 31, 2008 (excluding outstanding letters of credit).

Issuer Information

Our principal executive offices are located at 1601 Telesat Court, Ottawa Ontario, KIB 5P4. Our telephone number at this address is (613) 748-0123. Our corporate website address is http://www.telesat.com. Our website and the information contained on our website do not constitute a part of this prospectus and is not incorporated by reference herein.

The Telesat Canada Transactions

The Telesat Canada Acquisition

On October 31, 2007, Telesat Interco, a Canadian company and wholly-owned subsidiary of Telesat Holdings, a Canadian company indirectly owned by PSP and Loral, acquired 100% of the stock of Telesat Canada and certain other assets from BCE for $3.25 billion (approximately US$3.42 billion at an October 31, 2007 exchange rate of US$1.00/$0.9499) which we refer to as the Telesat Canada Acquisition.

PSP, through its wholly-owned subsidiary, Red Isle Private Investments Inc. (“Red Isle”), contributed to Telesat Holdings US$525 million in cash in exchange for (a) shares of 7% fixed rate senior non-convertible PIK mandatorily redeemable preferred stock of Telesat Holdings (the “Holding PIK Preferred Stock”), (b) common shares of Telesat Holdings representing approximately 30% of the participating equity of Telesat Holdings, and (c) voting participating preferred shares of Telesat Holdings representing approximately 6% of the participating equity of Telesat Holdings. The voting participating preferred shares are convertible into common shares on a one-for-one basis and have all of the rights of common shares, except that they do not have the right to vote for the election of directors of Telesat Holdings. The voting participating preferred shares do not have any liquidation preference or dividend rights above the common shares. In a related transaction, Red Isle transferred to Telesat Holdings $55,163,172, representing the market value of certain foreign exchange contracts entered into by Red Isle, in exchange for the issuance to Red Isle of a portion of the 36% equity shareholding acquired by Red Isle, in the form of voting participating preferred shares. We refer to these equity contributions as the Equity Financing.

The Skynet Transaction

On October 31, 2007, in connection with the Telesat Canada acquisition, Loral Skynet transferred substantially all of its assets (the “Loral Skynet Business”) to Telesat Holdings pursuant to an asset transfer agreement (the “Asset Transfer Agreement”). In exchange for the transfer of such assets, Telesat Holdings issued to a subsidiary of Loral common shares representing 33 1/3% of all voting and participating equity rights outstanding after such issuance and non-voting participating preferred shares representing 30 2/3% of all participating equity of Telesat Holdings outstanding after such issuance. The non-voting participating preferred shares of Telesat Holdings acquired by a subsidiary of Loral are convertible into common shares on a one-for-one basis if held by a shareholder that is “Canadian” for Canadian regulatory purposes. These non-voting participating preferred shares do not have any liquidation preference or dividend rights above common shares of Telesat Holdings. Under current regulations, neither Loral nor any subsidiary of Loral is able to convert any of these shares into common shares of Telesat Holdings.

In addition, on October 31, 2007, Skynet Satellite Corporation (“SSC”), a Delaware corporation which became an indirect wholly-owned subsidiary of Telesat Holdings as of the closing of the Asset Transfer Agreement, purchased from Loral Skynet certain other assets and assumed certain liabilities of Loral Skynet for the purchase price of US$25,472,000 in marketable securities pursuant to the terms of an asset purchase agreement (the “Asset Purchase Agreement”). We refer to the transfer of the Loral Skynet Business to us pursuant to the Asset Transfer Agreement and the Asset Purchase Agreement as the Skynet Transaction.

Telesat Holdings also, subject to certain exceptions, assumed the liabilities of the Loral Skynet Business.

Senior Secured Credit Facilities and Bridge Facilities

In connection with the Telesat Canada Acquisition, we entered into senior secured credit facilities, a senior bridge facility and a senior subordinated bridge facility. The obligations under the bridge facilities were exchanged for the notes issued in June 2008. See “Description of Other Indebtedness and Preferred Stock.”

Refinancing

Loral Skynet’s existing 12% preferred stock was redeemed in connection with the Skynet Transaction on November 5, 2007 and Telesat Canada’s existing 8.2% senior notes were redeemed on November 30, 2007. In addition, in connection with the Telesat Canada transaction, Loral Skynet’s 14% senior secured notes were repaid on September 5, 2007 with amounts borrowed under an interim refinancing facility of Loral Skynet provided by a third party lender. All outstanding amounts under this facility were repaid and all obligations thereunder discharged upon consummation of the Telesat Canada transaction out of transaction proceeds. We refer to these redemptions and refinancings as the Refinancing.

Telesat Reorganization

Immediately following the Telesat Canada acquisition, (i) all of the shares of Telesat Canada acquired by Telesat Interco in the Telesat Canada acquisition were transferred to 4363230 Canada Inc. in exchange for the issuance to Telesat Interco of common shares of 4363230 Canada Inc.; (ii) the senior secured credit facilities and the bridge facilities were assigned by Telesat Interco to, and were assumed by, 4363230 Canada Inc.; (iii) 4363230 Canada Inc. and Telesat Canada were amalgamated under the name “Telesat Canada”; and (iv) the Loral Skynet Business acquired by Telesat Holdings was transferred to Telesat Interco, and then to Telesat Canada, in exchange for the issuance to Telesat Interco of common shares of Telesat Canada. These transactions are referred to as the Telesat Reorganization.

As a result of the Telesat Reorganization, the obligations under the senior secured credit facilities and the bridge facilities became obligations of Telesat Canada by operation of law, all of the assets of Telesat Canada before its amalgamation became the assets of the amalgamated Telesat Canada, the Loral Skynet Business became owned by Telesat Canada and Telesat Canada became a wholly-owned subsidiary of Telesat Interco.

The obligations under the bridge facilities were exchanged for the notes issued in June 2008.

The Telesat Canada acquisition, the Skynet Transaction, the Equity Financing, the Refinancing, the senior secured credit facilities, the bridge facilities (which have since been exchanged for the notes) and the initial borrowings thereunder, together with the payment of related fees and expenses, and the Telesat Reorganization, are collectively referred to as the Telesat Canada transaction.

Loral indirectly holds shares in Telesat Holdings effectively representing 64% of the economic interests and 33 1/3% of the voting power of Telesat Holdings and PSP indirectly holds shares effectively representing 36% of the economic interests, 66 2/3% of the voting power, other than in respect of the election of directors, and together with two other Canadian investors, 66 2/3% of the voting power for the election of directors, of Telesat Holdings. Telesat Holdings owns all of the issued and outstanding shares of Telesat Interco, and Telesat Interco owns all of the issued and outstanding shares of Telesat Canada.

Our corporate structure is as follows:

(1)	PSP holds 30% of the shares eligible to vote for directors; the remaining 36 2/3% of shares eligible to vote for directors are held by two independent individuals.

(2)	Held by PSP; liquidation preference as of December 31, 2007. Dividend at a rate of 7% per annum or 8.5% following a performance failure.

(3)	Telesat LLC, a Delaware limited liability company, is a wholly-owned subsidiary of Telesat Canada and exists primarily for the purpose of serving as a co-issuer of the notes offered hereby.

Summary of the Terms of the Exchange Offer

On June 30, 2008, Telesat Canada and Telesat LLC, as Co-Issuer, issued US$692,825,000 aggregate principal amount of 11% Senior Notes due November 1, 2015, which we refer to in this prospectus as the “outstanding senior notes,” and US$217,175,000 aggregate principal amount of 12.5% Senior Subordinated Notes due November 1, 2017, which we refer to in this prospectus as the “outstanding senior subordinated notes,” in a transaction exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act.” We refer to this transaction in this prospectus as the “private placement.”

In this prospectus, the term “outstanding notes” refers to the outstanding senior notes and the outstanding senior subordinated notes; the term “exchange notes” refers to the 11% Senior Notes due November 1, 2015, or the “senior exchange notes,” and the 12.5% Senior Subordinated Notes due November 1, 2017, or the “senior subordinated exchange notes,” each as registered under the Securities Act; and the term “notes” refers to both the outstanding notes and the exchange notes.

General	In connection with the private placement, we entered into registration rights agreements with Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the other initial purchasers of the outstanding notes, in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement by June 25, 2009 and to consummate the exchange offer by September 23, 2009.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes representing the same underlying indebtedness, which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreements; and

• certain additional interest rate provisions of the registration rights agreements are no longer applicable.

The Exchange Offer	We are offering to exchange up to:

• US$692,825,000 aggregate principal amount of 11% Senior Notes due November 1, 2015, which have been registered under the Securities Act, for any and all outstanding 11% Senior Notes due November 1, 2015; and

• US$217,175,000 aggregate principal amount of 12.5% Senior Subordinated Notes due November 1, 2017, which have been registered under the Securities Act, for any and all outstanding 12.5% Senior Subordinated Notes due November 1, 2017.

Subject to the satisfaction or waiver of specified conditions, we will exchange, as evidence of the same underlying indebtedness, the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the applicable exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the “SEC,” set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

1. you are acquiring the exchange notes in the ordinary course of your business;

2. you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

3. you are not an “affiliate” of Telesat Canada, Telesat LLC or any of the guarantors within the meaning of Rule 405 under the Securities Act; and

4. you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuers, then:

1. you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

2. in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , 2009, which is the 20th business day after the date of this prospectus, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or “DTC”, and wish to participate in the exchange offer for the outstanding notes, you must comply with the Automated Tender Offer Program procedures of DTC. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

1. you are acquiring the exchange notes in the ordinary course of your business;

2. you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

3. you are not an “affiliate” of Telesat Canada, Telesat LLC or any of the guarantors within the meaning of Rule 405 under the Securities Act; and

4. you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of any of the Issuers, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	In connection with the private placement, we entered into registration rights agreements with Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the other initial purchasers of the outstanding notes, which grant the holders of the outstanding notes registration rights. By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreements.

If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture for those notes, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreements, except in certain limited circumstances.

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture applicable to those notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

U.S. and Canadian Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States or Canadian federal income tax purposes. See “U.S. Federal Income Tax Consequences” and “Canadian Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

Exchange Agent	The Bank of New York, whose address and telephone number are set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus, is the exchange agent for the exchange offer.

Summary of the Terms of the Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indentures under which the outstanding notes were issued, and each series of the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the respective indenture. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see “Description of the Senior Notes” and “Description of the Senior Subordinated Notes.”

Issuer	Telesat Canada.

Co-Issuer	Telesat LLC, a Delaware limited liability company, or the “Co-Issuer,” is a wholly-owned subsidiary of Telesat Canada and exists primarily for the purpose of serving as a co-issuer of the outstanding notes and a co-borrower under our senior secured credit facilities.

Notes	US$692,825,000 aggregate principal amount of 11.0% Senior Notes due November 1, 2015 and US$217,175,000 aggregate principal amount of 12.5% Senior Subordinated Notes due 2017.

Maturity Date	Senior Notes: November 1, 2015.

Senior Subordinated Notes: November 1, 2017.

Interest	Senior Notes: 11.0% per annum, payable semi-annually in arrears.

Senior Subordinated Notes: 12.5% per annum, payable semi-annually in arrears.

Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2008. Interest will accrue from the most recent date to which interest has been paid on the notes or the notes surrendered in exchange therefor.

Optional Redemption of Senior Notes	We may redeem the senior notes, in whole or in part, at any time on or after May 1, 2012 at the redemption prices described under “Description of the Senior Notes — Redemption; Offers to Repurchase; Open Market Purchases — Optional Redemption.”

We may also redeem all or part of the senior notes at any time prior to May 1, 2012, at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed, plus the Applicable Premium, as defined under “Description of the Senior Notes,” as of, and accrued and unpaid interest to, the redemption date.

We may redeem up to 35% of the principal amount of the senior notes prior to May 1, 2011 with the net cash proceeds of certain sales of our capital stock at 111.0% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the senior notes issued under the applicable indenture remains outstanding and the notice of redemption is mailed within 90 days of such sale of capital stock. See

“Description of the Senior Notes — Redemption; Offers to Repurchase; Open Market Purchases — Optional Redemption.”

Optional Redemption of Senior Subordinated Notes	We may redeem the senior subordinated notes, in whole or in part, at any time on or after May 1, 2013 at the redemption prices described under “Description of the Senior Subordinated Notes — Redemption; Offers to Repurchase; Open Market Purchases — Optional Redemption.”

We may also redeem all or part of the senior subordinated notes at any time prior to May 1, 2013, at a redemption price equal to 100% of the principal amount of the senior subordinated notes to be redeemed, plus the Applicable Premium, as defined under “Description of the Senior Subordinated Notes,” as of, and accrued and unpaid interest to, the redemption date.

We may redeem up to 35% of the principal amount of the senior subordinated notes prior to May 1, 2011 with the net cash proceeds of certain sales of our capital stock at 112.5% of the principal amount of the senior subordinated notes, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the senior subordinated notes issued under the applicable indenture remains outstanding and the notice of redemption is mailed within 90 days of such sale of capital stock. See “Description of the Senior Subordinated Notes — Redemption; Offers to Repurchase; Open Market Purchases — Optional Redemption.”

Change of Control	Upon a change of control, as defined under “Description of the Senior Notes” and “Description of the Senior Subordinated Notes,” we will be required to offer to purchase all the notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date.

Guarantees	Telesat Holdings, Telesat Interco and, subject to certain exceptions described herein, substantially all of our direct and indirect subsidiaries in existence on the date of this prospectus have guaranteed the outstanding notes and will guarantee the exchange notes. In addition, subject to certain exceptions described herein, substantially all of our future direct and indirect subsidiaries will guarantee the notes.

Our subsidiary, Telesat Asia Pacific Satellite (HK) Limited (“TAPS”) and our non-restricted subsidiaries have not guaranteed the outstanding notes and will not guarantee the exchange notes. For the three months ended March 31, 2009, TAPS had revenues of approximately $9.2 million. At March 31, 2009, TAPS had total assets of approximately $111.0 million and $4.0 million of liabilities (excluding trade payables). In addition, we have other non-material subsidiaries that have de minimis assets, revenue and liabilities and accordingly, have not guaranteed the outstanding notes and will not guarantee the exchange notes.

In addition, our non-restricted subsidiaries have not guaranteed the outstanding notes and will not guarantee the exchange notes. All of our subsidiaries are restricted subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc. At March 31, 2009, The Access Centre LLC had less than US$11,000 of assets, less than US$48,000 of revenue and less than US$31,000 of liabilities, and The SpaceConnection, Inc. had less than US$20 million of assets, less than US$7 million of revenue and less than US$31 million of liabilities.

Ranking of Senior Notes	The outstanding senior notes are, and the senior exchange notes will be, our general senior unsecured obligations and:

• rank equal in right of payment with all of our existing and future unsubordinated indebtedness;

• rank senior in right of payment to all existing and future subordinated indebtedness;

• are effectively junior to all of the obligations, including trade payables, of our subsidiaries that are not guarantors; and

• are structurally subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

The guarantees of the outstanding senior notes are, and the guarantees of the senior exchange notes will be, general senior unsecured obligations of the guarantors and:

• rank equal in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

• rank senior in right of payment with all future subordinated indebtedness of the guarantors; and

• are structurally subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

At March 31, 2009, we had outstanding secured indebtedness of US$1,953 million (excluding capital lease obligations of US$31 million) at an exchange rate of US$1.00/$1.2602 (total secured debt by currency consists of $193 million (excluding capitalized lease obligations of $39 million) and US$1,800 million (including US$1,041 million converted to $1,209 million on October 31, 2007 as part of an amortizing basis swap at US$1.00/$1.1615; $1,209 million was the equivalent of US$959 million as at March 31, 2009)) and $153 million of unused available revolving capacity under our senior secured credit facilities (not giving effect to outstanding letters of credit).

Ranking of Senior Subordinated Notes	The outstanding senior subordinated notes are, and the senior subordinated exchange notes will be, our general senior unsecured obligations and:

• are subordinated in right of payment with all of our existing and future unsubordinated indebtedness, including the senior notes offered hereby;

• rank equal in right of payment to all future senior subordinated indebtedness;

• are effectively junior to all of the obligations, including trade payables, of our subsidiaries that are not guarantors; and

• are structurally subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

The guarantees of the outstanding senior subordinated notes are, and the guarantees of the senior subordinated exchange notes will be, senior subordinated unsecured obligations of the guarantors and:

• are subordinated in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

• rank equal in right of payment with all future senior subordinated indebtedness of the guarantors: and

• are structurally subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

As of March 31, 2009, we had outstanding indebtedness of approximately US$2,646 million which would be expressly senior to the outstanding senior subordinated notes. In addition, we had undrawn available capacity under our senior secured credit facilities as described above, which if and when drawn, would also be expressly senior to the outstanding senior subordinated notes.

Additional Amounts	All payments we make with respect to the notes will be made without withholding or deduction for Canadian taxes unless we are legally required to do so, in which case we will pay such additional amounts as may be necessary so that the net amount received by holders of the notes (other than certain excluded holders) after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of the Senior Notes” and “Description of the Senior Subordinated Notes.”

Certain Covenants	The terms of the notes limit our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt and issue preferred stock;

• create liens;

• pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

• place limitations on distributions from restricted subsidiaries;

• issue guarantees;

• issue or sell the capital stock of restricted subsidiaries;

• sell or exchange assets;

• modify or cancel our satellite insurance;

• enter into transactions with affiliates; and

• effect mergers.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Senior Notes” and “Description of the Senior Subordinated Notes.”

Covenant Suspension	During any period of time that (i) the ratings assigned to an applicable series of notes by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Service are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the indenture relating to the notes of such series, we will not be subject to most of the covenants discussed above with respect to such series of notes. In the event that we are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such rating agencies withdraws its ratings or downgrades the ratings assigned to the notes of such series below the level set forth above or a default or event of default occurs and is continuing under the indenture relating to the notes of such series, then we will thereafter again be subject to such covenants with respect to such series of notes.

Tax Redemption	If certain changes affecting Canadian withholding taxes occur, we can redeem the notes at their face amount, plus accrued and unpaid interest. See “Description of the Senior Notes Redemption; Offers to Repurchase; Open Market Purchases — Redemption for Changes in Withholding Taxes” and “Description of the Senior Subordinated Notes Redemption; Offers to Repurchase; Open Market Purchases Redemption for Changes in Withholding Taxes.”

No Prior Market Listing	The exchange notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

ERISA Considerations	The notes may, subject to certain restrictions described in “ERISA Considerations” herein, be sold and transferred to ERISA plans.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Risk Factors

See “Risk Factors” for a description of some of the risks you should consider before deciding to participate in the exchange offer.

RISK FACTORS

You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer.

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes may decline.

If you do not exchange your outstanding notes for exchange notes representing the same underlying indebtedness in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the notes and the indentures that govern the notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary — Summary of the Terms of the Exchange Offer,” and “The Exchange offer — Procedures for Tendering Outstanding Notes” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon and increase the volatility and market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

An active market for any of the exchange notes may not develop or, if developed, it may not continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, once issued, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Related to Our Indebtedness and the Notes

Our substantial debt may adversely affect our cash flow and prevent us from fulfilling our obligations under the notes.

We have a significant amount of debt. As of March 31, 2009, we had total debt of US$2,863 million (excluding capital lease obligations of US$31 million) at an exchange rate of US$1.00/$1.2602. Our total debt by currency consists of $193 million (excluding capitalized lease obligations of $39 million) and US$2,710 million (including US$1,041 million converted to $1,209 million on October 31, 2007 as part of an amortizing basis swap at US$1.00/$1.1615; $1,209 million was the equivalent of US$959 million as at March 31, 2009).

Our substantial amount of debt may have important consequences for you. For example, it may:

•	make it more difficult for us to satisfy our obligations under the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and in the industries that we service;

•	place us at a competitive disadvantage compared with competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

In addition, a substantial portion of our available borrowings bear interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which may adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer adequate protection from this risk.

Despite our current levels of debt, we may still be able to incur substantially more debt. This may further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. The terms of our senior secured credit facilities and the indentures governing the notes allow us to incur substantial amounts of additional debt, subject to certain limitations. If new debt is added to our current debt levels, the related risks discussed under “Risk Factors” may be magnified.

The notes are effectively subordinated to the co-issuers’ and the guarantors’ secured debt to the extent of the value of the assets securing such debt.

The notes, and each guarantee of the notes, are unsecured and therefore are effectively subordinated to any secured debt that the co-issuers or the guarantors may incur to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving a co-issuer or guarantor, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. At March 31, 2009, we had outstanding secured indebtedness of US$1,953 million (excluding capital lease obligations of US$31 million) at an exchange rate of US$1.00/$1.2602 (total secured debt by currency consists of $193 million (excluding capitalized lease obligations of $39 million) and US$1,800 million (including US$959 million related to the US$1,041 million which has been converted to $1,209 million as part of a basis swap at US$1.00/$1.1615)) and $153 million of unused available revolving capacity under our senior secured credit facilities (not giving effect to outstanding letters of credit). The notes are effectively subordinated to any borrowings under our senior secured credit facilities and our other secured debt to the extent of the value of the assets securing such debt.

Your right to receive payments on the senior subordinated notes is subordinated to the co-issuers and the guarantors senior debt.

Payment on the senior subordinated notes is subordinated in right of payment to all of the senior debt of the co-issuers and the guarantors, including obligations under senior secured credit facilities and the senior notes. As of March 31, 2009, we had outstanding indebtedness of approximately US$2,646 million which is expressly senior to the senior subordinated notes. In addition, we have undrawn available capacity under our senior secured credit facilities as described above, which, if and when drawn, would also be expressly senior to the senior subordinated notes. Upon any distribution to our or our subsidiaries’ creditors in a bankruptcy, litigation or reorganization or similar proceeding relating to us or our subsidiaries or our or their property, the holders of senior debt will be entitled to be paid in full in cash (including with respect to post-petition interest) before any payment may be made on the senior subordinated notes. In these cases, sufficient funds may not be available to pay all of our creditors, and holders of senior subordinated notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture governing the senior subordinated notes, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the senior subordinated notes will be blocked in the event of a payment default on senior debt and may be blocked for limited periods in the event of certain nonpayment defaults on our senior secured credit facilities.

The agreements governing our debt, including the notes and our senior secured credit facilities, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

Our existing agreements impose and future financing agreements are likely to impose operating and financial restrictions on our activities. These restrictions require us, in the case of our senior secured credit facilities, to comply with or maintain certain financial tests and ratios, including a minimum interest coverage ratio and a leverage ratio, and limit or prohibit our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	create liens;

•	pay dividends, acquire shares of capital stock, make payments on subordinate debt or make investments;

•	receive distributions from restricted subsidiaries;

•	issue guarantees;

•	issue or sell the capital stock of restricted subsidiaries;

•	sell or exchange assets;

•	modify or cancel our satellite insurance;

•	enter into transactions with affiliates;

•	in the case of our senior secured credit facilities, exceed certain levels of capital expenditures; and

•	effect mergers.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

To service our debt and to fund planned capital expenditures, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance our debt, including the notes, and to fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our senior secured credit facilities and in the indentures governing the notes and other agreements we may enter into in the future. Specifically, we need to maintain certain financial ratios or meet an exemption that allows us to borrow under our senior secured credit facilities. The indentures governing the notes also contain limitations on our ability to incur additional debt. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facilities or from other sources in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. As of March 31, 2009, we had $153 million of unused available revolving capacity under our senior secured credit facilities (not giving effect to outstanding letters of credit). In addition, although there has recently been an improvement in the credit markets, if market conditions that prevailed in the latter part of 2008 and early 2009 were to return, our ability to raise additional capital to refinance our debt or to fund our operations may be significantly impaired.

We may be unable to make a change of control offer required by the indentures governing the notes, which would cause defaults under the indentures governing the notes, our senior secured credit facilities and our other financing arrangements.

The terms of the notes require us to make an offer to purchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. The terms of our senior secured credit facilities require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and may, therefore, limit our ability to fund the repurchase of the notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in our senior secured credit facilities and other financing agreements will not allow the repurchases.

Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada (but not the guarantors, other subsidiaries or Telesat LLC), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons.

Under the Telesat Canada Reorganization and Divestiture Act (“Telesat Divestiture Act”), Telesat Canada (as a corporate entity,) is subject to certain special conditions and restrictions. The Telesat Divestiture Act provides that no legislation relating to the solvency or winding-up of a corporation applies to Telesat Canada and in no case shall the affairs of Telesat Canada be wound up unless authorized by an Act of the Parliament of Canada. As a result of such legislative provisions, Telesat Canada and its creditors, including creditors under the senior secured credit facilities and holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws, including the imposition of a stay of proceedings, or a regulated and orderly process to settle or compromise claims and make distributions to creditors, or recourse to fraudulent conveyance laws. The effect of the Telesat Divestiture Act upon an insolvency of Telesat Canada has not been considered by a Canadian court and, accordingly, the application of Canadian federal bankruptcy and insolvency laws and provincial receivership and assignment and preference laws, and the exercise by a Canadian court of any judicial discretion which could affect the enforcement of rights and remedies or other equitable relief against Telesat Canada in the context of an insolvency, is uncertain. To the extent bankruptcy and insolvency laws do not apply to Telesat Canada, its creditors may individually seek to pursue any available rights or remedies, as secured or unsecured creditors as the case may be, against Telesat Canada and its assets. The assets of Telesat Canada only (including its shares in its subsidiaries) are subject to the Telesat Divestiture Act, but the assets of the guarantors, including the subsidiary guarantors, are not. To date, Industry Canada and the CRTC have taken the position that we are subject to certain Canadian foreign ownership and control restrictions which are set out in the Telecommunications Act, the Radiocommunication Act and the regulations under each, and in Industry Canada policies. These restrictions may have a material impact on the sale of Telesat Canada or its assets in any bankruptcy or reorganization scenario.

Not all of our subsidiaries guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

The guarantors of the notes do not include all of our subsidiaries. Additionally, not all of our future restricted subsidiaries (i.e., subsidiaries required to comply with the covenants in the indentures governing the notes) will be required to guarantee the notes. The indentures provide that each existing and future restricted subsidiary that guarantees our obligations under the senior secured credit facilities will guarantee the notes, except, that due to certain regulatory and other considerations, our subsidiary Telesat Asia Pacific Satellite (HK) Limited (“TAPS”) was not initially required to, and has not yet guaranteed, our senior secured credit facilities and was not required to guarantee the notes on the issue date, but we are required under the senior secured credit facilities to use commercially reasonable efforts to cause TAPS to become a guarantor.

Payments on the notes are only required to be made by us and the guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. Also, the notes are structurally subordinated to all liabilities of non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

For the year ended December 31, 2008, TAPS had revenues of approximately $30.3 million. At December 31, 2008, TAPS had total assets of approximately $105.6 million and $3.4 million of liabilities (excluding trade payables). Currently, all of our subsidiaries are restricted subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc. (“SpaceConnection”), which are unrestricted subsidiaries. The Access Centre LLC and SpaceConnection are not currently guarantors of the senior secured credit facilities and are not guarantors of the notes. At December 31, 2008, The Access Centre LLC had less than US$13,000 of assets, less than US$187,000 of revenues and less than US$34,000 of liabilities, and SpaceConnection had less than US$21 million assets, less than US$26 million of revenues and less than US$32 million of liabilities. In addition, we have other non-material subsidiaries that have de minimis assets, revenues and liabilities and accordingly do not guarantee the senior secured credit facilities or the notes.

The guarantees associated with our notes may not be enforceable because of fraudulent conveyance laws.

Fraudulent conveyance laws in the United States and in the Canadian provinces have been enacted for the protection of creditors. Under these fraudulent conveyance laws, a United States or Canadian court could subordinate the guarantees granted under the indentures governing the notes (and in the case of the senior subordinated notes, further subordinate such guarantees) to the guarantors’ present and future indebtedness and a United States or Canadian court could take other detrimental actions, including voiding the guarantees and payments made under the guarantees. The United States or Canadian court could take that action if it found that at the time the guarantee was incurred, such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor;

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the applicable indenture, which default could cause all outstanding notes to become immediately due and payable and would likewise trigger a default under the senior secured credit facilities.

We believe that, at the time the guarantors initially incurred the debt represented by the guarantees, the guarantors:

•	were not insolvent or rendered insolvent by the incurrence;

•	had sufficient capital to run our or their businesses effectively; and

•	were able to pay obligations on the notes and the guarantees as they mature or become due.

In reaching the foregoing conclusions we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we have relied on a limitation to be contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions. See also “Risk Factors — Risks Related to the Notes — Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada (but not the guarantors, other subsidiaries or Telesat LLC), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons.”

You should not rely on the Co-Issuer in evaluating an investment in the notes.

Telesat LLC was formed in connection with the initial funding of the Telesat Canada transaction and for the issuance of the notes and currently has no independent operations and no assets and generally will be prohibited from engaging in any material business activities, except in connection with the incurrence of indebtedness permitted under the indentures governing the notes, including guaranteeing or borrowing under the senior secured credit facilities, and activities incidental thereto. You should therefore not rely upon the Co-Issuer in evaluating whether to invest in the notes.

Risks Related to Our Business

Our in-orbit satellites may fail to operate as expected due to operational anomalies resulting in lost revenues, increased costs and/or termination of contracts.

Satellites utilize highly complex technology and operate in the harsh environment of space and therefore are subject to significant operational risks while in orbit. The risks include in-orbit equipment failures, malfunctions and other kinds of problems commonly referred to as anomalies. Satellite anomalies include, for example, circuit failures, transponder failures, solar array failures, battery cell and other power system failures, satellite control system failures and propulsion system failures. Some of our satellites have had malfunctions and other anomalies in the past. See “Business — In-Orbit Satellites” for more information relating to our significant anomalies and their impact on the health of our satellites. Acts of war, terrorism, magnetic, electrostatic or solar storms, space debris, satellite conjunctions or micrometeoroids could also damage our satellites.

Despite working closely with satellite manufacturers to determine the causes of anomalies and mitigate them in new satellites and to provide for intrasatellite redundancies for certain critical components to minimize or eliminate service disruptions in the event of failure, anomalies are likely to be experienced in the future, whether due to the types of anomalies described above or arising from the failure of other systems or components, and intrasatellite redundancy may not be available upon the occurrence of such anomalies. We cannot assure you that, in these cases, it will be possible to restore normal operations. Where service cannot be restored, the failure could cause the satellite to have less capacity available for sale, to suffer performance degradation, or to cease operating prematurely, either in whole or in part.

Any single anomaly or series of anomalies or other failure (whether full or partial) of any of our satellites could cause our revenues, cash flows and backlog to decline materially, could require us to repay prepayments made by customers of the affected satellite and could have a material adverse effect on our relationships with current customers and our ability to attract new customers for satellite services. A failure could result in a customer terminating its contract for service on the affected satellite. In the event we are unable to provide alternate capacity to an affected customer, such customer may decide to procure all or a portion of its future satellite services from an alternate supplier or such customer’s business may be so adversely affected by the satellite failure that it may not have the financial ability to procure future satellite services. In addition, an anomaly that has a material adverse effect on a satellite’s overall performance or anticipated future commercial service life could require us to recognize an impairment loss. It may also require that we expedite our planned replacement program, adversely affecting our profitability, increasing our financing needs and limiting the availability of funds for other business purposes. Finally, the occurrence of anomalies may adversely affect our ability to insure satellites at commercially reasonable premiums, if at all, and may cause insurers to demand additional exclusions in policies they issue.

The actual commercial service lives of our satellites may be shorter than we anticipate.

We anticipate that our satellites will have the expected end-of-commercial-service life dates described in “Business — In-Orbit Satellites.” For all but two of our satellites, the expected end-of-commercial-service life goes beyond the manufacturer’s end-of-service life date. It is possible that the actual commercial service lives of our satellites will be shorter than anticipated. A number of factors will affect the actual commercial service lives of our satellites, including:

•	the amount of propellant used in maintaining the satellite’s orbital location or relocating the satellite to a new orbital location (and, for newly-launched satellites, the amount of propellant used during orbit raising following launch);

•	the durability and quality of their construction;

•	the performance of their components;

•	conditions in space such as solar flares and space debris;

•	operational considerations, including operational failures and other anomalies; and

•	changes in technology which may make all or a portion of our satellite fleet obsolete.

When we began operating Nimiq 4iR, it was anticipated to have an expected end-of-commercial-service life of October 2009. However, it was removed from commercial service on February 9, 2009. When we began operating Nimiq 3, it was anticipated to have an expected end-of-commercial-service life of July 2010. However, it was removed from commercial service on June 1, 2009. It is possible that the actual commercial service lives of one or more of our other satellites may also be shorter than originally anticipated.

We periodically review the anticipated commercial service lives of each of our satellites using current engineering data. A reduction in the commercial service life of any of our satellites could result in a reduction of the revenues generated by that satellite or the recognition of an impairment loss.

Our satellites may have launch failures or may fail to reach their planned orbital locations. Any such failure could result in the loss of a satellite or cause significant delays in the deployment of the satellite which could have a material adverse effect on our results of operations, business prospects and financial condition.

Satellites are subject to certain risks related to failed launches. Launch vehicles may fail. Launch failures result in significant delays in the deployment of satellites because of the need to construct replacement satellites, which typically takes up to 30 months or longer, and to obtain another launch vehicle. Such significant delays could have a material adverse effect on our results of operations, business prospects and financial condition. A delay or perceived delay in launching replacement satellites may cause our current customers to move to another satellite provider if they determine that the delay may cause an interruption in continuous service. In addition, our contracts with customers who purchase or reserve satellite capacity may allow the customers to terminate their contracts in the event of a delay. Launch vehicles may also underperform, in which case the satellite may be lost or, if it can be placed into service by using its onboard propulsion systems to reach the desired orbital location, will have a shorter useful life. The launch vehicle scheduled to be used by us to launch Nimiq 5 has experienced launch failures in the past when used to launch satellites of other operators. For example, on March 15, 2008, the Proton launch vehicle experienced a failure stranding a telecommunications satellite of another satellite operator in a low orbit. The resulting investigation of the March 15, 2008 failure delayed the launch of our Nimiq 4 satellite until September 2008. The launch of Nimiq 5, which is planned for late 2009, may likewise also be delayed if the launch vehicle on which it is scheduled to be launched suffers a failure prior to the launch of Nimiq 5. Although we have had launch insurance on all of our launches to date and have contracted launch insurance for Nimiq 5, should we not be able to obtain launch insurance on reasonable terms in the future and a launch failure were to occur, we could directly suffer the loss of the cost of the satellite, launch vehicle and related costs. A failed launch (including a failure for other satellite operator) could also increase, perhaps prohibitively, our cost of insuring future launches. In addition, we do not have insurance against business interruption, loss of revenues or delay of revenues to cover such events and such revenues may not be recoverable.

Our insurance will not protect us against all satellite-related losses. Further, we may not be able to renew insurance on our existing satellites or obtain insurance on future satellites on acceptable terms or at all.

Our current satellite insurance does not protect us against all satellite-related losses that we may experience, and we do not have in-orbit insurance coverage for all of the satellites in our fleet. As of March 31, 2009, the total net book value of in-orbit satellites for which we do not have insurance is approximately $88 million. Our insurance does not protect us against business interruption, loss of revenues or delay of revenues. In addition, we do not insure the net book value of performance incentives that may be payable to a satellite’s manufacturer as these are payable only to the extent that the satellite operates in accordance with contracted technical specifications. Our existing launch and in-orbit insurance policies include, and any future policies that we obtain can be expected to include, specified exclusions, deductibles and material change limitations. Typically, these insurance policies exclude coverage for damage or losses arising from acts of war, anti-satellite devices, electromagnetic or radio frequency interference and other similar potential risks for which exclusions are customary in the industry at the time the policy is written. In addition, they typically exclude coverage for satellite health-related problems affecting our satellites that are known at the time the policy is written or renewed. Any claims under existing policies are subject to settlement with the insurers and may, in some instances, be payable to our customers.

The price, terms and availability of satellite insurance has fluctuated significantly in recent years. These fluctuations may be affected by recent satellite launch or in-orbit failures and general conditions in the insurance industry. Launch and in-orbit policies on satellites may not continue to be available on commercially reasonable terms or at all. To the extent we experience a launch or in-orbit failure that is not fully insured, or for which insurance proceeds are delayed or disputed, we may not have sufficient resources to replace the affected satellite. In addition, higher premiums on insurance policies increase our costs, thereby reducing our profit. In addition to higher premiums, insurance policies may provide for higher deductibles, shorter coverage periods, higher loss percentages required for constructive total loss claims and additional satellite health-related policy exclusions. There can be no assurance that, upon the expiration of an in-orbit insurance policy, which typically has a term of one year, we will be able to renew the policy on terms acceptable to us.

Subject to the requirements contained in the indentures governing the notes and our senior secured credit facilities, we may elect to reduce or eliminate insurance coverage for certain of our existing satellites, or elect not to obtain insurance policies for our future satellites, especially if exclusions make such policies ineffective, the costs of coverage make such insurance impractical or if self-insurance is deemed more effective.

Replacing a satellite upon the end of its service life will require us to make significant expenditures and may require us to obtain shareholder approval.

To ensure no disruption in our business and to prevent loss of customers, we will be required to commence construction of a replacement satellite approximately three to five years prior to the expected end-of-life of the satellite then in orbit. Typically, it costs in the range of US$250 to US$300 million to construct, launch and insure a satellite. There is no assurance that we will have sufficient cash, cash flow or be able to obtain third party or shareholder financing to fund such expenditures on favorable terms, if at all, or that we will obtain shareholder approval, where required, to procure replacement satellites. Certain of our satellites are nearing their expected end-of-commercial-service life. See “Business — In-Orbit Satellites” for more information on the expected end-of-commercial-service life of our satellites. Should we not have sufficient funds available to replace those satellites or should we not receive approval from our shareholders, where required, to purchase replacement satellites, it could have a material adverse effect on our results of operations, business prospects and financial condition.

The launch of satellites may be delayed which could have a material adverse effect on our ability to meet our contractual commitments and to generate and grow future revenues.

Delays in launching satellites are not uncommon and result from construction delays, the periodic unavailability of reliable launch opportunities, delays in obtaining required regulatory approvals and launch failures. If satellite construction schedules are not met, a launch opportunity may not be available at the time the satellite is ready to be launched. Delays in the commencement of service may affect plans to replace an in-orbit satellite prior to the end of its service life, may result in the expiration or cancellation of launch insurance and may result in the loss of rights to use orbital locations. A delay or perceived delay in launching replacement satellites may cause our current customers to move to another satellite provider if they determine that the delay may cause an interruption in continuous service. In addition, our contracts with customers who purchase or reserve satellite capacity may allow those customers to terminate their contracts in the event of delays. For example, our service contract with Bell TV (previously Bell ExpressVu), which has purchased all the capacity on Nimiq 5 for a period of 15 years or such later date as the customer may request, allows Bell TV to terminate the service contract in certain circumstances if there is a launch failure or delay. Any such termination would require us to refund any prepayment we may have received from Bell TV and in a reduction in our contracted backlog and would delay or prevent us from securing the commercial benefits of the new satellite. Certain of our satellites are nearing their expected end-of-commercial-service life. See “Business — In-Orbit Satellites” for more information on the expected end-of-commercial-service life of our satellites. The failure to implement new or replacement satellite deployment plans on schedule could have a material adverse effect on our results of operations, business prospects and financial condition.

The ability to replace two of our satellites is subject to additional risk and cannot be assumed.

In addition to the risks with respect to our ability to renew our licenses to orbital locations discussed under “Risk Factors — Risks Related to Our Business — We operate in a highly regulated industry and government regulations may adversely affect our ability to sell our services, or increase the expense of such services or otherwise limit our ability to operate or grow our business,” there are also specific risks with respect to our being able to replace Telstar 10 and Telstar 18. We participate in the operations of Telstar 10 and Telstar 18 pursuant to agreements with APT Satellite Company Limited (“APT”) that has licenses to use orbital locations controlled by the governments of China and Tonga, respectively. Although our agreements with APT provide us with renewal rights with respect to replacement satellites at these orbital locations, there can be no assurance that renewal rights will be granted. Should we be unsuccessful in obtaining renewal rights for either or both of the orbital locations, because of the control over the orbital locations exercised by foreign governments, or we otherwise fail to enter into agreements with APT with respect to such replacement satellites, all revenues obtained from the affected satellite or satellites would cease and could have a material adverse effect on our results of operations, business prospects and financial condition.

On June 1, 2009, we entered into an agreement with APT to terminate our leasehold interest in Telstar 10, including our renewal rights with respect to a replacement satellite at the Telstar 10 orbital location, and to transfer certain related customer contracts in exchange for a payment from APT to us of approximately US$69.5 million, subject to adjustment.

We are subject to significant and intensifying competition. We experience competition both within the satellite industry and from other providers of communications capacity. Our failure to compete effectively would result in a loss of revenues and a decline in profitability, which would adversely affect our business and results of operations.

We provide point-to-point and point-to-multipoint services for voice, data and video communications and for high-speed Internet access. A trend toward consolidation of major FSS providers has resulted in the creation of global competitors who are substantially larger than we are in terms of both the number of satellites they have in orbit as well as in terms of their revenues. Due to their larger sizes, these operators are able to take advantage of greater economies of scale, may be more attractive to customers, may (depending on the specific satellite and orbital location in question) have greater flexibility to restore service to their customers in the event of a partial or total satellite failure and may be able to offer expansion capacity for future requirements. We also compete against regional satellite operators who may enjoy competitive advantages in their local markets. As a condition of our licenses for certain satellites, we are required by Industry Canada to invest in research and development related to satellite communication activities. See “Business — Research and Development”. Our global competitors may not face this additional financial burden.

We expect that a substantial portion of our ongoing business will continue to be in the Canadian domestic market. This market is characterized by increasing competition among satellite providers and rapid technological development. The Canadian regulatory framework has always required the use of Canadian-licensed satellites for the delivery of DTH programming in Canada. It is possible that this framework could change and allow non-Canadian satellite operators that have adequate service coverage in Canadian territory to compete for future business from our DTH customers. Moreover, as a result of the June 13, 2007 Industry Canada announcement regarding the outcome of the orbital location award process, another Canadian operator, Ciel Satellite Group (“Ciel”), was awarded spectrum which is suitable for providing services to Canadian customers, including DTH.

Our business is also subject to competition from ground based forms of communications technology. For many point-to-point and other services, the offerings provided by terrestrial companies can be more competitive than the services offered via satellite. A number of companies are increasing their ability to transmit signals on existing terrestrial infrastructures, such as fiber optic cable, DSL (digital subscriber line) and terrestrial wireless transmitters often with funding and other incentives provided by government. See “Business — Competition.” The ability of any of these companies to significantly increase their capacity and/or the reach of their network likely would result in a decrease in the demand for our services. Increasing availability of satellite capacity, improvements in transmission technology and increasing capacity from other forms of communications technology can create an excess supply of telecommunications capacity, decreasing the prices we would be able to charge for our services under new service contracts and thereby negatively affecting our profitability. New technology could render satellite-based services less competitive by satisfying consumer demand in other ways. We also compete for local regulatory approval in places where more than one provider may want to operate and with other satellite operators for scarce frequency assignments and a limited supply of orbital locations. Our failure to compete effectively could result in a loss of revenues and a decline in profitability, a decrease in the value of our business and a downgrade of our credit rating, which would restrict our access to the capital markets.

Ciel has been awarded a number of licenses by Industry Canada which may adversely affect our business.

Canada has the rights to a limited number of orbital locations, in conformity with the ITU Radio Regulations. Industry Canada has authorized us to access spectrum at three Canadian FSS locations and three DBS orbital locations. In September 2004, Ciel received provisional authority from Industry Canada to operate a broadcast satellite at 129° WL, and in February 2009, Ciel announced that it had begun providing commercial service at that orbital location. In July, 2006, Industry Canada invited applications for up to 29 licenses to be awarded for Canadian satellite spectrum. Telesat Canada applied for ten of these licenses and

Ciel for nine, in applications submitted November 15, 2006. In June, 2007, Industry Canada announced it planned to award five licenses to Telesat Canada and seven to Ciel. Ciel subsequently declined one of its licenses, which was subsequently awarded to Telesat. In June 2008, Industry Canada provided Ciel with six approvals in principle to develop and operate satellite services in various frequency bands and orbital positions. The licensing of these Canadian orbital locations to Ciel could have an adverse effect on our current plans for growth. As a result of increased competition in Canada for access rights to Canadian orbital locations, we may in the future lose our access rights to certain Canadian orbital locations. Our failure to retain access rights to the orbital locations we currently have would have a material adverse effect on our results of operations, business prospects and financial condition.

We derive a substantial amount of our revenues from only a few of our customers. A loss of one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog and result in our discontinuing service offerings that we consider to be no longer sufficiently profitable.

For the year ended December 31, 2008, two of our customers together accounted for approximately 29% of our revenues, and our top five customers together accounted for approximately 42%. At December 31, 2008, two of our customers accounted for approximately 50% of our backlog, and our top five backlog customers together accounted for approximately 80%. Any of our major customers could refuse to renew their contracts or could seek to negotiate concessions, particularly on price, that would have a material adverse effect on our results of operations, business prospects and financial condition. Our customers could experience a downturn in their business or find themselves in financial difficulties, which could result in their ceasing or reducing their use of our services (or becoming unable to pay for services they had contracted to buy). In addition, some of our customers’ industries are undergoing significant consolidation, and our customers may be acquired by other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users whom they serve. A portion of the costs we incur in providing certain services is fixed, and those costs cannot be reduced proportionately in response to a reduction in demand for those services. The loss of a major customer or reduction in demand for those services could result in our discontinuing those service offerings altogether, thereby causing further reductions in our future revenues.

Additionally, our largest customer, Bell TV, is part of BCE. Since the Telesat Canada transaction, we are no longer a subsidiary of BCE or an affiliate of Bell TV and may have lost certain competitive advantages with respect to them. There is no guarantee that Bell TV will continue using our services after the expiration of our current contracts.

The current global recession may have significant effects on our customers and suppliers, which could adversely affect our business, operating results and financial condition.

The current global recession, as well as a slow recovery period, may lead to lower demand for our services, increased incidences of our customers’ inability to pay for our services, or the insolvency of our customers. In addition, if our suppliers face challenges in obtaining credit, selling their products or otherwise in operating their businesses profitably, they may raise prices, lower production levels or cease operations. The current recession in the United States economy and the global economy may be prolonged as a result of the deterioration in the credit markets and related financial crisis, as well as a variety of other factors. Any of these events may negatively impact our sales, revenue generation, cash flow (e.g., receivables) and margins, and consequently adversely affect our business, operating results and financial condition.

Demand for our services may decrease materially due to downturns in the economy and technological developments which could have a material adverse effect on our results of operations, business prospects and financial condition.

The market for FSS services may not grow or may shrink due to downturns in the economy and competing technologies that provide cheaper or better service. As a result, we may be unable to attract customers for our services. Also, the implementation of new transmission technologies, or the improvement of existing technologies such as signal compression, may reduce the transponder capacity needed to transmit a given amount of information thereby reducing the total demand for capacity. Decreasing demand could reduce the number and value of our contract renewals and otherwise reduce the rates we can charge for our services and could have a material adverse effect on our results of operations, business prospects and financial condition going forward. In addition, there could be a negative impact on our credit ratings and our ability to access the capital markets.

Developments that we expect to support the growth of the satellite service industry, such as continued growth in data traffic and the proliferation of HDTV, may fail to materialize or may not occur in the manner or to the extent we anticipate.

The soundness of financial institutions and counterparties could adversely affect us.

We have exposure to many different financial institutions and counterparties (including those under our credit, financing and insurance arrangements), including brokers and dealers, commercial banks, investment banks, insurance providers and other institutions and industry participants. We are exposed to risk, including credit risk resulting from many of the transactions we execute in connection with our hedging activities, in the event that any of our lenders or counterparties, including our insurance providers, are unable to honor their commitments or otherwise default under an agreement with us.

Our business is capital intensive, and we may not be able to raise adequate capital to finance our business strategies, or we may be able to do so only on terms that significantly restrict our ability to operate our business.

Implementation of our business strategy requires a substantial outlay of capital. As we pursue our business strategies and seek to respond to developments in our business and opportunities and trends in our industry, our actual capital expenditures may differ from our expected capital expenditures. There can be no assurance that we will be able to satisfy our capital requirements in the future. In addition, if one of our satellites failed unexpectedly, there is no assurance of insurance recovery or the timing thereof and we may need to exhaust or significantly draw upon our revolving credit facility or obtain additional financing to replace the satellite. We currently expect that the majority of our liquidity requirements in 2009 will be satisfied by cash on hand, cash generated from our operations and borrowings under our credit facility. However, if we determine we need to obtain additional funds through external financing and are unable to do so, we may be prevented from fully implementing our business strategy.

The availability and cost to us of external financing depend on a number of factors, including our credit rating and financial performance and general market conditions. Our ability to obtain financing generally may be influenced by the supply and demand characteristics of the telecommunications sector in general and of the FSS sector in particular. Declines in our expected future revenues under contracts with customers and challenging business conditions faced by our customers are among the other factors that may adversely affect our credit. Other factors that could impact our credit rating include the amount of debt in our current capital structure, activities associated with our strategic initiatives, the health of our satellites, the success or failure of our planned launches, our expected future cash flows and the capital expenditures required to execute our business strategy. The overall impact on our financial condition of any transaction that we pursue may be negative or may be negatively perceived by the financial markets and ratings agencies and may result in adverse rating agency actions with respect to our credit rating. A credit rating downgrade or deterioration in our financial performance could limit our ability to obtain financing or could result in any such financing being available only at greater cost or on more restrictive terms than might otherwise be available.

In certain circumstances, we are required to obtain the approval of our shareholders to incur additional indebtedness. There can be no assurances that we will receive such approval, if required.

Volatility in financial markets could adversely affect the cost and availability of financing.

Long-term disruptions in the capital and credit markets as a result of uncertainty due to the current global recession, changing or increased regulation or failures of significant financial institutions could adversely affect our access to capital. If financial market disruptions intensify, it may make it difficult for us to raise additional capital or refinance debt when needed, on acceptable terms, or at all. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring or reducing capital expenditures and reducing or eliminating other discretionary uses of cash.

Our significant shareholders may have interests that conflict with yours.

Loral owns through a subsidiary 64% of the economic interest of Telesat Holdings, and Canada’s Public Sector Pension Investment Board (“PSP”) owns 36%. We are controlled by our board of directors comprised of ten members, three nominated by Loral, three nominated by PSP and four independent directors selected by a nominating committee comprised of one PSP nominee, one Loral nominee and one of the independent directors then in office. Loral and PSP together can effectively control any vote. Additionally, Loral has approval rights with respect to certain decisions including, in some circumstances, our proposed purchase of new or replacement satellites or our incurring additional indebtedness. Circumstances may occur in which the interests of one or more of these shareholders could be in conflict with the interests of holders of the notes issued by us. In addition, one or more of these shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes if the transactions resulted in our being more leveraged or significantly changed the nature of our business operations or strategy. In addition, if we encounter financial difficulties, or we are unable to pay our debts as they mature, the interests of our shareholders might conflict with those of the holders of the notes. In that situation, for example, the holders of the notes might want us to raise additional equity from existing shareholders or other investors to reduce our leverage and pay our debts, while existing shareholders might not want to increase their investment in us or have their ownership diluted and may instead choose to take other actions, such as selling our assets.

Various funds affiliated with MHR Fund Capital Management (“MHR”) hold, as of March 31, 2009, approximately 40.1% of Loral’s outstanding voting common stock and 59.2% of Loral’s total outstanding voting and non-voting common stock. Mark H. Rachesky, M.D., chairman of our board of directors and non-executive chairman of the board of directors of Loral, is the co-founder and president of MHR.

Loral’s ownership interest in us and in Space Systems/Loral, Inc. (“SS/L”) may adversely affect our consulting business.

Loral owns 100% of a satellite manufacturer, SS/L. Historically, Telesat Canada has been retained by certain customers to provide independent advice on and evaluation of the customer’s satellite procurement programs, including advice on selection of satellite manufacturers. Despite providing customers with assurances regarding our impartiality, potential consulting customers may decide not to retain us due to a concern that we may be biased in favor of SS/L due to our and SS/L’s common ownership.

Loral’s ownership interest in us and in SS/L may adversely affect our future satellite procurements.

When procuring our own satellites, we may find it more difficult to implement a competitive bidding process. Other satellite manufacturers may decline to bid or provide non-competitive bids if they believe that we will be biased in favor of an SS/L bid. Our Shareholders Agreement provides to Loral the right of approval over many large capital expenditures, a first right of acceptance of an offer by us to procure equipment, products and services, and a first right to negotiate in those areas where Loral and its affiliates carry on business, subject to approval of any such contract by a majority of our directors, excluding Loral nominees, but not an exclusive obligation to deal with, or purchase from, Loral or its affiliates. Under certain circumstances, Loral can withhold its approval of purchases and/or financing of new satellites by us. See “Related Party Transactions — Shareholders Agreement.”

We may experience a failure of ground operations infrastructure or interference with our satellite signals that impairs the commercial performance of, or the services delivered over, our satellites or the satellites of other operators for whom we provide ground services, which could result in a material loss of revenues.

We operate an extensive ground infrastructure including our satellite control centre in Ottawa, our main earth station and back up satellite control facility at Allan Park, our six teleports throughout Canada, our two teleports located in the United States and one in Brazil, and our telemetry, tracking and control (“TT&C”) facility in Perth, Australia. These ground facilities are used for controlling our satellites and for the provision of end-to-end services to our customers. For example, our Toronto teleport houses equipment used in the provision of broadcast services for major broadcasters and DTH customers, very small aperture terminals (“VSAT”) services for enterprise customers and gateway services for the provision of DTH internet services to consumers.

We may experience a partial or total loss of one or more of these facilities due to natural disasters (tornado, flood, hurricane or other such acts of God), fire, acts of war or terrorism or other catastrophic events. A failure at any of these facilities would cause a significant loss of service for our customers. Additionally, we may experience a failure in the necessary equipment at the satellite control centre, at the back-up facility, or in the communication links between these facilities and remote teleport facilities. A failure or operator error affecting tracking, telemetry and control operations might lead to a break-down in the ability to communicate with one or more satellites or cause the transmission of incorrect instructions to the affected satellite(s), which could lead to a temporary or permanent degradation in satellite performance or to the loss of one or more satellites. Intentional or non-intentional electromagnetic or radio frequency interference could result in a failure of our ability to deliver satellite services to our customers. A failure at any of our facilities or in the communications links between our facilities or interference with our satellite signal could cause our revenues and backlog to decline materially and could adversely affect our ability to market our services and generate future revenues and profit.

We purchase equipment from third party suppliers and depend on those suppliers to deliver, maintain and support these products to the contracted specifications in order for us to meet our service commitments to our customers. We may experience difficulty if these suppliers do not meet their obligations to deliver and support this equipment. We may also experience difficulty or failure when implementing, operating and maintaining this equipment, or when providing services using this equipment. This difficulty or failure may lead to service interruptions or degradations in service, which could cause our revenues and backlog to decline materially and could adversely affect our ability to market our services and generate future revenues and profit.

We operate in a highly regulated industry and government regulations may adversely affect our ability to sell our services, or increase the expense of such services or otherwise limit our ability to operate or grow our business.

As an operator of a global satellite system, we are regulated by government authorities in Canada, the United States and other countries in which we operate.

In Canada, our operations are subject to regulation and licensing by Industry Canada pursuant to the Radiocommunication Act (Canada) and by the Canadian Radio-Television and Telecommunications Commission (“CRTC”), under the Telecommunications Act (Canada). Industry Canada has the authority to issue licenses, establish standards, assign Canadian orbital locations, and plan the allocation and use of the radio frequency spectrum, including the radio frequencies upon which our satellites and earth stations depend. The Minister responsible for Industry Canada has broad discretion in exercising this authority to issue licenses, fix and amend conditions of licenses, and to suspend or even revoke them. The CRTC has authority over the allocation (and reallocation) of satellite capacity to particular broadcasting undertakings. We are required to pay different forms of “universal service” charges in Canada and have certain research and development obligations that do not apply to other satellite operators we compete with. These rates and obligations could change at any time.

In the United States, the Federal Communications Commission (“FCC”) regulates the provision of satellite services to, from, or within the United States. Certain of our satellites are owned and operated through a US subsidiary and are regulated by the FCC. In addition, to facilitate the provision of FSS satellite services in C- and Ku-band frequencies in the United States market, foreign licensed operators can apply to have their satellites placed on the FCC’s Permitted Space Station List. Our Anik Fl, Anik Fl-R, Anik F2, and Anik F3 satellites are currently on this list. The export from the United States of satellites and technical information related to satellites, earth station equipment and provision of services to certain countries are subject to State Department, Commerce Department and Treasury Department regulations, in particular the International Traffic in Arms Regulations (“ITAR”) which currently include satellites on the list of items requiring export permits. These ITAR provisions have constrained our access to technical information and have had a negative impact on our international consulting revenues. In addition, we and our satellite manufacturers may not be able to obtain and maintain necessary export authorizations which could adversely affect our ability to procure new United States-manufactured satellites; control our existing satellites; acquire launch services; obtain insurance and pursue our rights under insurance policies; or conduct our satellite-related operations and consulting activities.

We also operate satellites through licenses granted by, and are subject to regulations in, countries other than Canada and the United States. For example, the Brazilian national telecommunications agency, ANATEL, has authorized us, through our subsidiary, Telesat Brasil Capacidade de Satélites Ltda. (“TBCS”), to operate a Ku-band FSS satellite at 63° WL pursuant to a Concession Agreement. Telstar 10 is operated by APT which has been granted the right to use the 76.5° EL orbital location by the Government of Hong Kong, People’s Republic of China. Telstar 18, operates at the 138° EL orbital location under an agreement with APT, which has been granted the right to use the 138° EL orbital location by The Kingdom of Tonga.

In addition to regulatory requirements governing the use of orbital locations, most countries regulate transmission of signals to and from, their territory.

If we fail to obtain or maintain particular authorizations on acceptable terms, such failure could delay or prevent us from offering some or all of our services and adversely affect our results of operations, business prospects and financial condition. In particular, we may not be able to obtain all of the required regulatory authorizations for the construction, launch and operation of any of our future satellites, or for the orbital locations for these satellites. Even if we were able to obtain the necessary authorizations and orbital locations, the licenses we obtain may impose significant operational restrictions, or not protect us from interference that could affect the use of our satellites. Countries or their regulatory authorities may adopt new laws, policies or regulations, or change their interpretation of existing laws, policies or regulations, that could cause our existing authorizations to be changed or cancelled, require us to incur additional costs, impose or change existing price ceilings, or otherwise adversely affect our operations or revenues. As a result, any currently held regulatory authorizations are subject to rescission and renewal and may not remain sufficient or additional authorizations may be necessary that we may not be able to obtain on a timely basis or on terms that are not unduly burdensome. Further, because the regulatory schemes vary by country, we may be subject to regulations in foreign countries of which we are not presently aware that we are not in compliance with, and as a result could be subject to sanctions by a foreign government. See “Business — Government Regulations.”

Our operations may be limited or precluded by ITU rules or processes, and we are required to coordinate our operations with those of other satellite operators. We cannot guarantee that other operators will comply with ITU rules requiring coordination of operations, and failure of such other operators to comply could cause harmful interference to the signals that we, or our customers, transmit.

The International Telecommunication Union (“ITU”), a specialized United Nations agency, regulates the global allocation of radio frequency spectrum and the registration of radio frequency assignments and any associated orbital location in the geostationary satellite orbit. We participate in the activities of the ITU. However, only national administrations have full standing as ITU members. Consequently, we must rely on the relevant government administrations to represent its interests.

The ITU establishes the Radio Regulations, an international treaty which contains the rules concerning frequency allocations and the priority to, coordination of, and use of, radio frequency assignments. The ITU Radio Regulations define the allocation of radio frequencies to specific uses. The ITU Radio Regulations are periodically reviewed and revised at World Radio communication Conferences (“WRC”), which take place typically every three to four years. As a result, we cannot guarantee that the ITU will not change its allocation decisions and rules in the future in a way that could limit or preclude our use of some or all of our existing or future orbital locations or spectrum.

The ITU Radio Regulations also establish operating procedures for satellite networks and prescribe detailed coordination, notification and recording procedures. With respect to the frequencies used by commercial geostationary satellites, the ITU Radio Regulations set forth a process for protecting earlier-registered satellite systems from interference from later-registered satellite systems. In order to comply with these rules, we must coordinate the operation of our satellites, including any replacement satellite that has performance characteristics that are different from those of the satellite it replaces, with other satellites. This process requires potentially lengthy and costly negotiations with parties who operate or intend to operate satellites that could affect or be affected by our satellites. For example, as part of our coordination effort on Telstar 12, we agreed to provide four 54 MHz transponders on Telstar 12 to Eutelsat S.A. (“Eutelsat”) for the life of the satellite and have retained risk of loss with respect to those transponders. We also granted Eutelsat the right to acquire, at cost, four transponders on the replacement satellite for Telstar 12. We have leased back from Eutelsat three of the four transponders to provide service to our customers. In addition, there are operators that maintain that they have priority over our satellites and we continue to discuss coordination issues with these and other operators and may need to make additional concessions in connection with future coordination efforts which, in turn, could have a material adverse impact on our financial condition, as well as on the value of our business. The failure to reach an appropriate arrangement with such satellite operators may result in substantial restrictions on the use and operation of our existing satellites at their orbital locations. The coordination process may require us to modify our proposed coverage areas, or satellite design or transmission plans, in order to eliminate or minimize interference with other satellites or ground-based facilities. Those modifications may mean that our use of a particular orbital location is restricted, possibly to the extent that it may not be commercially desirable to place a new satellite in that location.

In accordance with the ITU Radio Regulations, governments have rights to use certain orbital locations and frequencies. Certain of these governments have in turn authorized Telesat to use several orbital locations and radio frequencies in addition to those used by our current satellites. Under the ITU Radio Regulations, we must begin using these orbital locations and frequencies within a fixed period of time, or the governments in question would lose their priority rights and the orbital location and frequencies likely would become available for use by another satellite operator. Licensing administrations often impose additional deadlines or series of deadlines.

In certain countries, a failure to resolve coordination issues is used by regulators as a justification to limit or condition market access by foreign satellite operators. In addition, while the ITU Radio Regulations require later-in-time systems to coordinate their operations with us, we cannot guarantee that other operators will conduct their operations so as to avoid transmitting any signals that would cause harmful interference to the signals that we, or our customers, transmit. This interference could require us to take steps, or pay or refund amounts to our customers, that could have a material adverse effect on our results of operations, business prospects and financial condition. The ITU’s Radio Regulations do not contain mandatory dispute resolution or enforcement regulations and neither the ITU specifically, nor international law generally, provides clear remedies if the ITU coordination process fails. Failure to successfully coordinate our satellites’ frequencies or to obtain or maintain other required regulatory approvals could have an adverse effect on our financial condition, as well as on the value of our business.

If we do not occupy unused orbital locations by specified deadlines, or do not maintain satellites in orbital locations we currently use, those orbital locations may become available for other satellite operators to use.

Our in-orbit satellites do not currently occupy all of the orbital locations for which we have obtained regulatory authorizations. If we are unable to place satellites into currently unused orbital locations by specified deadlines and in a manner that satisfies the ITU, or national regulatory requirements, or if we are unable to maintain satellites at the orbital locations that we currently use, we may lose our rights to use these orbital locations and the locations could become available for other satellite operators to use. We cannot operate our satellites without a sufficient number of suitable orbital locations in which to place the satellites. The loss of one or more of our orbital locations could negatively affect our plans and our ability to implement our business strategy.

Our dependence on outside contractors could result in delays related to the design, manufacture and launch of our new satellites, which could in turn adversely affect our operating results.

There are a limited number of manufacturers that are able to design and build satellites according to the technical specifications and standards of quality we require, including EADS Astrium, Thales Alenia Space, Boeing, Lockheed Martin, Orbital and SS/L. There are also a limited number of suppliers able to launch such satellites, including International Launch Services, Arianespace, Lockheed Martin and Sea Launch. Adverse events with respect to any of our manufacturers or launch suppliers could result in the delay of the design, construction or launch of our satellites. General economic conditions may also affect the ability of our manufacturers and launch suppliers to provide services on commercially reasonable terms or to fulfill their obligations in terms of manufacturing schedules, launch dates, pricing, or other items. Even where alternate suppliers for such services are available, we may have difficulty identifying them in a timely manner, we may incur significant additional expense in changing suppliers, and this could result in difficulties or delays in the design, construction or launch of our satellites. Any delays in the design, construction or launch of our satellites could have a material adverse effect on our business, financial condition and results of operations.

Our future reported net income could be adversely affected by an impairment of the value of certain intangible assets.

The assets listed on our consolidated balance sheets as of March 31, 2009 include goodwill valued at approximately $2,446 million and other intangible assets valued at approximately $569 million. Goodwill and other intangible assets (such as orbital locations) with indefinite useful lives were recorded as a result of the Telesat Canada transaction and an assessment of their valuation is undertaken on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount is likely to exceed their fair value. We generally measure for impairment using a projected discounted cash flow method and confirm the assessment using other valuation methods. If the asset’s carrying value is more than its fair value, the difference is recorded as a reduction in the amount of the asset on the balance sheet and an impairment charge in the statement of earnings. Testing for impairment requires significant subjective judgments by management. Any changes in the estimates used could have a material impact on the calculation of the fair value and result in an impairment charge. As a result, we are not able to reasonably quantify the changes in overall financial performance had different assumptions been used. We cannot predict whether an event that triggers impairment will occur, when it will occur or how it will affect the reported asset values. If our goodwill or other intangible assets are deemed to be impaired in whole or in part, we could be required to reduce or write off such assets, which could have a material adverse effect on our reported net income.

For example, during the fourth quarter of 2008, we performed our annual valuation of goodwill and indefinite life intangible assets, which resulted in an impairment charge of $483.0 million to our orbital locations. The impairment charge was measured as the excess of the carrying amount of orbital locations over their fair value, with the estimated fair value being based on the present value of the expected future cash flows to be generated through the use of the orbital locations, and was recorded in other expense. See Note 12 to our audited consolidated financial statements for additional information. The increase of the discount rate due to current market conditions, the impact of a strengthened U.S. dollar on the cost of satellites, as well as increases to insurance costs and launch services in 2008 reduced the present value of the expected future cash flows for those orbital locations.

The amount that we could be required to pay counterparties under the indemnifications and guarantees which we provide in the ordinary course of business is uncertain. If these payments were to become significant, our future liquidity, capital resources or our credit risk profile may be adversely affected.

In the normal course of business, we enter into agreements that provide for indemnification and guarantees to counterparties in transactions involving sales of assets, sales of services, purchases and development of assets, securitization agreements and operating leases. The nature of almost all of these indemnifications prevents us from making a reasonable estimate of the maximum potential amount that we could be required to pay counterparties. If these payments were to become significant, our future liquidity, capital resources and our credit risk profile may be adversely affected.

Significant changes in exchange rates could have a material adverse effect on our financial results.

Approximately 45% of our revenues for the year ended December 31, 2008, certain of our expenses and a substantial portion of our indebtedness and capital expenditures are denominated in U.S. currency. As a result, the volatility of U.S. currency may in the future expose, and has in 2008 exposed, us to foreign exchange risks. We may seek to mitigate these risks through the use of forward currency contracts or other currency hedges, but we may not be successful. To date, our use of forward currency contracts and other currency hedges has been limited and may not adequately protect us from foreign exchange risk. In 2008, as a result of a significant decline in the value of the Canadian dollar, we recorded foreign exchange losses of approximately $700 million, prior to any gains on hedging instruments.

The most significant impact of variations in the exchange rate is on our U.S. dollar denominated debt financing. The Company’s main currency exposures as at December 31, 2008 lie in its U.S. dollar denominated cash and cash equivalents, accounts receivable, accounts payable and debt financing. A five percent weakening of the Canadian dollar against the U.S. dollar at December 31, 2008 would have increased the net loss and decreased other comprehensive loss for the year by $189.4 million and $0.3 million, respectively. A five percent strengthening of the Canadian dollar against the U.S. dollar at December 31, 2008 would have decreased the net loss and increased other comprehensive loss for the year by $189.4 million and $0.3 million, respectively. This analysis assumes that all other variables, in particular interest rates, remain constant.

Significant changes in exchange rates could materially increase our interest and other payment obligations under our financing arrangements.

At the time of the Telesat Canada transaction, we entered into a credit facility, a portion of which is denominated in U.S. currency and has a maturity of October 31, 2014 (“U.S. Credit Facility”). As at October 31, 2007, the Canadian dollar equivalent of our U.S. Credit Facility was $1,667.1 million, excluding bridge loans of $864.4 million which have since been exchanged for the notes issued in June 2008. Between October 31, 2007 and March 31, 2009, the U.S. Credit Facility increased by US$126.9 million as a result of drawings thereunder; however, as at March 31, 2009, the Canadian dollar equivalent of our U.S. Credit Facility had increased by $704.4 million to $2,371.5 million, prior to the impact of any currency hedging.

On June 30, 2008, we issued approximately US$692.8 million of 11% senior notes and approximately US$217.2 million of 12.5% senior subordinated notes. The Canadian dollar equivalent of the principal amount of the notes at the time of issue was $705.7 million for the senior notes and $221.2 million for the senior subordinated notes. Due to significant changes in exchange rates, as at March 31, 2009 the Canadian dollar equivalent of the principal amount of the notes had increased to $873.1 million for the senior notes and $273.7 million for the senior subordinated notes.

For the year ended December 31, 2008, approximately 55% of our revenues were received in currency other than U.S. currency, the majority of our revenues being in Canadian currency. The revenues that we receive in U.S. currency may mitigate a portion of our exchange rate risk, but do not fully protect us from that risk.

Changes in exchange rates impact the amount that we pay in interest, and may significantly increase the amount that we are required to pay in Canadian dollar terms to redeem the notes either at maturity, or earlier if redemption rights are exercised or other events occur which require us to offer to purchase the notes prior to maturity, and to repay funds drawn under the U.S. Credit Facility.

We may seek to mitigate part of this risk through the use of forward currency contracts or other currency hedges, but we may not be successful. To date, our use of forward currency contracts and other currency hedges has been limited to hedging interest and principal payments on a portion of our secured credit facility and does not fully protect us from foreign exchange risk. To date, we have not hedged our foreign currency exposure arising from the notes.

Market performance or changes in other assumptions could require us to make significant unplanned contributions to our employees’ pension and other post retirement benefits plans.

We maintain one contributory and three non-contributory defined benefit pension plans which provide benefits based on length of service and rate of pay. We are responsible for adequately funding the defined benefit pension plans. Contributions, where permitted by law, are made based on actuarial cost methods permitted by pension regulatory bodies and reflect assumptions about future investment returns, salary projections and future service benefits. We also provide other retirement benefits, including health care and life insurance benefits on retirement. Pension costs and other retirement benefits are determined using the projected benefit method prorated on service and management’s best estimate of expected investment performance, salary escalation, employee turnover, retirement ages of employees and expected health care costs. Two of our pension plans and our post retirement benefits are not funded, and our payment obligations are funded from current cash flow. A valuation of the funded pension plan assets is performed at least every three years to determine the present value of the accrued pension and other retirement benefits.

A decline in the market value of funded plan assets may increase our funding requirements for these plans. The costs of providing pension and other post retirement benefits are also affected by other factors, including the assumed rate of return on plan assets, discount rates used in determining future benefit obligations, assumptions concerning salary projections and future service benefits and future government regulation.

The most recent valuation of the pension plans for funding purposes was as of January 1, 2007, and the next required valuation is as of January 1, 2010. If we are required to make significant unplanned contributions to fund the pension and postretirement plans, or if we are required to make significant benefit payments from our unfunded plans, the contributions and/or benefit payments would negatively affect our financial condition, results of operations, and cash flows.

We may pursue acquisitions, dispositions and strategic transactions which could result in the incurrence of additional costs, liabilities or expenses in connection with the implementation of such transactions.

In the future, we may pursue acquisitions, dispositions and strategic transactions, which may include joint ventures and strategic relations, as well as business combinations or the acquisition or disposition of assets. Acquisitions, dispositions and strategic transactions involve a number of risks, including:

•	potential disruption of our ongoing business;

•	distraction of management;

•	may result in our being more leveraged;

•	the anticipated benefits and costs savings of those transactions may not be realized fully or at all or may take longer to realize than expected;

•	increasing the scope and complexity of our operations; and

•	loss or reduction of control over certain of our assets.

The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on our results of operations, business prospects and financial condition. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, we may encounter unforeseen obstacles or costs in implementing a strategic transaction.

We continue to evaluate the performance of all of our businesses and may sell businesses or assets. Such a sale could include a strategic disposition of one or more of our satellites. In addition to the risks listed above that may occur with any acquisition, disposition or strategic transaction, a satellite divestiture could result in a loss of revenues or significant write-offs, including those related to goodwill and other intangible assets, which could have a material adverse effect on our financial condition, results of operations and cash flows. There can be no assurance that we will be successful in addressing these or any other significant risks encountered.

In addition to the pending sale of our leasehold interest in Telstar 10, we continue to be in discussions regarding the potential sale of our interest in another of our international satellites. We cannot at this time assess the probability of concluding any transaction under discussion or under what terms, including price, the assets may be sold.

We could experience the departure of key employees or may be unable to recruit the employees needed for our success.

We rely on a number of key employees, including members of our management and certain other employees possessing unique experience in technical and commercial aspects of the satellite services business. If we are unable to retain these employees, it could be difficult to replace them. In addition, our business, with its constant technological developments, must continue to attract highly qualified and technically skilled employees. In the future, our inability to retain or replace these employees, or our inability to attract new highly qualified employees, could have a material adverse effect on our results of operations, business prospects and financial condition.

If we are unable to successfully complete the integration of Loral Skynet into Telesat, it may have a material adverse effect on our results of operations, business prospects and financial condition.

Completing the integration of Loral Skynet into Telesat involves a number of risks, including, but not limited to:

•	difficulties in restructuring our operations, processes, people and systems and the contemporaneous consolidation of the operations of Loral Skynet and the former Telesat Canada;

•	the diversion of management’s attention from the management of daily operations to the integration of operations;

•	higher integration costs than anticipated;

•	difficulties in the assimilation and retention of employees;

•	difficulties in the integration of departments, systems, including accounting and information systems, technologies, books and records and controls and procedures;

•	difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations; and

•	difficulties in the timely preparation of financial statements for the combined entity, and the potential to miss financial reporting deadlines as a result.

If we cannot successfully complete the integration of Loral Skynet into Telesat, we may experience a material adverse effect on our results of operations, business prospects and financial condition.

Loral Skynet has a history of net losses and there is no assurance that its business will achieve profitability.

Loral Skynet’s business has a history of net losses. No assurance can be given that the Loral Skynet business can achieve profitability. Furthermore, Loral Skynet adopted fresh-start accounting as of October 1, 2005 in connection with Loral’s emergence from Chapter 11 bankruptcy and, accordingly, its financial information for the periods ended after such date is presented on a basis different from, and is therefore not comparable to, its financial information presented for the period then ended or for prior periods.

We face certain risks relating to our global operations which may adversely affect our business.

Due to our global operations we face certain risks. As a result, civil unrest or wars or economic, political or social instability in the areas that we provide our services may result in our being unable to perform our contracts or otherwise successfully operate. We also may encounter difficulties in enforcing our contracts for payment for services in certain countries due to the legal systems in place in such countries. Our international operations also expose us to exchange controls and foreign currency exchange risks. These risks could impact our revenues. In addition, certain countries may impose withholding taxes on us or on our customers. These taxes can make our services more expensive or impose an unanticipated tax burden on us. In addition, such taxes may not be imposed equally on our competitors and may not be alleviated or subject to appeal under existing tax treaties.

The content of third-party transmissions over our satellites may affect us since we could be subject to sanctions by various governmental entities for the transmission of certain content.

We provide satellite capacity for transmissions by third parties. We do not decide what content is transmitted over our satellites, although our contracts generally provide us with rights to prohibit certain types of content or to cease transmission or permit us to require our customers to cease their transmissions under certain circumstances. A governmental body or other entity may object to some of the content carried over our satellites, such as “adult services” video channels or content deemed political in nature. Issues arising from the content of transmissions by these third parties over our satellites could affect our future revenues, operations or our relationship with certain governments or customers.

Enforcement of civil liabilities against us may be more difficult because we are a Canadian corporation.

We are a Canadian corporation. Most of our directors, officers and controlling persons are neither residents nor citizens of the United States, and a substantial portion of their assets and our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States. Furthermore, enforcement of United Stated federal securities laws against such non-residents may be adversely affected by the fact that such persons are not residents of the United States and a substantial portion of their assets are located outside of the United States.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking. When used in this prospectus, statements which are not historical in nature, or which contain the words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “project,” “seek,” “should,” “target,” “would” or similar expressions, are forward-looking statements. Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	The reoffering and resale of the notes is subject to significant legal restrictions;

•	Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under the notes;

•	Despite our current levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt;

•	The notes are effectively subordinated to our and the guarantors’ secured debt to the extent of the value of the assets securing such debt;

•	Your right to receive payments on the senior subordinated notes is subordinated to our senior debt and the senior debt of the guarantors;

•	The agreements governing our debt, including the notes and our senior secured credit facilities, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes;

•	To service our debt and to fund planned capital expenditures, we will require a significant amount of cash, which may not be available to us;

•	We may be unable to make a change of control offer required by the indentures governing the notes, which would cause defaults under the indentures governing the notes, our senior secured credit facilities and our other financing arrangements;

•	Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada (but not the guarantors, other subsidiaries or Telesat LLC), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons;

•	Not all of our subsidiaries guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes;

•	The guarantees associated with our notes may not be enforceable because of fraudulent conveyance laws;

•	You should not rely on the Co-Issuer in evaluating an investment in the notes;

•	Our in-orbit satellites may fail to operate as expected due to operational anomalies resulting in lost revenues, increased costs and/or termination of contracts;

•	The actual commercial service lives of our satellites may be shorter than we anticipate;

•	Our satellites may have launch failures or may fail to reach their planned orbital locations. Any such failure could result in the loss of a satellite or cause significant delays in the deployment of the satellite which could have a material adverse effect on our results of operations, business prospects and financial condition;

•	Our insurance will not protect us against all satellite-related losses. Further, we may not be able to renew insurance on our existing satellites or obtain insurance on future satellites on acceptable terms or at all;

•	Replacing a satellite upon the end of its useful life will require us to make significant expenditures and may require us to obtain shareholder approval;

•	The launch of satellites may be delayed which could have a material adverse effect on our ability to meet our contractual commitments and to generate and grow future revenues;

•	The ability to replace two of our satellites is subject to additional risk and cannot be assumed;

•	We are subject to significant and intensifying competition. We experience competition both within the satellite industry and from other providers of communications capacity. Our failure to compete effectively would result in a loss of revenues and a decline in profitability, which would adversely affect our business and results of operations;

•	Ciel Satellite Group (“Ciel”) has been awarded a number of licenses by Industry Canada which may adversely affect our business;

•	We derive a substantial amount of our revenues from only a few of our customers. A loss of one or more of these major customers, or a material adverse change in any such customer’s business, could materially reduce our future revenues and contracted backlog and result in our discontinuing service offerings that we consider to be no longer sufficiently profitable;

•	The current global recession may have significant effects on our customers and suppliers, which could adversely affect our business, operating results and financial condition;

•	Demand for our current and planned services may decrease materially due to downturns in the economy and technological developments which could have a material adverse effect on our results of operations, business prospects and financial condition;

•	The soundness of financial institutions and counterparties could adversely affect us;

•	Our business is capital intensive, and we may not be able to raise adequate capital to finance our business strategies, or we may be able to do so only on terms that significantly restrict our ability to operate our business;

•	Volatility in financial markets could adversely affect the cost and availability of financing;

•	Our significant shareholders may have interests that conflict with yours;

•	Loral’s ownership interest in us and in Space Systems/Loral, Inc. (“SS/L”) may adversely affect our consulting business;

•	Loral’s ownership interest in us and in SS/L may adversely affect our future satellite procurements;

•	We may experience a failure of ground operations infrastructure or interference with our satellite signals that impairs the commercial performance of, or the services delivered over, our satellites or the satellites of other operators for whom we provide ground services, which could result in a material loss of revenues;

•	We operate in a highly regulated industry and government regulations may adversely affect our ability to sell our services, or increase the expense of such services or otherwise limit our ability to operate or grow our business;

•	Our operations may be limited or precluded by ITU rules or processes, and we are required to coordinate our operations with those of other satellite operators. We cannot guarantee that other operators will comply with ITU rules requiring coordination of operations, and failure of such other operators to comply could cause harmful interference to the signals that we, or our customers, transmit;

•	If we do not occupy unused orbital locations by specified deadlines, or do not maintain satellites in orbital locations we currently use, those orbital locations may become available for other satellite operators to use;

•	Our dependence on outside contractors could result in delays related to the design, manufacture and launch of our new satellites, which could in turn adversely affect our operating results;

•	Our future reported net income could be adversely affected by an impairment of the value of certain intangible assets;

•	The amount that we could be required to pay counterparties under the indemnifications and guarantees which we provide in the ordinary course of business is uncertain. If these payments were to become significant, our future liquidity, capital resources or our credit risk profile may be adversely affected;

•	Significant changes in exchange rates could have a material adverse effect on our financial results;

•	Significant changes in exchange rates could materially increase our interest and other payment obligations under our financing arrangements;

•	Market performance or changes in other assumptions could require us to make significant unplanned contributions to our employees’ pension and other post retirement benefit plans;

•	We may pursue acquisitions, dispositions and strategic transactions which could result in the incurrence of additional costs, liabilities or expenses in connection with the implementation of such transactions;

•	We could experience the departure of key employees or may be unable to recruit the employees needed for our success;

•	If we are unable to successfully complete the integration of Loral Skynet into Telesat, it may have a material adverse effect on our results of operations, business prospects and financial condition;

•	Loral Skynet has a history of net losses and there is no assurance that its business will achieve profitability;

•	We face certain risks relating to our global operations which may adversely affect our business;

•	The content of third-party transmissions over our satellites may affect us since we could be subject to sanctions by various governmental entities for the transmission of certain content;

•	Enforcement of civil liabilities against us may be more difficult because we are a Canadian corporation; and

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus. We do not undertake any obligation to update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements that we entered into in connection with the private placement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes and represent the same underlying indebtedness, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as at March 31, 2009. The information should be read in conjunction with “The Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the consolidated financial statements of Loral Skynet Corporation and the related notes included elsewhere in this prospectus.

	March 31, 2009
	CAD$	US$	CAD$(1)
		(In thousands)

Cash and cash equivalents	95,774	—	95,774

Debt:
Senior Secured Revolving Credit Facility(2)	—	—	—
Canadian Term Loan Facility(3)	192,500	—	192,500
U.S. Term Loan Facility(4)	1,208,918	692,238	2,081,276
U.S. Term Loan II Facility(5)	—	148,850	187,581
Senior Notes(6)	—	692,825	873,098
Senior Subordinated Notes(7)	—	217,175	273,684
Other	10	—	10

Total debt(8)	1,401,428	1,751,088	3,608,149
Holding PIK Preferred Stock Mandatorily Redeemable 2019			141,435
Shareholders’ equity			431,289

Total capitalization			4,180,873

(1)	U.S. dollar amounts converted to Canadian dollars at US$1.00/$1.2602, except where noted.

(2)	5-year revolver with $152.6 million available. No drawn balance at March 31, 2009, other than $0.4 million of outstanding letters of credit.

(3)	5-year Canadian dollar term loan.

(4)	7-year U.S. dollar term loan, with US$1,733.1 million outstanding at March 31, 2009. Includes US$1,040.8 million which has been converted to $1,208.9 million as part of a basis swap at US$1.00/$1.1615.

(5)	7-year delayed draw U.S. dollar term loan. Fully drawn and US$148.9 million outstanding at March 31, 2009.

(6)	11% Senior Notes due November 1, 2015.

(7)	12.5% Senior Subordinated Notes due November 1, 2017.

(8)	Does not include capital lease obligations in the amount of $38.7 million, or US$30.7 million. Total Debt is reflected gross of estimated financing fees and expenses incurred in connection with the debt financing of $81.3 million.

THE TELESAT CANADA TRANSACTIONS

The Telesat Canada Acquisition

On October 31, 2007, Telesat Interco, a Canadian company and wholly-owned subsidiary of Telesat Holdings, a Canadian company indirectly owned by PSP and Loral, acquired 100% of the stock of Telesat Canada and certain other assets from BCE for $3.25 billion (approximately US$3.42 billion at an October 31, 2007 exchange rate of US$1.00/$0.9499) which we refer to as the Telesat Canada Acquisition.

PSP, through its wholly-owned subsidiary, Red Isle Private Investments Inc. (“Red Isle”), contributed to Telesat Holdings US$525 million in cash in exchange for (a) shares of 7% fixed rate senior non-convertible PIK mandatorily redeemable preferred stock of Telesat Holdings, which we refer to as the Holding PIK Preferred Stock, (b) common shares of Telesat Holdings representing approximately 30% of the participating equity of Telesat Holdings, and (c) voting participating preferred shares of Telesat Holdings representing approximately 6% of the participating equity of Telesat Holdings. The voting participating preferred shares are convertible into common shares on a one-for-one basis and have all of the rights of common shares, except that they do not have the right to vote for the election of directors of Telesat Holdings. The voting participating preferred shares do not have any liquidation preference or dividend rights above the common shares. In a related transaction, Red Isle transferred to Telesat Holdings $55,163,172, representing the market value of certain foreign exchange contracts entered into by Red Isle, in exchange for the issuance to Red Isle of a portion of the 36% equity shareholding acquired by Red Isle, in the form of voting participating preferred shares. We refer to these equity contributions as the Equity Financing.

The Skynet Transaction

On October 31, 2007, in connection with the Telesat Canada acquisition, Loral Skynet transferred substantially all of its assets (the “Loral Skynet Business”) to Telesat Holdings pursuant to an asset transfer agreement (the “Asset Transfer Agreement”). In exchange for the transfer of such assets, Telesat Holdings issued to a subsidiary of Loral common shares representing 33 1/3% of all voting and participating equity rights outstanding after such issuance and non-voting participating preferred shares representing 30 2/3% of all participating equity of Telesat Holdings outstanding after such issuance. The non-voting participating preferred shares of Telesat Holdings acquired by a subsidiary of Loral are convertible into common shares on a one-for-one basis if held by a shareholder that is “Canadian” for Canadian regulatory purposes. These non-voting participating preferred shares do not have any liquidation preference or dividend rights above common shares of Telesat Holdings. Under current regulations, neither Loral nor any subsidiary of Loral is able to convert any of these shares into common shares of Telesat Holdings.

In addition, on October 31, 2007, Skynet Satellite Corporation (“SSC”), a Delaware corporation which became an indirect wholly-owned subsidiary of Telesat Holdings as of the closing of the Asset Transfer Agreement, purchased from Loral Skynet certain other assets and assumed certain liabilities of Loral Skynet for the purchase price of US$25,472,000 in marketable securities pursuant to the terms of an asset purchase agreement (the “Asset Purchase Agreement”). We refer to the transfer of the Loral Skynet Business to us pursuant to the Asset Transfer Agreement and the Asset Purchase Agreement as the Skynet Transaction.

Telesat Holdings also, subject to certain exceptions, assumed the liabilities of the Loral Skynet Business.

Senior Secured Credit Facilities and Bridge Facilities

In connection with the Telesat Canada acquisition, we entered into senior secured credit facilities, a senior bridge facility and a senior subordinated bridge facility. The obligations under the bridge facilities were exchanged for the notes issued in June 2008. See “Description of Other Indebtedness and Preferred Stock.”

Refinancing

Loral Skynet’s existing 12% preferred stock was redeemed in connection with the Skynet Transaction on November 5, 2007 and Telesat Canada’s existing 8.2% senior notes were redeemed on November 30, 2007. In addition, in connection with the Telesat Canada transaction, Loral Skynet’s 14% senior secured notes were repaid on September 5, 2007 with amounts borrowed under an interim refinancing facility of Loral Skynet provided by a third party lender. All outstanding amounts under this facility were repaid and all obligations thereunder discharged upon consummation of the Telesat Canada transaction out of transaction proceeds. We refer to these redemptions and refinancings as the Refinancing.

Telesat Reorganization

Immediately following the Telesat Canada acquisition, (i) all of the shares of Telesat Canada acquired by Telesat Interco in the Telesat Canada acquisition were transferred to 4363230 Canada Inc. in exchange for the issuance to Telesat Interco of common shares of 4363230 Canada Inc.; (ii) the senior secured credit facilities and the bridge facilities were assigned by Telesat Interco to, and were assumed by, 4363230 Canada Inc.; (iii) 4363230 Canada Inc. and Telesat Canada were amalgamated under the name “Telesat Canada”; and (iv) the Loral Skynet Business acquired by Telesat Holdings was transferred to Telesat Interco, and then to Telesat Canada, in exchange for the issuance to Telesat Interco of common shares of Telesat Canada. These transactions are referred to as the Telesat Reorganization.

As a result of the Telesat Reorganization, the obligations under the senior secured credit facilities and the bridge facilities became obligations of Telesat Canada by operation of law, all of the assets of Telesat Canada before its amalgamation became the assets of the amalgamated Telesat Canada, the Loral Skynet Business became owned by Telesat Canada and Telesat Canada became a wholly-owned subsidiary of Telesat Interco.

The obligations under the bridge facilities were exchanged for the notes issued in June 2008.

The Telesat Canada acquisition, the Skynet Transaction, the Equity Financing, the Refinancing, the senior secured credit facilities, the bridge facilities (which have since been exchanged for the notes) and the initial borrowings thereunder, together with the payment of related fees and expenses, and the Telesat Reorganization, are collectively referred to as the Telesat Canada transaction.

Loral indirectly holds shares in Telesat Holdings effectively representing 64% of the economic interests and 33 1/3% of the voting power of Telesat Holdings and PSP indirectly holds shares effectively representing 36% of the economic interests, 66 2/3% of the voting power, other than in respect of the election of directors, and together with two other Canadian investors, 66 2/3% of the voting power for the election of directors, of Telesat Holdings. Telesat Holdings owns all of the issued and outstanding shares of Telesat Interco, and Telesat Interco owns all of the issued and outstanding shares of Telesat Canada.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following information is only selected information and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Telesat Holdings’ and Loral Skynet’s audited and unaudited consolidated financial statements and their notes included elsewhere in this prospectus, as well as the other financial information included herein.

The selected consolidated statement of operations data and cash flow data for the ten months ended October 30, 2007 and the year ended December 31, 2006 have been derived from Telesat Canada’s audited consolidated financial statements which have been prepared in accordance with Canadian GAAP and are included elsewhere in this prospectus. The selected consolidated statement of operations data and cash flow data for the years ended December 31, 2005 and 2004 and the consolidated balance sheet data as of October 31, 2007 and December 31, 2006, 2005 and 2004 has been derived from Telesat Canada’s audited financial statements that are not included in this prospectus. The selected consolidated statement of operations data, cash flow data and balance sheet data for and as of the year ended December 31, 2008 and the two-month period ended December 31, 2007 have been derived from Telesat’s audited consolidated financial statements that have been prepared in accordance with Canadian GAAP and are included elsewhere in this prospectus.

The selected consolidated statement of operations data, balance sheet data and cash flow data for the three month periods ended March 31, 2009 and 2008 have been derived from Telesat Holdings’ unaudited consolidated financial statements that have been prepared in accordance with Canadian GAAP and are included elsewhere in this prospectus. The Telesat Holdings unaudited condensed consolidated financial statements have been prepared on the same basis as the respective audited consolidated financial statements, and in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. Interim financial results are not necessarily indicative of results that may be expected for the full year or any future reporting period.

Telesat Canada and Telesat Holdings Inc.
Selected Historical Consolidated Financial Information

	Predecessor Entity				Successor Entity
				Ten	Two
				Months	Months
				Ended	Ended	Year Ended	Three Months Ended
	Year Ended December 31,			October 30,	December 31,	December 31,	March 31,
	2004	2005	2006	2007	2007	2008	2008	2009
	(In CAD$ millions)
Canadian GAAP
Statement of Operations Data:
Operating revenues
Broadcast	200.0	243.0	249.7	254.3	52.8	345.4	79.0	106.0
Enterprise	138.8	205.5	199.6	178.9	53.7	333.8	78.6	90.5
Consulting and Other	23.4	26.2	29.7	24.6	4.9	32.2	5.1	7.6

Total operating revenues	362.2	474.7	479.0	457.8	111.4	711.4	162.7	204.1
Operating expenses:
Amortization	84.3	111.8	120.7	105.8	40.0	235.6	58.7	61.3
Operations and administration	117.7	161.0	183.4	144.3	43.3	247.6	59.5	58.2
Cost of equipment sales	18.9	45.7	33.6	34.7	6.5	24.4	6.0	4.4
Cost of sales-type lease	—	—	1.0	15.5	—	—	—	—
Impairment loss of long-lived assets	—	—	—	2.1	—	2.4	—	—
Impairment loss of intangible assets	—	—	—	—	—	483.0	—	—

Earnings from operations	141.3	156.2	140.3	155.4	21.6	(281.6)	38.5	80.2
Other expenses (income)
Interest expense, net	8.9	14.6	12.5	8.6	43.9	257.6	65.3	71.1
Other expense (income)	(0.7)	0.2	2.1	8.0	44.0	448.1	90.9	43.9
Income tax expense (recovery)	47.9	50.7	21.7	57.1	(62.2)	(164.9)	(16.3)	4.3

Net earnings (loss)	85.2	90.7	104.0	81.7	(4.1)	(822.4)	(101.4)	(39.1)

	Predecessor Entity				Successor Entity
				Ten	Two
				Months	Months
				Ended	Ended	Year Ended	Three Months Ended
	Year Ended December 31,			October 30,	December 31,	December 31,	March 31,
	2004	2005	2006	2007	2007	2008	2008	2009
	(In CAD$ millions)
Statement of Cash Flow Data:
Net cash provided by operating activities	335.8	245.2	229.3	252.6	225.3	279.1	31.7	101.0
Net cash used in investing activities	(195.4)	(149.6)	(160.2)	(187.0)	(3,258.7)	(263.5)	(47.5)	(91.9)
Net cash (used in) provided by financing activities	(111.5)	(13.4)	(143.8)	(44.8)	3,074.4	41.5	14.6	(12.4)

Balance Sheet Data (end of period):
Cash and cash equivalents	30.9	113.5	38.7	57.8	42.2	98.5	42.4	95.8
Total assets	1,531.4	1,693.2	1,802.3	1,693.0	5,545.4	5,166.8	5,542.2	5,250.0
Total debt (including current portion)	287.2	285.0	203.9	731.9	2,794.3	3,536.5	2,921.5	3,629.5
Total shareholders’ equity	587.8	678.3	909.6	215.5	1,293.5	469.4	1,191.0	431.3
Common shares	341.1	341.1	341.1	341.1	756.4	756.4	756.4	756.4
Preferred shares	50.0	50.0	—	—	541.8	541.8	541.8	541.8

U.S. GAAP(1)
Statement of Operations Data:
Operating revenues
Broadcast	200.0	243.0	249.7	231.4	55.9	365.1	83.6	107.5
Enterprise	138.8	205.5	199.6	178.9	53.7	333.8	78.6	90.5
Consulting and Other	23.4	26.2	29.7	24.6	4.9	32.2	5.1	7.6

Total operating revenues	362.2	474.7	479.0	434.9	114.5	731.1	167.3	205.6
Operating expenses:
Amortization	84.3	111.8	120.7	105.8	40.0	235.6	58.8	61.3
Operations and administration	117.7	161.0	183.4	144.3	44.6	255.7	61.4	59.8
Cost of equipment sales	18.9	45.7	34.6	23.9	6.5	25.1	6.0	4.4
Cost of sales-type lease	—	—	—	15.5	—	—	—	—
Impairment loss of long-lived assets	—	—	—	2.1	—	2.4	—	—
Impairment loss of intangible assets	—	—	—	—	—	483.0	—	—

Earnings from operations	141.3	156.2	140.3	143.3	23.4	(270.7)	41.1	80.1
Interest expense, net	8.9	14.6	12.5	8.5	42.2	246.5	62.5	67.4
Other income	(20.4)	(1.3)	3.2	25.5	42.4	430.1	88.7	42.8
Income tax expense (recovery)	54.9	51.3	20.0	44.3	(59.9)	(149.2)	(17.1)	8.7

Net earnings (loss)	97.9	91.6	104.6	65.0	(1.3)	(798.1)	(93.0)	(38.8)

Balance Sheet Data (end of period):
Cash and cash equivalents	30.9	113.5	38.7	57.8	42.2	98.5	42.4	95.8
Total assets	1,585.0	1,742.4	1,844.1	1,698.2	5,543.3	5,208.1	5,552.9	5,293.5
Total debt (including current portion)	287.2	285.0	203.9	731.9	2,794.3	3,536.5	2,921.5	3,629.5
Net assets	613.0	704.5	933.8	224.7	1,294.6	483.8	1,198.1	444.5
Common shares	341.1	341.1	341.1	341.1	756.4	756.4	756.4	756.4
Preferred shares	50.0	50.0	—	—	541.8	541.8	541.8	541.8

(1)	Other than what is presented in the United States GAAP reconciliation, there is no other difference between the Canadian GAAP and the United States GAAP Statement of Cash Flow Data.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with Telesat Holdings’ and Loral Skynet’s consolidated financial statements beginning at Page F-1 of this prospectus. As used in this management’s discussion and analysis of financial condition and results of operations (“MD&A”), unless the context states or requires otherwise, references to “Telesat”, “we”, “our” and “us” refer to Telesat Holdings Inc. and its subsidiaries. Unless the context states or requires otherwise, reference herein to “the consolidated financial statements” or “the financial statements” or similar terms refer to the consolidated financial statements of Telesat Holdings Inc. included herein.

Except for the historical information contained in the following MD&A, the matters discussed below are not historical facts, but are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition we or our representatives have made and may continue to make forward-looking statements, orally or in writing, in other contexts. These forward-looking statements can be identified by the use of words such as “believes”, “expects”, “plans”, “may”, “will”, “would”, “could”, “should”, “anticipates”, “estimates”, “project”, “intend”, or “outlook” or other variations of these words. These statements, including, without limitation, those relating to Telesat, Telesat Canada and Loral Skynet, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict or quantify. Actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. For a detailed discussion of these and other factors and conditions, please refer to “Risk Factors” and to note 22 to our audited consolidated financial statements. We operate in an industry sector in which the value of securities may be volatile and may be influenced by economic and other factors beyond our control. We undertake no obligation to update any forward-looking statements.

We are the world’s fourth largest provider of FSS and one of only three FSS providers operating on a global basis. Headquartered in Ottawa, Canada, with offices and facilities around the world, we provide voice, data, video and internet connectivity services using a global fleet of eleven owned and operated satellites and one satellite of which we lease all but one transponder, with one additional satellite under construction.

On October 31, 2007, PSP and Loral, through a newly formed entity called Telesat Holdings Inc., completed the acquisition of Telesat Canada from BCE. PSP holds through a subsidiary a 36% economic interest in Telesat, a 66 2/3% voting interest on all matters except for the election of directors, and a 30% voting interest for the election of directors. Loral holds through a subsidiary a 64% economic interest in Telesat and a 33 1/3% voting interest on all matters. As part of the same Telesat Canada transaction, substantially all of the assets of a Loral subsidiary, Loral Skynet, were transferred to Telesat Canada, along with the shares of all of the legacy Loral Skynet subsidiaries. Loral Skynet is a satellite communications company with substantial activities in satellite based communication services.

The consolidated financial statements of Telesat Canada presented for the year ended December 31, 2006 and the period January 1, 2007 to October 30, 2007 represent the “Predecessor” entity. The consolidated financial statements of Telesat for the two months ended December 31, 2007 and the year ended December 31, 2008 represent the “Successor” entity. As a result of the application of purchase accounting, the financial statements of the Predecessor are not comparable with the financial statements of the Successor, because they are, in effect, those of a new entity. Please refer to note 3 to our audited consolidated financial statements for an explanation of the Telesat Canada acquisition.

The financial information presented herein has been prepared on the basis of Canadian GAAP, which differs in certain respects from United States GAAP. Please refer to note 25 to our audited consolidated financial statements for a summary of differences between Canadian and United States GAAP.

All amounts in this MD&A are in Canadian dollars unless otherwise specified.

Overview

We are the leading satellite service provider in Canada, with a significant presence throughout the world. We provide our satellite and communication services from a fleet of satellites that occupy Canadian and other orbital locations to which we have been granted access. We are organized into one operating segment, the satellite services business, however we provide our services through three business categories: Broadcast, Enterprise and Consulting & Other.

The satellite services business is capital intensive and the build-out of a satellite fleet requires substantial time and investment. Once these investments are made, however, the costs to maintain and operate the fleet are relatively low with the exception of in-orbit insurance. Returns on initial investments are earned through the leasing of transponders to customers over the life of the satellite. After nearly forty years of operation, Telesat Canada has established collaborative relationships with its customers so annual receipts from the satellite services business are fairly predictable with long term contracts and high contract renewal rates.

Competition in the satellite services market has been intense in recent years due to a number of factors, including transponder over-capacity in certain geographic regions and increased competition from fiber. This competition puts pressure on prices, depending on market conditions in various geographic regions and frequency bands.

At March 31, 2009, we had thirteen in-orbit satellites. Our fleet of eleven owned in-orbit satellites had, as of March 31, 2009, an average of approximately 57.9% service life remaining, with an average service life in excess of 8.3 years. We calculate these figures using, for each satellite, the lesser of its manufactures’ design service life or its expected end-of-service life. Nimiq 3, a leased satellite, was removed from commercial service on June 1, 2009. We have one additional satellite, Nimiq 5, under construction. The construction contract is for delivery by the manufacturer on the ground in late 2009. We have contracted for the sale of all of the capacity on this satellite to Bell TV for 15 years or such later date as the customer may request. Bell TV has signed an agreement to provide service to EchoStar on 16 of the BSS transponders for 15 years or such later date as EchoStar may request.

On June 1, 2009, we entered into an agreement to terminate our leasehold interest in Telstar 10 and to transfer certain related customer contracts in exchange for a payment from APT to us of approximately US$69.5 million, subject to adjustment. The transaction is expected to be completed in July 2009.

Telesat Canada is regulated as a telecommunications common carrier by the CRTC as well as being licensed by Industry Canada for access and use of Canadian orbital locations and associated spectrum resources. The use of our orbital locations, as well as our other operations, is subject to a variety of other Canadian and international regulations.

Reorganization and Sale of Telesat Canada

BCE owned 100% of Telesat Canada and on December 18, 2006 announced the sale of Telesat Canada to a new company formed by PSP and Loral.

On January 1, 2007, Telesat Canada, its parent Alouette Telecommunications Inc. (“Alouette”), a wholly owned subsidiary of BCE, and Telesat Canada’s subsidiary 4387678 Canada Inc. (4387678) were amalgamated. The name of the newly amalgamated entity was Telesat Canada. See note 1 to our consolidated financial statements.

On October 31, 2007, PSP and Loral completed the acquisition of 100% of the common shares of Telesat Canada from BCE. As part of this acquisition, substantially all of the assets of Loral Skynet were transferred to Telesat Canada, along with the shares of all of the legacy Loral Skynet subsidiaries. See note 3 to our consolidated financial statements.

Revenue Sources and Recognition

We earn the majority of our revenues by providing video and data services using satellite transponder capacity. We also earn revenues by providing ground-based transmit and receive services, selling equipment, managing satellite networks, and providing consulting services in the field of satellite communications. Our broadcast and enterprise categories each generate revenues from both satellite (or space) services and ground (or earth) services.

We recognize revenues when earned, as services are rendered or as products are delivered to customers. For us to recognize revenues there must be clear proof that an arrangement exists, the amount of revenues must be fixed or determinable and our ability to collect must be reasonably assured. In particular, broadcast and some enterprise revenues are generally pre-billed to the customers and recognized in the month for which the service is rendered. Equipment sales revenues are recognized when the equipment is delivered to the customer and accepted. Consulting revenues for cost plus contracts are recognized after the work has been completed and accepted by the customer. The percentage of completion method is used for fixed price contracts.

Expenses

A significant expense is the straight-line amortization of the cost of each of our satellites over its useful life.

Our operations and administration expense consists mainly of labour, the cost of which is relatively stable. As we take advantage of growth opportunities through the addition of satellites to our fleet, we believe we can increase revenues with relatively smaller increases in expenses from operations and administration. Our most significant variable expenses are in-orbit insurance and direct-billed expenses, such as third-party contractor services.

Cost of equipment sales has historically been significant because of our role in setting up comprehensive communication networks for our large corporate customers. We generally do not bear inventory risk but rather purchase equipment as part of an overall service to the customer.

Interest expense has increased in 2008 and will continue to be a significant expense for the foreseeable future as a result of the new debt facilities entered into on October 31, 2007 in order to finance the Telesat Canada transaction. The most important components of other expense are the foreign exchange gains (losses) incurred on the translation of the U.S. dollar denominated debt, and the gains (losses) on financial instruments resulting from variations in the exchange rate and interest rates on the market value of the cross-currency basis swap and interest rate swaps for the debt.

Future Outlook

We are committed to continuing to provide the strong customer service and focus on innovation and technical expertise that has allowed us to successfully build our business to date. Building on our backlog and significant contracted growth, our focus is on taking disciplined steps to grow the core business and sell newly launched and existing in-orbit satellite capacity; and, in a disciplined manner, use the cash flow generated by existing business, contracted expansion satellites and cost savings to strengthen the business.

We believe our satellite fleet offers a strong combination of existing backlog, contracted revenue growth on our Nimiq 4 satellite (which entered commercial service in October 2008) and on our expansion satellite Nimiq 5, and additional capacity on our existing satellites. This satellite fleet provides a solid foundation upon which we will seek to grow our revenues and cash flows.

We believe we are well-positioned to serve our customers and the markets in which we participate. We actively pursue opportunities to develop new satellites, particularly in conjunction with current or prospective customers, who will commit to a substantial amount of capacity at the time the satellite construction contract is signed. Although we regularly pursue opportunities to develop new satellites, we do not procure additional or replacement satellites until we believe there is a demonstrated need and a sound business plan for such capacity.

The satellite industry is characterized by a relatively fixed cost base that allows significant revenue growth with relatively minimal increases in operating costs, particularly for sales of satellite capacity. Thus, we anticipate that we can increase revenues without proportional increases in operating expenses, allowing for margin expansion. The fixed cost nature of the business, combined with contracted revenue growth and other growth opportunities is expected to produce growth in operating income and cash flow.

For 2009, we are focused on the execution of our business plan to serve our customers and the market in which we participate, the sale of capacity on our existing satellites, the continuing efforts to achieve operating efficiencies, and on the completion and launch of our in-construction satellite, Nimiq 5.

We regularly explore and evaluate possible strategic transactions.

Critical Accounting Matters

The preparation of financial statements in conformity with Canadian GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses reported for the period. Actual results could differ from estimates.

Purchase Price Accounting

In connection with the Telesat Canada transaction, we recorded the estimated fair value of the assets acquired and the liabilities assumed at the date of the acquisition. Significant judgment was exercised by management in estimating the fair values.

Revenue Recognition

Our consulting contracts are split between fixed-price and cost-plus contracts. Under our firm fixed-price consulting contracts, work performed is paid for at a fixed price without adjustment for actual costs incurred in connection with the contract; accordingly, favourable changes in estimates in a period will result in additional revenues and profit, and unfavourable changes in estimates will result in a reduction of revenues and profit or the recording of a loss that will be borne solely by us. When it is questionable whether or not we are the principal in a transaction, the transaction is evaluated to determine whether it should be recorded on a gross or net basis.

Only equipment sales are subject to warranty or return. Historically, we have not incurred significant expense for warranties and consequently no provision for warranty is recorded. When a transaction involves more than one product or service, revenues are allocated to each deliverable based on its relative fair value; otherwise, revenues are recognized as services are provided over the term of the contract.

Lease contracts that qualify for capital lease treatment are accounted for as sales-type leases where substantially all of the benefits and risks of ownership are transferred to the customer.

Satellites, Property and Other Equipment and Finite Life Intangible Assets

We assess any potential impairment loss relating to long-lived assets, including finite life intangible assets and satellites, property and other equipment, when events or changes in circumstances occur, by verifying whether the carrying amount of these assets can be recovered over their remaining lives through undiscounted future expected cash flows generated by those assets. If the expected undiscounted future cash flows are determined to be less than the carrying value of the long-lived asset, an impairment charge would be calculated and recorded. Changes in estimates of future cash flows could result in a write-down of the asset in a future period. Estimated future cash flows could be impacted by, among other things:

•	changes in estimates of the useful life of the satellite;

•	changes in estimates of our ability to operate the satellite at expected levels;

•	changes in the manner in which the satellite is to be used; and

•	the loss of one or several significant customer contracts on the satellite.

If an impairment loss was indicated, such amount would be recognized in the period of the occurrence, net of any insurance proceeds (if any) to be received so long as such amounts are determinable and receipt is probable. If no impairment loss was indicated and insurance proceeds were received, the proceeds would offset the carrying value of the satellite. In the event that the insurance proceeds received exceeded the carrying value of the satellite, the excess of the proceeds over the carrying value of the satellite would be recognized in the statement of earnings.

Management makes assumptions of the estimated useful lives of assets which it believes are reasonable. The recoverability of tangible assets is significantly impacted by the estimated useful lives of assets. A $2 million impairment loss was recorded in 2008 on the Nimiq 3 satellite, and a $2 million impairment loss related to the capital assets of Telesat Serviços de Telecomunicação Ltda. (“TSL”) was booked in the ten months ended October 30, 2007 (see note 11 to our consolidated financial statements).

The estimated useful lives of the satellites are based upon the lesser of the satellite’s design life or the estimated life of the satellite as determined by an engineering analysis performed during initial in-orbit testing. As the telecommunications industry is subject to rapid technological change and the satellites can be subject to certain anomalies, the estimated useful lives of satellites and communications equipment may have to be revised and the carrying value adjusted. Accordingly, the estimated useful lives of the satellites are periodically reviewed using current engineering data. If a significant change in the estimated useful lives of the satellites is identified, the effect of such changes on amortization expense would be accounted for on a prospective basis. Reductions in the estimated useful lives of the satellites would result in additional amortization expense in future periods and may necessitate acceleration of planned capital expenditures in order to replace or supplement the satellite earlier than planned. If the reduction in the estimated useful life of a satellite results in undiscounted future cash flows for the satellite to be less than the carrying value of the satellite, an impairment charge would be calculated and recorded.

Goodwill and Other Intangible Assets with Indefinite Useful Lives

Goodwill and other intangible assets with indefinite useful lives were recorded as a result of the Telesat Canada transaction and their valuation is undertaken on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount is likely to exceed their fair value. We generally measure for impairment using a projected discounted cash flow method and confirm the assessment using other valuation methods. If the asset’s carrying value is more than its fair value, the difference is recorded as a reduction in the amount of the asset on the balance sheet and an impairment charge in the statement of earnings. Testing for impairment requires significant subjective judgments by management. A $483 million impairment loss was recorded in 2008 on the orbital slots (see note 12 to our consolidated financial statements).

Any changes in each of the estimates used could have a material impact on the calculation of the fair value and resulting impairment charge. As a result, we are not able to reasonably quantify the changes in the overall financial performance had different assumptions been used. We cannot predict whether an event that triggers impairment will occur, when it will occur or how it will affect the reported asset values.

Contingencies

We accrue a potential loss where management believes the loss is probable and it can be reasonably estimated. The decision is based on information that is available at the time. The amount of the loss is estimated by consulting with outside counsel, when applicable, and can involve analyzing potential outcomes and assuming various litigation and settlement strategies.

If the final resolution of a legal or regulatory matter results in a judgment against us or requires the payment of a large settlement, it could have a material and negative effect on the results of operations, cash flows and financial position in the period that the judgment or settlement occurs. Any accrual would be charged to operating income and included in other current or long-term liabilities. Any cash settlement would be included in cash from operating activities.

We do not have any significant provisions relating to pending litigation, regulatory initiatives or regulatory proceedings at December 31, 2008. There have not been any significant changes to the Company’s estimates in the past two years.

Income Taxes

The calculation of income taxes in many cases requires significant judgment in interpreting tax rules and regulations, which are constantly changing.

Tax filings are also subject to audits, which could materially change the amount of current and future income tax assets and liabilities. Any change would be recorded as a charge or a credit to income tax expense. Any cash payment or receipt would be included in cash from operating activities. There were no significant changes to the estimates made in the past three years.

Results of Operations — Three Months Ended March 31, 2009 Compared with Three Months Ended March 31, 2008

Revenues

	Three Months
	Ended		% Increase
	March 31,		(Decrease)
	2009	2008	2009 vs. 2008
	(In CAD$ millions except percentages)

Broadcast	106	79	34%
Enterprise	90	79	15%
Consulting and Other	8	5	49%

Total revenues	204	163	25%

Total revenues for the three months ended March 31, 2009 increased by $41 million to $204 million compared to the three months ended March 31, 2008. Service revenues increased by $44 million to $199 million in 2009, or a 28% increase over the corresponding period in 2008. The increase can be mainly attributed to a full quarter of revenues on Nimiq 4 with no corresponding revenues in 2008 (the satellite was only launched in September 2008), to the impact of the stronger U.S. dollar on the U.S. dollar denominated revenue and to new fixed satellite service customers. The average exchange rate to convert U.S. dollars into Canadian dollars during the first quarter of 2008 was approximately 0.99, whereas the average exchange rate for the equivalent period in 2009 was 1.24. Equipment sale revenues decreased by $2 million for the three months ended March 31, 2009 compared to the same period in 2008, with the decrease mainly due to lower equipment sales as a result of the slow down in the oil and gas industry occurring in 2009.

Broadcast revenues in 2009 represent 52% of total revenues compared to 49% for the same period in 2008, in part due to Nimiq 4 and to the U.S. dollar denominated revenues. Enterprise revenues in 2009 were 44% of total revenues compared to 48% for the quarter ended March 31, 2008. Consulting and other revenues were 4% in 2009 compared to 3% for the quarter ended March 31, 2008.

Operating Expenses

	Three Months
	Ended		% Increase
	March 31,		(Decrease)
	2009	2008	2009 vs. 2008
	(In CAD$ millions except percentages)

Amortization	61	59	4%
Operations and administration	58	59	(2)%
Cost of equipment sales	5	6	(27)%

Total operating expenses	124	124

Amortization

Amortization expense for the three months ended March 31, 2009 increased by $2 million compared to the same period in 2008, mainly due to the amortization on Nimiq 4 with no comparative amount in 2008, partially offset by lower amortization on the backlog intangible asset. Telstar 11N was moved out of construction in progress to satellites at the end of the first quarter of 2009, however amortization will only begin in April 2009. Amortization expense for the three months ended March 31, 2009 was 49% of total operating expenses compared to 47% for the same period in 2008.

Operations and Administration

Operations and administration expense for the three months ended March 31, 2009 decreased by $1 million to $58 million compared to the same period in 2008. This decrease was mainly due to lower compensation costs of $5 million partially offset by a stock option expense of $2 million, and to higher capacity costs. As the initial stock option grant under the new Telesat Holdings stock incentive plan was in September 2008, there was no comparative expense in the first quarter of 2008. Additional stock options were granted in the first quarter of 2009. In April 2008, the terms of two capital leases were renegotiated, reducing the cost of transponders under capital lease and capital lease liabilities, however the capacity is still being used and has been booked since April 2008 as an operating lease expense. Operations and administration expense was 47% of total operating expenses for the first quarter of 2009 compared to 48% for the same quarter in 2008.

Cost of Equipment Sales

Cost of equipment sales decreased $2 million in 2009 compared to the three months ended March 31, 2008 as a result of the equipment sales decrease due to the slow down in the oil and gas industry. Cost of equipment sales was 4% of total operating expenses for 2009 compared to 5% for the three months ended March 31, 2008.

Interest Expense

	Three Months Ended March 31,
	2009	2008
	(In CAD$ millions)

Debt service costs	77	72
Dividends on senior preferred shares	3	2
Capitalized interest	(9)	(9)

Interest expense	71	65

Interest expense for the three months ended March 31, 2009 increased by $6 million compared to the same period in 2008. Debt service costs increased $5 million in the first quarter of 2009 compared to the same period in 2008 due to higher debt levels and to the foreign exchange impact of the stronger U.S. dollar on the U.S. dollar denominated component of debt. Dividends on senior preferred shares are included in interest expense as a result of the shares being classified as a liability on the balance sheet. The dividend expense increased by $1 million for the three months ended March 31, 2009. Capitalized interest remained constant at $9 million in both periods, and was charged to the Nimiq 5 and Telstar 11N construction programs in 2009, and to the Nimiq 4, Nimiq 5 and Telstar 11N construction programs in 2008.

Other Expense

	Three Months Ended March 31,
	2009	2008
	(In CAD$ millions)

Foreign exchange loss	(101)	(123)
Gain on financial instruments	58	32
Performance incentive payments and milestone interest expense	(1)	(1)
Other	—	1

Other expense	(44)	(91)

The foreign exchange loss for the three months ended March 31, 2009 decreased by $22 million to $101 million from the same period in 2008. The decrease is due to the higher volatility in the exchange rates in early 2008 as the portion of loss attributable to the conversion of the U.S. dollar denominated debt was $107 million at March 31, 2008 compared to $99 million at March 31, 2009, despite a higher debt balance in 2009. The conversion of the financial instrument liability generated a $9 million loss at March 31, 2008 compared to basically a nil amount at March 31, 2009, as the fair value liability balance was $265 million at March 31, 2008 compared to $75 million at March 31, 2009.

The gain on financial instruments for the three months ended March 31, 2009 increased by $26 million to $58 million when compared to the same period in 2008. The increase is due to changes in the fair values associated with the cross-currency basis swap and interest rate swaps. The fair value calculations are a function of changes in foreign exchange rates, in interest rates, in interest rate spreads and in credit risk spreads for both Telesat and the counterparties.

Income Taxes

Income tax expense for the three months ended March 31, 2009 was $4 million compared to an income tax recovery of $16 million for the same period in 2008. The increase in the expense of $20 million is mainly attributable to the lower loss before income taxes balance in 2009, which was $35 million compared to $118 million at March 31, 2008.

Backlog

Our backlog, which is our expected actual future revenues under our customer contracts, was approximately $5.3 billion as of March 31, 2009, approximately 1% of which related to Telstar 10. Approximately 9.3% of our backlog will be recognized as revenues during the remaining nine months of 2009. Included in the backlog as of March 31, 2009 is a contract covering the entire capacity of the Nimiq 5 satellite, which has been leased for the life of the satellite. This contract contains provisions, such that the customer, assuming the satellite is successfully and timely launched and is operating nominally, may only terminate its contract by paying Telesat Canada the present value of the entire contracted amounts that would have been due for the remaining life of the satellite.

As of March 31, 2009, Telesat Canada had received approximately $371 million of customer prepayments. If the launch of Nimiq 5 was to fail or a customer were to terminate its contract with Telesat Canada as a result of a substantial delay in the launch of the satellite, Telesat Canada would be obligated to return the customer prepayments applicable to Nimiq 5. Such repayment obligations would be funded by insurance proceeds (if any), cash on hand and/or borrowing availability under the revolving credit facility.

Results of Operations — 2008 Compared with Two Months 2007, Two Months 2007 Compared with Ten Months 2007, Ten Months 2007 Compared with 2006

As a result of the October 31, 2007 acquisition of Telesat Canada and substantially all of the net assets of Loral Skynet, purchase price accounting adjustments were applied in accordance with Canadian GAAP in order to reflect the fair value of the net assets of both companies. This resulted in finite and indefinite life intangible assets being recorded as well as the value of certain other assets and liabilities being increased or decreased to reflect fair value. The on-going impact on the statement of earnings from these fair value adjustments will be to decrease revenues for a decrease in the value of deferred revenues, decrease cost of equipment sales for a decrease in the value of deferred charges associated with the deferred revenues, partially offset by an increase in the value of inventory, an increase in operations and administrative expenses for the recording of the fair value of operating lease commitments, and an increase in amortization expense for the recording of finite life intangible assets partially offset by a decrease in the value of satellites, property and other equipment.

The following compares our consolidated results for 2008, 2007 and 2006 as presented in our financial statements:

Revenues

	Successor Entity		Predecessor Entity		% Increase (Decrease)
						Two
						Months
		For the Period	For the Period		2008 vs.	2007 vs.	Ten
	Year Ended	October 31 to	January 1 to	Year Ended	Two	Ten	Months
	December 31,	December 31,	October 30,	December 31,	Months	Months	2007 vs.
	2008	2007	2007	2006	2007	2007	2006
	(In CAD$ millions except percentages)
Broadcast	345	53	254	250	551%	(79)%	2%
Enterprise	334	53	179	199	531%	(70)%	(10)%
Consulting and other	32	5	25	30	540%	(80)%	(17)%

Total revenues	711	111	458	479	540%	(76)%	(4)%

Total revenues for the twelve months ended December 31, 2008 increased by $600 million to $711 million compared to the two months ended December 31, 2007, as a result of the shorter period in 2007. Both periods include the Loral Skynet contribution and revenues from Anik F3, which was launched in April 2007, but only 2008 reflects the impact of Nimiq 4, which went into service in October 2008. Broadcast revenues in 2008 represent 49% of total revenues and are comparable to 48% for the two months ended December 31, 2007. Enterprise revenues in 2008 were 47% of total revenues compared to 48% for the two months ended December 31, 2007. Consulting and other revenues were 4% of total revenues in both periods.

Total revenues for the two months ended December 31, 2007 decreased by $347 million to $111 million compared to the ten months ended October 30, 2007, as a result of the shorter period in 2007. Loral Skynet revenues were included in the two months ended December 31, 2007 but were not included in the ten months ended October 31, 2007. There were one-time revenues from a sales-type lease of Nimiq 4iR to Bell ExpressVu of $33 million in the ten months ended October 30, 2007, and in the two months ended December 31, 2007 revenues decreased by $2 million due to the amortization of fair value adjustments resulting from the fair value adjustments to deferred revenues. Broadcast revenues for the two months ended December 31, 2007 were 48% of total revenues compared to 55% for the ten months ended October 30, 2007, or 52% for the ten months if the impact of the one-time revenues for the sales-type lease is eliminated from the ten months ended October 30, 2007. Enterprise revenues for the two months ended December 31, 2007 were 48% compared to 39% for the ten months ended October 30, 2007, or 42% for the ten months if the impact of the one-time sales-type lease revenues is eliminated from the ten months ended October 30, 2007. The increase in the two months ended December 31, 2007 is due to the higher level of enterprise revenues in the Loral Skynet business which was only picked up subsequent to the Telesat Canada transaction date. Consulting and other revenues for the two months ended December 31, 2007 were 4% of total revenues compared to 6% for the ten months ended October 30, 2007.

Total revenues for the ten months ended October 30, 2007 decreased by $21 million to $458 million compared to the twelve months ended December 31, 2006. Specific items contributing to the decrease in 2007 were lower Enterprise revenues relating to non-recurring revenues for the installation of an interactive distance learning network for a large North American business in 2006, the completion of a contract in 2006 in Brazil, and lower Consulting and other as a significant portion of consulting revenues are one-time contracts in specific periods and do not normally recur year-over-year; however, the decrease is mainly attributable to the shorter reporting period in 2007. These decreases were partially offset by higher Broadcast revenues in 2007 from the sales-type lease of Nimiq 4iR and services provided to EchoStar on Anik F3. Broadcast revenues for the ten months ended October 30, 2007 were 55% of total revenues, or 52% after eliminating the one-time sales-type lease sale, which is comparable to 52% for 2006. Enterprise revenues for the ten months ended October 30, 2007 were 39% of total revenues, or 42% after eliminating the one-time sales-type lease revenues and compared to 42% for 2006. Consulting and other revenues were 6% of total revenues in both periods.

Operating Expenses

	Successor Entity		Predecessor Entity		% Increase (Decrease)
						Two
						Months
		For the Period	For the Period		2008 vs.	2007 vs.	Ten
	Year Ended	October 31 to	January 1 to	Year Ended	Two	Ten	Months
	December 31,	December 31,	October 30,	December 31,	Months	Months	2007 vs.
	2008	2007	2007	2006	2007	2007	2006
	(In CAD$ millions except percentages)
Amortization	236	40	106	121	490%	(62)%	(12)%
Operations and administration	248	43	144	183	477%	(70)%	(21)%
Cost of equipment sales	24	7	35	34	243%	(80)%	3%
Cost of sales-type lease	—	—	15	1		(100)%	1400%
Impairment loss on long-lived assets	2	—	2	—		(100)%
Impairment loss on intangible assets	483	—	—	—

Total operating expenses	993	90	302	339	1003%	(70)%	(11)%

Amortization

The $196 million increase in amortization expense for 2008 from the two months ended December 31, 2007 resulted from the shorter reporting period in 2007. Amortization on the finite life intangible assets for the twelve months ended December 31, 2008 was $55 million compared to $8 million for the two months ended December 31, 2007. Amortization on satellites, property and other equipment for the twelve months ended December 31, 2008 was $181 million compared to $32 million for the two months ended December 31, 2007. The 2008 expense included approximately three months of amortization on Nimiq 4, which was launched in September 2008. Amortization expense for 2008 was 24% of total operating expenses, but was 46% with the exclusion of the one-time impairment losses from the total operating expenses, and compared to 44% for the two months ended December 31, 2007.

Amortization expense for the two months ended December 31, 2007 decreased by $66 million compared to the ten months ended October 30, 2007, with the decrease due to the shorter period at December 31, 2007. This shorter period includes the amortization expense for the Loral Skynet assets and for the finite life intangible assets set up on the acquisition of Telesat Canada and of Loral Skynet, which are not part of the expense for the ten months ended October 30, 2007. Amortization expense for the two months ended December 31, 2007 was 44% of total operating expenses compared to 35% for the ten months ended October 30, 2007. This is mainly due to the additional amortization of finite life intangible assets set up with the Telesat Canada transaction.

Amortization expense for the ten months ended October 30, 2007 decreased by $15 million compared to the twelve months ended December 31, 2006. The decrease is due to the shorter reporting period in 2007 and is partially offset by higher amortization on Anik F3 which went into service in May 2007. Amortization expense for the ten months ended October 30, 2007 was 35% of total operating expenses compared to 36% for 2006.

Operations and Administration

The $205 million increase in operations and administration for 2008 from the two months ended December 31, 2007 is due to the shorter reporting period in 2007. The 2008 expense of $248 million included a stock option charge of $5 million representing 14 months of expense booked in the last quarter of 2008, a full year of expenses associated with the Loral Skynet operations compared to only two months for 2007, and higher in-orbit insurance for Anik F3. Operations and administration expense for 2008 was 25% of total operating expenses, or 49% after eliminating the one-time impairment losses, and compared to 48% for the two months ended December 31, 2007.

Operations and administration expense for the two months ended December 31, 2007 decreased by $101 million to $43 million from the ten months ended October 30, 2007, due to the shorter reporting period. This decrease was partially offset by one-time compensation expenses of $2 million in the two months ended December 31, 2007 and by the Loral Skynet expenses, which are not included in the expenses for the ten months ended October 30, 2007. Operations and administration expense was 48% of total operating expenses for both the two months ended December 31, 2007 and the ten months ended October 30, 2007.

Operations and administration expense for the ten months ended October 30, 2007 decreased by $39 million to $144 million compared to the twelve months ended December 31, 2006. The decrease is due to the shorter reporting period in 2007 and to non-recurring special compensation costs for executive changes at Telesat Canada with the appointment of a new President in September 2006. The decrease was partially offset by higher in-orbit insurance and license fees in 2007. Operations and administration expense was 48% of total operating expenses for the ten months ended October 30, 2007 and 54% for 2006 as a result of the additional expenses in 2006.

Cost of Equipment Sales

Cost of equipment sales increased $17 million in 2008 compared to the two months ended December 31, 2007 due to the shorter reporting period at December 31, 2007. Cost of equipment sales was 2% of total operating expenses for 2008, or 5% after eliminating the one-time impairment losses, and compared to 8% for the two months ended December 31, 2007.

Cost of equipment sales for the two months ended December 31, 2007 decreased by $28 million compared to the ten months ended October 30, 2007. The decrease is associated with the shorter reporting period at December 31, 2007 and to the fair value impact of the purchase price adjustments to deferred revenues and the associated deferred charges, which are expensed in cost of equipment sales in the ten months ended October 30, 2007 results. Cost of equipment sales was 8% of total operating expenses for the two months ended December 31, 2007 and 12% for the ten months ended October 30, 2007.

Cost of equipment sales for the ten months ended October 30, 2007 increased $1 million from the twelve months ended December 31, 2006. Ka-band and Telipro service equipment sales in 2007 made up the shortfall resulting from the shorter reporting 2007. Cost of equipment sales was 12% of total operating expenses for the ten months ended October 30, 2007 and 10% for 2006.

Cost of Sales-Type Lease

During the ten months ended October 30, 2007, Telesat Canada entered into a sales-type lease agreement for the Nimiq 4iR satellite. This compares to the expense of $1 million in 2006 for the sale of telecommunications equipment by TSL.

Impairment Loss on Long-Lived Assets

During the fourth quarter of 2008, we determined that as a result of certain satellite fuel studies, the life span of the Nimiq 3 satellite was shorter than previously expected and this resulted in an impairment loss of $2 million. The loss was measured as the excess of the net carrying amount of the satellite over its fair value. Nimiq 3 will continue to be amortized until the end of its revised estimated service life. Nimiq 3 was removed from commercial service on June 1, 2009. This compares to an asset impairment loss of $2 million in the ten months ended October 30, 2007 recognized on certain capital assets of TSL as a result of the decision to lease TSL’s Belo Teleport, equipment and hub and discontinue the provision of earth segment services in Brazil.

Impairment Loss on Intangible Assets

During 2008, we determined that the implied fair value of our orbital slots, which had been established in 2007 with the purchase price accounting treatment for the Telesat Canada transaction, had decreased below their carrying value. Several factors influenced the valuation of the orbital slots, including the current challenging macro environment, the stronger U.S. dollar as well as increases at the time of the valuation to satellite insurance and launch service costs. We recorded a charge to expense in the fourth quarter of 2008 of $483 million to reflect this impairment.

Interest Expense

	Successor Entity		Predecessor Entity
		For the Period	For the Period
	Year Ended	October 31 to	January 1 to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
	(In CAD$ millions)
Debt service costs	287	47	18	25
Dividends on senior preferred shares	10	2	—	—
Capitalized interest	(39)	(5)	(9)	(12)

Interest expense	258	44	9	12

Debt service costs increased by $240 million for 2008 compared to the two months ended December 31, 2007 as a result of the shorter period in 2007. Dividends on senior preferred shares are attributable to the senior preferred shares issued in exchange for cash on October 31, 2007 as part of the Telesat Canada transaction. These shares have been classified as a liability on the balance sheet and therefore the accrued dividends are included as interest expense. The increase of $8 million for 2008 compared to the two months ended December 31, 2007 was a result of the shorter period in 2007. Capitalized interest increased by $34 million for 2008 compared to the two months ended December 31, 2007 as a result of the shorter period in 2007, and was charged to the Nimiq 4, Nimiq 5 and Telstar 11N construction programs.

Debt service costs increased by $29 million for the two months ended December 31, 2007 compared to the ten months ended October 30, 2007 due to the new debt facilities entered into by Telesat Canada on October 31, 2007. Dividends on senior preferred shares were $2 million for the two months ended December 31, 2007 with no equivalent charge for the ten months ended October 30, 2007. Capitalized interest decreased by $4 million for the two months ended December 31, 2007 compared to the ten months ended October 30, 2007 as a result of the shorter period in 2007, partially offset by the addition of capitalized interest on Telstar 11N in the two-month period as a result of the contribution of the Loral Skynet assets as part of the Telesat Canada transaction.

Debt service costs decreased by $7 million for the ten months ended October 30, 2007 compared to the twelve months ended December 31, 2006, resulting from lower debt levels for Telesat Canada due to the repayment of $150 million notes in June 2006 and to the shorter reporting period in 2007. Capitalized interest decreased $3 million for the ten months ended October 30, 2007 compared to the twelve months ended December 31, 2006 due to the shorter reporting period and the status of the various satellite construction programs: Nimiq 4 and Anik F3 were under construction in 2006 compared to Nimiq 4 and Nimiq 5 in 2007.

Other Expense

	Successor Entity		Predecessor Entity
		For the Period	For the Period
	Year Ended	October 31 to	January 1 to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
	(In CAD$ millions)
Foreign exchange loss	(698)	(118)	(1)	(1)
Gain (loss) on financial instruments	252	76	(7)	—
Interest income	2	—	3	5
Performance incentive payments & milestone interest expense	(4)	(1)	(4)	(6)
Other	—	(1)	1	—

Other expense	(448)	(44)	(8)	(2)

The foreign exchange loss for the year ended December 31, 2008 increased by $580 million compared to the two-month period ended December 31, 2007 and is largely due to the weakening Canadian dollar and the resulting impact on our U.S. dollar denominated debt. The increase of the loss was partially offset by the increase of $176 million in the gain on financial instruments, which was caused by variations in the exchange rate and interest rates on the market value of our cross-currency basis swap and interest rate swaps. The U.S. dollar denominated debt, the cross-currency basis swap and the interest rate swaps were issued subsequent to the ten months ended October 30, 2007. The loss on financial instruments for the ten months ended October 30, 2007 was attributable to forward exchange contracts not designated for hedging covering construction milestones for the Nimiq 4 satellite.

Income Taxes

The income tax recovery for the year ended December 31, 2008 was $165 million and was an increase of $103 million compared to the recovery for the ten months ended October 31, 2007. The increase is mainly attributable to the impact of the orbital slot impairment on our future tax liability.

The income tax recovery for the two months ended December 31, 2007 was $62 million compared to an income tax expense of $57 million for the ten months ended October 30, 2007 mainly due to a reduction in future income tax rates in the fourth quarter of 2007 combined with the increase in value of the net assets from the Telesat Canada transaction as a result of the application of purchase price accounting on October 31, 2007.

Income taxes for the ten months ended October 30, 2007 were $35 million higher than the $22 million of expense for the year ended December 31, 2006. The increase can be attributed to higher earnings before income taxes in 2007, the write down of historical investments for tax purposes as a result of the Telesat Canada transaction and to the 2006 impact of the Canadian federal budget proposals in the second quarter of 2006 which lowered future tax rates and eliminated the large corporation tax, thereby significantly reducing taxes.

Backlog

Our backlog, which is our expected actual future revenues under our customer contracts, was approximately $5.2 billion as of December 31, 2008. Approximately 12% of our backlog will be recognized as revenues during 2009. Included in the backlog as of December 31, 2008 is a contract covering the entire capacity of the Nimiq 5 satellite, which has been leased for the life of the satellite. This contract contains provisions, such that the customer, assuming the satellite is successfully and timely launched and is operating nominally, may only terminate its contract by paying Telesat Canada the present value of the entire contracted amounts that would have been due for the remaining life of the satellite.

As of December 31, 2008, Telesat Canada had received approximately $379 million of customer prepayments. If the launch of Nimiq 5 was to fail or a customer were to terminate its contract with Telesat Canada as a result of a substantial delay in the launch of the satellite, Telesat Canada would be obligated to return the customer prepayments applicable to Nimiq 5. Such repayment obligations would be funded by insurance proceeds (if any), cash on hand and/or borrowing availability under the revolving credit facility.

Liquidity and Capital Resources

Cash and Available Credit

As of March 31, 2009, we had $96 million of cash and short-term investments as well as approximately $153 million of borrowing availability under our Revolving Facility. We believe that cash and short-term investments as of March 31, 2009, net cash provided by operating activities, cash flow from customer prepayments, and drawings on the available lines of credit under the Credit Facility (as defined below) will be adequate to meet our expected cash requirement for activities in the normal course of business, including interest and required principal payments on debt as well as planned capital expenditures.

We have adopted conservative policies relating to and governing the investment of our surplus cash. The investment policy does not permit us to engage in speculative or leveraged transactions, nor does it permit us to hold or issue financial instruments for trading purposes. The investment policy was designed to preserve capital and safeguard principal, to meet all of our liquidity requirements and to provide a competitive rate of return. The investment policy addresses dealer qualifications, lists approved securities, establishes minimum acceptable credit ratings, sets concentration limits, defines a maturity structure, requires all firms to safe keep securities, requires certain mandatory reporting activity and discusses review of the portfolio. We operate our investment program under the guidelines of our investment policy.

Cash Flows From Operating Activities

Cash provided by operating activities for the three months ended March 31, 2009 was $101 million. This was primarily due to net earnings after adjustment for non-cash items of $67 million, customer prepayments on future satellites of $3 million and an increase in cash flows from operating assets and liabilities of $31 million. The net earnings after adjustment for non-cash items of $67 million include the net loss of $39 million, the unrealized gain on derivatives of $54 million and other items of $10 million which is essentially the recognition of deferred revenues. These items were more than offset by the amortization of $61 million, the unrealized foreign exchange loss of $101 million, the unpaid dividends on preferred shares of $4 million treated as interest expense and the stock-based compensation of $2 million.

Cash provided by operating activities for the three months ended March 31, 2008 was $32 million. This was primarily due to net earnings after adjustment for non-cash items of $13 million, customer prepayments on future satellites of $18 million and an increase in cash flows from operating assets and liabilities of $1 million. The net earnings after adjustment for non-cash items of $13 million include the net loss of $101 million, the future income tax recovery of $18 million, the unrealized gain on derivatives of $19 million and other items of $10 million. These items were more than offset by the amortization of $59 million, the unrealized foreign exchange loss of $100 million and the unpaid dividends of $2 million.

Cash provided by operating activities for 2008 was $279 million. This was primarily due to net earnings after adjustment for non-cash items of $141 million, customer prepayments on future satellites of $89 million and an increase in cash flows from operating assets and liabilities of $49 million. The net earnings after adjustment for non-cash items of $141 million include the net loss of $822 million, the future income taxes recovery of $176 million, the unrealized gain on derivatives of $248 million and other items of $44 million which is essentially the recognition of deferred revenues. These items were more than offset by the amortization of $236 million, the unrealized foreign exchange loss of $695 million, the unpaid dividends on preferred shares of $10 million treated as interest expense, the stock-based compensation of $5 million and the impairment losses of $485 million.

Cash provided by operating activities for the two months ended December 31, 2007 was $225 million. This was primarily due to net earnings after adjustment for non-cash items of $20 million and an increase in cash flows from operating assets and liabilities of $205 million as a result of the Telesat Canada transaction. The net earnings after adjustment for non-cash items of $20 million include the net loss of $4 million and the future income tax recovery of $61 million, which were more than offset by the amortization of $40 million, the unrealized foreign exchange loss of $43 million and the unpaid dividends of $2 million.

Cash provided by operating activities for the ten months ended October 30, 2007 was $253 million. This was primarily due to net earnings after adjustment for non-cash items of $206 million, customer prepayments on future satellites of $18 million and an increase in cash flows from operating assets and liabilities of $27 million. The net earnings after adjustment for non-cash items of $206 million include the net earnings of $82 million, amortization of $106 million and future income taxes of $24 million, partially offset by the gross profit on a sales-type lease of $6 million.

Cash provided by operating activities for 2006 was $229 million. This was primarily due to net earnings after adjustment for non-cash items of $205 million, customer prepayments on future satellites of $12 million and an increase in cash flows from operating assets and liabilities of $12 million. The net earnings after adjustment for non-cash items of $205 million include the net earnings of $104 million, amortization of

$121 million, future income taxes of $1 million, partially offset by other non-cash items of $19 million for a change in contributed surplus on the acquisition of a numbered company from BCE in exchange for a promissory note.

Cash Flows Used in Investing Activities

Cash used in investing activities for the three months ended March 31, 2009 was $92 million, primarily resulting from capital expenditures for the construction of the Telstar 11N (launched in February 2009) and Nimiq 5 satellites.

Cash used in investing activities for the three months ended March 31, 2008 was $48 million, primarily resulting from capital expenditures for the construction of the Nimiq 4 (launched in September 2008), Telstar 11N and Nimiq 5 satellites.

Cash used in investing activities for 2008 was $263 million, primarily resulting from capital expenditures of $273 million, partially offset by proceeds on the disposal of assets and the receipt of insurance proceeds received for the Anik F3 satellite. The main components of the capital expenditure programs were the construction of the Nimiq 4 (launched in September 2008), Telstar 11N (launched in February 2009) and Nimiq 5 satellites.

Cash used in investing activities for the two months ended December 31, 2007 was $3.259 billion, primarily resulting from the $3.229 billion October 31, 2007 acquisition of Telesat Canada and substantially all of the net assets of Loral Skynet, and from capital expenditures of $30 million.

Cash used in investing activities for the ten months ended October 20, 2007 was $187 million, primarily resulting from capital expenditures of $189 million, partially offset by $2 million for the maturity of short-term investments. The main components of the capital expenditure programs were for the construction of the Nimiq 4, Nimiq 5 and Anik F3 (launched in April 2007) satellites and the final deferred milestone payment for Anik F2.

Cash used in investing activities for 2006 was $160 million, primarily resulting from capital expenditures of $205 million, the finalization of a contingent acquisition payment of $3 million for Space Connection and a $1 million payment for the Infosat acquisition of Able Leasing Co., partially offset by $49 million for the maturity of short-term investments. The main components of the capital expenditure programs were for the construction of the Anik F3 and Nimiq 4 satellites, and deferred milestone payments for Anik F2.

Cash Flows From (Used in) Financing Activities

Cash used in financing activities for the three months ended March 31, 2009 was $12 million, primarily resulting from the repayment of $9 million of debt financing, capital lease payments of $2 million and satellite performance incentive payments of $1 million.

Cash from financing activities for the three months ended March 31, 2008 was $15 million, primarily resulting from the proceeds of $71 million for debt financing and bank loans, partially offset by the repayment of $53 million of debt financing and capital lease payments of $3 million.

Cash from financing activities for 2008 was $42 million, primarily resulting from the proceeds from borrowings of $187 million under the senior secured credit facilities, partially offset by repayments of bank loans and debt financing of $92 million, the payment of debt issuance costs of $19 million on the exchange of the Senior bridge loan and Senior subordinated bridge loan for the Senior notes and Senior subordinated notes, capital lease payments of $31 million and satellite performance incentive payments of $3 million.

Cash from financing activities for the two months ended December 31, 2007 was $3.074 billion, primarily resulting from the proceeds of $2.768 billion for debt financing and bank loans, and $570 million for the issuance of common and preferred shares, all incurred for the acquisition of Telesat Canada and substantially all of the net assets of Loral Skynet. These proceeds were partially offset by loan repayments of $45 million, the payment of debt issuance costs of $83 million, a note repayment of $129 million, capital lease payments of $1 million and satellite performance incentive payments of $4 million.

Cash used in financing activities for the ten months ended October 30, 2007 was $45 million, primarily resulting from the repayment of $84 million on bank loans, the payment of $24 million success fees on the Telesat Canada transaction, capital lease payments of $8 million and satellite performance incentive payments of $2 million, partially offset by the receipt of proceeds from borrowings from the banks of $73 million.

Cash used in financing activities for 2006 was $144 million, primarily resulting from debt repayments of $15 million, the repayment of Telesat Canada notes of $150 million and preferred shares of $50 million, capital lease payments of $5 million, satellite performance incentive payments of $6 million and preferred dividends of $2 million, partially offset by proceeds from bank loans of $84 million.

Liquidity

The Telesat Canada purchase price of $3.25 billion as well as transaction fees and expenses, the repayment of existing Loral Skynet debt and preferred stock, and Telesat Canada debt were funded by cash from Loral and PSP as well as borrowings by Telesat Canada.

A large portion of our annual cash receipts are reasonably predictable because they are primarily derived from an existing backlog of long-term customer contracts and high contract renewal rates. We believe our cash flow from operations will be sufficient to provide for our capital requirements and to fund our interest and debt payment obligations through 2009.

Three of our satellites — Anik F1, Telstar 14, and Telstar 10 — have an expected end-of-commercial service life between 2011 and 2013. Replacement of one or more of these satellites, in order to retain existing revenues, will require significant capital expenditures during the 2010-2013 period. Where economically feasible, we may choose to invest in new satellites to utilize available orbital slots and further grow our business. Cash required for current and future satellite construction programs will be funded from some or all of the following: cash and short-term investments, cash flow from operations, cash flow from customer prepayments or through borrowings on available lines of credit under the Credit Facility. In addition, we may sell certain satellite assets, including our leasehold interest in Telstar 10, and in accordance with the terms and conditions of our Credit Facility, reinvest the proceeds in replacement satellites or pay down indebtedness under that senior Credit Facility. Subject to market conditions, and subject to compliance with the terms and conditions of our Credit Facility and the financial leverage covenant tests therein, we may also have the ability to obtain additional secured or unsecured financing to fund replacement or additional satellites. However, our ability to access these sources of funding is not guaranteed, and, therefore, we may not be able to fully fund replacement and new satellite construction programs.

We maintain a target of approximately $25 million in cash and cash equivalents within our subsidiary operating entities for the management of our liquidity. Our intention is to maintain at least this level of cash and cash equivalents to assist with the day-to-day management of our cash flows. We may typically transfer funds between subsidiary entities without restriction. Exceptions, where restrictions apply, include transfers to and from unrestricted subsidiaries, as defined in borrowing arrangements. Transfers across international boundaries may be subject to withholding taxes or local legal restrictions, including foreign exchange controls, or solvency tests governing dividends.

Debt

In connection with the Telesat Canada acquisition, we entered into agreements with a syndicate of banks to provide Telesat Canada with, in each case as described below, senior secured credit facilities (the “Credit Facility”), a senior bridge loan facility (the “Senior Bridge Loan”) and a senior subordinated bridge loan facility (the “Senior Subordinated Bridge Loan”) (together the “Facilities”). The Facilities are also guaranteed by Telesat Holdings and certain Telesat Canada subsidiaries.

Senior Secured Credit Facilities

The Credit Facility consists of several tranches, which are described below.

The Credit Facility is secured by substantially all of our assets. Under the terms of the Credit Facility, we are required to comply with certain covenants which are usual and customary for highly leveraged transactions, including financial reporting, maintenance of certain financial covenant ratios for leverage and interest coverage, a requirement to maintain minimum levels of satellite insurance, restrictions on capital expenditures, a restriction on fundamental business changes or the creation of subsidiaries, restrictions on investments, restrictions on dividend payments, restrictions on the incurrence of additional debt, restrictions on asset dispositions and restrictions on transactions with affiliates. We were also required to enter into swap agreements that will effectively fix or cap the interest rates on at least 50% of our funded debt for a three year period ending October 31, 2010. Each tranche of the Credit Facility is subject to mandatory principal repayment requirements, which, in the initial years, are generally 1/4 of 1% of the initial aggregate principal amount.

Revolving Facility

The Revolving Facility is a $153 million loan facility with a maturity date of October 31, 2012. Loans under the Revolving Facility currently bear interest at a floating rate of the Bankers Acceptance borrowing rate plus an applicable margin of 275 basis points. The applicable margin is subject to a leverage pricing grid. The Revolving Facility currently has an unused commitment fee of 50 bps that is subject to adjustment based upon a leverage pricing grid. As of March 31, 2009, other than approximately $0.4 million in drawings related to letters of credit, there were no borrowings under this facility.

Canadian Term Loan Facility

The Canadian Term Loan Facility is a $200 million loan with a maturity date of October 31, 2012. The Canadian Term Loan Facility bears interest at a floating rate of the Bankers Acceptance borrowing rate plus an applicable margin of 275 basis points. The required repayments on the Canadian term loan facility were $5 million for the year ended December 31, 2008 and will be $10 million for the year ended December 31, 2009.

U.S. Term Loan Facility

The U.S. Term Loan Facility is a US$1.905 billion ($2.401 billion) loan facility denominated in U.S. dollars with a final maturity date of October 31, 2014. As of March 31, 2009, US$1.882 billion ($2.372 billion) was drawn. The U.S. Term Loan Facility is made up of two facilities, a US$1.755 billion U.S. Term Loan I Facility and a US$150 million U.S. Term Loan II Facility that was a 12 month delayed draw facility for satellite capital expenditures. The U.S. Term Loan Facility bears interest at LIBOR plus an applicable margin of 300 basis points.

The U.S. Term Loan II Facility has an unused commitment fee of 1/2 the applicable margin which is 150 basis points. We drew the full amount of this facility during the 12 month availability period. As of March 31, 2009, US$148.9 million of the facility was drawn.

In order to hedge our currency risk both at closing and over the life of the loans, Loral Skynet entered into a currency basis swap to synthetically convert US$1.054 billion of U.S. dollar commitment to $1.224 billion and transferred the benefit of the basis swap to Telesat Canada prior to closing. This currency basis swap is being amortized on a quarterly basis at 1/4 of 1% of the original amount. As of March 31, 2009 the balance was $1.209 billion and bears interest at a floating rate of Bankers Acceptance plus an applicable margin of approximately 387 basis points.

Senior Bridge Loan

The Senior Bridge Loan was a US$692.8 million senior unsecured loan facility denominated in U.S. dollars advanced on the closing date. The Senior Bridge Loan had a maturity of October 31, 2008 and an initial interest rate per annum equal to the greater of 9% or three-month LIBOR plus the applicable margin. The applicable margin increased over time subject to an interest rate cap of 11%. The Senior Bridge Loan was subject to a securities demand on or after April 28, 2008.

On June 30, 2008, we exchanged the outstanding US$692.8 million Senior Bridge Loan for US$692.8 million Senior notes ($873.1 million at March 31, 2009). The Senior notes bear interest at an annual rate of 11.0% and are due November 1, 2015. The Senior notes include covenants or terms that restrict our ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) modify or cancel our satellite insurance, (vi) effect mergers with another entity, and (vii) redeem the Senior notes prior to May 1, 2012, in each case subject to exceptions provided in the Senior notes indenture.

Senior Subordinated Bridge Loan

The Senior Subordinated Bridge Loan was a US$217.2 million senior subordinated unsecured loan facility denominated in U.S. dollars advanced on the closing date. The Senior Subordinated Bridge Loan had a maturity of October 31, 2008 and an initial interest rate per annum equal to the greater of 10.5% or three-month LIBOR plus the applicable margin. The applicable margin increased over time subject to an interest rate cap of 12.5%. The Senior Subordinated Bridge Loan was subject to a securities demand on or after April 28, 2008.

On June 30, 2008, we also exchanged the outstanding US$217.2 million Senior Subordinated Bridge Loan for US$217.2 million Senior subordinated notes ($273.7 million at March 31, 2009). The Senior subordinated notes bear interest at a rate of 12.5% and are due November 1, 2017. The Senior subordinated notes include covenants or terms that restrict our ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) modify or cancel our satellite insurance, (vi) effect mergers with another entity, and (vii) redeem the Senior subordinated notes prior to May 1, 2013, in each case subject to exceptions provided in the Senior subordinated notes indenture.

Interest Expense

An estimate of the interest expense on the Facilities is based upon assumptions of LIBOR and Bankers Acceptance rates and the applicable margin for the Credit Facility, the Senior Bridge Loan and the Senior Subordinated Bridge Loan. Our estimated interest expense for 2009 is approximately $288 million.

Derivatives

We have used interest rate and currency derivatives to hedge our exposure to changes in interest rates and changes in foreign exchange rates.

We use forward contracts to hedge our foreign currency risk on anticipated transactions, mainly related to the construction of satellites. At March 31, 2009, we had outstanding foreign exchange contracts which require us to pay Canadian dollars to receive US$39.5 million for future capital expenditures. The fair value of these derivative contract liabilities was an unrealized gain of $8.6 million as of March 31, 2009. These forward contracts are due between May 1, 2009 and December 1, 2009.

In order to hedge our currency risk, both at closing and over the life of the loans, Loral Skynet entered into a currency basis swap to synthetically convert US$1.054 billion of the U.S. Term Loan Facility debt into $1.224 billion of debt. Loral Skynet transferred the currency basis swap to Telesat Canada prior to closing. The fair value of this derivative contract at March 31, 2009 resulted in an unrealized gain of $57.2 million.

On November 30, 2007, we entered into a series of five interest rate swaps to fix interest rates on US$600 million of U.S. dollar denominated debt and $630 million of Canadian dollar denominated debt for an average term of 3.2 years. Average rates achieved, before any borrowing spread, were 4.12% on the U.S. dollar denominated swaps and 4.35% on the Canadian dollar denominated swaps. As of March 31, 2009, the fair value of these derivative contract liabilities was an unrealized loss of $74.6 million. With these transactions, we met our requirement under the Credit Facility to effectively fix or cap at least 50% of our funded debt for a three year period from October 31, 2007. These contracts are due between January 31, 2010 and November 28, 2011.

Capital Expenditures

We have entered into contracts for the construction, insurance and launch of the Nimiq 5 satellite. The outstanding commitments as of March 31, 2009 on these contracts are approximately $129.4 million or US$102.7 million. These expenditures will be funded from some or all of the following: cash and short-term investments, cash flow from operations, cash flow from customer prepayments or through borrowings on available lines of credit under the Credit Facility.

For fiscal 2009, we expect our major cash requirements to include capital expenditures of approximately $183 million, repayment of $33 million in principal payments on long-term debt, $19 million in capital lease payments and $11 million for performance incentive payments. We expect to meet our cash needs for fiscal 2009 through a combination of operating cash and short-term investments, cash flow from operations, cash flow from customer prepayments or through borrowings on available lines of credit under the Credit Facility.

Capital expenditures are as follows:

	Successor Entity		Predecessor Entity
		For the Period	For the Period
	Year Ended	October 31 to	January 1 to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
	(In CAD$ millions)
Canada	200	22	189	205
United States	72	8	—	—
Other	1	—	—	—

Total capital expenditures	273	30	189	205

Contractual Obligations and Other Commercial Commitments

The following table summarizes the contractual obligations at December 31, 2008 that are due in each of the next five years and after 2013. This table does not include any future satellite expenditures not committed to at year end.

	2009	2010	2011	2012	2013	After 2013	Total
	(In CAD$ in millions)

Senior secured credit facilities and notes, excluding interest and amortization of debt issue costs(1)	33.3	38.3	113.3	103.3	23.3	3,308.2	3,619.7
Other debt financing, including interest(2)	0.3	—	—	—	—	—	0.3
Capital leases, including interest	18.7	6.0	6.1	6.0	6.0	6.1	48.9
Operating leases	29.2	23.7	20.0	14.0	11.7	23.6	122.2
Post-retirement and employment benefit payments(3)	9.5	9.9	10.2	10.2	10.6	64.8	115.2
Commitments for capital expenditures(4)	183.3	1.0	0.9	1.0	1.0	17.0	204.2
Other purchase obligations(4)	5.8	11.8	—	—	—	—	17.6
Other long-term liabilities (including current portion)(5)	11.4	5.2	4.5	3.8	4.0	43.4	72.3

Total	291.5	95.9	155.0	138.3	56.6	3,463.1	4,200.4

(1)	See Note 14 to the audited consolidated financial statements of Telesat Holdings at December 31, 2008.

(2)	Other debt financing does not include the $0.6 million of committed but undrawn letters of credit at December 31, 2008.

(3)	Benefit payments to 2018 only as obligations beyond this date are not quantifiable.

(4)	The commitments for capital expenditures include the construction, launch and insurance of the Nimiq 5 and Telstar 11N satellites (see note 22 to the audited consolidated financial statements of Telesat at December 31, 2008), inventory purchases and the further development of the Ka-band ground infrastructure. Other purchase obligations consist mainly of contractual obligations under service contracts.

(5)	Other long-term liabilities included in the table relate to performance incentive payments on various satellites within our fleet (see note 13 to the audited consolidated financial statements of Telesat at December 31, 2008).

Our future contributions to the pension plans and future income tax liabilities have not been included in the table as the timing and amount of cash required cannot be accurately determined as:

•	future contributions to the pension plans depend largely on the result of actuarial valuations that are performed periodically and on the investment performance of the pension fund assets; and

•	future payments of income taxes depend on the amount of taxable earnings and on whether there are tax loss carry forwards available to reduce income tax liabilities.

Deferred revenues and gains on assets have not been included in the table above because they do not represent future cash payments. See note 13 to our audited consolidated financial statements.

Related Party Transactions

As at December 31, 2008 and 2007, related parties consisted of PSP and Loral. We have entered into various commercial arrangements with Loral and subsidiaries and affiliates of Loral. These arrangements primarily relate to the purchase of satellites by us, the sale or use of satellite transponder capacity and consulting services, and are entered into in the form of satellite purchase agreements, service agreements or consulting service agreements. See note 23 to the consolidated financial statements.

Pursuant to Section 27 of the Telecom Act, the rates, terms and conditions that we provide to our customers must be just and reasonable and not be unduly discriminatory, nor convey an undue preference.

Accounting Standards

Recent Changes to Canadian Accounting Standards

On January 1, 2008, the Company adopted the new accounting standards that were issued by the Canadian Institute of Chartered Accountants (“CICA”): Handbook sections 1400 “General Standards of Financial Statement Presentation”, 1535 “Capital Disclosures”, 3031 “Inventories”, 3862 “Financial Instruments — Disclosures”, and 3863 Financial Instruments — Presentation”. Sections 1535, 3862 and 3863 have been applied prospectively in note 18, Capital Disclosures, and note 19, Financial Instruments. Sections 1400 and 3031 were also applied prospectively; however, there was no impact on these financial statements.

CICA Handbook Section 1400, “General Standards of Financial Statement Presentation”, specifies that Management is required to make an assessment of an entity’s ability to continue as a going concern and should take into account all available information about the future, which is at least but not limited to 12 months from the balance sheet date. Disclosure is required of material uncertainties related to events or conditions that may cast significant doubt upon the entity’s ability to continue as a going concern.

CICA Handbook Section 1535 “Capital Disclosures” specifies the disclosure of an entity’s objectives, policies and processes for managing capital and how it is meeting those objectives.

CICA Handbook Section 3031, “Inventories”, replaced the old Section 3030, “Inventories”. Under the new section, inventories are required to be measured at the “lower of cost and net realizable value”, which is different from the previous guidance of the “lower of cost and market”. The new section also requires, when applicable, the reversal of any write-downs previously recognized.

CICA Handbook Section 3862, “Financial Instruments — Disclosure” (Section 3862) and Section 3863, “Financial Instruments — Presentation” (Section 3863), replaced Handbook Section 3861, “Financial Instruments — Disclosure and Presentation”. The objective of the disclosure requirements of Section 3862 is to provide information about the significance of financial instruments to the Company’s financial position and performance, and the nature and extent of risks arising from financial instruments to which the Company is exposed and how the Company manages those risks. Section 3863 carries forward standards for presentation of financial instruments and non-financial derivatives and provides guidance for the classification of financial instruments, from the perspective of the issuer, between liabilities and equity, the classification of related interest, dividends, losses and gains, and circumstances in which financial assets and financial liabilities are offset.

On January 1, 2009 the Company adopted the CICA handbook section 3064 “Goodwill and Intangible Assets” This standard applies to goodwill and intangible assets subsequent to the initial recognition in a business combination and establishes standards for the recognition, measurement, presentation and disclosure of intangible assets. The standard has not had a material impact on the Company’s reporting.

In January 2009, the CICA’s Emerging Issues Committee (“EIC”) issued Abstract No. 173 “Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”. EIC 173 requires an entity to take into account its own credit risk and that of the relevant counterparty(s) when determining the fair value of financial assets and financial liabilities, including derivative instruments. This EIC, which was effective for the Company on January 1, 2009, had no impact on the Company’s Balance Sheet or on the Statement of Loss because the aforementioned credit risks had been incorporated into the valuation methodology before the EIC was issued.

The Company is assessing the impact of the following standards on its financial reporting.

In January 2009, the CICA issued handbook section 1582 “Business Combinations” which replaces section 1581. This standard establishes the principles and requirements of the acquisition method for business combination and related disclosures and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 2011 with earlier adoption permitted.

In January 2009, the CICA issued handbook section 1601 “Consolidated Financial Statements” and section 1602 “Non-controlling Interest” which replace section 1600. Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted.

International Financial Reporting Standards

In May 2007, the CICA published an updated version of its “Implementation Plan for Incorporating International Financial Reporting Standards (“IFRS”) into Canadian GAAP”. This Plan will result in having publicly accountable enterprises being fully converged with IFRS as issued by the International Accounting Standards Board over a transitional period to be complete by 2011. We will be required to report using the converged standards effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011, the date we have selected for adoption.

New pronouncements are expected to be issued during this transitional period and, as a result, the IFRS as at the transition date are expected to differ from their current form. In August 2008, the United States Securities and Exchange Commission issued a proposed “road map” that would permit certain United States reporting issuers to use IFRS in their filings. The proposal contemplates mandatory usage of IFRS by all United States reporting issuers as early as 2014.

We are in the process of assessing the impacts of the Canadian convergence initiative. There are several phases that we will have to complete in order to begin reporting under IFRS:

•	initial assessment and scoping phase, including the identification of significant differences between existing Canadian GAAP and IFRS with respect to our relevant circumstances;

•	accounting policy selection phase, including the identification, evaluation and selection of the specific policies; and

•	embedding phase, which will integrate the selections into our underlying financial system and processes.

In 2010, we will effectively have to maintain two parallel books of account: one set will use the existing version of Canadian GAAP for reporting during the year, the second set will use the existing version of IFRS for comparative reporting to be used in 2011.

Recent Changes to Accounting Standards for the United States

In November 2007, the Securities and Exchange Commission issued SAB 109, Written Loan Commitments Recorded at Fair Value Through Earnings. It requires that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. In addition, internally developed intangible assets should not be recorded as part of the fair value of any written loan commitment that is accounted for at fair value through earnings. SAB 109 became effective for the Company on January 1, 2008 and did not have a material impact on the financial results.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R), Business Combinations, which broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. SFAS 141(R) expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. It requires the acquirer to recognize as an adjustment to income tax expense changes in the valuation allowance for acquired deferred assets. SFAS 141(R) is effective for the Company on January 1, 2009.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets. It is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for the Company on January 1, 2009. It is not anticipated to have a material impact on our financial reporting.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement, which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. SFAS 157 became effective as of January 1, 2008 except for the provisions relating to non-financial assets and liabilities measured at fair value on a nonrecurring basis, for which the effective date has been deferred until January 1, 2009.

In October 2008, the FASB issued FSP FAS 157-3, Determining Fair Value of a Financial Asset When the Market for that Asset is not Active. This FSP clarifies the application of SFAS 157 in a market that is not active and provides key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance and did not have a material impact on these financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Liabilities. SFAS 159 provides an entity the option to report selected financial assets and liabilities at fair value and establishes new disclosure requirements when the fair value option is applied. The Company has opted not to adopt this standard.

In December 2007, the FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the non-controlling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS is effective for the Company on January 1, 2009.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities, which requires specific disclosures regarding the location and amounts of derivative instruments in the financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect financial position, financial performance and cash flows. SFAS 161 is effective for the Company on January 1, 2009. The Company is currently assessing the impact of this standard on its financial reporting.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies a consistent framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP for nongovernmental entities. SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.

Market Risk

Credit Risk Related to Financial Instruments

Financial instruments that potentially subject us to a concentration of credit risk consist of cash and cash equivalents and short-term investments. Investment of these funds is done with high quality financial institutions and is governed by our corporate investment policy, which aims to reduce credit risk by restricting investments to high-grade U.S. dollar and Canadian dollar denominated investments.

We are exposed to credit risk if counterparties to our derivative instruments are unable to meet their obligations. It is expected that these counterparties will be able to meet their obligations as they are institutions with strong credit ratings which have generally received support from national governments. We regularly monitor their credit risk and credit exposure.

Foreign Exchange Risk

Our operating results are subject to fluctuations as a result of exchange rate variations to the extent that transactions are made in currencies other than Canadian dollars. The most significant impact of variations in the exchange rate is on the U.S. dollar denominated debt financing. We are also exposed to foreign currency risk on anticipated transactions, such as the costs of satellite construction and acquisition.

Our main currency exposures as at December 31, 2008 lie in its U.S. dollar denominated cash and cash equivalents, accounts receivable, accounts payable and debt financing.

Approximately 45% of our revenues for the year ended December 31, 2008, certain of our expenses and a substantial portion of our indebtedness and capital expenditures are denominated in US$. As a result, the volatility of United States currency may expose us to foreign exchange risks. In 2008, as a result of a significant decline in the value of the Canadian dollar, we recorded foreign exchange losses of approximately $700 million, prior to any gains on hedging instruments.

Interest Rate Risk

We are exposed to interest rate risk on our cash and cash equivalents and our long term debt which is primarily variable rate financing. Changes in the interest rates could impact the amount of interest we are required to pay.

Derivative Financial Instruments

We use derivative instruments to manage our exposure to foreign currency and interest rate risk. Our policy is that we do not use derivative instruments for speculative purposes.

We use the following instruments:

•	forward currency contracts to hedge foreign currency risk on anticipated transactions, mainly related to the construction of satellites;

•	a cross-currency basis swap to hedge the foreign currency risk on a portion of our U.S. dollar denominated debt; and

•	interest rate swaps to hedge the interest rate risk related to debt financing which is primarily variable rate financing.

Fair value is the amount that willing parties would accept to exchange a financial instrument based on the current market for instruments with the same risk, principal and remaining maturity. Fair values are based on estimates using present value and other valuation methods.

These estimates are affected significantly by the assumptions for the amount and timing of estimated future cash flows and discount rates, which all reflect varying degrees of risk. Potential income taxes and other expenses that would be incurred on disposition of these financial instruments are not reflected in the fair values. As a result, the fair values are not necessarily the net amounts that would be realized if these instruments were actually settled.

The tables below provide information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations, and our derivate instruments and other financial instruments that are sensitive to changes in foreign exchange rates, including currency forwards and our cross-currency basis swap. The information is reported in Canadian dollar equivalents, which is our reporting currency, as at December 31, 2008.

Interest Rate Sensitivity

	Expected Maturity Date
	2009	2010	2011	2012	2013	Thereafter	Total	Fair Value
	(CAD$ equivalent in millions except percentages)

Liabilities
Long-term Debt
Variable rate (CAD denominated)	10.0	15.0	90.0	80.0	—	—	195.0	125.8
Average interest rate	3.58%	4.37%	4.62%	4.79%	—	—	—	—
Variable rate (USD denominated)	23.3	23.3	23.3	23.3	23.3	2,193.8	2,310.4	1,518.4
Average interest rate	4.24%	5.01%	5.39%	5.57%	5.60%	5.91%	—	—
Fixed rate (USD denominated)	—	—	—	—	—	1,114.4	1,114.4	726.9
Average interest rate	—	—	—	—	—	11.36%	11.36%	—

	Expected Maturity Date
	2009	2010	2011	2012	2013	Thereafter	Total	Fair Value
	(CAD$ equivalent in millions except percentages)

Interest Rate Derivatives
Interest Rate Swaps
Variable to Fixed (CAD notional)	—	330.0	300.0	—	—	—	630.0	(33.6)
Average pay rate	—	4.30%	4.40%	—	—	—	—	—
Average receive rate	—	1.37%	1.62%	—	—	—	—	—
Variable to Fixed (USD notional)	—	122.5	612.3	—	—	—	734.8	(48.7)
Average pay rate	—	4.05%	4.14%	—	—	—	—	—
Average receive rate	—	2.01%	2.39%	—	—	—	—	—

Exchange Rate Sensitivity

	Expected Maturity Date
	2009	2010	2011	2012	2013	Thereafter	Total	Fair Value
	(CAD$ equivalent in millions except percentages)

On-Balance Sheet Financial Instruments
USD Functional Currency
Assets
Derivative Assets (Cross-currency basis swap)	12.2	12.2	12.2	12.2	12.2	1,150.8	1,212.0	8.8
Liabilities
USD denominated long-term debt
Variable rate (USD denominated)	23.3	23.3	23.3	23.3	23.3	2,193.8	2,310.4	1,518.4
Average interest rate	4.24%	5.01%	5.39%	5.57%	5.60%	5.91%	—	—
Fixed rate (USD denominated)	—	—	—	—	—	1,114.4	1,114.4	726.9
Average interest rate	—	—	—	—	—	11.36%	11.36%	—

	Expected Maturity Date
	2009	2010	2011	2012	2013	Thereafter	Total	Fair Value
	(CAD$ in millions except exchange rates)

Anticipated Transactions and Related Derivatives
USD Functional Currency
Firmly Committed Transactions:
Forward Exchange Agreements
(Receive USD/Pay CAD)
Contract Amount	61.0	—	—	—	—	—	61.0	10.8
Average Contractual Exchange Rate	1.0395	—	—	—	—	—	1.0395	—

INDUSTRY OVERVIEW

We compete in the market for the provision of voice, data, video and Internet connectivity services worldwide. Services of this type are provided using various technologies, including satellite networks. We currently operate in the FSS sector of the satellite industry. Operators in the FSS sector provide communications links between fixed points on the earth’s surface, referred to as point-to-point services, and from one point to multiple points, referred to as point-to-multipoint services. Over the last several years, deregulation and privatization have significantly reshaped the FSS sector. In addition, the sector has undergone consolidation, with regional and national operators being acquired by larger companies or seeking to partner with other providers.

Satellite Systems and Frequencies

A generic satellite system consists of a space segment and an earth segment. The “space segment” is comprised of the satellites and the tracking, telemetry and command (“TT&C”) systems and facilities used to control and monitor the satellites. The “earth segment” is made up of all of the communication earth stations and other devices that access operational satellites. A satellite has two primary components: the communications payload and the spacecraft bus. In its simplest form, the communications payload consists of the antennas and transponders which receive the signals from earth at one frequency, amplify them, and transmit them back to earth at a different frequency. The spacecraft bus is essentially comprised of all of the non-communications equipment, including the electrical and TT&C subsystems, the propulsion and thermal subsystems and the spacecraft structure itself.

Geosynchronous satellites circle the earth from orbital locations approximately 22,300 miles (35,700 kilometers) above the equator. The speed at which they orbit the earth corresponds to the speed of the earth’s rotation. As a result, each geosynchronous satellite in essence “blankets” a fixed geographic area with its signals, and an earth station antenna on the ground can communicate continuously with a particular satellite if it is pointed to, and has an unobstructed view of, that satellite’s orbital location. An individual satellite can be designed to communicate with major landmasses via large, geographically dispersed beams, to focus its coverage more specifically on particular markets or regions through regional or spot beams, or to use a portion of its total capacity for each type of coverage.

The most common frequency bands that satellites use to provide commercial communications services are:

•	C-band. These frequencies were the first to be exploited for commercial communications satellites. C-band frequencies have longer wavelengths than Ku-band or Ka-band frequencies and therefore are less susceptible to atmospheric absorption. However, regulatory limits on satellite transponder power make it necessary to use larger earth station antennas, typically two to six meters in diameter, relative to Ku-band or Ka-band. In most countries, the C-band frequencies are shared with terrestrial microwave users and therefore each earth station must be individually frequency coordinated to prevent interference between the two services. Typical C-band applications include broadcast video transmission, programming distribution to cable operators, telecommunications services, and a broad range of government services.

•	Ku-band. These frequencies have shorter wavelengths than C-band. In most of the Americas, the Ku-band is not shared with other services, which allows more powerful satellite transponders, thereby allowing customers to use smaller antennas, typically 45 to 180 centimetres in diameter. Frequency coordination of individual earth stations is not required. The Ku-band spectrum is split into two main segments: the FSS portion and the Broadcast Satellite Service (“BSS”) (known in the United States, and sometimes referred to in this prospectus, as “DBS”) portion. The BSS portion is intended for the provision of broadcast signals directly to the end user. The FSS portion is used for a variety of purposes. Small earth station antennas make it well suited for transportable services and enterprise VSAT networks, since the reduced antenna size makes it substantially easier and less expensive to install a network than is the case with C-band. The FSS portion may also be used for DTH services, albeit with greater constraints on signal throughput and larger antennas.

•	Ka-band. These frequencies have the shortest wavelength of the three principal commercial fixed satellite bands and are most affected by atmospheric absorption. The short wavelength facilitates the creation of multiple spot beams each of which concentrates the satellite power into a smaller geographic area. In

Canada and the United States, the Ka-band frequencies are not shared with terrestrial services and earth stations need not be individually coordinated. Spot beam Ka-band satellites are well suited for two-way broadband services such as high-speed Internet access from homes and small businesses. Currently, Ka-band is not as widely utilized as C-band or Ku-band, but Ka-band use is increasing. Our Anik F2 satellite was the first satellite to be used commercially for Ka-band direct-to-home Internet services.

Satellite Communication Benefits

Satellite operators compete with terrestrial network operators (e.g., cable, DSL, fiber optic, microwave broadcasting and VHF/UHF broadcasts) in the market for video, data and voice communication services. We believe that satellite services have several advantages over these competing communication platforms, including:

•	the ability to provide ubiquitous coverage over a large geographic region allowing for the addition of sites at a lower marginal cost. Unlike cable and fiber lines, satellites can readily provide broadcast and communication services over large areas and to remote locations where the population density may not be high enough to warrant the expense of building a terrestrial-based infrastructure;

•	the ability to bypass shared and congested terrestrial links, further enhancing network performance;

•	ease and speed of service provision through a one-stop-shop solution. In cases where a fiber-based network does not reach 100% of a network’s sites, a satellite-based network that covers the entire area may provide a complete solution for the customer; and

•	sufficient bandwidth for new technologies and video and data offerings, such as HDTV.

Terrestrial alternatives, such as fiber optic cable, are superior to satellite in some circumstances and can be used in conjunction with satellite to provide a hybrid network that takes advantage of the inherent abilities of both technologies. Generally, in areas well-served by terrestrial networks or for point-to-point communications, terrestrial alternatives may have a cost advantage, while more dispersed, point-to-multipoint communications may be better served by satellite. See “Business — Competition” for additional information about terrestrial based-services.

Satellite Services

Satellite services can be used for a variety of content distribution, data communications and other applications:

•	TV Programming Distribution: Throughout the world, the primary method for delivering television programming to cable and other terrestrial networks is via satellite. The ability to uplink the content once, and distribute it to thousands of cable headends and other video aggregation facilities over broad geographic areas makes satellite technology a compelling value for distributors of television programming because the cost of distribution is often based on the amount of content being distributed, irrespective of the number of receive sites or the distance from the uplink sites to the receive sites.

•	Direct-To-Home Video: The same dynamics that make satellite technology ideal for distributing television programming to terrestrial networks also makes it ideal for delivering television programming directly to consumers using smaller antennas, or satellite dishes, and Ku-band satellite capacity. This is known as “Direct-To-Home” or “DTH” video broadcasting.

•	Enterprise Services: By combining satellites with ground based infrastructure such as teleports that transmit signals to, and receive signals from, satellites, satellite network services operators are able to provide enterprises and governments with rapid and reliable communications solutions.

Enterprise services are generally provided via either point-to-point links which directly connect two locations, or via VSAT networks which use small user antennas to connect multiple locations either to each other or to a central site. A VSAT network consists of many VSAT remote sites and a central hub with a large antenna that transmits signals to, and receives signals from, the remote sites.

VSATs are used for a wide variety of purposes:

•	Transaction processing and data transfer: VSAT networks can be used by retail chains for rapid credit card authorization and inventory control, by banks to connect automated teller machines to processing computers, and by news agencies to disseminate news and financial information on a timely basis.

•	Corporate communications and internet access: In the developing world, terrestrial networks may be unavailable, unreliable or more expensive than satellite networks, and satellite technology may be the only available means of international communication. Satellite networks often provide the only way for businesses in the oil and gas, mining and forestry industries to reach their remote locations. Even in North America, where developed terrestrial infrastructure exists, VSAT networks may be the preferred option for creating a single corporate network without the complexity, operational difficulties and risks inherent in linking multiple terrestrial networks that serve different geographic areas.

•	Maritime and aeronautical communications: As bandwidth needs on planes and cargo, cruise and military ships increase, FSS applications play a growing role in satisfying these requirements.

Government Services.  Governments use satellite services to address many of the same communications requirements as commercial enterprises. In addition, satellites are well suited to meet government requirements for security (satellite networks bypass local terrestrial networks allowing for governments to operate more securely outside of their home countries), and communicating with ships, military transportables and unmanned aerial vehicles. Using satellite networks, governments can quickly and easily bring up and turn down sites around the globe for intelligence and defense requirements, for communicating with ships at sea, and for bringing both basic and advanced communication services to rural and remote areas.

Supply and Demand Dynamics for Fixed Satellite Services

Satellite operators typically lease or sell capacity on their satellites to customers, who use the capacity for their own communications requirements or to provide satellite-based services to customers further down the distribution chain.

Demand for satellite capacity is primarily driven by: economic growth, both generally and within a particular geographic area; growth in product or service markets; growth in demand for bandwidth-intensive applications, such as broadband Internet services and high-definition television; technical advancements, in terms of either satellite throughput or terrestrial components such as VSAT networks and satellite dishes, with less expensive and more capable technologies allowing customers’ businesses to grow; and improved regulatory access to new and existing markets. Events of a shorter-term nature, such as major sporting events or news events, also influence demand.

The supply of satellite capacity is determined by the availability of existing capacity and the launch of new satellites serving a particular region. Satellite capacity supply is impacted by the significant resource, financial, regulatory and other barriers to entry that characterize the satellite services industry. There are a limited number of orbital locations and limited radio frequency spectrum available to commercial communications satellite operators. As a result, a limited number of satellites can be placed into service over any particular geographic area. New entrants must face the significant capital costs of procuring a satellite and must maintain the financial and highly specialized technical resources required to operate a satellite system and market its services. Other regulatory requirements must also be satisfied before a new entrant can provide services to, from, or within a specific country.

Available supply of satellite capacity varies significantly by region, frequency and customer requirements. Existing FSS and DBS providers that already have access to the best orbital locations have a significant competitive advantage over potential new entrants. With respect to video distribution, “neighborhoods” develop where many thousands or even millions of cable headends or consumer satellite dishes are pointed at a specific orbital location or locations. Due to the often prohibitive cost of re-pointing dishes, video distribution networks have a strong preference for securing expansion satellite capacity from satellites located at the orbital location(s), or neighbourhoods, to which their or their customers satellite dishes are pointed.

The FSS industry has experienced substantial consolidation and ownership changes in recent years, including private equity participation over the last approximately five years in many of the industry’s most significant companies. Further consolidation may result in reduced supply in the future as operators, in an effort to improve asset utilization and reduce capital expenditures, seek to eliminate excess capacity in their enlarged combined fleets. In addition, investment in new satellite capacity may also be reduced as a result of the higher debt levels of satellite operators owned by financial investors, which may direct cash flow towards debt reduction and away from investment in new and replacement satellites.

BUSINESS

Our Company

We are the world’s fourth largest FSS operator and one of only three FSS operators operating on a global basis. The combination of Telesat Canada and Loral Skynet created a powerful international platform supporting (i) strong video distribution and DTH neighborhoods in North America characterized by long-term contracts with blue chip customers, significant contractual backlog and a fully contracted expansion DTH satellite, (ii) an efficient enterprise and government services business that provides North American customers with end-to-end communications services, and (iii) a strong international video distribution and enterprise services business.

Through our deep commitment to customer service and focus on innovation and technical expertise, we have developed strong relationships with a diverse range of high-quality customers, including many of the world’s largest video and data service providers. Our current customers include North American DTH providers Bell TV, Shaw Direct and EchoStar, and leading telecommunications and media firms such as HBO, Canadian Broadcasting Corporation, Bell Canada and Lockheed Martin.

Our North American Broadcast and Enterprise Services customer service contracts are typically multi-year in duration and, in the past, we have successfully contracted all or a significant portion of a satellite’s capacity prior to commencing construction. As a result, we had approximately $5.3 billion in contracted revenue backlog as of March 31, 2009. See “Business — Our Services — Revenue Backlog” for additional information.

Our fleet of twelve in-orbit satellites is comprised of eleven owned satellites and one satellite of which we lease all but one transponder. Our fleet of eleven owned in-orbit satellites had, as of March 31, 2009, an average of approximately 57.9% service life remaining, with an average service life in excess of 8.3 years. We calculate these figures using, for each satellite, the lesser of its manufacturers’ design service life or its expected end-of-service life.

The North American focused part of our satellite fleet is comprised of three owned FSS satellites, Anik F1R, Anik F2 and Anik F3, and three owned DBS satellites, Nimiq 1, Nimiq 2 and Nimiq 4. In addition, we leased from another satellite operator and operated one satellite, Nimiq 3, which was removed from commercial service on June 1, 2009. We also have one additional North American satellite, Nimiq 5, which is currently under construction and scheduled for delivery by the manufacturer on the ground in late 2009.

The international focused part of our satellite fleet is comprised of five owned FSS satellites: Anik F1, Telstar 11N, Telstar 12, Telstar 14/Estrela do Sul and Telstar 18. In addition, we lease all but one transponder on one FSS satellite, Telstar 10, from APT under a fully prepaid lease through the end of the satellite’s life, for which we have risk of loss and the right to replace the satellite at the end of its life. On June 1, 2009, we entered into an agreement with APT to terminate our leasehold interest in Telstar 10 and transfer certain customer contracts in exchange for a payment from APT to us of approximately US$69.5 million, subject to adjustment. The transaction is expected to be completed in July 2009. Proceeds will be used to fund replacement satellites or applied to reduce our indebtedness under our senior secured credit facilities.

We also operate thirteen satellites for third parties: two Mobile Satellite Services (“MSS”), satellites, one for SkyTerra LP and one for SkyTerra Canada; four satellites for SIRIUS XM Radio; one satellite for WildBlue; four satellites for EchoStar; one satellite for XTAR, an affiliate of Loral; and one satellite for MacDonald, Dettwiler and Associates.

We believe our global satellite fleet, access to our desirable orbital locations and strong relationships with our customers underpin our established, predictable core business, and provide us with the opportunity to capitalize on the growth drivers in the satellite industry and the markets we serve.

Our History

Telesat Interco Inc. (“Telesat Interco”) was incorporated under the Canada Business Corporations Act (the “CBCA”) on November 6, 2006 in contemplation of an acquisition of Telesat Canada and the related transfer of Loral Skynet to Telesat Canada, which we refer to as “the Telesat Canada transaction.” Telesat Canada was originally formed in 1969 by the Telesat Canada Act, or the Telesat Act. In 1972, Telesat Canada launched the world’s first domestic commercial satellite in geostationary orbit and continued as a pioneer in technical and commercial innovation with the first commercial Ku-band satellite in 1978, Canada’s first DBS satellite in 1999 and the first consumer 2-way Ka-band broadband Internet service via satellite in 2004. Since the mid-1970’s, Telesat has provided satellite services for voice, data and broadcast communications across Canada, including the far north, bringing to those isolated areas services similar to ones available in major centres. As part of the government divestiture pursuant to the Telesat Divestiture Act, Telesat Canada was continued on March 27, 1992 under the CBCA, the Telesat Act was repealed and the government sold its shares in Telesat Canada to Alouette Telecommunications Inc. (“Alouette”), which subsequently became a wholly-owned subsidiary of BCE. Alouette was amalgamated with Telesat Canada on January 1, 2007 under the name “Telesat Canada.” On October 31, 2007, Telesat Canada amalgamated with 436320 Canada Inc., a wholly owned subsidiary of Telesat Interco, to continue as Telesat Canada.

Loral Skynet, a Delaware corporation, was a wholly-owned subsidiary of Loral Space & Communications Holdings Corporation, a Delaware corporation (“LSC Holdings”). Through earlier mergers and acquisitions, Loral Skynet traces its history to two of the originating businesses in United States satellite communications with more than 40 years of experience: AT&T Skynet and Orion Satellite Corporation (“Orion”). AT&T Skynet and its predecessor organizations in AT&T Bell Laboratories launched the satellite industry by demonstrating the first trans-Atlantic satellite delivery of television on Telstar 1 in 1962. Through the 1970s, 1980s and 1990s, AT&T Skynet provided industry-leading telephone and television services in the United States for AT&T and leading television broadcasters and cable operators on the Comstar and Telstar series of satellites. In 1997, AT&T Skynet was acquired from AT&T by LSC Holdings, became Loral Skynet, and expanded from United States only to global satellite operations. Orion was formed in 1988 for the purpose of launching international VSAT services and expanding newly enabled “separate system” international services. In 1994, Orion launched Orion 1, which provided early trans-Atlantic VSAT services between the United States and Europe. Orion was the second United States licensed “separate system” authorized to compete directly with Intelsat for certain types of international satellite services. Orion was acquired by LSC Holdings in 1998 and merged operationally with Loral Skynet in 1999. In July 2003, Loral Space & Communications Ltd. (“Old Loral”) and its subsidiaries, including the predecessor business that constitutes Loral Skynet, sought protection under chapter 11 of the United States federal bankruptcy code. Loral and Loral Skynet succeeded to the business of Old Loral in connection with a chapter 11 plan of reorganization when Old Loral emerged from bankruptcy in November 2005.

Our Shareholders

PSP is a Canadian Crown corporation established by the Canadian Parliament pursuant to the Public Sector Pension Investment Board Act (the “PSP Act”) and is mandated to manage employer/employee pension contributions made after April 1, 2000 to the federal Public Service, the Canadian Forces and the Royal Canadian Mounted Police pension funds and contributions made after March 1, 2007 to the Reserve Force Pension Fund. PSP holds its interest in Telesat Holdings through a wholly-owned subsidiary, Red Isle Private Investments Inc. (“Red Isle”), a corporation organized under the CBCA. Red Isle’s direct interest and PSP’s indirect interest in Telesat Holdings is a 36% equity interest, a 66 2/3% voting interest on all matters except for the election of directors, and a 30% voting interest for the election of directors.

Loral is a Delaware corporation and, together with its subsidiaries, is a leading satellite communications company engaged in satellite manufacturing with investments in satellite-based communications services. Loral owns through a subsidiary 64% of the economic interest of Telesat Holdings and a 33 1/3% voting interest on all matters. Various funds affiliated with MHR hold, as of March 31, 2009, approximately 40.1% of Loral’s outstanding voting common stock and 59.2% of Loral’s total outstanding voting and non-voting common stock. Mark H. Rachesky, M.D., chairman of our board of directors and non-executive chairman of the board of directors of Loral, is the co-founder and president of MHR.

Corporate Structure

Our corporate structure is as follows:

(1)	PSP holds 30% of the shares eligible to vote for directors; the remaining 36 2/3% of shares eligible to vote for directors are held by two independent individuals.

(2)	Held by PSP; liquidation preference as of December 31, 2007. Dividend at a rate of 7% per annum or 8.5% following a performance failure.

(3)	Telesat LLC, a Delaware limited liability company, is a wholly-owned subsidiary of Telesat Canada and exists primarily for the purpose of serving as a co-issuer of the notes offered hereby.

Competitive Strengths

Our business is characterized by the following key competitive strengths:

Leading Global FSS Operator

We are the fourth largest FSS operator in the world and the largest in Canada, with a strong and growing business. We have a leading position as a provider of satellite services in the North American video distribution market. We provide services to both of the major DTH providers in Canada, Bell TV and Shaw Direct, who together have approximately 2.7 million subscribers, as well as to EchoStar for the United States DTH market. Our international satellites are well positioned in several emerging, high growth markets and provide strong neighborhoods for high value customers in those markets. Telstar 11N provides service to American, European and African regions and aeronautical and maritime markets of the North Atlantic Ocean Region. Telstar 12 has the capability to provide intercontinental connectivity from the Americas to the Middle East. Telstar 18 delivers video distribution and contribution throughout Asia and offers connectivity to the US mainland via Hawaiian teleport facilities. Our current enterprise services customers include leading telecommunications service providers as well as a range of network service providers and integrators, who provide services to enterprises, governments and international agencies and multiple ISPs.

Blue Chip Customer Base

We offer our broad suite of satellite services to more than 400 customers worldwide, which include some of the world’s leading television broadcasters, cable programmers, DTH service providers, ISPs, telecommunications carriers, corporations and government agencies. Over nearly 40 years of operation, we have established long-term, collaborative relationships with our customers and have developed a reputation for creating innovative solutions and providing services essential for our customers to reach their end users. Our customers represent some of the strongest and most financially stable companies in their respective industries. These customers frequently commit to long-term contracts for our services, which enhances the predictability of our future revenues and cash flows and supports our future growth. Our customers include:

Broadcast:	North American DTH providers Bell TV, Shaw Direct and EchoStar, and leading telecommunications and media firms such as HBO, Canadian Broadcasting Corporation, Bell Canada and Lockheed Martin.

Enterprise:	Bell Canada, NorthwesTel, Barrett Xplore Inc.

Consulting:	WildBlue, SkyTerra LP, SkyTerra Canada, SIRIUS XM Radio, EchoStar and MacDonald, Dettwiler and Associates

Large Contracted Revenue Backlog and Young Satellite Fleet Underpin Anticipated Growth and High Revenue Visibility

Historically, we have been able to generate strong cash flows from our operating activities due to the high operating margins in the satellite industry and our disciplined control of expenses. The stability of our cash flows is underpinned by our large revenue backlog. As of March 31, 2009, we had contracted backlog for future services of approximately $5.3 billion, which represents a multiple of over seven times revenue for the year ended December 31, 2008. Of the approximately $5.3 billion backlog (approximately 1% of which related to Telstar 10), we anticipate that approximately $497 million will be recognized as revenue in 2009 with the remaining approximately $4.8 billion to be recognized in 2010 and thereafter. We have been able to generate significant backlog by entering into long-term contracts with our customers, in some cases for all or substantially all of a satellite’s service life.

This revenue backlog supports our anticipated growth. A significant proportion of our expected revenue growth is based on currently contracted business with our DTH provider customers for satellites either recently launched or that will be launched within the next year. In addition to this backlog, we have historically experienced a high proportion of contract renewals with existing customers. Together these two factors have produced ongoing, stable cash flows.

The high quality and young age of our satellite fleet also positively impacts our cash flows as we manage capital expenditures. Our fleet of twelve in-orbit satellites is comprised of eleven owned in-orbit satellites and one satellite of which we lease all but one transponder. Our fleet of eleven owned in-orbit satellites had, as of March 31, 2009, an average of approximately 57.9% service life remaining, with an average service life in excess of 8.3 years. We calculate these figures using, for each satellite, the lesser of its manufacturers’ design service life or its expected end-of-service life. One additional satellite, Nimiq 5, is under construction.

Portfolio of Orbital Real Estate

Our satellites generally occupy highly attractive orbital locations that provide distinct competitive advantages given the scarcity of satellite spectrum. Access to these orbital locations, coupled with the high capital intensity of the satellite business, create strong barriers to entry in our markets. We are licensed to occupy a collection of orbital locations that also allows us to serve the Americas. Our international satellites also occupy highly desirable orbital locations that enable broad pan-regional service with interconnectivity between regions, making them attractive for both intra- and inter-regional services and customers.

See “Business — Our Orbital Locations” for a more detailed description of our orbital locations, the satellites that occupy them and the geographic regions that they serve.

Global Operations Provides Revenue Diversification and Economies of Scale

The combination of Telesat Canada’s North American broadcast and enterprise services businesses with Loral Skynet’s international business created a company that is well diversified in terms of the customers and regions it serves and the services it provides. Our North American business, particularly our broadcast business, drives our backlog, while our international activities give us access to the higher growth markets for satellite services. We benefit from growth in both the broadcast and enterprise services markets due to our strong presence in each. Our global satellite footprint allows us to meet the global requirements of broadcasters, carriers and government users around the world.

In addition to diversifying our revenues on a customer, product and geographic basis, the combination of Telesat Canada with Loral Skynet allows us to achieve greater economies of scale.

Business Strategy

We are committed to continuing to provide the strong customer service and focus on innovation and technical expertise that have allowed us to successfully build our business to date. Building on our large backlog and significant contracted growth, our focus will be on taking disciplined steps to grow our core business and sell our existing satellite capacity, improve our operating efficiency and, in a disciplined manner, use the strong cash flow generated by our existing business, contracted expansion satellite and cost savings to strengthen our business.

Continue to Grow Our Core Business

We believe our satellite fleet offers a strong combination of existing backlog, contracted revenue growth and additional capacity on our existing satellites that provides a solid foundation upon which we will seek to grow our revenues and cash flows. To achieve this growth, we will seek to capture the anticipated increased demand for satellite services and capacity, (i) in the broadcast services market, from broadcast video applications, including DTH services, HDTV, IPTV, and a growth in the number of channels and (ii) in the enterprise services market, from developing market requirements, government markets, government services and enterprise network demand.

Reduce Costs

Prior to the combination of Telesat Canada and Loral Skynet, we completed a thorough process to formulate, validate and document a comprehensive integration plan. We have substantially implemented this integration plan, which resulted in a substantial headcount reduction in certain areas of the company and consolidation of a number of Loral Skynet facilities, including satellite and network operations centres and teleports. In 2008, we realized substantial cost synergies. In 2009, we expect to continue to review all aspects of our business to contain operating costs and improve our operating efficiency.

Follow a Disciplined Satellite Expansion Strategy

With our current satellite fleet we believe we are well positioned to serve our customers and the markets in which we participate. We regularly pursue opportunities to develop new satellites, particularly in conjunction with current or prospective customers who will commit to a substantial amount of capacity at the time the satellite construction contract is signed. We also evaluate the performance of our business on an ongoing basis and may carry out strategic dispositions of assets, including one or more satellites as part of that process.

Increase Cash Flow, Reduce Leverage and Maintain Strong Liquidity Profile

The satellite industry is characterized by a relatively fixed cost base that allows significant revenue growth with relatively minimal increases in operating costs, particularly for sales of satellite capacity. Thus, we anticipate that we can increase our revenues without proportional increases in our operating expenses, allowing us to expand our margins. To further enhance our liquidity, at the closing of the Telesat Canada transaction we established a five-year $153 million revolving credit facility that can be used for general corporate purposes including working capital and capital expenditures of which nil million dollars was outstanding at December 31, 2008 (excluding outstanding letters of credit).

Our Services

We earn the majority of our revenues by providing transponder capacity to customers, who use the capacity for their own communications requirements or to provide satellite-based services to customers further down the distribution chain for video and data services. We also earn revenue by providing ground-based transmit and receive services, selling equipment, installing, managing and maintaining satellite networks, and providing consulting services in the field of satellite communications. Historically, Telesat Canada categorized its revenues into five categories: Broadcast, Business Networks, Carrier, Consulting & Other and Subsidiaries. In this document, we categorize our revenues into: Broadcast, Enterprise Services and Consulting & Other. Business Networks and Carrier are now in Enterprise Services. Revenue from our subsidiaries is now included in the category that corresponds to the services that they provide.

Broadcast:  Our broadcast services business provided approximately 49% of our revenues for the year ended December 31, 2008. These services include:

•	DTH. Both Canadian DTH service providers (Bell TV and Shaw Direct) use our satellites as a distribution platform for their services, delivering television programming, audio and information channels directly to customers’ homes. For the year ended December 31, 2008, our two largest customers accounted for 18% and 11% of our revenues, respectively. In addition, EchoStar uses our Anik F3 satellite, and DIRECTV uses one of our orbital locations, for DTH services in the United States.

•	Video Distribution and Contribution. Major broadcasters, cable networks and DTH service providers use our satellites for the full-time transmission of television programming. Additionally, we provide certain broadcasters and DTH service providers bundled, value-added services that include satellite capacity, digital encoding of video channels and uplinking and downlinking services to and from our satellites and teleport facilities. Telstar 18 delivers video distribution and contribution throughout Asia and offers connectivity to the US mainland via Hawaiian teleport facilities. Our Telstar 12 satellite is also used to transmit television services. In both Brazil and Chile, we provide video distribution services on Telstar 14/Estrela do Sul.

•	Occasional Use Services. Occasional use services consist of satellite transmission services for the timely broadcast of video news, sports and live event coverage on a short-term basis enabling broadcasters to conduct on-the-scene transmissions using small, portable antennas.

Enterprise Services:  Our enterprise services provided approximately 47% of our revenues for the year ended December 31, 2008. These services include:

Data networks in North America and the related ground segment and maintenance services supporting these networks:  We are one of the largest operators of very small aperture terminal, or VSAT, systems in North America, managing thousands of VSAT terminals at customer sites in Canada, the United States and Mexico. For some of these customers, we offer end-to-end services including installation and maintenance of the end user terminal, maintenance of the VSAT hub, and provision of satellite capacity. For other customers, we may provide a subset of these services. Examples of North American data network services include point of sale services for customers in Canada and communications services to remote locations for the oil and gas industry.

International Enterprise Networks:  Our global IP-based network services infrastructure allows us to provide worldwide IP-based terrestrial extension services that allow enterprises to reach all of their locations worldwide — many of which cannot be connected via terrestrial means. In addition, these managed service solutions enable multi-cast and broadcast functionality, as with traditional video broadcast distribution, which take full advantage of satellite’s one-to-many attributes. We are delivering these services to enterprises whose headquarters are typically in the United States or Europe both through terrestrial partners and directly.

Ka-band Internet Services:  We provide Ka-band satellite capacity to Barrett Xplore Inc. and other resellers in Canada who use it to provide two way broadband Internet services in Canada. We also provide Ka-band satellite capacity to WildBlue who uses it to provide similar services in the United States.

Telecommunication carrier services:  We provide satellite capacity and end-to-end services for data and voice transmission to telecommunications carriers located throughout the world. These services include (i) connectivity and voice circuits to remote locations in Canada for customers such as Bell Canada and NorthwesTel and (ii) space segment capacity and terrestrial facilities for internet backhaul and access, GSM backhaul, and services such as rural telephony to carriers around the world.

Government Services:  The United States Government is the largest single consumer of fixed satellite services in the world, and a significant user of our international satellites. Over the course of several years we have implemented a successful strategy to sell through government service integrators, rather than directly to United States Government agencies. We are also a significant provider of satellite services to the Canadian Government, providing a variety of services from a maritime network for a Canadian Government entity to protected satellite capacity to the Department of National Defence for the North Warning System.

Consulting & Other:  Our consulting and other category provided approximately 4% of our revenues for the year ended December 31, 2008. Our consulting operations allow us to realize operating efficiencies by leveraging our existing employees and the facility base dedicated to our core satellite communication business. With almost forty years of engineering and technical experience, we are a leading consultant in establishing, operating and upgrading satellite systems worldwide, having provided services to businesses and governments in approximately thirty countries across six continents. Currently, our international consulting business provides satellite-related services in approximately seventeen countries.

We benefit from revenue diversity both in terms of the geographic location of our customers, based on the billing address of our customers, and the nature of the services provided. For the year ended December 31, 2008, we derived operating revenues, based on the billing address of the customer, in the following geographic regions:

Year Ended
December 31,
2008
(In CAD$ millions)

North America	$598
Asia and Australia	34
Europe, Middle East and Africa	47
Latin America	32

For the year ended December 31, 2008, we derived operating revenues from the following services:

Year Ended
December 31,
2008

Broadcast	49%
Enterprise Services	47%
Consulting and Other	4%

Sales and Marketing

We have organized our sales effort by North American Broadcast, North American Enterprise, and International, to allow our sales teams to focus on different customer bases that can take advantage of the different types of services enabled by our various satellites. Our account teams typically include an experienced sales executive, supported by an application engineering team that provides both pre-sale and post-sale technical advice and consultation to our customers. Our sales staff is partially compensated based on meeting and exceeding individual revenue quota targets and overall corporate performance.

We sell our services worldwide primarily through a direct sales force located at our headquarters in Ottawa and at regional offices in London, Vienna, Singapore, Bangalore, Sao Paulo, Rio de Janeiro, Bedminster (New Jersey), Rockville (Maryland), Montreal, Toronto and Calgary.

Contracts

We have generally sold satellite transponder capacity, ground services and end-to-end managed services to our customers using three different contractual arrangements:

•	Service agreements: The most common type of agreement that we have entered into for the provision of satellite capacity, ground services and end-to-end managed services is the service agreement. In our service agreements, a customer commits to purchase a specific type of capacity or service. These service agreements contain terms that are generally consistent with industry practices and, for our North American DTH customers, are often for the entire service life of a satellite. Typically, our service agreements can only be terminated by our customers prior to the expiration date in the event of a continued period of service interruption.

•	Transponder purchase and operating services agreements: We have also entered into transponder purchase and operating services agreements with a number of our customers to provide them with access to capacity on Anik F1, Anik F1R, Anik F2, Nimiq 1 and Nimiq 2. We refer to these transponder purchase and operating services agreements as “condominium style” agreements as the customer purchases the transponder on the satellite and then pays us ongoing operating fees for the life of the satellite. Typically, our customers are only entitled to terminate these transponder purchase and operating agreements in the event of a transponder failure. If such an event were to occur, barring a specified degree of negligence or misconduct on our part, our customers may no longer be required to pay us the ongoing operating fees, but would not be entitled to be reimbursed other fees paid by them in connection with the purchase of the transponder. We have not entered into any transponder purchase and operating services agreements since 2005.

•	License agreements: We have also entered into a license arrangement for the majority of the Ka-band capacity on Anik F2. This license agreement provides our customer with the exclusive right to access and use the licensed Ka-band capacity for the life of the satellite. Payment for the license has been received and we have no obligation to reimburse such payment in the event of service interruption.

We plan to sell satellite capacity in the future through service contracts, or, in unique circumstances, through exclusive license agreements.

Revenue Backlog

Contracted revenue backlog represents our expected future revenues (without discounting for present value) under all current contractual service agreements, including any deferred revenues that we will recognize in the future in respect of cash already received. The significant majority of this contractual backlog is in respect of service or other agreements for satellite capacity. Our contracted backlog is comprised of all amounts due under a contract through the expiration date. We do not assume a given contract will be renewed beyond its stated expiration date. Contracted backlog is attributable both to satellites currently in orbit and to one satellite, Nimiq 5, currently under construction and scheduled for launch in late 2009. As of March 31, 2009, our contracted backlog, including the Nimiq 5 satellite, was approximately $5.3 billion (approximately 1% of which related to Telstar 10). This amount includes approximately $371 million of customer prepayments that Telesat has already received.

Generally, following the successful launch of a satellite, if the satellite is operating nominally, our customers may only terminate their service agreements for satellite capacity by paying us the present value of the payments that would have otherwise become due over the term of the service agreement. In the case of our satellite under construction, Nimiq 5, we would be obligated to return the customer prepayments made under service agreements for that satellite, plus interest, if the launch was to fail. Those repayments would be funded by insurance proceeds, cash on hand and/or funds available under our revolving credit facility. While there can be no assurances, we anticipate that in the event of a launch failure, our customer would contract with us for replacement capacity. Also, if the launch of Nimiq 5 was significantly delayed, our customer could exercise a right of termination under its service agreement and we may in such instance be obligated to return certain prepayments received from the customer plus interest. On March 15, 2008, the Proton launch vehicle, which is currently scheduled to launch our Nimiq 5 satellite, experienced a failure stranding a telecommunications satellite of another satellite operator in a low orbit. The resulting investigation delayed the launch of our Nimiq 4 satellite to September 2008. A similar future failure could delay the launch of the Nimiq 5 satellite, which is currently anticipated to occur in late 2009.

Our actual realized revenues may differ from the revenues we expect to realize based on our contractual backlog, and such differences may be material. See “Risk Factors — Risks Related to Our Business” for a discussion of some of the factors that may affect our revenues.

In-Orbit Satellites

Our North American focused fleet is comprised of three owned FSS satellites, Anik F1R, Anik F2 and Anik F3, and three owned direct broadcast services, or DBS, satellites, Nimiq 1, Nimiq 2 and Nimiq 4. In addition, we leased and operated one satellite, Nimiq 3, which was removed from commercial service on June 1, 2009. Our international fleet is comprised of five owned FSS satellites, Anik F1, Telstar 11N, Telstar 12, Telstar 14/Estrela do Sul and Telstar 18 and one satellite, Telstar 10, on which we lease all but one transponder through the satellite’s end-of-life.

Our operations and engineering personnel are actively involved in all stages from the design through the deorbiting of the satellites that we procure. Our personnel work directly with our contractors at the contractor’s site to provide technical input and monitor progress during the satellite’s design, construction and launch phases. Our personnel operate all of our owned satellites throughout the service life of the satellite. Our close monitoring of earth station operations and around-the-clock satellite control and network operations support ensure timely corrections when problems occur. In addition, we have in place contingency plans, which we review on a regular basis, for technical problems that may occur during the service life of a satellite. We also work closely with earth station manufacturers to test and implement the earth stations that we procure, and to resolve technical problems as they arise.

The table below summarizes selected data relating to our owned and leased in-orbit satellite capacity as of March 31, 2009:

				Expected
				End-of-
	Orbital Location		Manufacturer’s	Commercial-				Hosted
	Regions		End-of-	Service	Our Transponders(1)			Transponders
	Covered	Launch Date	Service- Life	Life(1)	C-band(2)	Ku-band(2)	Ka-band	L-band(3)	Model

Nimiq 1	91.1° WL Canada, Continental United States	May 1999	2011	2024	—	32@24MHz	—	—	A2100 AX (Lockheed Martin)
Nimiq 2(4)	91.1° WL Canada, Continental United States	December 2002	2015	2022	—	11@24MHz		—	A2100 AX (Lockheed Martin)
Nimiq 3(5)	82° WL Canada Continental United States	June 1995	2007	2009	—	16@24MHz	—	—	BSS 601 (Boeing)
Nimiq 4	82° WL Canada	September 2008	2023	2027		32@24MHz	8@54MHz		E3000 (EADS Astrium)
Anik F1	107.3° WL South America	November 2000	2016	2013	12@36MHz (S. America)	16@27MHz (S. America)	—	—	BSS702 (Boeing)
Anik F2	111.1° WL Canada, Continental United States	July 2004	2019	2027	24@36MHz	32@27MHz	31@56/112MHz 6@500MHz 1@56/112MHz	—	BSS702 (Boeing)
Anik F1R(3)	107.3° WL North America	September 2005	2020	2023	24@36MHz	32@27MHz	—	2@20MHz	E3000 (EADS Astrium)
Anik F3	118.7° WL Canada, Continental United States	April 2007	2022	2026	24@36MHz	32@27MHz	2@75MHz (500MHz)	—	E3000 (EADS Astrium)
Telstar 10(6)	76.5° EL Asia and Portions of Europe, Africa and Australia	October 1997	2009	2012	1@30MHz 26@36MHz	7@54MHz	—	—	SS/L 1300
Telstar 11N (10)	37.55° WL North and Central America, Europe, Africa and the maritime Atlantic Ocean region	February 2009	2024	2026		39@27/54MHz			SS/L 1300
Telstar 12(7)	15° WL Eastern United States, SE Canada, Europe, Russia, Middle East, North Africa, portions of South and Central America	October 1999	2012	2016	—	37@54MHz	—	—	SS/L 1300
Telstar 14/Estrela do Sul	63° WL Brazil And portions of Latin America, North America, Atlantic Ocean	January 2004	2019	2011	—	9@72MHz 10@36MHz 2@28MHz 1@56MHz	—	—	SS/L 1300
Telstar 18(8)(9)	138° EL India, South East Asia, China, Australia And Hawaii	June 2004	2017	2018	16@36MHz 1@54MHz	5@54MHz 1@40MHz	—	—	SS/L 1300

(1)	Our current estimate of each satellite’s capacity and service life, taking account of anomalies and malfunctions the satellites have experienced and other factors such as remaining fuel levels, consumption rates and other available engineering data. These estimates are subject to change and it is possible that the actual service life of any of these satellites will be shorter than we currently anticipate. See “Risk Factors — Risks Related to Our Business — The actual commercial service lives of our satellites may be shorter than we anticipate.”

(2)	Includes the DBS Ku-band, extended C-band and extended Ku-band in certain cases.

(3)	We do not provide service in the L-band. The L-band payload is licensed to our customer by the FCC.

(4)	It is expected that the available capacity on Nimiq 2 will be reduced over time as a result of power system limitations due to malfunctions affecting available power. The number of Ku-band transponders stated above refers to the number of active saturated Ku-band transponders as of March 31, 2009.

(5)	Nimiq 3 was removed from commercial service on June 1, 2009.

(6)	We have a fully paid-up leasehold interest from APT in this satellite and all of its transponder capacity except for one transponder through the end of the satellite’s service life. Pursuant to our lease agreement with APT relating to Telstar 10, we have the exclusive right to lease any replacement satellite launched by APT to be located at the 76.5° EL orbital location, upon substantially similar terms and conditions as the current lease agreement and at a lease rate equal to the cost of constructing and launching the replacement satellite plus an additional fee. We also have the right to require APT to launch replacement satellites to be located at the 76.5° EL orbital location, with the procurement of the replacement satellite(s) to be effected in various manners, at our discretion, including in the form of a sale leaseback transaction pursuant to which (i) we would arrange for the construction and launching of such replacement satellite; (ii) we would sell the satellite to APT; and (iii) we would lease back the satellite at a lease price equal to the sale price to APT plus an additional fee. Our agreement with APT provides that in no event is APT required to make any payment to us of the sale price until it has received the related lease payment from us. On June 1, 2009, we entered into an agreement to terminate our leasehold interest in

Telstar 10 and to transfer certain related customer contracts in exchange for a payment from APT to us of approximately U.S.$69.5 million, subject to adjustment. The transaction is expected to be completed in July 2009.

(7)	Telstar 12 has 38-54MHz transponders. Four of these transponders are leased to Eutelsat to settle coordination issues, and we lease back three of these transponders.

(8)	Includes 16.6MHz of C-band capacity provided to the Government of Tonga in lieu of a cash payment for the use of the orbital location.

(9)	The satellite carries additional transponders, not shown on the table, as to which APT has a prepaid lease through the end of life of the satellite in consideration for APT’s funding a portion of the satellite’s cost. This transaction was accounted for as a sales-type lease, because substantially all of the benefits and risks incident to the ownership of the leased transponders were transferred to APT. We have agreed with APT among other things that if we are able to obtain the necessary approvals and licenses from the U.S. government under U.S. export laws, we would transfer title to the APT transponders on Telstar 18 to APT, as well as a corresponding interest in the elements on the satellite that are common to or shared by the APT transponders and our transponders. Telesat is contractually obligated to re-acquire from APT two transponders for an additional payment in August 2009. We have the right pursuant to an agreement with APT to exchange, subject to availability, up to four Ku-band transponders on Telstar 10 for C-band transponders on APT’s APSTAR VI satellite or its transponders on Telstar 18, with a cash adjustment for the difference in market value between the transponders so exchanged. Any such exchange shall remain in effect through the end of life of Telstar 10, following which, we may under certain limited circumstances continue our use on any exchanged C-band transponder by paying an additional annual fee per transponder. This exchange right terminates on the date that is three years before the anticipated end of life of Telstar 10.

(10)	Telstar 11N entered commercial service on March 31, 2009.

In addition to the pending sale of our leasehold interest in Telstar 10, we are in negotiations regarding the potential sale of our interest in another of our international satellites. Telesat cannot at this time assess the probability of concluding any further transaction under discussion or under what terms, including price, the assets may be sold.

Nimiq Satellites

In July 2008, Nimiq 1 suffered a solar array circuit failure but normal operation has since been restored.

On February 20, 2003, Nimiq 2 experienced an anomaly affecting the available power on the satellite. Lockheed Martin, the satellite’s manufacturer, concluded the most likely cause of this anomaly was an electrical short-circuit caused by foreign object debris located in a single power-carrying connector. As a result of this anomaly, the south solar array power cannot be recovered. Following this event, Nimiq 2 was relocated into the 82o WL orbital location.

At the time of this anomaly, Nimiq 2 was insured. During the third quarter of 2003, we successfully settled with our insurers a claim for the loss valued at US$49.8 million; 50% of the proceeds were paid to our customer.

On September 28, 2006, Nimiq 2 experienced a failure of a solar array circuit, resulting in a reduction of available power. A number of LM A2100 series of satellites have suffered similar in-orbit failures of circuits on their solar array. Lockheed Martin is currently investigating the cause of these failures. On March 10, 2009, Nimiq 2 experienced a failure of an additional solar array circuit, resulting in further reduction in available power.

Presently, we are able to support eleven of the satellite’s 32 Ku-band transponders operating at saturation, however, as a result of the most recent circuit failure, it is currently expected that the available capacity will be reduced to ten saturated Ku-band transponders by mid-2010. By the end of the satellite’s service life, the number of transponders is currently projected to decrease to nine saturated transponders due to array degradation. There is insufficient power to operate the Ka-band payload carried by the satellite (which consists of two transponders) and these transponders are no longer active.

In April 2005, another satellite operator reported that a satellite of the same series as Nimiq 2 suffered a solar array anomaly that resulted in the complete loss of one array and a corresponding 50% reduction in available satellite power. Lockheed Martin, the manufacturer, has traced the most likely cause of this failure to a component on the solar array drive. Unlike Nimiq 1, Nimiq 2, has this component in its remaining functioning solar array. If this same component failed on the functioning array of Nimiq 2, this would result in a total loss of the satellite which could have a material adverse effect on our business.

Anik Satellites

Anik F1 was designed with the capability to cover both North America and South America from the 107.3° WL orbital location. In August 2001, Boeing, the manufacturer of the Anik F1 satellite, advised us of a gradual decrease in available power on-board the satellite. Boeing investigated the cause of the power loss and reported that the power will continue to degrade resulting in a premature end-of-life of Anik F1. We procured a replacement satellite, Anik F1R, which was launched in 2005. The North American traffic on Anik F1 was transferred to Anik F1R. We now use Anik F1 to provide coverage of South America only.

In December 2002, Telesat Canada filed a claim for Anik F1 as a constructive total loss under its insurance policies. See “Business — Legal Proceedings” for a more detailed description of Telesat’s claim and the proceeding.

In November 2006, Telesat commenced arbitration proceedings against Boeing in connection with the Anik F1 power loss. A portion of its claim was in respect of the subrogated rights of its insurers. See “Business — Legal Proceedings” for a more detailed description of Telesat’s claim and the proceeding.

We have experienced and continue to experience intermittent anomalies with certain amplifiers in the Ka-band and Ku-band payloads on Anik F2. Boeing, the manufacturer, has completed its investigation of these anomalies. The majority of these affected units continue to remain in service through modifying operational configurations.

There is a small Ka-band payload on Anik F3 which experienced an anomaly following launch. We have implemented a plan to remedy the effect of this anomaly and the Ka-band payload is now operational. A US$4 million claim was settled with the insurance underwriters in 2008.

Telstar Satellites

Telstar 10 has experienced power loss caused by solar array failures. As a result, certain unutilized transponders have been removed from service on Telstar 10. We will remove additional transponders from service in order to maintain sufficient power to operate the remaining transponders for the satellite’s specified life. The rate of future solar array degradation, and the corresponding number of transponders that must be removed from service, if any, cannot be predicted, and therefore the impact on future revenue generation is uncertain. Prior to February 2005, Telstar 10 experienced a loss of one of two command receivers. Full command-receiver redundancy was subsequently restored through the loading of a software upgrade.

Telstar 12 has experienced losses of power from its solar arrays. These losses of power have not resulted in any operational impact or reduction in the number of available transponders. We do not expect that any transponders will need to be removed from service in the future as a result of the power losses. The rate of future solar array degradation, however, and the corresponding number of transponders that must be removed from service, if any, cannot be predicted. Therefore the impact on future revenue generation is uncertain. Telstar 12 experienced a loss of one of two command receivers. Full command-receiver redundancy was subsequently restored through the loading of a software upgrade. Telstar 12 has experienced a loss of some redundant equipment that has not impacted satellite operations and is not expected to impact satellite operations.

Telstar 14/Estrela do Sul (Telstar 14)’s North solar array only partially deployed after launch, diminishing the power and life expectancy of the satellite. At the end of March 2004, the satellite began commercial service with substantially reduced available transponder capacity and with an expected life reduced to 2011. Telstar 14 has experienced a loss of some redundant equipment that has not impacted satellite operations and is not expected to impact satellite operations. An insurance claim was filed and paid to Loral in 2005 for these losses.

Telstar 18 has experienced a failure of one of two telemetry transmitters and the investigation is underway to review options to restore some level of redundancy. Telstar 18 has experienced a loss of some redundant equipment that has not impacted and is not expected to impact satellite operations.

Rights to Other Satellites

In addition, we have rights to the following satellite capacity to end of service life of those satellites:

•	Satmex 5: three 36MHz Ku transponders;

•	Satmex 6: two 36MHz C-band transponders; two 36 MHz Ku transponders; and

•	Agila 2 (Mabuhay): three 36MHz C-band transponders.

We have an option to cause Loral to assign to us its rights and obligations with respect to the payload of the yet-to-be launched ViaSat-1 satellite providing coverage into Canada upon payment by us to Loral of (i) all amounts paid by Loral with respect to the payload of ViaSat-1 providing coverage into Canada on or prior to the date we exercise the option plus (ii) an option premium of between US$6 million and US$13 million depending on the date of exercise. See “Related Party Transactions — Other Related Party Arrangements — ViaSat-1” for additional information about Telesat’s option and ViaSat-1.

Planned Satellites

We entered into contractual arrangements with SS/L for the construction of Nimiq 5, currently scheduled to be delivered by the manufacturer on the ground in late 2009. Nimiq 5 is designed to have 32-24 MHz Ku-band transponders, be located at the 72.7° WL orbital location, and provide coverage of Canada and the continental United States. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations and Other Commercial Commitments” for a discussion on the contractual obligations due for Nimiq 5.

Potential Future Satellites

We have certain satellite spectrum resources and access to prime orbital locations as described below, see “Business — Our Orbital Locations.” These spectrum resources and orbital locations provide us with the opportunity to add to our satellite fleet in order to expand our broadband services and core broadcast activities. At this time, we have no committed capital expenditures for new satellites beyond Nimiq 5.

Our Orbital Locations

To date, Telesat Canada has been authorized by Industry Canada to operate spacecraft in the following prime Canadian DBS and FSS orbital locations, each of which is located between the east and west coasts of North America:

DBS
72.5°/72.7° WL	In December 2003, Industry Canada awarded Telesat Canada approval in principle to use the 72.5° WL DBS orbital location. To facilitate frequency coordination, the ITU Region 2 BSS Plan was subsequently modified to change the Plan entry from 72.5° WL to 72.7° WL. Two satellites that are owned, operated and used by other satellite operators are currently located in the 72.5° WL and 72.7° WL orbital locations, under our direction and control. We have until December 31, 2009 to occupy the 72.7° WL orbital location with a new satellite. The Nimiq 5 satellite, which is currently under construction and scheduled to be delivered by the manufacturer on the ground in late 2009, is expected to be operated in that orbital location.
82.0° WL	In November 2000, Industry Canada granted Telesat Canada a spectrum license to access the 82.0° WL DBS orbital location until the earlier of March 2016 or the end of the service life of the satellite. In March 2009, the term of that license was extended to December 31, 2023. This orbital location is used to supplement the satellite capacity that is provided from the satellites located at the 91.0° WL orbital location. Currently, Nimiq 4 occupies the 82.0° WL orbital location.
91.0°/ 91.1° WL	In March 1999, Industry Canada amended the spectrum license granted to Telesat Canada in 1997 (which had originally applied to the 82.0° WL orbital location) to transfer our rights to the 91.0° WL DBS orbital location. These rights currently expire in March 2011. In order to facilitate frequency coordination, the ITU Region 2 BSS Plan was subsequently amended to change the Plan entry from 91.0° to 91.1° WL. Currently, Nimiq 1 and Nimiq 2 occupy the 91.0° WL orbital location.
FSS
107.3° WL	In November 1997, Industry Canada granted Telesat Canada approval for C-band and Ku-band operations on Anik F1 at the 107.3° WL orbital location.
111.1° WL	In November 1997, Industry Canada granted Telesat Canada approval for C-band and Ku-band operations on Anik F2 at the 118.7° WL orbital location. In April 1999, the approval for Anik F2 was altered so that Telesat Canada could use the 111.1° WL, rather than the 118.7° WL, orbital location. In June 1999, Industry Canada granted Telesat Canada approval to add the Ka-band spectrum on Anik F2 at 111.1° WL
118.7° WL	In June 2001, Industry Canada granted Telesat Canada approval in principle to develop and operate a C- and Ku-band communications satellite at the 118.7° WL orbital location, and temporary authority to access the Ka-band spectrum at this orbital location. In June 2008, we were issued permanent authorization to access the Ka-band spectrum. Anik F3 currently occupies this orbital location.

At the present time, we have satellites that are authorized by the United States, the Kingdom of Tonga, China and Brazil to operate in the following FSS orbital locations:

76.5° EL	The government of Hong Kong S.A.R. granted APT Satellite Company Limited the license(s) to operate the APSTAR-IIR satellite at 76.5° EL. APSTAR-IIR (which we refer to as Telstar 10) which was launched on October 16, 1997 and commenced service in December 1997. Effective August 18, 1999, APT and Loral Asia Pacific Satellite (HK) Limited, now known as Telesat Asia Pacific Satellite (HK) Limited (“TAPS”), entered into an agreement to lease all except one transponder on the satellite. The lease agreement has provisions for TAPS to implement a replacement satellite at that orbital location. See “Business--In-Orbit Satellites” for more information.
37.55° WL	In June 2001, the FCC granted the authority to construct, launch and operate Telstar 11N at 37.5[o] WL. In September 2004, the FCC granted an application to add 250 MHz of extended Ku-band spectrum to the satellite authorization. In September 2007, the FCC amended the authorization to permit Telstar 11N to operate at the 37.55[o] WL orbital location. Telstar 11N entered commercial service at the 37.55[o] WL orbital location on March 31, 2009.
15.0° WL	In September 1995, the FCC granted conditional authority to construct and launch Telstar 12 at the 12.0[o] WL orbital location, and Telstar 12 commenced commercial service in December 1999. In March 2000, the FCC released an Order granting authority to operate Telstar 12 at the 15[o] WL orbital location.
63.0° WL	Telstar 14/Estrela do Sul was initially authorized to operate under a Concession Agreement issued by the Brazilian regulatory agency, ANATEL, and executed in May 1999. In December 2008, Telesat Brasil Capacidade de Satélites Ltda. (“TBCS”) entered into a new 15-year Concession Agreement with ANATEL allowing TBCS to operate a Ku-band satellite at 63[o] WL and requiring TBCS to dedicate a minimum amount of bandwidth to serve only Brazil until May 2014.
138.0° EL	In July 2003, the Friendly Islands Satellite Communications Company (“TONGASAT”) entered into an agreement with APT Satellite Company Limited (“APT”) for the use of the Kingdom of Tonga’s orbital location at 138[o] EL. In August 2003, APT entered into a sub-license agreement with Loral Skynet for the 138[o] EL orbital location. In June 2004, the FCC granted the request to conduct TT&C operations for Telstar 18 via the Kapolei, HI earth station. In late August 2004, Telstar 18 commenced service under authorization from the Kingdom of Tonga.

In June 2007, Canada’s Minister of Industry announced that five additional authorizations for orbital spectrum would be awarded to Telesat Canada as follows: for 17 GHz BSS (also known as RDBS) at each of the 72.5o WL, 82o WL and 86.5o WL orbital locations; and for both 17 GHz BSS and Ka-band at the 118.7o WL orbital location. Telesat Canada was subsequently awarded an authorization for extended Ku-band FSS spectrum at the 111.1° WL orbital location. We have also been authorized to use a number of C-, Ku- and Ka-band FSS and 17 GHz DBS orbital locations by the Isle of Man government. There can be no assurance that we will make use of all orbital spectrum available to us. As part of our strategy to expand our existing operations, we routinely seek to develop orbital locations and frequencies available to us.

In general, our satellites are exposed to the potential of risk of loss. See “Risk Factors — Risks Related to Our Business — Our in-orbit satellites may fail to operate as expected due to operational anomalies resulting in lost revenues, increased costs and/or termination of contracts,” for a more information about the risk of loss associated with satellite anomalies.

Satellite Operations and Related Facilities

Satellite Control Centre and Teleport/Earth Station Facilities

Our primary Satellite Control Centre (“SCC”) is located at our headquarters in Ottawa, Ontario. The SCC is the hub for our satellite-related activities. The facility is staffed 24 hours per day and currently operates twenty-four satellites. Of that number, eleven are Telesat owned satellites: Anik F1, Anik F1R, Anik F2, Anik F3, Nimiq 1, Nimiq 2, Nimiq 4, Telstar 11N, Telstar 12, Telstar 14/Estrela do Sul and Telstar 18. Thirteen are satellites that we operate for third parties: one for WildBlue; two MSS satellites — one for SkyTerra LP and one for SkyTerra Canada; four for SIRIUS XM Radio; four for EchoStar; one for XTAR, a Loral affiliate; and one for MacDonald, Dettwiler and Associates.

The headquarters building, which consists of approximately 239,000 rentable square feet on 10 acres, is co-owned by Telesat Canada and a pension fund, each having a fifty percent interest as tenants-in-common. Telesat has signed an offer to lease and is finalizing a lease which provides for a fifteen year term (terminable by Telesat Canada at any time after ten years upon two years’ notice), commencing February 1, 2009, for an area in the headquarters building of approximately 112,000 rentable square feet. The balance of the area in the headquarters building is occupied by third parties.

The Allan Park earth station, located northeast of Toronto, Ontario on approximately 65 acres of land, houses a customer support centre and a technical control centre. This facility is the single point of contact for Telesat’s customers internationally and is also the main earth station complex providing TT&C services for the satellites that we operate. The Allan Park earth station also houses our back-up satellite control centre for the Nimiq and Anik satellites. The back-up satellite control centre for the Telstar satellites is located at the Mount Jackson earth station. We would have the functional ability to restore satellite control services via the Allan Park and Mount Jackson back-up control centres if our primary SCC became disabled.

In addition to the Ottawa headquarters and the Allan Park earth station, we operate a number of teleports, including the following:

Teleport Lands
Owned/Leased
by us or
Teleport	Our Subsidiaries

Vancouver, British Columbia, Canada	Owned
Calgary, Alberta, Canada	Owned
Edmonton, Alberta, Canada	Leased
Winnipeg, Manitoba, Canada	Owned
Montreal, Quebec, Canada	Owned
Toronto, Ontario, Canada	Leased
Mount Jackson, Virginia, USA	Owned
Macomb, Michigan, USA	Leased
Perth, Australia	Leased
Belo Horizonte, Brazil	Owned

The teleport that Telesat Canada operated in Harrietsfield, Nova Scotia, Canada has been closed, and is in the process of being listed for sale. The teleport that Loral Skynet operated in Rio de Janeiro, Brazil is in the process of being closed and its operations will be transferred to the Belo Horizonte teleport.

In addition to these facilities, we lease facilities for administrative and sales offices in various locations throughout Canada and the United States as well as in Brazil, England, India, The Netherlands and Singapore. One of our subsidiaries, SpaceConnection, owns the office building in North Hollywood, California from which it conducts its operations.

Satellite Operations Risk Management

Satellites utilize highly complex technology and operate in the harsh environment of space and, accordingly, are subject to significant operational risks while in orbit. These risks include anomalies that have occurred in our satellites and the satellites of other operators. Once our satellites are in orbit, there is a risk that a failure could prevent them from completing their commercial mission of providing uninterrupted service to customers. See “Risk Factors — Risks Related to Our Business — Our in-orbit satellites may fail to operate as expected due to operational anomalies resulting in lost revenues, increased costs and/or termination of contracts.”

To ensure continuity of service to our customers, we engineer satellites with on-board redundancies by including spare equipment on the satellite, conduct standard testing programs that provide high confidence of performance levels, retain and obtain redundant capacity on either the same or another in-orbit satellite, and purchase insurance.

Our primary consideration in managing our satellite telecommunications systems is to provide reliable and cost-effective services to our customers. We endeavor to limit the assumption of risk to activities under our control. Our space risk management program has been designed to achieve these objectives.

Non-Insurance Risk Management Initiatives

The risk management program begins at the technical analysis and design stage of the satellites. We engineer extensive redundancy on-board every satellite. Furthermore, we are extensively involved in overseeing the manufacture of all of our satellites. We require the manufacturer and its subcontractors to carry out rigorous assembly and quality assurance programs. We secure and maintain access to work performed by the satellite manufacturer and its subcontractors for the purpose of observing the quality and progress of such work. Comprehensive testing is conducted at the manufacturer’s or a subcontractor’s plant which must meet our standards and/or be supervised by our engineering personnel to provide assurances that the satellite will perform in accordance with its technical specifications. Our engineering personnel review program management and construction schedules, engineering, design, manufacturing and integration and testing activities at both the manufacturer’s and subcontractor’s sites. After construction is complete, we conduct extensive final acceptance inspections of all deliverable items.

We believe it is crucial to have knowledge and insight into the launch vehicles being used to launch our satellites. Our engineering personnel are on site before and during all launches to ensure that all checks and integration steps are completed.

Management believes that these stringent quality assurance and extensive manufacturing process monitoring programs help us reduce the risk of satellite failures and anomalies and result in lower launch and in-orbit insurance costs.

Emergency Committee

Protecting and maintaining service to customers is of vital importance to us. Our emergency committee is responsible for managing the restoration of services in the event of an actual or threatened critical condition, such as a satellite failure, the loss of telemetry and tracking ability or the loss of earth station functionality. Despite our best efforts, satellite failures or other anomalies may occur. See “Risk Factors — Risks Related to Our Business — Our in-orbit satellites may fail to operate as expected due to operational anomalies resulting in lost revenues, increased costs and/or termination of contracts.” We may also experience a failure of our ground operations infrastructure. See “Risk Factors — Risks Related to Our Business — We may experience a failure of ground operations infrastructure or electromagnetic or radio frequency interference with our satellite signals that impairs the commercial performance of, or the services delivered over, our satellites of other operators for whom we provide ground services, which could result in a material loss of revenues.”

Satellite Insurance

We are required to maintain certain satellite insurance under the covenants of our senior secured credit facilities and under the indentures governing the notes. In addition, we may purchase additional insurance as we deem appropriate.

Satellite insurance falls into three categories: Pre-Launch Insurance, Launch Insurance and In-Orbit Insurance.

Pre-Launch Insurance

Pre-launch risks (risks during the manufacturing and transport phase) are primarily managed through contractual arrangements between us and the satellite manufacturer.

Launch Insurance

The procurement of satellite launch insurance is, and has been, an integral part of our risk management program. It has been, and to the extent possible, will be our ongoing policy to insure all of our launches where we bear the risk of loss. Typically, launch insurance will cover the following events during the period of coverage: (i) delivery from the launch pad to orbit; (ii) separation from the launch vehicle; (iii) drift orbit maneuvers; (iv) solar array and antenna deployment; (v) testing and commissioning; and (vi) eclipse periods.

In-Orbit Insurance

In-orbit (life) insurance provides coverage for total and/or partial losses during the operating phase of a satellite. In-orbit insurance may be purchased at the same time launch insurance is procured (for new satellites) or once the satellite is in orbit, in the case of existing satellites, subject to functionality and insurance market conditions. Premium rates are dependent on the operating condition of the satellite as well as prevailing insurance market conditions. Typically, these insurance policies exclude coverage for damage arising from acts of war, lasers, and other similar potential risks for which exclusions are customary in the industry at the time the policy is written. In addition, they typically exclude coverage for satellite health-related problems affecting our satellites that are known at the time the policy is written.

Current Insurance Coverage

With respect to in-orbit satellites, Nimiq 4, launched in September 2008, is insured for its book value until September 2009, under a series of launch insurance policies. A portion of the Nimiq 4 launch and in-orbit insurance is in place until September 2013. Telstar 11N is insured for its book value until February 2010, under a series of launch insurance policies. A portion of the Telstar 11N launch and in-orbit insurance is in place until February 2014. Anik F3, Nimiq 1 and Anik F1R are insured to May 2010 for approximately their book value. Anik F2 is insured for approximately 68% of its book value until July 2009. Telstar 10 and Telstar 12 are insured until May 2010 for their book value. Telstar 18 is insured until May 2010 for approximately 75% of its book value. We may discontinue or change these practices in the future. We have insured our interest in certain transponders on Satmex 6 until May 2010. Some of our satellite insurance policies contain deductibles or coverage exclusions related to the future failure of certain specific on-board components.

Telstar 14/Estrela do Sul is uninsured. The satellite’s North solar array only partially deployed after launch, diminishing the power and life expectancy of the satellite.

In December 2004, we ceased to insure our interest in the residual value of Nimiq 2. We also do not insure our interest in transponders on Satmex 5.

In August 2001, the manufacturer of the Anik F1 satellite advised us of a gradual decline in power on the satellite. We had insurance in place to cover the power loss on Anik F1. See “Business — In-Orbit Satellites — Anik F1” for a discussion of the insurance claim filed by Telesat and settlement agreement reached with the insurers. Anik F1 is currently uninsured.

Nimiq 5, which is currently under construction and scheduled to be launched in late 2009, is insured for its book value until one year after launch under a series of launch insurance policies. A portion of the Nimiq 5 launch and in-orbit insurance is in place until five years after launch.

Competition

We are one of three global satellite operators. We compete against other global, regional and national satellite operators and, to a lesser extent, with providers of terrestrial-based communications services.

Satellite operators

The other two global satellite operators are Intelsat, Ltd. (“Intelsat”) and SES S.A. (“SES”). We also compete with a number of nationally or regionally focused satellite operators around the world, including Eutelsat, the third largest satellite operator in the world.

Intelsat, SES and Eutelsat are each substantially larger than we are in terms of both the number of satellites they have in-orbit as well as their revenues. We believe that Intelsat and its subsidiaries together have a global fleet of over fifty satellites, that SES and its subsidiaries have a fleet of approximately forty satellites, and that Eutelsat and its subsidiaries have a fleet of approximately twenty satellites and additional capacity on another five satellites. Due to their larger sizes, these operators are able to take advantage of greater economies of scale, may be more attractive to customers, and may (depending on the specific satellite and orbital location in question) have greater flexibility to restore service to their customers in the event of a partial or total satellite failure. In addition, their larger sizes may enable them to devote more resources, both human and financial, to sales, operations, product development, and strategic alliances and acquisitions.

Regional and domestic providers:  We also compete against regional satellite operators, including:

•	in Europe, Middle East, Africa: Eutelsat, SES Astra, Arabsat, Nilesat, HellaSat and Turksat;

•	in Asia: AsiaSat, Measat, Thaicom, APT, PT Telkom, and Optus; and

•	in Latin America: Satmex, Star One, Arsat and HispaSat.

A number of other countries have domestic satellite systems that we compete against in those markets.

In Canada, our largest market, Ciel, whose majority equity shareholder is SES Americom Inc. (a wholly-owned subsidiary of SES), has begun operations in the DBS band, successfully launched Ciel 2 in 2008, and in February 2009 announced that it had begun providing commercial service on Ciel 2 at the 129o WL orbital location. In June 2008, Industry Canada granted Ciel six approvals in principle to develop and operate satellite services in other frequency bands and orbital positions.

Terrestrial Service Providers

Providers of terrestrial-based communications services compete with satellite operators, principally on point-to-point long-distance routes such as transoceanic routes, as well as for certain types of data networks. Increasingly, in developed and developing countries alike, governments are providing funding and other incentives to encourage the expansion of terrestrial networks resulting in increased competition for FSS operators. The resulting increase in terrestrial capacity and reduction in prices have led some services between major city hubs, including most voice and data traffic and some video traffic, to migrate from FSS to fiber optic networks.

Consulting Services

The market for satellite consulting services is generally comprised of a few service providers qualified to provide services in specific areas of expertise. Our competitors are primarily United States and European-based companies.

Government Regulation

Canadian Regulatory Environment

The Telesat Divestiture Act

Telesat Canada was established by the Government of Canada in 1969 under the Telesat Canada Act. As part of the Canadian government’s divestiture of its shares in Telesat Canada, pursuant to the Telesat Canada Reorganization and Divestiture Act (1991), or the Telesat Divestiture Act, Telesat Canada was continued on March 27, 1992 as a business corporation under the CBCA, the Telesat Act was repealed and the Canadian government sold its shares in Telesat Canada. The Telesat Divestiture Act provides that no legislation relating to the solvency or winding-up of a corporation applies to Telesat Canada and that its affairs cannot be wound up unless authorized by an Act of Parliament. See “Risk Factors — Risks Related to the Notes — Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada (but not the guarantors, other subsidiaries or Telesat LLC), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons.” In addition, Telesat Canada and its shareholders and directors cannot apply for Telesat Canada’s continuation in another jurisdiction or dissolution unless authorized by an Act of Parliament.

Telecommunications Regulation

We are subject to regulation by government authorities in Canada, the United States and other countries in which we operate and are subject to the frequency and orbital location coordination process of the ITU. Our ability to provide satellite services in a particular country or region is subject also to the technical constraints of our satellites, international coordination, local regulation including as it applies to securing landing rights and licensing requirements.

The Telecommunications Act

Telesat Canada is a Canadian carrier under the Telecommunications Act (Canada), or the Telecom Act. The Telecom Act authorizes the Canadian Radio-Television and Telecommunications Commission (“CRTC”) to regulate various aspects of the provision of telecommunications services by us and other telecommunications service providers. Since the passage of the Act in 1993, the CRTC has gradually forborne from regulating an increasing number of services provided by regulated companies. As of March 1, 2000, coincident with the end of Telesat Canada’s FSS monopoly in Canada (described below), the CRTC abandoned rate-of-return regulation of our FSS services and no longer requires us to file tariffs in respect of these services. Under the current regulatory regime, we have pricing flexibility subject to a price ceiling of $170,000 per transponder per month on certain full period FSS services offered in Canada under minimum five-year arrangements. DBS services offered within Canada are also subject to CRTC regulation, but have been treated as distinct from its FSS services and facilities. To date, we have sought and received CRTC approval of customer agreements relating to the sale of capacity on all Nimiq DBS satellites, including the rates, terms and conditions of service set out therein. Section 28(2) of the Telecom Act provides that the CRTC may allocate satellite capacity to particular broadcasting undertakings if it is satisfied that the allocation will further the implementation of the broadcasting policy for Canada.

Radiocommunication Act

Our operations are also subject to regulation and licensing by Industry Canada pursuant to the Radiocommunication Act (Canada). Industry Canada has the authority to issue licenses, establish standards, assign Canadian orbital locations, and plan the allocation and use of the radio frequency spectrum, including the radio frequencies upon which our satellites and earth stations depend. The Minister responsible for Industry Canada has broad discretion in exercising this authority to issue licenses, fix and amend conditions of licenses, and to suspend or even revoke them. Our licenses to operate the Anik and Nimiq satellites require us to comply with research and development and other industrial and public benefit commitments, to pay annual radio authorization fees, to provide all-Canada satellite coverage and to comply with foreign ownership restrictions.

To date, Industry Canada and the CRTC have taken the position that we are subject to certain Canadian foreign ownership and control restrictions which are set out in the Telecommunications Act, the Radiocommunication Act and the regulations under each, and in Industry Canada policies.

Industry Canada traditionally licensed satellite radio spectrum and associated orbital locations on a first-come, first-served basis. Currently, however, a competitive licensing process is employed for certain spectrum resources where it is anticipated that demand will likely exceed supply, including the licensing of FSS and

BSS orbital locations and associated spectrum resources. Authorizations are granted for the life of a satellite although radio licenses (e.g., FSS licenses) are renewed annually. As a result of policy concerns about the continuity of service and other factors, there is generally a strong presumption of renewal provided license conditions are met.

The Canadian Government opened Canadian satellite markets to foreign satellite operators as part of its 1998 World Trade Organization (“WTO”) commitments to liberalize trade in basic telecommunications services, with the exception of DTH television services provided through FSS or DBS facilities. Satellite digital audio radio service markets were also closed to foreign entry until recently. In September 2005, the Canadian Government revised its satellite-use policy to permit the use of foreign-licensed satellites for digital audio radio services in Canada. Further liberalization of the policy may occur and could result in increased competition in Canadian satellite markets. See “Business — Competition” for more information about our competitors in the Canadian satellite market.

Section 28(2) of the Telecommunications Act (Canada) legislates that the CRTC may allocate satellite capacity to particular broadcasting undertakings if it is satisfied that the allocation will further the implementation of the broadcasting policy for Canada. Third parties have a right to petition the CRTC for reallocation of satellite capacity and on three occasions between 1997 and 2001 a customer or potential customer has made such a petition, in one case succeeding in blocking our ability to “claw back” transponder capacity in accordance with a contract with that customer. The exercise by the CRTC of its rights under section 28(2) of the Telecommunications Act could affect our contractual agreements with existing customers, which could have a material adverse effect on our results of operations, business prospects and financial condition.

Contribution Collection Mechanism

Since November 2000, pursuant to the CRTC’s Decision CRTC 2000-745, virtually all telecommunications service providers are required to pay contribution charges based on their Canadian telecommunications service revenues, minus certain deductions (e.g., retail Internet and paging revenues, terminal equipment sales and inter-carrier payments). The contribution rate varies from year to year. It was initially set at 4.5% of eligible revenues but was significantly reduced in subsequent years. The CRTC has set the interim rate for 2009 at 0.87% and will set a final rate later in the year, retroactive to January 1, 2009.

United States Regulatory Environment

The FCC regulates the provision of satellite services to, from, or within the United States.

We have chosen to operate our U.S.-authorized satellites on a non-common carrier basis. Consequently, they are not subject to rate regulation or other common carrier regulations enacted under the Communications Act of 1934. We pay FCC filing fees in connection with our space station and earth station applications and annual fees to defray the FCC’s regulatory expenses. Annual and quarterly status reports must be filed with the FCC for interstate/international telecommunications and we must contribute funds supporting the FCC’s Universal Service Fund (“USF”) with respect to eligible United States telecom revenues on a quarterly and annual basis. The USF contribution rate is adjusted quarterly and is currently set at 9.5% for the first quarter of 2009. At the present time, the FCC does not assess USF contributions with respect to bare transponder capacity (i.e., agreements for space segment only).

The FCC currently grants satellite authorizations on a first-come, first-served basis to applicants who demonstrate that they are legally, technically and financially qualified, and that the public interest will be served by the grant. Under licensing rules, a bond must be posted for up to US$3 million when an FSS satellite authorization is granted. Some or the entire amount of the bond may be forfeited if there is failure to meet any of the milestones for satellite construction, launch and commencement of operations. According to current licensing rules, the FCC will issue new satellite licenses for an initial fifteen-year term and will provide a licensee with an “expectancy” that a subsequent license will be granted for the replacement of an authorized satellite using the same frequencies. At the end of the 15 year term, a satellite that has not been replaced, or that has been relocated to another orbital location following its replacement, may be allowed to continue operations for a limited period of time subject to certain restrictions.

Telesat has through its U.S. subsidiary, Skynet Satellite Corporation, FCC authorization for two existing U.S.-licensed satellites: Telstar 12 which operates in the Ku band at 15 WL, and Telstar 11N which operates in the Ku-band at 37.55 WL.

To facilitate the provision of FSS in C- and Ku-band frequencies in the United States market, foreign licensed operators can apply to have their satellites placed on the FCC’s Permitted Space Station List. Our Anik F1, Anik F1R, Anik F2, Anik F3 and Telstar 14/Estrela do Sul satellites are currently on this list. The FCC Order placing Anik F2 on the list also approved Telesat Canada’s application to use Ka-band capacity on this satellite to provide two-way broadband communications services in the United States.

The United States made no WTO commitment to open its DTH, DBS or digital audio radio services to foreign competition, and instead indicated that provision of these services by foreign operators would be considered on a case-by-case basis, based on an evaluation of the effective competitive opportunities open to United States operators in the country in which the foreign satellite was licensed (i.e., an ECO-sat test) as well as other public interest criteria. While Canada currently does not satisfy the ECO-sat test in the case of DTH and DBS service, the FCC has found, in a number of cases, that provision of these services into the United States using Canadian-licensed satellites would provide significant public interest benefits and would therefore be allowed. In cases involving us, United States service providers Digital Broadband Applications Corp., DIRECTV and EchoStar have all received FCC approval to access Canadian-authorized satellites under Telesat’s direction and control in Canadian-licensed orbital locations to provide DTH-FSS or DBS service into the United States.

The approval of the FCC for the Telesat Canada acquisition and the Skynet Transaction was conditioned upon Telesat Holdings’, Telesat Interco’s and Loral Skynet’s compliance with commitments made to the Department of Justice, the Federal Bureau of Investigation and the Department of Homeland Security relating to the availability of certain records and communications in the United States in response to lawful United States law enforcement requests for such access.

The export of United States-manufactured satellites and technical information related to satellites, earth station equipment and provision of services to certain countries are subject to State Department, Commerce Department and Treasury Department regulations.

In 1999, the United States State Department published amendments to the International Traffic in Arms Regulations (“ITAR”) which included satellites on the list of items requiring export licenses. These provisions have limited our access to technical information and have had a negative impact on our international consulting revenues.

If we do not maintain our existing authorizations or obtain necessary future authorizations under the export control laws and regulations of the United States, we may be unable to export technical information or equipment to non-U.S. persons and companies, including to our own non-U.S. employees, as required to fulfill existing contracts. If we do not maintain our existing authorizations or obtain necessary future authorizations under the trade sanctions laws and regulations of the United States, we may not be able to provide satellite capacity and related administrative services to certain countries subject to U.S. sanctions. Our ability to acquire new United States-manufactured satellites, procure launch services and launch new satellites, operate existing satellites, obtain insurance and pursue our rights under insurance policies or conduct our satellite-related operations and consulting activities could also be negatively affected if we and our suppliers are not able to obtain and maintain required U.S. export authorizations.

Brazil Regulatory Environment

The Brazilian national telecommunications agency, ANATEL, has authorized us, through our subsidiary, Telesat Brasil Capacidade de Satélites Ltda. (“TBCS”), to operate a Ku-band FSS satellite at the 63° WL orbital location. In December 2008, TBCS entered into a new 15-year Concession Agreement with ANATEL which requires TBCS to dedicate a minimum amount of bandwidth to serve only Brazil until May 2014. After May 2014, this requirement will be removed. The Concession Agreement obligates TBCS to operate the satellite in accordance with Brazilian telecommunications law and contains provisions to enable ANATEL to levy fines for failure to perform according to the Concession terms. Brazil also has a Universal Service Fund (“FUST”) to subsidize the cost of telecommunications service in Brazil. The sale of “bare transponder capacity” in Brazil, however, which is TBCS’ primary business, is not considered a telecommunications service and revenues from such sales are not assessable for contributions to the fund.

Tonga and People’s Republic of China Regulatory Environment

Pursuant to agreements with APT, we, through our subsidiary Telesat Asia Pacific Satellite (HK) Limited, have the right to use and sublease all but one C-band transponder on the Telstar 10 satellite. Telstar 10 is operated by APT, which has been granted the right to use the 76.5° EL orbital location by the Government of Hong Kong, People’s Republic of China. We, through our subsidiary Telesat Satellite LP, own Telstar 18, which operates at the 138° EL orbital location under an agreement with APT, which has been granted the right to use the 138° EL orbital location by The Kingdom of Tonga. APT is the direct interface with these regulatory bodies. Because we have gained access to these orbital locations through APT, there is greater uncertainty with respect to our ability to maintain access to these orbital locations for replacement satellites.

Landing Rights and Other Regulatory Requirements

In addition to regulatory requirements governing the use of orbital locations, most countries regulate transmission signals to, and for uplink signals from, their territory. Telesat has landing rights in more than 140 countries worldwide.

International Regulatory Environment — International Telecommunication Union

The ITU is responsible for allocating the use by different countries of a finite number of orbital locations and radio frequency spectrum available for use by commercial communications satellites. The ITU Radio Regulations set forth the processes that governments must follow to secure rights to use orbital locations and the obligations and restrictions that govern such use. The process includes, for example, a “first in time, first in right” system for allocating most orbital locations and time limits for bringing orbital locations into use.

The Canadian, United States and other governments have rights to use certain orbital locations and frequencies. Telesat has been authorized to use certain orbital locations and frequencies in addition to those used by our current satellites. Under the ITU Radio Regulations, the filing government (through the satellite operator the government in question has authorized) we must begin using these orbital locations and frequencies within a fixed period of time, or lose their priority rights. As a result, the orbital location and frequencies likely would become available for use by another government and satellite operator.

The ITU Radio Regulations also govern the process used by satellite operators to coordinate their operations with other satellites, so as to avoid harmful interference. Each member state is required to give notice of, coordinate, and register its proposed use of radiofrequency assignments and associated orbital locations with the ITU Radiocommunications Bureau (the “ITU-BR”).

Once a member state has filed with the ITU-BR its proposed use of a given frequency at a given orbital location, other member states notify that state and the ITU-BR of any use or intended use that would conflict with the original proposal. These nations are then obligated to negotiate with each other in an effort to coordinate the proposed uses and resolve interference concerns. If all outstanding issues are resolved, the member state governments notify the ITU-BR that coordination has been successfully completed, which is a requirement for the frequency use to be entered into the ITU’s Master Register (“MIFR”). Registered satellite networks are entitled under international law to interference protection from subsequent or nonconforming uses. A state is not entitled to invoke the protections in the ITU Radio Regulations against harmful interference if that state decided to operate a satellite at the relevant orbital location without completing the coordination process.

Under the ITU Radio Regulations, a country that places a satellite or any ground station into operation without completing coordination and notification would be vulnerable to interference from other systems and might have to alter the operating parameters of its satellite network if the ITU found that the satellite caused harmful interference to other users already entered in the MIFR.

Some of our satellites have been coordinated and registered in the MIFR and therefore enjoy priority over all later-filed requests for coordination and any non-conforming uses. In other cases, entry into the MIFR is still pending. In some of the cases where entry into the MIFR is pending, there are operators that maintain that they have priority over our satellites and we continue to discuss coordination issues with these and other operators and may need to make additional concessions in connection with future coordination efforts which, in turn, could have a material adverse impact on our financial condition, as well as on the value of our business. The failure to reach an appropriate arrangement with such satellite operators may render it impossible to secure entry into the MIFR and result in substantial restrictions on the use and operations of our existing satellites at their orbital locations. In the event disputes arise during the coordination process or thereafter, the ITU Radio Regulations do not contain a mandatory dispute resolution mechanism or an enforcement mechanism. Rather, the rules invite a consensual dispute resolution process for parties to reach a mutually acceptable agreement. Neither the rules nor international law provide a clear remedy for a party where this voluntary process fails.

Although non-governmental entities, including us, participate at the ITU, only national administrations have full standing as ITU members. Consequently, we must rely on the government administrations of Canada, the United States, Brazil and the United Kingdom (respectively, Industry Canada, the FCC, ANATEL and OFCOM) to represent our interests there, including filing and coordinating our orbital locations within the ITU process and with the national administrations of other countries, obtaining new orbital locations, and resolving disputes through the consensual process provided for in the ITU’s rules. See “Risk Factors — Risks Related to Our Business” for a discussion on how the international regulatory environment may affect our revenues.

Patents and Proprietary Rights

As of December 31, 2008, Telesat had eleven patents, all in the United States. These patents expire between 2016 and 2021. Telesat also has 3 patents pending, including one in the United States and one in Canada.

There can be no assurance that any of the foregoing pending patent applications will be issued. Moreover, there can be no assurance that infringement of existing third party patents has not occurred or will not occur. Additionally, because the U.S. and Canadian patent application process is confidential, there can be no assurance that third parties, including competitors, do not have patents pending that could result in issued patents which we would infringe. In such event, to obtain a license from a patent holder, royalties would have to be paid, which would increase the cost of doing business.

Research and Development

Our research and development expenditures are incurred for the studies associated with advanced satellite system designs, and experimentation and development of space, satellite and ground communications products. This also includes the development of innovative and cost effective satellite applications for sovereignty, defense, broadcast, broadband, and enterprise services segments. Telesat has undertaken proof-of-concept interactive broadband technologies trials to provide much needed health, education, government and other applications to remote and under-served areas. It continues to research advanced compression and transmission technology to support HDTV and other advanced television services and evaluate technology on behalf of the World Broadcast Union and European Space Agency. As a result of this work, Telesat continues to maintain an international reputation as a leader in the investigation and development of both broadband and broadcast technologies and applications. Telesat Canada’s research and development expenditures for each of 2008 and 2007 were approximately $3 million. For 2006, research and development expenditures were approximately $4 million.

Capital Expenditures

For a description of our principal capital expenditures during the past 3 fiscal years, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Capital Expenditures.”

Employees

As of December 31, 2008, Telesat Canada, including subsidiaries, had 455 permanent full-time employees, approximately 2% of whom are subject to collective bargaining agreements. Our employee body is primarily comprised of professional engineering, sales and marketing staff, administrative staff and skilled technical workers. Telesat Canada considers its employee relations to be good.

Property

We own or lease, as described, the satellites and other property identified under “Business — In-Orbit Satellites”, “Business — Rights to Other Satellites” and “Business — Satellite Operations and Related Facilities — Satellite Control Centre and Teleport/Earth Station Facilities.”

Legal Proceedings

We frequently participate in proceedings before national telecommunications regulatory authorities. See “Business — Government Regulation.” In addition, we also may become involved from time to time in other legal proceedings arising in the normal course of our business.

Telesat Canada is in a dispute with one of its customers, Société Radio-Canada/Canadian Broadcasting Corporation (“CBC”). In October 2007, Telesat Canada was served with a Statement of Claim issued by CBC in the Superior Court of Justice of Ontario. In the Statement of Claim the CBC advances a number of legal theories in respect of an alleged degradation in the quality of services provided by Telesat Canada and seeks monetary and injunctive relief, and costs, and alleging that the cost of re-establishing an acceptable service level is estimated to be $40 million. Telesat Canada filed a Statement of Defence to the claim on December 17, 2007 and CBC served a Reply dated January 15, 2008. While it is not possible to determine with any degree of certainty the ultimate outcome of this claim, Telesat is of the view that CBC’s claim has no merit and Telesat Canada intends to vigorously defend its position.

Telesat Canada’s Anik F1 satellite, built by Boeing and launched in November 2000, has defective solar arrays that have caused a drop in power output on the satellite and reduced its operational life. Telesat Canada filed a claim for Anik F1 as a constructive total loss under its insurance policies and received an amount from its insurers in settlement of that claim. Telesat Canada continues to seek recovery of an additional approximately $18 million, as noted below. In November 2006, Telesat Canada commenced arbitration proceedings against Boeing. A portion of its claim was in respect of the subrogated rights of its insurers. Telesat Canada is alleging in this proceeding that Boeing was grossly negligent and/or engaged in willful misconduct in the design and manufacture of the Anik F1 satellite and in failing to warn Telesat Canada prior to the launch of a material deficiency in the power performance of a similar satellite previously launched. The arbitration tribunal has been constituted and Telesat Canada has filed its Statement of Claim seeking approximately $331 million plus costs and post-award interest. Boeing has responded by alleging that Telesat Canada failed to obtain what it asserts to be contractually required waivers of subrogation rights such that, if Telesat Canada is successful in obtaining an award which includes an amount in respect of the subrogated rights of the insurers, Boeing is entitled to off-setting damages in that amount. This amount is alleged to be as much as US$182,353,754. Boeing also asserts that Telesat Canada owes Boeing performance incentive payments pursuant to the terms of the satellite construction contract in the amount of approximately US$5.5 million. It is anticipated that Telesat Canada and Boeing will exchange further submissions and evidence and a hearing will take place during November 2010. While it is not possible to determine the ultimate outcome of the arbitration, Telesat Canada intends to vigorously prosecute its claims and defend its position that no liability is owed Boeing in connection with the dispute and that, in the circumstances of this case, it was not contractually required to obtain waivers of the subrogation rights at issue.

Telesat Canada filed a claim with its insurers on December 19, 2002 for Anik F1 as a constructive total loss under its insurance policies for losses suffered as a result of the power loss on the satellite. In March 2004, Telesat reached a settlement agreement with its insurers pursuant to which the insurers made an initial payment in 2004 of US$136.2 million, with potential additional payments to be made according to the amount of degradation of the power on Anik F1 through 2007. In December 2005, a number of insurers elected to pay a discounted amount, equal to US$26.2 million, of the proceeds potentially due in 2007. In October 2007, Telesat submitted final claims to its insurers for approximately US$20 million as a result of the continued power degradation. In January 2008, those insurers disputed Telesat’s determination of the available power, contending that the final payment should be approximately US$2.7 million. During 2008, one insurer paid Telesat approximately US$2.0 million in full settlement of its share of Telesat’s claim, such that the amount in dispute now totals approximately US$18 million. Telesat has advised the insurers of its intention to proceed with arbitration of the dispute. At March 31, 2009, Telesat had not recorded any receivable related to this claim.

Other than these potential issues, we are not aware of any litigation outstanding or threatened as of the date hereof by or against us or relating to our business which would be material to our financial condition or results of operations.

Environmental Matters

We are subject to various laws and regulations relating to the protection of the environment and human health and safety (including those governing the management, storage and disposal of hazardous materials). Some of our operations require continuous power supply, and, as a result, current and past operations at our teleport and other technical facilities include fuel storage and batteries for back-up generators. As an owner or operator of property and in connection with current and historical operations at some of our sites, we could incur costs, including cleanup costs, fines, sanctions and third-party claims, as a result of violations of or liabilities under environmental laws and regulations. We are not aware, however, of any environmental matters outstanding or threatened as of the date hereof by or against us or relating to our business which would be material to our financial condition or results of operations.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or Canadian exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.

MANAGEMENT

Directors and Senior Management

In the following table are listed the names, ages as of March 31, 2009 and positions of the individuals who serve as the directors and senior management of Telesat Holdings and Telesat Canada, along with the date that each individual was elected or appointed:

			Date First Elected or Appointed a
			Director or Member of Senior
Name	Age	Title	Management

Directors
Mark H. Rachesky, M.D.(2)	50	Chairman of the Board	October 31, 2007
Michael B. Targoff(1)	64	Director	October 31, 2007
Hank Intven	60	Director	October 31, 2007
Gordon J. Fyfe	50	Director	October 31, 2007
Derek Murphy(2)	51	Director	October 31, 2007
James Pittman(1)	45	Director	October 31, 2007
John P. (Jack) Cashman	68	Director	October 31, 2007
Colin D. Watson(1)	66	Director, Chair of Audit Committee	October 31, 2007
Clare R. Copeland	73	Director	October 31, 2007
V. Peter Harder(2)	56	Director, Chair of Corporate Governance Committee	October 31, 2007
Senior Management
Daniel S. Goldberg	43	President and Chief Executive Officer (Telesat Holdings and Telesat Canada)	October 31, 2007 (Telesat Holdings)
			September 18, 2006 (Telesat Canada)
Paul D. Bush	50	Vice President, North American Sales (Telesat Canada)	August 7, 1997
Michel G. Cayouette	50	Chief Financial Officer and Treasurer (Telesat Holdings and Telesat Canada)	September 17, 2008
Christopher S. DiFrancesco	45	Vice President, General Counsel and Secretary (Telesat Holdings and Telesat Canada)	January 5, 2009
Patrick M. Enright	50	Vice President, Network Services (Telesat Canada)	December 1, 2004
Nigel J. Gibson	41	Vice President, International Sales (Telesat Canada)	June 1, 2009
Michael C. Schwartz	44	Vice President, Marketing and Corporate Development (Telesat Canada)	February 7, 2007
David N. Wendling	46	Vice President, Space and Network Engineering (Telesat Canada)	October 31, 2007

(1)	Member of Audit Committee.

(2)	Member of Compensation and Corporate Governance Committee.

There are no family relationships among any of the directors, members of the board of managers or executive officers. Except for the Shareholders Agreement described in “Related Party Transactions”, there are no material arrangements or understandings with major shareholders or between any two or more directors or executive officers pursuant to which any person was selected as a director or officer.

Each of the directors has served in his respective capacity since his election, and we expect that he will serve until the next annual meeting of shareholders, unless his office is earlier vacated in accordance with the by-laws of the corporation or with the provisions of the CBCA.

Each of the officers is appointed by the board to serve, subject to the discretion of the board, until their successors are appointed or they resign.

The following is a brief description of the principal business activities of the directors, members of the board of managers of Telesat LLC and senior management.

Directors and Members of the Board of Managers

Mark H. Rachesky, M.D. is a co-founder of MHR Fund Management LLC and has been its President since its inception in 1996 and has been non-executive Chairman of the Board of Directors of Loral since March 1, 2006. Dr. Rachesky is also non-executive Chairman of the Board of Leap Wireless International, Inc. and a director of NationsHealth Inc. and Emisphere Technologies, Inc.

Michael B. Targoff has been Chief Executive Officer of Loral since March 1, 2006 and Vice Chairman of Loral since November 21, 2005. From 1998 to February 2006, Mr. Targoff was founder and principal of Michael B. Targoff & Co., a private investment company. Mr. Targoff is also Chairman of the Board and Member of the Audit Committee of Communication Power Industries, Director and Chairman of the Audit Committee of Leap Wireless International, Inc. and Director of ViaSat, Inc.

Hank Intven leads the telecommunications practice of the law firm, McCarthy Tétrault LLP. He served as Executive Director of Telecommunications at the Canadian Radio-television and Telecommunications Commission from 1980 to 1985. Over the past 27 years, he has advised on many of the major commercial, regulatory and policy developments in the Canadian telecommunications industry and has worked on commercial and regulatory telecommunications matters in more than 20 other countries.

Gordon J. Fyfe joined PSP Investments as President and Chief Executive Officer in October 2003. Before joining PSP Investments, Mr. Fyfe served as President of World Markets at CDP Capital. From 1992 to 2002, Mr. Fyfe was President and Chief Operating Officer of TAL International, a division of TAL Global Asset Management. Prior to joining TAL International, from 1986 to 1992, Mr. Fyfe was Vice President at JP Morgan in London, England. Mr. Fyfe is a director of Revera, a privately held company that is wholly owned by PSP investments. Mr. Fyfe received his MBA from INSEAD in 1986.

Derek Murphy joined PSP Investments as First Vice President, Private Equity in March 2004. From 1998 to 2004, he was President and Chief Executive Officer, as well as founder, of Barnridge Inc., a private investment company. Prior to Barnridge, he worked in the investment banking sector from 1986 to 1997 for such companies as J.P. Morgan and Swiss Bank Corporation Warburg.

James Pittman joined PSP Investments in February 2005 and is currently Vice President, Private Equity. From 2002 to 2005, he was Executive Vice-President and Chief Financial Officer of Provincial Aerospace Limited. Prior to Provincial Aerospace, Mr. Pittman was CFO and Co-Owner of two other operating businesses in the technology and pharmaceutical industries that were taken through successful public and private sale processes. He currently sits on the Board of Directors for Herbal Magic Inc. and the Institutional Limited Partners Association. Mr. Pittman received his Chartered Accountant designation in 1990 while articling with Deloitte & Touche and also completed a tax specialty with PricewaterhouseCoopers in 1996.

John P. (Jack) Cashman is currently a director of Transat A.T. Inc. (TSX: TRZ) and the Chairman of Vectura Group Plc. (LSE: VEC). From 2002-2005 he was the Chairman of Advanced Surgical Concepts Ltd., Ireland, and a director of Bespak Plc. Mr. Cashman is also the former Chairman and joint CEO of R.P. Scherer Corporation.

Colin D. Watson is currently a director of Rogers Communications, Louisiana Pacific Corp, Northstar Aerospace, Vector Aerospace, The Weather Network, DALSA Corp, SL Split Corp and B Split II Corp. He chairs the Compensation Committees of Louisiana Pacific and Vector, and is a member of the Compensation Committee of Northstar. He was President and CEO of Rogers Cablesystems (1979-1996), Spar Aerospace (1996-2002) and Vector Aerospace (2003-2005).

Clare R. Copeland is the Chief Executive Officer of Falls Management Company, a commercial development and casino in Niagara Falls, Ontario. He is also Chairman of Toronto Hydro Corporation, a Canadian electricity provider. Between 2000 and 2002 Clare was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors. He is also on the Boards of RioCan, Danier Leather, Chesswood Inc., MDC Corp. and Entertainment One. Between 1993 and 1999, he was COO of Peoples Jewelers Corporation, Chairman, Sun Media (1997-1999), and President and CEO of Granada Canada Limited (1984-1988). He has also held several senior management positions, including Chief Operating Officer, with Zale Corporation (1991-1992).

V. Peter Harder was, until he left the Government of Canada in 2007, its longest serving Deputy Minister. Between 1991 and 2007, he served as the most senior public servant in a number of Canadian government departments, including the Departments of Industry, Foreign Affairs and International Trade. Peter has joined the Boards of IGM Financial, Power Financial Corporation, ARISE Technologies, KRIA Resources Inc., and Pinetree Capital Limited. He is also a member of a Board of Governors of the University of Ottawa and The United Church Foundation. Peter was appointed a Trudeau Foundation Mentor for 2009-2010 and also serves as the Chair of the National Arts Centre’s Governance, Nominating, and Ethics Committee. In 2008, Peter was elected the President of the Canada China Business Council (CCBC). He also serves on the Board of Directors of the Canada Eurasia Russia Business Association (CERBA) and is a member of the International Institute for Strategic Studies.

Senior Management

Daniel S. Goldberg became President and Chief Executive Officer of Telesat Canada in September 2006, and of Telesat Holdings in October 2007. Prior to September 2006, Mr. Goldberg served as Chief Executive Officer of SES New Skies, a position he held since March 2006 following the purchase of New Skies by SES. During that time, Mr. Goldberg also served as a member of the SES Executive Committee. Prior to that, Mr. Goldberg served as the Chief Executive Officer of New Skies Satellites since January 2002 and was President and a member of the New Skies Satellites Holdings board of directors since its formation in January 2005. Mr. Goldberg was also a managing director and a member of the executive management committee formed by New Skies Satellites. Prior to becoming its Chief Executive Officer, he had served as Chief Operating Officer of New Skies since February 2000, and prior to that time, he had served as New Skies General Counsel since October 1998. Prior to joining New Skies, he worked at PanAmSat as the Associate General Counsel and Vice President of Government and Regulatory Affairs during 1998. From 1993 to 1997, Mr. Goldberg was an associate at Goldberg, Godles, Wiener & Wright, a law firm in Washington, D.C. Mr. Goldberg received a Bachelor of Arts degree from the University of Virginia, graduating with highest honors, and a Juris Doctor degree, cum laude, from Harvard Law School.

Paul D. Bush joined Telesat Canada in 1980, and since that time he has held a variety of positions in Administration, Engineering and Sales until being appointed Vice-President, Corporate Development in 1997, then Vice-President, Broadcasting and Corporate Development in 2004, and now Vice-President, North American Sales since 2007. Mr. Bush is a Board member of the Canadian Advanced Technology Association (CATA) and Society of Satellite Professionals International (SSPI). He holds both a Bachelor of Health Science degree from the University of Ottawa, and a Bachelor of Education degree from Queen’s University in Kingston, Ontario.

Michel G. Cayouette became Chief Financial Officer and Treasurer of Telesat Canada and Telesat Holdings in September 2008. Prior to that, Mr. Cayouette was Managing Partner of Gordon Blake, LLC since August 2003. From January 2002 to July 2003 he served as Chief Financial Officer of Flag Telecom Holdings Ltd. From January 2001 to November 2001, he served as Executive Vice President and Chief Financial Officer of TIW Asia N.V. From June 1992 to December 2000, he held several senior executive positions for Teleglobe Communications Corporation and Teleglobe Inc. Mr. Cayouette is a chartered accountant and a certified public accountant. He holds a Master of Business Administration degree and a Bachelor of Administration degree from the University of Montreal (École des Hautes Études Commerciales).

Christopher S. DiFrancesco became Vice President, General Counsel and Secretary of Telesat Canada and Telesat Holdings in January 2009. Prior to that, Mr. DiFrancesco served as Senior Vice President, Legal,

General Counsel and Secretary of Corel Corporation, a position he held since October 2006. From December 2003 to October 2006, he served as Corel Corporation’s Vice President, Legal, General Counsel and Secretary, and as Corporate Counsel from September 2000 to December 2003. From 1998 to 2000, he served as Associate Counsel for the National Hockey League Players’ Association. From 1991 to 1998, he practiced with the law firm of Gowling Lafleur Henderson in Toronto, Canada. He has a Bachelor of Engineering Science in Mechanical Engineering and a Bachelor of Laws from the University of Western Ontario.

Nigel J. Gibson joined Telesat Canada in June 2009. Prior to that, from October 2002 Mr. Gibson served as Vice President of Sales for Europe, CLS and Middle East with SES New Skies. Prior to joining SES New Skies, from July 1999 he was Vice President of Sales for Northern Europe of GlobeEast and, from June 1996 was Head of DTH Marketing for Sky Television in the UK. Mr. Gibson holds an Honours Degree in Business Studies from Leeds Metropolitan University in the U.K.

Patrick M. Enright joined Telesat Canada in 1981, and held progressively responsible management positions until being appointed Vice-President, Network Services in 2004. Mr. Enright holds a diploma in Electronic Engineering Technology from Conestoga College of Applied Arts and Technology. He is a graduate of the Western Executive Program, University of Western Ontario, as well as a graduate of the Executive Management Development Program from the Banff Centre for Management.

Michael C. Schwartz became Vice President, Marketing and Corporate Development of Telesat Canada in February 2007. Mr. Schwartz joined Telesat Canada from SES New Skies, where he served as Senior Vice President of Marketing and Corporate Development, a position he held since March 2006 following the purchase of New Skies Satellites by SES. Prior to that, Mr. Schwartz served in the same position for New Skies Satellites since September 2003. Prior to joining New Skies Satellites, he served as Chief Development and Financial Officer of Terabeam Corporation (Terabeam), responsible for business and corporate development as well as financial operations. Prior to Terabeam, he was a co-founder and president of an Internet infrastructure company, which was sold in December 2000. He also held two senior positions at AT&T Wireless Services, most recently as Vice President of Acquisitions and Development. Mr. Schwartz graduated magna cum laude from Harvard University in physics and magna cum laude from Harvard Law School.

David N. Wendling joined Telesat Canada in 1986, and has held a variety of key positions within the Space Systems Department prior to being appointed Vice-President, Space Systems in 2007 with a title change to Vice-President Space and Network Engineering in 2008. As Director of the Satellite Control Division, he was responsible for operating Telesat satellites and designing, developing, and procuring the Satellite Control ground segment. He was also responsible for the development, management, and delivery of three of Telesat’s international consulting business lines: Transfer Orbit Services, 3rd Party Satellite Operations and the provisioning of Satellite Control Facilities. Mr. Wendling holds a Bachelor of Applied Science from the University of Waterloo. He is registered as a Professional Engineer with the Professional Engineers of Ontario.

Board of Managers and Executive Officers of the Co-Issuer

The members of the board of managers of the Co-Issuer are Michael B. Targoff, Mark H. Rachesky, M.D., Hank Intven, James Pittman, Derek Murphy, John P. (Jack) Cashman, Colin D. Watson, Clare R. Copeland and V. Peter Harder. The executive officers of Telesat LLC are Daniel S. Goldberg, President and Chief Executive Officer, and Michel G. Cayouette, Chief Financial Officer and Treasurer. Mr. Goldberg has served as Chief Executive Officer since October 31, 2007. Mr. Cayouette has served as Chief Financial Officer since September 17, 2008.

Board Practices

Board of Directors

The board currently consists of ten members. Each director is elected annually, and we expect that he will serve until the next annual meeting of shareholders, unless his office is earlier vacated in accordance with the by-laws of the corporation or with the provisions of the CBCA. Each of the directors has served in his respective capacity since his election; see “Management — Directors and Senior Management” for the period during which each director and member of senior management has served in that office.

Directors’ Service Contracts

There are no director service contracts between Telesat Canada and its directors providing for benefits upon termination of employment.

Committees of the Board

The board has an Audit Committee, and a Compensation and Corporate Governance Committee.

Audit Committee

The Audit Committee is comprised of Messrs. Targoff, Pittman and Watson.

The principal duties and responsibilities of the Audit Committee, which are included in our Audit Committee charter, are to assist the board in its oversight of:

•	the integrity of the corporation’s financial statements and related information;

•	the corporation’s compliance with applicable legal and regulatory requirements;

•	the independence, qualifications and appointment of the corporation’s auditor;

•	management responsibility for reporting on internal controls and risk management; and

•	the administration, funding and investment of the corporation’s pension plans and fund.

Our Audit Committee is also responsible for:

•	appointing, compensating, retaining and overseeing the work of the corporation’s accounting firm;

•	establishing procedures for (a) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal controls or auditing matters and (b) confidential, anonymous submission of complaints by employees regarding questionable accounting or auditing matters;

•	pre-approving all engagements for permitted non-audit services provided by the corporation’s auditor to the corporation; and

•	reviewing and discussing the annual consolidated financial statements with management.

The Audit Committee has the authority to engage outside counsel and other outside advisors as it deems appropriate to assist it in the performance of its functions.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee is comprised of Dr. Rachesky and Messrs. Murphy and Harder.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee, which are included in the Compensation and Corporate Governance Committee charter, are to assist the board in its oversight of:

•	the compensation, nomination, evaluation and succession of officers and other management personnel;

•	the corporation’s health and safety policies and practices, and developing and implementing the corporation’s corporate governance guidelines;

•	identifying individuals qualified to become board members;

•	determining the composition of the board of directors and its committees;

•	determining the directors’ remuneration for board and committee service;

•	developing and overseeing a process to assess the board Chair, board committees, Chairs of committees and individual directors; and

•	overseeing the corporation’s policies concerning business conduct, ethics, and other matters, and if required, public disclosure of material information.

Compensation

Director Compensation

During the fiscal year ended December 31, 2008, the aggregate compensation paid to the directors by us was $338,000.

Loral and PSP are each entitled to nominate three directors to the board. None of those six directors who are shareholder nominees are paid a fee by us for his services as a director.

We pay the other four directors an annual fee of $75,000 for acting as a director. In addition to the annual fee, the Chair of the Audit Committee is paid $15,000 for acting in such capacity, and the Chair of the Corporate Governance Committee is paid $7,500 for acting in such capacity. For each attendance at a meeting of the board or a board committee, each director who is paid the annual fee is also paid a meeting fee of $1,000 for each meeting attended in person, and a meeting fee of $500 for each meeting attend by telephone, except for telephone meetings of under 30 minutes in duration unless the Chair of the meeting determines that such meeting required significant advance preparation by board of committee members. Directors may be offered a right to elect to participate in one or more compensation plans which may be developed by us, in which case the annual fee paid by us of the participating director may be reduced by any value attributed to such right of participation.

All directors are entitled to be reimbursed for travel and other expenses properly incurred by them in attending meetings of the board or of any committee of the board.

The directors of Telesat Holdings are also directors of Telesat Canada and Telesat Interco, and are members of the board of managers of Telesat LLC. They do not receive additional remuneration from us for acting in that capacity.

Senior Management Compensation

The aggregate salary and benefits paid by us to Telesat Canada’s senior management for the year ended December 31, 2008 amounted to $6,001,126. The aggregate salary and benefits paid by us to the five highest-paid officers of Telesat Canada for the fiscal year ended December 31, 2008 was $3,475,842.

In addition, former senior managers of Telesat Canada whose employment ceased between January 1, 2008 and December 31, 2008 received severance from us in the form of lump sum payments in the aggregate amount of $2,275,537.

As a Canadian company which is not a reporting issuer under the securities legislation of any jurisdiction in Canada, Telesat Canada is not required to publicly disclose individual compensation information either as a requirement under its governing statute or under any securities legislation. Telesat Canada does not publicly disclose individual compensation information in Canada.

On September 19, 2008, Telesat Holdings adopted a stock incentive plan for certain of our key employees. The plan provides for the grant of up to 8,824,646 options to purchase non-voting participating preferred shares of Telesat Holdings, convertible into common shares of Telesat Holdings. See “Management — Share Ownership” for more information about the Telesat Holdings stock options.

In addition, the total amounts set aside or accrued by us in 2008 to provide pension, retirement or similar benefits to senior managers of Telesat Canada amounted to $881,000.

Directors’ and Senior Management’s Liability Insurance; Indemnity Payments

We have acquired and maintain liability insurance for our directors and officers as well as those of our subsidiaries. The total coverage limit of such insurance is US$60 million per claim and US$60 million in the annual aggregate. In the last fiscal year we paid premiums of US$162,500 for this coverage and entered into a one-year contract ending October 31, 2009. Claims for which we grant indemnification to insured persons are subject to a US$500,000 deductible for any one loss.

There were no claims made or paid under this insurance coverage in 2008.

We have entered into indemnity agreements with officers and directors that may require us to indemnify officers and directors against certain liabilities that may arise by reason of their status or service as our directors or officers. No indemnity payments were made to directors and/or senior management in 2008.

Share Ownership

The following table presents information regarding the ownership of certain classes of shares of Telesat Holdings by our directors and senior management as of March 31, 2009.

		Voting	Non-Voting	Director
		Participating	Participating	Voting	Senior	Percentage of
Name (Title)	Common	Preferred	Preferred	Preferred	Preferred	Class

Mark H. Rachesky, M.D.(1)	—	—	—	—	—	—
Michael B. Targoff	—	—	—	—	—	—
Hank Intven	—	—	—	—	—	—
Gordon J. Fyfe	—	—	—	—	—	—
Derek Murphy	—	—	—	—	—	—
James Pittman	—	—	—	—	—	—
John P. (Jack) Cashman	—	—	—	820	—	82%
Colin D. Watson	—	—	—	180	—	18%
Clare R. Copeland	—	—	—	—	—	—
V. Peter Harder	—	—	—	—	—	—
Daniel S. Goldberg	—	—	—	—	—	—
Paul D. Bush	—	—	—	—	—	—
Michel G. Cayouette	—	—	—	—	—	—
Christopher S. DiFrancesco	—	—	—	—	—	—
Patrick M. Enright	—	—	—	—	—	—
Richard Mortellaro	—	—	—	—	—	—
Michael C. Schwartz	—	—	—	—	—	—
David N. Wendling	—	—	—	—	—	—

(1)	Various funds affiliated with MHR Fund Capital Management (“MHR”) hold, as of March 31, 2009, approximately 40.1% of Loral’s outstanding voting common stock and 59.2% of Loral’s total outstanding voting and non-voting common stock. Dr. Rachesky, chairman of our board of directors and non-executive chairman of the board of directors of Loral, is the co-founder and president of MHR.

Telesat Holdings Stock Options

On September 19, 2008, Telesat Holdings adopted a stock incentive plan for certain of our key employees. The plan provides for the grant of up to 8,824,646 options to purchase non-voting participating preferred shares of Telesat Holdings, convertible into common shares of Telesat Holdings.

Two different types of stock options may be granted under the plan: time-vesting options and performance-vesting options. The time-vesting options generally become vested and exercisable over a five year period by 20% increments on each October 31st starting in 2008. The vesting amount is prorated for optionees whose employment with us started after October 31, 2007. The performance-vesting options become vested and exercisable over a five year period starting March 31, 2009, provided that Telesat Holdings has achieved or exceeded an annual or cumulative target consolidated EBITDA established and communicated on the grant date by the board of directors.

The exercise period of the share options expires ten years from the grant date. The exercise price of each share underlying the options will be the higher of a fixed price, established by the board of directors on the grant date, and the fair market value of a non-voting participating preferred share on the grant date. As at December 31, 2008, the weighted-average remaining life of the outstanding options was 9 years, and the exercise price of all outstanding options was $11.07 per share.

The following table sets forth, as of March 31, 2009, the share options granted to Telesat Canada’s senior management.

	Number of			Expiration
Name (Title)	Option(s)	Type of Options	Grant Date	Date

Daniel S. Goldberg, President and Chief Executive Officer	3,781,991	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018
Paul D. Bush, Vice President, North American Sales	1,071,564	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018
Michel G. Cayouette, Chief Financial Officer and Treasurer	756,398	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018
Christopher S. DiFrancesco, Vice President, General Counsel and Secretary	289,953	Non-Voting Participating Preferred Shares	January 5, 2009	January 5, 2019
Patrick M. Enright, Vice President, Network Services	289,953	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018
Michael C. Schwartz, Vice President, Marketing and Corporate Development	1,260,664	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018
David N. Wendling, Vice President, Space and Network Engineering	289,953	Non-Voting Participating Preferred Shares	September 19, 2008	September 19, 2018

PRINCIPAL SHAREHOLDERS

Telesat Interco holds 145 shares of common stock of Telesat Canada, which represents all of the issued and outstanding common stock of Telesat Canada. Telesat Holdings holds 1,100,001 shares of common stock of Telesat Interco, which represents all of the issued and outstanding common stock of Telesat Interco.

The following table sets forth the ownership of shareholders that are the beneficial owners of 5% or more of each class of shares of Telesat Holdings as of March 31, 2009.

		Voting	Non-Voting	Director
		Participating	Participating	Voting	Senior
		Preferred	Preferred	Preferred	Preferred	Percentage
Name (Title)	Common (C)	(VPP)	(NPP)	(DVP)	(SP)	of Class

Red Isle Private Investments Inc.(1)	35,172,218	7,034,444	—	—	141,435	C: 47.4% VPP: 100% SP: 100%
Loral Holdings Corporation(1)(2)	39,080,242	—	35,953,824	—	—	C: 52.6% NPP: 100%
John P. (Jack) Cashman	—	—	—	820	—	DVP: 82%
Colin D. Watson	—	—	—	180	—	DVP: 18%

(1)	Each of Red Isle’s and Loral’s economic and voting interests on a combined basis taking into account the number and classes of shares owned by each of them are described below.

(2)	Various funds affiliated with MHR Fund Capital Management (“MHR”) hold, as of March 31, 2009, approximately 40.1% of Loral’s outstanding voting common stock and 59.2% of Loral’s total outstanding voting and non-voting common stock. Mark H. Rachesky, M.D., chairman of our board of directors and non-executive chairman of the board of directors of Loral, is the co-founder and president of MHR.

On December 16, 2006, Telesat Interco, a subsidiary of Telesat Holdings, entered into a share purchase agreement with BCE and Telesat Canada to acquire all of the issued and outstanding common shares of Telesat Canada, formerly a wholly owned subsidiary of BCE. Pursuant to the share purchase agreement, Telesat Holdings, owned indirectly by PSP and Loral, acquired, through a subsidiary, all of the issued and outstanding shares of Telesat Canada from BCE.

PSP is a Canadian Crown corporation established by the Canadian Parliament pursuant to the Public Sector Pension Investment Board Act (the “PSP Act”) and is mandated to manage employer/employee pension contributions made after April 1, 2000 to the federal Public Service, the Canadian Forces and the Royal Canadian Mounted Police pension funds and contributions made after March 1, 2007 to the Reserve Force Pension Fund. There are eleven current members of the PSP Board of Directors, all of whom are citizens of Canada. PSP holds its interest in Telesat Holdings through a wholly-owned subsidiary, Red Isle Private Investments Inc. (“Red Isle”), a corporation organized under the CBCA. Red Isle’s direct interest and PSP’s indirect interest in Telesat Holdings is a 36% equity interest, a 66 2/3% voting interest on all matters except for the election of directors, and a 30% voting interest for the election of directors. PSP’s principal offices are at 1250 Boulevard René Lévesque West, Suite 900, Montreal, Quebec, Canada, H3B 4W8 and its registered offices are at 440 Laurier Avenue West, Ottawa, Ontario, Canada, K1R 7X6.

Loral is a Delaware corporation and, together with its subsidiaries, is a leading satellite communications company engaged in satellite manufacturing with investments in satellite-based communications services. Loral owns through a subsidiary 64% of the economic interest of Telesat Holdings and a 33 1/3% voting interest on all matters. Loral’s principal offices are located at 600 Third Avenue, New York, New York 10016. Loral’s registered office in the State of Delaware is located at 1209 Orange Street, Wilmington County of New Castle, Delaware 19801. Various funds affiliated with MHR hold, as of March 31, 2009, approximately 40.1% of Loral’s outstanding voting common stock and 59.2% of Loral’s total outstanding voting and non-voting common stock. Mark H. Rachesky, M.D., chairman of our board of directors and non-executive chairman of the board of directors of Loral, is the co-founder and president of MHR.

John P. Cashman is a Canadian citizen, residing in the City of Toronto, in the Province of Ontario. Mr. Cashman holds director voting preferred shares having a 30.0% voting interest for the election of directors only in Telesat Holdings. These shares have liquidation preference and dividend rights above common shares of Telesat Holdings. Mr. Cashman is an independent director of Telesat Holdings and Telesat Canada.

Colin D. Watson is a Canadian citizen, residing in the City of Toronto, in the Province of Ontario. Mr. Watson holds director voting preferred shares having a 6.67% voting interest for the election of directors only in Telesat Holdings. These shares have liquidation preference and dividend rights above common shares of Telesat Holdings. Mr. Watson is an independent director of Telesat Holdings and Telesat Canada.

RELATED PARTY TRANSACTIONS

Transaction Agreements

Loral Skynet Asset Transfer Agreement and Asset Purchase Agreement

On October 31, 2007, pursuant to the terms of the Asset Transfer Agreement, substantially all of the assets of Loral Skynet were transferred to Telesat Holdings in exchange for Telesat Holdings’ assumption of the principal amount of Loral Skynet’s senior secured debt and substantially all of its liabilities relating to the transferred assets, and the issuance to Loral Skynet of common shares and non-voting participating preferred shares of Telesat Holdings. The transactions contemplated by the Asset Transfer Agreement were consummated on October 31, 2007. The assets that were transferred consisted principally of Loral Skynet’s fixed satellite services and network services assets, with the exception of certain excluded assets, and the shares of subsidiaries, including all of the issued and outstanding shares of Skynet Satellite Corporation (“SSC”), the purchaser under the Asset Purchase Agreement described below. In a related transaction, Loral Skynet also transferred to Telesat Holdings prior to the closing of the transactions contemplated under the Asset Transfer Agreement the benefit of certain foreign exchange contracts in exchange for non-voting participating preferred shares of Telesat Holdings and the assumption by Telesat Holdings of the related liabilities under such contracts. Thus, in the aggregate, Telesat Holdings issued shares to Loral Skynet representing 64% of the economic interests and 33 1/3% of the voting power of Telesat Holdings. The Asset Transfer Agreement contains representations and warranties of the parties based on the Telesat Canada purchase agreement with BCE and an indemnity in favor of Telesat Holdings for losses resulting from a breach of representations, warranties or covenants, as well as against excluded liabilities not assumed by Telesat Holdings. Loral Skynet’s obligation to indemnify Telesat Holdings is subject to minimum thresholds of US$8.4 million and US$42.0 million for losses relating to representations and warranties made on the signing and closing of the Asset Transfer Agreement, respectively, and a cap of US$83.9 million. The indemnification thresholds and cap are not applicable to breaches of certain specified representations and warranties and are subject to reduction based on adjustments made, if any, to the purchase price. Loral has guaranteed all of Loral Skynet’s obligations under the Asset Transfer Agreement. On March 28, 2008, Loral, Loral Skynet, PSP, Red Isle and Telesat Holdings entered into a letter agreement (the “March Letter Agreement”) pursuant to which, among other things, the parties agreed to the final post-closing adjustment amounts to be paid under the Asset Transfer Agreement between Loral and PSP.

On October 31, 2007, pursuant to the terms of the Asset Purchase Agreement, following the acquisition of SSC by Telesat Holdings, SSC purchased certain Loral Skynet assets, including real property, FCC licenses and rights to certain vendor and customer contracts and assumed certain liabilities of Loral Skynet for a purchase price of approximately US$25.5 million, paid in marketable securities.

Ancillary Agreement

In connection with the Skynet Transaction, Loral, Loral Skynet, PSP, Telesat Holdings and 4363230 Canada Inc. (which was amalgamated into Telesat Canada on the closing date to form “Amalco”) entered into an ancillary agreement, dated as of August 7, 2007 (the “Ancillary Agreement”). The Ancillary Agreement provided for certain payments among Loral, PSP and Telesat Holdings, which we refer to as “ancillary payments”, including the reimbursement by Telesat Holdings of insurance premiums paid and other transaction expenses incurred by Loral and/or PSP.

The Ancillary Agreement also (i) contemplates tax distributions to Telesat Holdings shareholders out of available cash resources to cover taxes on the income of Telesat Holdings that US shareholders are required to include as their own taxable income under Section 951 of the US Internal Revenue Code (the amounts of which are capped by the provisions of the notes), (ii) prohibits the authorization or issuance of capital shares of Telesat Holdings ranking pari passu or senior to the senior preferred shares so long as PSP or Red Isle, or their permitted transferees, owns 10% of the PSP Preferred and (iii) provides that Telesat Holdings and Amalco will indemnify Loral and its affiliates for Loral Skynet obligations to third parties assumed in connection with the Skynet Transaction that remain guaranteed by Loral and its affiliates.

Consulting Services Agreement

On October 31, 2007, Loral and Telesat Canada entered into a consulting services agreement (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Loral provides certain non-exclusive consulting services in relation to the business of Loral Skynet which was transferred to Telesat Canada as part of the Skynet Transaction, as well as with respect to certain aspects of our satellite communications business. The Consulting Agreement has a term of seven years with an automatic renewal for an additional seven year term if certain conditions are met. In exchange for Loral’s services under the Consulting Agreement, we pay Loral an annual fee of US$5 million, payable quarterly in arrears on the last day of March, June, September and December of each year during the term of the Consulting Agreement. If the terms of our senior secured credit facilities or certain other debt obligations prevent us from paying such fees in cash, we can issue junior subordinated promissory notes to Loral in the amount of such payment, with interest on such promissory notes at the rate of 7% per annum, compounded quarterly, from the date of issue of such promissory note to the maturity date thereof.

The services provided by Loral include providing advice as to business objectives, strategies, implementation of a synergy plan after the Skynet Transaction, the transferred assets, satellite orbital locations outside of Canada, capital structure and financing, satellite expert personnel and general personnel matters. Furthermore, for additional fees, we may request assistance from Loral with respect to certain areas, including benefits administration, insurance and risk management, auditing, human resources, treasury operations, and, in the United States, public relations, regulatory, tax and legal compliance if the provision of such organizational services at the agreed price is approved by a majority of our directors, excluding Loral nominees. The amounts of such additional payments are limited by the provisions of the notes.

Under the terms of the Consulting Agreement, we indemnify Loral from certain liabilities arising out of the Consulting Agreement, provided that Loral (or its representative, employee or affiliate, if applicable) has not committed fraud or misconduct in relation to the matters giving rise to the indemnification claim.

Shareholders Agreement

On October 31, 2007, in connection with the Telesat Canada acquisition, PSP, Red Isle, Loral, LSC Holdings, Loral Holdings Corporation, a Delaware corporation (“Loral Holdings”), Loral Skynet, John P. Cashman, Colin D. Watson, Telesat Interco, Telesat Holdings, Telesat Canada and MHR entered into a shareholders agreement (the “Shareholders Agreement”).

The Shareholders Agreement provides for, among other things, the manner in which the affairs of Telesat Holdings and its subsidiaries will be conducted and the relationships among the parties and future shareholders of Telesat Holdings. Specifically, with respect to Telesat Holdings, the Shareholders Agreement provides for its capital structure, the number and election of members of the board of directors, the meetings of directors, the required vote of the board of directors to take certain actions, the approval of the Skynet Transaction, the officers, and the rights of certain shareholders to appoint observers to the board of directors. The Shareholders Agreement also approves an initial business plan, provides for the preparation and approval of annual budgets and business plan updates and procedures for the purchase of equipment, products and services from Loral and its affiliates, an agreement by Loral not to engage in a competing satellite communications business and agreements by the shareholders not to solicit employees of Telesat Holdings or any of its subsidiaries. Additionally, the Shareholders Agreement details the matters requiring shareholder approval or the approval of a shareholder, provides for preemptive rights for certain shareholders upon the issuance of certain shares of capital stock of Telesat Holdings and provides for either PSP or Loral to cause Telesat Holdings to conduct an initial public offering of its equity shares if an initial public offering is not completed by the fourth anniversary of the closing of the Telesat Canada acquisition. The Shareholders Agreement also restricts the ability of holders of certain shares to transfer them unless certain conditions are met or approval of the transfer is approved by directors, provides for a right of first offer to equity shareholders if a holder of equity shares wishes to sell them to a third party, provides for, in certain circumstances, tag-along rights in favor of non-Loral shareholders if Loral sells equity shares, drag-along rights in favor of Loral in case Loral enters into an agreement to sell all of its Telesat Holdings equity securities and drag-along rights in favor of PSP for the sale of Telesat Holdings if Loral undergoes a change of control. Also, the Shareholders Agreement provides for PSP and Loral to have the right to require the other party to sell all of its equity shares or voting shares to PSP or to a designee of Loral, as applicable, under certain circumstances.

The Shareholders Agreement provides for a board of directors of Telesat Holdings consisting of 10 directors, three nominated by Loral, three nominated by PSP and four independent directors selected by a nominating committee comprised of one PSP nominee, one Loral nominee and one of the independent directors then in office. Each shareholder is obligated to vote all shares for the election of the directors nominated by the nominating process. Each shareholder of Telesat Holdings made certain representations, including but not limited to representations with respect to due incorporation and valid existence, corporate power, ownership of shares of Telesat Holdings, due authorization and execution of the Shareholders Agreement, absence of any violations of material provisions of existing indentures or agreements of each party, and, with respect to each of Cashman and Watson, that they each qualified as an independent director and as a “resident Canadian” as that term is defined under Canadian law. Telesat Holdings made certain representations, including but not limited to representations that it owned all of the issued and outstanding shares in Telesat Interco. Telesat Interco made certain representations, including but not limited to representations that it owned all of the issued and outstanding shares in Telesat Canada.

Each shareholder of Telesat Holdings agreed to certain covenants, particularly with respect to: voting of shares in certain circumstances, compliance by such party’s subsidiaries with the Shareholders Agreement and keeping certain information confidential. Telesat Holdings subsequently entered into a Unanimous Shareholder Declaration with Telesat Interco, and Telesat Interco entered into a Unanimous Shareholder Declaration with Telesat Canada the effect of which is to compel each of Telesat Interco and Telesat Canada to comply with the relevant shareholder approval matters as set out in the Shareholders Agreement.

Our Shareholders Agreement provides to Loral the right of approval over many large capital expenditures, a first right of acceptance of an offer by us to procure equipment, products and services, and a first right to negotiate in those areas where Loral and its affiliates carry on business, subject to approval of any such contract by a majority of our directors, excluding Loral nominees, but not an exclusive obligation to deal with, or purchase from, Loral or its affiliates. Under certain circumstances, Loral can withhold its approval of purchases and/or financing of new satellites by us.

PSP Subscription Agreement

PSP, Red Isle and Telesat Holdings entered into a subscription agreement for shares, pursuant to which Red Isle subscribed for and purchased, on the date of closing of the Telesat Canada acquisition, at an aggregate subscription price equal to US$525 million (a) 145,320 shares of Holding PIK Preferred Stock, issued at $1,000 per share, (b) 35,172,218 common shares of Telesat Holdings, issuable at a price of $10 per share, and (c) 7,034,444 voting participating preferred shares, which in the aggregate equaled 36% of the aggregate of the common shares, voting participating preferred shares and non-voting participating preferred shares outstanding after the closing of the purchase of shares by Red Isle and the closing of the Skynet Transaction. In a related transaction, Red Isle transferred to Telesat Holdings on the closing date $55,163,172, representing the market value of certain foreign exchange contracts entered into by Red Isle, in exchange for the issuance to Red Isle of a portion of the 36% equity shareholding acquired by Red Isle, in the form of voting participating preferred shares of Telesat Holdings. Pursuant to the March Letter Agreement, the number of shares of Holding PIK Preferred Stock issued to Red Isle on the closing date was reduced from 145,320 to 141,435 to reflect a true-up for the actual closing date exchange rates.

Other Related Party Arrangements

  Transfer Orbit Services and In-Orbit Testing

Telesat Canada and SS/L entered into contracts in June 2009 for the provision by Telesat Canada of transfer orbit services as a subcontractor to SS/L for both the Nimiq 5 Satellite and for a non-Telesat satellite being constructed by SS/L scheduled for launch in June 2009. Telesat Canada also entered into a contract to provide in-orbit testing support as a subcontractor to SS/L for the Nimiq 5 Satellite. These contracts were entered into by Telesat Canada in the normal course of its operations and contain terms and conditions that are customary for these types of services.

Nimiq 5 Agreement

SS/L and Telesat Canada entered into a contract, dated December 22, 2006, for the procurement of the Nimiq 5 Satellite (the “Nimiq 5 Agreement”). Pursuant to the terms of the Nimiq 5 Agreement, SS/L will provide to Telesat Canada a communications satellite equipped with a 32 Ku-band transponder broadcast satellite service payload and auxiliary services. This contract was entered into by Telesat Canada in the normal course of its operations and contains terms, conditions, representations, warranties and covenants that are customary for the procurement of a satellite. As part of the contract, Loral, as parent of SS/L, was required to guarantee to Telesat Canada the due and punctual payment and performance of SS/L’s obligations under the Nimiq 5 Agreement.

Non-Disclosure and Technical Assistance Agreements

SS/L and Telesat Canada have entered into various non-disclosure and technical assistance agreements. These agreements relate to Telesat Canada’s consulting activities for third parties. As part of its consulting activities, Telesat Canada is retained to provide advice to a customer on its satellite procurement program or in connection with satellite insurance underwriting and as a result enters into agreements with the applicable satellite manufacturer or insurance underwriter to allow it to receive the satellite manufacturer’s information relating to the customer’s satellite program. The non-disclosure and technical assistance agreements that SS/L and Telesat Canada have entered into permit Telesat Canada to receive SS/L information related to Telesat Canada’s consulting for customer satellite programs.

XTAR Agreements

XTAR and Loral Skynet entered into agreements whereby Loral Skynet provided to XTAR the following services:

(i) certain telemetry, tracking, and control and software maintenance services for the XTAR-EUR satellite, at the monthly rate of US$46,185 (subject to annual price adjustment for inflation), through the end of life of the XTAR-EUR satellite (anticipated to be on or about December 31, 2019);

(ii) customer monitoring and access management services, at the monthly rate of US$47,294 (subject to annual price adjustment for inflation), through the end of life of the XTAR-EUR satellite; and

(iii) ongoing regulatory support services, including support for satellite coordination agreements and regulatory filings; transponder management services, such as performing link budgets and providing customer and sales support; and ground station hardware and software support services, at the rate of US$150/hour plus out-of-pocket expenses.

Those agreements were subsequently assigned to Telesat Canada. XTAR and Telesat Canada have agreed to defer payment of certain amounts totaling approximately US$3.9 million due for services provided under the foregoing agreements for the period through and including March 31, 2008 with a balance outstanding as at January 31, 2009 of approximately US$2,574,162. Until such time as XTAR shall have the financial ability to meet its obligations under these agreements consistent with its other financial obligations, the deferred amount shall be paid by XTAR to Telesat Canada from a portion of XTAR’s excess cash balance, according to an agreed allocation formula.

Telstar 11N Agreement

Loral Skynet and SS/L entered into a satellite construction agreement whereby SS/L constructed for Loral Skynet a commercial communications satellite, known as Telstar 11N, and procured launch services for the satellite. The total firm fixed price set forth in the agreement is US$176,560,000, which amount includes launch services and orbital performance incentives up to US$10 million. This agreement was subsequently assigned to Telesat Satellite LP, a US subsidiary of Telesat Canada.

Other Satellite Construction Contracts and the Apstar V Agreement

The Telstar 10, Telstar 12 and Telstar 14/Estrela do Sul satellites were constructed pursuant to satellite construction contracts entered into with SS/L. Under these contracts, SS/L remains liable for refund payments in the event the satellites were to experience certain losses or anomalies.

In connection with the transactions between Loral Skynet and APT Satellite Company Limited relating to Telstar 18, Loral Skynet and SS/L entered into the Apstar V Agreement, dated as of June 30, 2003. This agreement has been substantially performed by the parties. However, to the extent that Telstar 18 were to experience certain losses or anomalies in the future, Loral Skynet would be entitled to receive a refund of certain orbital incentive payments previously made by it to SS/L thereunder. These agreements have been assigned to Telesat Canada.

ChinaSat

In 1999, Loral Skynet entered into an agreement to provide ChinaSat with certain free transponder capacity in connection with a settlement of certain matters in dispute between SS/L and ChinaSat. SS/L agreed to make monthly payments to Loral Skynet as compensation for the transponder capacity Loral Skynet was providing to ChinaSat at no charge. In 2001, Loral Skynet restructured its contractual obligations to ChinaSat and, as a result, entered into an agreement on November 21, 2005 to restructure SS/L’s related payment obligations to Loral Skynet to provide for a payment by SS/L to Loral Skynet of approximately US$3 million per year for the use of three transponders. The agreement was subsequently assigned to Telesat Canada.

ViaSat-1

In connection with an agreement entered into between SS/L, a subsidiary of Loral, and ViaSat, Inc. (“ViaSat”) for the construction by SS/L for ViaSat of a high capacity broadband satellite called ViaSat-1 (the “Satellite”), Loral and Telesat Canada entered into certain agreements, described below, pursuant to which Loral has invested in the Canadian coverage portion of the Satellite and has granted to Telesat Canada an option to acquire its rights to the Canadian payload.

On January 11, 2008, Loral and ViaSat entered into a Beam Sharing Agreement (the “Beam Sharing Agreement”) that provides for, among other things, (i) the purchase by Loral of a portion of the Satellite payload providing coverage into Canada (the “Loral Payload”) and (ii) payment by Loral of 15% of the actual costs of launch and associated services, launch insurance and telemetry, tracking and control services for the Satellite. The aggregate price to be paid by Loral for the foregoing is estimated to be approximately US$60 million.

On January 11, 2008, Loral and Telesat Canada entered into an Option Agreement (the “Option Agreement”). The Option Agreement gives Telesat Canada the option to cause Loral to assign to Telesat Canada its rights and obligations with respect to the Loral Payload and all of Loral’s rights and obligations under the Beam Sharing Agreement upon payment by Telesat Canada to Loral of (i) all amounts paid by Loral with respect to the Loral Payload and pursuant to the Beam Sharing Agreement on or prior to the date Telesat Canada exercises its option plus (ii) an option premium of between US$6 million and US$13 million depending on the date of exercise. Telesat Canada’s option under the Option Agreement expires on October 31, 2009 (the “Expiration Date”). In consideration for the grant of the option, Telesat Canada (i) agreed in a Cooperation Agreement, dated as of January 11, 2008, with Loral and ViaSat (the “Cooperation Agreement”), to relinquish certain rights it has to the 115 degree W.L. orbital position (the “Orbital Slot”) so as to make those rights available to ViaSat pursuant to a license (the “ViaSat License”) to be granted by Mansat Limited (“Mansat”) to ViaSat; and (ii) agreed to provide tracking, telemetry and control services to ViaSat for the Satellite and to pay to Loral all of the recurring fees it receives for providing such services.

If Telesat Canada does not exercise its option on or prior to the Expiration Date, then it shall, at Loral’s request, transfer to Loral its remaining rights from Mansat with respect to the Orbital Slot, and assign to Loral its related rights and obligations under the Cooperation Agreement.

Loral Nominee Director

McCarthy Tétrault LLP has acted as Canadian counsel to Loral, Telesat Interco and Telesat Holdings in connection with the Telesat Canada acquisition, and as Canadian counsel to Telesat Canada in respect of the offering of the notes and other matters, and may act for Telesat Canada, Telesat Interco and Telesat Holdings on other matters in the future. Mr. Hank Intven, a partner of McCarthy Tétrault LLP, is a director of Telesat Canada. See “Management.”

BCE

Telesat Canada was formerly a wholly-owned subsidiary of BCE Inc. Telesat Canada has entered into various commercial arrangements with entities affiliated with BCE, including Bell TV, Bell Canada, NorthwesTel and Bell Aliant Regional Communications, Limited Partnership. These arrangements primarily relate to the sale or use of satellite transponder capacity and are entered into in the form of either service agreements or transponder purchase and operating service agreements. Additionally, we provide Bell Canada with earth station, maintenance and installation services. Telesat Canada is no longer an affiliate of BCE. See “Related Party Transactions” for additional discussion regarding Telesat Canada’s related party transactions and see “Risk Factors — Risks Related to Our Business — We derive a substantial amount of our revenues from only a few of our customers. A loss of one or more of these major customers, or a material adverse change in any such customer’s business, could materially reduce our future revenues and contracted backlog and result in our discontinuing service offerings that we consider to be no longer sufficiently profitable.”

Goldberg, Godles, Wiener & Wright

Henry Goldberg, the father of Daniel Goldberg, the President and Chief Executive Officer of Telesat Canada, is a partner in the law firm Goldberg, Godles, Wiener & Wright, which handles certain matters for Telesat Canada and its subsidiaries. The aggregate amount of fees paid by Telesat Canada and its subsidiaries to the firm for services rendered in 2008 was approximately US$307,000.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

Senior Secured Credit Facilities

In connection with the Telesat Canada acquisition, Telesat Interco entered into senior secured credit facilities under which Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc. acted as joint lead arrangers and joint book running managers, Morgan Stanley Senior Funding, Inc. acted as administrative agent and Morgan Stanley & Co. Incorporated acted as collateral agent, UBS Securities LLC acted as syndication agent and JPMorgan Chase Bank, N.A., the Bank of Nova Scotia and Citibank, N.A., Canadian Branch acted as co-documentation agents. Telesat Canada assumed Telesat Interco’s obligations under the senior secured credit facilities, at which point Telesat Canada became the borrower thereunder. The Co-Issuer is a co-borrower under our senior secured credit facilities.

The senior secured credit facilities consist of:

•	$192.5 million loan Canadian Term Loan Facility with a maturity of October 31, 2012;

•	US$1,733.1 million U.S. Term Loan Facility with a maturity of October 31, 2014. In order to hedge the currency risk for the Company both at closing and over the life of the loans, Loral Skynet Corporation entered into a currency basis swap to synthetically convert a portion (US$1,041 million) of the total facility to $1,224 million;

•	US$148.9 million U.S. Term Loan II Facility with the same maturity and terms as the U.S. Term Loan Facility. The U.S. Term Loan II Facility was available to be drawn for a period of 12 months ending October 31, 2008 to fund satellite capital expenditures; and

•	Multicurrency revolving credit facility of up to $153 million (a portion of which is available as letters of credit) of which $152.6 million was undrawn at March 31, 2008. The Revolving Credit facility matures October 31, 2012 and is available to be drawn at any time.

Security and Guarantees

Telesat Canada’s obligations under the senior secured credit facilities are guaranteed jointly and severally by certain of its current and future restricted subsidiaries and by Telesat Holdings and Telesat Interco. The guarantees of the secured credit facility rank equally with all existing and future senior indebtedness of the guarantors.

Telesat Canada’s obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by a pledge of the equity of Telesat Canada held by our parent holding company and, subject to limited exceptions, all present and future shares of capital stock of Telesat Canada’s subsidiaries and substantially all of its assets and substantially all of the assets of each of the subsidiary guarantors, subject to certain exceptions.

Interest Rates and Fees

Borrowings under the senior secured credit facilities bear interest or are discounted as follows:

•	Revolving Credit Facility: Canadian Prime Rate plus an applicable margin in the case of Canadian dollar denominated borrowings, and LIBOR or Prime Rate plus an applicable margin in the case of U.S. dollar denominated borrowings. In addition, Canadian dollar denominated borrowings will be available at the Bankers’ Acceptance Discount Rate plus an applicable margin;

•	Canadian Term Loan Facility: Canadian Prime Rate or Bankers’ Acceptance Rate plus an applicable margin; and

•	U.S. Term Loan Facility, U.S. Term Loan II Facility: LIBOR or Alternate Base Rate plus an applicable margin.

The senior secured facilities also provide for the payment to the lenders of a commitment fee on the unused portions of the Revolving Credit Facility at a rate of 0.50% from the date of the initial funding until January 31, 2008 and, thereafter, at a percentage per annum determined in accordance with a leverage based pricing grid. Borrowings bearing interest or discounted by reference to the Bankers’ Acceptance Rate will also be subject to a fee determined by reference to a leverage based pricing grid. Letters of credit will be subject to customary letter of credit fees.

Scheduled Amortization Payments and Mandatory Prepayments

The U.S. Term Loan and U.S. Term Loan II provide for quarterly amortization payments of 1/4 of 1% of the aggregate principal amount of such loans incurred on the initial funding. The Canadian Term Loan Facility provides for equal quarterly amortization payments commencing after one year in the amount of 5%, 5%, 10% and 80% in years two, three, four and five, respectively.

In addition, the senior secured credit facilities require Telesat Canada to prepay outstanding loans, subject to certain exceptions, in the event of certain casualty events, debt issuances, asset sales or other dispositions (including certain sale/leaseback transactions). Additionally, certain percentages of Excess Cash Flow (as defined in the senior secured credit facilities) must be applied to prepay borrowings.

During the five year period following the funding of the U.S. Term Loan and the U.S. Term Loan II, respectively, any required prepayment of such term loan, as described above, or regularly scheduled amortization payment required to be applied to such term loan, will not be required to be made if, after giving effect to such prepayment or payment, the aggregate principal amount of all repayments of the applicable term loan exceeds 25% of the aggregate initial principal amount of the applicable term loan (such excess amount, the Excess Prepayment Amount). Subsequent to the five-year period after the funding of the U.S. Term Loan and the U.S. Term Loan II, respectively, Telesat Canada will be obligated to prepay a principal amount of U.S. Term Loan or U.S. Term Loan II, as applicable, that is equal to the Excess Prepayment Amount.

Voluntary Prepayments

The senior secured credit facilities provide for voluntary prepayments of the loans without premium or penalty subject to certain conditions pertaining to minimum notice and payment/ reduction amounts, and breakage costs, if any.

Covenants

The senior secured credit facilities contain financial, affirmative and negative covenants. The negative covenants in the senior secured credit facilities include limitations (each of which is subject to significant exceptions) on Telesat Canada’s ability to:

•	incur additional indebtedness;

•	incur liens;

•	enter into any merger, consolidation or amalgamation;

•	engage in certain transactions with affiliates;

•	convey, sell, lease, assign, transfer or otherwise dispose of its property, business or assets;

•	make loans and investments;

•	pay dividends;

•	modify or cancel our satellite insurance;

•	prepay, repurchase or redeem subordinated debt;

•	make capital expenditures (in the case of the senior secured credit facilities); and

•	engage in certain sale/ leaseback transactions.

In addition, the senior secured credit agreement contains financial covenants including maximum total leverage and minimum interest coverage.

Events of Default

The senior secured credit facilities contain certain events of default, including:

•	nonpayment of principal and interest;

•	breach of certain covenants;

•	material breach of the representations and warranties;

•	cross default to certain material indebtedness;

•	a change in control (as defined in the senior secured credit facilities);

•	bankruptcy or insolvency;

•	material judgments;

•	certain ERISA violations; and

•	actual or asserted invalidity of any Loan Document, Security Document or Guarantee (all, as defined in the senior secured credit facilities).

Telesat Holding PIK Preferred Stock

As part of the Equity Financing, Telesat Holdings issued to PSP, and PSP subscribed to and paid for, $141,435,000 in purchase price and aggregate liquidation preference of Telesat Holdings PIK Mandatorily Redeemable Preferred Stock (the “Holding PIK Preferred Stock”), at a purchase price of $1,000 per share.

The Holding PIK Preferred Stock shares rank in priority, with respect to payment of dividends and return of capital upon liquidation, dissolution or winding-up, ahead of the shares of all other classes of Telesat Holdings stock which have currently been created, as well as any other shares that may be created that by their terms rank junior to the Holding PIK Preferred Stock.

The Holding PIK Preferred Stock are entitled to receive cumulative preferential dividends at a rate of 7% per annum on the Liquidation Value, being $1,000 per share plus all accrued and unpaid dividends (8.5% per annum following a Performance Failure, being a failure to pay annual dividends in cash or in Holding PIK Preferred Stock in any year, while such failure is continuing, the failure to redeem the Holding PIK Preferred Stock when submitted for redemption on or after the twelfth anniversary of the date of issue, or the failure to redeem Holding PIK Preferred Stock for which an offer of redemption is accepted following a Change of Control). Such annual dividend may be paid in cash, subject to the requirements of the CBCA, if such payment is permitted under the terms of (i) the senior secured credit facilities and the indentures governing the notes, and (ii) any indebtedness incurred to refinance the senior secured credit facilities or the indentures governing the notes (collectively, the “Acquisition Debt”), or if such cash payment is not then permitted under the terms of the Acquisition Debt, such dividends will be paid, subject to the requirements of the CBCA, in Holding PIK Preferred Stock based on an issue price of $1,000 per share.

Under the senior secured credit facilities and the indentures governing the notes, we are prohibited, absent recourse to baskets that may be available, from paying cash dividends and redeeming the Holding PIK Preferred Stock prior to achieving and maintaining an agreed upon leverage level.

The Holding PIK Preferred Stock may be submitted by the holder for redemption on or after the twelfth anniversary of the date of issue, subject to compliance with law. Upon a Change of Control (as defined in the share conditions of the Holding PIK Preferred Stock) which occurs after the fifth anniversary of issue of the Holding PIK Preferred Stock, or on such fifth anniversary if a Change of Control occurs prior thereto, we must make an offer of redemption to all holders of Holding PIK Preferred Stock, and must redeem any Holding PIK Preferred Stock for which the offer of redemption is accepted within 25 days of such offer. The obligation to make such offer of redemption upon a Change of Control is subject to the terms of the Acquisition Debt and may be deferred until permitted by the terms of the Acquisition Debt, provided that no indebtedness described in clause (ii) of the definition of Acquisition Debt incurred in anticipation of a Change of Control will restrict such redemption in cash upon a Change of Control. The Holding PIK Preferred Stock is also redeemable at any time at our option. All redemptions of Holding PIK Preferred Stock are at a redemption price equal to the Liquidation Value described above.

The holders of the Holding PIK Preferred Stock are not entitled to receive notice of or to vote at any meeting of shareholders of Telesat Holdings, except for meetings of the holders of the Holding PIK Preferred Stock as a class, called to amend the terms of the Holding PIK Preferred Stock, or otherwise as required by law.

Junior Subordinated Promissory Notes

On October 31, 2007, Loral and Telesat Canada entered into a consulting services agreement (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Loral provides certain non-exclusive consulting services in relation to the business of Loral Skynet which was transferred to Telesat Canada as part of the Skynet Transaction, as well as with respect to certain aspects of our satellite communications business. The Consulting Agreement has a term of seven years with an automatic renewal for an additional seven year term if certain conditions are met. In exchange for Loral’s services under the Consulting Agreement, we pay Loral an annual fee of US$5 million, payable quarterly in arrears on the last day of March, June, September and December of each year during the term of the Consulting Agreement. If the terms of our senior secured credit facilities or certain other debt obligations prevent us from paying such fees in cash, we can issue junior subordinated promissory notes to Loral in the amount of such payment, with interest on such promissory notes at the rate of 7% per annum, compounded quarterly, from the date of issue of such promissory note to the maturity date thereof.

THE EXCHANGE OFFER

Telesat Canada and Telesat LLC, the co-issuer of the outstanding notes, hereby offer to exchange a like principal amount of exchange notes representing the same underlying indebtedness as the outstanding notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, US$692,825,000 aggregate principal amount of the outstanding senior notes is outstanding (CUSIP Nos. 87952V AA4, C8814P AA8 and 87952V AC0) and US$217,175,000 aggregate principal amount of the outstanding senior subordinated notes is outstanding (CUSIP Nos. 87952V AB2, C8814P AB6 and 87952V AD8).

This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about          , 2009. Our obligation to accept outstanding notes for exchange notes pursuant to the exchange offer is subject to certain conditions set forth under “Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In connection with the private placement, we entered into registration rights agreements with Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the other initial purchasers of the outstanding notes, in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement by June 25, 2009 and to consummate the exchange offer by September 23, 2009. The exchange notes will have terms substantially identical to the terms of the outstanding notes and represent the same underlying indebtedness as the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements.

Under the circumstances set forth below, we will use our commercially reasonable efforts to file and cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and to keep the shelf registration statement effective for one year or such shorter period ending when all outstanding notes or exchange notes covered by the registration statement have been sold in the manner set forth and as contemplated in the statement. These circumstances include:

•	if applicable law or SEC policy does not permit us to effect the exchange offer;

•	if for any other reason the exchange offer is not consummated by September 23, 2009; or

•	if, following the consummation of the exchange offer, in the opinion of counsel to the initial purchasers of the outstanding notes, a registration statement must be filed and a prospectus must be delivered by such initial purchasers in connection with any offering or sale of the outstanding notes by such purchasers because the outstanding notes held by them were not eligible to be exchanged for exchange notes in the exchange offer.

If we fail to comply with certain obligations under the registration rights agreements, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section “Exchange offer; registration rights” for more details regarding the registration rights agreements.

Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes representing the same underlying indebtedness in the exchange offer will be required to make the following written representations:

•	any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

•	such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	such holder is not an affiliate of Telesat Canada, Telesat LLC or any of the guarantors, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not an affiliate of Telesat Canada, Telesat LLC or any of the guarantors, as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate of Telesat Canada, Telesat LLC or any of the guarantors, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. We will issue exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indentures under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indentures. For a description of the indentures, please see “Description of the Senior Notes” and “Description of the Senior Subordinated Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes, except for any rights under the registration rights agreements that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “Conditions to the exchange offer”.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “— Fees and expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 midnight, New York City time, on          , 2009, which is the 20th business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only if we amend or extend the applicable exchange offer);

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “Conditions to the exchange offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreements, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the registered holders of the outstanding notes, and, to the extent the exchange offer is terminated, any outstanding notes accepted will be promptly returned after the termination of the exchange offer. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition or if we terminate the offer, we will notify the exchange agent by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the amendment or termination has been determined and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

If the exchange offer is terminated, outstanding notes will be returned to their registered holders.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and effect of the exchange offer” and “— Procedures for tendering outstanding notes”; and

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes due to our extension of the exchange offer by notice by press release or other public announcement as required by Rule 14e-1(d) of the Securities Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer. We will issue new notes promptly after the expiration of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal; or

•	prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another “Eligible Guarantor Institution” within the meaning of Rule 17A(d) -15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Guarantor Institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Book-entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined above, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date, you may still tender if:

•	the tender is made through an Eligible Guarantor Institution;

•	prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent’s message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an Eligible Guarantor Institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Overnight Courier or
By Registered or Certified Mail:	By Facsimile Transmission:	Hand Delivery:

The Bank of New York Mellon 101 Barclay Street	212-298-1915	The Bank of New York Mellon 101 Barclay Street
Reorganization Unit — Floor 7E New York, NY 10286 Telephone: 212-815-3738 Attention: Evangeline R. Gonzales	To Confirm by Telephone: 212-815-3738	Reorganization Unit — Floor 7E New York, NY 10286 Telephone: 212-815-3738 Attention: Evangeline R. Gonzales

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE SENIOR NOTES

General

The outstanding senior notes were and the senior exchange notes will be (collectively, the “notes” or the “senior notes”) issued under an indenture (the “Indenture”), dated as of June 30, 2008, among Telesat Holdings Inc. (“Telesat Holdings”), Telesat Interco Inc. (“Intermediate Holdco”), Telesat Canada (the “Issuer”), Telesat LLC , a Delaware limited liability company and a Wholly-Owned Subsidiary of the Issuer (the “Co-Issuer”), and certain of Telesat Holdings’ direct and indirect Subsidiaries, as Guarantors, and The Bank of New York Mellon, as trustee (the “Trustee”).

The definitions of certain terms used in the following description are set forth below under “— Certain Definitions.” For purposes of this “Description of the Senior Notes”

•	the terms “Issuer,” “we” and “our” refer only to Telesat Canada, and not to any of its Subsidiaries or parent companies,

•	the term “Co-Issuers” refers only to the Issuer and the Co-Issuer, collectively, and not any of their respective Subsidiaries or parent companies,

•	the term “Guarantor” refers to Telesat Holdings, Intermediate Holdco and each Restricted Subsidiary that Guarantees the notes on the Issue Date and each other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture, and

•	references to “US$” are to U.S. dollars and references to “$” and “CAD” are to Canadian dollars.

The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as holders of the notes. Copies of the form of the Indenture may be obtained from the Issuer upon request.

Brief Description of the Notes

The notes:

•	are unsecured senior obligations of the Co-Issuers ranking pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Co-Issuers;

•	are senior in right of payment to any future Subordinated Indebtedness of the Co-Issuers; and

•	are guaranteed by each Guarantor.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Co-Issuers under the Indenture and the notes, whether for payment of principal of or interest on or Special Interest in respect of the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture. Each of the Guarantees will be general unsecured obligations of the relevant Guarantors and will rank pari passu in right of payment to all existing and future unsecured Indebtedness of such Guarantor, other than any Subordinated Indebtedness. The notes are effectively subordinated to any secured Indebtedness of the Guarantors to the extent of such security and are structurally subordinated to Indebtedness of Subsidiaries of the Co-Issuers who do not Guarantee the notes.

Not all of our Subsidiaries will be Guarantors. The Indenture provides that Telesat Holdings and each existing and future Restricted Subsidiary that guarantees obligations or is a borrower or co-borrower under any of our Credit Facilities (including the Senior Credit Facilities) will be Guarantors of the notes. With respect to Subsidiaries that are not Guarantors, in the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Due to certain regulatory and other local law considerations, our Hong Kong Subsidiary, Telesat Asia Pacific Satellite (HK) Limited (TAPS), is currently not a guarantor under our Senior Credit Facilities and will not be required to guarantee the notes on the Issue Date, but we will, subject to the provisions of the Senior Credit Facilities, be required under the Senior Credit Facilities to use commercially reasonable efforts to cause TAPS to become a guarantor thereunder. However, we cannot assure you that we will be successful in causing TAPS to become a guarantor under the Senior Credit Facilities and therefore we cannot assure you that it will become a Guarantor of the notes. For the three months ended March 31, 2009, TAPS had revenues of approximately $9.2 million and at that date, it had total assets of approximately $111.0 million and $4.0 million of liabilities (excluding trade payables).

In addition, as of the Issue Date, all of Telesat Holdings’ Subsidiaries will be Restricted Subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc., which will be Unrestricted Subsidiaries as of the Issue Date and will not guarantee the notes or our Senior Credit Facilities. As of March 31, 2009, The Access Centre LLC had assets of less than US$11,000, revenue of less than US$48,000 and liabilities of less than US$31,000, and The SpaceConnection, Inc. had assets of less than US$20 million, revenue of less than US$7 million and liabilities of less than US$31 million. Furthermore, we have other non-Material Subsidiaries that as of March 31, 2009, had de minimis assets, revenue and liabilities and will not guarantee the notes or our Senior Secured Credit Facilities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received from us or the guarantors.”

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes.”

Any Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange or transfer (by merger, amalgamation or otherwise) of all of the Issuer’s and/or any Restricted Subsidiary’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor (other than any sale, exchange or transfer to the Issuer, any Guarantor and/or any Restricted Subsidiary), which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b) the release or discharge of the guarantee by such Restricted Subsidiary of the Senior Credit Facilities or the other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee,

(c) if Telesat Holdings properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, the effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, or

(d) exercise of the legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(ii) the delivery by such Guarantor to the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the release and discharge of the Guarantee have been complied with.

Bankruptcy Limitations Relating to Telesat Canada and Other Regulatory Matters

Under the Telesat Canada Reorganization and Divestiture Act, or the Telesat Divestiture Act, Telesat Canada (as a corporate entity) is subject to certain special conditions and restrictions. The Telesat Divestiture Act provides that no legislation relating to the solvency or winding-up of a corporation applies to Telesat Canada and in no case shall the affairs of Telesat Canada be wound up unless authorized by an Act of the Parliament of Canada. As a result of such legislative provisions, Telesat Canada and its creditors, including holders of the notes and secured creditors under the Senior Credit Facilities, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws in respect of claims against Telesat Canada, including the imposition of a stay of proceedings, or a regulated and orderly process to settle or compromise claims and make distributions to creditors, or recourse to fraudulent conveyance laws. The effect of the Telesat Divestiture Act upon an insolvency of Telesat Canada has not been considered by a Canadian court and, accordingly, the application of Canadian federal bankruptcy and insolvency laws and provincial receivership and assignment and preference laws, and the exercise by a Canadian court of any judicial discretion which could affect the enforcement of rights and remedies or other equitable relief against Telesat Canada in the context of an insolvency, is uncertain. To the extent bankruptcy and insolvency laws do not apply to Telesat Canada, its creditors may individually seek to pursue any available rights or remedies as secured or unsecured creditors, as the case may be, against Telesat Canada and its assets. The assets of Telesat Canada only (including its shares in its subsidiaries) are subject to the Telesat Divestiture Act but the assets of the Guarantors, including the subsidiary Guarantors, are not. In addition, to date, Industry Canada and the CRTC have taken the position that we are subject to certain Canadian foreign ownership and control restrictions which are set out in the Telecommunications Act, the Radiocommunication Act and the regulations under each, and in Industry Canada policies. These limitations on ownership may have a material impact on the sale of Telesat Canada or its assets in any bankruptcy or reorganization scenario. See “Risk Factors — Risks Related to the Notes — Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada (but not to the guarantors, other subsidiaries or the Co-Issuer), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons.” The rights of Holders may further be limited by the provisions of the Indenture described under “— Regulatory Matters” below.

Ranking

The indebtedness evidenced by the notes and the Guarantees will be unsecured and will rank pari passu in right of payment to all unsubordinated Indebtedness of the Co-Issuers and the Guarantors, as the case may be. The notes are effectively subordinated in right of payment to all of the Co-Issuers’ and each Guarantor’s existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

At March 31, 2009, we had outstanding secured indebtedness of US$1,953 million (excluding capital lease obligations of US$31 million) assuming an exchange rate of US$1.00/$1.2602 (total secured debt by currency consisting of $193 million (excluding capitalized lease obligations of $39 million) and US$1,800 million (including US$1,041 million converted to $1,209 million on October 31, 2007 as part of an amortizing basis swap at US$1.00/$1.1615; $1,209 million was the equivalent of US$959 million as at March 31, 2009)) and $153 million of unused available revolving capacity under our Senior Credit Facilities (not giving effect to outstanding letters of credit).

Principal, Maturity and Interest

The Co-Issuers issued US$692,825,000 of outstanding senior notes in the private placement and will issue up to US$692,825,000 of senior exchange notes in the exchange offer. The senior notes will mature on November 1, 2015. The Co-Issuers may issue additional notes from time to time after this offering under the Indenture (“Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” The notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” or “senior notes” for all purposes of the Indenture and this “Description of the Senior Notes” include any Additional Notes that are actually issued.

Interest on the senior notes will accrue at the rate of 11.0% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2008, to Holders of record on the immediately preceding April 15 and October 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the trustee maintained for such purpose. The notes will be issued in denominations of US$2,000 and integral multiples of US$1,000 thereof.

Additional Amounts

All payments made by the Co-Issuers or a Guarantor under or with respect to the notes or the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or Guarantor is organized or is otherwise resident or deemed resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless a Co-Issuer or Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Co-Issuer or Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the notes or the Guarantees, such Co-Issuer or Guarantor will (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law and (c) pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, capital gains, excise or personal property tax or any similar Tax or governmental charge or any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere acquisition, ownership, holding or disposition of the notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer has delivered a request to the Holder or beneficial owner to comply with such requirements at least 30 days prior to the date by which such compliance is required and such Holder or beneficial owner can legally comply with such requirements;

(3) if the presentation of notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, but only to the extent such Additional Amounts would not have been required had the note been presented on the last day of the applicable 30 day period;

(4) but for the fact that the Holder does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer, the Co-Issuer or a Guarantor; or

(5) but for any combination of the items listed above.

Each of the Co-Issuers and the Guarantors will indemnify and hold harmless each Holder and beneficial owner from and against (x) any Taxes (other than Taxes excluded by clauses (1) through (5) above) levied or imposed on a Holder or owner as a result of payments made under or with respect to the notes (including any such Tax imposed under Part XIII of the Income Tax Act (Canada) and arising on an assignment (other than an assignment that is not effected in accordance with the provisions of the Indenture) of a note to a person resident of or deemed resident of Canada that is withheld from or levied or imposed on a Holder or beneficial owner), and (y) any Taxes (other than Taxes excluded by clauses (1) through (5) above) so levied or imposed with respect to any indemnification payments under the foregoing clause (x) or this clause (y) such that the net amount received by such Holder or beneficial owner after such indemnification payments will not be less than the net amount the Holder or beneficial owner would have received if the Taxes described in clauses (x) and (y) above had not been imposed.

Whenever in the Indenture or in this “Description of the Senior Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under or with respect to any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Upon request, the Issuer will provide the Trustee with documentation evidencing the payment of the Taxes giving rise to the Additional Amounts.

The Co-Issuers will pay any present or future stamp, registration, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any interest and penalties related thereto) which arise in any jurisdiction from the execution, delivery or registration of the notes or Guarantees or any other document or instrument referred to therein, or the receipt of any payments with respect to the notes or Guarantees (“Documentary Taxes”).

The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Redemption; Offers to Repurchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the caption “— Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market or otherwise.

Redemption for Changes in Withholding Taxes

In addition, the Co-Issuers may, at their option, redeem all (but not less than all) of the notes then outstanding, in each case at 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption, if any Co-Issuer or a Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such notes, any Additional Amounts (or make indemnity payments) as a result of any change in law of a Relevant Taxing Jurisdiction (including any regulations promulgated thereunder) or in the official interpretation or administration of law or relevant position or policy of any applicable taxing authority of a Relevant Taxing Jurisdiction, if such change is announced and becomes effective on or after the Issue Date; provided that the Issuer determines, in its business judgment, that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the use of reasonable measures available to it. Notice of any such redemption must be given not less than 30 nor more than 60 days prior to the date fixed for redemption pursuant to this paragraph and no later than 270 days after such Co-Issuer or Guarantor first becomes liable to pay such Additional Amounts (or indemnity payments); provided that no such notice will be given earlier than 90 days prior to the earliest date on which such Co-Issuer or Guarantor would be obliged to pay such Additional Amounts.

Prior to giving any notice of redemption of the notes pursuant to this section, the Issuer will deliver to the Trustee:

(1) an Officers’ Certificate stating that the Co-Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Co-Issuers so to redeem have occurred; and

(2) a written tax opinion of recognized counsel in the Relevant Taxing Jurisdiction acceptable to the Trustee, that the Issuer, Co-Issuer or any Guarantor, as the case may be, has or will become obliged to pay Additional Amounts as a result of such amendment or change as described above.

Such certificate and opinion will be made available for inspection by the Holders.

Optional Redemption

At any time prior to May 1, 2012, the Co-Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the notes to the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 1, 2012 (the “First Call Date”), the Co-Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2012	105.50%
2013	102.75%
2014 and thereafter	100.00%

In addition, prior to May 1, 2011, the Co-Issuers may, at their option, redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional

Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of Telesat Holdings or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to Telesat Holdings; provided that at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Trustee shall select the notes to be purchased in the manner described under “— Repurchase at the Option of Holders — Selection and Notice”.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Co-Issuers will make an offer to repurchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”, and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Co-Issuers default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any notes repurchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to repurchase such notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes repurchased; and

(7) that Holders whose notes are being repurchased only in part will be issued new notes equal in principal amount to the unrepurchased portion of the notes surrendered, which unrepurchased portion must be equal to US$2,000 or a US$1,000 integral multiple thereof.

While the notes are in global form and the Co-Issuers make an offer to repurchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the notes through the facilities of DTC, subject to its rules and regulations.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Co-Issuers will, to the extent permitted by law,

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officers’ Certificate stating that such notes or portions thereof have been tendered to and repurchased by the Co-Issuers.

The Paying Agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unrepurchased portion of the notes surrendered, if any, provided, that each such new note will be in a principal amount of US$2,000 or a US$1,000 integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Co-Issuers will not be required to make a Change of Control Offer if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Change of Control repurchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Telesat Holdings or the Issuer and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Lease-Back Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The Senior Credit Facilities contain, and existing and future indebtedness of the Co-Issuers and their Subsidiaries may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repaid or purchased upon a Change of Control. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The Senior Credit Facilities provide that a Change of Control is an event of default and therefore would not, and other future Indebtedness may not, permit the Co-Issuers to repurchase notes in the event of a Change of Control. Even if sufficient funds were otherwise available, the terms of certain of the Co-Issuers’ Indebtedness and other future Indebtedness could prohibit the prepayment of notes prior to their scheduled maturity. Consequently, if the Co-Issuers are not able to prepay such Indebtedness or obtain a waiver from the relevant lenders, they will be unable to fulfill their repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control. The failure to make or consummate the Change of Control Offer or pay the repurchase price when due will give the Trustee and the Holders the rights described under “Events of Default.” In the event that we are required to repurchase outstanding notes pursuant to a Change of Control Offer, we expect to seek third party financing to the extent we lack available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain such financing.

The existence of a Holder’s right to require the Co-Issuers to repurchase such Holder’s notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Issuer or Telesat Holdings in a transaction that would constitute a Change of Control.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Telesat Holdings and its Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Telesat Holdings and its Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Issuer to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset Sales

The Indenture provides that Telesat Holdings will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless

(1) Telesat Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of Telesat Holdings) of the assets sold or otherwise disposed of, and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Telesat Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of

(a) any liabilities (as shown on Telesat Holdings’, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of Telesat Holdings or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets and for which Telesat Holdings and all Restricted Subsidiaries have been unconditionally released by all creditors in writing,

(b) any securities received by Telesat Holdings or such Restricted Subsidiary from such transferee that are converted by Telesat Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Noncash Consideration received by Telesat Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 395 days after Telesat Holdings’ or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) (such 395 day period, the “Reinvestment Period”), Telesat Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (together with any Event of Loss Proceeds required to be applied as provided in “— Certain Covenants — Maintenance of Insurance” below)

(1) to permanently reduce Obligations under the Senior Credit Facilities and any other Pari Passu Indebtedness (other than Disqualified Stock and other than Obligations owed to Telesat Holdings or a Restricted Subsidiary or Affiliate of Telesat Holdings) and to correspondingly reduce commitments with respect thereto, provided that if the Issuer shall so reduce Obligations under any Pari Passu Indebtedness (other than Obligations under any Pari Passu Indebtedness secured by a Lien on the assets of Telesat Holdings or any Restricted Subsidiary), it will equally and ratably reduce Obligations under the notes if the notes are then prepayable or, if the notes may not then be prepaid, the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid,

(2) to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Telesat Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to an investment in (a) any one or more businesses engaged in a Similar Business, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Telesat Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties used or useful in a Similar Business or (c) other assets used or useful in a Similar Business that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into prior to the end of the Reinvestment Period shall be treated as a permitted application of the Net Proceeds (or Event of Loss Proceeds, as applicable) from the date of such commitment so long as Telesat Holdings or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds (or Event of Loss Proceeds, as applicable) will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are so applied, Telesat Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within six months of such cancellation or termination; provided further that if any Replacement Commitment is later cancelled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale (and Event of Loss Proceeds) that are not invested or applied as provided and within the Reinvestment Period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$25.0 million, the Co-Issuers shall make an offer to all Holders of the notes, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Co-Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed US$25.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds (or Event of Loss Proceeds) pursuant to this covenant, Telesat Holdings or the applicable Restricted Subsidiary may apply such Net Proceeds (or Event of Loss Proceeds) temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds (or Event of Loss Proceeds) in any manner not prohibited by the Indenture.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities prohibit (subject to limited exceptions), and future credit agreements or other agreements relating to Pari Passu Indebtedness to which any Co-Issuer becomes a party may prohibit, the Co-Issuers from purchasing any notes pursuant to this Asset Sales covenant. In the event such Co-Issuer is prohibited from purchasing the notes, such Co-Issuer could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If such Co-Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture.

The provisions under the Indenture relative to our obligation to apply the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) in accordance therewith may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Selection and Notice

If less than all of the notes or such Pari Passu Indebtedness is to be redeemed at any time, selection of such notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that no notes of US$2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder’s registered address, with a copy to the Trustee. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Co-Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Telesat Holdings and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1) “Limitation on Restricted Payments;”

(2) “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(3) “Transactions with Affiliates;;

(4) “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries;”

(5) “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(6) clauses (b), (c) and (d) of the first paragraph of “Limitation on Sale and Lease-Back Transactions;”

(7) “Repurchase at the Option of Holders — Asset Sales;”

(8) clause (4) of the first paragraph of “Merger, Consolidation or Sale of All or Substantially All Assets;”

(9) “Maintenance of Insurance;” and

(10) “Conduct of Business”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds (and Event of Loss Proceeds) shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that Telesat Holdings and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Telesat Holdings and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). For purposes of determining compliance with the “— Limitation on Liens” covenant and the “— Limitation on Sale and Lease-Back Transactions” covenant during the Suspension Period, it shall be assumed that the provisions of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” below. To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, such indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on Restricted Payments”. Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period, Telesat Holdings may not designate any Subsidiary as an Unrestricted Subsidiary.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of Telesat Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of Telesat Holdings’ or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation, other than

(A) dividends or distributions by Telesat Holdings payable in Equity Interests (other than Disqualified Stock) of Telesat Holdings or in options, warrants or other rights to purchase such Equity Interests, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Telesat Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Telesat Holdings or any direct or indirect parent of Telesat Holdings, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) Telesat Holdings can incur at least US$1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Telesat Holdings and its Restricted Subsidiaries after the Acquisition Closing Date (including Restricted Payments permitted by clauses (1) and (5) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount, if any, by which (1) the Cumulative Credit exceeds (2) 1.4 times Cumulative Interest Expense (the “Restricted Payments Basket”).

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, Telesat Holdings or Intermediate Holdco, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Telesat Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of Telesat Holdings or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Telesat Holdings or any Restricted Subsidiary which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” so long as

(A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired for value, plus the amount of any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition or retirement and the incurrence of such new Indebtedness;

(B) such new Indebtedness is subordinated to Pari Passu Indebtedness at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, exchanged, acquired or retired for value;

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired; and

(E) the obligor of such Indebtedness does not include any Person (other than the Co-Issuers or any Guarantor) that is not an obligor of the Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Telesat Holdings or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Telesat Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed US$15.0 million in the aggregate since the Acquisition Closing Date; provided further that such amount may be increased by an amount not to exceed

(A) the cash proceeds from the sale of Equity Interests of Telesat Holdings and, to the extent contributed to Telesat Holdings, Equity Interests of any of Telesat Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Telesat Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Acquisition Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1) of the definition of the term “Cumulative Credit”; plus

(B) the cash proceeds of key man life insurance policies received by Telesat Holdings and its Restricted Subsidiaries after the Acquisition Closing Date; less

(C) the amount of any Restricted Payments previously made since the Acquisition Closing Date pursuant to clauses (A) and (B) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Guarantor from members of management of Telesat Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Telesat Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Telesat Holdings or any other Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” to the extent such dividends are included in the definition of Cumulative Interest Expense;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options or warrants;

(7) Investments that are made with Excluded Contributions;

(8) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto, including, without limitation, any amounts to be paid pursuant to the Ancillary Agreement, in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales”; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10) the declaration and payment of dividends by Telesat Holdings to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and

(B) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Co-Issuers and the Restricted Subsidiaries;

(11) Restricted Payments made to fund payments made in accordance with clause (7) or (12) of the second paragraph of the “— Transactions with Affiliates” covenant; and

(12) other Restricted Payments in an aggregate amount not to exceed US$100.0 million since the Acquisition Closing Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (12), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of Telesat Holdings’ Subsidiaries will be Restricted Subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc., which will be Unrestricted Subsidiaries as of the Issue Date. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Telesat Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7) or (12), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Unless otherwise permitted by the foregoing, Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i) make any Restricted Payment in respect of Holding PIK Preferred Stock (including any payment upon the occurrence of a change of control within the meaning of the Holding PIK Preferred Stock), except that, regardless of whether or not such Restricted Payment would be permitted by the provisions of the first three paragraphs of this covenant:

(a) Telesat Holdings may make distributions of pay-in-kind dividends on Holding PIK Preferred Stock in accordance with the terms of the Holding PIK Preferred Stock as in effect on the Acquisition Closing Date;

(b) Telesat Holdings may pay cash dividends (including any accrued dividends) on the Holding PIK Preferred Stock in accordance with the term thereof as in effect on the Acquisition Closing Date, if for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such dividend, after giving pro forma effect to such dividend payment, Telesat Holdings would have a Debt to Consolidated EBITDA Ratio of less than 5.5 to 1.0 (provided that such amounts shall constitute Restricted Payments for purposes of the Restricted Payments Basket and shall reduce availability thereunder unless made pursuant to another basket or exclusion referred to in the second paragraph of this covenant above (it being understand that so long as such ratio is satisfied such cash dividend on the Holding PIK Preferred Stock may be made regardless of whether there is then availability under Restricted Payments Basket or any other basket or exclusion referred to in the second paragraph of this covenant above)); and

(c) Telesat Holdings may purchase, redeem, defease or refinance (collectively, “refinance”) all or a portion of the Holding PIK Preferred Stock prior to maturity thereof if such Holding PIK Preferred Stock is refinanced exclusively with proceeds of, and/or exchanged for, Capital Stock (other than Disqualified Stock) of Telesat Holdings (collectively, “replacement equity”); provided that in each case (x) such replacement equity shall constitute Excluded Contributions and shall not count toward the Cumulative Credit, (y) any net proceeds from the issuance of such replacement equity shall be contributed to the equity of the Issuer and (z) such replacement equity shall have been issued to a Person other than Telesat Holdings and its Restricted Subsidiaries, or

(ii) amend the terms of the Holding PIK Preferred Stock in a manner, when taken as a whole, materially adverse to the Holders of notes.

For the avoidance of doubt, the repayment, repurchase, redemption or retirement of Holding PIK Preferred Stock with cash or other assets (other than through the issuance of Capital Stock of Telesat Holdings (other than Disqualified Stock) in lieu thereof in accordance with clause (i)(c) above) shall be deemed to be a Restricted Payment subject to the first three paragraphs of this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Telesat Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Telesat Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if Telesat Holdings’ Debt to Consolidated EBITDA Ratio would be less than or equal to 6.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to (“Permitted Debt”):

(a) the incurrence of Indebtedness under Credit Facilities by Telesat Holdings or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of US$2,550.0 million outstanding at any one time, less the aggregate of all principal prepayments made in respect of the Credit Facilities pursuant to clause (1) of the second paragraph under “— Repurchase at the Option of Holders — Asset Sales”; provided that the amount available under this clause (a) shall reduce on the date that is the twelve month anniversary of the Acquisition Closing Date by the amount, if any, of the US$150.0 million U.S. Term Loan II Facility which is undrawn as of such date (but only to the extent of such undrawn amount);

(b) (x) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the notes (including any Guarantee) (other than any Additional Notes) and

(y) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Subordinated Notes (and the guarantees thereof under the Senior Subordinated Indenture) in an aggregate principal amount, when taken together with Indebtedness outstanding under the Senior Subordinated Bridge Loan Agreement, not to exceed US$217,175,000 at any time outstanding;

(c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b);

(d) Indebtedness (including Capitalized Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock and preferred stock incurred by Telesat Holdings or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) US$125.0 million and (y) 2.50% of Total Assets;

(e) Indebtedness incurred by Telesat Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f) Indebtedness arising from agreements of Telesat Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(1) such Indebtedness is not to be reflected on the balance sheet of Telesat Holdings or any Restricted Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f)(1)) and

(2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Telesat Holdings and the Restricted Subsidiaries in connection with such disposition;

(g) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock or preferred stock of the Issuer, Telesat Holdings or Intermediate Holdco to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(h) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) Disqualified Stock or preferred stock of a Restricted Subsidiary to Telesat Holdings or another Restricted Subsidiary; provided that

(1) any such Indebtedness is made pursuant to an intercompany note and

(2) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(i) shares of preferred stock of a Restricted Subsidiary issued to Telesat Holdings or another Wholly-Owned Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(j)(x) Hedging Obligations entered into for bona fide (non-speculative) business purposes, provided that to the extent such Hedging Obligations are in respect of interest rate or exchange rate risk with respect to any Indebtedness, such Hedging Obligations relate to payment obligations on Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and (y) Indebtedness in respect of Cash Management Services entered into in the ordinary course of business consistent with past practice;

(k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Telesat Holdings or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of Telesat Holdings or any Restricted Subsidiary with respect to letters of credit supporting such performance, bid, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(l) Indebtedness, Disqualified Stock and preferred stock of the Issuer or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed US$200.0 million (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l) shall cease to be deemed incurred or outstanding for purposes of this clause (l) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Guarantor could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (l));

(m) Indebtedness, Disqualified Stock and preferred stock incurred to finance Satellite Construction and Acquisition in an aggregate amount not to exceed US$600.0 million outstanding at any time;

(n) the incurrence by Telesat Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (b), (c) and (m) above, this clause (n) and clause (o) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,

(2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated or pari passu to the notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and

(3) shall not include

(x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer,

(y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or

(z) Indebtedness, Disqualified Stock or preferred stock of Telesat Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

(o) (x) Indebtedness, Disqualified Stock and preferred stock of Persons that are acquired by Telesat Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of the Indenture, provided that in the case of this clause (x) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this covenant or (2) Telesat Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;

(y) Indebtedness incurred in connection with or in contemplation of the acquisition of Persons that are acquired by Telesat Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of the Indenture, provided that in the case of this clause (y) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this covenant or (2) Telesat Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(q) Indebtedness of Telesat Holdings or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(r) (1) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(2) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor, provided that such guarantee is incurred in accordance with the covenant described below under ‘‘— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(s) Mezzanine Securities issued pursuant to clause (12)(a) of the second paragraph of the ‘‘— Transactions with Affiliates” covenant, including pay-in-kind interest payments issued thereon, in each case in accordance with the terms of the Mezzanine Securities as in effect on the Acquisition Closing Date.

For purposes of determining compliance with this covenant:

(a) in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (s) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided, that all Indebtedness outstanding under the Senior Credit Facilities (and for such purposes assuming that the revolving portions of the Senior Credit Facilities and the U.S. Term Loan II Facility

were fully drawn on the Issue Date) will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date; and

(b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that Telesat Holdings and the Restricted Subsidiaries will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Telesat Holdings or any Restricted Subsidiary, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Telesat Holdings and/or its Restricted Subsidiaries, as applicable. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of Telesat Holdings and/or a Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Liens

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Obligations under any Indebtedness of Telesat Holdings or a Restricted Subsidiary against or on any asset or property now owned or hereafter acquired by Telesat Holdings or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the notes or such Guarantee of such Guarantor are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the notes or such Guarantee of such Guarantor are equally and ratably secured;

provided that any Lien which is granted to secure the notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless

(1) the Issuer is the surviving or continuing corporation or the Person formed by, continuing from or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the notes and the Registration Rights Agreement pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or (B) the Debt to Consolidated EBITDA Ratio for the Successor Company and the Restricted Subsidiaries would be less than such Ratio for Telesat Holdings and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second to last paragraph of this covenant shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor Company which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the notes. Neither Telesat Holdings nor Intermediate Holdco may consolidate, amalgamate or merge with or into or wind up into (whether or not Telesat Holdings or Intermediate Holdco, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) Telesat Holdings or Intermediate Holdco, as applicable, is the surviving or continuing corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Telesat Holdings or Intermediate Holdco, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Parent”);

(2) the Successor Parent, if other than Telesat Holdings or Intermediate Holdco, as applicable, expressly assumes all the obligations of Telesat Holdings and Intermediate Holdco, as applicable, under the Indenture, the Registration Rights Agreement and the Guarantees pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Parent will succeed to, and be substituted for Telesat Holdings or Intermediate Holdco, as applicable, under the Indenture and the Guarantees.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Telesat Holdings or Intermediate Holdco will be deemed to be the transfer of all or substantially all of the properties and assets of Telesat Holdings or Intermediate Holdco, as applicable.

Notwithstanding the foregoing:

(a) any Restricted Subsidiary (other than the Issuer) may consolidate, amalgamate with, merge into or transfer all or part of its properties and assets to the Issuer or any Guarantor; and

(b) the Issuer or any Guarantor may merge or amalgamate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer or such Guarantor in another jurisdiction of the United States or Canada so long as the amount of Indebtedness of Telesat Holdings and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor nor the Co-Issuer will, and Telesat Holdings will not permit any Subsidiary Guarantor or the Co-Issuer to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor or the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

(A) (1) (x) such Subsidiary Guarantor or the Co-Issuer, as applicable, is the surviving or continuing corporation or (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof (except that in the case of the Co-Issuer, such surviving Person shall be organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof), (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”) (provided that, in the case of clause (y), if the Subsidiary Guarantor or Co-Issuer, as applicable, that is not the Successor Person of such transaction (a “Non-Successor Person”) had, immediately prior to such transaction, been formed, organized or existing under the laws of a jurisdiction other than those referenced immediately above and/or existed in or was organized as a legal entity other than a corporation, then the Successor Person of such transaction may be formed, organized or existing under the laws of the same jurisdiction as such Non-Successor Person had then been and may be of the same corporate or other organizational type as such Non-Successor Person had then been);

(2) the Successor Person, if other than such Subsidiary Guarantor or the Co-Issuer, as applicable, expressly assumes all the obligations of such Subsidiary Guarantor or the Co-Issuer, as applicable, under the Indenture and, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(B) in the case of a Subsidiary Guarantor, the transaction is made in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor or the Co-Issuer, as applicable, under the Indenture and such Subsidiary Guarantor’s Guarantee, as applicable. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer.

Transactions with Affiliates

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Telesat Holdings (each of the foregoing, an “Affiliate

Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of US$5.0 million, unless

(a) such Affiliate Transaction is on terms that are not materially less favorable to Telesat Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Telesat Holdings or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Telesat Holdings or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Telesat Holdings has determined to be fair to Telesat Holdings or the relevant Restricted Subsidiary), and

(b) Telesat Holdings or the Issuer delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$10.0 million, a resolution adopted by the majority of the Board of Directors of Telesat Holdings (and a majority of the Independent Directors) approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$15.0 million, a written opinion of a Nationally Recognized Independent Financial Advisor stating that such Affiliate Transaction meets the requirements of clause (a).

The foregoing provisions will not apply to the following:

(1) transactions between or among Telesat Holdings or any of the Restricted Subsidiaries; provided that in the case of non-Wholly-Owned Restricted Subsidiaries, no Affiliate of Telesat Holdings (other than another Restricted Subsidiary) owns more than 10% of the Equity Interests in such Restricted Subsidiary;

(2)(x) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and (y) Permitted Investments;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) transactions in which Telesat Holdings, the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) other than in respect of the Transaction Documents or the Consulting Services Agreement (which are addressed in clauses (7) and (12) below), any agreement as in effect as of the Acquisition Closing Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders);

(6) the existence of, or the performance by Telesat Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Acquisition Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Telesat Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Acquisition Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders or Telesat Holdings and its Restricted Subsidiaries in any material respect;

(7) the Transactions and the payment of fees and expenses relating to the Transactions pursuant to the Transaction Documents (other than as set forth in clause (12) below) and amounts under the Ancillary Agreement; provided that (a) any payments pursuant to Sections 1.1, 1.2, and 3.1 through 3.6 of the Ancillary Agreement shall not exceed since the Acquisition Closing Date US$50.0 million in the aggregate and (b) any payments of tax distributions in accordance with Section 3.7 of the Ancillary Agreement shall not exceed US$2.0 million per calendar year;

(8) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Telesat Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Telesat Holdings or any of its Subsidiaries other than Telesat Holdings or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(9) the issuance of Equity Interests (other than Disqualified Stock) of Telesat Holdings to any Permitted Holder or to any director, officer, employee or consultant;

(10) payments or loans (or cancellation of loans) to employees or consultants of Telesat Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of Telesat Holdings in good faith;

(11) purchases of satellites from SSL; provided that the Issuer or Telesat Holdings delivers to the Trustee a letter from its Board of Directors stating that the Board of Directors (including a majority of the Independent Directors) has determined in good faith that such purchase (A) is on terms that are not (when taken as a whole) materially less favorable to Telesat Holdings or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate and (B) has been approved by a majority of the directors (including a majority of the Independent Directors) of Telesat Holdings; and

(12)(a) the annual fee of US$5.0 million to be paid to Loral Space & Communications Inc. pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date, which fee shall (x) be payable in the form of Mezzanine Securities (provided that cash interest thereon shall only be payable if the provisions of clause (y) below are satisfied) or (y) if, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such amount, after giving pro forma effect thereto, Telesat Holdings and the Restricted Subsidiaries would have a Debt to Consolidated EBITDA Ratio of less than 5.0 to 1.0, be payable in cash or Cash Equivalents or Mezzanine Securities, (b) reimbursements for payments to non-affiliated third parties made by any Permitted Holders on behalf of Telesat Holdings and/or its Restricted Subsidiaries pursuant to the Consulting Services Agreement not to exceed US$1.0 million in the aggregate in any calendar year, and (c) payment for corporate and administrative services (such as accounting, financial, treasury and other similar services, of the type that would have had to have been preformed by Telesat Holdings or its Restricted Subsidiaries or contracted out to third parties) rendered under the Consulting Services Agreement as in effect on the Acquisition Closing Date not to exceed US$4.0 million per calendar year to the extent such payments are approved by the Independent Directors in accordance with the provisions of the Consulting Services Agreement as in effect on the Acquisition Closing Date.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to Telesat Holdings or any Restricted Subsidiary:

•	on its Capital Stock or

•	with respect to any other interest or participation in, or measured by, its profits or

(2) pay any Indebtedness owed to Telesat Holdings or any Restricted Subsidiary;

(b) make loans or advances to Telesat Holdings or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to Telesat Holdings or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and related documentation and the Senior Subordinated Indenture and the related documentation, in each case as in effect on the Issue Date;

(2) the Indenture and the notes;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by Telesat Holdings or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “— Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) customary provisions in joint venture agreements and other similar agreements;

(10) customary provisions contained in leases and other agreements entered into in the ordinary course of business; and

(11) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Telesat Holdings’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Sale and Lease-Back Transactions

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided that Telesat Holdings or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

(a) Telesat Holdings or such Restricted Subsidiary could have:

(1) incurred any Indebtedness relating to such Sale and Lease-Back Transaction under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” above; and

(2) incurred a Lien to secure such Indebtedness pursuant to “— Limitation on Liens” above without equally and ratably securing the notes pursuant to the provision described under such covenant;

(b) the consideration received by Telesat Holdings or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with “— Repurchase at the Option of Holders — Asset Sales” above;

(c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with “— Repurchase at the Option of Holders— Asset Sales” above; and

(d) in the aggregate not more than US$325.0 million in fair market value of assets are subject to a Sale and Lease-Back Transaction at any one time;

provided, however, that (x) clauses (b) and (c) shall not apply to any Sale and Lease-Back Transaction between the Issuer and any Guarantor or between Guarantors and (y) this covenant shall not apply to the T10R Sale Leaseback or the Telesat Headquarters Sale.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

Telesat Holdings will not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness of any Issuer or any Guarantor (including without limitation becoming a borrower or co-borrower under the Senior Credit Facilities), unless:

(a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes;

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Telesat Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(c) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that

(1) such Guarantee has been duly executed and authorized and

(2) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Maintenance of Insurance

(a) Generally.  Telesat Holdings will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b) Covered Satellites.  Telesat Holdings will, and will cause each of its Restricted Subsidiaries to, maintain insurance with respect to Satellites as follows:

All Risks Insurance.  Telesat Holdings will procure or will cause each Satellite Manufacturer to procure at its own expense and maintain in full force and effect, at all times prior to the Launch of any satellite purchased by Telesat Holdings or any of its Restricted Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, All Risks Insurance with such terms as are reasonably commercially available and customary in the industry with respect to such satellite, it being understood that if a Satellite Manufacturer procures All Risks Insurance for satellites in accordance with the requirements of the applicable Satellite Purchase Agreement, Telesat Holdings’ obligations under this clause (i) with respect to such satellites shall be satisfied. In no event shall Telesat Holdings be required to, or be required to cause any Satellite Manufacturer to, procure or maintain All Risks Insurance to insure risks that may be required to be insured by, or that covers the same risks or the same period of coverage as, Launch Insurance.

Launch Insurance.  Telesat Holdings will, or will cause the relevant Satellite Manufacturer to, obtain, maintain and keep in full force and effect with respect to each Covered Satellite that is to be launched, Launch Insurance (it being understood that if a Satellite Manufacturer procures Launch Insurance for Covered Satellites in accordance with the terms of this clause (ii), Telesat Holdings’ obligations under this clause (ii) with respect to such Covered Satellites shall be satisfied), to be procured prior to the launch of such Covered Satellite, which insurance shall attach not later than at Launch and continue in full force and effect until no sooner than the completion of initial in-orbit testing, provided that Telesat Holdings shall have no obligation to obtain or maintain Launch Insurance for any satellite for which there is neither risk of loss to Telesat Holdings or its Restricted Subsidiaries nor an obligation by Telesat Holdings or its Restricted Subsidiaries to make any payments to the Satellite Manufacturer that exceed US$5.0 million in the aggregate prior to risk of loss passing to Telesat Holdings or its Restricted Subsidiaries. The Launch Insurance for each Covered Satellite:

(A) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than any risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage as are then customary in the satellite insurance market and as are prudent, as reasonably determined by the Issuer;

(B) shall be in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement) and the premium payable for such insurance;

(C) shall name the applicable Satellite Purchaser as the named insured;

(D) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee; provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and

(E) shall, in the case of a Satellite a portion of which is owned by Telesat Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of Telesat Holdings or any of its Restricted Subsidiaries (other than solely by reason of Telesat Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of such Satellite that is owned by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

In-Orbit Risk Management.  Other than with respect to (A) Excluded Satellites and (B) the C-band payload of any Covered Satellite that is not a Named Satellite protected by In-Orbit Spare Capacity, Telesat Holdings will, and will cause its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect, with respect to each Covered Satellite, In-Orbit Insurance with respect to each Covered Satellite.

(A) Attachment of In-Orbit Insurance.  Any In-Orbit Insurance procured with respect to such Covered Satellite shall attach (A) upon the expiration of the Launch Insurance or any In-Orbit Insurance then in effect, as the case may be or (B) upon the withdrawal of the protection provided by In-Orbit Spare Capacity to such Covered Satellite, and in each such case shall continue in full force and effect until all obligations under the Indenture and in respect of the notes have been paid in full or until such Covered Satellite is again protected by In-Orbit Spare Capacity.

(B) Terms of In-Orbit Insurance.  Any In-Orbit Insurance procured with respect to such Covered Satellite:

(1) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than the risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer pursuant to the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage with respect to Covered Satellites that would otherwise be Excluded Satellites under paragraph (e) of the definition of “Excluded Satellites” but for the commercially reasonable efforts by Telesat Holdings and its Restricted Subsidiaries to minimize the exclusions and insurance deductibles;

(2) with respect to Covered Satellites, In-Orbit Insurance shall be in an amount not less than 50% of the Aggregate In-Orbit Insurance Amount (with the allocation of such insurance among such Covered Satellites being in Telesat Holdings’ discretion; provided that, with respect to each Named Satellite, In-Orbit Insurance shall be in an amount not less than 50% of such Named Satellite’s net book value), it being understood that (i) any Covered Satellite protected by In-Orbit Spare Capacity shall be deemed to be insured for 100% of the net book value of the C-band payload portion of such Covered Satellite, (ii) any Excluded Satellite with one year or less of in-orbit life remaining shall be deemed to be insured for 100% of its net book value (it being understood and agreed that such Excluded Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (iii) any Excluded Satellite for which Telesat Holdings and its Restricted Subsidiaries have procured and maintain In-Orbit Insurance in accordance with clause (1) immediately above shall be deemed to be insured for the amount of such insurance procured and maintained; in the event any loss, damage or failure affecting a Covered Satellite or the expiration and non-renewal of an insurance policy for a Covered Satellite resulting from a claim of loss under such policy that causes a failure to comply with this clause (2), Telesat Holdings and its Restricted Subsidiaries shall be deemed to be in compliance with this clause (2) for the 120 days immediately following such loss, damage or failure or policy expiration, provided that Telesat Holdings procures such insurance or provides In-Orbit Spare Capacity as necessary to comply with this clause (2) within such 120 day period;

(3) shall name the applicable Satellite Purchaser as the named insured;

(4) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee, provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and

(5) shall, in the case of a Satellite a portion of which is owned by Telesat Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of either Telesat Holdings or any of its Restricted Subsidiaries (other than solely by reason of Telesat Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of the Satellite that is owned by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

(iv) Third Party Launch Liability Insurance.  The Issuer will cause each Launch Services Provider to procure and maintain Third Party Launch Liability Insurance in full force and effect for the period required under the relevant Launch Services Agreement and to name the Trustee and the Holders as additional insureds thereunder.

(v) Delivery of Insurance Policies.  With respect to any scheduled launch of any Covered Satellite and, with respect to In-Orbit Insurance procured, not later than ten (10) Business Days after the date on which such insurance is required to be procured as provided in clause (ii) or clause (iii) above, as the case may be, the Issuer shall deliver to the Trustee the final agreed form of such policy together with certificates of insurance with respect thereto, confirming (A) that such insurance is in full force and effect as of such date, (B) the names and percentages of the relevant insurance companies, (C) the amount and expiration dates of such policy, (D) that all premiums and other amounts currently due for such insurance have been paid in full, and (E) in the case of Third Party Launch Liability Insurance policies, that the Trustee and the Holders are named as additional insureds to the extent required hereby.

(c) Procurement of Insurance by Trustee.  Without limiting the obligations of Telesat Holdings or any Restricted Subsidiary hereunder, in the event Telesat Holdings or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this covenant, then the Trustee, acting pursuant to instructions of Holders holding not less than 25% of the aggregate principal amount of notes, may, but shall have no obligation to, upon reasonable prior notice to the Issuer of its intention to do so, procure insurance covering the interests of the Holders in such amounts and against such risks as are required hereby, and the Issuer shall reimburse the Trustee in respect of any premiums or other fees or expenses paid by the Trustee in respect thereof.

(d) In the event of the unavailability of In-Orbit Spare Capacity for any reason, Telesat Holdings shall, within 120 days of such loss or unavailability, be required to have in effect In-Orbit Insurance complying with clauses (b)(ii) or (b)(iii) of this covenant, as applicable, with respect to all Satellites that the In-Orbit Spare Capacity was intended to protect so long as In-Orbit Spare Capacity is unavailable, provided that the Issuer and its Restricted Subsidiaries shall be considered in compliance with this covenant for the 120 days immediately following such loss or unavailability as the case may be.

(e) In the event that Telesat Holdings or its Restricted Subsidiaries receive proceeds from any Satellite insurance covering any Satellite owned by Telesat Holdings or any of its Restricted Subsidiaries, or in the event that Telesat Holdings or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by a Satellite Manufacturer or any Launch Services Provider covering any of such Satellites (the event resulting in the payment of such proceeds, an “Event of Loss”), all Event of Loss Proceeds in respect of such Event of Loss shall be applied in the manner provided for in the second paragraph under “— Repurchase at the Option of Holders — Asset Sales.”

(f) Telesat Holdings will, and will cause each of the Restricted Subsidiaries to, notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by Telesat Holdings or any of the Restricted Subsidiaries; and promptly deliver to the Trustee a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(g) In connection with the covenants set forth in this Maintenance of Insurance covenant, it is understood and agreed that

(i) neither the Trustee nor any Holder nor any of their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Maintenance of Insurance covenant, it being understood that (A) Telesat Holdings and its Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee or any Holder or any of their respective agents or employees (it being understood and agreed that the Issuer shall only be required to use commercially reasonable efforts to seek such waiver of subrogation rights against such parties, but in no event shall such efforts require the making of payments or material concessions in exchange for such consent). If, however, the insurance policies do not provide waiver of subrogation rights against such parties, then each of Telesat Holdings and the Issuer hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Holders and their respective agents and employees;

(ii) the designation of any form, type or amount of insurance coverage under this covenant shall in no event be deemed a representation, warranty or advice by the Trustee or the Holders that such insurance is adequate for the purposes of the business of Telesat Holdings and its Subsidiaries or the protection of their properties; and

(iii) all references to book value set forth herein shall be measured with respect to the entity which owns or leases the applicable Satellite, provided that if the entity leases the applicable Satellite from an Affiliate then such references shall be measured with respect to the book value of such Affiliate.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the notes (without exhibits), without cost to each Holder, within 15 days after it files them with the SEC),

(a) within 90 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2008), annual reports containing substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in an Annual Report on Form 10-K, or any successor or comparable form;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2008), quarterly reports containing substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in a Quarterly Report on Form 10-Q, or any successor or comparable form; provided that with respect to quarterly reports delivered in respect of any fiscal quarter ending prior to December 31, 2008, the management discussion and analyses of financial condition and results of operation of Telesat Holdings and its consolidated subsidiaries (or any similarly titled sections) contained therein shall not be required to contain an analysis of any quarterly periods of 2008 as compared to the corresponding periods in 2007;

(c) promptly from time to time after the occurrence of an event that would be required to be therein reported, substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in a Current Report on Form 8-K, or any successor or comparable form; and

(d) any other information, documents and other reports which Telesat Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders of the notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; and provided further that such reports may be filed on Form 20-F, 40-F or Form 6-K (or any successor form), as applicable, provided that the substance of such reports shall be as required above. Notwithstanding the foregoing, with respect to financial statements required to be delivered in respect of the fiscal quarters ending March 31, June 30, and September 30, 2008, such financial statements shall not be required to contain consolidating financial data with respect to Guarantor and non-Guarantor Subsidiaries of the type contemplated by Rule 3-10 of Regulation S-X of the Securities Act.

In the event that any direct or indirect parent company of Telesat Holdings becomes a Guarantor of the notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Telesat Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Holders if it or any parent company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement within the time periods specified in the Registration Rights Agreement entered into on the Issue Date, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In addition, the Issuer will furnish to the Holders and prospective investors upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Payments for Consent

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Conduct of Business

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Limitation on Activities of the Co-Issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the notes, the Senior Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under the covenant described under “— Limitations on Additional Indebtedness;” provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither Telesat Holdings nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2) default for 30 days or more in the payment when due of interest (including Special Interest) or Additional Amounts on or with respect to the notes issued under the Indenture;

(3) failure by the Issuer to comply with its obligations under the first paragraph of “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets;”

(4) failure by the Issuer, the Co-Issuer or any Guarantor for 45 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes then outstanding and issued under the Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by Telesat Holdings or any Restricted Subsidiary or the payment of which is guaranteed by Telesat Holdings or any Restricted Subsidiary, other than Indebtedness owed to Telesat Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if

(A) such default either

(i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate US$50.0 million or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(6) failure by Telesat Holdings or any Significant Subsidiary to pay final judgments aggregating in excess of US$50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to Telesat Holdings or any Significant Subsidiary; or

(8) the Guarantee of Telesat Holdings or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Telesat Holdings or any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuer or any Guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

Regulatory Matters

Under the Indenture, the Holders and the Trustee agree that they will not take any action under the Indenture or the notes which would cause the Issuer to breach the “Canadian ownership and control rules” established under Section 16 of the Telecommunications Act (Canada), as amended from time to time. The

Issuer agrees in the Indenture to take any action which any Holder or the Trustee may reasonably request in order to obtain from the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other relevant Governmental Authority such approval as may be necessary to enable the Holders and the Trustee to exercise the full rights and benefits granted to them pursuant to the Indenture.

Notwithstanding anything in the Indenture or the notes to the contrary, prior to the occurrence of an Event of Default and the consent of the FCC, U.S. Department of Justice, Industry Canada, CRTC and of any other applicable Governmental Authority to the assignment or transfer of control of FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations, the Indenture, and the transactions contemplated thereby, do not and will not constitute, create, or have the effect of constituting or creating directly or indirectly, actual or practical ownership of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses or other authorizations by the Holders or the Trustee or control, affirmative or negative, direct or indirect, by Holders or the Trustee over the management or any other aspect of the operation of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for

(1) the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the Indenture,

(2) the Issuer’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “— Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)(x) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (y) in the case of Covenant Defeasance or Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada confirming that the Holders will not recognize income, gain or loss for Canadian federal tax purposes as a result of such Covenant Defeasance or Legal Defeasance and will be subject to Canadian federal tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance or Legal Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any of its other creditors defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes which shall survive until all notes have been cancelled) as to all notes issued thereunder, when either

(a) all such notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)(1) all such notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer, the Co-Issuer or any Guarantor is a party or by which the Issuer, the Co-Issuer or any Guarantor is bound;

(3) the Co-Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying Agent and Registrar for the Notes

The Co-Issuers shall maintain an office or agency where notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where notes may be presented for payment (“Paying Agent”). The Co-Issuers initially appointed the Trustee to act as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed, each in accordance with the Indenture.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any related guarantee and the notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes).

The Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes;

(7) make any change in these amendment and waiver provisions;

(8) release Telesat Holdings, Intermediate Holdco or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture;

(9) modify or change any provision of the Indenture or the related definitions to affect the ranking of the notes or any Guarantee in a manner that adversely affects the Holders; or

(10) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes.

Notwithstanding the foregoing, without the consent of any Holder, the Co-Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee or the notes:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of the Senior Notes” to the extent that such provision in this “Description of the Senior Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is, and the notes and any Guarantee will be, governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acceptable Exclusions” shall mean, in the case of any insurance procured in accordance with paragraph (b) of the “— Maintenance of Insurance” covenant, (i) war, invasion, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by: (a) any government or sovereign power (de jure or de facto); or (b) any authority maintaining or using a military, navy or air force; or (c) a military, navy, or air force; or (d) any agent of any such government, power, authority or force, (ii) any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams, (iii) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not, (iv) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise and/or whether civil, military or de facto) or public or local authority or agency, (v) nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment, (vi) electromagnetic or radio frequency interference, except for physical damage to a Satellite directly resulting from such interference, (vii) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of a Satellite, (viii) an act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional, (ix) any unlawful seizure or wrongful exercise of control of a Satellite made by any person or persons acting for political or terrorist purposes, (x) loss of revenue, incidental damages and/or consequential loss, (xi) extra expenses, other than the expenses insured under a policy, (xii) third party liability, (xiii) loss of a redundant component(s) that does not cause a transponder failure, and (xiv) such other similar exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means the Share Purchase Agreement, dated as of December 16, 2006, among Telesat Interco Inc., BCE Inc. and Telesat Canada, as in effect on the Acquisition Closing Date.

“Acquisition Closing Date” means October 31, 2007.

“Acquisition Documents” means the Acquisition Agreement and all other material agreements and documents related to the acquisition of Telesat Canada and its Safe Income Notes pursuant to the Acquisition Agreement and as described in this offering memorandum under “The Transactions,” each as in effect on the Acquisition Closing Date.

“Actual Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 to be paid to Telesat Holdings and its Restricted Subsidiaries in accordance with GAAP in respect of the portion of the applicable four-quarter period in which the in-service date of Nimiq 4 occurs from and after such in-service date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate In-Orbit Insurance Amount” shall mean (a) 100% of the aggregate net book value of all Covered Satellites other than any Excluded Satellite and (b) 50% of the aggregate net book value of any Excluded Satellite that is a Named Satellite. For the purposes of this definition, aggregate net book value with respect to a Satellite shall exclude any liability of a Satellite Purchaser to pay the Satellite Manufacturer any

satellite performance incentive payments and any liability of a Satellite Manufacturer to pay the Satellite Purchaser any satellite performance warranty paybacks.

“All Risks Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite and the related Associated Equipment, including all components thereof, at all times during the manufacture, testing, storage, payload processing and transport of such Satellite and such Associated Equipment, if any, up to the time of Launch, in the case of such Satellite, and until delivery to the applicable Satellite Purchaser, in the case of such Associated Equipment.

“Ancillary Agreement” shall mean the Ancillary Agreement, dated as of August 7, 2007, among Loral Space & Communications Inc., Skynet, PSP, Telesat Holdings and Telesat Canada, as in effect on the Acquisition Closing Date.

“Annualized Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 that would have been realized by Telesat Holdings and its Restricted Subsidiaries during the applicable four-quarter period prior to the in-service date of Nimiq 4 had such in-service date occurred on the first day of such four-quarter period. Such amount shall be calculated by taking the Actual Nimiq 4 Revenue Contract Amount and applying such amount on a pro rata basis to the portion of such four-quarter period prior to such in-service date as if Nimiq 4 had been in service from the first day of such four-quarter period.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at the First Call Date(such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the note through the First Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the note.

“APT Security Agreement” means the Security Agreement by and among APT Satellite Company Limited, Loral Orion Inc. and Bank of China (HK) Limited, dated as of October 8, 2004, as in effect on the Acquisition Closing Date.

“Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated August 7, 2007, by and among Skynet, Skynet Satellite Corporation and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.

“Asset Sale” means

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Telesat Holdings or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(a) a disposition of Cash Equivalents, obsolete or worn out property or equipment, inventory or other assets that in the reasonable judgment of the Issuer are no longer useful in the conduct of the business of Telesat Holdings and its Restricted Subsidiaries and that in each case are disposed of in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Telesat Holdings or any of the Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than US$10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Telesat Holdings or by Telesat Holdings or a Restricted Subsidiary to the Issuer or a Guarantor;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on or expropriations of assets;

(j) any financing transaction with respect to property built, repaired, improved or acquired by Telesat Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture;

(k) any Event of Loss;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(m) the T10R Sale Leaseback;

(n) any transfer of transponders or the corresponding interest in common elements on the Telstar 18 Satellite to APT Satellite Company Limited or its affiliates effected pursuant to that certain letter agreement dated August 26, 2003, as amended on November 16, 2003 by and between Skynet and APT Satellite Company Limited in connection with the receipt of “export control approval” for such transfer, or any foreclosure pursuant to the APT Security Agreement;

(o) the granting of a Lien permitted under the “— Limitation on Liens” covenant;

(p) the Telesat Headquarters Sale; and

(q) additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (q)) since the Acquisition Closing Date with an aggregate fair market value not exceeding US$50.0 million.

“Asset Transfer Agreement” shall mean that certain Asset Transfer Agreement, dated August 7, 2007, by and among Telesat Holdings, Skynet and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.

“Associated Equipment” shall mean, with respect to any Satellite, the equipment to be delivered by the Satellite Manufacturer with respect thereto pursuant to the terms of the applicable Satellite Purchase Agreement.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definitions of “Change of Control” and “Continuing Directors,” any duly authorized committee of such body.

“Board Resolution” means, with respect to Telesat Holdings, a duly adopted resolution of the Board of Directors of Telesat Holdings or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that the following leases shall be treated as operating leases and not as capital leases: (a) Satellite Relocation and Lease Agreement, dated as of November 22, 2006, between Telesat Canada and DirectTV Enterprises, LLC and (b) Amendment No. 1 entered into as of the 22nd day of November 2006 to the Memorandum of Agreement entered into by Telesat Canada and DirectTV Enterprises, LLC on December 23, 2003, subsequently amended and restated on March 10, 2005 and further amended and restated on October 6, 2005; provided that such leases shall not be treated as capital leases only so long as they are not amended in a manner materially adverse to the holders of the notes since or after the Acquisition Closing Date. For purposes of the covenant described under “— Certain Covenants— Limitation on Liens”, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means

(1) United States dollars and Canadian dollars,

(2) pounds sterling,

(3)(a) euro, or any national currency of any participating member state in the European Union or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than US$250.0 million in the case of domestic banks and US$100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 6 months after the date of creation thereof,

(8) marketable short-term money market and similar funds (x) either having assets in excess of US$250.0 million or (y) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency),

(9) auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall be cease to rate such obligations, an equivalent rating from another nationally recognized rating service),

(10) investment funds investing 95% or more of their assets in securities of the types described in clauses (1) through (9) above,

(11) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition,

(12) with respect to the Issuer, Telesat Holdings and any Restricted Subsidiary organized in Canada or any political subdivision thereof, instruments and investments correlative in type, maturity and rating to those referred to in clauses (1) to (11) above denominated in United States or Canadian dollars.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than overdraft facilities): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Telesat Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of Telesat Holdings or any company that holds directly or indirectly more than 50% of the total voting power of the Voting Stock of Telesat Holdings; or

(3) following the initial public offering of the common stock of Telesat Holdings, Continuing Directors shall not constitute at least a majority of the Board of Directors of Telesat Holdings; or

(4) the Issuer ceases to be a Wholly-Owned Subsidiary of Telesat Holdings.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges, excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Telesat Holdings and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period

(1) increased (without duplication) by:

(a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus

(d) collections on investments in sales-type leases during such period, to the extent not otherwise included in Consolidated Net Income for such period; plus

(e) to the extent deducted in arriving at Consolidated Net Income, foreign withholding taxes paid or accrued in such period; plus

(f) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture including a refinancing thereof (whether or not successful), including (i) such fees, expenses or charges related to the notes offered hereby and the Senior Subordinated Notes, the Credit Facilities and the financings that occurred in connection with the Transactions on the Acquisition Closing Date and (ii) any amendment or other modification of such notes, loans or the Credit Facilities, and, in each case, deducted in computing Consolidated Net Income; plus

(g) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to closure of facilities; plus

(h) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(i) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(j) to the extent deducted in arriving at Consolidated Net Income and to the extent paid in Mezzanine Securities pursuant to clause (12)(a) of the second paragraph of the “— Transactions with Affiliates” covenant, the annual consulting fee payable pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date; plus

(k) in the case of any period ending prior to or during the fiscal year ending December 31, 2007, Transaction Expenses; plus

(l) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant, the first paragraph of the “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant and clause (12) of the “— Transactions with Affiliates” covenant, to the extent the in-service date of Nimiq 4 occurs during the period of four consecutive fiscal quarters of Telesat Holdings then most recently ended (taken as one accounting period) (each, a “Test Period”), an amount equal to 90% of the Annualized Nimiq 4 Revenue Contract Amount, provided that the Issuer in good faith reasonably believes that Telesat Holdings and its Restricted Subsidiaries will realize revenue in accordance with GAAP in respect of Nimiq 4 during the next Test Period in an amount not less than the Annualized Nimiq 4 Revenue Contract Amount plus the Actual Nimiq 4 Revenue Contract Amount in respect of Nimiq 4 realized during such prior Test Period; plus

(m) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant and clause (12) of the “— Transactions with Affiliates” covenant, in the event of any loss of any Satellite during the applicable Test Period, 90% of the contracted for revenues that would reasonably have been expected to be realized but for such loss for that portion of the period following such loss attributable to such Satellite (less revenue actually realized in respect of such Satellite during such period after such event of loss) so long as insurance for such satellite required to be maintained under the Indenture is maintained in accordance with the Indenture and Telesat Holdings or a Restricted Subsidiary has filed a notice of loss with the applicable insurers and believes in good faith that the insurers will pay funds (and the applicable insurer(s) have not indicated that they will not pay such funds) in amounts that the Issuer reasonably believes will be sufficient to replace such Satellite with a replacement Satellite that generates annual revenues for Telesat Holdings and its Restricted Subsidiaries not less than the revenue generated by such replaced Satellite during the four-quarter period ended immediately prior to such event of loss; but such amounts may only be added to Consolidated EBITDA so long as Telesat Holdings or the applicable Restricted Subsidiary intends promptly to replace such Satellite and is working reasonably to do so (provided that the amount added to Consolidated EBITDA under this clause (m) shall not exceed US$55,000,000 for any Test Period); plus

(n) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant and clause (12) of the “— Transactions with Affiliates” covenant, the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such net amount shall not exceed US$58.9 million;

(2) decreased by (without duplication):

(a) any gross profit on sales-type leases included in Consolidated Net Income for such period, except for collections on investments in sales-type leases during such period, to the extent included in Consolidated Net Income for such period; and

(b) non-cash items increasing Consolidated Net Income of Telesat Holdings and the Restricted Subsidiaries for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; and

(3) increased or decreased by any net loss or gain resulting from Hedging Obligations.

“Consolidated Income Tax Expense” means, with respect to Telesat Holdings and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by Telesat Holdings and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 — “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees, any expensing of bridge or other financing fees and any interest under Satellite Purchase Agreements),

(b)(i) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of such Person made during such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period, and

(c) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(d) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation costs, new product introductions, one-time compensation charges and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Telesat Holdings, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Telesat Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of Telesat Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Telesat Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments in any line item in such Person’s consolidated financial statements required or permitted by the Financial Accounting Standards Board Statement Nos. 141 and 142 resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Acquisition Closing Date, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Telesat Holdings and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Telesat Holdings and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Telesat Holdings or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to the definition of the term Cumulative Credit.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Telesat Holdings and the Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of Telesat Holdings and all preferred stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Telesat Holdings.

“Consulting Services Agreement” means the Consulting Services Agreement between Loral Space & Communications Inc. and the Issuer as in effect on the Acquisition Closing Date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases (other than any lease or leases entered into in connection with any Sale Lease-Back Transaction), dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the Board of Directors of Telesat Holdings on the Issue Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by a Permitted Holder or Persons nominated by a Permitted Holder or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office or a nominating committee in which directors nominated by Permitted Holders form the majority of the members thereof.

“Covered Satellite” means any Satellite that is owned or leased by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

“Credit Facilities” means, with respect to Telesat Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”).

“CRTC” shall mean the Canadian Radio-Television and Telecommunications Commission or any successor authority of the Government of Canada substituted therefor.

“Cumulative Credit” means the sum of (without duplication):

(1) the aggregate net cash proceeds, and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Telesat Holdings), received by Telesat Holdings from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in Telesat Holdings after the Acquisition Closing Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph under “— Certain Covenants — Limitation on Restricted Payments,” (C) Refunding Capital Stock and (D) Excluded Contributions; plus

(2) 100% of any cash and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Telesat Holdings) received by Telesat Holdings as a capital contribution from its shareholders subsequent to the Acquisition Closing Date other than any Excluded Contributions; plus

(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of Telesat Holdings or any Restricted Subsidiary issued after the Acquisition Closing Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in Telesat Holdings (other than Disqualified Stock); plus

(4) cumulative Consolidated EBITDA from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Consolidated EBITDA for such period is negative, minus the amount by which cumulative Consolidated EBITDA is less than zero; plus

(5) to the extent not already included in Consolidated EBITDA, 100% of the aggregate net cash proceeds received by Telesat Holdings or a Restricted Subsidiary since the Acquisition Closing Date from (A) Investments (other than Permitted Investments or Investments made pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”), whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to Telesat Holdings or a Restricted Subsidiary) thereof made by Telesat Holdings and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to Telesat Holdings or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”); plus

(6) if any Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”) is redesignated as a Restricted Subsidiary, the fair market value of all Investments by Telesat Holdings and its Restricted Subsidiaries in such Subsidiary, as determined in good faith by the Board of Directors of Telesat Holdings.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of Telesat Holdings and the Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

“Debt to Consolidated EBITDA Ratio” means, with respect to any Person for any period, such Person’s ratio of (1) Consolidated Total Indebtedness as of the date of calculation (the “Determination Date”) to (2) the Consolidated EBITDA for the four full consecutive fiscal quarters immediately preceding such Determination Date for which financial information is available (the “Measurement Period”). In the event that Telesat Holdings or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Measurement Period for which the Debt to Consolidated EBITDA Ratio is being calculated but prior to the Determination Date, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock and the application of the net proceeds thereof, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Telesat Holdings or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Determination Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Telesat Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or Telesat Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer or Telesat Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer or Telesat Holdings may designate.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Telesat Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Issuer or Telesat Holdings, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Telesat Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Telesat Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means the Depositary Trust Company.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of Telesat Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (1) public offerings with respect to Telesat Holdings’ or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and (2) any public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Loss” is defined under “— Certain Covenants — Maintenance of Insurance.”

“Event of Loss Proceeds” means, with respect to any Event of Loss, all Satellite insurance proceeds received by Telesat Holdings or any of the Restricted Subsidiaries in connection with such Event of Loss, after

(1) provision for all income or other taxes measured by or resulting from such Event of Loss,

(2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

(3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss,

(4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite), and

(5) deduction of appropriate amounts to be provided by Telesat Holdings or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Telesat Holdings from

(a) contributions to its common equity capital, and

(b) the sale (other than to a Subsidiary of Telesat Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Telesat Holdings) of Capital Stock (other than Disqualified Stock) of Telesat Holdings, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Issuer or Telesat Holdings on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Cumulative Credit”.

“Excluded Satellites” shall mean (a) the Satellites owned by Telesat Holdings and its Restricted Subsidiaries commonly referred to as Skynet EDS, Telesat Anik F1, Nimiq 2 and the transponders for which Telesat Holdings or its Restricted Subsidiaries have a right to use on Satmex 5, (b) the Satellites leased by Telesat Holdings and its Subsidiaries commonly referred to as Nimiq 3 and Nimiq 4iR, (c) any other Satellite other than a Named Satellite that (i) is not expected or intended, in the good faith determination of the Board of Directors of the Issuer and/or Telesat Holdings and evidenced by a board resolution delivered to the Trustee, to earn future revenues from the operation of such Satellite in excess of US$25.0 million in any fiscal year and (ii) has a book value of less than US$50.0 million, (d) any other Satellite, other than a Named Satellite, with one year or less of in-orbit life remaining (it being understood and agreed that such Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (e) any other Satellite designated as an Excluded Satellite by the Board of Directors of the Issuer and/or Telesat Holdings and evidenced by a Board Resolution delivered to the Trustee if the Board of Directors of the Issuer and/or Telesat Holdings determines in good faith that (i)(A) such Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions and Telesat Holdings and its Restricted Subsidiaries are unlikely to receive insurance proceeds from a future failure thereof or (B) there are systemic failures or anomalies applicable to Satellites of the same model and (ii) Telesat Holdings and its Restricted Subsidiaries are unlikely to obtain usual and customary coverage in the satellite insurance market for the Satellite at a premium amount that is, and on other terms and conditions that are, commercially reasonable despite commercially reasonable efforts to obtain such coverage (including efforts to minimize the exclusions and insurance deductibles, subject to usual and customary exclusions consistent with the anomalies and/or operating status of the Satellite).

“Existing Indebtedness” means Indebtedness of Telesat Holdings or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“FCC Licenses” shall mean all authorizations, orders, licenses and permits issued by the FCC to Telesat Holdings or any of its Subsidiaries, under which Telesat Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada or any province or territory thereof.

“GAAP” means generally accepted accounting principles in Canada which are in effect on the Issue Date.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Co-Issuers’ obligations under the notes and the Indenture.

“Guarantor” means Telesat Holdings and each Subsidiary that executes a Guarantee.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means, at any time, a Person in whose name a note is at such time registered on the Registrar’s books.

“Holding PIK Preferred Stock” means preferred equity securities of Telesat Holdings issued on the Acquisition Closing Date to fund a portion of the Transactions, on the terms described under the caption “Description of Other Indebtedness and Preferred Stock — Holding PIK Preferred Stock” of this offering memorandum, and additional preferred equity of the same class and series issued as pay-in-kind dividends thereon in accordance with the terms thereof as in effect on the Acquisition Closing Date and preferred equity issued to refinance any of the same in accordance with clause (i)(c) of the last paragraph of the “— Limitation of Restricted Payments” covenant.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations and the present value (discounted at the interest rate borne by the notes, compounded annually) of total obligations of the lessee for rental payments during the remaining term of the lease included in any Sale and Lease-Back Transaction (including any period for which such lease has been extended)), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(d) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that the Lien granted on certain transponders pursuant to the APT Security Agreement shall not be deemed to result in any Indebtedness of Telesat Holdings or any Restricted Subsidiary;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business; (B) deferred or prepaid revenues; (C) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (D) any obligations to make progress or incentive payments under Satellite Purchase Agreements and Launch Services Agreements, in each case, to the extent not overdue by more than 90 days; and (E) any obligations in respect of the T10R Sale Leaseback.

“Independent Director” means, with respect to the Board of Directors of Telesat Holdings, a member of such board who is not an officer, director, employee or appointee of Loral Space & Communications Inc. or its Affiliates (other than Telesat Holdings and its Subsidiaries).

“Industry Canada” shall mean Industry Canada or any successor department of the Government of Canada substituted therefor.

“Industry Canada Authorizations” shall mean all authorizations, orders, licenses and exemptions issued by Industry Canada to Telesat Holdings or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which Telesat Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.

“Initial Purchasers” means the initial purchasers party to the Purchase Agreement for the notes referred to in the “Private Placement” section of this offering memorandum.

“In-Orbit Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching upon the expiration of the Launch Insurance therefor and renewing, during the commercial in-orbit service of such Satellite, prior to the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth herein.

“In-Orbit Spare Capacity” shall mean the C-band payload of a satellite with in-orbit replacement capacity that:

(a) is available in the event of a Covered Satellite loss or failure in order to restore C-band service on the Covered Satellite;

(b) meets or exceeds the contractual performance specifications for the C-band payload being protected; and

(c) may be provided directly by Telesat Holdings or a Restricted Subsidiary or by another satellite operator pursuant to a contractual arrangement;

provided that no Satellite or satellite being used to provide “In-Orbit Spare Capacity” with respect to a Covered Satellite may itself qualify as In-Orbit Spare Capacity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Telesat Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(1) “Investments” shall include the portion (proportionate to Telesat Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Telesat Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary (other than the deemed designation of The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date in accordance with the last sentence of the definition of “Unrestricted Subsidiary”); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Telesat Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) Telesat Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to Telesat Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Telesat Holdings.

“Issue Date” means the date notes are first issued under the Indenture.

“Launch” shall mean, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case “Launch” shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.

“Launch Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing at least until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite.

“Launch Services Agreement” shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.

“Launch Services Provider” shall mean, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City or Toronto are authorized or required by law to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or Personal Property Security Act (or equivalent statutes) of any jurisdiction; provided that in no event shall any lease (other than a Capitalized Lease Obligation) entered into in the ordinary course of business be deemed to constitute a Lien.

“Material Subsidiary” means, at any date of determination, any Restricted Subsidiary (a) whose total assets at the last day for which financial statements are available were equal to or greater than 2.5% of the consolidated total assets of Telesat Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for the most recently ended four quarter period for which financial statements are available were equal to or greater than 2.5% of the consolidated gross revenues of Telesat Holdings and its consolidated subsidiaries for such period.

“Mezzanine Securities” shall mean junior subordinated promissory notes in the form attached to the Senior Credit Facilities as in effect on the Acquisition Closing Date as described in this offering memorandum under “Related Party Transactions — Transaction Agreements — Consulting Services Agreement.”

“Minority Investment” shall mean any Person (other than a Subsidiary) in which Telesat Holdings or any Restricted Subsidiary owns capital stock or other equity interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Named Satellites” shall mean the Satellites commonly referred to as Nimiq 1, Anik F1R, Anik F2, Anik F3, Telstar 11N (following its successful launch and the expiry of its applicable Launch Insurance), Telstar 12, Nimiq 4 (following its successful launch and the expiry of its applicable Launch Insurance) and Nimiq 5 (following its successful launch and the expiry of its applicable Launch Insurance).

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by Telesat Holdings or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Pari Passu Indebtedness required (other than required by clause (1) of the second paragraph of “— Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Telesat Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Telesat Holdings after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Nimiq 1” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2024.

“Nimiq 2” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2023.

“Nimiq 3” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of 2010.

“Nimiq 4” shall mean the E-3000 (EADS Astrium) Satellite currently under construction.

“Nimiq 4iR” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of 2009.

“Nimiq 5” shall mean the SS/L 1300 Satellite currently under construction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or Telesat Holdings.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Telesat Holdings, that meets the requirements set forth in the Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or Telesat Holdings.

“Pari Passu Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or the Guarantee of such Person, as the case may be; provided, however, that Pari Passu Indebtedness shall not include:

(A) any obligation of such Person to Telesat Holdings or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Telesat Holdings or any of its Restricted Subsidiaries and another Person.

“Permitted Business” means the business engaged in by Telesat Holdings and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Debt” has the meaning set forth under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

“Permitted Holders” means (i) each of Loral Space & Communications Inc., the Public Sector Pension Investment Board, a Canadian Federal Special Act corporation, and MHR Fund Management LLC and their respective Affiliates (other than portfolio companies of any of the same) and members of management of Telesat Holdings who are shareholders of Telesat Holdings on the Issue Date and (ii) any Specified FSS Operator; provided, that a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of indebtedness used to finance the acquisition thereof) involving such Specified FSS Operator that would have resulted in a Change of Control (but for this clause (ii)) and provided, further, that the notice referred to in the definition of Rating Decline has been given to each of the Rating Agencies.

“Permitted Investments” means

(a) any Investment in (x) Telesat Holdings or any Guarantor or (y) in a Restricted Subsidiary that is not a Guarantor, in the case of this clause (y) in an aggregate amount since the Acquisition Closing Date not to exceed the greater of US$175.0 million and 3.0% of Total Assets;

(b) any Investment in cash and Cash Equivalents;

(c) any Investment by Telesat Holdings or any Restricted Subsidiary of Telesat Holdings in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Telesat Holdings or a Restricted Subsidiary;

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date;

(f) any Investment acquired by Telesat Holdings or any Restricted Subsidiary

(1) in exchange for any other Investment or accounts receivable held by Telesat Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Telesat Holdings or such Restricted Subsidiary of such other Investment or accounts receivable or

(2) as a result of a foreclosure by Telesat Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under clause (j) of the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant;

(h) Investments the payment for which consists of Equity Interests of Telesat Holdings, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Cumulative Credit”;

(i) guarantees of Indebtedness permitted under the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(j) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2) and (4) of such paragraph);

(k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(l) if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed since the Acquisition Closing Date the greater of US$125.0 million and 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) advances to employees not in excess of US$10.0 million outstanding at any one time, in the aggregate;

(n) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(o) amounts owed by XTAR for which Telesat Holdings or its Restricted Subsidiaries has agreed to defer receipt of payment in an aggregate amount since the Acquisition Closing Date not to exceed US$5.0 million; and

(p) Investments in Subsidiaries of Telesat Holdings in Hong Kong not to exceed since the Acquisition Closing Date US$275.0 million plus any Third Party Indemnity Payment in the aggregate at any time outstanding for the purpose of enabling such Subsidiaries to acquire, construct, launch and insure the replacement satellite to the satellite known as Telstar 10, to operate Telstar 10 and such replacement satellite and to pay taxes, provided that while such Investments are outstanding, such Subsidiaries shall not incur or permit to exist any Indebtedness other than the T10R Sale Leaseback and any Capitalized Lease Obligations relating to such replacement satellite.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (a), (d) or (m) of the definition of Permitted Debt; provided that in the case of such clause (d) or (m) such Liens shall not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto) and additions and improvements thereon;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Telesat Holdings or any Restricted Subsidiary;

(9) Liens on property at the time Telesat Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Telesat Holdings or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Telesat Holdings or any Restricted Subsidiary;

(10) Liens placed upon the capital stock of any Restricted Subsidiary acquired in an acquisition or similar transaction permitted by the Indenture to secure Indebtedness incurred pursuant to clause (o)(y) of the definition of “Permitted Debt” and/or Liens placed upon the assets of any such Restricted Subsidiary so acquired to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Telesat Holdings or any other Restricted Subsidiary;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Telesat Holdings or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(12) Liens securing Hedging Obligations (including Liens in favor of a counterparty to a swap or similar agreement on Telesat Holdings’ or any Restricted Subsidiary’s rights under such agreement) and Cash Management Services, in each case so long as the related Indebtedness is permitted to be incurred under the Indenture;

(13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Telesat Holdings or any of the Restricted Subsidiaries;

(15) Liens arising from Uniform Commercial Code or Personal Property Security Act financing statement filings regarding operating leases entered into by Telesat Holdings and its Restricted Subsidiaries in the ordinary course of business;

(16) Liens (including Liens in connection with Sale and Lease-Back Transactions) in favor of the Issuer or any Guarantor;

(17) Liens on equipment of Telesat Holdings or any Restricted Subsidiary granted in the ordinary course of business to a client of Telesat Holdings or a Restricted Subsidiary at which such equipment is located;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (12) and (16); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (12) and (16) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) reservations, limitations, provisos and conditions expressed in any original grant from the Canadian Crown or other grants of real or immovable property, or interests therein;

(21) the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by Telesat Holdings or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(22) security given to a public utility or any governmental authority when required by such utility or authority in connection with the operations of Telesat Holdings or any of its Restricted Subsidiaries in the ordinary course of its business;

(23) subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property, provided the same are complied with in all material respects;

(24) facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business, provided the same are complied with in all material respects;

(25) Liens in favor of customers on Satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement being relating thereto in the event such Satellites or portions thereof are being constructed or acquired at the request of one or more customers to secure repayment of such deposits and related amounts;

(26) restrictions in condosat agreements relating to transponders that restrict sales, dispositions, leases or security interests on satellites to any third party purchaser, lessee or secured party unless such purchaser or lessee of such satellite agrees to (or, in the case of a security interest in such satellite, the secured party agrees pursuant to a non-disturbance agreement that in connection with the enforcement of any such security interest or the realization upon any such security interest, such secured party agrees that, prior to or concurrently with the transfer becoming effective, the person to whom the satellite bus shall be transferred shall agree that such transferee shall) be subject to the terms of the applicable condosat agreement and provided that Telesat Holdings and/or the applicable Restricted Subsidiaries shall have used their commercially reasonable efforts in negotiating such condosat agreements so that such agreements do not contain such restrictions;

(27) deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (iv) have not been paid due to inadvertence after exercising due diligence;

(28) Liens in respect of Sale and Lease-Back Transactions permitted by the “— Limitation on Sale and Lease-Back Transactions” covenant with respect to assets with a fair market value of not more than US$325.0 million in the aggregate; and

(29) other Liens so long as the aggregate principal amount of the obligations so secured does not exceed US$75.0 million at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Personal Property Security Act” means the Personal Property Security Act (Ontario) and any successor or replacement legislation thereto.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of Telesat Holdings in good faith.

“Rating Agency” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the notes, as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by Telesat Holdings, the Issuer or another Person seeking to effect a transaction that would be a Change of Control (but for clause (ii) of the definition of Permitted Holders) or an arrangement that, in the good faith judgment of the Issuer, would be expected to result in a Change of Control (but for clause (ii) of the definition of Permitted Holders) until the end of the 30-day period following such public notice or the abandonment of the proposed transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of: (1) a decline in the rating of the notes by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or — for S&P or

1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Notes; or (2) withdrawal by any Rating Agency of such Rating Agency’s rating of the Notes.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the notes, dated as of June 30, 2008, among the Co-Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Co-Issuers after the Issue Date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Telesat Holdings or a Restricted Subsidiary in exchange for assets transferred by Telesat Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Telesat Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Telesat Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Telesat Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Satellite” means any satellite owned by, leased to or for which a contract to purchase has been entered into by, Telesat Holdings or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

“Satellite Construction and Acquisition” means the construction, acquisition and installation with respect to up to four new Satellites since the Acquisition Closing Date (including replacements of existing Satellites), which, without limitation, may include Satellites acquired pursuant to “condosat” transactions.

“Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

“Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and either (i) the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite or (ii) the applicable seller relating to the purchase and sale of such Satellite.

“Satellite Purchaser” means Telesat Holdings or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

“Satmex 5” shall mean the BSS601 HP (Boeing Satellite Systems) known as Satmex 5 on which Telesat Holdings or its Restricted Subsidiaries have a right to use transponders.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Agreement, dated as of the Acquisition Closing Date, by and among Telesat Holdings, the Restricted Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, UBS Securities LLC, as Syndication Agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Citibank, N.A., Canadian Branch, as

Co-Documentation Agents, and the other arrangers and agents set forth therein, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” above).

“Senior Subordinated Bridge Loan Agreement” means that Senior Subordinated Bridge Loan Agreement, dated as of the Acquisition Closing Date, among Telesat Holdings, the Issuer, the guarantors named therein, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, the other agents and arrangers party thereto, including the guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements thereof.

“Senior Subordinated Indenture” means the indenture dated as of the Issue Date as described in this offering memorandum under “Description of the Senior Subordinated Notes,” and any amendments or supplements thereto.

“Senior Subordinated Notes” means the senior subordinated notes issued on the Issue Date under the Senior Subordinated Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted or proposed to be conducted by Telesat Holdings and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Skynet” means Loral Skynet Corporation, a Delaware corporation.

“Skynet Contribution Documents” shall mean the Asset Transfer Agreement, Asset Purchase Agreement and the Ancillary Agreement, collectively.

“Special Interest” means additional interest or other similar liquidated damages (however designated) due under a Registration Rights Agreement.

“Specified FSS Operators” means each of Intelsat, Ltd., SES Global and Eutelsat Communications and any successor entities to all or substantially all of such business of each of the foregoing.

“SSL” means Space Systems/Loral, Inc., a Delaware corporation, and any of its successors.

“Subordinated Indebtedness” means

(a) with respect to any Co-Issuer, any Indebtedness of such Co-Issuer which is by its terms subordinated in right of payment to the notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Telesat Anik F1” shall mean the BSS702 (Boeing) Satellite with an expected end of commercial service life of 2013.

“Telesat Headquarters Sale” means the sale by Telesat Holdings or a Restricted Subsidiary, and the lease by Telesat Holdings or a Restricted Subsidiary, each on terms that are fair to Telesat Holdings and its Restricted Subsidiaries, of the corporate headquarters building of the Issuer located at 1601 Telesat Court, Gloucester, Ontario K1B 5P4.

“The Access Centre LLC” means The Access Centre LLC, a limited liability company organized under the laws of Florida, and its successors.

“The SpaceConnection, Inc.” means The SpaceConnection, Inc., a Nevada corporation, and its successors.

“Third Party Indemnity Payment” means indemnity payments to Telesat Holdings or any of its Restricted Subsidiaries by third parties in relation to taxes of Subsidiaries of Telesat Holdings in Hong Kong.

“Third Party Launch Liability Insurance” means insurance for legal liability for property loss or damage and bodily injury caused by any Satellite or the launch vehicle used to launch such Satellite and procured by the Launch Services Provider with respect to such Satellite in accordance with the terms of the related Launch Services Agreement.

“Total Assets” means the total assets of Telesat Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Telesat Holdings and its Restricted Subsidiaries provided to the Trustee and Holders.

“Transaction Documents” means the Acquisition Documents and the Skynet Contribution Documents.

“Transaction Expenses” means any fees and expenses incurred or paid by Telesat Holdings or its Subsidiaries in connection with the Transactions (it being understood that the “true-up payments” contemplated by the Ancillary Agreement are not included in such amounts).

“Transactions” means the transactions contemplated by the Transaction Documents and the financing transactions in connection therewith as described in this offering memorandum under the heading “The Transactions.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“T10R Sale Leaseback” shall mean a Sale and Lease-back Transaction relating to the replacement satellite to Telstar 10 pursuant to Sections 9.9 and 9.10 of that certain Lease Agreement, dated August 18, 1999, by and between LAPS(HK) and APT Satellite Company Limited as described in this offering memorandum under “Our Business — In-Orbit Satellites — In-Orbit Owned Satellites — Telstar 10.”

“U.S. Term Loan II Facility” means the US$150 million Delayed Draw Senior Secured Term Loan B Facility portion of the Senior Credit Facilities.

“Unrestricted Subsidiary” means

(1) any Subsidiary of Telesat Holdings (other than any Co-Issuer and Intermediate Holdco) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Telesat Holdings, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Telesat Holdings may designate any Subsidiary of Telesat Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Telesat Holdings, the Issuer or any of their Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated), provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Telesat Holdings,

(b) such designation complies with the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and

(c) each of

(1) the Subsidiary to be so designated and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Telesat Holdings or any Restricted Subsidiary.

The Board of Directors of Telesat Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and (2) Telesat Holdings could incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test described in the first sentence under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”.

Any such designation by the Board of Directors of Telesat Holdings shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Telesat Holdings shall be deemed to have designated, in compliance with this definition, The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, provided, however, that with respect to Telesat Holdings, the term “Voting Stock” shall not include preferred shares of Telesat Holdings which have a nominal dividend and return of capital and vote only for the election of directors, for so long as such shares are held and voted by directors nominated by a committee consisting of Continuing Directors or by Public Sector Pension Investment Board or by Loral Space & Communications Inc.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a direct or indirect Wholly-Owned Subsidiary of Telesat Holdings.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

General

The outstanding senior subordinated notes were and the senior subordinated exchange notes will be (collectively, the “notes” or the “senior subordinated notes”) issued under an indenture (the “Indenture”), dated as of June 30, 2008, among Telesat Holdings Inc. (“Telesat Holdings”), Telesat Interco Inc. (“Intermediate Holdco”), Telesat Canada (the “Issuer”), Telesat LLC , a Delaware limited liability company and a Wholly-Owned Subsidiary of the Issuer (the “Co-Issuer”), and certain of Telesat Holdings’ direct and indirect Subsidiaries, as Guarantors, and The Bank of New York Mellon, as trustee (the “Trustee”).

The definitions of certain terms used in the following description are set forth below under “ — Certain Definitions.” For purposes of this “Description of the Senior Subordinated Notes”

•	the terms “Issuer,” “we” and “our” refer only to Telesat Canada, and not to any of its Subsidiaries or parent companies,

•	the term “Co-Issuers” refers only to the Issuer and the Co-Issuer, collectively, and not any of their respective Subsidiaries or parent companies,

•	the term “Guarantor” refers to Telesat Holdings, Intermediate Holdco and each Restricted Subsidiary that Guarantees the notes on the Issue Date and each other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture, and

•	references to “US$” are to U.S. dollars and references to “$” and “CAD” are to Canadian dollars.

The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as holders of the notes. Copies of the form of the Indenture may be obtained from the Issuer upon request.

Brief Description of the Notes

The notes:

•	are unsecured obligations of the Co-Issuers ranking subordinate in right of payment to all existing and future Senior Indebtedness of the Co-Issuers and pari passu in right of payment to all existing and future Senior Subordinated Indebtedness of the Co-Issuers;

•	are senior in right of payment to any future Subordinated Indebtedness of the Co-Issuers; and

•	are guaranteed by each Guarantor.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Co-Issuers under the Indenture and the notes, whether for payment of principal of or interest on or Special Interest in respect of the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture. Each of the Guarantees will be general unsecured obligations of the relevant Guarantors and will rank subordinate in right of payment with all existing and future Guarantor Senior Indebtedness and pari passu in right of payment to all existing and future Guarantor Senior Subordinated Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The notes are also effectively subordinated to any secured Indebtedness of the Guarantors to the extent of such security and are structurally subordinated to Indebtedness of Subsidiaries of the Co-Issuers who do not Guarantee the notes.

Not all of our Subsidiaries will be Guarantors. The Indenture provides that Telesat Holdings and each existing and future Restricted Subsidiary that guarantees obligations or is a borrower or co-borrower under any of our Credit Facilities (including the Senior Credit Facilities) will be Guarantors of the notes. With respect to Subsidiaries that are not Guarantors, in the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Due to certain regulatory and other local law considerations, our Hong Kong Subsidiary, Telesat Asia Pacific Satellite (HK) Limited (“TAPS”), is currently not a guarantor under our Senior Credit Facilities and will not be required to guarantee the notes on the Issue Date, but we will, subject to the provisions of the Senior Credit Facilities, be required under the Senior Credit Facilities to use commercially reasonable efforts to cause TAPS to become a guarantor thereunder. However, we cannot assure you that we will be successful in causing TAPS to become a guarantor under the Senior Credit Facilities and therefore we cannot assure you that it will become a Guarantor of the notes. For the three months ended March 31, 2009, TAPS had revenues of approximately $9.2 million and at that date, it had had total assets of approximately $111.0 million and $4.0 million of liabilities (excluding trade payables).

In addition, as of the Issue Date, all of Telesat Holdings’ Subsidiaries will be Restricted Subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc., which will be Unrestricted Subsidiaries as of the Issue Date and will not guarantee the notes or our Senior Credit Facilities. As of March 31, 2009, The Access Centre LLC had assets of less than US$11,000, revenue of less than US$48,000 and liabilities of less than US$31,000, and The SpaceConnection, Inc. had assets of less than US$20 million, revenue of less than US$7 million and liabilities of less than US$31 million. Furthermore, we have other non-Material Subsidiaries that as of March 31, 2009 had de minimis assets, revenue and liabilities and will not guarantee the notes or our Senior Secured Credit Facilities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received from us or the guarantors.”

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) (and further subordinated to Guarantor Senior Indebtedness) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes”.

Any Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange or transfer (by merger, amalgamation or otherwise) of all of the Issuer’s and/or any Restricted Subsidiary’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor (other than any sale, exchange or transfer to the Issuer, any Guarantor and/or any Restricted Subsidiary), which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b) the release or discharge of the guarantee by such Restricted Subsidiary of the Senior Credit Facilities or the other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee,

(c) if Telesat Holdings properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, the effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, or

(d) exercise of the legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(ii) the delivery by such Guarantor to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the release and discharge of the Guarantee have been complied with.

Bankruptcy Limitations Relating to Telesat Canada and Other Regulatory Matters

Under the Telesat Canada Reorganization and Divestiture Act, or the Telesat Divestiture Act, Telesat Canada, as a corporate entity, is subject to certain special conditions and restrictions. The Telesat Divestiture Act provides that no legislation relating to the solvency or winding-up of a corporation applies to Telesat Canada and in no case shall the affairs of Telesat Canada be wound up unless authorized by an Act of the Parliament of Canada. As a result of such legislative provisions, Telesat Canada and its creditors, including holders of the notes and secured creditors under the Senior Credit Facilities, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws in respect of claims against Telesat Canada, including the imposition of a stay of proceedings, or a regulated and orderly process to settle or compromise claims and make distributions to creditors, or recourse to fraudulent conveyance laws. The effect of the Telesat Divestiture Act upon an insolvency of Telesat Canada has not been considered by a Canadian court and, accordingly, the application of Canadian federal bankruptcy and insolvency laws and provincial receivership and assignment and preference laws, and the exercise by a Canadian court of any judicial discretion which could affect the enforcement of rights and remedies or other equitable relief against Telesat Canada in the context of an insolvency, is uncertain. To the extent bankruptcy and insolvency laws do not apply to Telesat Canada, its creditors may individually seek to pursue any available rights or remedies, as secured or unsecured creditors as the case may be, against Telesat Canada and its assets. The assets of Telesat Canada only (including its shares in its subsidiaries) are subject to the Telesat Divestiture Act but the assets of the Guarantors, including the subsidiary Guarantors, are not. In addition, to date, Industry Canada and the CRTC have taken the position that we are subject to certain Canadian foreign ownership and control restrictions which are set out in the Telecommunications Act, the Radiocommunication Act and the regulations under each, and in Industry Canada policies. These limitations on ownership may have a material impact on the sale of Telesat Canada or its assets in any bankruptcy or reorganization scenario. See “Risk Factors — Risks Related to the Notes — Because of the Telesat Canada Reorganization and Divestiture Act, a Canadian act uniquely applicable to Telesat Canada, (but not to the guarantors, other subsidiaries or the Co-Issuer), Telesat Canada may not have access to the usual protections from creditors and other rights available to insolvent persons, and creditors, including holders of the notes, may not have recourse to the usual rights, remedies and protections under applicable bankruptcy and insolvency laws generally available to creditors of insolvent persons.” The rights of Holders may further be limited by the provisions of the Indenture described under “— Regulatory Matters” below.

Subordination

The Indenture provides that the payment of principal of, premium, if any and interest on, and other amounts with respect to the notes will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Obligations, including all Senior Obligations with respect to the Senior Credit Facilities and the Senior Notes, whether outstanding on the Issue Date or incurred after that date. Nothing in this section shall apply in respect of the fees, expenses or indemnities owed to the Trustee, in its capacity as Trustee under the Indenture.

The holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Obligations before the Holders of notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on or relating to the notes (other than in Permitted Junior Securities) in the event of any distribution to creditors of any Co-Issuer:

•	in a total or partial liquidation, dissolution or winding up of such Co-Issuer,

•	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Co-Issuer or its assets,

•	in an assignment for the benefit of creditors, or

•	in any marshalling of such Co-Issuer’s assets and liabilities.

In addition, no Co-Issuer may make any payment or distribution of any kind or character with respect to any Obligations on or relating to the notes or acquire any notes for cash or assets or otherwise (other than, in either case, in Permitted Junior Securities), if:

•	a payment default on any Senior Indebtedness occurs and is continuing, or

•	any other default occurs and is continuing on any Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Indebtedness.

Payments on and distributions with respect to any Obligations on or with respect to the notes may and shall be resumed:

•	in the case of a payment default, upon the date on which all payment defaults are cured or waived, and

•	in case of a nonpayment default, the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Indebtedness rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Indebtedness has been accelerated.

Notwithstanding anything in the subordination provisions of the Indenture or the notes to the contrary, there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Notice is in effect.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

Notwithstanding anything to the contrary, payments and distributions made with respect to notes from the trust established pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” and did not violate the subordination provisions when they were made.

The Issuer must promptly notify the Representative of the Designated Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the notes pursuant to the subordination provisions of the Indenture, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in the Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Indebtedness or a Representative therefor, at least two Business Days prior to the date upon which by the terms of the Indenture such payment would become payable and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this paragraph to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee thereof).

As a result of the subordination provisions described above in the event of a bankruptcy, liquidation or reorganization of any Co-Issuer, Holders of notes may recover less ratably than creditors of such Co-Issuer who are holders of Senior Indebtedness (including holders of Senior Notes, creditors under our Senior Credit Facilities and our trade creditors).

The indebtedness evidenced by the notes and the Guarantees will be unsecured and will rank subordinate in right of payment to all existing and future unsecured Guarantor Senior Indebtedness to the same extent as the notes rank subordinate in right of payment to the Senior Indebtedness of the Co-Issuers.

At March 31, 2009, we had aggregate outstanding Senior Indebtedness and Guarantor Senior Indebtedness of US$2,646 million (excluding capital lease obligations of US$31 million) assuming an exchange rate of US$1.00/$1.2602 (total secured and senior debt by currency consisting of $193 million (excluding capitalized lease obligations of $39 million) and US$2,493 million (including US$1,041 million converted to $1,209 million on October 31, 2007 as part of an amortizing basis swap at US$1.00/$1.1615; $1,209 million was the equivalent of US$959 million as at March 31, 2009)) and $153 million of unused available revolving capacity under our Senior Credit Facilities (not giving effect to outstanding letters of credit).

Principal, Maturity and Interest

The Co-Issuers issued US$217,175,000 of outstanding senior subordinated notes in the private placement and will issue up to US$217,175,000 of senior subordinated exchange notes in the exchange offer. The senior subordinated notes will mature on November 1, 2017. The Co-Issuers may issue additional notes from time to time after this offering under the Indenture (“Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” The notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” or “senior subordinated notes” for all purposes of the Indenture and this “Description of the Senior Subordinated Notes” include any Additional Notes that are actually issued.

Interest on the senior subordinated notes will accrue at the rate of 12.5% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2008, to Holders of record on the immediately preceding April 15 and October 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the trustee maintained for such purpose. The notes will be issued in denominations of US$2,000 and integral multiples of US$1,000 thereof.

Additional Amounts

All payments made by the Co-Issuers or a Guarantor under or with respect to the notes or the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or Guarantor is organized or is otherwise resident or deemed resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless a Co-Issuer or Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Co-Issuer or Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the notes or the Guarantees, such Co-Issuer or Guarantor will (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law and (c) pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, capital gains, excise or personal property tax or any similar Tax or governmental charge or any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere acquisition, ownership, holding or disposition of the notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer has delivered a request to the Holder or beneficial owner to comply with such requirements at least 30 days prior to the date by which such compliance is required and such Holder or beneficial owner can legally comply with such requirements;

(3) if the presentation of notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, but only to the extent such Additional Amounts would not have been required had the note been presented on the last day of the applicable 30 day period;

(4) but for the fact that the Holder does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer, the Co-Issuer or a Guarantor; or

(5) but for any combination of the items listed above.

Each of the Co-Issuers and the Guarantors will indemnify and hold harmless each Holder and beneficial owner from and against (x) any Taxes (other than Taxes excluded by clauses (1) through (5) above) levied or imposed on a Holder or owner as a result of payments made under or with respect to the notes (including any such Tax imposed under Part XIII of the Income Tax Act (Canada) and arising on an assignment (other than an assignment that is not effected in accordance with the provisions of the Indenture) of a note to a person resident of or deemed resident of Canada that is withheld from or levied or imposed on a Holder or beneficial owner), and (y) any Taxes (other than Taxes excluded by clauses (1) through (5) above) so levied or imposed with respect to any indemnification payments under the foregoing clause (x) or this clause (y) such that the net amount received by such Holder or beneficial owner after such indemnification payments will not be less than the net amount the Holder or beneficial owner would have received if the Taxes described in clauses (x) and (y) above had not been imposed.

Whenever in the Indenture or in this “Description of the Senior Subordinated Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under or with respect to any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Upon request, the Issuer will provide the Trustee with documentation evidencing the payment of the Taxes giving rise to the Additional Amounts.

The Co-Issuers will pay any present or future stamp, registration, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any interest and penalties related thereto) which arise in any jurisdiction from the execution, delivery or registration of the notes or Guarantees or any other document or instrument referred to therein, or the receipt of any payments with respect to the notes or Guarantees (“Documentary Taxes”).

The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Redemption; Offers to Repurchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the caption “— Repurchase at the Option of Holders”. We may at any time and from time to time purchase notes in the open market or otherwise.

Redemption for Changes in Withholding Taxes

In addition, the Co-Issuers may, at their option, redeem all (but not less than all) of the notes then outstanding, in each case at 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption, if any Co-Issuer or a Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such notes, any Additional Amounts (or make indemnity payments) as a result of any change in law of a Relevant Taxing Jurisdiction (including any regulations promulgated thereunder) or in the official interpretation or administration of law or relevant position or policy of any applicable taxing authority of a Relevant Taxing Jurisdiction, if such change is announced and becomes effective on or after the Issue Date; provided that the Issuer determines, in its business judgment, that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the use of reasonable measures available to it. Notice of any such redemption must be given not less than 30 nor more than 60 days prior to the date fixed for redemption pursuant to this paragraph and no later than 270 days after such Co-Issuer or Guarantor first becomes liable to pay such Additional Amounts (or indemnity payments); provided that no such notice will be given earlier than 90 days prior to the earliest date on which such Co-Issuer or Guarantor would be obliged to pay such Additional Amounts.

Prior to giving any notice of redemption of the notes pursuant to this section, the Issuer will deliver to the Trustee:

(1) an Officers’ Certificate stating that the Co-Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Co-Issuers so to redeem have occurred; and

(2) a written tax opinion of recognized counsel in the Relevant Taxing Jurisdiction acceptable to the Trustee, that the Issuer, Co-Issuer or any Guarantor, as the case may be, has or will become obliged to pay Additional Amounts as a result of such amendment or change as described above. Such certificate and opinion will be made available for inspection by the Holders.

Optional Redemption

At any time prior to May 1, 2013, the Co-Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the notes to the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 1, 2013 (the “First Call Date”), the Co-Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2013	106.25%
2014	103.125%
2015	101.563%
2016 and thereafter	100.00%

In addition, prior to May 1, 2011, the Co-Issuers may, at their option, redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 112.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of Telesat Holdings or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to Telesat Holdings; provided that at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Trustee shall select the notes to be purchased in the manner described under “— Repurchase at the Option of Holders — Selection and Notice”.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Co-Issuers will make an offer to repurchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 60 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”, and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Co-Issuers default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any notes repurchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to repurchase such notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes repurchased; and

(7) that Holders whose notes are being repurchased only in part will be issued new notes equal in principal amount to the unrepurchased portion of the notes surrendered, which unrepurchased portion must be equal to US$2,000 or a US$1,000 integral multiple thereof.

While the notes are in global form and the Co-Issuers make an offer to repurchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the notes through the facilities of DTC, subject to its rules and regulations.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Co-Issuers will, to the extent permitted by law,

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officers’ Certificate stating that such notes or portions thereof have been tendered to and repurchased by the Co-Issuers.

The Paying Agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unrepurchased portion of the notes surrendered, if any, provided, that each such new note will be in a principal amount of US$2,000 or a US$1,000 integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Co-Issuers will not be required to make a Change of Control Offer if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Change of Control repurchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Telesat Holdings or the Issuer and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Lease-Back Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The Senior Credit Facilities contain, and existing and future indebtedness of the Co-Issuers and their Subsidiaries may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repaid or purchased upon a Change of Control. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The Senior Credit Facilities provide that a Change of Control is an event of default and therefore would not, and other future Indebtedness may not, permit the Co-Issuers to repurchase notes in the event of a Change of Control. Even if sufficient funds were otherwise available, the terms of certain of the Co-Issuers’ Indebtedness and other future Indebtedness could prohibit the prepayment of notes prior to their scheduled maturity. Consequently, if the Co-Issuers are not able to prepay such Indebtedness or obtain a waiver from the relevant lenders, they will be unable to fulfill their repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control. The failure to make or consummate the Change of Control Offer or pay the repurchase price when due will give the Trustee and the Holders the rights described under “Events of Default.” In the event that we are required to repurchase outstanding notes pursuant to a Change of Control Offer, we expect to seek third party financing to the extent we lack available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain such financing.

The existence of a Holder’s right to require the Co-Issuers to repurchase such Holder’s notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Issuer or Telesat Holdings in a transaction that would constitute a Change of Control.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Telesat Holdings and its Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Telesat Holdings and its Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Issuer to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset Sales

The Indenture provides that Telesat Holdings will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless

(1) Telesat Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of Telesat Holdings) of the assets sold or otherwise disposed of and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Telesat Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of

(a) any liabilities (as shown on Telesat Holdings’, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of Telesat Holdings or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets and for which Telesat Holdings and all Restricted Subsidiaries have been unconditionally released by all creditors in writing,

(b) any securities received by Telesat Holdings or such Restricted Subsidiary from such transferee that are converted by Telesat Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Noncash Consideration received by Telesat Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 425 days after Telesat Holdings’ or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) (such 425-day period, the “Reinvestment Period”), Telesat Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (together with any Event of Loss Proceeds required to be applied as provided in “— Certain Covenants — Maintenance of Insurance” below)

(1) to permanently reduce Obligations under the Senior Credit Facilities or any other Senior Indebtedness or Guarantor Senior Indebtedness (other than Disqualified Stock and other than Obligations owed to Telesat Holdings or a Restricted Subsidiary or Affiliate of Telesat Holdings) and to correspondingly reduce commitments with respect thereto,

(2) to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Telesat Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to an investment in (a) any one or more businesses engaged in a Similar Business, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Telesat Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties used or useful in a Similar Business or (c) other assets used or useful in a Similar Business that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into prior to the end of the Reinvestment Period shall be treated as a permitted application of the Net Proceeds (or Event of Loss Proceeds, as applicable) from the date of such commitment so long as Telesat Holdings or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds (or Event of Loss Proceeds, as applicable) will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are so applied, Telesat Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within six months of such cancellation or termination; provided further that if any Replacement Commitment is later cancelled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale (and Event of Loss Proceeds) that are not invested or applied as provided and within the Reinvestment Period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$25.0 million, the Co-Issuers shall make an offer to all Holders of the notes, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the

Indenture. The Co-Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed US$25.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds (or Event of Loss Proceeds) pursuant to this covenant, Telesat Holdings or the applicable Restricted Subsidiary may apply such Net Proceeds (or Event of Loss Proceeds) temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds (or Event of Loss Proceeds) in any manner not prohibited by the Indenture.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities prohibit (subject to limited exceptions), and future credit agreements or other agreements relating to Senior Indebtedness or Pari Passu Indebtedness to which any Co-Issuer becomes a party may prohibit, the Co-Issuers from purchasing any notes pursuant to this Asset Sales covenant. In the event such Co-Issuer is prohibited from purchasing the notes, such Co-Issuer could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If such Co-Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture.

The provisions under the Indenture relative to our obligation to apply the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) in accordance therewith may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Selection and Notice

If less than all of the notes or such Pari Passu Indebtedness is to be redeemed at any time, selection of such notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that no notes of US$2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder’s registered address, with a copy to the Trustee. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Co-Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that: (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default or Event of

Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Telesat Holdings and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1) “Limitation on Restricted Payments;”

(2) “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(3) “Transactions with Affiliates;”

(4) “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(5) “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(6) clauses (b), (c) and (d) of the first paragraph of “Limitation on Sale and Lease-Back Transactions;”

(7) “Repurchase at the Option of Holders — Asset Sales;”

(8) clause (4) of the first paragraph of “Merger, Consolidation or Sale of All or Substantially All Assets;”

(9) “Maintenance of Insurance;” and

(10) “Conduct of Business”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds (and Event of Loss Proceeds) shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that Telesat Holdings and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Telesat Holdings and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). For purposes of determining compliance with the “— Limitation on Liens” covenant and the “— Limitation on Sale and Lease-Back Transactions” covenant during the Suspension Period, it shall be assumed that the provisions of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” below. To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, such indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on Restricted Payments”. Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period, Telesat Holdings may not designate any Subsidiary as an Unrestricted Subsidiary.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of Telesat Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of Telesat Holdings’ or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation, other than

(A) dividends or distributions by Telesat Holdings payable in Equity Interests (other than Disqualified Stock) of Telesat Holdings or in options, warrants or other rights to purchase such Equity Interests, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Telesat Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Telesat Holdings or any direct or indirect parent of Telesat Holdings, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) Telesat Holdings can incur at least US$1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Telesat Holdings and its Restricted Subsidiaries after the Acquisition Closing Date (including Restricted Payments permitted by clauses (1) and (5) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount, if any, by which (1) the Cumulative Credit exceeds (2) 1.4 times Cumulative Interest Expense (the “Restricted Payments Basket”).

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, Telesat Holdings or Intermediate Holdco, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Telesat Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of Telesat Holdings or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Telesat Holdings or any Restricted

Subsidiary which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” so long as

(A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired for value, plus the amount of any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition or retirement and the incurrence of such new Indebtedness,

(B) such new Indebtedness is subordinated to Pari Passu Indebtedness at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, exchanged, acquired or retired for value,

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired; and

(E) the obligor of such Indebtedness does not include any Person (other than the Co-Issuers or any Guarantor) that is not an obligor of the Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Telesat Holdings or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Telesat Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed US$15.0 million in the aggregate since the Acquisition Closing Date; provided further that such amount may be increased by an amount not to exceed

(A) the cash proceeds from the sale of Equity Interests of Telesat Holdings and, to the extent contributed to Telesat Holdings, Equity Interests of any of Telesat Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Telesat Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Acquisition Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1) of the definition of the term “Cumulative Credit”; plus

(B) the cash proceeds of key man life insurance policies received by Telesat Holdings and its Restricted Subsidiaries after the Acquisition Closing Date; less

(C) the amount of any Restricted Payments previously made since the Acquisition Closing Date pursuant to clauses (A) and (B) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Guarantor from members of management of Telesat Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Telesat Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Telesat Holdings or any other Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” to the extent such dividends are included in the definition of Cumulative Interest Expense;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options or warrants;

(7) Investments that are made with Excluded Contributions;

(8) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto, including, without limitation, any amounts to be paid pursuant to the Ancillary Agreement, in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales”; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10) the declaration and payment of dividends by Telesat Holdings to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and

(B) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Co-Issuers and the Restricted Subsidiaries;

(11) Restricted Payments made to fund payments made in accordance with clause (7) or (12) of the second paragraph of the “— Transactions with Affiliates” covenant; and

(12) other Restricted Payments in an aggregate amount not to exceed US$100.0 million since the Acquisition Closing Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (12), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of Telesat Holdings’ Subsidiaries will be Restricted Subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc., which will be Unrestricted Subsidiaries as of the Issue Date. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Telesat Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7) or (12), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Unless otherwise permitted by the foregoing, Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i) make any Restricted Payment in respect of Holding PIK Preferred Stock (including any payment upon the occurrence of a change of control within the meaning of the Holding PIK Preferred Stock), except that, regardless of whether or not such Restricted Payment would be permitted by the provisions of the first three paragraphs of this covenant:

(a) Telesat Holdings may make distributions of pay-in-kind dividends on Holding PIK Preferred Stock in accordance with the terms of the Holding PIK Preferred Stock as in effect on the Acquisition Closing Date;

(b) Telesat Holdings may pay cash dividends (including any accrued dividends) on the Holding PIK Preferred Stock in accordance with the term thereof as in effect on the Acquisition Closing Date, if for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such dividend, after giving pro forma effect to such dividend payment, Telesat Holdings would have a Debt to Consolidated EBITDA Ratio of less than 5.5 to 1.0 (provided that such amounts shall constitute Restricted Payments for purposes of the Restricted Payments Basket and shall reduce availability thereunder unless made pursuant to another basket or exclusion referred to in the second paragraph of this covenant above (it being understand that so long as such ratio is satisfied such cash dividend on the Holding PIK Preferred Stock may be made regardless of whether there is then availability under Restricted Payments Basket or any other basket or exclusion referred to in the second paragraph of this covenant above)); and

(c) Telesat Holdings may purchase, redeem, defease or refinance (collectively, “refinance”) all or a portion of the Holding PIK Preferred Stock prior to maturity thereof if such Holding PIK Preferred Stock is refinanced exclusively with proceeds of, and/or exchanged for, Capital Stock (other than Disqualified Stock) of Telesat Holdings (collectively, “replacement equity”); provided that in each case (x) such replacement equity shall constitute Excluded Contributions and shall not count toward the Cumulative Credit, (y) any net proceeds from the issuance of such replacement equity shall be contributed to the equity of the Issuer and (z) such replacement equity shall have been issued to a Person other than Telesat Holdings and its Restricted Subsidiaries, or

(ii) amend the terms of the Holding PIK Preferred Stock in a manner, when taken as a whole, materially adverse to the Holders of notes.

For the avoidance of doubt, the repayment, repurchase, redemption or retirement of Holding PIK Preferred Stock with cash or other assets (other than through the issuance of Capital Stock of Telesat Holdings (other than Disqualified Stock) in lieu thereof in accordance with clause (i)(c) above) shall be deemed to be a Restricted Payment subject to the first three paragraphs of this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Telesat Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Telesat Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if Telesat Holdings’ Debt to Consolidated EBITDA Ratio would be less than or equal to 6.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to (“Permitted Debt”):

(a) the incurrence of Indebtedness under Credit Facilities by Telesat Holdings or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of US$2,550.0 million outstanding at any one time, less the aggregate of all principal prepayments made in respect of the Credit Facilities pursuant to clause (1) of the second paragraph under “— Repurchase at the Option of Holders — Asset Sales”; provided that the amount available under this clause (a) shall reduce on the date that is the twelve month anniversary of the Acquisition Closing Date by the amount, if any, of the US$150.0 million

U.S. Term Loan II Facility which is undrawn as of such date (but only to the extent of such undrawn amount);

(b) (x) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the notes (including any Guarantee) (other than any Additional Notes) and

(y) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Notes (and the guarantees thereof under the Senior Indenture) in an aggregate principal amount, when taken together with Indebtedness outstanding under the Senior Bridge Loan Agreement, not to exceed US$692,825,000 at any time outstanding;

(c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b);

(d) Indebtedness (including Capitalized Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock and preferred stock incurred by Telesat Holdings or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) US$125.0 million and (y) 2.50% of Total Assets;

(e) Indebtedness incurred by Telesat Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f) Indebtedness arising from agreements of Telesat Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(1) such Indebtedness is not to be reflected on the balance sheet of Telesat Holdings or any Restricted Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f)(1)) and

(2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Telesat Holdings and the Restricted Subsidiaries in connection with such disposition;

(g) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock or preferred stock of the Issuer, Telesat Holdings or Intermediate Holdco to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(h) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) Disqualified Stock or preferred stock of a Restricted Subsidiary to Telesat Holdings or another Restricted Subsidiary; provided that

(1) any such Indebtedness is made pursuant to an intercompany note and

(2) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(i) shares of preferred stock of a Restricted Subsidiary issued to Telesat Holdings or another Wholly-Owned Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Telesat Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(j)(x) Hedging Obligations entered into for bona fide (non-speculative) business purposes, provided that to the extent such Hedging Obligations are in respect of interest rate or exchange rate risk with respect to any Indebtedness, such Hedging Obligations relate to payment obligations on Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and (y) Indebtedness in respect of Cash Management Services entered into in the ordinary course of business consistent with past practice;

(k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Telesat Holdings or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of Telesat Holdings or any Restricted Subsidiary with respect to letters of credit supporting such performance, bid, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(l) Indebtedness, Disqualified Stock and preferred stock of the Issuer or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed US$200.0 million (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l) shall cease to be deemed incurred or outstanding for purposes of this clause (l) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Guarantor could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (l));

(m) Indebtedness, Disqualified Stock and preferred stock incurred to finance Satellite Construction and Acquisition in an aggregate amount not to exceed US$600.0 million outstanding at any time;

(n) the incurrence by Telesat Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (b), (c) and (m) above, this clause (n) and clause (o) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,

(2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated or pari passu to the notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively and

(3) shall not include

(x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer,

(y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or

(z) Indebtedness, Disqualified Stock or preferred stock of Telesat Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

(o) (x) Indebtedness, Disqualified Stock and preferred stock of Persons that are acquired by Telesat Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of the Indenture, provided that in the case of this clause (x) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this covenant or (2) Telesat Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;

(y) Indebtedness incurred in connection with or in contemplation of the acquisition of Persons that are acquired by Telesat Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of the Indenture, provided that in the case of this clause (y) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this covenant or (2) Telesat Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(q) Indebtedness of Telesat Holdings or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(r) (1) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(2) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor, provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(s) Mezzanine Securities issued pursuant to clause (12)(a) of the second paragraph of the “— Transactions with Affiliates” covenant, including pay-in-kind interest payments issued thereon, in each case in accordance with the terms of the Mezzanine Securities as in effect on the Acquisition Closing Date.

For purposes of determining compliance with this covenant:

(a) in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (s) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided, that all Indebtedness outstanding under the Senior Credit Facilities (and for such purposes assuming that the revolving portions of the Senior Credit Facilities and the U.S. Term Loan II Facility were fully drawn on the Issue Date) will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date; and

(b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that Telesat Holdings and the Restricted Subsidiaries will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the notes or the Guarantees and subordinated in right of payment to any other Indebtedness of Telesat Holdings or any Restricted Subsidiary. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of Telesat Holdings and/or a Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Liens

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Obligations under any Indebtedness of Telesat Holdings or a Restricted Subsidiary ranking pari passu or subordinate to the notes or any Guarantee against or on any asset or property now owned or hereafter acquired by Telesat Holdings or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the notes or such Guarantee of such Guarantor are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the notes or such Guarantee of such Guarantor are equally and ratably secured;

provided that any Lien which is granted to secure the notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless

(1) the Issuer is the surviving or continuing corporation or the Person formed by, continuing from or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the notes and the Registration Rights Agreement pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or (B) the Debt to Consolidated EBITDA Ratio for the Successor Company and the Restricted Subsidiaries would be less than such Ratio for Telesat Holdings and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second to last paragraph of this covenant shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor Company which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the notes. Neither Telesat Holdings nor Intermediate Holdco may consolidate, amalgamate or merge with or into or wind up into (whether or not Telesat Holdings or Intermediate Holdco, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) Telesat Holdings or Intermediate Holdco, as applicable, is the surviving or continuing corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Telesat Holdings or Intermediate Holdco, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Parent”);

(2) the Successor Parent, if other than Telesat Holdings or Intermediate Holdco, as applicable, expressly assumes all the obligations of Telesat Holdings and Intermediate Holdco, as applicable, under the Indenture, the Registration Rights Agreement and the Guarantees pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Parent will succeed to, and be substituted for Telesat Holdings or Intermediate Holdco, as applicable, under the Indenture and the Guarantees.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Telesat Holdings or Intermediate Holdco will be deemed to be the transfer of all or substantially all of the properties and assets of Telesat Holdings or Intermediate Holdco, as applicable.

Notwithstanding the foregoing:

(a) any Restricted Subsidiary (other than the Issuer) may consolidate, amalgamate with, merge into or transfer all or part of its properties and assets to the Issuer or any Guarantor; and

(b) the Issuer or any Guarantor may merge or amalgamate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer or such Guarantor in another jurisdiction of the United States or Canada so long as the amount of Indebtedness of Telesat Holdings and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor nor the Co-Issuer will, and Telesat Holdings will not permit any Subsidiary Guarantor or the Co-Issuer to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor or the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

(A) (1) (x) such Subsidiary Guarantor or the Co-Issuer, as applicable, is the surviving or continuing corporation or (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof (except that in the case of the Co-Issuer, such surviving Person shall be organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof), (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”) (provided that, in the case of clause (y), if the Subsidiary Guarantor or Co-Issuer, as applicable that is not the Successor Person of such transaction (a “Non-Successor Person”) had, immediately prior to such transaction, been formed, organized or existing under the laws of a jurisdiction other than those referenced immediately above and/or existed in or was organized as a legal entity other than a corporation, then the Successor Person of such transaction may be formed, organized or existing under the laws of the same jurisdiction as such Non-Successor Person had then been and may be of the same corporate or other organizational type as such Non-Successor Person had then been);

(2) the Successor Person, if other than such Subsidiary Guarantor or the Co-Issuer, as applicable, expressly assumes all the obligations of such Subsidiary Guarantor or the Co-Issuer, as applicable, under the Indenture and, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(B) in the case of a Subsidiary Guarantor, the transaction is made in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor or the Co-Issuer, as applicable, under the Indenture and such Subsidiary Guarantor’s Guarantee, as applicable. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer.

Transactions with Affiliates

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Telesat Holdings (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of US$5.0 million, unless

(a) such Affiliate Transaction is on terms that are not materially less favorable to Telesat Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Telesat Holdings or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Telesat Holdings or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Telesat Holdings has determined to be fair to Telesat Holdings or the relevant Restricted Subsidiary), and

(b) Telesat Holdings or the Issuer delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$10.0 million, a resolution adopted by the majority of the Board of Directors of Telesat Holdings (and a majority of the Independent Directors) approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$15.0 million, a written opinion of a Nationally Recognized Independent Financial Advisor stating that such Affiliate Transaction meets the requirements of clause (a).

The foregoing provisions will not apply to the following:

(1) transactions between or among Telesat Holdings or any of the Restricted Subsidiaries; provided that in the case of non-Wholly-Owned Restricted Subsidiaries, no Affiliate of Telesat Holdings (other than another Restricted Subsidiary) owns more than 10% of the Equity Interests in such Restricted Subsidiary;

(2)(x) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and (y) Permitted Investments;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) transactions in which Telesat Holdings, the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) other than in respect of the Transaction Documents or the Consulting Services Agreement (which are addressed in clauses (7) and (12) below), any agreement as in effect as of the Acquisition Closing Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders);

(6) the existence of, or the performance by Telesat Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Acquisition Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Telesat Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Acquisition Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders or Telesat Holdings and its Restricted Subsidiaries in any material respect;

(7) the Transactions and the payment of fees and expenses relating to the Transactions pursuant to the Transaction Documents (other than as set forth in clause (12) below) and amounts under the Ancillary Agreement; provided that (a) any payments pursuant to Sections 1.1, 1.2, and 3.1 through 3.6 of the Ancillary Agreement shall not exceed since the Acquisition Closing Date US$50.0 million in the aggregate and (b) any payments of tax distributions in accordance with Section 3.7 of the Ancillary Agreement shall not exceed US$2.0 million per calendar year;

(8) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Telesat Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Telesat Holdings or any of its Subsidiaries other than Telesat Holdings or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(9) the issuance of Equity Interests (other than Disqualified Stock) of Telesat Holdings to any Permitted Holder or to any director, officer, employee or consultant;

(10) payments or loans (or cancellation of loans) to employees or consultants of Telesat Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of Telesat Holdings in good faith;

(11) purchases of satellites from SSL; provided that the Issuer or Telesat Holdings delivers to the Trustee a letter from its Board of Directors stating that the Board of Directors (including a majority of the Independent Directors) has determined in good faith that such purchase (A) is on terms that are not (when taken as a whole) materially less favorable to Telesat Holdings or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate and (B) has been approved by a majority of the directors (including a majority of the Independent Directors) of Telesat Holdings; and

(12)(a) the annual fee of US$5.0 million to be paid to Loral Space & Communications Inc. pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date, which fee shall (x) be payable in the form of Mezzanine Securities (provided that cash interest thereon shall only be payable if the provisions of clause (y) below are satisfied) or (y) if, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such amount, after giving pro forma effect thereto, Telesat Holdings and the Restricted Subsidiaries would have a Debt to Consolidated EBITDA Ratio of less than 5.0 to 1.0, be payable in cash or Cash Equivalents or Mezzanine Securities, (b) reimbursements for payments to non-affiliated third parties made by any Permitted Holders on behalf of Telesat Holdings and/or its Restricted Subsidiaries pursuant to the Consulting Services Agreement not to exceed US$1.0 million in the aggregate in any calendar year, and (c) payment for corporate and administrative services (such as accounting, financial, treasury and other similar services, of the type that would have had to have been preformed by Telesat Holdings or its Restricted Subsidiaries or contracted out to third parties) rendered under the Consulting Services Agreement as in effect on the Acquisition Closing Date not to exceed US$4.0 million per calendar year to the extent such payments are approved by the Independent Directors in accordance with the provisions of the Consulting Services Agreement as in effect on the Acquisition Closing Date.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to Telesat Holdings or any Restricted Subsidiary:

•	on its Capital Stock or

•	with respect to any other interest or participation in, or measured by, its profits or

(2) pay any Indebtedness owed to Telesat Holdings or any Restricted Subsidiary;

(b) make loans or advances to Telesat Holdings or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to Telesat Holdings or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and related documentation and the Senior Indenture and the related documentation, in each case as in effect on the Issue Date;

(2) the Indenture and the notes;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by Telesat Holdings or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “— Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) customary provisions in joint venture agreements and other similar agreements;

(10) customary provisions contained in leases and other agreements entered into in the ordinary course of business; and

(11) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Telesat Holdings’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Sale and Lease-Back Transactions

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided that Telesat Holdings or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

(a) Telesat Holdings or such Restricted Subsidiary could have:

(1) incurred any Indebtedness relating to such Sale and Lease-Back Transaction under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” above; and

(2) incurred a Lien to secure such Indebtedness pursuant to “— Limitation on Liens” above without equally and ratably securing the notes pursuant to the provision described under such covenant;

(b) the consideration received by Telesat Holdings or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with “— Repurchase at the Option of Holders — Asset Sales” above;

(c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with “— Repurchase at the Option of Holders— Asset Sales” above; and

(d) in the aggregate not more than US$325.0 million in fair market value of assets are subject to a Sale and Lease-Back Transaction at any one time;

provided, however, that (x) clauses (b) and (c) shall not apply to any Sale and Lease-Back Transaction between the Issuer and any Guarantor or between Guarantors and (y) this covenant shall not apply to the T10R Sale Leaseback or the Telesat Headquarters Sale.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

Telesat Holdings will not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness of any Issuer or any Guarantor (including without limitation becoming a borrower or co-borrower under the Senior Credit Facilities), unless:

(a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes;

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Telesat Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(c) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that

(1) such Guarantee has been duly executed and authorized and

(2) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Maintenance of Insurance

(a) Generally.  Telesat Holdings will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b) Covered Satellites.  Telesat Holdings will, and will cause each of its Restricted Subsidiaries to, maintain insurance with respect to Satellites as follows:

(i) All Risks Insurance.  Telesat Holdings will procure or will cause each Satellite Manufacturer to procure at its own expense and maintain in full force and effect, at all times prior to the Launch of any satellite purchased by Telesat Holdings or any of its Restricted Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, All Risks Insurance with such terms as are reasonably commercially available and customary in the industry with respect to such satellite, it being understood that if a Satellite Manufacturer procures All Risks Insurance for satellites in accordance with the requirements of the applicable Satellite Purchase Agreement, Telesat Holdings’ obligations under this clause (i) with respect to such satellites shall be satisfied. In no event shall Telesat Holdings be required to, or be required to cause any Satellite Manufacturer to, procure or maintain All Risks Insurance to insure risks that may be required to be insured by, or that covers the same risks or the same period of coverage as, Launch Insurance.

(ii) Launch Insurance.  Telesat Holdings will, or will cause the relevant Satellite Manufacturer to, obtain, maintain and keep in full force and effect with respect to each Covered Satellite that is to be launched, Launch Insurance (it being understood that if a Satellite Manufacturer procures Launch Insurance for Covered Satellites in accordance with the terms of this clause (ii), Telesat Holdings’ obligations under this clause (ii) with respect to such Covered Satellites shall be satisfied), to be procured prior to the launch of such Covered Satellite, which insurance shall attach not later than at Launch and continue in full force and effect until no sooner than the completion of initial in-orbit testing, provided that Telesat Holdings shall have no obligation to obtain or maintain Launch Insurance for any satellite for which there is neither risk of loss to Telesat Holdings or its Restricted Subsidiaries nor an obligation by Telesat Holdings or its Restricted Subsidiaries to make any payments to the Satellite Manufacturer that exceed US$5.0 million in the aggregate prior to risk of loss passing to Telesat Holdings or its Restricted Subsidiaries. The Launch Insurance for each Covered Satellite:

(A) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than any risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage as are then customary in the satellite insurance market and as are prudent, as reasonably determined by the Issuer;

(B) shall be in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement) and the premium payable for such insurance;

(C) shall name the applicable Satellite Purchaser as the named insured;

(D) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee; provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and

(E) shall, in the case of a Satellite a portion of which is owned by Telesat Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of Telesat Holdings or any of its Restricted Subsidiaries (other than solely by reason of Telesat

Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of such Satellite that is owned by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

(iii) In-Orbit Risk Management.  Other than with respect to (A) Excluded Satellites and (B) the C-band payload of any Covered Satellite that is not a Named Satellite protected by In-Orbit Spare Capacity, Telesat Holdings will, and will cause its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect, with respect to each Covered Satellite, In-Orbit Insurance with respect to each Covered Satellite.

(A) Attachment of In-Orbit Insurance.  Any In-Orbit Insurance procured with respect to such Covered Satellite shall attach (A) upon the expiration of the Launch Insurance or any In-Orbit Insurance then in effect, as the case may be or (B) upon the withdrawal of the protection provided by In-Orbit Spare Capacity to such Covered Satellite, and in each such case shall continue in full force and effect until all obligations under the Indenture and in respect of the notes have been paid in full or until such Covered Satellite is again protected by In-Orbit Spare Capacity.

(B) Terms of In-Orbit Insurance.  Any In-Orbit Insurance procured with respect to such Covered Satellite:

(1) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than the risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer pursuant to the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage with respect to Covered Satellites that would otherwise be Excluded Satellites under paragraph (e) of the definition of “Excluded Satellites” but for the commercially reasonable efforts by Telesat Holdings and its Restricted Subsidiaries to minimize the exclusions and insurance deductibles;

(2) with respect to Covered Satellites, In-Orbit Insurance shall be in an amount not less than 50% of the Aggregate In-Orbit Insurance Amount (with the allocation of such insurance among such Covered Satellites being in Telesat Holdings’ discretion; provided that, with respect to each Named Satellite, In-Orbit Insurance shall be in an amount not less than 50% of such Named Satellite’s net book value), it being understood that (i) any Covered Satellite protected by In-Orbit Spare Capacity shall be deemed to be insured for 100% of the net book value of the C-band payload portion of such Covered Satellite, (ii) any Excluded Satellite with one year or less of in-orbit life remaining shall be deemed to be insured for 100% of its net book value (it being understood and agreed that such Excluded Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (iii) any Excluded Satellite for which Telesat Holdings and its Restricted Subsidiaries have procured and maintain In-Orbit Insurance in accordance with clause (1) immediately above shall be deemed to be insured for the amount of such insurance procured and maintained; in the event any loss, damage or failure affecting a Covered Satellite or the expiration and non-renewal of an insurance policy for a Covered Satellite resulting from a claim of loss under such policy that causes a failure to comply with this clause (2), Telesat Holdings and its Restricted Subsidiaries shall be deemed to be in compliance with this clause (2) for the 120 days immediately following such loss, damage or failure or policy expiration, provided that Telesat Holdings procures such insurance or provides In-Orbit Spare Capacity as necessary to comply with this clause (2) within such 120 day period;

(3) shall name the applicable Satellite Purchaser as the named insured;

(4) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee; provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and

(5) shall, in the case of a Satellite a portion of which is owned by Telesat Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of either Telesat Holdings or any of its Restricted Subsidiaries (other than solely by reason of Telesat Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of the Satellite that is owned by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

(iv) Third Party Launch Liability Insurance.  The Issuer will cause each Launch Services Provider to procure and maintain Third Party Launch Liability Insurance in full force and effect for the period required under the relevant Launch Services Agreement and to name the Trustee and the Holders as additional insureds thereunder.

(v) Delivery of Insurance Policies.  With respect to any scheduled launch of any Covered Satellite and, with respect to In-Orbit Insurance procured, not later than ten (10) Business Days after the date on which such insurance is required to be procured as provided in clause (ii) or clause (iii) above, as the case may be, the Issuer shall deliver to the Trustee the final agreed form of such policy together with certificates of insurance with respect thereto, confirming (A) that such insurance is in full force and effect as of such date, (B) the names and percentages of the relevant insurance companies, (C) the amount and expiration dates of such policy, (D) that all premiums and other amounts currently due for such insurance have been paid in full, and (E) in the case of Third Party Launch Liability Insurance policies, that the Trustee and the Holders are named as additional insureds to the extent required hereby.

(c) Procurement of Insurance by Trustee.  Without limiting the obligations of Telesat Holdings or any Restricted Subsidiary hereunder, in the event Telesat Holdings or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this covenant, then the Trustee, acting pursuant to instructions of Holders holding not less than 25% of the aggregate principal amount of notes, may, but shall have no obligation to, upon reasonable prior notice to the Issuer of its intention to do so, procure insurance covering the interests of the Holders in such amounts and against such risks as are required hereby, and the Issuer shall reimburse the Trustee in respect of any premiums or other fees or expenses paid by the Trustee in respect thereof.

(d) In the event of the unavailability of In-Orbit Spare Capacity for any reason, Telesat Holdings shall, within 120 days of such loss or unavailability, be required to have in effect In-Orbit Insurance complying with clauses (b)(ii) or (b)(iii) of this covenant, as applicable, with respect to all Satellites that the In-Orbit Spare Capacity was intended to protect so long as In-Orbit Spare Capacity is unavailable, provided that the Issuer and its Restricted Subsidiaries shall be considered in compliance with this covenant for the 120 days immediately following such loss or unavailability as the case may be.

(e) In the event that Telesat Holdings or its Restricted Subsidiaries receive proceeds from any Satellite insurance covering any Satellite owned by Telesat Holdings or any of its Restricted Subsidiaries, or in the event that Telesat Holdings or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by a Satellite Manufacturer or any Launch Services Provider covering any of such Satellites (the event resulting in the payment of such proceeds, an “Event of Loss”), all Event of Loss Proceeds in respect of such Event of Loss shall be applied in the manner provided for in the second paragraph under “— Repurchase at the Option of Holders — Asset Sales.”

(f) Telesat Holdings will, and will cause each of the Restricted Subsidiaries to, notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by Telesat Holdings or any of the Restricted Subsidiaries; and promptly deliver to the Trustee a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(g) In connection with the covenants set forth in this Maintenance of Insurance covenant, it is understood and agreed that

(i) neither the Trustee nor any Holder nor any of their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Maintenance of Insurance covenant, it being understood that (A) Telesat Holdings and its Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee or any Holder or any of their respective agents or employees (it being understood and agreed that the Issuer shall only be required to use commercially reasonable efforts to seek such waiver of subrogation rights against such parties, but in no event shall such efforts require the making of payments or material concessions in exchange for such consent). If, however, the insurance policies do not provide waiver of subrogation rights against such parties, then each of Telesat Holdings and the Issuer hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Holders and their respective agents and employees;

(ii) the designation of any form, type or amount of insurance coverage under this covenant shall in no event be deemed a representation, warranty or advice by the Trustee or the Holders that such insurance is adequate for the purposes of the business of Telesat Holdings and its Subsidiaries or the protection of their properties; and

(iii) all references to book value set forth herein shall be measured with respect to the entity which owns or leases the applicable Satellite, provided that if the entity leases the applicable Satellite from an Affiliate then such references shall be measured with respect to the book value of such Affiliate.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the notes (without exhibits), without cost to each Holder, within 15 days after it files them with the SEC),

(a) within 90 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2008), annual reports containing substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in an Annual Report on Form 10-K, or any successor or comparable form;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2008), quarterly reports containing substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in a Quarterly Report on Form 10-Q, or any successor or comparable form; provided that with respect to quarterly reports delivered in respect of any fiscal quarter ending prior to December 31, 2008, the management discussion and analyses of financial condition and results of operation of Telesat Holdings and its consolidated subsidiaries (or any similarly titled sections) contained therein shall not be required to contain an analysis of any quarterly periods of 2008 as compared to the corresponding periods in 2007;

(c) promptly from time to time after the occurrence of an event that would be required to be therein reported, substantially the same information relating to Telesat Holdings and its subsidiaries that would be required to be contained in a Current Report on Form 8-K, or any successor or comparable form; and

(d) any other information, documents and other reports which Telesat Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders of the notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to

Sections 13 or 15(d) of the Exchange Act; and provided further that such reports may be filed on Form 20-F, 40-F or Form 6-K (or any successor form), as applicable, provided that the substance of such reports shall be as required above. Notwithstanding the foregoing, with respect to financial statements required to be delivered in respect of the fiscal quarters ending March 31, June 30, and September 30, 2008, such financial statements shall not be required to contain consolidating financial data with respect to Guarantor and non-Guarantor Subsidiaries of the type contemplated by Rule 3-10 of Regulation S-X of the Securities Act.

In the event that any direct or indirect parent company of Telesat Holdings becomes a Guarantor of the notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Telesat Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Holders if it or any parent company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement within the time periods specified in the Registration Rights Agreement entered into on the Issue Date, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In addition, the Issuer will furnish to the Holders and prospective investors upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Payments for Consent

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Conduct of Business

Telesat Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Limitation on Activities of the Co-Issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the notes, the Senior Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under the covenant described under “— Limitations on Additional Indebtedness”; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither Telesat Holdings nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2) default for 30 days or more in the payment when due of interest (including Special Interest) or Additional Amounts on or with respect to the notes issued under the Indenture (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer to comply with its obligations under the first paragraph of “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets”;

(4) failure by the Issuer, the Co-Issuer or any Guarantor for 45 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes then outstanding and issued under the Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by Telesat Holdings or any Restricted Subsidiary or the payment of which is guaranteed by Telesat Holdings or any Restricted Subsidiary, other than Indebtedness owed to Telesat Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if

(A) such default either

i. results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

ii. relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate US$50.0 million or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(6) failure by Telesat Holdings or any Significant Subsidiary to pay final judgments aggregating in excess of US$50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to Telesat Holdings or any Significant Subsidiary; or

(8) the Guarantee of Telesat Holdings or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Telesat Holdings or any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare (an “acceleration declaration”) the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately; provided, however, that so long as any Designated Senior Indebtedness is outstanding, no such acceleration shall be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration to the Issuer and each Representative (to the extent designated as such in writing to the Trustee prior to the occurrence of such Event of Default) of Designated Senior Indebtedness and (y) the acceleration of all such Designated Senior Indebtedness. In the event of any such acceleration declaration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured by Telesat Holdings or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuer or any Guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

Regulatory Matters

Under the Indenture, the Holders and the Trustee agree that they will not take any action under the Indenture or the notes which would cause the Issuer to breach the “Canadian ownership and control rules” established under Section 16 of the Telecommunications Act (Canada), as amended from time to time. The Issuer agrees in the Indenture to take any action which any Holder or the Trustee may reasonably request in order to obtain from the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other relevant Governmental Authority such approval as may be necessary to enable the Holders and the Trustee to exercise the full rights and benefits granted to them pursuant to the Indenture.

Notwithstanding anything in the Indenture or the notes to the contrary, prior to the occurrence of an Event of Default and the consent of the FCC, U.S. Department of Justice, Industry Canada, CRTC and of any other applicable Governmental Authority to the assignment or transfer of control of FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations, the Indenture, and the transactions contemplated thereby do not and will not constitute, create, or have the effect of constituting or creating directly or indirectly, actual or practical ownership of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses or other authorizations by the Holders or the Trustee or control, affirmative or negative, direct or indirect, by Holders or the Trustee over the management or any other aspect of the operation of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for

(1) the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the Indenture,

(2) the Issuer’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “— Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)(x) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (y) in the case of Covenant Defeasance or Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada confirming that the Holders will not recognize income, gain or loss for Canadian federal tax purposes as a result of such Covenant Defeasance or Legal Defeasance and will be subject to Canadian federal tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance or Legal Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any of its other creditors defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes which shall survive until all notes have been cancelled) as to all notes issued thereunder, when either

(a) all such notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all such notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer, the Co-Issuer or any Guarantor is a party or by which the Issuer, the Co-Issuer or any Guarantor is bound;

(3) the Co-Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying Agent and Registrar for the Notes

The Co-Issuers shall maintain an office or agency where notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where notes may be presented for payment (“Paying Agent”). The Co-Issuers initially appointed the Trustee to act as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed, each in accordance with the Indenture.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the

Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any related guarantee and the notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes).

The Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes;

(7) make any change in these amendment and waiver provisions;

(8) release Telesat Holdings Intermediate Holdco or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture;

(9) modify or change any provision of the Indenture or the related definitions to affect the ranking of the notes or any Guarantee in a manner that adversely affects the Holders;

(10) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes; or

(11) change the subordination provisions of the Indenture in a manner that adversely affects the right of any Holder in any material respect.

Notwithstanding the foregoing, without the consent of any Holder, the Co-Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee or the notes:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of the Senior Subordinated Notes” to the extent that such provision in this “Description of the Senior Subordinated Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is, and the notes and any Guarantee will be, governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acceptable Exclusions” shall mean, in the case of any insurance procured in accordance with paragraph (b) of the “— Maintenance of Insurance” covenant, (i) war, invasion, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by: (a) any government or sovereign power (de jure or de facto); or (b) any authority maintaining or using a military, navy or air force; or (c) a military, navy, or air force; or (d) any agent of any such government, power, authority or force, (ii) any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams, (iii) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not, (iv) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise and/or whether civil, military or de facto) or public or local authority or agency, (v) nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment, (vi) electromagnetic or radio frequency interference, except for physical damage to a Satellite directly resulting from such interference, (vii) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of a Satellite, (viii) an act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional, (ix) any unlawful seizure or wrongful exercise of control of a Satellite made by any person or persons acting for political or terrorist purposes, (x) loss of revenue, incidental damages and/or consequential loss, (xi) extra expenses, other than the expenses insured under a policy, (xii) third party liability, (xiii) loss of a redundant component(s) that does not cause a transponder failure, and (xiv) such other similar exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means the Share Purchase Agreement, dated as of December 16, 2006, among Telesat Interco Inc., BCE Inc. and Telesat Canada, as in effect on the Acquisition Closing Date.

“Acquisition Closing Date” means October 31, 2007.

“Acquisition Documents” means the Acquisition Agreement and all other material agreements and documents related to the acquisition of Telesat Canada and its Safe Income Notes pursuant to the Acquisition Agreement and as described in this offering memorandum under “The Transactions,” each as in effect on the Acquisition Closing Date.

“Actual Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 to be paid to Telesat Holdings and its Restricted Subsidiaries in accordance with GAAP in respect of the portion of the applicable four-quarter period in which the in-service date of Nimiq 4 occurs from and after such in-service date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate In-Orbit Insurance Amount” shall mean (a) 100% of the aggregate net book value of all Covered Satellites other than any Excluded Satellite and (b) 50% of the aggregate net book value of any Excluded Satellite that is a Named Satellite. For the purposes of this definition, aggregate net book value with respect to a Satellite shall exclude any liability of a Satellite Purchaser to pay the Satellite Manufacturer any satellite performance incentive payments and any liability of a Satellite Manufacturer to pay the Satellite Purchaser any satellite performance warranty paybacks.

“All Risks Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite and the related Associated Equipment, including all components thereof, at all times during the manufacture, testing, storage, payload processing and transport of such Satellite and such Associated Equipment, if any, up to the time of Launch, in the case of such Satellite, and until delivery to the applicable Satellite Purchaser, in the case of such Associated Equipment.

“Ancillary Agreement” shall mean the Ancillary Agreement, dated as of August 7, 2007, among Loral Space & Communications Inc., Skynet, PSP, Telesat Holdings and Telesat Canada, as in effect on the Acquisition Closing Date.

“Annualized Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 that would have been realized by Telesat Holdings and its Restricted Subsidiaries during the applicable four-quarter period prior to the in-service date of Nimiq 4 had such in-service date occurred on the first day of such four-quarter period. Such amount shall be calculated by taking the Actual Nimiq 4 Revenue Contract Amount and applying such amount on a pro rata basis to the portion of such four-quarter period prior to such in-service date as if Nimiq 4 had been in service from the first day of such four-quarter period.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at the First Call Date(such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the note through the First Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the note.

“APT Security Agreement” means the Security Agreement by and among APT Satellite Company Limited, Loral Orion Inc. and Bank of China (HK) Limited, dated as of October 8, 2004, as in effect on the Acquisition Closing Date.

“Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated August 7, 2007, by and among Skynet, Skynet Satellite Corporation and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.

“Asset Sale” means

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Telesat Holdings or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(a) a disposition of Cash Equivalents, obsolete or worn out property or equipment, inventory or other assets that in the reasonable judgment of the Issuer are no longer useful in the conduct of the business of Telesat Holdings and its Restricted Subsidiaries and that in each case are disposed of in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Telesat Holdings or any of the Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than US$10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Telesat Holdings or by Telesat Holdings or a Restricted Subsidiary to the Issuer or a Guarantor;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on or expropriations of assets;

(j) any financing transaction with respect to property built, repaired, improved or acquired by Telesat Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture;

(k) any Event of Loss;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(m) the T10R Sale Leaseback;

(n) any transfer of transponders or the corresponding interest in common elements on the Telstar 18 Satellite to APT Satellite Company Limited or its affiliates effected pursuant to that certain letter agreement dated August 26, 2003, as amended on November 16, 2003 by and between Skynet and APT Satellite Company Limited in connection with the receipt of “export control approval” for such transfer, or any foreclosure pursuant to the APT Security Agreement;

(o) the granting of a Lien permitted under the “— Limitation on Liens” covenant;

(p) the Telesat Headquarters Sale; and

(q) additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (q)) since the Acquisition Closing Date with an aggregate fair market value not exceeding US$50.0 million.

“Asset Transfer Agreement” shall mean that certain Asset Transfer Agreement dated August 7, 2007, by and among Telesat Holdings, Skynet and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.

“Associated Equipment” shall mean, with respect to any Satellite, the equipment to be delivered by the Satellite Manufacturer with respect thereto pursuant to the terms of the applicable Satellite Purchase Agreement.

“Bank Indebtedness” shall mean “Secured Obligations” as such definition is used in the Senior Credit Facilities as in effect on the Issue Date.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definitions of “Change of Control” and “Continuing Directors,” any duly authorized committee of such body.

“Board Resolution” means, with respect to Telesat Holdings, a duly adopted resolution of the Board of Directors of Telesat Holdings or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that the following leases shall be treated as operating leases and not as capital leases: (a) Satellite Relocation and Lease Agreement dated as of November 22, 2006, between Telesat Canada and DirectTV Enterprises, LLC and (b) Amendment No. 1 entered into as of the 22nd day of November 2006 to the Memorandum of Agreement entered into by Telesat Canada and DirectTV Enterprises, LLC on December 23, 2003, subsequently amended and restated on March 10, 2005 and further amended and restated on October 6, 2005; provided that such leases shall not be treated as capital leases only so long as they are not amended in a manner materially adverse to the holders of the notes since or after the Acquisition Closing Date. For purposes of the covenant described under “— Certain Covenants — Limitation on Liens”, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means

(1) United States dollars and Canadian dollars,

(2) pounds sterling,

(3)(a) euro, or any national currency of any participating member state in the European Union or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than US$250.0 million in the case of domestic banks and US$100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 6 months after the date of creation thereof,

(8) marketable short-term money market and similar funds (x) either having assets in excess of US$250.0 million or (y) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency),

(9) auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall be cease to rate such obligations, an equivalent rating from another nationally recognized rating service),

(10) investment funds investing 95% or more of their assets in securities of the types described in clauses (1) through (9) above,

(11) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition,

(12) with respect to the Issuer, Telesat Holdings and any Restricted Subsidiary organized in Canada or any political subdivision thereof, instruments and investments correlative in type, maturity and rating to those referred to in clauses (1) to (11) above denominated in United States or Canadian dollars.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than overdraft facilities): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Telesat Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of

Telesat Holdings or any company that holds directly or indirectly more than 50% of the total voting power of the Voting Stock of Telesat Holdings; or

(3) following the initial public offering of the common stock of Telesat Holdings, Continuing Directors shall not constitute at least a majority of the Board of Directors of Telesat Holdings; or

(4) the Issuer ceases to be a Wholly-Owned Subsidiary of Telesat Holdings.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges, excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Telesat Holdings and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period

(1) increased (without duplication) by:

(a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus

(d) collections on investments in sales-type leases during such period, to the extent not otherwise included in Consolidated Net Income for such period; plus

(e) to the extent deducted in arriving at Consolidated Net Income, foreign withholding taxes paid or accrued in such period; plus

(f) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture including a refinancing thereof (whether or not successful), including (i) such fees, expenses or charges related to the notes offered hereby and the Senior Notes, the Credit Facilities and the financings that occurred in connection with the Transactions on the Acquisition Closing Date and (ii) any amendment or other modification of such notes, loans or the Credit Facilities, and, in each case, deducted in computing Consolidated Net Income; plus

(g) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to closure of facilities; plus

(h) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(i) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(j) to the extent deducted in arriving at Consolidated Net Income and to the extent paid in Mezzanine Securities pursuant to clause (12)(a) of the second paragraph of the “— Transactions with Affiliates” covenant, the annual consulting fee payable pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date; plus

(k) in the case of any period ending prior to or during the fiscal year ending December 31, 2007, Transaction Expenses; plus

(l) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant, the first paragraph of the “— Limitation on Incurrence of Indebtedness and Issuance

of Disqualified Stock” covenant and clause (12) of the “Transactions with Affiliates” covenant, to the extent the in-service date of Nimiq 4 occurs during the period of four consecutive fiscal quarters of Telesat Holdings then most recently ended (taken as one accounting period) (each, a “Test Period”), an amount equal to 90% of the Annualized Nimiq 4 Revenue Contract Amount, provided that the Issuer in good faith reasonably believes that Telesat Holdings and its Restricted Subsidiaries will realize revenue in accordance with GAAP in respect of Nimiq 4 during the next Test Period in an amount not less than the Annualized Nimiq 4 Revenue Contract Amount plus the Actual Nimiq 4 Revenue Contract Amount in respect of Nimiq 4 realized during such prior Test Period; plus

(m) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant and clause (12) of the “— Transactions with Affiliates” covenant, in the event of any loss of any Satellite during the applicable Test Period, 90% of the contracted for revenues that would reasonably have been expected to be realized but for such loss for that portion of the period following such loss attributable to such Satellite (less revenue actually realized in respect of such Satellite during such period after such event of loss) so long as insurance for such satellite required to be maintained under the Indenture is maintained in accordance with the Indenture and Telesat Holdings or a Restricted Subsidiary has filed a notice of loss with the applicable insurers and believes in good faith that the insurers will pay funds (and the applicable insurer(s) have not indicated that they will not pay such funds) in amounts that the Issuer reasonably believes will be sufficient to replace such Satellite with a replacement Satellite that generates annual revenues for Telesat Holdings and its Restricted Subsidiaries not less than the revenue generated by such replaced Satellite during the four-quarter period ended immediately prior to such event of loss; but such amounts may only be added to Consolidated EBITDA so long as Telesat Holdings or the applicable Restricted Subsidiary intends promptly to replace such Satellite and is working reasonably to do so (provided that the amount added to Consolidated EBITDA under this clause (m) shall not exceed US$55,000,000 for any Test Period); plus

(n) solely for purposes of clause (i)(b) of the fourth paragraph of the “— Limitation on Restricted Payments” covenant and clause (12) of the “— Transactions with Affiliates” covenant, the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such net amount shall not exceed US$58.9 million;

(2) decreased by (without duplication):

(a) any gross profit on sales-type leases included in Consolidated Net Income for such period, except for collections on investments in sales-type leases during such period, to the extent included in Consolidated Net Income for such period; and

(b) non-cash items increasing Consolidated Net Income of Telesat Holdings and the Restricted Subsidiaries for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; and

(3) increased or decreased by any net loss or gain resulting from Hedging Obligations.

“Consolidated Income Tax Expense” means, with respect to Telesat Holdings and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by Telesat Holdings and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting

Standards Board Statement No. 133 — “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees, any expensing of bridge or other financing fees and any interest under Satellite Purchase Agreements),

(b)(i) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of such Person made during such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period, and

(c) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(d) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation costs, new product introductions, one-time compensation charges and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Telesat Holdings, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Telesat Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of Telesat Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Telesat Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments in any line item in such Person’s consolidated financial statements required or permitted by the Financial Accounting Standards Board Statement Nos. 141 and 142 resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Acquisition Closing Date, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Telesat Holdings and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Telesat Holdings and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Telesat Holdings or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to the definition of the term Cumulative Credit.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Telesat Holdings and the Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of Telesat Holdings and all preferred stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Telesat Holdings.

“Consulting Services Agreement” means the Consulting Services Agreement between Loral Space & Communications Inc. and the Issuer as in effect on the Acquisition Closing Date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases (other than any lease or leases entered into in connection with any Sale Lease-Back Transaction), dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the Board of Directors of Telesat Holdings on the Issue Date, (b) who, as at such date, has been a member of such Board of

Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by a Permitted Holder or Persons nominated by a Permitted Holder or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office or a nominating committee in which directors nominated by Permitted Holders form the majority of the members thereof.

“Covered Satellite” means any Satellite that is owned or leased by Telesat Holdings or any of its Restricted Subsidiaries or for which Telesat Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

“Credit Facilities” means, with respect to Telesat Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”).

“CRTC” shall mean the Canadian Radio-Television and Telecommunications Commission or any successor authority of the Government of Canada substituted therefor.

“Cumulative Credit” means the sum of (without duplication):

(1) the aggregate net cash proceeds, and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Telesat Holdings), received by Telesat Holdings from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in Telesat Holdings after the Acquisition Closing Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph under “— Certain Covenants — Limitation on Restricted Payments,” (C) Refunding Capital Stock and (D) Excluded Contributions; plus

(2) 100% of any cash and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Telesat Holdings) received by Telesat Holdings as a capital contribution from its shareholders subsequent to the Acquisition Closing Date other than any Excluded Contributions; plus

(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of Telesat Holdings or any Restricted Subsidiary issued after the Acquisition Closing Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in Telesat Holdings (other than Disqualified Stock); plus

(4) cumulative Consolidated EBITDA from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Consolidated EBITDA for such period is negative, minus the amount by which cumulative Consolidated EBITDA is less than zero; plus

(5) to the extent not already included in Consolidated EBITDA, 100% of the aggregate net cash proceeds received by Telesat Holdings or a Restricted Subsidiary since the Acquisition Closing Date from (A) Investments (other than Permitted Investments or Investments made pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”), whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to Telesat Holdings or a Restricted Subsidiary) thereof made by Telesat Holdings and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to Telesat Holdings or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”); plus

(6) if any Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of “— Certain Covenants — Limitation on Restricted Payments”) is redesignated as a Restricted Subsidiary, the fair market value of all Investments by Telesat Holdings and its Restricted Subsidiaries in such Subsidiary, as determined in good faith by the Board of Directors of Telesat Holdings.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of Telesat Holdings and the Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

“Debt to Consolidated EBITDA Ratio” means, with respect to any Person for any period, such Person’s ratio of (1) Consolidated Total Indebtedness as of the date of calculation (the “Determination Date”) to (2) the Consolidated EBITDA for the four full consecutive fiscal quarters immediately preceding such Determination Date for which financial information is available (the “Measurement Period”). In the event that Telesat Holdings or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Measurement Period for which the Debt to Consolidated EBITDA Ratio is being calculated but prior to the Determination Date, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock and the application of the net proceeds thereof, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Telesat Holdings or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Determination Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Telesat Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or Telesat Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer or Telesat Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer or Telesat Holdings may designate.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Telesat Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Issuer or Telesat Holdings, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Senior Indebtedness” shall mean (1) the Bank Indebtedness, (2) any Indebtedness in respect of the Senior Notes and (3) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, $50.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Telesat Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Telesat Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means the Depositary Trust Company.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of Telesat Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (1) public offerings with respect to Telesat Holdings’ or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and (2) any public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Loss” is defined under “— Certain Covenants — Maintenance of Insurance.”

“Event of Loss Proceeds” means, with respect to any Event of Loss, all Satellite insurance proceeds received by Telesat Holdings or any of the Restricted Subsidiaries in connection with such Event of Loss, after

(1) provision for all income or other taxes measured by or resulting from such Event of Loss,

(2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

(3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss,

(4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with terms of the agreement(s) governing the ownership of such interest by such Person

(other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite), and

(5) deduction of appropriate amounts to be provided by Telesat Holdings or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Telesat Holdings from

(a) contributions to its common equity capital, and

(b) the sale (other than to a Subsidiary of Telesat Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Telesat Holdings) of Capital Stock (other than Disqualified Stock) of Telesat Holdings, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Issuer or Telesat Holdings on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Cumulative Credit”.

“Excluded Satellites” shall mean (a) the Satellites owned by Telesat Holdings and its Restricted Subsidiaries commonly referred to as Skynet EDS, Telesat Anik F1, Nimiq 2 and the transponders for which Telesat Holdings or its Restricted Subsidiaries have a right to use on Satmex 5, (b) the Satellites leased by Telesat Holdings and its Subsidiaries commonly referred to as Nimiq 3 and Nimiq 4iR, (c) any other Satellite other than a Named Satellite that (i) is not expected or intended, in the good faith determination of the Board of Directors of the Issuer and/or Telesat Holdings and evidenced by a board resolution delivered to the Trustee, to earn future revenues from the operation of such Satellite in excess of $25.0 million in any fiscal year and (ii) has a book value of less than $50.0 million, (d) any other Satellite, other than a Named Satellite, with one year or less of in-orbit life remaining (it being understood and agreed that such Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (e) any other Satellite designated as an Excluded Satellite by the Board of Directors of the Issuer and/or Telesat Holdings and evidenced by a Board Resolution delivered to the Trustee if the Board of Directors of the Issuer and/or Telesat Holdings determines in good faith that (i)(A) such Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions and Telesat Holdings and its Restricted Subsidiaries are unlikely to receive insurance proceeds from a future failure thereof or (B) there are systemic failures or anomalies applicable to Satellites of the same model and (ii) Telesat Holdings and its Restricted Subsidiaries are unlikely to obtain usual and customary coverage in the satellite insurance market for the Satellite at a premium amount that is, and on other terms and conditions that are, commercially reasonable despite commercially reasonable efforts to obtain such coverage (including efforts to minimize the exclusions and insurance deductibles, subject to usual and customary exclusions consistent with the anomalies and/or operating status of the Satellite).

“Existing Indebtedness” means Indebtedness of Telesat Holdings or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“FCC Licenses” shall mean all authorizations, orders, licenses and permits issued by the FCC to Telesat Holdings or any of its Subsidiaries, under which Telesat Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada or any province or territory thereof.

“GAAP” means generally accepted accounting principles in Canada which are in effect on the Issue Date.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Co-Issuers’ obligations under the notes and the Indenture.

“Guarantor” means Telesat Holdings and each Subsidiary that executes a Guarantee.

“Guarantor Senior Indebtedness” shall mean, with respect to a Guarantor, the following obligations, whether outstanding on the Issue Date or thereafter issued or incurred, without duplication:

(1) any guarantee of the Bank Indebtedness by such Guarantor and all other guarantees by such Guarantor of Senior Indebtedness of Telesat Holdings or any Co-Issuer or Guarantor Senior Indebtedness of any other Guarantor; and

(2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of such Guarantor.

Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Guarantor regardless of whether post-filing interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraphs of this definition, Guarantor Senior Indebtedness will not include:

(1) any Indebtedness incurred in violation of the Indenture;

(2) any obligations of such Guarantor to another Subsidiary or to Telesat Holdings or a Co-Issuer;

(3) any liability for Federal, state, local, provincial, Canadian Federal, foreign or other taxes owed or owing by such Guarantor;

(4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5) any Indebtedness, guarantee or obligation of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Subordinated Indebtedness of such Guarantor; or

(6) any Equity Interests (including Indebtedness represented by Disqualified Stock).

“Guarantor Senior Subordinated Indebtedness” shall mean, with respect to a Guarantor, the Obligations of such Guarantor in respect of its Guarantee of the notes and any other Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred or issued) that specifically provides that such Indebtedness is to rank equally in right of payment with the Obligations of such Guarantor in respect of its Guarantee of the notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means, at any time, a Person in whose name a note is at such time registered on the Registrar’s books.

“Holding PIK Preferred Stock” means preferred equity securities of Telesat Holdings issued on the Acquisition Closing Date to fund a portion of the Transactions, on the terms described under the caption “Description of Other Indebtedness and Preferred Stock — Holding PIK Preferred Stock” of this offering memorandum, and additional preferred equity of the same class and series issued as pay-in-kind dividends thereon in accordance with the terms thereof as in effect on the Acquisition Closing Date and preferred equity issued to refinance any of the same in accordance with clause (i)(c) of the last paragraph of the “— Limitation of Restricted Payments” covenant.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations and the present value (discounted at the interest rate borne by the notes, compounded annually) of total obligations of the lessee for rental payments during the remaining term of the lease included in any Sale and Lease-Back Transaction (including any period for which such lease has been extended)), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(d) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that the Lien granted on certain transponders pursuant to the APT Security Agreement shall not be deemed to result in any Indebtedness of Telesat Holdings or any Restricted Subsidiary;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business; (B) deferred or prepaid revenues; (C) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (D) any obligations to make progress or incentive payments under Satellite Purchase Agreements and Launch Services Agreements, in each case, to the extent not overdue by more than 90 days; and (E) any obligations in respect of the T10R Sale Leaseback.

“Independent Director” means, with respect to the Board of Directors of Telesat Holdings, a member of such board who is not an officer, director, employee or appointee of Loral Space & Communications Inc. or its Affiliates (other than Telesat Holdings and its Subsidiaries).

“Industry Canada” shall mean Industry Canada or any successor department of the Government of Canada substituted therefor.

“Industry Canada Authorizations” shall mean all authorizations, orders, licenses and exemptions issued by Industry Canada to Telesat Holdings or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which Telesat Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.

“Initial Purchasers” means the initial purchasers party to the Purchase Agreement for the notes referred to in the “Private Placement” section of this offering memorandum.

“In-Orbit Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching upon the expiration of the Launch Insurance therefor and renewing, during the commercial in-orbit service of such Satellite, prior to the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth herein.

“In-Orbit Spare Capacity” shall mean the C-band payload of a satellite with in-orbit replacement capacity that:

(a) is available in the event of a Covered Satellite loss or failure in order to restore C-band service on the Covered Satellite;

(b) meets or exceeds the contractual performance specifications for the C-band payload being protected; and

(c) may be provided directly by Telesat Holdings or a Restricted Subsidiary or by another satellite operator pursuant to a contractual arrangement;

provided that no Satellite or satellite being used to provide “In-Orbit Spare Capacity” with respect to a Covered Satellite may itself qualify as In-Orbit Spare Capacity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Telesat Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(1) “Investments” shall include the portion (proportionate to Telesat Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Telesat Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary (other than the deemed designation of The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date in accordance with the last sentence of the definition of “Unrestricted Subsidiary”); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Telesat Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) Telesat Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to Telesat Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Telesat Holdings.

“Issue Date” means the date notes are first issued under the Indenture.

“Launch” shall mean, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case “Launch” shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.

“Launch Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing at least until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite.

“Launch Services Agreement” shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.

“Launch Services Provider” shall mean, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City or Toronto are authorized or required by law to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or Personal Property Security Act (or equivalent statutes) of any jurisdiction; provided that in no event shall any lease (other than a Capitalized Lease Obligation) entered into in the ordinary course of business be deemed to constitute a Lien.

“Material Subsidiary” means, at any date of determination, any Restricted Subsidiary (a) whose total assets at the last day for which financial statements are available were equal to or greater than 2.5% of the consolidated total assets of Telesat Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for the most recently ended four quarter period for which financial statements are available were equal to or greater than 2.5% of the consolidated gross revenues of Telesat Holdings and its consolidated subsidiaries for such period.

“Mezzanine Securities” shall mean junior subordinated promissory notes in the form attached to the Senior Credit Facilities as in effect on the Acquisition Closing Date as described in this offering memorandum under “Related Party Transactions — Transaction Agreements — Consulting Services Agreement.”

“Minority Investment” shall mean any Person (other than a Subsidiary) in which Telesat Holdings or any Restricted Subsidiary owns capital stock or other equity interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Named Satellites” shall mean the Satellites commonly referred to as Nimiq 1, Anik F1R, Anik F2, Anik F3, Telstar 11N (following its successful launch and the expiry of its applicable Launch Insurance), Telstar 12, Nimiq 4 (following its successful launch and the expiry of its applicable Launch Insurance) and Nimiq 5 (following its successful launch and the expiry of its applicable Launch Insurance).

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by Telesat Holdings or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Pari Passu Indebtedness required (other than required by clause (1) of the second paragraph of “— Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Telesat Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Telesat Holdings after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Nimiq 1” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2024.

“Nimiq 2” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2023.

“Nimiq 3” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of 2010.

“Nimiq 4” shall mean the E-3000 (EADS Astrium) Satellite currently under construction.

“Nimiq 4iR” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of 2009.

“Nimiq 5” shall mean the SS/L 1300 Satellite currently under construction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or Telesat Holdings.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Telesat Holdings, that meets the requirements set forth in the Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or Telesat Holdings.

“Pari Passu Indebtedness” means Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Telesat Holdings or any of its Restricted Subsidiaries and another Person.

“Permitted Business” means the business engaged in by Telesat Holdings and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Debt” has the meaning set forth under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

“Permitted Holders” means (i) each of Loral Space & Communications Inc., the Public Sector Pension Investment Board, a Canadian Federal Special Act corporation, and MHR Fund Management LLC and their respective Affiliates (other than portfolio companies of any of the same) and members of management of Telesat Holdings who are shareholders of Telesat Holdings on the Issue Date and (ii) any Specified FSS Operator; provided, that a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of indebtedness used to finance the acquisition thereof) involving such Specified FSS Operator that would have resulted in a Change of Control (but for this clause (ii)) and provided, further, that the notice referred to in the definition of Rating Decline has been given to each of the Rating Agencies.

“Permitted Investments” means

(a) any Investment in (x) Telesat Holdings or any Guarantor or (y) in a Restricted Subsidiary that is not a Guarantor, in the case of this clause (y) in an aggregate amount since the Acquisition Closing Date not to exceed the greater of US$175.0 million and 3.0% of Total Assets;

(b) any Investment in cash and Cash Equivalents;

(c) any Investment by Telesat Holdings or any Restricted Subsidiary of Telesat Holdings in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Telesat Holdings or a Restricted Subsidiary;

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date;

(f) any Investment acquired by Telesat Holdings or any Restricted Subsidiary

(1) in exchange for any other Investment or accounts receivable held by Telesat Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Telesat Holdings or such Restricted Subsidiary of such other Investment or accounts receivable or

(2) as a result of a foreclosure by Telesat Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under clause (j) of the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant;

(h) Investments the payment for which consists of Equity Interests of Telesat Holdings, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Cumulative Credit”;

(i) guarantees of Indebtedness permitted under the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(j) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2) and (4) of such paragraph);

(k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(l) if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed since the Acquisition Closing Date the greater of US$125.0 million and 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) advances to employees not in excess of US$10.0 million outstanding at any one time, in the aggregate;

(n) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(o) amounts owed by XTAR for which Telesat Holdings or its Restricted Subsidiaries has agreed to defer receipt of payment in an aggregate amount since the Acquisition Closing Date not to exceed US$5.0 million; and

(p) Investments in Subsidiaries of Telesat Holdings in Hong Kong not to exceed since the Acquisition Closing Date US$275.0 million plus any Third Party Indemnity Payment in the aggregate at any time outstanding for the purpose of enabling such Subsidiaries to acquire, construct, launch and insure the replacement satellite to the satellite known as Telstar 10, to operate Telstar 10 and such replacement satellite and to pay taxes, provided that while such Investments are outstanding, such Subsidiaries shall not incur or permit to exist any Indebtedness other than the T10R Sale Leaseback and any Capitalized Lease Obligations relating to such replacement satellite.

“Permitted Junior Securities” shall mean unsecured debt or equity securities of Telesat Holdings or any Subsidiary or any direct or indirect parent of Telesat Holdings or any successor corporation issued pursuant to a plan of reorganization or readjustment, as applicable, that are subordinated to the payment of all then outstanding Senior Indebtedness at least to the same extent that the notes are subordinated to the payment of all Senior Indebtedness on the Issue Date, so long as to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (a), (d) or (m) of the definition of Permitted Debt; provided that in the case of such clause (d) or (m) such Liens shall not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto) and additions and improvements thereon;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Telesat Holdings or any Restricted Subsidiary;

(9) Liens on property at the time Telesat Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Telesat Holdings or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Telesat Holdings or any Restricted Subsidiary;

(10) Liens placed upon the capital stock of any Restricted Subsidiary acquired in an acquisition or similar transaction permitted by the Indenture to secure Indebtedness incurred pursuant to clause (o)(y) of the definition of “Permitted Debt” and/or Liens placed upon the assets of any such Restricted Subsidiary so acquired to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Telesat Holdings or any other Restricted Subsidiary;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Telesat Holdings or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(12) Liens securing Hedging Obligations (including Liens in favor of a counterparty to a swap or similar agreement on Telesat Holdings’ or any Restricted Subsidiary’s rights under such agreement) and Cash Management Services, in each case so long as the related Indebtedness is permitted to be incurred under the Indenture;

(13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Telesat Holdings or any of the Restricted Subsidiaries;

(15) Liens arising from Uniform Commercial Code or Personal Property Security Act financing statement filings regarding operating leases entered into by Telesat Holdings and its Restricted Subsidiaries in the ordinary course of business;

(16) Liens (including Liens in connection with Sale and Lease-Back Transactions) in favor of the Issuer or any Guarantor;

(17) Liens on equipment of Telesat Holdings or any Restricted Subsidiary granted in the ordinary course of business to a client of Telesat Holdings or a Restricted Subsidiary at which such equipment is located;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (12) and (16); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (12) and (16) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) reservations, limitations, provisos and conditions expressed in any original grant from the Canadian Crown or other grants of real or immovable property, or interests therein;

(21) the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by Telesat Holdings or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(22) security given to a public utility or any governmental authority when required by such utility or authority in connection with the operations of Telesat Holdings or any of its Restricted Subsidiaries in the ordinary course of its business;

(23) subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property, provided the same are complied with in all material respects;

(24) facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business, provided the same are complied with in all material respects;

(25) Liens in favor of customers on Satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement being relating thereto in the event such Satellites or portions thereof are being constructed or acquired at the request of one or more customers to secure repayment of such deposits and related amounts;

(26) restrictions in condosat agreements relating to transponders that restrict sales, dispositions, leases or security interests on satellites to any third party purchaser, lessee or secured party unless such purchaser or lessee of such satellite agrees to (or, in the case of a security interest in such satellite, the secured party agrees pursuant to a non-disturbance agreement that in connection with the enforcement of any such security interest or the realization upon any such security interest, such secured party agrees that, prior to or concurrently with the transfer becoming effective, the person to whom the satellite bus shall be transferred shall agree that such transferee shall) be subject to the terms of the applicable condosat agreement and provided that Telesat Holdings and/or the applicable Restricted Subsidiaries shall have used their commercially reasonable efforts in negotiating such condosat agreements so that such agreements do not contain such restrictions;

(27) deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (iv) have not been paid due to inadvertence after exercising due diligence;

(28) Liens in respect of Sale and Lease-Back Transactions permitted by the “— Limitation on Sale and Lease-Back Transactions” covenant with respect to assets with a fair market value of not more than US$325.0 million in the aggregate; and

(29) other Liens so long as the aggregate principal amount of the obligations so secured does not exceed US$75.0 million at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Personal Property Security Act” means the Personal Property Security Act (Ontario) and any successor or replacement legislation thereto.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of Telesat Holdings in good faith.

“Rating Agency” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the notes, as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by Telesat Holdings, the Issuer or another Person seeking to effect a transaction that would be a Change of Control (but for clause (ii) of the definition of Permitted Holders) or an arrangement that, in the good faith judgment of the Issuer, would be expected to result in a Change of Control (but for clause (ii) of the definition of Permitted Holders) until the end of the 30-day period following such public notice or the abandonment of the proposed transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of: (1) a decline in the rating of the notes by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or − for S&P or 1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Notes; or (2) withdrawal by any Rating Agency of such Rating Agency’s rating of the Notes.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the notes dated as of June 30, 2008, among the Co-Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Co-Issuers after the Issue Date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Telesat Holdings or a Restricted Subsidiary in exchange for assets transferred by Telesat Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” shall mean any trustee, agent or representative (if any) of an issue of Senior Indebtedness; provided that when used in connection with the Senior Secured Credit Facilities or the Senior Notes, the term “Representative” shall refer to the applicable administrative agent or trustee, as applicable, thereunder.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Telesat Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Telesat Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Telesat Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Satellite” means any satellite owned by, leased to or for which a contract to purchase has been entered into by, Telesat Holdings or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

“Satellite Construction and Acquisition” means the construction, acquisition and installation with respect to up to four new Satellites since the Acquisition Closing Date (including replacements of existing Satellites), which, without limitation, may include Satellites acquired pursuant to “condosat” transactions.

“Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

“Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and either (i) the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite or (ii) the applicable seller relating to the purchase and sale of such Satellite.

“Satellite Purchaser” means Telesat Holdings or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

“Satmex 5” shall mean the BSS601 HP (Boeing Satellite Systems) known as Satmex 5 on which Telesat Holdings or its Restricted Subsidiaries have a right to use transponders.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Bridge Loan Agreement” means that Senior Bridge Loan Agreement, dated as of the Acquisition Closing Date, among Telesat Holdings, the Issuer, the guarantors named therein, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, the other agents and arrangers party thereto, including the guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements thereof.

“Senior Credit Facilities” means the Credit Agreement dated as of the Acquisition Closing Date by and among Telesat Holdings, the Restricted Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, UBS Securities LLC, as Syndication Agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Citibank, N.A., Canadian Branch, as Co-Documentation Agents, and the other arrangers and agents set forth therein, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” above).

“Senior Indebtedness” shall mean, whether outstanding on the Issue Date or thereafter issued, created, incurred or assumed, all amounts payable by any Co-Issuer under or in respect of Indebtedness of such Co-Issuer, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Co-Issuer at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1) any Indebtedness incurred in violation of the Indenture;

(2) any obligation of such Co-Issuer to any Subsidiary, another Co-Issuer or to Telesat Holdings;

(3) any liability for Federal, state, local, provincial, Canadian Federal, foreign or other taxes owed or owing by such Co-Issuer;

(4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5) any Indebtedness, guarantee or obligation of such Co-Issuer that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of such Co-Issuer, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Indebtedness; or

(6) any Equity Interests (including Indebtedness represented by Disqualified Stock).

“Senior Indenture” means the indenture dated as of the Issue Date as described in this offering memorandum under “Description of the Senior Notes,” and any amendments or supplements thereto.

“Senior Obligation” shall mean any Obligation in respect of Senior Indebtedness.

“Senior Notes” means the senior notes issued on the Issue Date under the Senior Indenture.

“Senior Subordinated Indebtedness” shall mean the Obligations in respect of the notes and any other Indebtedness of any Co-Issuer that specifically provides that such Indebtedness is to rank equally with the Obligations in respect of the notes in right of payment.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted or proposed to be conducted by Telesat Holdings and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Skynet” means Loral Skynet Corporation, a Delaware corporation.

“Skynet Contribution Documents” shall mean the Asset Transfer Agreement, Asset Purchase Agreement and the Ancillary Agreement, collectively.

“Special Interest” means additional interest or other similar liquidated damages (however designated) due under a Registration Rights Agreement.

“Specified FSS Operators” means each of Intelsat, Ltd., SES Global and Eutelsat Communications and any successor entities to all or substantially all of such business of each of the foregoing.

“SSL” means Space Systems/Loral, Inc., a Delaware corporation, and any of its successors.

“Subordinated Indebtedness” means

(a) with respect to any Co-Issuer, any Indebtedness of such Co-Issuer which is by its terms subordinated in right of payment to the notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Telesat Anik F1” shall mean the BSS702 (Boeing) Satellite with an expected end of commercial service life of 2013.

“Telesat Headquarters Sale” means the sale by Telesat Holdings or a Restricted Subsidiary, and the lease by Telesat Holdings or a Restricted Subsidiary, each on terms that are fair to Telesat Holdings and its Restricted Subsidiaries, of the corporate headquarters building of the Issuer located at 1601 Telesat Court, Gloucester, Ontario K1B 5P4.

“The Access Centre LLC” means The Access Centre LLC, a limited liability company organized under the laws of Florida, and its successors.

“The SpaceConnection, Inc.” means The SpaceConnection, Inc., a Nevada corporation, and its successors.

“Third Party Indemnity Payment” means indemnity payments to Telesat Holdings or any of its Restricted Subsidiaries by third parties in relation to taxes of Subsidiaries of Telesat Holdings in Hong Kong.

“Third Party Launch Liability Insurance” means insurance for legal liability for property loss or damage and bodily injury caused by any Satellite or the launch vehicle used to launch such Satellite and procured by the Launch Services Provider with respect to such Satellite in accordance with the terms of the related Launch Services Agreement.

“Total Assets” means the total assets of Telesat Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Telesat Holdings and its Restricted Subsidiaries provided to the Trustee and Holders.

“Transaction Documents” means the Acquisition Documents and the Skynet Contribution Documents.

“Transaction Expenses” means any fees and expenses incurred or paid by Telesat Holdings or its Subsidiaries in connection with the Transactions (it being understood that the “true-up payments” contemplated by the Ancillary Agreement are not included in such amounts).

“Transactions” means the transactions contemplated by the Transaction Documents and the financing transactions in connection therewith as described in this offering memorandum under the heading “The Transactions.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“T10R Sale Leaseback” shall mean a Sale and Lease-back Transaction relating to the replacement satellite to Telstar 10 pursuant to Sections 9.9 and 9.10 of that certain Lease Agreement, dated August 18, 1999, by and between LAPS(HK) and APT Satellite Company Limited as described in this offering memorandum under “Our Business — In-Orbit Satellites — In-Orbit Owned Satellites — Telstar 10.”

“U.S. Term Loan II Facility” means the US$150 million Delayed Draw Senior Secured Term Loan B Facility portion of the Senior Credit Facilities.

“Unrestricted Subsidiary” means

(1) any Subsidiary of Telesat Holdings (other than any Co-Issuer and Intermediate Holdco) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Telesat Holdings, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Telesat Holdings may designate any Subsidiary of Telesat Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Telesat Holdings, the Issuer or any of their Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated), provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Telesat Holdings,

(b) such designation complies with the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and

(c) each of

(1) the Subsidiary to be so designated and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Telesat Holdings or any Restricted Subsidiary.

The Board of Directors of Telesat Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and (2) Telesat Holdings could incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test described in the first sentence under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”.

Any such designation by the Board of Directors of Telesat Holdings shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Telesat Holdings shall be deemed to have designated, in compliance with this definition, The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, provided, however, that with respect to Telesat Holdings, the term “Voting Stock” shall not include preferred shares of Telesat Holdings which have a nominal dividend and return of capital and vote only for the election of directors, for so long as such shares are held and voted by directors nominated by a committee consisting of Continuing Directors or by Public Sector Pension Investment Board or by Loral Space & Communications Inc.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a direct or indirect Wholly-Owned Subsidiary of Telesat Holdings.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Exchange of Notes

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder who acquires exchange notes in exchange for outstanding notes pursuant to the exchange offer and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and any applicable income tax convention, is not, and is not deemed to be, resident in Canada, deals at arm’s length, and is not affiliated with, Telesat Canada and Telesat LLC, deals at arm’s length with any person resident in Canada to whom the holder disposes of the exchange notes, does not use or hold and is not deemed to use or hold exchange notes in or in the course of carrying on a business carried on in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-Canadian Holder”).

This summary is based upon the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations, and except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the income tax consequences to any particular Non-Canadian Holder is made. Non-Canadian Holders and other holders should consult their own tax advisors with respect to the tax consequences of an investment in exchange notes having regard to their own particular circumstances.

Provided that under the laws of the State of New York, the outstanding notes and the exchange notes represent the same underlying indebtedness of Telesat Canada, the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer will not constitute a taxable event for purposes of the Tax Act. Telesat Canada is of the view, based on input from its counsel, that under the laws of the State of New York, the outstanding notes and the exchange notes represent the same underlying indebtedness of Telesat Canada.

Principal, interest or premium paid or credited or deemed for purposes of the Tax Act to be paid or credited on an exchange note to a Non-Canadian Holder by Telesat Canada will not be subject to Canadian non-resident withholding tax.

No other tax on income or gains will be payable by a Non-Canadian Holder on interest, principal or premium or on the proceeds received by a Non-Canadian Holder on the disposition of an exchange note, including a redemption, payment on maturity, repurchase or cancellation.

ERISA CONSIDERATIONS

The outstanding notes or the exchange notes may be purchased and held by an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code (the “Code”). A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law (“Plan Investor”) will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the note does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes issued in exchange for outstanding notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the “global notes”).

Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indentures should occur.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days, we will use commercially efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by McCarthy Tétrault LLP, Toronto, Canada, as to matters of Canadian law, by Ulhôa Canto, Rezende e Guerra — Advogados, as to matters of the laws of Brazil, by Gough & Co, as to matters of the laws of Isle of Man, by Jackson Walker L.L.P., as to matters of Texas law, and by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, as to matters of U.S. federal and New York law.

EXPERTS

The consolidated balance sheets of Telesat Holdings Inc. as at December 31, 2008 and 2007 and the consolidated statements of (loss) earnings, comprehensive (loss) income, shareholders’ equity and cash flow for the year ended December 31, 2008, for the period from October 31 to December 31, 2007 (Successor Entity operations) for the period from January 1 to October 30, 2007, and the year ended December 31, 2006 (Predecessor Entity operations) included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Loral Skynet Corporation and its subsidiaries as of October 30, 2007 and December 31, 2006, and the related consolidated statements of operations, shareholder’s equity and cash flows for the period from January 1, 2007 to October 30, 2007 and for the year ended December 31, 2006 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the exchange notes being offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements

Unaudited Financial Statements

Page

Telesat Holdings Inc.
Consolidated Statements of Loss	F-115
Consolidated Statements of Comprehensive Loss	F-116
Consolidated Statements of Shareholders’ Equity	F-117
Consolidated Balance Sheets, March 31, 2009 and 2008	F-118
Consolidated Statements of Cash Flows	F-119
Notes to Consolidated Financial Statements	F-120
EX-3.1: CERTIFICATE AND ARTICLES OF AMALGAMATION
EX-3.2: UNANIMOUS SHAREHOLDER DECLARATION
EX-3.3: BY-LAWS
EX-3.4: CERTIFICATE OF FORMATION
EX-3.5: LIMITED LIABILITY COMPANY AGREEMENT
EX-4.1: INDENTURE
EX-4.2: FIRST SUPPLEMENTAL INDENTURE
EX-4.3: INDENTURE
EX-4.4: FIRST SUPPLEMENTAL INDENTURE
EX-4.5: REGISTRATION RIGHTS AGREEMENT
EX-4.6: REGISTRATION RIGHTS AGREEMENT
EX-5.1: OPINION AND CONSENT OF MCCARTHY TETRAULT LLP
EX-5.2: OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP
EX-5.4: OPINION AND CONSENT OF GOUGH & CO.
EX-5.5: OPINION AND CONSENT OF JACKSON WALKER L.L.P.
EX-10.6: FORM OF INDEMNITY AGREEMENT
EX-10.9: AMENDMENT NO. 1 TO CREDIT AGREEMENT
EX-12.1: COMPUTATION OF EARNINGS TO FIXED CHARGES
EX-21.1: LIST OF SUBSIDIARIES
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF DELOITTE & TOUCHE LLP
EX-25.1: FORM T-1 STATEMENT OF ELIGIBILITY
EX-25.1: FORM T-1 STATEMENT OF ELIGIBILITY
EX-99.1: FORM OF LETTER OF TRANSMITTAL
EX-99.2: FORM OF LETTER OF TRANSMITTAL
EX-99.3: FORM OF LETTER TO BROKERS, DEALERS
EX-99.4: FORM OF LETTER TO BROKERS, DEALERS
EX-99.5: FORM OF LETTER TO CLIENTS
EX-99.6: FORM OF LETTER TO CLIENTS
EX-99.7: FORM OF NOTICE OF GUARANTEED DELIVERY
EX-99.8: FORM OF NOTICE OF GUARANTEED DELIVERY

Report of Independent Registered Chartered Accountants

To the Board of Directors of Telesat Holdings Inc.

We have audited the consolidated balance sheets of Telesat Holdings Inc. as at December 31, 2008 and 2007 and the consolidated statements of (loss) earnings, comprehensive (loss) income, shareholders’ equity and cash flow for the year ended December 31, 2008 and for the period from October 31 to December 31, 2007 (Successor Entity operations), and for the period from January 1 to October 30, 2007 and the year ended December 31, 2006 (Predecessor Entity operations). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor Entity consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from October 31 to December 31, 2007 in accordance with Canadian generally accepted accounting principles. Further, in our opinion, the Predecessor Entity consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of the Company’s operations and its cash flows for the period from January 1 to October 30, 2007 and the year ended December 31, 2006 in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
March 10, 2009, except as to notes 25 and 26, which are as of May 22, 2009.

Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference

The standards of Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the changes described in Note 2 to the consolidated financial statements. Our report to the Shareholder, dated March 10, 2009, is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
March 10, 2009, except as to notes 25 & 26, which are as of May 22, 2009.

Telesat Holdings Inc.

Consolidated Statements of (Loss) Earnings

		Successor Entity		Predecessor Entity
			For the Period	For the Period
			October 31	January 1
		Year Ended	to	to	Year Ended
		December 31,	December 31,	October 30,	December 31,
	Notes	2008	2007	2007	2006
	(In thousands of Canadian dollars)
Operating revenues
Service revenues		680,791	103,509	384,428	435,123
Equipment sales revenues		30,584	7,907	40,760	41,280
Sales-type lease revenues		—	—	32,599	2,562

Operating revenues	(4)	711,375	111,416	457,787	478,965

Amortization		235,640	40,046	105,788	120,712
Operations and administration		247,550	43,276	144,307	183,388
Cost of equipment sales		24,368	6,485	34,723	33,625
Cost of sales-type lease		—	—	15,519	953
Impairment loss on long-lived assets	(11)	2,373	—	2,116	—
Impairment loss on intangible assets	(12)	483,000	—	—	—

Total operating expenses		992,931	89,807	302,453	338,678

Earnings from operations		(281,556)	21,609	155,334	140,287
Interest expense	(5)	(257,641)	(43,861)	(8,548)	(12,459)
Other expense	(6)	(448,083)	(43,969)	(7,967)	(2,155)

(Loss) earnings before income taxes		(987,280)	(66,221)	138,819	125,673
Income tax recovery (expense)	(7)	164,879	62,170	(57,077)	(21,688)

Net (loss) earnings		(822,401)	(4,051)	81,742	103,985
Dividends on preferred shares		—	—	—	(1,487)

Net (loss) earnings applicable to common shares		(822,401)	(4,051)	81,742	102,498

Telesat Holdings Inc.

Consolidated Statements of Comprehensive (Loss) Income

	Successor Entity		Predecessor Entity
		For the	For the
		Period	Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31	October 30,	December 31,
	2008	2007	2007	2006
	(In thousands of Canadian dollars)
Net (loss) earnings	(822,401)	(4,051)	81,742	103,985
Other comprehensive (loss) income:
Unrealized gain (loss) on translation of financial statements of self sustaining foreign operations	(5,053)	(665)	2,542	(526)
Related tax	(2,090)	66	(827)	78
Loss on derivatives designated as cash flow hedges	—	—	(29,061)	—
Related tax	—	—	9,242	—
Gain on derivatives designated as cash flow hedges in prior periods transferred to net income in the current period	—	—	8,190	—
Related tax	—	—	(2,605)	—

Comprehensive (loss) income	(829,544)	(4,650)	69,223	103,537

Telesat Holdings Inc.

Consolidated Statements of Shareholders’ Equity
For the Year Ended December 31, 2008 with Comparative Figures
For the Periods Ended December 31, 2007, October 30, 2007 and December 31, 2006

							Total
							(Accumulated
							Deficit) Retained
							Earnings and
					(Accumulated	Accumulated	Accumulated
					Deficit)	Other	Other	Total
		Common	Contributed	Preferred	Retained	Comprehensive	Comprehensive	Shareholders’
	Notes	Shares	Surplus	Shares	Earnings	(Loss) Income	(Loss) Income	Equity
	(In thousands of Canadian dollars)

PREDECESSOR ENTITY
Balance at January 1, 2006		341,116	5,152	50,000	283,865	(1,835)	282,030	678,298
Acquisition of 3652041 Canada Inc.	(3)	—	(21,200)	—	—	—	—	(21,200)
Sale of investment in TMI Telecommunications	(3)	—	200,291	—	—	—	—	200,291
Stock-based compensation		—	173	—	—	—	—	173
Net earnings		—	—	—	103,985	—	103,985	103,985
Dividends declared on preferred shares		—	—	—	(1,487)	—	(1,487)	(1,487)
Other		—	—	—	35	—	35	35
Change in cumulative translation adjustment		—	—	—	—	(448)	(448)	(448)
Redemption of preferred shares		—	—	(50,000)	—	—	—	(50,000)

Balance at December 31, 2006		341,116	184,416	—	386,398	(2,283)	384,115	909,647

Adjustment for changes in accounting policies		—	—	—	(401)	1,239	838	838
Stock compensation		—	617	—	—	—	—	617
Net earnings		—	—	—	81,742	—	81,742	81,742
Reorganization	(1)	—	(185,033)	—	(579,807)	—	(579,807)	(764,840)
Unrealized gains on translation of financial statements of self sustaining foreign operations		—	—	—	—	1,715	1,715	1,715
Gains and losses on derivatives designated as cash flow hedges		—	—	—	—	(19,819)	(19,819)	(19,819)
Gains and losses on derivatives designated as cash flow hedges in prior periods transferred to net income in the current period		—	—	—	—	5,585	5,585	5,585

Balance at October 30, 2007 (prior to acquisition transactions)		341,116	—	—	(112,068)	(13,563)	(125,631)	215,485

Telesat Holdings Inc. Acquisition Transactions and adjustments		(341,116)	—	—	112,068	13,563	125,631	(215,485)

SUCCESSOR ENTITY
Balance at October 31, 2007		—	—	—	—	—	—	—
Common shares issued as part of the sale transaction	(3), (16)	756,414	—	—	—	—	—	756,414
Preferred shares issued as part of the sale transaction	(3), (16)	—	—	541,764	—	—	—	541,764
Net loss		—	—	—	(4,051)	—	(4,051)	(4,051)
Unrealized losses on translation of financial statements of self sustaining foreign operations		—	—	—	—	(599)	(599)	(599)

Balance at December 31, 2007		756,414	—	541,764	(4,051)	(599)	(4,650)	1,293,528

Net loss		—	—	—	(822,401)	—	(822,401)	(822,401)
Unrealized losses on translation of financial statements of self sustaining foreign operations		—	—	—	—	(7,143)	(7,143)	(7,143)
Stock-based compensation		—	5,448	—	—	—	—	5,448

Balance at December 31, 2008		756,414	5,448	541,764	(826,452)	(7,742)	(834,194)	469,432

Telesat Holdings Inc.

Consolidated Balance Sheets

		December 31,	December 31,
	Notes	2008	2007
	(In thousands of Canadian dollars)

ASSETS
Current assets
Cash and cash equivalents		98,539	42,203
Accounts receivable	(8)	61,933	53,875
Current future tax asset	(7)	2,581	2,594
Assets held for sale	(9)	—	4,037
Other current assets	(10)	49,187	57,777

Total current assets		212,240	160,486
Satellites, property and other equipment, net	(4), (11)	1,883,576	1,790,633
Other long-term assets	(10)	42,303	27,368
Intangible assets, net	(12)	582,035	1,120,338
Goodwill	(12)	2,446,603	2,446,603

Total assets		5,166,757	5,545,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities		48,792	61,599
Other current liabilities	(13)	138,095	152,375
Debt due within one year	(14)	23,272	18,419

Total current liabilities		210,159	232,393
Debt financing	(14)	3,513,223	2,775,944
Future tax liability	(7)	266,372	439,641
Other long-term liabilities	(13)	566,136	662,487
Senior preferred shares	(15)	141,435	141,435

Total liabilities		4,697,325	4,251,900

Shareholders’ equity
Common shares (74,252,460 common shares issued and outstanding)	(16)	756,414	756,414
Preferred shares	(16)	541,764	541,764

		1,298,178	1,298,178

Accumulated deficit		(826,452)	(4,051)
Accumulated other comprehensive loss		(7,742)	(599)

		(834,194)	(4,650)

Contributed surplus	(20)	5,448	—

Total shareholders’ equity		469,432	1,293,528

Total liabilities and shareholders’ equity		5,166,757	5,545,428

Telesat Holdings Inc.

Consolidated Statements of Cash Flows

		Successor Entity		Predecessor Entity
			For the Period	For the Period
			October 31	January 1
		Year Ended	to	to	Year Ended
		December 31,	December 31,	October 30,	December 31,
	Notes	2008	2007	2007	2006
	(In thousands of Canadian dollars)
Cash flows from operating activities
Net (loss) earnings		(822,401)	(4,051)	81,742	103,985
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Gross profit on sales-type lease		—	—	(5,881)	(1,609)
Amortization		235,640	40,046	105,788	120,712
Future income taxes		(175,951)	(60,653)	24,292	1,205
Unrealized foreign exchange loss		695,445	43,066	—	—
Unrealized gain on derivatives		(247,931)	—	—	—
Dividends on preferred shares	(5)	9,855	1,695	—	—
Stock-based compensation expense	(20)	5,448	—	—	—
Impairment losses	(11), (12)	485,373	—	—	—
Other		(43,867)	(317)	1,874	(18,954)
Customer prepayments on future satellite services		88,587	—	17,721	12,322
Operating assets and liabilities	(17)	48,859	205,490	27,091	11,621

Net cash provided by operating activities		279,057	225,276	252,627	229,282

Cash flows used in investing activities
Satellite programs		(263,763)	(15,496)	(183,494)	(189,444)
Property additions		(8,862)	(14,019)	(5,830)	(15,963)
Maturity of short-term investments		—	—	2,312	48,997
Business acquisitions	(3)	—	(3,229,194)	(180)	(3,942)
Proceeds on disposals of assets		5,120	25	159	178
Insurance proceeds		4,006	—	—	—

Net cash used by investing activities		(263,499)	(3,258,684)	(187,033)	(160,174)

Cash flows from financing activities
Debt financing and bank loans		186,687	2,767,716	73,000	83,862
Repayment of bank loans and debt financing		(91,560)	(44,899)	(84,090)	(15,026)
Capitalized debt issuance costs		(19,131)	(83,585)	—	—
Note repayment		—	(129,334)	—	(150,000)
Success fee payments		—	—	(24,000)	—
Common shares issued		—	311,124	—	—
Preferred shares issued (repurchased)		—	258,833	—	(50,000)
Capital lease payments		(30,954)	(1,306)	(7,713)	(4,612)
Satellite performance incentive payments		(3,524)	(4,196)	(2,022)	(6,108)
Preferred dividends paid		—	—	—	(1,936)

Net cash (used in) provided by financing activities		41,518	3,074,353	(44,825)	(143,820)

Effect of changes in exchange rates on cash and cash equivalents		(740)	1,258	(1,676)	(132)
Increase (decrease) in cash and cash equivalents		56,336	42,203	19,093	(74,844)
Cash and cash equivalents, beginning of period		42,203	—	38,661	113,505

Cash and cash equivalents, end of period	(17)	98,539	42,203	57,754	38,661

Supplemental disclosure of cash flow information
Interest paid		286,784	18,339	18,139	30,661
Income taxes paid		8,866	343	21,347	34,032

		295,650	18,682	39,486	64,693

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS
(all amounts in thousands of Canadian dollars, except for per share amounts and where otherwise noted)

1.	BACKGROUND OF THE COMPANY AND BASIS OF PRESENTATION

Telesat Holdings Inc. (the “Company” or “Telesat”), formerly known as Telesat Canada, is the world’s fourth largest provider of fixed satellite services. Headquartered in Ottawa, Canada, with offices and facilities around the world, Telesat provides voice, data, video and Internet connectivity services using a global fleet of eleven owned and operated satellites and two leased satellites, with one additional satellite under construction. Telesat offers a broad suite of satellite services to more than 400 customers worldwide, comprising some of the world’s leading television broadcasters, cable programmers, DTH service providers, ISPs, telecommunications carriers, corporations and government agencies. In addition, the Company provides satellite-related consulting and technical services and manages the operations of 13 additional satellites for third parties.

On October 31, 2007 Canada’s Public Sector Pension Investment Board (“PSP”) and Loral Space & Communications Inc. (“Loral”), through a newly formed entity called Telesat Holdings Inc. completed the acquisition of Telesat Canada from BCE Inc. (“BCE”). Loral and PSP hold an economic interest in Telesat of 64% and 36%, respectively, and a voting interest of 33 1/3% and 66 2/3% respectively.

As part of the same transaction, substantially all of the assets of a Loral subsidiary, Loral Skynet Corporation (“Skynet”), were transferred to Telesat, along with the shares of all of the legacy Skynet subsidiaries. Skynet is a satellite communications company with substantial activities in satellite based communication services.

These consolidated financial statements reflect the financial statements of Telesat Holdings Inc. and its subsidiaries on a consolidated basis. The consolidated financial statements of Telesat Canada presented for the year ended December 31, 2006 and the period January 1, 2007 to October 30, 2007, represent the “Predecessor” entity. The consolidated financial statements of Telesat Holdings Inc. for the two months ended December 31, 2007 and the year ended December 31, 2008 represent the “Successor” entity. The consolidated financial statements of Telesat Holdings Inc. have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and include the results of its wholly owned subsidiaries Telesat Interco Inc., Telesat Canada, Infosat Communications Inc. (“Infosat”), Telesat Brasil Limitada (“Telesat Brazil”), The SpaceConnection, Inc. (“SpaceConnection”), Telesat Satellite Holdings Corporation and its wholly owned subsidiaries, and Telesat Asia Pacific Satellite (HK) Limited. All transactions and balances between these companies have been eliminated on consolidation. As a result of the application of purchase accounting, the financial statements of the Predecessor are not comparable with the financial statements of the Successor, because they are, in effect, those of a new entity. See note 3 “Business acquisitions”.

Reorganization of Predecessor

On January 1, 2007, Telesat Canada, its parent Alouette Telecommunications Inc. (“Alouette”) and the Telesat Canada subsidiary 4387678 Canada Inc. (“4387678”) amalgamated. The name of the amalgamated entity was Telesat Canada and its authorized share capital was an unlimited number of common shares. The shares of Telesat Canada and 4387678 were cancelled, and the class A, B, and C shares of Alouette were converted into 100 common shares of the amalgamated entity.

The following significant non-cash adjustments were made to the 2007 comparative statement of shareholder’s equity as a result of the continuity of interest accounting:

•	Decrease of $185.0 million to contributed surplus

•	Decrease of $579.8 million to retained earnings

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Regulation

As an operator of a privately owned global satellite system, Telesat is subject to: the regulatory authority of the Canadian government and other countries which license its satellites; the regulatory authority of other countries in which it operates; and the frequency coordination process of the International Telecommunication Union (“ITU”). Telesat’s ability to provide satellite services in a particular country or region is subject also to the technical constraints of its satellites, international coordination, constraints associated with local regulatory approval and any limitation to those approvals.

The Company operates Canada’s domestic fixed satellite telecommunication system and is subject to regulation by the Canadian Radio-television and Telecommunications Commission (“CRTC”). Under the current regulatory regime, Telesat has pricing flexibility subject to a price ceiling on certain Full Period Fixed Satellite Services (“FSS”) offered in Canada under minimum five-year lease arrangements. Telesat’s Direct Broadcast Services offered within Canada are also subject to CRTC regulation, but have been treated as separate and distinct from Telesat’s FSS and facilities. The CRTC has approved the specific customer agreements relating to the sale of the capacity on the Nimiq satellites, including the rates, terms and conditions of service set out therein.

Telesat’s ground network services have been forborne from regulation since 1994. The CRTC has the right of examination of the Company’s accounting policies.

2.	SIGNIFICANT ACCOUNTING POLICIES

These policies are consistent with those followed by the Predecessor unless otherwise stated.

Use of Estimates

When preparing financial statements according to GAAP, management makes estimates and assumptions relating to the reported amounts of revenues and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. Telesat bases its estimates on a number of factors, including historical experience, current events and actions that the Company may undertake in the future, and other assumptions that we believe are reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions. We use estimates when accounting for certain items such as revenues, allowance for doubtful accounts, useful lives of long-lived assets, capitalized interest, asset impairments, inventory reserves, legal and tax contingencies, employee compensation plans, employee benefit plans, evaluation of minimum lease terms for operating leases, income taxes and goodwill and intangible asset impairments. We also use estimates when recording the fair values of assets acquired and liabilities assumed in a business combination.

Revenue Recognition

Telesat recognizes operating revenues when earned, as services are rendered or as products are delivered to customers. There must be clear proof that an arrangement exists, the amount of revenue must be fixed or determinable and collectibility must be reasonably assured. Consulting revenues for cost plus contracts are recognized after the work has been completed and accepted by the customer. The percentage of completion method is used for fixed price consulting revenue contracts. Deferred revenues consist of remuneration received in advance of the provision of service and are recognized in income on a straight-line basis over the term of the related customer contract. When it is questionable whether or not Telesat is the principal in a transaction, the transaction is evaluated to determine whether it should be recorded on a gross or net basis.

Equipment sales revenues are recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty or return and there is no general right of return. Historically Telesat has not incurred significant expense for warranties and consequently no provision for

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

warranty is recorded. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as services are provided over the term of the customer contract.

Lease contracts that qualify for capital lease treatment are accounted for as sales-type leases. Sales-type leases are those where substantially all of the benefits and risks of ownership are transferred to the customer. Sales revenue recognized at the inception of the lease represents the present value of the minimum lease payments net of any executory costs, computed at the interest rate implicit in the lease. Unearned finance income, effectively the difference between the total minimum lease payments and the aggregate present value, is deferred and recognized in earnings over the lease term to produce a constant rate of return on the investment in the lease. The net investment in the lease includes the minimum lease payments receivable less the unearned finance income.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of 90 days or less are classified as cash and cash equivalents.

Inventories

Inventories are valued at the lower of cost or net realizable value and consist of work in process and finished goods. Cost for substantially all network equipment inventories is determined on an average cost basis. Cost for work in process and certain one-of-a-kind finished goods is determined using the specific identification method.

Satellites, Property and Other Equipment

On October 31, 2007 the existing satellites, property and other equipment were recorded at their fair values in conjunction with the allocation of the purchase price (note 3) for the acquisition of Telesat and Skynet. Satellites, property and other equipment, which are carried at cost (equal to fair value for assets acquired on October 31, 2007) less accumulated amortization, include the contractual cost of equipment, capitalized engineering and, with respect to satellites, the cost of launch services, launch insurance and capitalized interest during construction.

The Company shares equally with a developer, the ownership, cost and debt of the Company’s headquarters’ land and building. The Company has leased the developer’s share of the building which is accounted for as a capital lease.

Amortization is calculated using the straight line method over the respective estimated service lives of the assets for the Successor. The Predecessor used the straight line method over the respective estimated service lives of the assets based on equal life group procedures. The estimate of useful lives were reviewed every year and adjusted if necessary. Below are the estimated useful lives in years of satellites, property and other equipment as of December 31, 2008.

Years

Satellites	6 to 15
Transponders under capital lease	6 to 14
Earth stations	5 to 30
Office buildings and other	3 to 30

The estimates of useful lives are reviewed every year and adjusted if necessary.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Liabilities related to the legal obligation of retiring property, plant and equipment are initially measured at fair value and are adjusted for any changes resulting from the passage of time and the amount of the current estimate of the undiscounted cash flows. The liabilities recorded to date have not been significant.

In the event of an unsuccessful launch or total in-orbit satellite failure, all unamortized costs that are not recoverable under launch or in-orbit insurance are recorded as an operating expense.

The investment in each satellite will be removed from the property accounts when the satellite has been fully amortized and is no longer in service. When other property is retired from operations at the end of its useful life, the amount of the investment and accumulated amortization are removed from the accounts. Earnings are credited with the amount of any net salvage and charged with any net cost of removal. When an item is sold prior to the end of its useful life, the gain or loss is recognized in earnings immediately.

Impairment of Long-Lived Assets

Long-lived assets, including finite life intangible assets and satellites, property and other equipment, are assessed for impairment when events or changes in circumstances indicate that the carrying value exceeds the total undiscounted cash flows expected from the use and disposition of the assets. If impairment is indicated, the loss is determined by deducting the asset’s fair value (based on discounted cash flows expected from its use and disposition) from its carrying value and is recorded as an operating expense.

Translation of Foreign Currencies

Assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates in effect as of the balance sheet dates. Operating revenues and expenses, and interest on debt transacted in foreign currencies are reflected in the financial statements using the average exchange rates during the period. The translation gains and losses are included in other expense in the statement of earnings.

For those subsidiaries considered to be self-sustaining foreign operations, assets and liabilities are translated at the exchange rate in effect on the balance sheet date, and revenues and expenses are translated at average exchange rates during the year. The resulting unrealized gains or losses are reflected as a component of other comprehensive income (“OCI”).

For those subsidiaries considered to be integrated foreign operations, non-monetary assets and liabilities are translated at their historical exchange rates and monetary assets and liabilities are translated at the exchange rate in effect on the balance sheet date, and revenues and expenses are translated at average exchange rates during the year. The resulting unrealized gains or losses are reflected as a component of net earnings.

Financial Instruments

Transaction costs are expensed as incurred for financial instruments classified or designated as held-for-trading (“HFT”) or available-for-sale (“AFS”). For other financial instruments, transaction costs are amortized to net income in interest expense over the expected life of the instrument using the effective interest method. Currently the only transaction costs which Telesat has elected to capitalize are related to debt and these costs are amortized to net income as a component of interest expense.

Unrealized gains and losses on financial assets that are held as available-for-sale are recorded in other comprehensive income until realized, at which time they will be recorded in the consolidated statement of earnings. Available-for-sale equity securities which do not have a quoted market price will continue to be recorded at cost.

Financial assets and financial liabilities that are classified as held-for-trading and available-for-sale are measured at fair value. The unrealized gains and losses relating to the held-for-trading assets and liabilities are

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recorded in the consolidated statement of earnings and in other comprehensive income for the assets and liabilities which are classified as available-for-sale. Loans and receivables and other liabilities are recorded at amortized cost. Derivatives, including embedded derivatives that must be separately accounted for, are recorded at fair value on the consolidated balance sheet. Changes in the fair values of derivative instruments are recognized in the consolidated statement of earnings.

The Company has chosen to account for embedded foreign currency derivatives in a host contract as a single instrument where the contract requires payments denominated in the currency that is commonly used in contracts to procure non-financial items in the economic environment in which Telesat transacts.

Telesat uses derivative financial instruments to manage its exposure to foreign exchange rate risk associated with anticipated purchases and with debt denominated in foreign currencies, as well as to reduce its exposure to interest rate risk associated with debt. The use of derivatives is expected to generate enough cash flows and gains or incur losses to offset these risks. The Company’s risk management policy does not permit the use of derivative financial instruments for speculative purposes. Currently, Telesat does not designate any of its derivative financial instruments as hedging instruments for accounting purposes. All gains and losses on these derivative financial instruments are recorded in the statement of earnings.

The Predecessor documented all relationships between derivatives and the items they hedged, and the risk management objective and strategy for using various hedges. This process included linking every derivative to a specific asset or liability on the balance sheet, or to a specific firm commitment or to an anticipated transaction. The effectiveness of the derivative in managing risk was assessed when the hedge was put in place and on an ongoing basis. Hedge accounting was stopped when a hedge was no longer effective.

In a fair value hedging relationship, changes in both fair value of the hedging instrument and the fair value of the hedged item were recognized in net income. The changes in the fair value of the hedged item were offset by changes in the fair value of the hedging instrument to the extent that the hedging relationship was effective. In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging instrument was recognized in OCI while the ineffective portion was recognized in net income. Unrealized gains and losses in OCI and Accumulated Other Comprehensive Income (“AOCI”) were reclassified into net income and retained earnings on the same basis that the hedged item affected net earnings.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets were recorded on the acquisition of Telesat Canada and Skynet as described in note 1. For goodwill and intangible assets with indefinite useful lives, an assessment for impairment is undertaken on an annual basis in the fourth quarter, or whenever events or changes in circumstances indicate that the carrying amount of these assets is likely to exceed their fair value. The Company considers orbital slots and trade names to be indefinite lived intangible assets.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Finite-lived intangible assets consist of revenue backlog, customer relationships, favourable leases, transponder rights and patents, all of which were recorded in connection with the acquisition of Telesat Canada and Skynet. Intangible assets with finite useful lives are amortized over their estimated useful lives using the straight-line method of amortization. Below are the estimated useful lives of the finite-lived intangible:

Years

Revenue backlog	4 to 17
Customer relationships	11 to 21
Favourable leases	3 to 4
Concession right	15
Transponder rights	6 to 14
Patents	18

The estimates of useful lives are reviewed every year and adjusted if necessary.

Employee Benefit Plans

Telesat maintains one contributory and three non-contributory defined benefit pension plans which provide benefits based on length of service and rate of pay. Telesat is responsible for adequately funding these defined benefit pension plans. Contributions are made based on various actuarial cost methods that are permitted by pension regulatory bodies and reflect assumptions about future investment returns, salary projections and future service benefits. Telesat also provides other post-employment and retirement benefits, including health care and life insurance benefits on retirement and various disability plans, workers compensation and medical benefits to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement, under certain circumstances. The Company accrues its obligations under employee benefit plans and the related costs, net of plan assets. Pension costs and other retirement benefits are determined using the projected benefit method prorated on service and management’s best estimate of expected investment performance, salary escalation, retirement ages of employees and expected health care costs.

Pension plan assets are valued at fair value which is also the basis used for calculating the expected rate of return on plan assets. The discount rate is based on the market interest rate of high quality long-term bonds. Past service costs arising from plan amendments are amortized on a straight-line basis over the average remaining service period of the active employees at the date of amendment. The Company deducts 10% of the benefit obligation or the fair value of plan assets, whichever is greater, from the net actuarial gain or loss and amortizes the excess over the average remaining service period of active employees. A valuation is performed at least every three years to determine the present value of the accrued pension and other retirement benefits. The 2008 and 2007 pension expense calculations are extrapolated from a valuation performed as of January 1, 2007. The accrued benefit obligation is extrapolated from an actuarial valuation as of January 1, 2007. The most recent valuation of the pension plans for funding purposes was as of January 1, 2007, and the next required valuation is as of January 1, 2010.

In addition, Telesat provides certain health care and life insurance benefits for retired employees and dependents of Skynet. These benefits are funded primarily on a pay-as-go basis, with the retiree generally paying a portion of the cost through contributions, deductibles and co-insurance provisions.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation Plans

The Company introduced a stock incentive plan for certain key employees in 2008 and has adopted the fair-value based method for measuring the compensation cost of employee stock options using the Black-Scholes pricing model.

Both Telesat Canada and Skynet offered stock-based compensation plans to certain employees prior to being acquired by Telesat. There were no further options granted under either of these plans subsequent to October 30, 2007 as these plans were discontinued with the acquisition of Telesat Canada and Skynet by Telesat.

Income Taxes

Current income tax expense is the estimated income taxes payable for the current year after any refunds or the use of losses incurred in previous years. The Company uses the liability method to account for future income taxes. Future income taxes reflect:

•	the temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts used for tax purposes

•	the benefit of unutilized tax losses that will more likely than not be realized and carried forward to future years to reduce income taxes.

The Company estimates future income taxes using the rates enacted by tax law and those substantively enacted. The effect of a change in tax rates on future income tax assets and liabilities is included in earnings in the period when the change is substantively enacted.

Recent Accounting Pronouncements

On January 1, 2008 the Company adopted the new accounting standards that were issued by the Canadian Institute of Chartered Accountants (“CICA”): Handbook sections 1400 “General Standards of Financial Statement Presentation”, 1535 “Capital Disclosures”, 3031 “Inventories”, 3862 “Financial Instruments — Disclosures”, and 3863 Financial Instruments — Presentation”. Sections 1535, 3862 and 3863 have been applied prospectively in note 18, Capital Disclosures, and note 19, Financial Instruments. Sections 1400 and 3031 were also applied prospectively, however there was no impact on these financial statements.

CICA Handbook Section 1400, “General Standards of Financial Statement Presentation”, specifies that Management is required to make an assessment of an entity’s ability to continue as a going concern and should take into account all available information about the future, which is at least but not limited to 12 months from the balance sheet date. Disclosure is required of material uncertainties related to events or conditions that may cast significant doubt upon the entity’s ability to continue as a going concern.

CICA Handbook Section 1535 “Capital Disclosures” specifies the disclosure of an entity’s objectives, policies and processes for managing capital and how it is meeting those objectives.

CICA Handbook Section 3031, “Inventories”, replaced the old Section 3030, “Inventories”. Under the new section, inventories are required to be measured at the “lower of cost and net realizable value”, which is different from the previous guidance of the “lower of cost and market”. The new section also requires, when applicable, the reversal of any write-downs previously recognized.

CICA Handbook Section 3862, “Financial Instruments — Disclosure” (Section 3862) and Section 3863, “Financial Instruments — Presentation” (Section 3863), replaced Handbook Section 3861, “Financial Instruments — Disclosure and Presentation”. The objective of the disclosure requirements of Section 3862 is to provide information about the significance of financial instruments to the Company’s financial position and performance, and the nature and extent of risks arising from financial instruments to which the Company is

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

exposed and how the Company manages those risks. Section 3863 carries forward standards for presentation of financial instruments and non-financial derivatives and provides guidance for the classification of financial instruments, from the perspective of the issuer, between liabilities and equity, the classification of related interest, dividends, losses and gains, and circumstances in which financial assets and financial liabilities are offset.

The Company is assessing the impact of the following standards on its financial reporting.

In February 2008, the CICA issued handbook section 3064 “Goodwill and Intangible Assets”, which replaces sections 3062 and 3450. Section 3064 applies to goodwill and intangible assets subsequent to the initial recognition in a business combination and establishes standards for recognition, measurement, presentation and disclosure of intangible assets. This new standard is effective for Telesat beginning January 1, 2009.

In January 2009, the CICA issued handbook section 1582 “Business Combinations” which replaces section 1581. This standard establishes the principles and requirements of the acquisition method for business combination and related disclosures and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 2011 with earlier adoption permitted.

In January 2009, the CICA issued handbook section 1601 “Consolidated Financial Statements” and section 1602 “Non-controlling Interest” which replace section 1600. Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted.

3.	BUSINESS ACQUISITIONS

Fifth Dimension Television Acquisition

On May 9, 2008, SpaceConnection completed the acquisition of the assets of Fifth Dimension Television, with the effective date of the agreement being April 1, 2008. The purchase price is based on a profit-sharing arrangement for a percentage of future monthly occasional use revenues collected, as well as a percentage of future margins on certain space only customer contracts, from the effective date of the acquisition until December 31, 2010, and will not exceed $0.8 million. Profit-sharing payments of $0.2 million have been expensed as at December 31, 2008.

Telesat Canada Acquisition

On October 31, 2007, PSP and Loral, through a newly formed entity, Telesat, completed the acquisition of 100% of the common shares of Telesat Canada from BCE Inc. Loral and PSP will hold an economic interest in Telesat of 64% and 36%, respectively, and a voting interest of 33 1/3% and 66 2/3% respectively. As part of the Telesat Canada acquisition, substantially all of the assets of a Loral subsidiary, Loral Skynet Corporation, were transferred to Telesat. In addition, Telesat acquired the shares of the remaining Loral Skynet subsidiaries. The aggregate fair value of the net assets transferred by Loral Skynet was $773.7 million, of which $24 million was paid using cash equivalents and the balance in common shares and non-voting participating preferred shares of Telesat. In addition, Loral Skynet transferred foreign exchange forward contracts with a value of $119.9 million, in exchange for non-voting participating preferred shares, which were settled for cash on October 31, 2007 and have been included in the balance of cash acquired. The Telesat Canada purchase price was paid in cash. The shares issued as part of the purchase transaction were valued based on the estimated fair value of the assets contributed by Loral Skynet as agreed to by the shareholders. The results of operations for Telesat Canada and Skynet have been included in these consolidated financial statements since October 31, 2007. The acquisition has been accounted for as a purchase transaction.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The asset and liability values acquired are based on a purchase price which was calculated as follows:

Total

Cash paid (net of cash acquired)	3,229,194
Shares issued (note 16)	869,656
Transaction costs	32,692

Purchase price	4,131,542

Other adjustments include severance costs and adjustments to the pension plan as a result of the restructuring at both Telesat Canada and Skynet. The plan to restructure both Telesat Canada and Skynet was in place on October 31, 2007, for the most part was executed on November 30, 2007 and is now fully completed. Severance costs include payments to severed employees in lieu of notice and benefits, as well as incentive bonus payments that would have otherwise been received by the severed employees had they remained with the Company. Of the total severance costs included in the purchase price $5.0 million was paid prior to December 31, 2007. The adjustments to the pension plan include an increase in the benefit obligation as a result of the early retirement program which was partially offset by a curtailment gain due to the overall decrease in the number of employees.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition. Telesat determined the fair value of the assets acquired and liabilities assumed based on information available as well as certain reasonable assumptions. The purchase price was allocated to the assets acquired and liabilities assumed based on their fair values on October 31, 2007:

Current assets	101,317
Satellites, property and other equipment	1,797,550
Other long term assets	19,219
Intangible assets	1,128,462
Assumed debt	(171,620)
Current liabilities, less current portion of debt	(285,016)
Future income tax liability	(497,419)
Other long term liabilities	(407,554)

Total net assets acquired	1,684,939
Goodwill	2,446,603

Purchase price	4,131,542

The goodwill is representative of the value attributed to the present value of the expected future cash flows of the Company. Of the $1,128.5 million of acquired intangible assets, $596.3 million was assigned to orbital slots and $17.0 million was assigned to trade names, both of which are not subject to amortization. The remaining intangible assets include revenue backlog of $274.5 million, customer relationships of $207.7 million, transponder rights of $28.5, favourable leases of $4.4 million, and patents of $0.1 million all of which will be subject to amortization. See note 12 for disclosure of amortization periods.

Goodwill of $331.3 million and intangible customer relationships and backlog of $60.4 million are being deducted for tax purposes.

Other long term liabilities assumed include severance costs of $15.5 million and adjustments to the pension plan as a result of the restructuring at both Telesat Canada and Skynet.

At December 31, 2007, the outstanding restructuring liabilities were $10.5 million to be paid by December 2009. During 2008, payments of $8.5 million were made resulting in an outstanding restructuring

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

liability of $2.0 million included in accounts payable and accrued liabilities at December 31, 2008. No new restructuring liabilities or adjustments to existing liabilities were recorded in 2008.

Predecessor Acquisitions

In October 2006, Telesat Canada acquired 100% of 3652041 Canada Inc. from BCE, its shareholder, in return for a promissory note payable of $21.2 million. The excess of the $21.2 million cost over BCE’s carrying value (a nominal amount) has been recorded as a reduction of $21.2 million in contributed surplus. Telesat Canada then proceeded to amalgamate its wholly owned subsidiary 3484203 Canada Inc. with 3652041 Canada Inc., creating a new entity: 4387678 Canada Inc. 4387678 Canada Inc. then sold its $0.7 million interest in the limited partnership units of TMI Communications and Company, Limited Partnership (TMI) to BCE and a numbered company owned by BCE in return for promissory notes with a fair market value of $201 million. The excess of the fair market value over the Telesat Canada carrying cost was booked as an increase of $200.3 million in contributed surplus.

4.	SEGMENTED INFORMATION

Following the consummation of the Telesat Canada acquisition, the Company operates in a single industry segment, in which it provides satellite-based services to its broadcast, enterprise and consulting customers around the world. As such, segment disclosures are no longer required and are therefore not included for any of the periods presented. See note 3, Business Acquisitions.

The Company derives revenues from the following services:

•	Broadcast — distribution or collection of video and audio signals in the North American and International markets which include television transmit and receive services, occasional use, bundled Digital Video Compression and radio services.

•	Enterprise — provision of satellite capacity and ground network services for voice, data, and image transmission and internet access around the world.

•	Consulting and other — all consulting services related to space and earth segments, government studies, satellite control services and R&D.

Revenues derived from the above service lines were as follows:

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
Revenues	2008	2007	2007	2006
Broadcast	345,382	52,771	254,276	249,692
Enterprise	333,834	53,758	178,888	199,617
Consulting and other	32,159	4,887	24,623	29,656

Total operating revenues	711,375	111,416	457,787	478,965

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Geographic Information

Revenue by geographic region was based on the point of origin of the revenues (destination of the billing invoice) and upon the groupings of countries reviewed by the Chief Operating Decision Maker, allocated as follows:

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
Revenues	2008	2007	2007	2006
Revenues — Canada	357,937	60,085	315,200	329,838
Revenues — United States	240,505	34,352	115,993	114,609
Revenues — Europe, Middle East & Africa	47,014	6,403	6,549	8,578
Revenues — Asia, Australia	33,768	5,940	5,550	2,639
Revenues — Latin America & Caribbean	32,151	4,636	14,495	23,301

Total operating revenues	711,375	111,416	457,787	478,965

Goodwill was not allocated to geographic regions in any of the periods.

Telesat’s satellites are in geosynchronous orbit. For disclosure purposes, the Anik and Nimiq satellites have been classified as located in Canada, and the Telstar satellites have been classified as located in the United States. Satellites, property and other equipment by geographic region, based on the location of the asset, are allocated as follows:

	December 31,	December 31,
	2008	2007

Satellites, property and other equipment — Canada	1,431,145	1,345,534
Satellites, property and other equipment — United States	441,809	434,596
Satellites, property and other equipment — all others	10,622	10,503

Total satellites, property and other equipment	1,883,576	1,790,633

Major Customers

For the year ended December 31, 2008, two customers generating Broadcast revenues in Canada represented 18.18% and 10.94% respectively of consolidated revenues. The same two customers represented 16.8% and 11.1% of consolidated revenues for the two month period ended December 31, 2007, 28.5% and 13.6% for the ten months ended October 30, 2007, predecessor entity, and 26.5% and 14.8% for the year ended December 31, 2006, predecessor entity.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	INTEREST EXPENSE

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Debt service costs	286,794	47,535	18,060	24,643
Dividends on senior preferred shares	9,855	1,695	—	—
Capitalized interest	(39,008)	(5,369)	(9,512)	(12,184)

	257,641	43,861	8,548	12,459

6.	OTHER EXPENSE

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Foreign exchange loss	(698,056)	(118,034)	(935)	(581)
Gain (loss) on financial instruments(a)	251,686	75,098	(6,653)	—
Interest income	1,888	301	3,130	4,504
Performance incentive payments and milestone interest expense	(4,057)	(499)	(4,078)	(6,018)
Other(b)	456	(835)	569	(60)

	(448,083)	(43,969)	(7,967)	(2,155)

(a)	The loss on financial instruments at October 30, 2007, predecessor entity, includes a net loss of $10.2 million related to derivatives not designated as hedges, as well as a gain of $3.5 million related to a fair value hedge.

(b)	In May 2008, Skynet Satellite Corporation, a wholly-owned subsidiary of Telesat, sold its Hawley facility. Proceeds on this sale were $4.1 million and the resulting loss on the sale of $0.1 million is included in other expense. In February 2008, Infosat sold its security division. Proceeds on this sale were $0.6 million and the resulting gain on the sale of $0.4 million is included in other expense.

7.	INCOME TAXES

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
Income Tax Expense (Recovery)	2008	2007	2007	2006
Future	(175,951)	(60,653)	24,292	1,205
Current	11,072	(1,517)	32,785	20,483

	(164,879)	(62,170)	57,077	21,688

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the statutory income tax rate, which is a composite of federal and provincial rates, to the effective income tax rate is as follows:

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Statutory income tax rate	33.0%	35.3%	35.3%	35.4%
Permanent differences	(5.9)%	(22.1)%	(15.4)%	2.0%
Adjustment for tax rate changes	(2.5)%	109.1%	(2.4)%	(14.5)%
Impact of acquisition (see note 3)	—	—	1.8%	—
Valuation allowance	(6.8)%	(38.3)%	6.5%	—
Future taxes related to other comprehensive income	—	—	4.8%	—
Charges reflected in equity	—	—	7.6%	—
Other	(1.1)%	9.9%	2.9%	(5.7)%

Effective income tax rate	16.7%	93.9%	41.1%	17.2%

The tax effects of temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts used for tax purposes are presented below:

	December 31,	December 31,
	2008	2007

Future tax assets
Capital assets	8,904	7,912
Intangible assets	9,482	5,353
Unrealized foreign exchange loss	98,087	13,029
Investments	9,355	8,256
Loss carry forwards	112,386	12,610
Derivative assets	—	4,866
Other	5,415	3,560
Less: valuation allowance	(101,175)	(34,358)

Total future tax assets	142,454	21,228

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,	December 31,
	2008	2007

Future tax liabilities
Capital assets	(208,115)	(170,276)
Intangibles	(147,916)	(276,005)
Derivative liabilities	(47,327)	(7,398)
Other	(2,887)	(4,596)

Total future tax liabilities	(406,245)	(458,275)

Net future income tax liability	(263,791)	(437,047)

Net future income tax liability is comprised of:
Net future income tax asset-current portion	2,581	2,594
Net future income tax liability-long-term option	(266,372)	(439,641)

Net future income tax liability	(263,791)	(437,047)

8.	ACCOUNTS AND NOTES RECEIVABLE

	December 31,	December 31,
	2008	2007

Trade receivables — net of allowance for doubtful accounts	63,723	54,114
Less: long-term portion of trade receivables	(1,790)	(239)

	61,933	53,875

The allowance for doubtful accounts was $5.4 at December 31, 2008 and $4.3 million at December 31, 2007.

The long-term portion of trade receivables includes items that will not be collected during the subsequent year and is included in the long-term portion of other assets in note 10.

9.	ASSETS HELD FOR SALE

As a result of the consolidation of facilities of the two legacy operating entities, Telesat Canada and Loral Skynet, the Hawley facility was slated to be sold as part of the overall integration plan. On February 13, 2008, Skynet Satellite Corporation, a wholly-owned subsidiary of Skynet, entered into an agreement with a third party to sell the Hawley facility, along with most of the equipment located within the facility. The sale closed on May 1, 2008 with net proceeds of $4.1 million being received (see note 6).

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	OTHER ASSETS

	December 31, 2008		December 31, 2007
	Current	Long Term	Current	Long Term
	Portion	Portion	Portion	Portion

Net investment in leases(a)	2,217	30	16,747	3,395
Income taxes recoverable	3,943	—	12,847	—
Accrued pension benefit (see note 21)	—	13,610	—	9,911
Prepaid expenses and deposits(b)	16,006	6,755	15,236	712
Deferred charges(c)	10,709	6,224	4,808	8,637
Derivative assets(d)	10,805	8,797	354	—
Inventories(e)	4,723	—	7,239	—
Other assets(f)	784	6,887	546	4,713

	49,187	42,303	57,777	27,368

(a)	The net investment in leases is classified on the balance sheet in other current assets and other long-term assets, and includes the following:

	December 31,	December 31,
Net Investment in Leases as at	2008	2007

Total minimum lease payments	2,305	21,383
Unearned finance income	(58)	(1,241)

	2,247	20,142
Current portion	(2,217)	(16,747)

Long-term portion	30	3,395

Unearned finance income is allocated to income over the term of the lease in a manner that produces a constant rate of return on the investment in the leases. The investment in the leases for the purposes of income recognition is composed of net minimum lease payments and unearned finance income. Future minimum lease payments receivable under the sales-type leases are $2.3 million in 2009.

(b)	Prepaid expense and deposits includes mainly prepaid insurance for in-orbit satellites, prepaid interest on banker’s acceptances and deposits related to foreign taxes.

(c)	Deferred charges include deferred costs related to deferred revenue, as well as deferred financing charges related to the revolving credit facility and the Canadian term loan facility (note 14).

(d)	Derivative assets, both short and long-term, comprise the following:

		December 31,	December 31,
Derivative Asset	Maturity	2008	2007

Foreign currency forward contracts	February 2, 2009 to December 1, 2009	10,805	354
Cross currency basis swap	October 31, 2014	8,797	—

		19,602	354

(e)	Inventories are valued at lower of cost and net realizable value and consist of $3.8 million (2007 — $5.7 million) of finished goods and $0.9 million (2007 — $1.5 million) of work in process. Cost for substantially all network equipment inventories is determined on an average cost basis. Cost for work in process and certain one-of-a-kind finished goods is determined using specific identification. All of the inventories have been pledged as security pursuant to the terms of the credit facilities.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(f)	Other assets, both short and long term components, at December 31, 2008 include: tax indemnifications receivable from Loral of $2.9 million (note 22), other deposits of $1.1 million, investments of $0.6 million, long term trade receivables of $1.8 million, and other assets of $1.3 million. The breakdown at December 31, 2007 includes: tax indemnifications receivable from Loral of $2.3 million, other deposits of $2.1 million, investments of $0.6 million, and long term trade receivables of $0.2 million.

Investments are recorded at cost. No impairments were recorded as no events or changes in circumstances were identified during the period that may have a significant adverse effect on the carrying value of the investments. Telesat has a portfolio interest in Hellas-Sat Consortium Limited. The consortium has one satellite which provides regional coverage to Greece, Cyprus and the Balkans. Telesat also holds a nominal portfolio interest in Anik-Colombia. Telesat’s wholly-owned subsidiary Infosat holds a 22% interest in Pakistan’s Comstar ISA Ltd., a satellite service provider which is recorded using the equity method.

11.	SATELLITES, PROPERTY AND OTHER EQUIPMENT

		Accumulated	Net Book
	Cost	Amortization	Value

December 31, 2008
Satellites	1,544,396	(177,768)	1,366,628
Earth stations	139,227	(19,012)	120,215
Transponders under capital lease	34,189	(4,943)	29,246
Office buildings and other	36,248	(8,555)	27,693
Construction in progress	339,794	—	339,794

	2,093,854	(210,278)	1,883,576

December 31, 2007
Satellites	1,285,583	(26,324)	1,259,259
Earth stations	120,210	(4,546)	115,664
Transponders under capital lease	38,588	(893)	37,695
Office buildings and other	32,619	(1,544)	31,075
Construction in progress	346,940	—	346,940

	1,823,940	(33,307)	1,790,633

The cost of assets under capital lease, including satellite transponders, was $49.4 million at December 31, 2008 and $55.8 million at December 31, 2007. At December 31, 2008 the net book value of these assets was $29.2 million (2007 — $38.6 million). In April 2008, SpaceConnection renegotiated the terms of two of its capital leases. The result is a reduction to the cost of transponders under capital lease of $13.8 million and a reduction to capital lease liabilities of $14.6 million, and a gain of $0.5 million reflected in other expense.

Consistent with its accounting policy, the Company tests for asset impairment upon the occurrence of triggering events. During the fourth quarter of 2008, the Company determined that, based on the results of certain fuel studies, the life span of the Nimiq 3 satellite was shorter than previously expected, and a triggering event had occurred. Telesat therefore tested the Nimiq 3 satellite for impairment, and upon determining that its carrying amount was not recoverable, recorded an impairment charge of $2.4 in operating expenses. The impairment charge was measured as the excess of the net carrying amount of the satellite over its fair value, with the estimated fair value being based on the present value of the expected future cash flows of Nimiq 3. Amortization will continue to the end of the satellite’s revised estimated service life.

During the second quarter of 2008 Telesat received $4.0 million of insurance proceeds on Anik F3 which reduced the cost of the satellite.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In 2007, Telesat’s indirect subsidiary Telesat Serviços de Telecomunicação Limitada (“TSL”) recognized an asset impairment loss of $2.1 million related to its capital assets. The impairment loss was measured as the excess of the net carrying amount of the asset groups over their fair value, which was estimated based on the expected present value of cash flows associated with each type of asset. The carrying values of earth stations and office buildings and other were reduced by $1.8 million and $0.3 million, respectively. The impairment resulted from the decision to lease TSL’s Belo Teleport, equipment and hub and discontinue the provision of earth segment services in Brazil.

Construction in progress amounts relate primarily to satellites under construction and the related launch service costs. The Nimiq 4 satellite was transferred out of construction in progress to the satellites category upon final acceptance in October 2008. At December 31, 2008 both Telstar 11N and Nimiq 5 are under construction.

12.	GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets were initially established in connection with the Telesat Canada acquisition described in note 3.

		Accumulated	Net Book
	Cost	Amortization	Value

2008
Finite life intangible assets:
Revenue backlog	274,487	(44,988)	229,499
Customer relationships	207,704	(14,500)	193,204
Favourable leases	4,816	(1,987)	2,829
Concession right	1,230	—	1,230
Transponder rights	28,497	(3,626)	24,871
Patents	59	(4)	55

	516,793	(65,105)	451,688
Indefinite life intangible assets:
Orbital slots	113,347	—	113,347
Trade name	17,000	—	17,000

Total intangible assets	647,140	(65,105)	582,035
Goodwill	2,446,603	—	2,446,603

Goodwill and intangible assets	3,093,743	(65,105)	3,028,638

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Accumulated	Net Book
	Cost	Amortization	Value

2007
Finite life intangible assets:
Revenue backlog	274,487	(5,316)	269,171
Customer relationships	207,704	(2,072)	205,632
Favourable leases	4,368	(218)	4,150
Transponder rights	28,497	(518)	27,979
Patents	59	—	59

	515,115	(8,124)	506,991
Indefinite life intangible assets:
Orbital slots	596,347	—	596,347
Trade name	17,000	—	17,000

Total intangible assets	1,128,462	(8,124)	1,120,338
Goodwill	2,446,603	—	2,446,603

Goodwill and intangible assets	3,575,065	(8,124)	3,566,941

During the fourth quarter of 2008, Telesat performed its annual valuation of goodwill and indefinite life intangible assets, which resulted in an impairment charge of $483.0 million to the orbital slots. The impairment charge was measured as the excess of the carrying amount of orbital slots over their fair value, with the estimated fair value being based on the present value of the expected future cash flows to be generated through the use of the orbital slots. The increase of the discount rate due to current market conditions, the impact of a strengthened U.S. dollar on the cost of satellites, as well as the increases to insurance costs and launch services in 2008 reduced the present value of the expected future cash flows for the orbital slots.

After recording the impairment charges on the orbital slots and on its Nimiq 3 satellite (see note 11), the Company performed its annual impairment test on goodwill by comparing the estimated fair value to the adjusted carrying value of the reporting unit. The annual impairment test of goodwill did not result in any impairment. Telesat will continue to monitor, however, whether the impact of the current uncertain economic times results in a requirement to test its balance of goodwill more frequently than on an annual basis. If any such triggering events are identified, a goodwill impairment test would be performed accordingly.

Revenue backlog is amortized based on the annual rate at which the backlog is recognized in revenue. Customer relationships, favourable leases and patents are amortized on a straight-line basis over the asset’s estimated useful life. The Company recorded amortization expense on intangible assets of $55.5 million for the year ended December 31, 2008 ($8.1 million for the two months ended December 31, 2007).

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	OTHER LIABILITIES

	December 31, 2008		December 31, 2007
	Current	Long Term	Current	Long Term
	Portion	Portion	Portion	Portion

Deferred revenues and deposits(a)	61,960	323,608	54,652	257,256
Derivative liabilities(b)	—	82,255	14,811	271,061
Capital lease liabilities(c)	15,644	24,213	29,008	44,344
Deferred satellite performance incentive payments(d)	11,425	60,895	7,533	35,791
Interest payable	43,517	—	40,146	—
Dividends payable on senior preferred shares (see note 15)	—	11,550	1,695	—
Pension and other post retirement liabilities (see note 21)	—	24,957	—	24,313
Other liabilities(e)	5,549	38,658	4,530	29,722

	138,095	566,136	152,375	662,487

(a)	Deferred revenues represent the Company’s liability for the provision of future services and are classified on the balance sheet in other current liabilities and other long-term liabilities. The prepaid amount is brought into income over the period of service to which the prepayment applies. The net amount outstanding at December 31, 2008 will be reflected in the statements of loss as follows: $57.5 million in 2009, $34.0 million in 2010, $32.6 million in 2011, $32.6 million in 2012, $32.2 million in 2013 and $192.2 million thereafter.

(b)	Derivative liabilities, both short and long-term, comprise the following:

		December 31,	December 31,
Derivative Liability	Maturity	2008	2007

Foreign currency forward contracts	January 1, 2008 to December 1, 2009	—	17,545
Cross currency basis swap	October 31, 2014	—	261,974
Interest rate swaps	January 31, 2010 to November 28, 2011	82,255	6,353

		82,255	285,872

(c)	The capital lease liabilities are classified on the balance sheet in other current liabilities and other long-term liabilities.

	December 31,	December 31,
Capital Lease Liabilities	2008	2007

Total minimum lease payments	48,889	90,025
Amount representing interest (9%)	(9,032)	(16,673)

	39,857	73,352
Current portion	(15,644)	(29,008)

Long-term portion	24,213	44,344

Future minimum lease payments payable under all capital leases are $18.7 million in 2009, $6.0 million in 2010, $6.1 million in 2011, $6.0 million in 2012, $6.0 million in 2013 and $6.1 million thereafter.

(d)	Deferred satellite performance incentive payments are payable over the lives of the Nimiq 1, Nimiq 4, Anik F1, Anik F2, Anik F3 and Anik F1R satellites. The present value of the payments is capitalized as

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

part of the cost of the satellite, recorded as a liability, and charged against operations as part of the normal amortization of the satellite. The present value of the amounts payable on the successful operation of the transponders are $11.4 million in 2009, $5.2 million in 2010, $4.5 million in 2011, $3.8 million in 2012, $4.0 million in 2013 and $43.4 million thereafter.

(e)	Other liabilities at December 31, 2008 include: tax indemnifications payable to Loral (note 22) of $8.5 million (2007 — $6.9 million), potential income tax liabilities of $2.6 million (2007 — $1.8 million), unfavourable leases of $1.9 million (2007 — $2.2 million), unfavourable customer revenue backlog of $12.8 million (2007 — $15.2 million), income taxes payable of $0.8 million (2007 — $0.9 million), promissory note payable to Loral of $7.4 million (note 23), and other liabilities of $10.2 million (2007 — $7.3 million).

14.	DEBT FINANCING

	December 31,	December 31,
	2008	2007

Senior secured credit facilities(a):
Revolving facility	—	20,000
The Canadian term loan facility	195,000	200,000
The U.S. term loan facility	2,087,010	1,687,652
The U.S. term loan II facility	179,207	5,842
Senior bridge loan(b)	—	667,806
Senior notes(c)	818,620	—
Senior subordinated bridge loan(d)	—	209,324
Senior subordinated notes(e)	256,400	—
Other debt financing(f)	258	3,739

	3,536,495	2,794,363
Current portion	(23,272)	(18,419)

Long-term portion	3,513,223	2,775,944

The outstanding debt balances above, with the exception of the revolving credit facility and the Canadian term loan, are shown net of related debt issuance costs. The debt issuance costs related to the revolving credit facility and Canadian term loan are included in deferred charges (see note 10) and are amortized to interest expense on a straight-line basis. All other debt issuance costs are amortized to interest expense using the effective interest method.

(a) The senior secured credit facilities are secured by substantially all of Telesat’s assets. Under the terms of these facilities, Telesat is required to comply with certain covenants including financial reporting, maintenance of certain financial covenant ratios for leverage and interest coverage, a requirement to maintain minimum levels of satellite insurance, restrictions on capital expenditures, a restriction on fundamental business changes or the creation of subsidiaries, restrictions on investments, restrictions on dividend payments, restrictions on the incurrence of additional debt, restrictions on asset dispositions, and restrictions on transactions with affiliates. The financial covenant ratios include total debt to EBITDA for covenant purposes (earnings before interest, taxes, depreciation, amortization and other charges) and EBITDA for covenant purposes to interest expense. Both financial covenant ratios become tighter over the term of the credit facility. At December 31, 2008 Telesat was in compliance with all of the required covenants.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telesat was required to hedge, at fixed rates, prior to February, 2008, 50% of its floating interest rate debt for a three year period ending October 31, 2010. The Company has complied with this obligation. These derivative instruments have not been designated as hedging instruments for accounting purposes.

Each tranche of the credit facility is subject to mandatory principal repayment requirements, which, in the initial years, are generally an annual amount representing 1% of the initial aggregate principal amount, payable quarterly. The senior secured credit facility has several tranches which are described below:

(i) A revolving Canadian dollar denominated credit facility (the “revolving facility”) of up to the Canadian dollar equivalent of $153 million (US$124.9 million) is available to Telesat. This revolving facility matures on October 31, 2012 and is available to be drawn at any time. The drawn loans will bear interest at the prime rate or LIBOR or Bankers’ Acceptance plus an applicable margin of 175 to 275 basis points per annum. Undrawn amounts under the facility are subject to a commitment fee. As at December 31, 2008, no funds were drawn under this facility.

(ii) The Canadian term loan facility is a $200 million loan facility denominated in Canadian dollars, bears interest at a floating rate of the Bankers’ Acceptance rate plus an applicable margin of 275 basis points per annum, and has a maturity of October 31, 2012. The required repayments on the Canadian term loan facility were $5 million for the year ended December 31, 2008 and will be $10 million for the year ended December 31, 2009, $15 million for the year ended December 31, 2010, $90 million for the year ended December 31, 2011 and $80 million for the year ended December 31, 2012. The payments will be made quarterly in varying amounts. The average interest rate was 6.57% for the year ended December 31, 2008, and 7.55% for the two months ended December 31, 2007. This facility was fully drawn at December 31, 2008 and principal repayments are being made as required.

(iii) The U.S. term loan facility is a $1,755 million loan facility denominated in U.S. dollars ($2,149 million CAD at December 31, 2008), bears interest at LIBOR plus an applicable margin of 300 basis points per annum, and has a maturity of October 31, 2014. The average interest rate was 6.35% for the year ended December 31, 2008, and 7.92% for the two months ended December 31, 2007. This facility was fully drawn at December 31, 2008 and principal repayments are being made as required.

(iv) The U.S. term loan II facility is a $150 million delayed draw facility denominated in U.S. dollars ($183.7 million CAD at December 31, 2008), bears interest at LIBOR plus an applicable margin of 300 basis points per annum, and has a maturity of October 31, 2014. The average interest rate was 6.17% for the year ended December 31, 2008 and 8.0% for the two months ended December 31, 2007. The U.S. term loan II facility was available to be drawn for 12 months after the closing of the Telesat Canada acquisition to fund capital expenditures. The undrawn amount of the U.S. term loan II was subject to a commitment fee. This facility was fully drawn at December 31, 2008 and principal repayments are being made as required.

(b) The Senior bridge loan was a $692.8 million unsecured loan facility denominated in U.S. dollars ($684.6 million CAD at December 31, 2008), guaranteed by certain Telesat subsidiary entities. This facility had a maturity of October 31, 2008 and an initial interest rate per annum equal to the greater of 9% or three-month LIBOR plus the applicable margin. The applicable margin increased over time subject to an interest rate cap of 11%. The average interest rate was 9.0% for the two months ended December 31, 2007 and 9.0% for the January 1, 2008 to June 29, 2008 period.

(c) On June 30, 2008, Telesat exchanged the outstanding US$692.8 million Senior bridge loan for US$692.8 million Senior notes. The Senior notes bear interest at an annual rate of 11.0% and are due November 1, 2015. The Senior notes include covenants or terms that restrict Telesat’s ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) modify or cancel

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company’s satellite insurance, (vi) effect mergers with another entity, and (vii) redeem the Senior notes prior to May 1, 2012, in each case subject to exceptions provided in the Senior notes indenture.

(d) The Senior subordinated bridge loan was a $217.2 million unsecured loan facility denominated in U.S. dollars ($214.6 million CAD), guaranteed by certain Telesat subsidiary entities. This facility had a maturity of October 31, 2008 and an initial interest rate per annum equal to the greater of 10.5% or three-month LIBOR plus the applicable margin. The applicable margin increased over time subject to an interest rate cap of 12.5%. The average interest rate was 10.5% for the two months ended December 31, 2007, and 10.5% for the January 1, 2008 to June 29, 2008 period.

(e) On June 30, 2008, Telesat also exchanged the outstanding US$217.2 million Senior subordinated bridge loan for US$217.2 million Senior subordinated notes. The Senior subordinated notes bear interest at a rate of 12.5% and are due November 1, 2017. The Senior subordinated notes include covenants or terms that restrict Telesat’s ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) modify or cancel the Company’s satellite insurance, (vi) effect mergers with another entity, and (vii) redeem the Senior subordinated notes prior to May 1, 2013, in each case subject to exceptions provided in the Senior subordinated notes indenture.

(f) Other debt financing includes the financing for the Company’s headquarters building. With respect to the headquarters building, the Company shares equally with the developer, the ownership, cost and debt of the building. The Company has leased the developer’s share for twenty years beginning January 25, 1989 for an annual rent, excluding operating costs, of $1.7 million. Total headquarters financing of $0.2 million includes the amount owing under this capital lease of $0.1 million at December 31, 2008. The imputed interest rate for the capital lease is 10.69% per annum.

Mortgage financing for the Company’s share of the facility has been arranged by the developer for a twenty-year term coincident with the lease with interest at 11% per annum and with annual payments of principal and interest of $1.9 million.

The outstanding balance of long term debt, excluding debt issuance costs, will be repaid as follows (in millions of Canadian dollars):

2009	2010	2011	2012	2013	Thereafter	Total

33.6	38.3	113.3	103.3	23.3	3,308.2	3,620.0

15.	SENIOR PREFERRED SHARES

Telesat issued 141,435 Senior Preferred Shares in exchange for cash with an issue price of $1,000 per Senior Preferred Share on October 31, 2007 as part of the Telesat Canada acquisition transaction described in notes 1 and 3. The Senior Preferred Shares rank in priority, with respect to the payment of dividends and return of capital upon liquidation, dissolution or winding-up, ahead of the shares of all other classes of Telesat stock which have currently been created, as well as any other shares that may be created that by their terms rank junior to the Senior Preferred Shares. The Senior Preferred Shares are entitled to receive cumulative preferential dividends at a rate of 7% per annum on the Liquidation Value, being $1,000 per Senior Preferred Share plus all accrued and unpaid dividends. The annual dividend may be paid in cash if such payment is permitted under the terms of (i) the senior secured credit facilities and the indenture governing the senior notes, and (ii) any indebtedness incurred to refinance the senior secured credit facilities or the senior notes. If the cash payment is not permitted, the dividends will be paid in Senior Preferred Shares based on an issue price of $1,000 per Senior Preferred Share. Dividends of $11.6 million (note 13) have been accrued at December 31, 2008 (2007 — $1.7 million, see note 13) and included as interest expense.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Senior Preferred Shares may be submitted by the holder for redemption on or after the twelfth anniversary of the date of issue, subject to compliance with law. Upon a change of control which occurs after the fifth anniversary of the issue of the Senior Preferred Shares, or on the fifth anniversary if a change of control occurs prior to the fifth anniversary of the issue, Telesat must make an offer of redemption to all holders of Senior Preferred Shares, and must redeem any Senior Preferred Shares for which the offer of redemption is accepted within 25 days of such offer. As a result, the Senior Preferred Shares have been classified as a liability on the balance sheet.

The holders of the Senior Preferred Shares are not entitled to receive notice of or to vote at any meeting of shareholders of the Company except for meetings of the holders of the Senior Preferred Shares as a class, called to amend the terms of the Senior Preferred Shares, or otherwise as required by law.

16.	CAPITAL STOCK

The authorized capital of the Company is comprised of: (i) an unlimited number of common shares, (ii) an unlimited number of voting participating preferred shares, (iii) an unlimited number of non-voting participating preferred shares, (iv) an unlimited number of redeemable common shares, (v) an unlimited number of redeemable non-voting participating preferred shares, (vi) 1,000 director voting preferred shares, and (vii) 325,000 senior preferred shares. None of the Redeemable Common Shares or Redeemable Non-Voting Participating Preferred Shares have been issued as at December 31, 2008.

Common Shares

The holders of the Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one vote in respect of each common share held on all matters at all such meetings, except in respect of a class vote applicable only to the shares of any other class, in respect of which the common shareholders shall have no right to vote. The holders of the Common Shares are entitled to receive dividends as may be declared by the Board of Directors of the Company, and are entitled to share in the distribution of the assets of the Company upon liquidation, winding-up or dissolution, subject to the rights, privileges and conditions attaching to any other class of shares ranking in order of priority. The Common Shares are convertible at the holders’ option, at any time, into Voting Participating Preferred Shares or Non-Voting Participating Preferred Shares, on a one-for-one basis.

The following table provides the details of the issued and outstanding Common Shares as at December 31, 2008. All amounts are in thousands of Canadian dollars, except the number of shares:

	Common Shares
	Number	Value ($)

Opening balance, October 31, 2007	1	—
Issued for cash (notes 1 and 3)	35,172,218	311,124
Issued in exchange for contributed assets (notes 1 and 3)	39,080,241	445,290

Ending balances, December 31, 2008 and 2007	74,252,460	756,414

Voting Participating Preferred Shares

The rights, privileges and conditions of the Voting Participating Preferred Shares are identical in all respects to those of the Common Shares, except for the following:

•	The holders of Voting Participating Preferred Shares are not entitled to vote at meetings of the shareholders of the Company on resolutions electing directors.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	For all other meetings of the shareholders of the Company, the holders of Voting Participating Preferred Shares are entitled to a variable number of votes per Voting Participating Preferred Share based on the number of Voting Participating Preferred Shares, Non-Voting Participating Preferred Shares and Redeemable Non-Voting Participating Preferred Shares outstanding on the record date of the given meeting of the shareholders of the Company.

•	The Voting Participating Preferred Shares are convertible, at any time, at the holders’ option into Common Shares or Non-Voting Participating Preferred Shares on a one-for-one basis as long as the result of such conversion does not cause the Company to cease to be a “qualified corporation” within the meaning of the Canadian Telecommunication Common Carrier Ownership and Control Regulations pursuant to the Telecommunications Act (Canada).

Non-Voting Participating Preferred Shares

The rights, privileges and conditions of the Non-Voting Participating Preferred Shares are identical in all respects to those of the Common Shares, except for the following:

•	The holders of Non-Voting Participating Preferred Shares are not entitled to vote on any matter at meetings of the shareholders of the Company, except in respect of a class vote applicable only to the Non-Voting Participating Preferred Shares.

•	The Non-Voting Participating Preferred Shares are convertible, at any time, at the holders’ option into Common Shares or Voting Participating Preferred Shares on a one-for-one basis as long as the result of such conversion does not cause the Company to cease to be a “qualified corporation” within the meaning of the Canadian Telecommunication Common Carrier Ownership and Control Regulations pursuant to the Telecommunications Act (Canada).

Director Voting Preferred Shares

The rights, privileges and conditions of the Director Voting Preferred Shares are identical in all respects to those of the Common Shares, except for the following:

•	The holders of Director Voting Preferred Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company at which directors of the Company are to be elected. The holders of the Director Voting Preferred Shares are not entitled to attend meetings of the shareholders of the Company and have no right to vote on any matter other than the election of directors of the Company.

•	The holders of Director Voting Preferred Shares are entitled to receive annual non-cumulative dividends of $10 per share if declared by the Board of Directors of the Company, in priority to the payment of dividends on the Common Shares, Voting Participating Preferred Shares, Non-Voting Participating Preferred Shares, Redeemable Common Shares, and Redeemable Non-Voting Participating Preferred Shares, but after payment of any accrued dividends on the Senior Preferred Shares.

•	In the event of liquidation, wind-up or dissolution, the holders of Director Voting Preferred Shares are entitled to receive $10 per share in priority to the payment of dividends on the Common Shares, Voting Participating Preferred Shares, Non-Voting Participating Preferred Shares, Redeemable Common Shares, and Redeemable Non-Voting Participating Preferred Shares, but after payment of any accrued dividends on the Senior Preferred Shares.

•	The Director Voting Preferred Shares are redeemable at the option of the Company, at any time, at a redemption price of $10 per share.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides the details of the issued and outstanding preferred shares as at December 31, 2008 and 2007. See note 3 for a description of the various transactions. All amounts are in thousands of Canadian dollars, except share amounts.

	Voting Participating		Non-Voting Participating		Director Voting		Total
	Number	Value ($)	Number	Value ($)	Number	Value ($)	Number	Value ($)

Opening balance, October 31, 2007	—	—	—	—	—	—	—	—
Issued for cash	7,034,444	117,388	—	—	1,000	10	7,035,444	117,398
Issued in exchange for contributed assets	—	—	25,794,025	304,449	—	—	25,794,025	304,449
Issued in exchange for the novation of forward contracts from Loral Skynet	—	—	10,159,799	119,917	—	—	10,159,799	119,917

Ending balance, December 31, 2008 and 2007	7,034,444	117,388	35,953,824	424,366	1,000	10	42,989,268	541,764

17.	CASH FLOW INFORMATION

	December 31,	December 31,
	2008	2007

Cash and cash equivalents is comprised of:
Cash	26,584	32,737
Short term investments, original maturity 90 days or less	71,955	9,466

	98,539	42,203

Changes in operating assets and liabilities are comprised of:
Receivables	(3,303)	(4,718)
Other assets	(34,885)	132,768
Accounts payable and accrued liabilities	(12,947)	72,380
Income taxes payable	960	(749)
Other liabilities	99,034	5,809

	48,859	205,490

	December 31,	December 31,
	2008	2007

Non-cash investing and financing activities are comprised of:
Purchase of satellites, property and other equipment	3,595	4,767
Purchase of concession right	1,230	—
Shares issued in exchange for assets contributed (note 3)	—	869,656

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	CAPITAL DISCLOSURES

Telesat Holdings Inc. is a privately held company. The Company’s financial strategy is designed to maintain compliance with its financial covenants under its senior secured credit facility, and to provide adequate returns to its shareholders and other stakeholders. Telesat meets these objectives through its monitoring of its financial covenants and operating results on a quarterly basis.

The Company defines its capital as follows:

	December 31,	December 31,
	2008	2007

Shareholders’ equity, excluding accumulated other comprehensive loss	477,174	1,294,127
Debt financing	3,536,495	2,794,363
Cash and cash equivalents	98,539	42,203

Telesat manages its capital by measuring the financial covenant ratios contained in its senior secured credit agreement (the “credit agreement”), dated October 31, 2007 and which terminates in October 2014. As of December 31, 2008, the Company was subject to three financial covenant compliance tests: a maximum Consolidated Total Debt to Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for covenant purposes ratio test, a minimum Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio test and a maximum Permitted Capital Expenditure Amount test. Compliance with financial covenants is measured on a quarterly basis, except for the maximum Permitted Capital Expenditure Amount which is only measured at the end of every fiscal year.

As of December 31, 2008, Telesat’s Consolidated Total Debt to Consolidated EBITDA for covenant purposes ratio, for credit agreement compliance purposes, was 7.29:1, which was less than the maximum test ratio of 9.50:1. The Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio, for credit agreement compliance purposes, was 1.74:1, which was greater than the minimum test ratio of 1.20:1. These test ratios were constant for the 2008 financial year. The Capital Expenditure Amount, for credit agreement compliance purposes, was $263.6 million, which was less than the maximum US $325.0 million permitted under the credit agreement. The maximum Permitted Capital Expenditure Amount varies in each fiscal year with the possibility to carry forward or carry back unused amounts based on conditions specified in the credit agreement.

For the quarter ending March 31, 2009, the Consolidated Total Debt to Consolidated EBITDA for covenant purposes ratio test becomes 9.25:1, and the ratio test generally becomes more restrictive over the life of the credit agreement, such that for the period beginning October 1, 2013, the ratio test is a maximum of 5.50:1. For the quarter ending June 30, 2009, the minimum Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio is 1.25:1, and the ratio test generally becomes more restrictive over the life of the credit agreement, such that for the quarter ending September 30, 2014, the minimum test ratio is 1.95:1.

As part of the on-going monitoring of Telesat’s compliance with its financial covenants, interest rate risk due to variable interest rate debt is managed through the use of interest rate swaps (note 19), and foreign exchange risk exposure arising from principal and interest payments on Telesat’s debt is partially managed through a cross currency basis swap (note 19). In addition, operating expenses are tracked against budget on a monthly basis, and this analysis is reviewed by senior management.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	FINANCIAL INSTRUMENTS

Fair Value

Fair value is the amount that willing parties would accept to exchange a financial instrument based on the current market for instruments with the same risk, principal and remaining maturity. Where possible, fair values are based on the quoted market values in an active market. In the absence of an active market, we determine fair values based on prevailing market rates (bid and ask prices, as appropriate) for instruments with similar characteristics and risk profiles or internal or external valuation models, such as option pricing models and discounted cash flow analysis, using observable market-based inputs.

Estimates of fair values are affected significantly by the assumptions for the amount and timing of estimated future cash flows and discount rates, which all reflect varying degrees of risk. Potential income taxes and other expense that would be incurred on disposition of these financial instruments are not reflected in the fair values. As a result, the fair values are not necessarily the net amounts that would be realized if these instruments were actually settled.

The carrying amounts for cash and cash equivalents, short term investments, trade receivables, promissory notes receivable, other current liabilities, accounts payable and accrued liabilities, and debt due within one year approximate fair market value due to the short maturity of these instruments. Derivative instruments are based on third party quotes reflecting observable market inputs for interest and currency rates. At December 31, 2008 the fair value of the debt financing is equal to the market value derived from transactions and quotations from third parties excluding financing charges considering market interest rates. At December 31, 2007 the fair value of the debt financing was equal to its carrying value, excluding financing charges, due to the short period of time elapsed since the assumption of the debt.

The carrying amounts and fair values of financial instruments were as follows as at:

	Carrying Value
			Loans &
December 31, 2008	HFT	AFS	Receivables	Total	Fair Value

Financial assets
Cash and cash equivalents	98,539	—	—	98,539	98,539
Accounts and notes receivable	—	—	61,933	61,933	61,933
Derivative financial instruments	19,602	—	—	19,602	19,602
Other assets	14,936	637	2,202	17,775	17,775

	133,077	637	64,135	197,849	197,849

	Carrying Value
December 31, 2008	HFT	Other	Total	Fair Value

Financial liabilities
Accounts payable and accrued liabilities	—	48,764	48,764	48,764
Debt	—	3,536,237	3,536,237	2,371,014
Derivative financial instruments	82,255	—	82,255	82,255
Other liabilities	—	288,236	288,236	191,837

	82,255	3,873,237	3,955,492	2,693,870

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Carrying Value
			Loans &
December 31, 2007	HFT	AFS	Receivables	Total	Fair Value

Financial assets
Cash and cash equivalents	42,203	—	—	42,203	42,203
Accounts and notes receivable	—	—	55,299	55,299	55,299
Derivative financial instruments	354	—	—	354	354
Other assets	7,203	—	—	7,203	7,203

	49,760	—	55,299	105,059	105,059

	Carrying Value
December 31, 2007	HFT	Other	Total	Fair Value

Financial liabilities
Accounts payable and accrued liabilities	—	81,221	81,221	81,221
Debt	—	2,792,575	2,792,575	2,865,116
Derivative financial instruments	285,872	—	285,872	285,872
Other liabilities	—	228,654	228,654	230,258

	285,872	3,102,450	3,388,322	3,462,467

The Company, through its financial assets and liabilities, is exposed to various risks. The following analysis provides a measurement of risks as at the balance sheet date of December 31, 2008.

Measurement of Risks

Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, short term investments, derivative assets, other assets and accounts receivable. At December 31, 2008 the maximum exposure to credit risk is equal to the carrying value of the financial assets, $197.8 million (2007 — $105.1 million) as listed above. Cash and cash equivalents and short term investments are invested with high quality investment grade financial institutions and are governed by the Company’s corporate investment policy, which aims to reduce credit risk by restricting investments to high-grade U.S. dollar and Canadian dollar denominated investments.

Telesat may be exposed to credit risk if counterparties to its derivative instruments are unable to meet their obligations. It is expected that these counterparties will be able to meet their obligations as they are institutions with strong credit ratings. Telesat regularly monitors the credit risk and credit exposure.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telesat has a number of diverse customers, which limits the concentration of credit risk with respect to accounts receivable. The Company has credit evaluation, approval and monitoring processes intended to mitigate potential credit risks. Telesat’s standard payment terms are 30 days. Interest at a rate of 1.5% per month, compounded monthly, is typically charged on balances remaining unpaid at the end of the standard payment terms. Telesat’s historical experience with customer defaults has been minimal. As a result, Telesat considers the credit quality of its North American customers to be high; however due to the additional complexities of collecting from its International customers the Company considers the credit quality of its International customers to be lower than the North American customers. At December 31, 2008, North American and International customers made up 64% and 36% of the outstanding trade receivable balance, respectively. Anticipated bad debt losses have been provided for in the allowance for doubtful accounts. The allowance for doubtful accounts at December 31, 2008 was $5.4 million (2007 — $4.3 million). A reconciliation of the allowance for doubtful accounts is as follows:

Allowance for Doubtful Accounts	2008	2007

Balance at January 1 and October 31, respectively	4.3	4.2
Provision for receivables impairment	1.6	0.2
Receivables written off during the period as uncollectible	(0.5)	(0.1)

Balance at December 31	5.4	4.3

Foreign Exchange Risk

The Company’s operating results are subject to fluctuations as a result of exchange rate variations to the extent that transactions are made in currencies other than Canadian dollars. The most significant impact of variations in the exchange rate is on the U.S. dollar denominated debt financing. At December 31, 2008, approximately $3,341 million of the $3,536 million total debt financing (note 14) is the Canadian dollar equivalent of the U.S. dollar denominated portion of the debt.

Telesat uses forward contracts to hedge foreign currency risk on anticipated transactions, mainly related to the construction of satellites. At December 31, 2008, the Company had $61.0 million (2007 — $196.9 million) of outstanding foreign exchange contracts which require the Company to pay Canadian dollars to receive US $58.7 million (2007 — US $198.9 million) for future capital expenditures. At December 31, 2008, the fair value of these derivative contract liabilities was an unrealized gain of $10.8 million (December 31, 2007 — unrealized loss of $17.5 million). This non-cash gain will remain unrealized until the contracts are settled. These forward contracts are due between February 2, 2009 and December 1, 2009.

The Company has also entered into a cross currency basis swap to hedge the foreign currency risk on a portion of its U.S. dollar denominated debt. Telesat uses natural hedges to manage the foreign exchange risk on operating cash flows. At December 31, 2008, the Company had a cross currency basis swap of $1,212 million (2007 — $1,224 million) which requires the Company to pay Canadian dollars to receive US $1,043.5 million (2007 — US $1,054 million). At December 31, 2008, the fair value of this derivative contract was an unrealized gain of $8.8 million (2007 — unrealized loss of $262 million). This non-cash gain will remain unrealized until the contract is settled. This contract is due on October 31, 2014.

The Company’s main currency exposures as at December 31, 2008 lie in its U.S. dollar denominated cash and cash equivalents, accounts receivable, accounts payable and debt financing.

A five percent weakening of the Canadian dollar against the U.S. dollar at December 31, 2008 would have increased the net loss and decreased other comprehensive loss for the year by $189.4 million and $0.3 million, respectively. A five percent strengthening of the Canadian dollar against the U.S. dollar at December 31, 2008 would have decreased the net loss and increased other comprehensive loss for the year by

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$189.4 million and $0.3 million, respectively. This analysis assumes that all other variables, in particular interest rates, remain constant.

Interest Rate Risk

The Company is exposed to interest rate risk on its cash and cash equivalents and its long term debt which is primarily variable rate financing. Changes in the interest rates could impact the amount of interest Telesat is required to pay. Telesat uses interest rate swaps to hedge the interest rate risk related to variable rate debt financing. At December 31, 2008, the fair value of these derivative contract liabilities was an unrealized loss of $82.3 million (2007 — unrealized loss of $6.4 million). This non-cash loss will remain unrealized until the contracts are settled. These contracts are due between January 31, 2010 and November 28, 2011.

If the interest rates on the unhedged variable rate debt change by 0.25% this would result in a change in the net loss of approximately $4.0 million for the year ended December 31, 2008.

Liquidity Risk

The Company maintains credit facilities to ensure it has sufficient available funds to meet current and foreseeable financial requirements. The following are the contractual maturities of financial liabilities as at December 31, 2008:

	Carrying	Contractual						After
	Amount	Cash Flows	2009	2010	2011	2012	2013	2012
	In millions of Canadian dollars

Accounts payable and accrued liabilities	48.8	48.8	48.8	—	—	—	—	—
Customer and other deposits	10.7	10.7	8.6	2.1	—	—	—	—
Other liabilities	136.6	136.6	59.6	21.3	4.5	3.8	4.0	43.4
Derivative financial instruments	82.3	82.3	—	18.5	63.8	—	—	—
Long term debt	3,536.2	3,620.0	33.6	38.3	113.3	103.3	23.3	3,308.2

	3,814.6	3,898.4	150.6	80.2	181.6	107.1	27.3	3,351.6

20.	STOCK-BASED COMPENSATION PLANS

Employee Savings Plans (ESPs)

The ESP enabled Telesat employees to acquire BCE common shares through payroll deductions of up to 10% of their annual base earnings and target bonus plus employer contributions of up to 2%. Compensation expense in the predecessor entity for ESPs was $0.6 million in 2007 and $0.6 million in 2006. The ESP was discontinued on October 31, 2007.

BCE Stock Options

Prior to the acquisition of Telesat Canada, as described in note 1 and 3, options were granted to key employees of Telesat Canada to purchase BCE common shares at a subscription price usually equal to the market value of the shares on the last trading day before the grant came into effect. For options granted before January 1, 2004, the right to exercise the options generally vested or accrued by 25% a year for four years of continuous employment from the date of the grant, except where a special vesting period applied. Options became exercisable when they vested and could be exercised for a period of up to 10 years from the date of grant. For options granted after January 1, 2004, the right to exercise options vested after two to three years of continuous employment from the date of grant, if specific performance targets were met. Options became exercisable when they vested and could be exercised for a period of up to six years from the date of grant.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subject to achieving specific performance targets, 50% of the options would vest after two years and 100% after three years.

During 2007, under the predecessor entity, stock options were granted and an expense of $0.6 million (2006 — $0.2 million) was charged to contributed surplus. The stock option program was discontinued on October 31, 2007. All outstanding options vested on October 30, 2007. There are no outstanding options at December 31, 2008 under the BCE stock option programs. All previously outstanding options expired on April 30, 2008.

The following table is a summary of the status of the Predecessor’s portion of the BCE stock option programs:

	December 31, 2008		December 31, 2007
		Weighted-		Weighted-
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price ($)	of Shares	Price ($)

Outstanding, beginning of period	406,908	34	411,047	34
Granted	—	—	—	—
Exercised	(264,853)	30	—	—
Expired/forfeited	(142,055)	41	(4,139)	30

Outstanding, end of period	—	—	406,908	34

Exercisable, end of period	—	—	406,908	34

	Options Outstanding			Options Exercisable
		Weighted-	Weighted-		Weighted-
		Average	Average		Average
		Remaining	Exercise		Exercise
December 31, 2007	Number	Life	Price ($)	Number	Price ($)

Range of Exercise Price
Below $20	375	0.33	15.15	375	15.15
$20 to $29	101,972	0.33	29.42	101,972	29.42
$30 to $39	162,506	0.33	30.79	162,506	30.79
$40 and over	142,055	1.22	40.95	142,055	40.95

	406,908	0.64	33.98	406,908	33.98

The assumptions the Predecessor used to determine the stock-based compensation expense under the Black-Scholes option pricing model were as follows:

	October 30,	December 31,
	2007	2006

Compensation cost	617	170
Number of stock options granted	159,506	101,972
Weighted-average fair value per option granted ($)	3.4	2.3
Assumptions:
Dividend yield	4.5%	4.4%
Expected volatility	20%	17%
Risk-free interest rate	4.0%	4.0%
Expected life (years)	3.5	3.5

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Share Units (RSUs)

RSUs were granted to Telesat executives in 2006 and 2007. The value of an RSU was always equal to the value of one BCE common share. Dividends in the form of additional RSUs were credited to the participant’s account on each dividend payment date and were equivalent in value to the dividend paid on BCE common shares. Each executive was granted a specific number of RSUs for a given performance period, based on his or her position and level of contribution. At the end of each given performance period, RSUs would vest if performance objectives were met or would be forfeited.

Vested RSUs were to be paid in BCE common shares purchased on the open market, in cash or through a combination of both, at the holder’s choice, as long as individual share ownership requirements were met. The RSU plan was discontinued on October 31, 2007.

The table below is a summary of the status of RSUs:

	Number of RSUs
	October 30,	December 31,
	2007	2006

Outstanding, beginning of period	136,523	76,237
Granted	—	136,523
Dividends credited	5,460	883
Payments	(141,983)	(77,120)
Expired/forfeited	—	—

Outstanding, end of period	—	136,523

For the ten months ended October 30, 2007, the predecessor entity recorded a compensation expense for RSUs of $5.3 million (year ended December 31, 2006 — $0.2 million).

Special Compensation Payments (SCPs)

Before 2000, when options were granted to employees, related rights to SCPs were also often granted. SCPs were cash payments representing the amount that the market value of the shares on the date of exercise exceeded the exercise price of these options.

The number of SCPs for BCE common shares outstanding at October 30, 2007 was 375 (year ended December 31, 2006 — 20,750). All of the outstanding SCPs cover the same number of shares as the options to which they relate. It was Telesat’s responsibility to make the payments under the SCPs. The predecessor entity’s annual compensation expense for the SCP was an expense of $0.2 million for the ten months ended October 30, 2007 (year ended December 31, 2006 — recovery of $0.1 million).

Deferred Share Units (DSUs)

DSUs were granted to executives when they chose to receive their bonuses in the form of DSU units instead of cash. The value of a DSU was always equal to the value of one BCE common share. Dividends in the form of additional DSUs were credited to the participant’s account on each dividend payment date and were equivalent in value to the dividend paid on BCE common shares. DSUs were paid in cash when the holder chose to exercise their units. There are no outstanding DSUs at December 31, 2008. All of the outstanding DSUs expired on April 30, 2008.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below is a summary of the status of the DSUs:

	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006

Outstanding, beginning of period	6,772	6,772	6,512	4,399
Granted	—	—	—	1,846
Dividends credited	65	—	260	267
Exercised	(6,837)	—	—	—

Outstanding, end of period	—	6,772	6,772	6,512

For the ten months ended October 30, 2007, the predecessor entity recorded a compensation expense for DSUs of $0.1 million (year ended December 31, 2006 — $0.1 million).

Telesat Holdings Stock Options

On September 19, 2008, Telesat adopted a stock incentive plan for certain key employees of the Company and its subsidiaries. The plan provides for the grant of up to 8,824,646 options to purchase non-voting participating preferred shares of Telesat Holdings Inc., convertible into common shares.

Two different types of stock options can be granted under the plan: time-vesting options and performance-vesting options. The time-vesting options generally become vested and exercisable over a five year period by 20% increments on each October 31st starting in 2008. The vesting amount is prorated for optionees whose employment with the Company or its subsidiaries started after October 31, 2007. The performance-vesting options become vested and exercisable over a five year period starting March 31, 2009, provided that the Company has achieved or exceeded an annual or cumulative target consolidated EBITDA established and communicated on the grant date by the Board of Directors.

The exercise periods of the share options expire ten years from the grant date. The exercise price of each share underlying the options will be the higher of a fixed price, established by the Board of Directors on the grant date, and the fair market value of a non-voting participating preferred share on the grant date.

	Options Outstanding		Options Exercisable
		Weighted-Average
At December 31, 2008	Number	Remaining Life	Number

Exercise price $11.07	7,740,476	9 years	1,538,623

The assumptions used to determine the stock-based compensation expense under the Black-Scholes option pricing model were as follows:

December 31,
2008

Compensation cost (credited to contributed surplus)	5,448
Number of stock options granted	7,740,476
Weighted-average fair value per option granted ($)	8.52
Assumptions:
Dividend yield	—%
Expected volatility	31.5%
Risk-free interest rate	3.78%
Expected life (years)	10

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	EMPLOYEE BENEFIT PLANS

Telesat Canada

The Company’s funding policy is to make contributions to its pension funds based on various actuarial cost methods as permitted by pension regulatory bodies. Contributions reflect actuarial assumptions concerning future investment returns, salary projections and future service benefits. Plan assets are represented primarily by Canadian and foreign equity securities, fixed income instruments and short-term investments.

Skynet Satellite Corporation

The Company provides certain health care and life insurance benefits for retired employees of the legacy Skynet companies and their dependents. Participants are eligible for these benefits generally when they retire from active service and meet the eligibility requirements for the pension plan. These benefits are funded primarily on a pay-as-you-go basis, with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

The changes in the benefit obligations and in the fair value of assets and the funded status of the defined benefit plans were as follows:

	December 31, 2008
	Telesat Canada		Skynet
	Pension	Other	Other	Total

Pension and other benefits
Change in benefit obligations
Benefit obligation, January 1, 2008	163,546	16,224	8,089	187,859
Current service cost	3,926	433	—	4,359
Interest cost	9,271	862	883	11,016
Actuarial (gains) losses	(40,426)	(4,396)	(129)	(44,951)
Benefit payments	(10,884)	(596)	(155)	(11,635)
Employee contributions	1,321	—	37	1,358

Benefit obligation, December 31, 2008	126,754	12,527	8,725	148,006

	December 31, 2008
	Telesat Canada		Skynet
	Pension	Other	Other	Total

Pension and other benefits
Change in fair value of plan assets
Fair value of plan assets, January 1, 2008	173,457	—	—	173,457
Return on plan assets	(29,811)	—	—	(29,811)
Benefit payments	(10,884)	(596)	(155)	(11,635)
Employee contributions	1,321	—	37	1,358
Employer contributions	4,210	596	118	4,924

Fair value of plan assets, December 31, 2008	138,293	—	—	138,293

Funded status
Plan surplus (deficit)	11,539	(12,527)	(8,725)	(9,713)
Unamortized net actuarial (gain) loss	2,071	(3,705)	—	(1,634)

Accrued benefit asset (liability)	13,610	(16,232)	(8,725)	(11,347)

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2007
	Telesat Canada		Skynet
	Pension	Other	Other	Total

Pension and other benefits
Change in benefit obligations
Benefit obligation, October 31, 2007	159,392	16,631	8,079	184,102
Current service cost	774	79	—	853
Interest cost	1,513	146	—	1,659
Benefit payments	(722)	(70)	(24)	(816)
Plan amendment (early retirement program)	5,703	—	5	5,708
Employee contributions	145	—	87	232
Restructuring	(3,259)	(562)	(58)	(3,879)

Benefit obligation, December 31, 2007	163,546	16,224	8,089	187,859

	December 31, 2007
	Telesat Canada		Skynet
	Pension	Other	Other	Total

Pension and other benefits
Change in fair value of plan assets
Fair value of plan assets, October 31, 2007	176,595	—	—	176,595
Return on plan assets	(2,596)	—	—	(2,596)
Benefit payments	(722)	(70)	(24)	(816)
Employee contributions	145	—	5	150
Employer contributions	35	70	19	124

Fair value of plan assets, December 31, 2007	173,457	—	—	173,457

Funded (deficiency) status	9,911	(16,224)	(8,089)	(14,402)

The fair value of the Telesat Canada plan assets consists of the following asset categories:

	December 31,	December 31,
	2008	2007

Equity securities	59%	60%
Fixed income instruments	39%	38%
Short-term investments	2%	2%

Total	100%	100%

Plan assets are valued as at the measurement date of December 31 each year.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The significant weighted-average assumptions adopted in measuring Telesat Canada’s pension and other benefit obligations and Skynet’s other benefit obligations were as follows:

	December 31, 2008			December 31, 2007
	Telesat Canada		Skynet	Telesat Canada		Skynet
	Pension	Other	Other	Pension	Other	Other

Accrued benefit obligation
Discount rate	7.5%	7.5%	6.5%	5.5%	5.5%	6.5%
Rate of compensation increase	3.5%	3.5%	4.3%	3.5%	3.5%	4.3%
Benefit costs for the periods ended
Discount rate	5.5%	5.5%	6.5%	5.5%	5.5%	6.5%
Expected long-term rate of return on plan assets	7.5%	—	—	7.5%	—	—
Rate of compensation increase	3.5%	3.5%	4.3%	3.5%	3.5%	4.3%

For the Telesat Canada plans, for measurement purposes, a 10.5% (drugs) / 4.5% (other) annual rate of increase in the per capita cost of covered health care benefits (the health care cost trend) was assumed for 2008. The drug rate is assumed to gradually decrease to 4.5% by 2014 and remain at that level thereafter. For the Skynet plan, actuarial assumptions to determine the benefit obligation for other benefits as of December 31, 2008, used a health care cost trend rate of 10% decreasing gradually to 5% by 2018. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans.

The net benefit expense included the following components:

	Successor Entity
	Year Ended				For the Period October 31
	December 31, 2008				to December 31, 2007
	Telesat Canada		Skynet		Telesat Canada		Skynet
	Pension	Other	Other	Total	Pension	Other	Other	Total

Current service cost	3,926	433	—	4,359	774	79	—	853
Interest cost	9,271	862	883	11,016	1,513	146	—	1,659
Expected return on plan assets	(12,686)	—	—	(12,686)	(2,206)	—	—	(2,206)

Net benefit expense	511	1,295	883	2,689	81	225	—	306

	Predecessor Entity
	For the Period January 1			Year Ended
	to October 30, 2007			December 31, 2006
	Pension	Other	Total	Pension	Other	Total

Current service cost	3,612	396	4,008	4,315	465	4,780
Interest cost	7,149	681	7,830	8,212	767	8,979
Expected return on plan assets	(10,610)	—	(10,610)	(11,271)	—	(11,271)
Amortization of past service cost	—	—	—	900	—	900
Amortization of net actuarial loss	34	—	34	1,780	—	1,780
Amortization of transitional (asset) obligation	(1,288)	515	(773)	(1,273)	618	(655)
Additional expense	169	—	169	—	—	—

Net benefit expense (income)	(934)	1,592	658	2,663	1,850	4,513

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Sensitivity of assumptions

The impact of a hypothetical 1% change in the health care cost trend rate on the other post-retirement benefit obligation and the aggregate of service and interest cost would have been as follows:

	Benefit	Aggregate of Service
	Obligation	and Interest Cost

As reported	21,252	2,178
Impact of increase of 1% point	1,817	198
Impact of decrease of 1% point	(1,587)	(166)

The above sensitivities are hypothetical and should be used with caution. Changes in amounts based on a 1% point variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in amounts may not be linear. The sensitivities have been calculated independently of changes in other key variables. Changes in one factor may result in changes in another, which could amplify or reduce certain sensitivities.

22.	COMMITMENTS AND CONTINGENT LIABILITIES

Off balance sheet commitments include operating leases, commitments for future capital expenditures and other future purchases.

	2009	2010	2011	2012	2013	Thereafter	Total

Off balance sheet commitments	218,313	36,513	20,949	15,002	12,672	40,584	344,033

Certain of the Company’s satellite transponders, offices, warehouses, earth stations, vehicles, and office equipment are leased under various terms. Minimum annual commitments under operating leases determined as at December 31, 2008 are $29.2 million in 2009, $23.7 million in 2010, $20.0 million in 2011, $14.0 million in 2012, $11.6 million in 2013 and 23.6 million thereafter. The aggregate lease expense for the year ended December 31, 2008, the two months ended December 31, 2007, the predecessor periods of ten months ended October 30, 2007 and the year ended December 31, 2006 was $21.0 million, $4.5 million, $11.2 million and $18.0 million respectively. The expiry terms range from January 2009 to July 2016.

Telesat has non-satellite purchase commitments of CAD $4.1 million, or US$3.4 million, with various suppliers at December 31, 2008 (2007 — CAD $4.4 million, or US$4.5 million). The total outstanding commitments at December 31, 2008 are in U.S. dollars.

Telesat has entered into contracts for the construction of Nimiq 5 (targeted for launch in 2009) and Telstar 11N (targeted for launch in 2009). The outstanding commitments at December 31, 2008 on these contracts are $200.1 million or US$163.4 million (2007 — CAD $261.2 million or US$264.3 million). The total outstanding commitments at December 31, 2008 are in U.S. dollars.

Telesat has agreements with various customers for prepaid revenues on several satellites which take effect on final acceptance of the spacecraft. Telesat is responsible for operating and controlling these satellites. Deposits of $341.3 million (2007 — $273.3 million), refundable under certain circumstances, are reflected in other liabilities, both current and long-term.

In the normal course of business, Telesat has executed agreements that provide for indemnification and guarantees to counterparties in various transactions. These indemnification undertakings and guarantees may require Telesat to compensate the counterparties for costs and losses incurred as a result of certain events including, without limitation, loss or damage to property, change in the interpretation of laws and regulations (including tax legislation), claims that may arise while providing services, or as a result of litigation that may be suffered by the counterparties.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Certain indemnification undertakings can extend for an unlimited period and may not provide for any limit on the maximum potential amount, although certain agreements do contain specified maximum potential exposure representing a cumulative amount of approximately $20.7 million (2007 — $14.9 million). The nature of substantially all of the indemnification undertakings prevents the Company from making a reasonable estimate of the maximum potential amount Telesat could be required to pay counterparties as the agreements do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Telesat has not made any significant payments under such indemnifications.

Telesat and Loral have entered into an indemnification agreement whereby Loral will indemnify Telesat for any tax liabilities for taxation years prior to 2007. Likewise, Telesat will indemnify Loral for the settlement of any tax receivables for taxation years prior to 2007.

In August 2001, Boeing, the manufacturer of the Anik F1 satellite, advised Telesat of a gradual decrease in available power on-board the satellite. Telesat filed an insurance claim with its insurers on December 19, 2002, and in March 2004 reached a final settlement agreement. The settlement calls for an initial payment in 2004 of US $136.2 million and an additional payment of US $49.1 million in 2007 if the power level on Anik F1 degrades as predicted by the manufacturer. In the event that the power level on Anik F1 is better than predicted, the amount of the payment(s) will be adjusted by applying a formula which is included in the settlement documentation and could result in either a pro-rated payment to Telesat of the additional US $49.1 million or a pro-rated repayment of up to a maximum of US $36.1 million to be made by Telesat to the insurers. The initial payment has been received. During December 2005, a number of insurers elected to pay a discounted amount of the proceeds due in 2007. A discounted value of US$26.2 million was received from a number of insurance underwriters in December 2005 with US $20.0 million to be paid by a few insurers in 2007. Telesat submitted its final claim in the fourth quarter of 2007. In January 2008, certain insurance underwriters indicated disagreement with Telesat’s determination of the available power such that the final payment, in the insurers’ view, would be approximately US$2.4 million. In July 2008, Telesat received a final settlement of US $2.0 million from certain insurers. Claims with other insurers, for a value of US $18.0 million, remain unresolved. In the event Telesat is unable to resolve this disagreement, it fully intends to pursue arbitration. At December 31, 2008, Telesat has not recorded any receivable related to this claim.

23.	RELATED PARTY TRANSACTIONS

Related parties include PSP and Loral, the common shareholders, together with their subsidiaries and affiliates.

The following transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. The related party transactions as at and for the period ended December 31, 2008 and 2007 were between Telesat and Loral, and subsidiaries and affiliates of Loral. The related party transactions as at and for the predecessor periods ended October 30, 2007 and December 31, 2006 were between Telesat and BCE, together with BCE subsidiaries and affiliates.

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Service revenues	3,560	440	139,706	139,335
Operations and administration expense	6,295	825	5,340	7,340
Capital expenditures — satellites	83,203	12,318	—	—

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The balances with related parties are as follows:

	December 31,	December 31,
	2008	2007

Receivables at end of period	3,200	3,389
Payables at end of period	13,770	9,682
Note and interest payable at end of period	7,380	—

In January 2008, Telesat entered into an option agreement with Loral whereby Telesat has the option to cause Loral to assign their rights and obligations with respect to a portion of the ViaSat-1 satellite payload providing coverage into Canada to Telesat. The option expires on October 31, 2009. This transaction is not in the normal course of operations and has been accounted for at carrying value. Telesat has assigned no value to the option as the carrying value of the orbital slot license is nominal. At December 31, 2008, Telesat had not exercised the option.

24.	COMPARATIVE FIGURES

Certain of the prior years’ figures have been reclassified to conform with the current year’s presentation, the most significant of which was to reclass transponder rights of $28.5 million from transponders under capital lease within Satellites, property and other equipment, net to finite life intangible assets within Intangible assets, net. This is not a material change to the financial statements since it is a reclassification of long term depreciable assets with no change to the estimated useful life.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

25.	RECONCILIATION OF CANADIAN GAAP TO UNITED STATES GAAP

Telesat has prepared these consolidated financial statements according to Canadian GAAP. The following tables are a reconciliation of differences relating to the statement of (loss) earnings and total shareholders’ equity reported according to Canadian GAAP and United States GAAP (“U.S. GAAP”).

Reconciliation of Net (Loss) Earnings

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Canadian GAAP — Net (loss) earnings	(822,401)	(4,051)	81,742	103,985
Gains (losses) on embedded derivatives(a)	20,118	774	(5,051)	(998)
Losses on derivatives designated as cash flow hedges under Canadian GAAP(a)	—	—	(10,361)	—
Sales type lease — operating lease for U.S. GAAP(b)	18,808	2,748	(23,617)	—
Capital lease — operating lease for U.S. GAAP(b)	(7,584)	(78)	9,436	—
Lease amendments(c)	(1,233)	—	—	—
Dividends on senior preferred shares(d)	9,855	1,695	—	—
Tax effect of above adjustments(e)	(8,761)	275	9,606	1,568
Uncertainty in income taxes(f)	(6,875)	(2,648)	3,234	—

U.S. GAAP — Net (loss) earnings	(798,073)	(1,285)	64,989	104,555
Dividends on preferred shares	—	—	—	(1,487)
Other comprehensive (loss) earnings items:
Change in currency translation adjustment	(7,143)	(599)	1,715	(448)
Loss on derivatives designated as cash flow hedges(a)	—	—	(7,168)	—
Net actuarial plans cost(g)
Net actuarial losses	(1,169)	—	(314)	—
Net transitional assets	—	—	(525)	—

U.S. GAAP — Comprehensive (loss) earnings	(806,385)	(1,884)	58,697	102,620

Accumulated Other Comprehensive Loss

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to	Year Ended
	December 31,	December 31,	October 30,	December 31,
	2008	2007	2007	2006
Cumulative translation adjustment, net of tax	(7,742)	(599)	(568)	(2,283)
Loss on derivatives designated as cash flow hedges(a)	—	—	(7,168)	—
Net benefit plans cost(g)
Net actuarial losses	(1,169)	—	(7,448)	(7,080)
Net transitional assets	—	—	3,980	4,471

Accumulated other comprehensive loss	(8,911)	(599)	(11,204)	(4,892)

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reconciliation of Total Shareholders’ Equity

	December 31,	December 31,
	2008	2007

Canadian GAAP	469,432	1,293,528
Adjustments
Gains on embedded derivatives(a)	20,892	774
Net actuarial losses(g)	(1,169)	—
Sales type lease — operating lease for U.S. GAAP(b)	21,556	2,748
Capital lease — operating lease for U.S. GAAP(b)	(7,662)	(78)
Lease amendment(c)	(1,233)	—
Tax effect of above adjustments(e)	(8,486)	275
Uncertainty in income taxes(f)	(9,523)	(2,648)

U.S. GAAP	483,807	1,294,599

Description of United States GAAP adjustments:

(a)	Derivatives and embedded derivatives

Embedded derivatives

The accounting for derivative instruments and hedging activities under Canadian GAAP is now substantially harmonized with U.S. GAAP, with the exception of the accounting for certain embedded derivatives. Under U.S. GAAP an embedded foreign currency derivative in a host contract that is not a financial instrument must be separated and recorded on the balance sheet unless the currency in which payments are to be paid or received is: i) either the functional currency of either party to the contract or ii) the currency that the price of the related good or service is routinely denominated in commercial transactions around the world (typically referring to a traded commodity). The same applies to an embedded foreign currency derivative in a host contract under Canadian GAAP except that the entity has the option, as a matter of accounting policy, to account for the embedded foreign currency derivative in a host contract as a single instrument providing certain criteria are met. One of these criteria is that the payments to be paid or received are in a currency that is commonly used in contracts to purchase or sell such non-financial items in the economic environment in which the transaction takes place. This option under Canadian GAAP results in embedded derivatives that must be recorded separately under U.S. GAAP to not have to be separately recorded and disclosed under Canadian GAAP. The additional option loosens the more stringent U.S. GAAP requirement that the currency be one in which such commercial transactions are denominated around the world to be one that is commonly used in the economic environment in which the transaction takes place.

In accordance with U.S. GAAP, all derivative instruments embedded in contracts are recorded on the balance sheet at fair value. The Company denominates many of its long-term international purchase contracts in U.S. dollars resulting in embedded derivatives. This exposure to the U.S. dollar is partially offset by revenue contracts that are also denominated in U.S. dollars. For Canadian GAAP, the Company has elected to account for such contracts as single instruments (as explained above), resulting in a U.S. GAAP reconciling item. At December 31, 2008, the estimated fair value of assets resulting from embedded derivatives is $55.4 million (December 31, 2007 — $35.3 million).

The impact on the statement of earnings of changes in the fair value of these embedded derivatives, for the year ended December 31, 2008, the two and twelve month periods ended December 31, 2007, the ten month period ended October 30, 2007 and the year ended December 31, 2006 is reflected as a gain of $20.1, a

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

gain of $0.8 million, a loss of $5.1 million and a loss of $1.0 million, respectively, in the U.S. GAAP reconciliation note.

Derivatives

In 2007, the Company hedged a portion of its exposure to foreign exchange. Since the adoption of the Canadian GAAP standards for hedging activities on January 1, 2007, the Company elected to designate the forward contracts as hedging instruments for both Canadian and U.S. GAAP purposes. Accordingly, the changes in fair value of derivatives designated as cash flow hedges were recognized in other comprehensive income. Changes in fair value of derivatives that were not designated as cash flow hedges prior to adoption of the Canadian GAAP standards are recognized in net income. Hedge accounting was discontinued effective October 31, 2007.

Prior to the adoption of the Canadian standards, significant differences existed between Canadian GAAP and U.S. GAAP with respect to the recognition of derivatives and accounting for certain hedging relationships. Under U.S. GAAP all derivatives are required to be recorded on the balance sheet and under Canadian GAAP certain derivatives were not recorded until settled.

(b)	Sales-type and capital leases

Under U.S. GAAP, if the beginning of a lease term falls within the last 25% of a leased asset’s total estimated economic life; then it can only be classified as a capital lease if the lease transfers ownership at the end of the lease term or there is a bargain purchase option. This exception does not exist under Canadian GAAP, therefore certain leases are reported as a capital lease and sales-type lease respectively under Canadian GAAP, and as operating leases for U.S. GAAP.

(c)	Lease amendments

Under Canadian GAAP, when amendments to the provisions of a capital lease agreement result in a change in lease classification from a capital lease to an operating lease, the gain or loss that results from removing the capital lease from the balance sheet is immediately recognized in the statement of earnings. Under U.S. GAAP, if removing the capital lease from the balance sheet results in a loss it is recognized over the remaining term of the lease. Therefore, an adjustment has been made to defer the gain that has been recognized under Canadian GAAP.

(d)	Senior preferred shares

In accordance with U.S. GAAP, the senior preferred shares are classified outside of permanent equity as they are redeemable at the option of the holder. These senior preferred shares are classified as liabilities under Canadian GAAP. This results in a U.S. GAAP reconciling item to reflect the different classification.

(e)	Income taxes

The income tax adjustment reflects the impact the U.S. GAAP adjustments described above have on income taxes. The impact on the statement of operations of the income tax adjustment for the year ended December 31, 2008, the two month period ended December 31, 2007, the ten month period ended October 30, 2007 and the year ended December 31, 2006 is an expense of $8.8 million, a recovery of $0.3 million, a recovery of $9.6 million, and a recovery of $1.6 million, respectively. Included in these figures is the effect of tax rate changes applied to the accumulated gains and losses on embedded derivatives and to certain lease transactions classified as operating leases as discussed above. The impact on the statement of operations of the tax rate changes for year ended December 31, 2008, the two month period ended December 31, 2007, the ten

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

month period ended October 30, 2007 and the year ended December 31, 2006 is an expense of $0.6 million, a recovery of $1.3 million, a recovery of $0.2 million and a recovery of $1.3 million, respectively.

The tax difference for enacted rates represents the difference between the substantively enacted income tax rate and the enacted income tax rate. Under U.S. GAAP, the enacted income tax rate must be applied whereas under Canadian GAAP, the substantively enacted income tax rate is used.

(f)	Uncertainty in income taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FAS 109, effective for fiscal years beginning after December 15, 2006. FIN 48 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, significant differences may arise as Telesat recognizes and measures income tax positions, based on the best estimate of the amount that is more likely than not of being realized.

(g)	Net benefit plans cost

Effective December 31, 2006, the Company adopted the recognition requirements of Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, on a prospective basis.

This standard requires that the Company recognize the funded status of benefit plans on the balance sheet as well as recognize as a component of other comprehensive income, net of tax, the actuarial losses and transitional asset and obligation. Amounts recognized in accumulated other comprehensive income are adjusted as they are subsequently recognized as components of net periodic benefit cost.

At December 31, 2008, the balance sheet was adjusted such that actuarial losses and the transitional asset and obligation that have not yet been included in net benefit plans cost at December 31, 2008 were recognized as components of accumulated other comprehensive loss, net of tax. The adjustment at December 31, 2008 resulted in an increase of $1.2 million in accumulated other comprehensive loss, net of tax of $0.4 million (December 31, 2007 — nil).

Transaction costs on long-term debt

Under Canadian GAAP, transaction costs of $83.6 million ($72.5 million at December 31, 2007) related to the issuance of long-term debt are netted against the long-term debt. Under U.S. GAAP these costs are recognized as deferred charges. This results in a U.S. GAAP reconciling item to reflect the different classification on the balance sheet.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other disclosures required under U.S. GAAP

(a)	Income statement presentation:

Under U.S. GAAP, the income statement requires the following presentation and disclosures related to significant areas:

i) Operations and administration expense is comprised of the following:

			Predecessor
	Successor Entity		Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to
	December 31,	December 31,	October 30,
	2008	2007	2007
Research and development	1,081	125	1,363
Sales and marketing costs	15,743	2,497	4,653
Insurance costs	20,131	2,899	7,941
General and administrative (includes $1,498, $45 and $328 in bad debt expense)*	218,740	37,755	130,350

Operations and administration	255,695	43,276	144,307

*	Non-cash stock based compensation of $5,448 and $5,300 is included in General and administrative expenses above for the periods ended December 31, 2008 and October 30, 2007 respectively (December 31, 2007 — nil).

ii) Other expense must be shown separately on the face of the income statement under U.S. GAAP and is comprised of the following amounts adjusted for U.S. GAAP differences:

			Predecessor
	Successor Entity		Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to
	December 31,	December 31,	October 30,
	2008	2007	2007
Interest income	(976)	(147)	(2,439)
Interest expense	247,383	42,028	8,165
Foreign exchange loss	697,216	116,996	2,645
Loss (gain) on financial instruments	(271,804)	(75,872)	22,065
Other	4,834	1,486	3,509

Other expense	676,653	84,491	33,945

iii) The operations and administration expense included in the related party transactions consists entirely of general and administrative expenses.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b)	Accounts payable and accrued liabilities:

Details of accounts payable and accrued liabilities are as follows:

	December 31,	December 31,
	2008	2007

Accounts payable	12,690	14,330
Accruals	14,999	20,727
Payroll related accruals	18,573	24,055
Taxes	2,530	2,487

	48,792	61,599

(c)	Deferred income:

Under U.S. GAAP, deferred income is required to be presented separately on the balance sheet. Deferred income is included in other liabilities on the balance sheet and is $379,034 ($321,514 — long-term) at December 31, 2008 and $309,042 ($257,756 — long-term) at December 31, 2007.

(d)	Prepaid expenses:

Under U.S. GAAP prepaid expenses are required to be presented separately on the balance sheet. Prepaid Expenses included in other assets on the balance sheet is $22,671 ($6,755 representing long-term prepaid expenses at December 31, 2008) and $15,948 ($712 representing long-term prepaid expense) for the period ended December 31, 2007. The deposits related to foreign taxes listed under prepaid expenses and deposits in other assets consist of approximately $8 million of restricted cash. In addition, there is $0.9 million held as a surety bond for an orbital slot.

(e)	Other intangible assets:

i) The weighted average amortization period for the Company’s finite life intangible assets is as follows:

Weighted Average
Amortization Period

Revenue backlog	17
Customer relationships	18
Favourable leases	3
Concession rights	15
Transponder rights	11
Patents	18

Weighted average amortization period	17

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ii) The estimated amortization expense for the Company’s finite life intangible assets for each of the next five years and thereafter is as follows:

Amortization of Other
Intangible Assets

2009	51,261
2010	52,096
2011	45,438
2012	38,518
2013	35,581
Thereafter	228,797

451,691

(f)	Share-based compensation

i) Effective January 1, 2006, the Company adopted SFAS No. 123(R) “Share-based payments”. This standard requires companies to expense the fair value of stock-based compensation awards through operations, including estimating forfeitures at the time of grant in order to estimate the amount of stock-based awards that will ultimately vest. The Company elected to apply the modified prospective transition method as permitted by SFAS No. 123(R) to account for stock option awards outstanding as at December 31, 2005. In accordance with this transition method, we have included in our U.S. GAAP results, the costs of options granted prior to December 31, 2005 that were unvested and outstanding as of December 31, 2005, using estimated forfeiture rates.

ii) As of December 31, 2008, we have total compensation costs relating to non-vested stock option awards that have not yet been recognized of $60,500 (December 31, 2007 — nil and October 30, 2007 — nil), net of estimated forfeitures. Compensation cost will be recognized on a straight-line basis over the remaining weighted-average period of approximately five years for the time vesting options and the performance vesting options will vest as performance conditions are met over the next five years. Compensation will be adjusted for subsequent changes in estimated forfeitures.

iii) The total fair value of options that vested during the period was $5,448 (December 31, 2007 — nil and October 30, 2007 — nil).

iv) The Company derived the volatility over the expected term of the awards based on the observed volatility of comparable, publicly traded companies in the satellite industry. This observed volatility represented the most appropriate basis to determine the actual expected volatility of Telesat’s shares in future periods. The observed volatility is based on three years of data as the comparable companies do not have a history of public trading. The maximum contractual period was used in determined the expected life of the options based on the five year vesting period for any option grant and the expiry of the exercise period ten years from the grant date.

v) There was no difference between Canadian and U.S. GAAP stock based compensation expense for any period presented.

(g)	Business combinations:

The following unaudited pro forma results of operations of the Company for the year ended December 31, 2008 assume that the acquisition of the operating assets of the significant business acquired during 2008 and 2007 had occurred on January 1st of the respective year in which the business was acquired and for the comparable period only if presented. During 2008 there were no significant businesses acquired. These

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unaudited pro forma results are not necessarily indicative of either the actual results that would have been achieved had the companies been combined during these periods, or are they necessarily indicative of future results of operations.

Pro-Forma
Year-Ended
December 31,
2007

Revenues	694,300
Net income (loss)	64,200

(h)	Income taxes:

i) In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FAS 109, effective for fiscal years beginning after December 15, 2006. FIN 48 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, significant differences may arise as Telesat recognizes and measures income tax positions, based on the best estimate of the amount that is more likely than not of being realized.

As a result of the implementation of FIN 48, the Company recognized approximately a $4,731 increase in the liability for unrecognized benefits, including $2,747 in interest and penalties. This was accounted for by a corresponding $4,731 decrease to the January 1, 2007 balance of retained earnings.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits as at:

	December 31,	December 31,
	2008	2007

Unrecognized tax benefit — opening balance	4,200	3,050
Gross increase — tax positions in prior period	579	—
Gross decrease — tax positions in prior period	—	—
Gross increase — tax positions in current period	8,107	1,289
Gross decrease — tax positions in current period	—	(21)
Settlements	(678)	—
Lapse of statute of limitations	(389)	(118)

Unrecognized tax benefit — ending balance	11,819	4,200

ii) The total amount of unrecognized tax benefit that would affect the effective tax rate if recognized is $8,769 ($1,150 — December 31, 2007) and ($3,050 — October 30, 2007).

iii) The Company recognizes interest accrued relating to unrecognized tax benefits as interest expense. Related to the uncertain tax benefits noted above, the Company accrued interest and penalties of $3 during 2008 ($30 — December 31, 2007) and (($864) — October 30, 2007), and in total, as of December 31, 2008, has recognized a liability of interest and penalties of $1,916 ($1,913 — December 31, 2007) and ($1,884 — October 30, 2007).

iv) Timing of uncertainties

The Company estimates the amount of unrecognized tax benefit will not significantly increase within 12 months of the reporting date. In addition, the Company believes that it is reasonably possible that $641 of

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

its currently remaining unrecognized tax benefits, exclusive of interest and penalties, may be recognized by the end of 2009 as a result of examinations scheduled to conclude in the year or the lapse of the statute of limitations.

v) The Company files income tax returns in Canada, the United States, and in several foreign jurisdictions. The Company is currently subject to examination in Canada for fiscal years 2003 to the present. With few exceptions, the Company is no longer subject to U.S. federal, state or local examinations for years before fiscal 2005. The Company is currently subject to examination in Hong Kong for fiscal years 1999 to the present, however any tax liabilities arising before January 1, 2007 are indemnified by Loral. No other examinations are believed to be material.

vi) The components of the Company’s income (loss) from continuing operations before income taxes by taxing jurisdiction were as follows:

	Successor Entity		Predecessor Entity
		For the Period	For the Period
		October 31	January 1
	Year Ended	to	to
	December 31,	December 31,	October 30,
	2008	2007	2007
Canada	(983,077)	(63,503)	128,328
Foreign	(4,203)	(2,718)	10,491

Other expense	(987,280)	(66,221)	138,819

vii) The Company’s future tax liability for each tax jurisdiction was as follows:

	December 31,	December 31,
	2008	2007

Canada	(254,927)	(430,647)
Foreign	(8,863)	(6,400)

	(263,790)	(437,047)

viii) Losses

As of December 31, 2008 Telesat Holdings Inc. had the following operating and capital losses carry-forwards which are scheduled to expire in the following years:

	Non-Capital	Capital
	Losses	Losses

2026	1,247	—
2027	52,739	—
2028	303,424	—
Indefinite	5,716	52,533

The Company recognized a benefit of $5,756 in tax losses for the period ended December 31, 2008, $190 for the period October 31, 2007 to December 31, 2007 and nil for the period January 1, 2007 to October 30, 2007.

ix) In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion of all of the future income tax assets will be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the years in which the temporary differences are deductible. Management considers the scheduled reversals of future tax liabilities, the character of the future income tax assets and available tax planning strategies in making this assessment.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

To the extent that management determines that the realization of future income taxes does not meet the more likely than not realization criterion, a valuation allowance is recorded against the future income tax assets.

(i)	Property plant and equipment and intangibles:

During the year, depreciation expense related to property plant and equipment was $184,791 (December 31, 2007 — $33,358 and October 30, 2007 — $105,788). Included in this amount was $3,565 related to the amortization of capital leases for of the year ended December 31, 2008 and $1,458 for the period ended December 31, 2007.

The amortization related to intangible assets was $55,528 for the period ended December 31, 2008, $8,109 for the period ended December 31, 2007 and nil for the period ended October 30, 2007.

(j)	Derivatives:

i) Prior to January 1, 2007 under Canadian GAAP, the Company’s derivatives that qualified for hedge accounting were designated as hedging instruments and were only recorded when the underlying hedged items effect income. Prior to January 1, 2007 under U.S. GAAP, the Company’s derivatives that qualified for hedge accounting were not designated as hedging instruments and were recorded on the balance sheet with changes in fair value recognized in earnings. Prior to January 1, 2007 this difference in policy selection of designating differences as hedges resulted in no charges to OCI under U.S. GAAP.

The Company adopted the new Canadian GAAP standards for Financial Instruments and Hedging Activities effective January 1, 2007. As a result, on January 1, 2007, the Company recognized a transitional adjustment in AOCI of $1.3 million, net of taxes, relating to the effective portion of cash flow hedges. Subsequent changes in the fair value of the effective portion of these cash flow hedges have been recorded in OCI. Effective January 1, 2007 new derivatives qualifying for hedge accounting were designated as hedges for both U.S. and Canadian GAAP resulting in no difference in accounting for changes in fair value of these new hedging derivatives. A U.S. GAAP reconciling item exists for changes in fair value of any cash flow hedging derivatives existing at the date of implementation.

ii) The fair value of assets resulting from embedded derivatives of $55.4 million (December 31, 2007 − $35.3 million) is classified as other liabilities together with the host contract.

(k)	Pensions:

i) The amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit costs over the next 12 months:

Telesat Canada		Skynet
Pension	Other	Other	Total

44	97	—	141

ii) The measurement date used for the accounting valuation for pension and non-pension post-employment benefits is December 31, 2008.

iii) Pension fund assets are invested primarily in fixed income and equity securities. At December 31, 2008, 39% of pension fund assets were in fixed income and 61% were in equity securities (December 31, 2007 38% and 62% respectively). Asset allocation between fixed income and equity is adjusted periodically based on the expected life of the plan and the expected retirement of the plan participants. Currently, the asset allocation allows for 30% — 50% investment in fixed income and 50% — 70% investment in equities. For either asset category, either direct investment or investment through pooled fund vehicles is permitted. We employ active investment approaches in our pension plan asset management strategy, and invest in derivative

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

instruments for risk management purposes. Our pension funds do not invest directly in our shares or debt obligations.

iv) The weighted average rate of return for each asset class contained in our approved investment strategy is used to derive the expected long-term rate of return on assets. For fixed income securities, the long-term rate of return on bonds for each country is used. For equity securities, an expected equity risk premium is aggregated with the long-term rate of return on bonds. The expected equity risk premium is specific for each country and is based on historic equity returns. There is no assurance that the plans will earn the assumed rate of return on plan assets.

v) Management applied significant judgment in determining the assumptions surrounding pensions and other post-retirement benefits. The Company evaluates these assumptions on a regular basis taking into consideration current market conditions and historical market data. Actual results could differ materially from those estimates and assumptions.

vi) The weighted average discount rate is determined using publicly available rates for high yield corporate bonds and government bonds for each country where there is a pension or non-pension benefit plan. A lower discount rate would increase the present value of the benefit obligation.

vii) The estimated future benefit payments for the next five years, which reflect expected future service, and estimated employer contributions are as follows:

		Pension
	Year	Benefits	Other

Expected Payments	2009	8,068	1,386
	2010	8,474	1,416
	2011	8,669	1,502
	2012	8,762	1,477
	2013	9,083	1,502

Expected Employer Contributions	2009	519	1,385

l)	Preferred shares:

The authorized preferred shares of the Company are i) an unlimited number of voting participating preferred shares (issued — 7,034,444), ii) an unlimited number of non-voting participating preferred shares (issued — 25,794,025), iii) an unlimited number of redeemable non-voting participating preferred shares (issued — nil), iv) 1,000 director voting preferred shares (issued — 1,000), and v) 325,000 senior preferred shares (issued — 141,435).

In accordance with U.S. GAAP, the title of Note 15, Senior Preferred Shares to the consolidated financial statements would be Redeemable Preferred Shares. In accordance with U.S. GAAP, the shares would be recorded at their redemption value which is their Canadian GAAP carrying value plus accrued dividends of $11.6 million at December 31, 2008 and $1.7 million at December 31, 2007. On the Company’s consolidated balance sheet prepared in accordance with Canadian GAAP, accrued dividends are included in accounts payable and accrued liabilities.

m)	Fair value measurements

Effective January 1, 2008, the Company determines the fair market values of its financial instruments based on the fair value hierarchy established in SFAS 157 which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value which are provided on the following page. The Corporation carries cash and derivative assets and liabilities at fair value.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Level 1 — quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include cash.

Level 2 — observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. For Telesat, this category includes the foreign currency forward contracts, the cross currency basis swap and the interest rate swaps.

Level 3 — unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. For Telesat, there are no items in this category.

Assets and liabilities measured at fair value on a recurring basis, including financial instruments for which the Company has elected the fair value option, are summarized below:

Recurring fair value

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements Using			Assets/Liabilities at
December 31, 2008	Level 1	Level 2	Level 3	Fair Value

Assets
Cash	98,539	—	—	98,539
Derivative assets	—	19,602	—	19,602

Total assets	98,539	19,602	—	118,141

Liabilities
Derivative liabilities	—	82,255	—	82,255

Total liabilities	—	82,255	—	82,255

Statement of cash flows

There are no material differences in the consolidated statement of cash flows under U.S. GAAP.

Recent Accounting Pronouncements

In November 2007, the Securities Exchange Commission issued SAB 109, Written Loan Commitments Recorded at Fair Value Through Earnings. It requires that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. In addition, internally developed intangible assets should not be recorded as part of the fair value of any written loan commitment that is accounted for at fair value through earnings. SAB 109 became effective for the Company on January 1, 2008 and did not have a material impact on the financial results.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R), Business Combinations, which broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

transferred as a result of business combinations. SFAS 141(R) expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. It requires the acquirer to recognize as an adjustment to income tax expense changes in the valuation allowance for acquired deferred assets. SFAS 141(R) is effective for the Company on January 1, 2009. The Company is currently assessing the impact of this standard on its financial reporting.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets. It is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for the Company on January 1, 2009. It is not anticipated to have a material impact on Telesat’s financial reporting.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement, which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. SFAS 157 became effective as of January 1, 2008 except for the provisions relating to non-financial assets and liabilities measured at fair value on a nonrecurring basis, for which the effective date has been deferred until January 1, 2009. The Company is currently assessing the impact of this standard on its financial reporting.

In October 2008, the FASB issued FSP FAS 157-3, Determining Fair Value of a Financial Asset When the Market for that Asset is not Active. This FSP clarifies the application of SFAS 157 in a market that is not active and provides key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance and did not have a material impact on these financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Liabilities. SFAS 159 provides an entity the option to report selected financial assets and liabilities at fair value and establishes new disclosure requirements when the fair value option is applied. The Company has opted not to adopt this standard.

In December 2007, the FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the non-controlling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS is effective for the Company on January 1, 2009. The Company is currently assessing the impact of this standard on its financial reporting.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities, which requires specific disclosures regarding the location and amounts of derivative instruments in the financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect financial position, financial performance and cash flows. SFAS 161 is effective for the Company on January 1, 2009. The Company is currently assessing the impact of this standard on its financial reporting.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies a consistent framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP for nongovernmental entities. SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounting Principles”. The Company is currently assessing the impact of this standard on its financial reporting.

26.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The 11.0% Senior notes and the 12.5% Senior subordinated notes were co-issued by Telesat LLC and Telesat Canada, which are 100% owned subsidiaries of Telesat Holdings, and were guaranteed fully and unconditionally, on a joint and several basis, by Telesat Holdings and certain of its subsidiaries.

The condensed consolidating financial information below for the year ended December 31, 2008, the period from October 31, 2007 to December 31, 2007, the period from January 1, 2007 to October 30, 2007 and the year ended December 31, 2006 is presented pursuant to Article 3-10(d) of Regulation S-X. The information presented for the year ended December 31, 2008 and for the period from October 31, 2007 to December 31, 2007 consists of the operations of Telesat Holdings. The information presented for the period from January 1, 2007 to October 30, 2007 and the year ended December 31, 2006 consists of the operations of the Predecessor.

Telesat Holdings primarily holds investments in subsidiaries. Telesat LLC is a financing subsidiary that has no assets, liabilities or operations. These entities did not exist prior to the transaction, and therefore have been not been included for the period from January 1, 2007 to October 30, 2007 and the year ended December 31, 2006.

The condensed consolidating financial information reflects the investments of Telesat Holdings in the Issuers, of the Issuers in their respective Guarantor and Non-Guarantor subsidiaries and of the Guarantors in their Non-Guarantor subsidiaries using the equity method.

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the Year Ended December 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	—	—	613,419	98,342	58,100	(89,070)	680,791
Equipment sales revenues	—	—	12,459	18,296	—	(171)	30,584

Operating revenues	—	—	625,878	116,638	58,100	(89,241)	711,375

Amortization	—	—	179,100	36,218	20,322	—	235,640
Operations and administration	—	—	197,506	99,267	39,838	(89,061)	247,550
Cost of equipment sales	—	—	9,944	14,500	104	(180)	24,368
Impairment loss on long-lived assets	—	—	2,373	—	—	—	2,373
Impairment loss on intangible assets	—	—	465,900	17,100	—	—	483,000

Total operating expenses	—	—	854,823	167,085	60,264	(89,241)	992,931

Earnings from operations	—	—	(228,945)	(50,447)	(2,164)	—	(281,556)
Income (loss) from equity investments	(812,546)	—	(60,468)	(5,130)	—	878,144	—
Interest expense	(9,855)	—	(245,683)	25	(2,128)	—	(257,641)
Other expense	—	—	(445,904)	(16,190)	14,012	(1)	(448,083)

(Loss) earnings before income taxes	(822,401)	—	(981,000)	(71,742)	9,720	878,143	(987,280)
Income tax recovery/(expense)	—	—	168,454	(2,730)	(846)	1	164,879

Net (loss) earnings	(822,401)	—	(812,546)	(74,472)	8,874	878,144	(822,401)
Reconciliation to U.S. GAAP is as follows:
Income (loss) from equity investments	14,473	—	(742)	—	—	(13,731)	—
Gains (losses) on embedded derivatives	—	—	20,118	—	—	—	20,118
Sales type lease — operating lease for U.S. GAAP	—	—	18,808	—	—	—	18,808
Capital lease — operating lease for U.S. GAAP	—	—	(7,584)	—	—	—	(7,584)
Lease amendments	—	—	—	—	(1,233)	—	(1,233)
Dividends on senior preferred shares	9,855	—	—	—	—	—	9,855
Tax effect of above adjustments	—	—	(9,252)	—	491	—	(8,761)
Uncertainty in income taxes	—	—	(6,875)	—	—	—	(6,875)

U.S. GAAP net (loss) earnings	(798,073)	—	(798,073)	(74,472)	8,132	864,413	(798,073)

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the Period October 31, 2007 to December 31, 2007

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	—	—	92,882	13,395	8,066	(10,834)	103,509
Equipment sales revenues	—	—	544	7,416	—	(53)	7,907

Operating revenues	—	—	93,426	20,811	8,066	(10,887)	111,416

Amortization	—	—	28,986	6,909	4,152	(1)	40,046
Operations and administration	—	—	31,247	19,968	2,894	(10,833)	43,276
Cost of equipment sales	—	—	548	5,922	68	(53)	6,485

Total operating expenses	—	—	60,781	32,799	7,114	(10,887)	89,807

Earnings from operations	—	—	32,645	(11,988)	952	—	21,609
Income (loss) from equity investments	(2,356)	—	(11,271)	(751)	—	14,378	—
Interest expense	(1,695)	—	(41,542)	(9)	(615)	—	(43,861)
Other expense	—	—	(44,238)	(695)	964	—	(43,969)

(Loss) earnings before income taxes	(4,051)	—	(64,406)	(13,443)	1,301	14,378	(66,221)
Income tax recovery/(expense)	—	—	62,050	286	(166)	—	62,170

Net (loss) earnings	(4,051)	—	(2,356)	(13,157)	1,135	14,378	(4,051)
Reconciliation to U.S. GAAP is as follows:
Income (loss) from equity investments	1,071	—	—	—	—	(1,071)	—
Gains (losses) on embedded derivatives	—	—	774	—	—	—	774
Sales type lease — operating lease for U.S. GAAP	—	—	2,748	—	—	—	2,748
Capital lease — operating lease for U.S. GAAP	—	—	(78)	—	—	—	(78)
Dividends on senior preferred shares	1,695	—	—	—	—	—	1,695
Tax effect of above adjustments	—	—	275	—	—	—	275
Uncertainty in income taxes	—	—	(2,648)	—	—	—	(2,648)

U.S. GAAP net (loss) earnings	(1,285)	—	(1,285)	(13,157)	1,135	13,307	(1,285)

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the Period January 1, 2007 to October 30, 2007

			Non-
	Telesat	Guarantor	Guarantor
	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	344,191	29,211	20,870	(9,844)	384,428
Equipment sales revenues	20,015	23,600	—	(2,855)	40,760
Sales-type lease revenues	32,089	510	—	—	32,599

Operating revenues	396,295	53,321	20,870	(12,699)	457,787

Amortization	97,630	1,967	6,204	(13)	105,788
Operations and administration	113,716	26,862	13,563	(9,834)	144,307
Cost of equipment sales	18,190	19,385	—	(2,852)	34,723
Cost of sales-type lease	14,953	566	—	—	15,519
Impairment loss on long-lived assets	2,116	—	—	—	2,116

Total operating expenses	246,605	48,780	19,767	(12,699)	302,453

Earnings from operations	149,690	4,541	1,103	—	155,334
Income (loss) from equity investments	13,241	—	—	(13,241)	—
Interest expense	(4,679)	—	(3,869)	—	(8,548)
Other expense	(21,488)	12,373	1,148	—	(7,967)

(Loss) earnings before income taxes	136,764	16,914	(1,618)	(13,241)	138,819
Income tax recovery/(expense)	(55,022)	(3,089)	1,034	—	(57,077)

Net (loss) earnings	81,742	13,825	(584)	(13,241)	81,742
Reconciliation to U.S. GAAP is as follows:
Gains (losses) on embedded derivatives	(5,051)	—	—	—	(5,051)
Losses on derivatives designated as cash flow hedges under Canadian GAAP	(10,361)	—	—	—	(10,361)
Sales type lease — operating lease for U.S. GAAP	(23,617)	—	—	—	(23,617)
Capital lease — operating lease for U.S. GAAP	9,436	—	—	—	9,436
Tax effect of above adjustments	9,606	—	—	—	9,606
Uncertainty in income taxes	3,234	—	—	—	3,234

U.S. GAAP net (loss) earnings	64,989	13,825	(584)	(13,241)	64,989

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the Year Ended December 31, 2006

			Non-
	Telesat	Guarantor	Guarantor
	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	376,690	38,309	30,535	(10,411)	435,123
Equipment sales revenues	18,413	30,234	—	(7,367)	41,280
Sales-type lease revenues	—	2,562	—	—	2,562

Operating revenues	395,103	71,105	30,535	(17,778)	478,965

Amortization	109,273	2,504	8,874	61	120,712
Operations and administration	135,290	38,088	20,421	(10,411)	183,388
Cost of equipment sales	17,604	23,428	—	(7,407)	33,625
Cost of sales-type lease	—	953	—	—	953

Total operating expenses	262,167	64,973	29,295	(17,757)	338,678

Earnings from operations	132,936	6,132	1,240	(21)	140,287
Income (loss) from equity investments	2,784	—	—	(2,784)	—
Interest expense	(7,502)	(28)	(4,929)	—	(12,459)
Other expense	(3,319)	830	312	22	(2,155)

(Loss) earnings before income taxes	124,899	6,934	(3,377)	(2,783)	125,673
Income tax recovery/(expense)	(20,914)	(1,985)	1,212	(1)	(21,688)

Net (loss) earnings	103,985	4,949	(2,165)	(2,784)	103,985
Reconciliation to U.S. GAAP is as follows:
Gains (losses) on embedded derivatives	(998)	—	—	—	(998)
Tax effect of above adjustments	1,568	—	—	—	1,568

U.S. GAAP net (loss) earnings	104,555	4,949	(2,165)	(2,784)	104,555

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Assets
Current assets
Cash and cash equivalents	—	—	83,089	12,056	3,393	1	98,539
Accounts receivable	—	—	39,153	19,680	3,100	—	61,933
Current future tax asset	—	—	928	596	1,057	—	2,581
Intercompany receivable	—	—	605,331	59,234	103,133	(767,698)	—
Other current assets	—	—	31,283	9,202	8,983	(281)	49,187

Total current assets	—	—	759,784	100,768	119,666	(767,978)	212,240

Satellites, property, and other equipment, net	—	—	1,437,490	374,436	71,650	—	1,883,576
Other long-term assets	—	—	39,176	2,325	755	47	42,303
Intangible assets, net	—	—	562,434	18,967	635	(1)	582,035
Investment in affiliates	622,417	—	1,668,986	1,476,399	261	(3,768,063)	—
Goodwill	—	—	2,005,842	343,876	96,885	—	2,446,603

Total assets	622,417	—	6,473,712	2,316,771	289,852	(4,535,995)	5,166,757

Liabilities
Current liabilities
Accounts payable and accrued liabilities	—	—	28,316	16,622	3,840	14	48,792
Other current liabilities	—	—	120,085	14,084	4,163	(237)	138,095
Intercompany payable	—	—	518,247	211,174	38,317	(767,738)	—
Debt due within one year	—	—	23,260	11	—	1	23,272

Total current liabilities	—	—	689,908	241,891	46,320	(767,960)	210,159
Debt financing	—	—	3,513,223	—	—	—	3,513,223
Future tax liability	—	—	255,893	267	10,212	—	266,372
Other long-term liabilities	11,550	—	505,328	24,099	25,159	—	566,136
Senior preferred shares	141,435	—	—	—	—	—	141,435

Total liabilities	152,985	—	4,964,352	266,257	81,691	(767,960)	4,697,325

Shareholders’ equity
Common shares	756,414	—	2,320,730	1,823,370	104,434	(4,248,534)	756,414
Preferred shares	541,764	—	—	—	—	—	541,764
Accumulated deficit	(826,452)	—	(816,679)	241,559	96,915	478,205	(826,452)
Accumulated other comprehensive loss	(7,742)	—	63	(14,617)	6,812	7,742	(7,742)
Contributed surplus	5,448	—	5,246	202	—	(5,448)	5,448

Total shareholders’ equity	469,432	—	1,509,360	2,050,514	208,161	(3,768,035)	469,432

Total liabilities and shareholders’ equity	622,417	—	6,473,712	2,316,771	289,852	(4,535,995)	5,166,757

Reconciliation to U.S. GAAP of total shareholders’ equity is as follows:
Canadian GAAP	469,432	—	1,509,360	2,050,514	208,161	(3,768,035)	469,432
Underlying differences in the income (loss) from equity investments	14,375	—	(742)	—	—	(13,633)	—
Gains (losses) on embedded derivatives	—	—	20,892	—	—	—	20,892
Net actuarial losses	—	—	(1,169)	—	—	—	(1,169)
Sales type lease — operating lease for U.S. GAAP	—	—	21,556	—	—	—	21,556
Capital lease — operating lease for U.S. GAAP	—	—	(7,662)	—	—	—	(7,662)
Lease amendments	—	—	—	—	(1,233)	—	(1,233)
Tax effect of above adjustments	—	—	(8,977)	—	491	—	(8,486)
Uncertainty in income taxes	—	—	(9,523)	—	—	—	(9,523)

U.S. GAAP shareholders’ equity	483,807	—	1,523,735	2,050,514	207,419	(3,781,668)	483,807

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2007

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Assets
Current assets
Cash and cash equivalents	—	—	27,308	11,200	3,695	—	42,203
Accounts receivable	—	—	32,983	15,091	5,801	—	53,875
Current future tax asset	—	—	3,102	(512)	4	—	2,594
Assets held of sale	—	—	—	4,037	—	—	4,037
Intercompany receivable	—	—	295,127	20,551	43,791	(359,469)	—
Other current assets	—	—	41,197	9,615	7,093	(128)	57,777

Total current assets	—	—	399,717	59,982	60,384	(359,597)	160,486

Satellites, property, and other equipment, net	—	—	1,345,271	349,341	96,022	(1)	1,790,633
Other long-term assets	—	—	24,408	2,375	586	(1)	27,368
Intangible assets, net	—	—	1,083,808	35,638	892	—	1,120,338
Investment in affiliates	1,436,658	—	1,736,938	1,481,527	261	(4,655,384)	—
Goodwill	—	—	2,005,842	343,876	96,885	—	2,446,603

Total assets	1,436,658	—	6,595,984	2,272,739	255,030	(5,014,983)	5,545,428

Liabilities
Current liabilities
Accounts payable and accrued liabilities	—	—	34,122	23,877	3,600	—	61,599
Other current liabilities	1,695	—	124,839	20,741	5,235	(135)	152,375
Intercompany payable	—	—	297,597	53,358	8,514	(359,469)	—
Debt due within one year	—	—	18,372	47	—	—	18,419

Total current liabilities	1,695	—	474,930	98,023	17,349	(359,604)	232,393

Debt financing	—	—	2,775,944	—	—	—	2,775,944
Future tax liability	—	—	433,811	(1,767)	7,597	—	439,641
Other long-term liabilities	—	—	592,862	33,197	36,429	(1)	662,487
Senior preferred shares	141,435	—	—	—	—	—	141,435

Total liabilities	143,130	—	4,277,547	129,453	61,375	(359,605)	4,251,900

Shareholders’ equity
Common shares	756,414	—	2,320,730	1,830,870	104,410	(4,256,010)	756,414
Preferred shares	541,764	—	—	—	—	—	541,764
Accumulated deficit	(4,051)	—	(2,356)	314,282	88,041	(399,967)	(4,051)
Accumulated other comprehensive loss	(599)	—	63	(1,866)	1,204	599	(599)

Total shareholders’ equity	1,293,528	—	2,318,437	2,143,286	193,655	(4,655,378)	1,293,528

Total liabilities and shareholders’ equity	1,436,658	—	6,595,984	2,272,739	255,030	(5,014,983)	5,545,428

Reconciliation to U.S. GAAP of total shareholders’ equity is as follows:
Canadian GAAP	1,293,528	—	2,318,437	2,143,286	193,655	(4,655,378)	1,293,528
Underlying differences in the income (loss) from equity investments	1,071	—	—	—	—	(1,071)	—
Gains (losses) on embedded derivatives	—	—	774	—	—	—	774
Sales type lease — operating lease for U.S. GAAP	—	—	2,748	—	—	—	2,748
Capital lease — operating lease for U.S. GAAP	—	—	(78)	—	—	—	(78)
Tax effect of above adjustments	—	—	275	—	—	—	275
Uncertainty in income taxes	—	—	(2,648)	—	—	—	(2,648)

U.S. GAAP shareholders’ equity	1,294,599	—	2,319,508	2,143,286	193,655	(4,656,449)	1,294,599

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	(822,401)	—	(812,546)	(74,472)	8,874	878,144	(822,401)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Amortization	—	—	179,100	36,218	20,322	—	235,640
Future income taxes	—	—	(175,744)	84	(291)	—	(175,951)
Unrealized foreign exchange loss	—	—	698,675	6,172	(9,402)	—	695,445
Unrealized gain on derivatives	—	—	(247,931)	—	—	—	(247,931)
Dividends on preferred shares	9,855	—	—	—	—	—	9,855
Stock-based compensation expense	—	—	5,246	202	—	—	5,448
Impairment losses	—	—	468,273	17,100	—	—	485,373
Loss (income) from equity investments	812,546	—	60,468	5,130	—	(878,144)	—
Other	—	—	(40,662)	(1,320)	(842)	(1,043)	(43,867)
Customer prepayments on future satellite services	—	—	88,473	114	—	—	88,587
Operating assets and liabilities	—	—	(42,880)	107,584	(16,889)	1,044	48,859

	—	—	180,472	96,812	1,772	1	279,057

Cash flows from investing activities
Satellite programs	—	—	(194,542)	(69,221)	—	—	(263,763)
Property additions	—	—	(6,505)	(2,304)	(53)	—	(8,862)
Business acquisitions	—	—	7,477	—	—	(7,477)	—
Proceeds on disposal of assets	—	—	566	4,554	—	—	5,120
Insurance proceeds	—	—	4,006	—	—	—	4,006

	—	—	(188,998)	(66,971)	(53)	(7,477)	(263,499)

Cash flows from financing activities
Debt financing and bank loans	—	—	186,687	—	—	—	186,687
Repayment of bank loans and debt financing	—	—	(91,528)	(32)	—	—	(91,560)
Capitalized debt issuance costs	—	—	(19,131)	—	—	—	(19,131)
Capital lease payments	—	—	(8,197)	(19,816)	(2,941)	—	(30,954)
Satellite performance incentive payments	—	—	(3,524)	—	—	—	(3,524)
Preferred dividends paid	—	—	—	(7,477)	—	7,477	—

	—	—	64,307	(27,325)	(2,941)	7,477	41,518

Effect of changes in exchange rates on cash and cash equivalents	—	—	—	(1,660)	920	—	(740)
Increase (decrease) in cash and cash equivalents	—	—	55,781	856	(302)	1	56,336
Cash and cash equivalents, beginning of period	—	—	27,308	11,200	3,695	—	42,203

Cash and cash equivalents, end of period	—	—	83,089	12,056	3,393	1	98,539

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the Period October 31, 2007 to December 31, 2007

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	(4,051)	—	(2,356)	(13,157)	1,135	14,378	(4,051)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Amortization	—	—	28,986	6,909	4,152	(1)	40,046
Future income taxes	—	—	(60,761)	110	(3)	1	(60,653)
Unrealized foreign exchange loss	—	—	43,065	—	—	1	43,066
Dividends on preferred shares	1,695	—	—	—	—	—	1,695
Loss (income) from equity investments	2,356	—	11,271	751	—	(14,378)	—
Other	—	—	(1,719)	(347)	—	1,749	(317)
Operating assets and liabilities	—	—	198,192	14,502	(5,837)	(1,367)	205,490

	—	—	216,678	8,768	(553)	383	225,276

Cash flows from investing activities
Satellite programs	—	—	(15,496)	—	—	—	(15,496)
Property additions	—	—	(7,600)	(6,392)	(26)	(1)	(14,019)
Business acquisitions	(569,957)	—	(2,671,335)	7,713	4,370	15	(3,229,194)
Proceeds on disposal of assets	—	—	1	24	—	—	25

	(569,957)	—	(2,694,430)	1,345	4,344	14	(3,258,684)

Cash flows from financing activities
Debt financing and bank loans	—	—	2,767,716	—	—	—	2,767,716
Repayment of bank loans and debt financing	—	—	(44,887)	(12)	—	—	(44,899)
Capitalized debt issuance costs	—	—	(83,585)	—	—	—	(83,585)
Note repayment	—	—	(129,334)	—	—	—	(129,334)
Common shares issued	311,124	—	—	—	—	—	311,124
Preferred shares issued (repurchased)	258,833	—	—	—	—	—	258,833
Capital lease payments	—	—	(654)	(14)	(639)	1	(1,306)
Satellite performance incentive payments	—	—	(4,196)	—	—	—	(4,196)

	569,957	—	2,505,060	(26)	(639)	1	3,074,353

Effect of changes in exchange rates on cash and cash equivalents	—	—	—	1,113	543	(398)	1,258
Increase (decrease) in cash and cash equivalents	—	—	27,308	11,200	3,695	—	42,203
Cash and cash equivalents, beginning of period	—	—	—	—	—	—	—

Cash and cash equivalents, end of period	—	—	27,308	11,200	3,695	—	42,203

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the Period January 1, 2007 to October 30, 2007

			Non-
	Telesat	Guarantor	Guarantor
	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	81,742	13,825	(584)	(13,241)	81,742
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Gross profit on sales-type lease	(5,936)	55	—	—	(5,881)
Amortization	97,630	1,967	6,204	(13)	105,788
Future income taxes	25,549	(224)	(1,033)	—	24,292
Loss (income) from equity investments	(13,241)	—	—	13,241	—
Other	13,697	(11,823)	—	—	1,874
Customer prepayments on future satellite services	17,721	—	—	—	17,721
Operating assets and liabilities	25,737	(925)	2,279	—	27,091

	242,899	2,875	6,866	(13)	252,627

Cash flows from investing activities
Satellite programs	(183,494)	—	—	—	(183,494)
Property additions	(5,026)	(743)	(68)	7	(5,830)
Maturity of short-term investments	251	2,061	—	—	2,312
Business acquisitions	11,243	(9,180)	(2,243)	—	(180)
Proceeds on disposal of assets	153	—	—	6	159

	(176,873)	(7,862)	(2,311)	13	(187,033)

Cash flows from financing activities
Debt financing and bank loans	73,000	—	—	—	73,000
Repayment of bank loans and debt financing	(84,041)	(49)	—	—	(84,090)
Success fee payments	(23,620)	(380)	—	—	(24,000)
Capital lease payments	(4,275)	—	(3,438)	—	(7,713)
Satellite performance incentive payments	(2,022)	—	—	—	(2,022)

	(40,958)	(429)	(3,438)	—	(44,825)

Effect of changes in exchange rates on cash and cash equivalents	—	147	(1,823)	—	(1,676)
Increase (decrease) in cash and cash equivalents	25,068	(5,269)	(706)	—	19,093
Cash and cash equivalents, beginning of period	24,544	9,004	5,113	—	38,661

Cash and cash equivalents, end of period	49,612	3,735	4,407	—	57,754

TELESAT HOLDINGS INC.

NOTES TO THE 2008 CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2006

			Non-
	Telesat	Guarantor	Guarantor
	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	103,985	4,949	(2,165)	(2,784)	103,985
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Gross profit on sales types lease	—	(1,609)	—	—	(1,609)
Amortization	109,273	2,504	8,874	61	120,712
Future income taxes	3,184	(767)	(1,212)	—	1,205
Loss (income) from equity investments	(2,784)	—	—	2,784	—
Other	(18,277)	(686)	10	(1)	(18,954)
Customer prepayments on future satellite services	12,322	—	—	—	12,322
Operating assets and liabilities	14,391	(2,807)	97	(60)	11,621

	222,094	1,584	5,604	—	229,282

Cash flows from investing activities
Satellite programs	(189,444)	—	—	—	(189,444)
Property additions	(13,686)	(2,247)	(30)	—	(15,963)
Maturity (purchase) of short-term investments	51,058	(2,061)	—	—	48,997
Business acquisitions	(2,574)	(1,368)	—	—	(3,942)
Proceeds on disposal of assets	178	—	—	—	178

	(154,468)	(5,676)	(30)	—	(160,174)

Cash flows from financing activities
Debt financing and bank loans	83,000	862	—	—	83,862
Repayment of bank loans and debt financing	(13,766)	(1,260)	—	—	(15,026)
Note repayment	(150,000)	—	—	—	(150,000)
Preferred shares issued (repurchased)	(50,000)	—	—	—	(50,000)
Capital lease payments	(646)	—	(3,966)	—	(4,612)
Satellite performance incentive payments	(6,108)	—	—	—	(6,108)
Preferred dividends paid	(1,936)	—	—	—	(1,936)

	(139,456)	(398)	(3,966)	—	(143,820)

Effect of changes in exchange rates on cash and cash equivalents	—	(9)	(123)	—	(132)
Increase (decrease) in cash and cash equivalents	(71,830)	(4,499)	1,485	—	(74,844)
Cash and cash equivalents, beginning of period	96,374	13,503	3,628	—	113,505

Cash and cash equivalents, end of period	24,544	9,004	5,113	—	38,661

There are no material differences in the condensed consolidating statement of cash flows under U.S. GAAP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Loral Space and Communications Inc.

We have audited the accompanying consolidated balance sheets of Loral Skynet Corporation and subsidiaries (the “Company”) as of October 30, 2007, and December 31, 2006, and the related consolidated statements of operations, shareholder’s equity, and cash flows for the period from January 1, 2007 to October 30, 2007, and for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 30, 2007 and December 31, 2006, and the results of its operations and its cash flows for the period from January 1, 2007 to October 30, 2007, and for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for pensions and other employee benefits to adopt the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and other Postretirement Plan, effective December 31, 2006.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for uncertainty in income taxes to adopt the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, effective January 1, 2007.

/s/  DELOITTE & TOUCHE LLP

New York, NY
June 7, 2008

Loral Skynet Corporation

Consolidated Balance Sheets

	October 30,	December 31,
	2007	2006
	(In thousands of U.S. dollars, except share data)

ASSETS
Current assets:
Cash and cash equivalents	5,021	16,032
Accounts receivable, net	13,998	11,734
Inventories	544	552
Prepaid insurance	2,232	5,636
Available for sale securities	4,977	16,260
Deferred tax asset	9,045	451
Other current assets	9,458	4,171

Total current assets	45,275	54,836
Property, plant and equipment, net	465,582	451,437
Investments in affiliates	92,694	100,271
Investment in Telesat Holdings Inc.	83,614	—
Goodwill	60,541	85,933
Intangible assets, net	50,404	57,618
Other assets	3,198	8,147

Total assets	801,308	758,242

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Short-term debt	141,050	—
Accounts payable	7,859	6,896
Accrued employment costs	6,120	7,058
Customer advances	8,761	8,664
Income taxes payable	56	1,331
Accrued interest and preferred dividends	8,431	20,097
Transponder repurchase obligation	16,335	—
Other current liabilities	1,102	6,973
Due to related parties	53,328	32,959

Total current liabilities	243,042	83,978
Pension and other postretirement liabilities	16,716	17,689
Long-term debt	—	128,084
Transponder repurchase obligation	7,212	21,285
Fair value adjustments for customer contracts	10,540	15,225
Other long-term liabilities	33,652	32,447

Total liabilities	311,162	298,708

Shareholder’s equity:
Intercompany investment, $.01 par value per share; 1,000 shares authorized, 140 shares issued and outstanding	289,217	289,160
Series A preferred stock	237,599	214,256
Accumulated deficit	(43,659)	(56,402)
Accumulated other comprehensive income	6,989	12,520

Total shareholder’s equity	490,146	459,534

Total liabilities and shareholder’s equity	801,308	758,242

See notes to consolidated financial statements

Loral Skynet Corporation

Consolidated Statements of Operations

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006
	(In thousands of U.S. dollars)

Revenues from satellite services	123,389	163,707
Cost of satellite services	86,684	99,287
Selling, general and administrative expenses	39,368	53,195

Operating income (loss) from continuing operations	(2,663)	11,225
Interest and investment income	6,874	8,718
Interest expense	(9,916)	(17,591)
Unrealized gain (loss) on foreign exchange contracts	89,364	(5,750)
Loss on extinguishment of debt	(16,155)	—
Other income (expense)	5,198	984

Income (loss) from continuing operations before income taxes and equity losses in affiliates	72,702	(2,414)
Income tax provision	(28,348)	(5,367)

Income (loss) from continuing operations before equity losses in affiliates	44,354	(7,781)
Equity loss in affiliates	(7,577)	(7,073)

Net income (loss)	36,777	(14,854)

See notes to consolidated financial statements.

Loral Skynet Corporation

Consolidated Statements of Shareholder’s Equity

	Intercompany Investment						Accumulated
	Common		Preferred Stock				Other	Total
	Shares		Shares		Paid-In	Accumulated	Comprehensive	Shareholder’s
	Issued	Amount	Issued	Amount	Capital	Deficit	Income (Loss)	Equity (Deficit)
	(In thousands of U.S. dollars, except share data)

Balance, January 1, 2006	140	289,279	1,000,000	200,000	—	(16,754)	15	472,540
Net loss						(14,854)
Other comprehensive income							10,109
Comprehensive income								(4,745)
Adjustment to initially apply SFAS 158, net of taxes							2,396	2,396
Adjustment to the valuation ascribed to parent investment		(119)						(119)
Issuance of Series A preferred stock as payment for dividend			71,281	14,256				14,256
Preferred stock dividends						(24,794)		(24,794)

Balance, December 31, 2006	140	289,160	1,071,281	214,256	—	(56,402)	12,520	459,534
Net income						36,777
Other comprehensive loss							(5,531)
Comprehensive income								31,246
Tax benefit from stock option exercises		57						57
Issuance of Series A preferred stock as payment for dividend			116,716	23,343				23,343
Cumulative effect related to adoption of FIN 48						(1,190)		(1,190)
Preferred stock dividends						(22,844)		(22,844)

Balance, October 30, 2007	140	289,217	1,187,997	237,599	—	(43,659)	6,989	490,146

See notes to consolidated financial statements.

Loral Skynet Corporation

Consolidated Statements of Cash Flows

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006
	(In thousands of U.S. dollars)

Operating activities:
Net income (loss)	36,777	(14,854)
Non-cash items:
Equity losses in affiliates	7,577	7,073
Deferred taxes	25,479	(370)
Adjustment to revenue straightlining assessment	(204)	—
Provisions for (recoveries of) bad debts	(2,406)	356
Gain on disposition of orbital slot	(3,600)	(1,149)
Unrealized (gain) loss on foreign exchange contracts and non-cash interest	(89,364)	5,750
Loss on extinguishment of debt	16,155	—
Depreciation and amortization	44,274	45,608
Amortization of prior service credits and net actuarial gain	(199)	—
Gain on disposition of available for sale securities	(6,255)	(7,098)
Stock option compensation	315	945
Changes in operating assets and liabilities:
Accounts receivable, net	142	(62)
Inventories	8	546
Due to (from) related parties	15,227	(1,404)
Prepaid insurance	3,404	2,298
Other current assets and other assets	(1,021)	1,981
Accounts payable	(5,738)	(6,440)
Accrued expenses and other current liabilities	(9,361)	7,312
Customer advances	97	634
Income taxes payable	(1,275)	(490)
Pension and other postretirement liabilities	1,344	274
Long-term liabilities	844	(5,511)
Other	(82)	(107)

Net cash provided by operating activities	32,138	35,292

Investing activities:
Proceeds from disposition of orbital slot	—	5,742
Increase in restricted cash	(4,459)	—
Proceeds from sale of available for sale securities	6,255	7,098
Capital expenditures	(49,189)	(100,537)

Net cash used in investing activities	(47,393)	(87,697)

Financing activities:
Proceeds from term-loan (Skynet Notes refinancing facility)	141,050	—
Proceeds of loan from Parent	34,500	30,000
Repayments of loan from Parent	(29,673)	—
Repayment of Loral Skynet Notes	(126,000)	—
10% redemption fee on extinguishment of Loral Skynet Notes	(12,600)	—
Preferred stock dividends	(3,033)	(1,278)

Net cash provided by financing activities	4,244	28,722

Decrease in cash and cash equivalents	(11,011)	(23,683)
Cash and cash equivalents — beginning of period	16,032	39,715

Cash and cash equivalents — end of period	5,021	16,032

See notes to consolidated financial statements

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(all amounts in thousands of U.S. dollars, except for per share amounts and where otherwise noted)

1.	ORGANIZATION AND PRINCIPAL BUSINESS

Loral Skynet Corporation (together with its subsidiaries, “Loral Skynet,” or the “Company”), until the closing of the Telesat Canada transaction described below, was a leading satellite communications company with substantial activities in satellite-based communications services. The Company is a wholly owned subsidiary of Loral Space & Communications Inc. (“Loral”). Loral was formed to succeed to the business conducted by its predecessor, Loral Space & Communications Ltd. (“Old Loral”). Old Loral, together with its subsidiaries, including Loral Skynet, emerged from chapter 11 of the federal bankruptcy laws on November 21, 2005 (the “Effective Date”).

Prior to the Effective Date, Old Loral’s satellite-based communications services business was conducted by Loral Orion, Inc. (“Loral Orion”) and Loral SpaceCom Corporation (“Loral SpaceCom”) and their subsidiaries (together, “Old Skynet”). On the Effective Date, the assets of this business were all combined into and under Loral Orion, Inc., which on that date changed its name to Loral Skynet Corporation.

The terms, the “Company,” “we,” “our” and “us,” when used in this report with respect to the period prior to our emergence, are references to Old Skynet, and when used with respect to the period commencing after our emergence, are references to Loral Skynet. These references include the subsidiaries of Old Skynet or Loral Skynet, as the case may be, unless otherwise indicated or the context otherwise requires.

The term, “Loral” when used in this report with respect to the period prior to emergence from bankruptcy, are references to Old Loral, and when used with respect to the period commencing after emergence, are references to Loral Space & Communications Inc. These references include the subsidiaries of Old Loral or Loral Space & Communications Inc., as the case may be, unless otherwise indicated or the context otherwise requires.

On October 31, 2007, Telesat Holdings Inc., a joint venture company (“Acquireco”) formed by Loral and its Canadian partner, Public Sector Pension Investment Board (“PSP”), completed the acquisition of Telesat Canada. In connection with this acquisition, Loral transferred substantially all of the assets and related liabilities of Loral Skynet to Telesat Canada. Loral holds a 64% economic interest and a 33 1/3% voting interest in the resulting new entity (“New Telesat”) (see Notes 14 and 15). References to Loral Skynet, the “Company,” “we,” “our” and “us,” with respect to periods prior to the closing of this transaction are references to the subsidiary of Loral and with respect to the period commencing on and after the closing of this transaction are, if related to the fixed satellite services business, references to the Loral Skynet operations within New Telesat. We refer to the acquisition of Telesat Canada and the related transfer of the Loral Skynet assets to Telesat Canada as the Telesat Canada transaction. The financial information presented in these financial statements represents Loral Skynet’s financial position immediately prior to the completion of the of Telesat Canada transaction on October 31, 2007.

Loral Skynet had, until the closing of the Telesat Canada transaction, one reportable segment, Satellite Services, and operated a global fixed satellite services business. As part of this business, Loral Skynet leased transponder capacity to commercial and government customers for video distribution and broadcasting, high-speed data distribution, Internet access and communications, and provides managed network services to customers using a hybrid satellite and ground-based system, as well as, professional services to other satellite operators such as fleet operating services. Loral Skynet had four in-orbit satellites and one satellite under construction at Space Systems/Loral, Inc. (“SS/L”), a subsidiary of Loral which satellites and construction rights were transferred to Telesat Canada on October 31, 2007.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	BANKRUPTCY FILINGS AND REORGANIZATION

Bankruptcy Filings

On July 15, 2003, Old Loral and certain of its subsidiaries (the “Debtor Subsidiaries” and collectively with Old Loral, the “Debtors”), including Loral Space & Communications Holdings Corporation (formerly known as Loral Space & Communications Corporation), Loral SpaceCom, SS/L and Loral Skynet, filed voluntary petitions for reorganization under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Lead Case No. 03-41710 (RDD), Case Nos. 03-41709 (RDD) through 03-41728 (RDD)) (the “Chapter 11 Cases”). Also on July 15, 2003, Old Loral and one of its Bermuda subsidiaries (the “Bermuda Group”) filed parallel insolvency proceedings in the Supreme Court of Bermuda (the “Bermuda Court”), and, on that date, the Bermuda Court entered an order appointing certain partners of KPMG as Joint Provisional Liquidators (“JPLs”) in respect of the Bermuda Group.

The Debtors emerged from Chapter 11 on November 21, 2005 pursuant to the terms of their fourth amended joint plan of reorganization, as modified (the “Plan of Reorganization”). The Plan of Reorganization had previously been confirmed by order (the “Confirmation Order”) of the Bankruptcy Court entered on August 1, 2005. Pursuant to the Plan of Reorganization, among other things, the business and operations of Old Loral were transferred to Loral, and Loral Skynet emerged intact as a separate subsidiary of the reorganized Loral. We adopted fresh-start accounting as of October 1, 2005, in accordance with Statement of Position No. 90-7, Financial Reporting of Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”).

Certain appeals (the “Appeals”) filed by Old Loral shareholders acting on behalf of the self-styled Loral Stockholders Protective Committee (“LSPC”) seeking, among other things, to revoke the Confirmation Order and to rescind the approval of the Federal Communications Commission (“FCC”) of the transfer of FCC licenses from Old Loral to Loral were outstanding as of October 30, 2007. We believe that these Appeals are completely without merit and will not have any effect on the completed reorganization (see Note 14).

3.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company has a December 31 year end. The consolidated financial statements for the period January 1, 2007 to October 30, 2007, and for the year ended December 31, 2006, include the results of the Company and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“United States GAAP”). All intercompany transactions have been eliminated.

We emerged from bankruptcy on November 21, 2005 and pursuant to SOP 90-7, we adopted fresh-start accounting as of October 1, 2005. Upon emergence, our reorganization enterprise value as determined by the Bankruptcy Court was approximately $589 million, which after reduction for the fair value of the Loral Skynet’s 14% Senior Secured Cash/PIK Notes due 2015 (the “Loral Skynet Notes”) (see Note 9) and certain other adjustments, resulted in a reorganization equity value of approximately $489 million. This reorganization equity value was allocated to our assets and liabilities. Our assets and liabilities were stated at fair value in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”). In addition, our accumulated deficit was eliminated, and our new debt and equity were recorded in accordance with distributions pursuant to the Plan of Reorganization (see Note 4).

Until the closing of the Telesat Canada transaction, Loral charged Loral Skynet for expenses incurred for the benefit, or on behalf of Loral Skynet. These expenses included benefits administrative services, tax administration services, audit fees, internal audit and treasury services. Loral also allocated corporate management expenses to Loral Skynet using a fixed formula based on certain factors, including relative revenues, payroll and properties of Loral Skynet to that of total Loral. Management believes such allocations were reasonable. However, the associated expenses recorded by the Company in the accompanying consolidated statements of operations may not be indicative of the actual expenses that would have been incurred had the

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company been operating as a separate, stand-alone company for the periods presented. See Note 16 — Related Party Transactions for a detailed description of the Company’s transactions with Loral.

Our investment in XTAR, L.L.C. (“XTAR”), which was not transferred to Telesat Canada in connection with the Telesat Canada transaction, is accounted for using the equity method, due to our inability to control significant operating decisions. Income and losses of affiliates are recorded based on our beneficial interest. Advances to affiliates generally consist of amounts due under extended payment terms. Equity in losses of affiliates is not recognized after the carrying value of an investment, including advances and loans, has been reduced to zero, unless guarantees or other obligations exist. The Company monitors its equity method investments for factors indicating other-than-temporary impairment. An impairment loss is recognized when there has been a loss in value of the affiliate that is other than temporary.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses reported for the period. Actual results could differ from estimates. Significant estimates include the estimated useful lives of our satellites and finite lived intangible assets, the carrying value of indefinite lived intangible assets, the fair value of stock based compensation, the realization of deferred tax assets, gains or losses on derivative instruments and our pension liabilities.

Cash and Cash Equivalents and Short-term Investments

Cash and Cash Equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less. As of October 30, 2007, the Company had $12.4 million of cash and restricted cash, of which $7.4 million was in the form of restricted cash ($6.6 million included in other current assets and $0.8 million included in other assets on our consolidated balance sheet). As of December 31, 2006, the Company had $19.0 million of cash and restricted cash, of which $3.0 million was in the form of restricted cash ($2.2 million included in other current assets and $0.8 million included in other assets on our consolidated balance sheet).

Concentration of Credit Risk

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents, foreign exchange contracts (see Note 13), accounts receivable and advances to affiliates (see Note 7). Our cash and cash equivalents are maintained with high-credit-quality financial institutions. Our customers include large multinational corporations for which the creditworthiness is generally substantial. Management believes that its credit evaluation, approval and monitoring processes combined with contractual billing arrangements provide for effective management of potential credit risks with regard to our customer base.

Receivables

As of October 30, 2007 and December 31, 2006, accounts receivable was reduced by an allowance for doubtful accounts of $0.5 million and $3.4 million, respectively.

Available-for-sale Securities

Investments in publicly traded common stock are classified as available-for-sale, and are recorded at fair value, with the resulting unrealized gain or loss excluded from net loss and reported as a component of other comprehensive income or loss until realized (see Notes 5 and 13).

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property, Plant and Equipment

As of October 1, 2005, we adopted fresh-start accounting and our property, plant and equipment were recorded at their fair values based upon the appraised values of such assets. We determined the fair value of our property, plant and equipment using the planned future use of each asset or group of assets, quoted market prices for assets where a market exists for such assets, the expected future revenue and profitability of the business unit utilizing such assets and the expected future life of such assets. In our determination of fair value, we also considered whether an asset would be sold either individually or with other assets and the proceeds we expected to receive from such a sale. Assumptions relating to the expected future use of individual assets could affect the fair value of such assets and the depreciation expense recorded related to such assets in the future. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Below are the estimated useful lives of our property, plant and equipment as of October 30, 2007:

Years

Buildings	25
Leasehold improvements	5 to 25
Satellites-in-orbit	5 to 15
Earth stations	7 to 15
Equipment, furniture and fixtures	3 to 7

Satellite transponder rights, representing the contractual right to satellite transponder capacity for the economic life of a satellite, are accounted for as capital leases, included in fixed assets and depreciated over their estimated useful life. Depreciation of satellite transponder rights is included in cost of satellite services.

Costs incurred in connection with the construction and successful deployment of our satellites and related equipment are capitalized. Such costs include direct contract costs, allocated indirect costs, launch costs, launch and in-orbit test insurance and construction period interest. Capitalized interest related to the construction of satellites for the period January 1, 2007 to October 30, 2007, and for 2006 was $10.5 million and $3.6 million, respectively. All capitalized satellite costs are amortized over the estimated useful life of the related satellite. The estimated useful lives of the satellites were determined by engineering analyses performed at the satellite’s in-service date. Satellite lives are reevaluated periodically. Losses from unsuccessful launches and in-orbit failures of our satellites, net of insurance proceeds (so long as such amounts are determinable and receipt is probable), are recorded in the period a loss occurs.

Valuation of Satellites and Long-Lived Assets

The carrying values of our satellites and long-lived assets are reviewed for impairment in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-lived Assets. We periodically evaluate potential impairment losses relating to our satellites and other long-lived assets, when a change in circumstances occurs, by assessing whether the carrying amount of these assets can be recovered over their remaining lives through future undiscounted expected cash flows generated by those assets (excluding financing costs). If the expected undiscounted future cash flows were less than the carrying value of the long-lived asset, an impairment charge would be recorded based on such asset’s estimated fair value. Changes in estimates of future cash flows could result in a write-down of the asset in a future period. Estimated future cash flows from our satellites could be impacted by, among other things:

•	Changes in estimates of the useful life of the satellite;

•	Changes in estimates of our ability to operate the satellite at expected levels;

•	Changes in the manner in which the satellite is to be used; and

•	The loss of one or several significant customer contracts on the satellite.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

If an impairment loss was indicated for a satellite, such amount would be recognized in the period of occurrence, net of any insurance proceeds to be received so long as such amounts are determinable and receipt is probable. If no impairment loss was indicated in accordance with SFAS 144, and we received insurance proceeds, the proceeds would be recognized in our consolidated statement of operations.

Goodwill and Intangible Assets

Goodwill represents the amount by which the Company’s reorganization equity value exceeded the fair value of its tangible assets and identified intangible assets less its liabilities as determined in accordance with the provisions of SFAS 141, as of October 1, 2005. Pursuant to the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill is not amortized and is subject to an annual impairment test which the Company performs in the fourth quarter of each fiscal year. SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill within the reporting unit is less than its carrying value.

Intangible assets consist primarily of backlog, orbital locations, trade names and customer relationships, all of which were recorded in connection with the adoption of fresh-start accounting. The fair values were calculated using several approaches that encompassed the use of excess earnings, relief from royalty and the build-up methods. The excess earnings, relief from royalty and build-up approaches are variations of the income approach. The income approach, more commonly known as the discounted cash flow approach, estimates fair value based on the cash flows that an asset can be expected to generate over its useful life. Identifiable intangible assets with finite useful lives are amortized on a straight-line basis over the estimated useful lives of the assets.

Contingencies

Contingencies by their nature relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred as well as in estimating the amount of potential loss, if any. We accrue for costs relating to litigation, claims and other contingent matters when such liabilities become probable and reasonably estimable. Such estimates may be based on advice from third parties or on management’s judgment, as appropriate. Actual amounts paid may differ from amounts estimated, and such differences will be charged to operations in the period in which the final determination of the liability is made.

Revenue Recognition

Satellite capacity and network services are provided under lease agreements that generally provide for the use of satellite transponders and, in certain cases, earth stations and other terrestrial communications equipment for periods generally ranging from one year to the end of life of the satellite. Some of these agreements have certain obligations, including providing spare or substitute capacity, if available, in the event of satellite failure. If no spare or substitute capacity is available, the agreement may be terminated. Revenue under transponder lease and network services agreements is recognized as services are performed, provided that a contract exists, the price is fixed or determinable and collectibility is reasonably assured. Revenues under contracts that include fixed lease payment increases are recognized on a straight-line basis over the life of the lease.

Lease contracts qualifying for capital lease treatment, typically based, among other factors, upon the term of the lease and the transfer of substantially all of the benefits and risks incident to the ownership of the transponder or satellite, are accounted for as sales-type leases. For sales-type lease transactions, we recognize as revenue the net present value of the future minimum lease payments or the cash received for prepaid lease arrangements. The cost basis of the transponder is charged to cost of sales. During the life of the lease, we

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognize as interest income in each respective period, that portion of each periodic lease payment, if any, deemed to be attributable to interest. The balance of each periodic lease payment, representing principal repayment, is recognized as a reduction of the net investment in sales-type leases.

Other terrestrial communications equipment represents network elements (such as antennas and transmission equipment) necessary to enable communication between multiple terrestrial locations through a customer-selected satellite communications service provider. Revenue from equipment sales is recognized upon acceptance by the customer or upon delivery, if the equipment already meets all of the criteria and specifications in the customer-specific acceptance provisions, provided that a contract exists, the price is fixed or determinable and collectibility is reasonably assured. Revenues under arrangements that include both services and equipment elements are allocated based on the relative fair values of the elements of the arrangement; otherwise, revenue is recognized as services are provided over the life of the arrangement.

Derivative Instruments

During December 2006 and January 2007, we entered into certain derivative investments to minimize Acquireco’s exposure to currency fluctuations associated with Acquireco’s planned acquisition of Telesat Canada (see Notes 1, 13 and 14). We follow SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) as amended and interpreted, which among other things requires that all derivative instruments be recorded on the balance sheet at their fair value. On October 23, 2007, we transferred these instruments to Acquireco in connection with the Telesat Canada transaction.

Stock-Based Compensation

Loral has a stock based employee compensation plan in which employees of Loral Skynet participate. Effective October 1, 2005, in connection with our adoption of fresh-start accounting, we adopted the fair value method of accounting for stock based compensation, for all stock options granted to Loral Skynet employees after October 1, 2005, pursuant to the prospective method provisions of SFAS No. 123(R), Share-Based Payment (“SFAS 123R”). We use the Black-Scholes-Merton option-pricing model to measure fair value of these stock option awards. The Black-Scholes-Merton model requires us to make significant judgments regarding the assumptions used within the model, the most significant of which are the stock price volatility assumption, the expected life of the option award, the risk-free rate of return and dividends during the expected term. The following assumptions were used to measure the fair value of the stock options awarded to Loral Skynet employees in 2006:

Year Ended
December 31, 2006

Risk-free interest rate	4.3%
Expected life (years)	4.75
Estimated volatility	27.4%
Expected dividends	None

Loral emerged from bankruptcy on November 21, 2005, and as a result, it does not have sufficient stock price history upon which to base its volatility assumption. In determining the volatility used in our model, we considered the volatility of the stock prices of selected companies in the satellite industry, the nature of those companies, Loral’s emergence from bankruptcy and other factors in determining Loral’s stock price volatility. We based our estimate of the average life of a stock option of 4.75 years using the midpoint between the vesting and expiration dates as allowed by SEC Staff Accounting Bulletin No. 107, Share-Based Payment, based upon the vesting period of four years and the option term of seven years. Our risk-free rate of return assumption for options was based on the quoted yield for five-year U.S. treasury bonds as of the date of grant (see Note 11). We assumed no dividends during the expected term.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Compensation

Pursuant to the Plan of Reorganization, we entered into deferred compensation arrangements for certain key employees that vest generally over four years and expire after seven years. The initial deferred compensation awards were calculated by multiplying $9.44 by the number of stock options granted to these key employees (see Note 11). We are accreting the liability by charges to income over the vesting period. The deferred compensation cost charged against income, net of estimated forfeitures, was $0.4 million for the period January 1, 2007 to October 30, 2007, and $0.5 million for the year ended December 31, 2006. The value of the deferred compensation fluctuates depending on stock price performance, within a defined range, and vesting will accelerate if there is a change of control as defined. As of October 30, 2007, unrecognized deferred compensation was $1.0 million.

Income Taxes

Loral Skynet and its subsidiaries are subject to U.S. federal, state and local income taxation on their worldwide income and foreign taxation on certain income from sources outside the United States. The Company and its subsidiaries are included as members of the Loral consolidated federal income tax return and as members of certain Loral consolidated or combined state and local income tax returns. Income taxes are presented in the Company’s consolidated financial statements in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability approach based on the separate return method for the consolidated group. Under this method, current and deferred tax expense or benefit for the period is determined for the Company and its subsidiaries as a separate group on a standalone basis.

Deferred income taxes reflect the future tax effect of temporary differences between the carrying amount of assets and liabilities for financial and income tax reporting and are measured by applying statutory tax rates in effect for the year during which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent it is more likely than not that the deferred tax assets will not be realized. Under the separate return method, the realization of deferred tax assets is based on available evidence as it relates only to the Company and its subsidiaries. Any reduction to the balance of the valuation allowance as of October 1, 2005 will first reduce goodwill, then other intangible assets with any excess treated as an increase to paid-in-capital (see Note 10).

The Company does not have a formal tax sharing agreement with Loral Space & Communications Inc. Estimated taxes currently payable for consolidated federal and consolidated or combined state and local income tax returns are included in due to related parties at October 30, 2007 and December 31, 2006.

Effective January 1, 2007, we adopted the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For benefits to be recognized in the financial statements, a tax position must be more-likely-than-not to be sustained upon examination by the taxing authorities based on the technical merits of the position. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense on a quarterly basis.

Prior to adopting FIN 48, our policy was to maintain tax contingency liabilities for potential audit issues. The tax contingency liabilities were based on our estimate of the probable amount of additional taxes that may be due in the future. Any additional taxes due would be determined only upon completion of current and

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

future federal, state and international tax audits. At December 31, 2006, we had $3.0 million of tax contingency liabilities included in long-term liabilities.

Additional Cash Flow Information

The following represents non-cash financing activities and supplemental information to the consolidated statements of cash flows (in thousands of U.S. dollars):

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006

Non-cash financing activities:
Issuance of preferred stock as payment for dividend	23,343	14,260
Accrual of preferred stock dividends	22,844	24,794
Supplemental information:
Capital expenditures incurred but not yet paid	6,701	488
Interest paid	21,006	8,863
Income taxes paid, net of refunds	3,566	6,074
Cash (paid) received for reorganization items:
Professional fees	(48)	(3,113)

New Accounting Pronouncements

SFAS 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), to define fair value, establish a framework for measuring fair value in accordance with U.S. GAAP and expand disclosures about fair value measurements. SFAS 157 requires quantitative disclosures using a tabular format in all periods (interim and annual) and qualitative disclosures about the valuation techniques used to measure fair value in all annual periods. The provisions of this statement are required to be adopted as of January 1, 2008, except for the provisions relating to non-financial assets and liabilities measured at fair value on a nonrecurring basis, for which the effective date has been deferred until January 1, 2009. We do not believe the adoption of SFAS 157 will have a material impact on the manner in which we measure fair value, but it will require additional disclosures.

SFAS 159

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 was effective for us on January 1, 2008, and we do not believe it will have a material impact on our consolidated financial statements.

SFAS 160

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the non-controlling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

non-controlling equity investment retained in a deconsolidation. SFAS 160 is effective for the Company on January 1, 2009. The Company does not expect the adoption of SFAS 160 to have a material impact on its consolidated financial statements.

SFAS 141R

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. SFAS 141R expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. SFAS 141R requires the acquirer to recognize as an adjustment to income tax expense, changes in the valuation allowance for acquired deferred tax assets. SFAS 141R is effective for the Company on January 1, 2009. The Company does not expect the adoption of SFAS 141R to have a material effect on its consolidated financial statements.

EITF 06-3

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) (“EITF 06-3”). ETIF 06-3 addresses the income statement presentation as to recording the various governmental taxes collected from customers during the normal course of doing business and indicates that presentation on a gross basis or net basis is an accounting policy decision. In addition, for any such taxes that are recorded on a gross basis, an entity should disclose the amount of those taxes in each period for which an income statement is presented. The Company adopted EITF 06-3 on January 1, 2007 and its accounting policy, consistent with prior practice, is to reflect taxes collected from customers and to be remitted to government authorities on a gross basis. Taxes collected from customers and remitted to government authorities amounted to $0.6 million for the period January 1, 2007 to October 30, 2007, and $0.5 million for the year ended December 31, 2006.

4.	FRESH-START ACCOUNTING

On August 1, 2005, the Bankruptcy Court entered its Confirmation Order confirming the Company’s Plan of Reorganization. On September 30, 2005, the FCC approved the transfer of FCC licenses from Old Loral to Loral, which represented the satisfaction of the last material condition precedent to the Debtors’ emergence from bankruptcy. Our emergence from Chapter 11 proceedings on November 21, 2005 resulted in a new reporting entity and adoption of fresh-start accounting in accordance with SOP 90-7 as of October 1, 2005.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The components of accumulated other comprehensive income (loss) are as follows (in thousands of U.S. dollars):

			Consolidated Statement of
	Consolidated Balance Sheet		Shareholder’s Equity
			For the Period
			January 1,
			2007 to	Year Ended
	October 30,	December 31,	October 30,	December 31,
	2007	2006	2007	2006

Cumulative translation adjustment	498	287	211	272
Unrealized (losses) gains on available-for-sale securities, net of taxes	6,686	9,837	(3,151)	9,837
Reclassification adjustment for gains included in net income	(3,919)		(3,919)
Adjustment to initially apply SFAS 158, net of taxes	2,396	2,396
Pension actuarial gains and prior service credit, net of amortization and taxes	1,328		1,328

Accumulated other comprehensive income (loss)	6,989	12,520	(5,531)	10,109

Comprehensive income for the year ended December 31, 2006 excludes the $2.4 million adjustment to initially apply SFAS 158. Such amount was recorded as a direct adjustment to the December 31, 2006 ending balance of accumulated other comprehensive income.

6.	PROPERTY, PLANT AND EQUIPMENT

Property, Plant & Equipment consists of (in thousands of U.S. dollars):

	October 30,	December 31,
	2007	2006

Land and land improvements	738	734
Buildings	4,343	4,040
Leasehold improvements	647	599
Satellites in-orbit, including satellite transponder rights of $136.2 million and $136.7 million as of October 30, 2007 and December 31, 2006, respectively	393,317	393,849
Satellites under construction	132,758	77,396
Earth stations	18,314	18,140
Equipment, furniture and fixtures	14,798	14,650
Other construction in progress	949	873

	565,864	510,281
Accumulated depreciation and amortization	(100,282)	(58,844)

	465,582	451,437

Depreciation and amortization expense for property, plant and equipment was $41.7 million for the period January 1, 2007 to October 30, 2007 and $47.1 million for the year ended December 31, 2006. Accumulated

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

depreciation and amortization as of October 30, 2007 and December 31, 2006 includes $31.4 million and $16.7 million, respectively, related to satellite transponders where Loral Skynet has the rights to transponders for the remaining life of the related satellite.

On September 20, 2002, and as further amended in March 2003, we agreed with APT Satellite Company Limited (“APT”) to jointly acquire the Apstar V satellite (subsequently known as Telstar 18). Under this agreement, we were initially to acquire 23% of the satellite in return for paying 25% of the project cost, and were to pay APT over time an additional 25% of the project cost to acquire an additional 23% interest in the satellite. In August 2003, we amended our various agreements with APT, converting our arrangement from joint ownership to a lease, but leaving unchanged the cost allocation between the parties relating to the project cost of the satellite. Under this arrangement, we retain title to the entire satellite. The number of transponders leased to APT is reduced over time upon repayment by us of the second 25% of the satellite’s project cost, ultimately to 54% of the satellite’s transponder capacity. As a result of this conversion from joint ownership to a lease arrangement, in the third quarter of 2003 Loral Skynet recorded an increase to self-constructed assets of $73 million and recorded deferred revenue of $80 million from APT. In November 2003, we agreed with APT to further revise our existing arrangement. Under this revised arrangement, we agreed, among other things, to accelerate the termination of APT’s leasehold interest in 4.5 transponders by assuming $20.4 million of project cost which otherwise would have been initially paid by APT, decreasing APT’s initial leased transponder capacity from 77% to 69% (or 37 transponders).

During September 2004, the Telstar 18 satellite began commercial service and we recognized $87 million of sales and $87 million of cost of sales relating to the sales-type lease element of our agreement with APT. In addition, as of October 30, 2007 and December 31, 2006, we had $5.6 million and $7.5 million, respectively, of deferred revenue relating to the operating lease and service elements of the agreement (primarily APT’s lease of four transponders for four years and two additional transponders for five years and our providing APT with telemetry, tracking and control services for the life of the satellite), which is being recognized on a straight-line basis over the life of the related element being provided.

In September 2006, Loral Skynet terminated APT’s leasehold interests with respect to two transponders on Telstar 18 by exercising its option to accelerate the lease termination payment that would otherwise have been payable by Loral Skynet to APT in August 2009. In connection with this early termination, Loral Skynet made a payment to APT of $9.1 million. As a result, our short-term and long-term liabilities included $16.3 million and $7.2 million, respectively, as of October 30, 2007, and $21.2 million in long-term liabilities as of December 31, 2006, for lease termination obligations to APT, reflecting the reduction of the present value of our lease termination obligation upon our exercise of the acceleration option. Our remaining lease termination obligations to APT consist of a payment of $18.1 million in 2008 for four transponders and a payment of $9.1 million for two transponders in 2009. During 2006, we recorded a charge to Satellite Services cost of sales of $1.0 million in connection with this transaction, which represented the difference between the payment made and the present value of our lease termination obligation for the two transponders at the date of the transaction.

On August 17, 2006, The Boeing Company (“Boeing”) delivered to us a termination notice pursuant to which all the transponders leased by it on our Estrela do Sul-1 (“EDS”) satellite were to be terminated by December 31, 2006. On September 29, 2006, an affiliate of Boeing signed an agreement with us to lease transponder capacity on EDS for a period of 20 months beginning January 2007 and ending August 2008, with an option to renew the contract for two consecutive one year periods. To exercise the termination option, Boeing paid a termination fee of $14.9 million on September 29, 2006. This termination fee has been recognized as revenue from satellite services in our consolidated statement of operations in 2006. In addition, Boeing prepaid $4.0 million for future services under the September 2006 agreement, of which $1.9 million is included in other current liabilities in our consolidated balance sheet as of December 31, 2006. The remaining prepaid balance has been fully amortized into our statement of operations during 2007.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The transponder capacity on satellites in orbit is either leased by customers or held for lease by us. Future minimum lease receipts due from customers under long-term operating leases for transponder capacity on our satellites in orbit and for service agreements as of October 30, 2007 are as follows (in thousands of U.S. dollars):

Remainder of 2007	24,804
2008	104,012
2009	67,345
2010	50,097
2011	38,398
Thereafter	72,453

357,109

7.	INVESTMENT IN AND ADVANCES TO AFFILIATES

Investment in and advances to affiliates consist of (in thousands of U.S. dollars):

	October 30,	December 31,
	2007	2006

XTAR equity investment	92,694	100,271

Equity losses in affiliates consists of (in thousands of U.S. dollars):

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006

XTAR	(7,577)	(7,073)

XTAR

Loral’s interest in XTAR was transferred to Loral Skynet in connection with the Plan of Reorganization. We own 56% of XTAR, a joint venture between us and Hisdesat Servicios Estrategicos, S.A. (“Hisdesat”) of Spain. We account for our investment in XTAR under the equity method, because we do not control certain of its significant operating decisions. Our interest in XTAR has been retained by Loral and was not transferred to Telesat Canada as part of the Telesat Canada transaction (see Note 1).

XTAR owns and operates an X-band satellite, XTAR-EUR, located at 29° EL, which entered service in March 2005. The satellite is designed to provide X-band communications services exclusively to United States, Spanish and allied government users throughout the satellite’s coverage area, including Europe, the Middle East and Asia. The government of Spain granted XTAR rights to an X-band license, normally reserved for government and military use, to develop a commercial business model for supplying X-band capacity in support of military, diplomatic and security communications requirements. XTAR also leases up to eight 72 MHz X-band transponders on the Spainsat satellite located at 30° WL, owned by Hisdesat, which entered commercial service in April 2006. These transponders, designated as XTAR-LANT, allow XTAR to provide its customers in the U.S. and abroad with additional X-band services and greater flexibility.

In January 2005, Hisdesat provided XTAR with a convertible loan in the amount of $10.8 million due 2011, for which Hisdesat received enhanced governance rights in XTAR. If Hisdesat were to convert the loan into XTAR equity, our equity interest in XTAR would be reduced to 51%.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

XTAR and Loral Skynet have entered into agreements whereby Loral Skynet provides to XTAR (i) certain selling, general and administrative services, (ii) telemetry, tracking and control services for the XTAR satellite, (iii) transponder engineering and regulatory support services as needed and (iv) satellite construction oversight services. Loral Skynet has agreed to defer amounts due from XTAR under these agreements with payments to be made by XTAR as discussed below. For the period January 1, 2007 to October 30, 2007 and for the year ended December 31, 2006, Loral Skynet did not recognize revenue associated with providing these services to XTAR unless payment had been received or was reasonably assured. During October 2007, Loral Skynet received a payment of $1.2 million from XTAR for outstanding accounts receivable and agreed on a plan for future payments. In September 2007, Loral Skynet reversed an allowance for doubtful accounts of $1.9 million related to outstanding accounts receivable from XTAR. These agreements have been assigned to New Telesat (see Note 16).

XTAR’s lease obligation to Hisdesat for the XTAR-LANT transponders is $23 million in 2008, with increases thereafter to a maximum of $28 million per year through the end of the useful life of the satellite. Under this lease agreement, Hisdesat may also be entitled under certain circumstances to a share of the revenues generated on the XTAR-LANT transponders. During the quarter ended March 31, 2008, XTAR agreed that its excess cash balance (as defined) would be applied towards making limited payments on these lease obligations, as well as payments of other amounts owed to Hisdesat, Telesat Canada and Loral in respect of services provided by them to XTAR. XTAR is currently making payments in accordance with this agreement.

In May 2005, XTAR signed a contract with the U.S. Department of State for the lease of transponder capacity for a period of three years with two one-year options. The State Department is authorized pursuant to its procurement guidelines to lease up to $137.0 million for a specified capacity under this contract, to the extent that capacity is available. As of October 30, 2007, the U.S. Department of State has committed to lease three transponders under this contract, having a total lease value of $27.6 million, and has the right, at its option, to renew the leases for additional terms, which, if fully exercised, would bring the total value of the leases to $39.2 million. There can be no assurance as to how much, if any, additional capacity the U.S. Department of State may lease from XTAR under this contract. XTAR also has contracts to provide services to the U.S. Department of Defense, the Spanish Ministry of Defense, the Belgium Ministry of Defense and the Danish armed forces.

XTAR-EUR was launched on Arianespace, S.A.’s Ariane ECA launch vehicle in 2005. The price for this launch had two components — the first, consisting of a $15.8 million 10% interest paid-in-kind loan provided by Arianespace, was repaid in full by XTAR on July 6, 2007. The second component of the launch price consists of a revenue-based fee to be paid to Arianespace over XTAR-EUR’s 15 year in orbit operations. This fee, also referred to as an incentive fee, equals 3.5% of XTAR’s annual operating revenues, subject to a maximum threshold (the “Incentive Cap”). The Incentive Cap was set at $20 million through December 2007 and increases by $208,000 each month beginning January 2008 to a maximum of $50 million on December 1, 2019. XTAR has the option to prepay some or all of this incentive portion, and once the incentive payments actually paid to Arianespace equal the Incentive Cap at any point in time, XTAR will have no further payment obligation to Arianespace. At the end of XTAR-EUR’s useful life, XTAR will have no further obligation to Arianespace on the incentive portion, even if the aggregate amount of the incentive fee payments shall not have reached the $50 million Incentive Cap. The carrying value of the incentive fee payable to Arianespace is arrived at by accreting interest on the previous years’ outstanding balance at a rate that equates the 3.5% fee payable on the projected revenue through the end of the life of the XTAR-EUR satellite. On February 29, 2008, XTAR paid Arianespace $1.54 million representing the incentive fee through December 31, 2007.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents summary financial data for XTAR:

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
Statement of Operations Data	2007	2006
	(In millions of U.S. dollars)

Revenues	15.8	15.3
Operating loss	(11.9)	(8.6)
Net loss	(13.5)	(12.6)

	October 30,	December 31,
Balance Sheet Data:	2007	2006
	(In millions of U.S. dollars)

Current assets	6.4	6.4
Total assets	124.0	132.1
Current liabilities	23.4	20.1
Long-term liabilities	35.3	33.1
Members’ equity	65.3	78.9

Globalstar

On April 14, 2004, Globalstar, L.P. announced the completion of its financial restructuring following the formal acquisition of its main business operations and assets by Thermo Capital Partners LLC (“Thermo”), effectively resulting in Globalstar, L.P. exiting from bankruptcy. Thermo invested $43 million in the newly formed Globalstar company (“Globalstar Inc.”) in exchange for an 81.25% equity interest, with the remaining 18.75% of the equity distributed to the creditors of Globalstar, L.P. Our share of the equity interest was approximately 2.7% of Globalstar Inc., to which we assigned no value at the time. On November 2, 2006, Globalstar Inc. completed an initial public offering, at which time we owned 1,609,896 shares of Globalstar Inc. We had agreed not to sell 70% of our Globalstar Inc. holdings for at least 180 days following the completion of its offering. As of May 5, 2007, the lock-up was no longer in effect. For the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, we realized a gain of $6.2 million and $7.1 million, respectively, (included in interest and investment income in the consolidated statements of operations) on the sale of 591,537 and 440,962 shares of Globalstar Inc. stock. As of October 30, 2007, we owned 577,397 shares of Globalstar Inc. which are accounted for as available-for-sale securities. Unrealized gains on these shares were $2.8 million, net of taxes as of October 30, 2007. These shares have been retained by Loral and were not transferred to Telesat Canada as part of the Telesat Canada transaction (see Note 1).

Satmex

In November 2006, Satelites Mexicanos, S.A. de C.V. (“Satmex”) successfully reorganized. Our investment in Satmex was written off in 2003 and was reduced from 49% to approximately 1.3% in connection with this reorganization. Our interest in Satmex has been retained by Loral and was not transferred to Telesat as part of the Telesat Canada transaction (see Note 1).

On June 14, 2005, certain Old Loral entities, including Loral Skynet, and Satmex entered into an agreement to be implemented through various amendments and agreements with respect to various transactions involving the Old Loral entities and Satmex (the “Settlement Agreement”), including but not limited to various transponder agreements between certain of the Old Loral entities and Satmex.

The Settlement Agreement was approved by the Bankruptcy Court in our Chapter 11 Cases on July 26, 2005 and became effective on August 5, 2005. Upon receipt of approval from our Bankruptcy Court of the

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Settlement Agreement and related agreements, we recorded income of $4.6 million in the third quarter of 2005 representing the reversal of reserves and accruals recorded in previous periods.

Pursuant to the Settlement Agreement, Satmex agreed to lease to Loral for the life of the satellite, without any further consideration, two 36 MHz Ku-band transponders and two 36 MHz C-band transponders on Satmex 6 (the “Satmex 6 Lease”). Upon Loral’s emergence from bankruptcy, the rights under this lease agreement were assigned to SS/L. On November 30, 2006, the effective date of the Satmex restructuring plan, the Satmex 6 Lease, as well as a lease agreement between Satmex and Loral Skynet for three transponders on Satmex 5, was converted from a lease arrangement to a usufructo, a property right under Mexican law which grants the holder a right of use to the subject property. The Satmex 6 satellite was launched in May 2006 and commenced operations in July 2006. In November 2006, SS/L assigned the rights to the Satmex 6 usufructo to Loral Skynet in consideration of a cash payment equal to the fair value of the four Satmex 6 transponders of $20 million, which is included in Property, Plant and Equipment. The Satmex 5 and Satmex 6 usufructo rights have been transferred to Telesat as part of the Telesat Canada transaction.

8.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

Goodwill was established in connection with our adoption of fresh-start accounting on October 1, 2005. Effective January 1, 2007, goodwill was increased by $6.5 million as part of the cumulative effects of adopting FIN 48. During 2007, goodwill was reduced by $31.9 million as a result of the reversal of an excess valuation allowance of $26.1 million and deferred state tax liabilities of $5.9 million (see “Income Taxes” in Note 10).

The following table summarizes the changes in the carrying amount of goodwill (in thousands of U.S. dollars):

Goodwill — January 1, 2006	88,970
Adjustments due to the completion of the fair valuation process:
Deferred revenues — fair value	6,070
Intangibles — fair value	(1,000)
Reversal of excess valuation allowance on deferred tax assets	(7,988)
Other fair value adjustments	(119)

Goodwill — December 31, 2006	85,933
Cumulative effect of adopting FIN 48 (see Note 3)	6,548
Reversal of excess valuation allowance on deferred tax assets	(26,051)
Reversal of Old Skynet deferred state tax liabilities	(5,889)

Goodwill — October 30, 2007	60,541

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible Assets

Intangible Assets were established in connection with our adoption of fresh-start accounting and consist of the following:

	Weighted Average
	Remaining	October 30, 2007		December 31, 2006
	Amortization	Gross	Accumulated	Gross	Accumulated
	Period (Years)	Amount	Amortization	Amount	Amortization
	(In millions of U.S. dollars, except years)

Orbital slots	9	10.8	(3.1)	10.8	(1.8)
Trade names	18	4.0	(0.4)	4.0	(0.3)
Customer relationships	13	20.0	(2.8)	20.0	(1.7)
Customer contracts	7	33.0	(12.6)	33.0	(8.3)
Other intangibles	3	2.7	(1.2)	2.7	(0.8)

Total		70.5	(20.1)	70.5	(12.9)

The allocation of our reorganization equity value to individual intangible assets was adjusted in 2006, as additional information became available, during the completion of the fair valuation process.

Total amortization expense for intangible assets of $7.2 million for the period January 1, 2007 to October 30, 2007 and $9.9 million for 2006 primarily reflects the net amortization of the fair value adjustments recorded in connection with our adoption of fresh start accounting (see Note 4). Annual amortization expense for intangible assets for the five years ending December 31, 2011 is estimated to be as follows (in millions of U.S. dollars):

Remainder of 2007	1.4
2008	7.5
2009	6.2
2010	5.0
2011	4.9
2012	4.6

In connection with our adoption of fresh-start accounting, we recorded fair value adjustments of $30.0 million relating to customer contracts that are classified separately on our consolidated balance sheet. Net amortization of these fair value adjustments as a credit to income was $4.7 million for the period January 1, 2007 to October 30, 2007 and $11.4 million for the year ended December 31, 2006.

9.	DEBT OBLIGATIONS

The Company’s debt consists of (in thousands of U.S. dollars):

	October 30,	December 31,
	2007	2006

Short-term:
4.1% Loan payable to Valley National Bank	141,050	—
Long-term:
Loral Skynet 14.0% Senior Secured Notes due 2015 (principal amount $126 million)	—	128,084

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loan Payable Valley National Bank

On September 4, 2007, Loral Skynet entered into a Loan and Security Agreement (the “Loan Agreement”) with Valley National Bank (“Valley National”). The purpose of the Loan Agreement was to make available to Loral Skynet a loan to fund the redemption (the “Note Redemption”) of the Loral Skynet Notes. Pursuant to the Loan Agreement, Valley National made the loan in a single advance of $141.1 million, which Loral Skynet used to fund the Note Redemption on September 5, 2007.

The maturity date of the loan was the earlier of (i) December 17, 2007 or (ii) the date on which the assets of Loral Skynet were transferred in connection with the acquisition of Telesat Canada (see Notes 1 and 14). The Loan Agreement permitted Loral Skynet to prepay all or a portion of the amounts outstanding under the loan at any time prior to maturity without penalty or premium.

As security for repayment of the loan, Loral Skynet granted security interests in certain of its assets. The repayment of the loan was also guaranteed by Loral (the “Guaranty”) with Loral’s obligations under the Guaranty being secured pursuant to a pledge agreement (the “Pledge Agreement”) executed by Loral. Loral purchased a certificate of deposit (the “CD”) from Valley National in the initial principal amount of $142.7 million, such amount being equal to the sum of the principal of the loan and accrued interest thereon from and including September 4, 2007 through, but not including, December 17, 2007. Pursuant to the terms of the Pledge Agreement, the money on deposit under the CD secured the obligations of Loral Skynet under the Loan Agreement and Loral under the Guaranty.

The interest rate on the loan was 4.10% per annum. Interest expense related to the loan was $0.9 million for the period ended October 30, 2007. The loan was repaid on October 31, 2007 in connection with the closing of the Telesat Canada transaction.

Loral Skynet Notes

On November 21, 2005, pursuant to the Plan of Reorganization, Loral Skynet issued $126 million principal amount of 14% Senior Secured Cash/PIK Notes due 2015 under an Indenture, dated as of November 21, 2005 (the “Indenture”), which notes were guaranteed on a senior secured basis by our subsidiary Loral Asia Pacific Satellite (HK) Limited and all of Loral Skynet’s existing domestic, wholly-owned subsidiaries. On September 5, 2007 Loral Skynet paid $141.1 million in the aggregate to redeem the Loral Skynet Notes at a redemption price of 110% including accrued and unpaid interest from July 15, 2007 of $2.45 million.

Interest expense related to these notes was $12.1 million for the period January 1, 2007 to October 30, 2007, and $17.8 million for the year ended December 31, 2006. In addition to the $2.45 million of cash interest paid on the redemption of the notes discussed above, Loral Skynet made cash interest payments of $8.8 million on the Loral Skynet Notes on each of January 15 and July 16, 2007 and $11.5 million on July 17, 2006.

As a result of the redemption of the Loral Skynet Notes, we incurred a loss on the early extinguishment of debt of $16.2 million, which is comprised of the redemption premium of $12.6 million and a $3.6 million write-off of unamortized deferred financing costs.

Certain holders of Loral Skynet Notes have commenced litigation with respect to the redemption of the Loral Skynet Notes (see Note 13).

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	INCOME TAXES

The (provision) benefit for income taxes on the income (loss) from continuing operations before income taxes and equity losses in affiliates consists of the following (in thousands of U.S. dollars):

	For the Period	Year Ended
	January 1, 2007 to	December 31,
	October 30, 2007	2006

Current:
U.S. Federal	(1,616)	(370)
State and local	(855)	(105)
Foreign	(398)	(5,262)

Total current	(2,869)	(5,737)

Deferred:
U.S. Federal	(23,721)	1,450
State and local	2,018	6,899
Valuation allowance	(3,776)	(7,979)

Total deferred	(25,479)	370

Total income tax (provision)	(28,348)	(5,367)

For the period ended October 30, 2007, we continued to maintain the 100% valuation allowance that had been established at December 31, 2002 against our net deferred tax assets, with the exception of our $4.7 million deferred tax asset relating to AMT credit carryforwards.

The components of our FIN 48 (provision) benefit for uncertain tax positions for the period ended October 30, 2007, included in the current provision were:

Unrecognized tax benefits	37
Interest expense	(651)
Interest income	41
Penalties	47

Total	(526)

The deferred income tax provision of $25.5 million related to (i) a provision of $26.1 million on current year income to the extent the taxes imposed on such income were reduced by deferred tax benefits from Old Skynet and the utilization of such deferred tax benefits created an excess valuation allowance that was reversed as a reduction to goodwill; (ii) an additional valuation allowance of $3.4 million required against a net deferred tax asset created when we reduced the deferred tax credits in accumulated other comprehensive income by $3.4 million; offset by (iii) a benefit of $2.0 for the increase to our deferred tax asset for additional federal and state AMT credits; and (iv) a benefit of $2.0 million relating to current activity.

For 2006, the provision for foreign income taxes related primarily to Brazil taxes imposed on the income from Estrela do Sul-1. The deferred income tax benefit of $0.4 million related to an increase to our deferred tax asset for additional federal AMT credits.

The provision for income taxes presented above excludes the following items: (i) a deferred tax benefit of $0.7 million related to the initial adoption of FIN 48, effective January 1, 2007; (ii) a deferred tax benefit of $4.2 million and a deferred tax provision of $6.4 million for the period ended October 30, 2007 and the year ended December 31, 2006, respectively, related to the unrealized gain on available-for-sale securities recorded in accumulated other comprehensive income; (iii) a deferred tax provision of $0.8 million and $1.6 million for

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the period ended October 30, 2007 and the year ended December 31, 2006, respectively, related to pension actuarial gains and prior service credits and the initial adoption of SFAS 158 recorded in accumulated other comprehensive income; and (iv) a deferred tax benefit of $5.9 million for the period ended October 30, 2007 related to the reversal of Old Skynet deferred state tax liabilities recorded as a reduction to goodwill.

The (provision) benefit for income taxes on the income (loss) from continuing operations before income taxes and equity losses in affiliates differs from the amount computed by applying the statutory U.S. Federal income tax rate because of the effect of the following items (in thousands of U.S. dollars):

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006

Tax (provision) benefit at U.S. Statutory Rate of 35%	(25,445)	845
Permanent adjustments which change statutory amounts:
State and local income taxes, net of federal income tax	600	4,416
Additional tax imposed on foreign source income	(77)	(3,439)
Equity losses in affiliates	2,611	2,585
Interest expense on senior notes	(952)	(1,778)
Nondeductible expenses	(7)	(71)
Change in valuation allowance	(3,777)	(7,979)
Other, net	(1,301)	54

Total income tax provision	(28,348)	(5,367)

Effective January 1, 2007, we adopted the provisions of FIN 48 with unrecognized tax benefits relating to uncertain tax positions of $10.3 million and recorded the cumulative effect of adopting FIN 48 as an increase of $1.2 million to accumulated deficit, an increase of $6.5 million to goodwill, a decrease of $0.7 million to deferred income tax liabilities and an increase of $8.4 million to long-term liabilities.

The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense on a quarterly basis. As of January 1, 2007, we had accrued approximately $2.0 million and $1.2 million for the payment of tax-related interest and penalties, respectively. In 2007 we recognized additional interest charges of $0.6 million. At October 30, 2007 we have accrued $2.6 million and $1.2 million for the payment of tax-related interest and penalties, respectively.

The following table summarizes the activity related to our unrecognized tax benefits (in thousands of U.S. dollars):

Balance at January 1, 2007	10,299
Increases related to prior year tax positions	93
Decreases related to prior year tax positions	(228)
Increases related to current year tax positions	229

Balance at October 30, 2007	10,393

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years prior to 2004. Earlier years related to certain foreign jurisdictions remain subject to examination. Various state and foreign income tax returns are currently under examination. As of October 30, 2007, other current assets included approximately $6.6 million for the purchase of a Tax Reserve Certificate in Hong Kong, which was required in order for the Company to pursue its right to appeal certain tax assessments. While we intend to contest any future tax assessments for uncertain tax positions, no

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assurance can be provided that we would ultimately prevail. During the next twelve months, the statute of limitations for assessment of additional tax will expire with regard to several of our U.S. income tax returns filed for 2004, potentially resulting in a $0.7 million reduction to our unrecognized tax benefits.

The liability for uncertain tax positions is included in long-term liabilities in the consolidated balance sheet as of October 30, 2007. For the period January 1, 2007 to October 30, 2007, we increased our FIN 48 liability for uncertain tax positions by $0.5 million for our current year provision related to tax positions and potential additional interest and penalties.

As of October 30, 2007, if our positions are sustained by the taxing authorities, approximately $7.9 million would be treated as a reduction of goodwill, $1.8 million would reduce the Company’s effective tax rate and $0.7 million would reduce deferred tax assets. Other than as described above, there were no significant changes to our unrecognized tax benefits during the ten months ended October 30, 2007, and we do not anticipate any other significant increases or decreases to our unrecognized tax benefits during the next twelve months.

At October 30, 2007, we had federal NOL carryforwards of approximately $532 million and state NOLs of various amounts representing approximately $186.1 million and $5.5 million of deferred tax assets for federal and state, respectively (before reduction for valuation allowance), which expire from 2022 to 2024 as well as AMT credit carryforwards of approximately $4.7 million that may be carried forward indefinitely.

The reorganization of the Company on the Effective Date constituted an ownership change under section 382 of the Internal Revenue Code. Accordingly, use of our tax attributes, such as net operating losses (“NOLs”) and tax credits generated prior to the ownership change, are subject to an annual limitation of approximately $17.7 million, subject to increase or decrease based on certain factors. Our annual limitation was increased significantly during 2006 and 2007 for the additional benefit from the recognition of our “net unrealized built-in-gains,” (i.e., the excess of fair market value over tax basis for our assets) as of the Effective Date. While for the period ended October 30, 2007 we were able to utilize federal NOLs of $92.8 million against current tax income, we also recorded a reduction of $48 million to our deferred tax asset and valuation allowance for the federal NOL carryforwards that we do not expect to utilize due to the projected annual limitations under Section 382 for future years.

We assess the recoverability of our NOLs and other deferred tax assets and based upon this analysis, record a valuation allowance to the extent recoverability does not satisfy the “more likely than not” recognition criteria in SFAS No. 109. Based upon this analysis, we concluded during the fourth quarter of 2002 that, due to insufficient positive evidence substantiating recoverability, a 100% valuation allowance should be established for our net deferred tax assets.

As of October 30, 2007, we had valuation allowances totaling $71.3 million, which included a balance of $56.7 million relating to Old Skynet periods preceding our adoption of fresh-start accounting on October 1, 2005.

We will continue to maintain the valuation allowance until sufficient positive evidence exists to support full or partial reversal. If, in the future, we were to determine that we will be able to realize all or a part of the benefit from our deferred tax assets, a reduction to the balance of this valuation allowance at October 1, 2005 will be accounted for first as a reduction in goodwill, then intangible assets, and if these accounts are exhausted, further reductions to the valuation allowance will be recorded as an increase to paid-in-capital during the period such determination is made.

For the period January 1, 2007 to October 30, 2007, our valuation allowance decreased by $58.6 million. The change consisted primarily of a decrease of $26.1 million relating to an excess valuation allowance that was reversed as a reduction to goodwill, a decrease of $36.3 million offset by a corresponding decrease to deferred tax assets, and an increase of $3.8 million charged to continuing operations.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During 2006, our valuation allowance increased by $17.2 million to a balance of $129.8 million. The net change consisted primarily of a decrease of $8.0 million relating to an excess valuation allowance that was reversed as a reduction to goodwill, an increase of $17.2 million offset by a corresponding increase to the deferred tax asset and an increase of $8.0 million charged to continuing operations.

The significant components of the net deferred income tax liability are (in thousands of U.S. dollars):

	October 30,	December 31,
	2007	2006

Deferred tax assets:
Postretirement benefits other than pensions	3,482	3,646
Net operating loss and tax credit carryforwards	196,252	274,386
Compensation and benefits	2,056	1,453
Income recognition on long-term contracts	5,921	8,571
Other, net	1,028	2,564
Federal benefit of uncertain tax positions	2,173	—
Pension costs	2,960	3,169

Total deferred tax assets before valuation allowance	213,872	293,789
Less valuation allowance	(71,251)	(129,803)

Net deferred tax asset	142,621	163,986

Deferred tax liabilities:
Property, plant and equipment	93,018	112,105
Intangible assets	13,814	19,012
Investments in and advances to affiliates	36,267	39,450
Available for sale securities	1,862	6,341

Total deferred tax liability	144,961	176,908

Net deferred tax liability	2,340	12,922

The Company had net current deferred tax assets included in current assets of $9.1 million and $0.4 million and net non-current deferred tax liabilities included in long-term liabilities of $11.4 million and $13.4 million at October 30, 2007 and December 31, 2006, respectively.

11.	SHAREHOLDER’S EQUITY

Common Stock

In accordance with the Plan of Reorganization, Loral Skynet issued to Loral one hundred and forty of its one thousand authorized shares of common stock, par value $0.01 per share (the “Common Stock”) (see Note 4).

Series A Preferred Stock

On November 21, 2005, Loral Skynet issued 1.0 million of its 2.0 million authorized shares of series A 12% non-convertible preferred stock, $0.01 par value per share (the “Loral Skynet Preferred Stock”), which were distributed in accordance with the Plan of Reorganization (see Note 4). The issued shares were distributed to holders of allowed claims in Orion Class 4, as such term is used in the Plan of Reorganization. Dividends on the Loral Skynet Preferred Stock (if not paid or accrued as permitted under certain

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

circumstances) were payable in kind (in additional shares of Loral Skynet Preferred Stock) if the amount of any dividend payment exceeded certain thresholds.

The terms of the Loral Skynet Preferred Stock provided that Loral Skynet could, at its option, redeem any or all issued and outstanding shares of the Loral Skynet Preferred Stock by paying, in cash, a redemption price for each share of Loral Skynet Preferred Stock equal to the sum of (i) the liquidation preference and (ii) an amount equal to any unpaid accumulated dividends not reflected in the liquidation preference.

The Loral Skynet Preferred Stock is reflected as a component of shareholder’s equity on our consolidated balance sheet and we have accrued dividends of $22.8 million for the period January 1, 2007 to October 30, 2007, and $24.8 million for the year ended December 31, 2006. Dividend payments on the Loral Skynet Preferred Stock are as follows:

		Cash	PIK Dividends		Total
Payment Date	Dividend Period	Dividends	Shares	Amount	Dividends
		(In millions of U.S. dollars, except share data)

July 13, 2007	1/14/07 to 7/13/07	1.26	61,282	12.26	13.52
January 12, 2007	7/14/06 to 1/13/07	1.77	55,434	11.09	12.86
July 14, 2006	11/21/05 to 7/13/06	1.27	71,281	14.26	15.53

At October 30, 2007, 1,187,997 shares of Loral Skynet Preferred Stock, with a carrying value of $237.6 million were issued and outstanding. At December 31, 2006, 1,071,281 shares of Loral Skynet Preferred Stock, with a carrying value of $214.3 million were issued and outstanding. At October 30, 2007 and December 31, 2006, accrued but unpaid dividends were $8.4 million and $11.9 million, respectively.

On November 5, 2007, Loral Skynet redeemed all issued and outstanding shares of Loral Skynet Preferred Stock in connection with the completion of the Telesat Canada transaction (see Note 14).

Stock Plans

The Company’s employees participate in the Loral 2005 stock incentive plan (the “Stock Incentive Plan”). The Stock Incentive Plan became effective on November 21, 2005 pursuant to the Plan of Reorganization and allows for the grant of several forms of stock-based compensation awards including stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other stock-based awards (collectively, the “Awards”). Options granted in 2006 to Loral Skynet employees have an exercise price equal to the fair market value of Loral’s stock, as defined, vest over a four year period and have a seven year life. The Awards provide for accelerated vesting if there is a change in control, as defined in the Stock Incentive Plan, which occurred on October 31, 2007, upon the closing of the Telesat Canada transaction.

The fair value of the Awards is estimated on the date of grant using the Black-Scholes-Merton model as described in Note 3.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the status of stock options awarded to Loral Skynet employees under the Stock Incentive Plan as of October 30, 2007 is presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Shares	Exercise Price	Term	Intrinsic Value
				(In millions of U.S. dollars)

Outstanding at January 1, 2007	206,000	28.44	5.7 years	2.5

Granted	—
Exercised	(10,000)	28.44
Forfeited	—	28.44

Outstanding at October 30, 2007	196,000	28.44	5.1 years	2.3

Vested and expected to vest at October 30, 2007	196,000	28.44	5.1 years	2.3

Exercisable at October 30, 2007	49,000	28.44	5.1 years	0.6

The weighted average fair value for options at the time of the grant for options granted in 2006 was $7.66 per share. Cash proceeds from the exercise of options during 2007 were received by Loral. The total intrinsic value of options exercised for the period from January 1, 2007 to October 30, 2007 was $0.2 million. No options were exercised during 2006. The total fair value of shares vested during 2006 was $0.5 million. No shares vested during the period from January 1, 2007 to October 30, 2007.

The compensation cost charged against income, net of estimated forfeitures, was $0.3 million and $0.9 million for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, respectively, with a corresponding increase to the intercompany payable to Loral. The tax benefit recognized in our statement of operations for this compensation cost was $0.1 million and zero for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, respectively. As of October 30, 2007, there was $0.8 million of unrecognized compensation cost that vested upon the completion of the Telesat Canada transaction.

12.	PENSIONS AND OTHER EMPLOYEE BENEFITS

Pensions

Certain Loral Skynet employees participate in the Loral pension plan and a supplemental retirement plan. These plans are defined benefit pension plans, and Loral Skynet employees were able to contribute to the pension plan in order to receive enhanced benefits. Benefits are based primarily on members’ years of service and compensation. Loral funds the pension plan in accordance with the Internal Revenue Code and regulations thereon and funds the supplemental retirement plan on a discretionary basis. Plan assets are generally invested in equity investments and fixed income investments. Plan assets are managed by Russell Investment Corp. (“Russell”), which allocates the assets into specified Russell-designed funds as directed by Loral. Russell maintains separate asset accounts for each Loral location. Liability amounts attributed to Loral Skynet are determined by Loral’s actuaries based on specific Loral Skynet employee information.

Effective July 1, 2006, the Loral pension plans were amended to standardize the future benefits earned at all Loral locations. These amendments did not change any benefits earned through June 30, 2006. As a result of the amendments, the benefit formula was changed and Loral Skynet employees were required to contribute to the pension plan in order to receive the highest level of benefits. The amendments did not apply to certain Loral Skynet employees under a bargaining unit arrangement. Additionally, employees hired after June 30,

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006, do not participate in the defined benefit pension plan, but participate in Loral’s defined contribution savings plan with an enhanced benefit. As a result of these amendments, our ongoing pension expense has been reduced commencing July 1, 2006.

Other Benefits

In addition to providing pension benefits, we provide certain health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits generally when they retire from active service and meet the eligibility requirements for our pension plan. These benefits are funded primarily on a pay-as-you-go basis, with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

Curtailment

In connection with the Telesat Canada transaction, the pension benefits of Loral Skynet employees have been frozen and they will no longer earn additional benefits under the pension plans. Unvested pension plan participants will receive credit for New Telesat service for vesting purposes only. In addition, only service prior to the date of the Telesat Canada transaction will be considered to determine eligibility for retiree, medical and life insurance benefits. As a result, a curtailment gain will be recorded upon completion of the Telesat Canada transaction and is not reflected in the tables below. The net pension liability has been excluded from the Telesat Canada transaction and, accordingly, Loral has retained that liability.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Benefit Obligation and Plan Assets

The following tables provide a reconciliation of the changes in the plans’ benefit obligations and fair value of assets attributable to Loral Skynet for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, and a statement of the funded status as of October 30, 2007 and December 31, 2006, respectively. We use a December 31 measurement date for the pension plans and other post retirement benefit plans. October 30, 2007 was used as the measurement date for information as of that date. The plans’ benefit obligations and recorded liabilities were revalued as of October 1, 2005, in connection with our adoption of fresh-start accounting.

	Pension Benefits		Other Benefits
	October 30,	December 31,	October 30,	December 31,
	2007	2006	2007	2006
	(In thousands of U.S. dollars)

Reconciliation of benefit obligation
Obligation at beginning of period	17,517	17,316	10,045	11,811
Service cost	919	1,333	161	218
Interest cost	874	952	474	566
Participant contributions	148	66	38	31
Amendments	—	(941)	(359)	(421)
Actuarial gain	(1,129)	(648)	(624)	(1,973)
Benefit payments	(408)	(561)	(429)	(187)

Obligation at end of period	17,921	17,517	9,306	10,045

Reconciliation of fair value of plan assets
Fair value of plan assets at beginning of period	9,376	7,212	—	—
Actual return on plan assets	855	814	—	—
Employer contributions	—	1,790	391	156
Participant contributions	149	66	38	31
Benefit payments	(370)	(506)	(429)	(187)

Fair value of plan assets at end of period	10,010	9,376	—	—

Funded status at end of period	(7,911)	(8,141)	(9,306)	(10,045)

The benefit obligations for pensions and other employee benefits exceeded the fair value of plan assets by $18.2 million at December 31, 2006 (the “unfunded benefit obligations”). In connection with our adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting For Defined Benefit Pension and Other Postretirement Plans, (“SFAS 158”), as of December 31, 2006, we are required to recognize the funded status of a benefit plan on our balance sheet. As a result, as of December 31, 2006, we reduced our recorded liability for pensions and other benefits by $1.6 million and $2.4 million, respectively, with a corresponding credit to accumulated other comprehensive income, to adjust to our actual unfunded benefit obligations. The unfunded benefit obligations were measured using a discount rate of 6.5% and 6.0% as of October 30, 2007 and December 31, 2006, respectively. Lowering the discount rate by 0.5% would have increased the unfunded benefit obligations by approximately $1.9 million, and $2.0 million as of October 30, 2007 and December 31, 2006, respectively. Market conditions and interest rates will significantly affect future assets and liabilities of Loral’s pension and other employee benefits plans.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amounts recognized in accumulated other comprehensive income as of October 30, 2007 and December 31, 2006 consist of (in thousands of U.S. dollars):

	October 30, 2007		December 31, 2006
	Pension	Other	Pension	Other
	Benefits	Benefits	Benefits	Benefits

Actuarial gain	2,031	2,537	697	1,982
Amendments-prior service credit	837	674	902	380

	2,868	3,211	1,599	2,362

Amounts in accumulated other comprehensive income as of October 30, 2007 to be recognized as net periodic benefit costs in 2008, are not expected to be significant.

The amounts recognized in other comprehensive income during the period January 1, 2007 to October 30, 2007 consist of (in thousands of U.S. dollars):

	Pension	Other
	Benefits	Benefits

Actuarial gain during the period	1,334	624
Prior service credit during the period	—	359
Amortization of actuarial gain	—	(70)
Amortization of prior service credit	(65)	(64)

Total recognized in other comprehensive income	1,269	849

Amounts recognized in the balance sheet consist of (in thousands of U.S. dollars):

	Pension Benefits		Other Benefits
	October 30,	December 31,	October 30,	December 31,
	2007	2006	2007	2006

Current Liabilities	46	49	455	448
Long-Term Liabilities	7,865	8,092	8,851	9,597

	7,911	8,141	9,306	10,045

The accumulated pension benefit obligation was $17.6 million and $17.2 million at October 30, 2007 and December 31, 2006, respectively.

During 2007, there were no employer contributions required to be made to the plan. In September 2006, Loral made the minimum required contribution of $2.3 million to the pension plan and made an additional voluntary contribution to the pension plan of $25.2 million. Of these amounts, $1.8 million was attributed to Loral Skynet. The additional voluntary contribution was made to improve the funded status of the pension plan and to reduce future expected contributions.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides the components of net periodic cost for the plans for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006 (in thousands of U.S. dollars):

	Pension Benefits		Other Benefits
	For the Period		For the Period
	January 1,		January 1,
	2007 to		2007 to
	October 30,	December 31,	October 30,	December 31,
	2007	2006	2007	2006

Service cost	918	1,333	161	218
Interest cost	874	952	474	566
Expected return on plan assets	(649)	(673)	—	—
Amortization of prior service credit	(65)	(39)	(64)	(42)
Amortization of net actuarial gain	—	—	(70)	(40)

Net periodic cost	1,078	1,573	501	702

The principal actuarial assumptions were:

Assumptions used to determine net periodic cost:

	For the Period
	January 1,
	2007 to
	October 30,	December 31,
	2007	2006

Discount rate	6.00%	5.75%
Expected return on plan assets	8.50%	9.00%
Rate of compensation increase	4.25%	4.25%

Assumptions used to determine the benefit obligation:

	For the Period
	January 1,
	2007 to
	October 30,	December 31,
	2007	2006

Discount rate	6.50%	6.00%
Rate of compensation increase	4.25%	4.25%

The expected long-term rate of return on pension plan assets is selected by taking into account the expected duration of the projected benefit obligation for the plans, the asset mix of the plans and the fact that the plan assets are actively managed to mitigate risk. Allowable investment types include equity investments and fixed income investments. Pension plan assets are managed by Russell, which allocates the assets into specified Russell designed funds as per Loral’s directed asset allocation. Each specified Russell fund is then managed by investment managers chosen by Russell. The targeted long-term allocation of the pension plan assets is 60% in equity investments and 40% in fixed income investments. Based on this target allocation, the twenty-year historical return of the investment managers has been 10.1%. The expected long-term rate of return on plan assets determined on this basis was 8.5% for the period January 1, 2007 to October 30, 2007 and 9.0% for the year ended December 31, 2006.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our pension and other employee benefits plan asset allocations by asset category as of October 30, 2007 and December 31, 2006 are as follows:

	October 30,	December 31,
	2007	2006

Equity investments	55%	55%
Fixed income investments	45%	45%

	100%	100%

Actuarial assumptions to determine the benefit obligation for other benefits as of October 30, 2007, used a health care cost trend rate of 9.5% decreasing gradually to 4.5% by 2014. Actuarial assumptions to determine the benefit obligation for other benefits as of December 31, 2006, used a health care cost trend rate of 10.25% decreasing gradually to 4.5% by 2014. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates for 2007 would have the following effects (in thousands of U.S. dollars):

	1% Increase	1% Decrease

Effect on total of service and interest cost components of net periodic postretirement health care benefit cost	92	(73)
Effect on the health care component of the accumulated postretirement benefit obligation	1,045	(843)

The following benefit payments, which reflect future services, as appropriate, are expected to be paid (in thousands of U.S. dollars):

		Other Benefits
			Medicare
	Pension	Gross Benefit	Subsidy
	Benefits	Payments	Receipts

2008	825	530	14
2009	829	531	22
2010	878	552	29
2011	915	601	32
2012	1,024	615	39
2013 to 2017	5,967	3,409	274

Employee Savings Plan

Our employees participate in the Loral employee savings plan, which provides that the employer matches the contributions of participating employees up to a designated level. Under this plan, the matching contributions attributable to Loral Skynet employees were $0.5 million and $0.6 million, for the period January 1, 2007 to October 30, 2007 and for the year ended December 31, 2006, respectively. Employees participating in the savings plan are able to redirect our matching contributions to any available fund. In addition, employees are able to direct their individual contributions to any available fund.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	FINANCIAL INSTRUMENTS AND FOREIGN CURRENCY

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

The carrying amounts of cash and cash equivalents and short-term debt approximate fair value because of the short maturity of those instruments. The fair value of investments in available-for-sale securities is based on market quotations. The fair value of our long-term debt obligations as of December 31, 2006 is based on a market value provided by an outside financial institution.

	October 30, 2007		December 31, 2006
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
	(In thousands of U.S. dollars)

Cash and cash equivalents	5,021	5,021	16,032	16,032
Investments in available-for-sale securities	4,977	4,977	16,260	16,260
Short-term:
4.1% Loan payable to Valley National Bank	141,050	141,050
Long-term:
Loral Skynet 14.0% Senior Secured Notes due 2015			128,084	143,640

Derivatives

On December 16, 2006, a subsidiary of Acquireco entered into a share purchase agreement (the “Share Purchase Agreement”) with BCE Inc. and Telesat Canada for the acquisition of all the shares of Telesat Canada and certain other assets for CAD 3.25 billion (see Note 14). As part of the transaction, Acquireco received financing commitments from a syndicate of banks for $2.2 billion (based on an exchange rate of $1.00/CAD 0.9429 as of October 31, 2007) of senior secured credit facilities, $692.8 million of a senior unsecured bridge facility and $217.2 million of a senior subordinated unsecured bridge facility. The purchase price of Telesat Canada was in Canadian dollars, while most of the debt financing was in U.S. dollars. Accordingly, to insulate themselves from Canadian dollar versus U.S. dollar fluctuations, Loral, through Loral Skynet, and PSP, entered into financial commitments to lock in exchange rates to convert some of the U.S. dollar denominated debt proceeds to Canadian dollars. On October 23, 2007, Loral Skynet transferred its financial commitments under its contracts to Acquireco at fair value at the time of transfer.

A summary of these transactions is as follows:

In December 2006, Loral Skynet entered into a currency basis swap with a single bank counterparty converting $1.054 billion of U.S. debt into CAD 1.224 billion of Canadian debt for a seven year period beginning December 17, 2007. This debt amortizes 1% per year with a final maturity of December 17, 2014. No cash payment was made by Loral Skynet to the counterparty for entering into this transaction. This currency basis swap was transferred to Acquireco on October 23, 2007. Loral Skynet realized a loss of $39.0 million on the currency basis swap ($36.6 million for 2007 and $2.4 million for 2006), which is reflected in our consolidated balance sheet as part of our investment in Telesat Holdings Inc. at October 30, 2007. As of December 31, 2006, other current liabilities included $2.4 million, reflecting the fair value of the swap.

In December 2006, Loral Skynet entered into forward foreign currency contracts with a single bank counterparty selling $497.4 million for CAD 570.1 million ($1.00/CAD 1.1461) with a settlement date of December 17, 2007. In January 2007, Loral Skynet entered into additional forward foreign currency contracts with the same single bank counterparty selling $200.0 million for CAD 232.8 million ($1.00/CAD 1.1512) with a settlement date of December 17, 2007. No cash payments were made by

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loral Skynet to the single bank counterparty for entering into these transactions. Loral Skynet’s forward foreign currency contracts were transferred to Acquireco on October 23, 2007. Loral Skynet realized a gain of $122.6 million ($125.9 million gain for 2007 and a $3.3 million loss for 2006) on the forward foreign currency contracts, which is reflected in our consolidated balance sheet as part of our investment in Telesat Holdings Inc. at October 30, 2007. As of December 31, 2006, other current liabilities include $3.3 million reflecting a mark-to-market exchange rate of $1.00/CAD 1.1539 of the forward foreign currency contracts.

In consideration of Loral Skynet entering into the hedging transactions described above on behalf of Loral, Loral agreed to pay to Loral Skynet a fee equal to 1% of Loral Skynet’s maximum liability of $117.5 million under these hedge contracts. This fee of $1.2 million was paid by Loral in the form of an offset to intercompany obligations owed by Loral Skynet to Loral and is reflected in other income (expense) on our statement of operations.

14.	COMMITMENTS AND CONTINGENCIES

Financial Matters

During 2006, Loral Skynet initiated steps to restructure its network services global operations. The plan called for termination of certain operating leases and involuntary termination of certain employees and was completed in 2006. As of December 31, 2006, we incurred $1.3 million of costs associated with this plan, of which $0.9 million was for employee termination costs and the remainder related to the write off of inventory and fixed assets. We do not expect to incur additional costs associated with this plan.

Loral Skynet has in the past entered into prepaid leases, sales contracts and other arrangements relating to transponders on its satellites. Under the terms of these agreements, as of October 30, 2007, Loral Skynet provided a warranty for periods of two to eight years for sales contracts and other arrangements (seven transponders), and prepaid leases (one transponder). Depending on the contract, Loral Skynet may have been required to replace transponders which do not meet operating specifications. Substantially all customers would have been entitled to a refund equal to the reimbursement value if no replacement were available, which would normally be covered by insurance. In the case of the sales contracts, the reimbursement value was based on the original purchase price plus an interest factor from the time the payment was received to acceptance of the transponder by the customer, reduced on a straight-line basis over the warranty period. In the case of prepaid leases, the reimbursement value was equal to the unamortized portion of the lease prepayment made by the customer. For other arrangements, in the event of transponder failure where replacement capacity is not available on the satellite, one customer was not entitled to reimbursement, and the other customer’s reimbursement value was based on contractually prescribed amounts that decline over time. These obligations have been assumed by New Telesat or one of its subsidiaries in connection with the Telesat Canada transaction.

Telesat Canada Transaction

On December 16, 2006, a subsidiary of Acquireco entered into the Share Purchase Agreement with BCE Inc. and Telesat Canada to acquire 100% of the stock of Telesat Canada and certain safe income notes from BCE Inc. for CAD 3.25 billion. Loral in turn holds equity interests in Acquireco representing 64% of the economic interests and 33 1/3% of the voting interests. Loral’s Canadian partner, PSP, holds 36% of the economic interests and 66 2/3% of the voting interests in Acquireco (except with respect to the election of directors as to which it holds a 30% voting interest).

In connection with the transactions contemplated under the Share Purchase Agreement, on August 7, 2007, Loral and Loral Skynet entered into an asset transfer agreement (the “Asset Transfer Agreement”) with Acquireco, and an asset purchase agreement (the “Asset Purchase Agreement”) with Skynet Satellite

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Corporation, a Loral Skynet subsidiary that became a Telesat Canada subsidiary upon the closing of the Telesat Canada transaction. Pursuant to the Asset Transfer Agreement, Loral agreed, subject to certain exceptions, to transfer substantially all of Loral Skynet’s assets and related liabilities to Telesat Canada in return for an equity interest in Acquireco. In addition, pursuant to the Asset Purchase Agreement, Loral agreed to transfer certain of Loral Skynet’s assets located in the U.S. and related liabilities to Skynet Satellite Corporation in exchange for $25.5 million in marketable securities. On August 7, 2007, Loral, Loral Skynet, PSP, Acquireco and a subsidiary of Acquireco also entered into an Ancillary Agreement providing, among other things, for the settlement of payments by and among Loral, PSP and Acquireco in connection with the Telesat Canada acquisition, the transactions contemplated under the Asset Transfer Agreement, and related transactions.

Telesat Canada, the leading satellite services provider in Canada, earns its revenues principally through the provision of broadcast and business network services over its eight in-orbit satellites. As of October 31, 2007, following the transfer of the assets of Loral Skynet’s fixed satellite services business pursuant to the Asset Transfer Agreement and Asset Purchase Agreement (see Note 1), New Telesat operates a fleet of twelve in-orbit satellites and has three satellites under construction.

Loral Skynet has adopted a retention plan for its key employees to facilitate the transition. Payments to these employees will be made six months after the close of the Telesat Canada transaction. Costs relating to this plan will be borne by New Telesat.

Satellite Matters

Satellites are built with redundant components or additional components to provide excess performance margins to permit their continued operation in case of component failure, an event that is not uncommon in complex satellites. Twenty-four of the satellites built by SS/L and launched since 1997, two of which are owned and operated by us, have experienced losses of power from their solar arrays. There can be no assurance that one or more of the affected satellites will not experience additional power loss. In the event of additional power loss, the extent of the performance degradation, if any, will depend on numerous factors, including the amount of the additional power loss, the level of redundancy built into the affected satellite’s design, when in the life of the affected satellite the loss occurred, how many transponders are then in service and how they are being used. It is also possible that one or more transponders on a satellite may need to be removed from service to accommodate the power loss and to preserve full performance capabilities on the remaining transponders. During the third quarter of 2006, due to power loss caused by solar array failures, Loral Skynet removed from service through the end of life certain unutilized transponders on one of its satellites. In order to maintain sufficient power to operate the remaining transponders for its specified life, additional transponders will have to be removed from service on this satellite. As of October 30, 2007, Loral Skynet does not believe the carrying value of this satellite has been impaired. The impact of the power loss caused by the solar array failures will continue to be evaluated. A complete or partial loss of capacity on a satellite owned by us could result in a loss of revenues and profits. Based upon information currently available, including design redundancies to accommodate small power losses, and that no pattern has been identified as to the timing or specific location within the solar arrays of the failures, we believe that this matter will not have a material adverse effect on our consolidated financial position or our results of operations, although no assurance can be provided.

Certain of our satellites are currently operating using back-up components because of the failure of primary components. If the back-up components fail and we are unable to restore redundancy, these satellites could lose capacity or be total losses, which would result in a loss of revenues and profits. For example, in July 2005, in the course of conducting our normal operations, we determined that the primary command receivers on two of our satellites had failed. These satellites, which are equipped with redundant command receivers designed to provide full functional capability through the full design life of the satellite, continue to

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

function normally and service to customers has not been affected. Moreover, SS/L has successfully completed implementation of software workarounds that restore the redundant command receiver functionality.

Two satellites owned by us have the same solar array configuration as one other 1300-class satellite manufactured by SS/L that has experienced an event with a large loss of solar power. SS/L believes that this failure is an isolated event and does not reflect a systemic problem in either the satellite design or manufacturing process. Accordingly, we do not believe that this anomaly will affect our two satellites with the same solar array configuration. The insurance coverage for these satellites, however, provides for coverage of losses due to solar array failures only in the event of a capacity loss of 75% or more for one satellite and 80% or more for the other satellite.

It will be difficult to obtain full insurance coverage for satellites that have, or are part of a product line of satellites that have, experienced problems in the past. Insurers have required either exclusions of certain components or have placed limitations on coverage in connection with insurance renewals for such satellites in the future. We cannot assure, upon the expiration of an insurance policy, that we will be able to renew the policy on terms acceptable to us. The loss of a satellite would have a material adverse effect on Loral Skynet’s financial performance and may not be adequately mitigated by insurance. In October 2007, we renewed our on-orbit performance policy under substantially the same terms as the previously expired policy.

Regulatory Matters

To prevent frequency interference, the regulatory process requires potentially lengthy and costly negotiations with third parties who operate or intend to operate satellites at or near the locations of our satellites. For example, as part of our coordination efforts on Telstar 12, we agreed to provide four 54 MHz transponders on Telstar 12 to Eutelsat for the life of the satellite and have retained risk of loss with respect to those transponders. In the event of an unrestored failure, under Loral Skynet’s related warranty obligation, Eutelsat would be entitled to compensation on contractually prescribed amounts that decline over time. We also granted Eutelsat the right to acquire, at cost, four transponders on the replacement satellite for Telstar 12. These obligations to Eutelsat have been assumed by New Telesat or one of its subsidiaries. We continue to be in discussions with other operators on coordination issues. We may be required to make additional financial concessions in the future in connection with our coordination efforts. The failure to reach an appropriate arrangement with a third party having priority rights at or near one of our orbital slots may result in substantial restrictions on the use and operation of our satellite at that location.

We operate Telstar 10 and Telstar 18 pursuant to agreements with a third party that has licenses to use orbital slots controlled by China and Tonga, respectively. Although our agreements with this third party provide us with renewal rights with respect to replacement satellites, because of the control of the orbital slots by foreign governments, there can be no assurance that renewal rights will be granted. Should we be unsuccessful in obtaining renewal rights for either or both of the orbital slots, or otherwise fail to enter into agreements with the third party with respect to such replacement satellites, all revenue obtained from the affected satellite or satellites would cease and our Asian franchise would be seriously weakened.

Lease Arrangements

We lease certain facilities, equipment and transponder capacity under agreements expiring at various dates which agreements have been assumed by New Telesat or one of its subsidiaries in connection with the closing of the Telesat Canada transaction.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Certain leases covering facilities contain renewal and/or purchase options which may be exercised by us. We did not earn any sublease income. Rent expense is as follows (in thousands of U.S. dollars):

Rent

January 1, 2007 to October 30, 2007	16,046
Year ended December 31, 2006	19,199

Future minimum payments, by year and in the aggregate under operating leases with initial or remaining terms of one year or more consisted of the following as of October 30, 2007 (in thousands of U.S. dollars):

2008	16,131
2009	12,805
2010	11,712
2011	10,307
2012	6,942
Thereafter	25,820

$83,717

Informal SEC Inquiry

In June and July 2007, Loral received letters from the Staff of the Division of Enforcement of the SEC informing Loral that it is conducting an informal inquiry and requesting that Loral provide certain documents and information relating primarily to the Securities Purchase Agreement, dated as of October 17, 2006, as amended and restated on February 27, 2007, between Loral and MHR Fund Management LLC (“MHR”) and activities before and after its execution as well as documents and information relating to the redemption of the Loral Skynet Notes (see Note 9) and documents and information regarding the directors and officers of Loral. The letter advised that the informal inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred, or as an adverse reflection upon any person or security. Loral is cooperating with the SEC staff. In addition, Loral has received requests for indemnification and advancement of expenses from certain of its advisors with respect to costs they may incur as a result of compliance with SEC document requests.

Skynet Noteholders Litigation

On November 21, 2005, Loral Skynet issued $126 million principal amount of Loral Skynet Notes under the Indenture. The terms of the Loral Skynet Notes provided that the Loral Skynet Notes could be redeemed prior to October 15, 2009 (an “Early Redemption”) at a redemption price of 110% of the principal amount plus accrued and unpaid interest if the holders of two-thirds of the principal amount of the Loral Skynet Notes did not object to the redemption. On June 13, 2007, at the request of Loral Skynet, the trustee (the “Trustee”) under the Indenture issued a Notice of Provisional Redemption. On July 12, 2007, the Trustee reported that objections to the proposed redemption had been received from holders of Loral Skynet Notes representing less than two-thirds of the outstanding Loral Skynet Notes, and, on July 16, 2007, at the request of Loral Skynet, the Trustee issued an unconditional Notice of Full Redemption. Consequently, the Loral Skynet Notes were redeemed on September 5, 2007, and the Indenture was discharged.

In connection with the redemption of the Loral Skynet Notes, on June 13, 2007, GPC XLI L.L.C., Rockview Trading, Ltd., KS Capital Partners L.P., Murray Capital Management, Inc. Watershed Capital Institutional Partners L.P., Watershed Capital Partners (Offshore), Ltd. and Watershed Capital Partners L.P. (collectively, the “Skynet Noteholder Plaintiffs”) as holders of Loral Skynet Notes commenced an action in the Court of Chancery of the State of Delaware in and for the County of New Castle against Loral, Loral Skynet and the subsidiaries of Loral Skynet that are obligors under the Indenture (collectively, “Defendants”) alleging

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that Defendants breached the Indenture and the implied covenant of good faith and fair dealing in the Indenture and the Loral Skynet Notes.

Specifically, the Skynet Noteholder Plaintiffs’ complaint relates to the Securities Purchase Agreement, dated as of October 17, 2006, as amended and restated on February 27, 2007, between Loral and MHR, pursuant to which, in February 2007, funds affiliated with MHR purchased $300 million of Loral Series-1 Preferred Stock from Loral. In that agreement, among other things, MHR also agreed to cause its affiliated funds, which collectively hold more than one-third of the outstanding Loral Skynet Notes, not to object to a proposed Early Redemption of the Loral Skynet Notes in connection with a transaction such as the Telesat Canada transaction, subject to the consummation of that transaction. The Skynet Noteholder Plaintiffs allege that Loral compensated MHR for the Early Redemption covenant and that MHR did not waive its objection to the provisional call for free. The Skynet Noteholder Plaintiffs further allege that the payment to MHR for the Early Redemption covenant was not offered to any other noteholder, and was a way of paying MHR more than the stated redemption price for the Loral Skynet Notes and evading the non-MHR noteholders’ rights to object to a redemption. The Skynet Noteholder Plaintiffs are seeking, among other things, an order (i) declaring that Defendants violated the terms of the Indenture; (ii) declaring an event of default pursuant to the Indenture; (iii) directing the Defendants to pay them a sum not less than $17.9 million in lost interest; (iv) an award of attorneys fees, costs and expenses, including expert fees, to their counsel pursuant to the Indenture; and (v) granting such other relief as the court deems just and proper.

In connection with a motion for a preliminary injunction brought by the Skynet Noteholder Plaintiffs prior to the redemption, which was denied by the court, Loral agreed to place $12 million in escrow for the benefit of holders of Loral Skynet Notes other than funds affiliated with MHR should they ultimately prevail.

A trial on the merits commenced in early March 2008 together with the trial in the In re: Loral Space and Communications Inc. Consolidated Litigation related to Loral’s $300 million preferred stock financing. Fact testimony was completed in March, and expert testimony was completed on May 12, 2008.

Loral Skynet believes that the September 5, 2007 Early Redemption is proper in accordance with the terms of the Indenture. Although there can be no assurance as to the outcome of this litigation, Loral Skynet believes that the likelihood of an unfavorable outcome is remote, and therefore the Company has not recorded a loss contingency related to this matter.

Reorganization Matters

Confirmation of Loral’s Plan of Reorganization was opposed by the Official Committee of Equity Security Holders (the “Equity Committee”) appointed in Loral’s chapter 11 cases and by the self-styled Loral Stockholders Protective Committee (“LSPC”). Shortly before the hearing to consider confirmation of the Plan of Reorganization, the Equity Committee also filed a motion seeking authority to prosecute an action on behalf of the estates of Old Loral and certain of its subsidiaries seeking to unwind as fraudulent, a guarantee provided by Old Loral in 2001, of certain indebtedness of Loral Orion, Inc. (the “Motion to Prosecute”). By separate Orders dated August 1, 2005, the Bankruptcy Court confirmed the Plan of Reorganization (the “Confirmation Order”) and denied the Motion to Prosecute (the “Denial Order”). On or about August 10, 2005, the LSPC appealed (the “Confirmation Appeal”) to the United States District Court for the Southern District of New York (the “District Court”) the Confirmation Order and the Denial Order. On February 3, 2006, Loral filed with the District Court a motion to dismiss the Confirmation Appeal. On May 26, 2006, the District Court granted Loral’s motion to dismiss the Confirmation Appeal. The LSPC subsequently filed a motion for reconsideration of such dismissal, which the District Court denied on June 14, 2006 (the “Reconsideration Order”). On or about July 12, 2006, a person purportedly affiliated with the LSPC appealed the dismissal of the Confirmation Appeal and the Reconsideration Order to the United States Court of Appeals for the Second Circuit (the “Second Circuit Confirmation Appeal”). On February 22, 2008, the Second Circuit affirmed the District Court’s judgment dismissing the Confirmation Appeal and the Reconsideration Order.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In November 2005, a shareholder of Old Loral on behalf of the LSPC filed with the FCC a petition for reconsideration of the FCC’s approval of the transfer of our FCC licenses from Old Loral to New Loral in connection with the implementation of Loral’s Plan of Reorganization and a request for investigation by the FCC into the financial matters and actions of Loral (the “FCC Appeal”). In December 2005, Loral filed with the FCC its opposition to the FCC Appeal.

Other and Routine Litigation

We are subject to various other legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of these legal proceedings and claims cannot be predicted with certainty, we do not believe that any of these other existing legal matters will have a material adverse effect on our consolidated financial position or our results of operations.

15.	GEOGRAPHIC INFORMATION

The following table presents our revenues by country based on customer location for the period January 1, 2007 to October 30, 2007 and for the year ended December 31, 2006 (in thousands of U.S. dollars):

	For the Period
	January 1,
	2007 to	Year Ended
	October 30,	December 31,
	2007	2006

United States	65,832	99,076
Mexico	—	126
People’s Republic of China (including Hong Kong)	5,853	7,113
United Kingdom	13,844	11,943
Other	37,860	45,449

	123,389	163,707

For the periods January 1, 2007 to October 30, 2007, no customers accounted for more that 10% of our consolidated revenues. During 2006, one of our customers accounted for approximately 17% of our consolidated revenues.

With the exception of our satellites in-orbit, as of October 30, 2007 our long-lived assets were primarily located in the United States.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	RELATED PARTY TRANSACTIONS

MHR Fund Management LLC (“MHR”)

Three of the managing principals of MHR are members of Loral’s board of directors and MHR has the right, which it has not exercised, to nominate one additional member to Loral’s board. Various funds affiliated with MHR held, as of October 30, 2007 and December 31, 2006, approximately $90.9 million (38.3%) and $81.1 million (37.9%), respectively, of the Loral Skynet Preferred Stock, which Loral Skynet Preferred Stock was redeemed on November 5, 2007. As of December 31, 2006, various funds affiliated with MHR held approximately $56.2 million (44.6%) of the Loral Skynet Notes, which were redeemed on September 5, 2007. Information on dividends and interest paid to the funds affiliated with MHR, with respect to their holdings of the Loral Skynet Preferred Stock and Loral Skynet Notes for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, is as follows:

	October 30,	December 31,
	2007	2006
	(In millions of U.S. dollars)

Loral Skynet Preferred Stock
Dividends paid in cash	1.2	0.5
Dividends paid in the form of additional shares
Number of shares	44,539	27,011
Amount	8.9	5.4
Loral Skynet Notes
Interest payments on Loral Skynet Notes	9.0	5.1
Redemption premium on Loral Skynet Notes	5.6	—

As of October 30, 2007 and December 31, 2006, MHR also owned 35.4% and 35.8%, respectively, of Loral’s common stock. As of October 30, 2007, various funds affiliated with MHR also held all issued and outstanding shares of Loral Series-1 Preferred Stock (issued in February 2007) which, if converted to common stock, would represent, when taken together with holdings by MHR or its affiliated funds of common stock of Loral at such time, approximately 57.4% of the common stock of Loral. However, the terms of the preferred stock are designed so that, prior to certain change of control events of Loral, any shares of common stock issuable to MHR or its affiliated funds upon conversion of such preferred stock, when taken together with holdings by MHR or its affiliated funds of common stock of Loral at such time, will not represent more than 39.999% of the aggregate voting power of the securities of Loral.

Pursuant to the Plan of Reorganization, holders of certain claims at Loral Orion, Inc. were entitled to subscribe for up to $120 million of Loral Skynet Notes. MHR and P. Schoenfeld Asset Management LLC agreed to backstop 95% and 5%, respectively, of the rights offering, in consideration of a $6 million fee, paid in additional Loral Skynet Notes, as well as reimbursement of certain costs and expenses. In connection with this backstop agreement, MHR received $5.7 million principal amount of Loral Skynet Notes.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Due to Related Parties

Due to related parties consists of the following (in thousands of U.S. dollars):

	October 30,	December 31,
	2007	2006

Loral	11,820	2,832
Loral credit facility	34,827	30,083
SS/L	6,681	44

	53,328	32,959

Loral Management and Shared Services Agreements

Until the closing of the Telesat transaction, Loral charged Loral Skynet for expenses it incurred for the benefit or on behalf of Loral Skynet. These expenses included benefits administration services, tax administration services, audit fees, internal audit and treasury services. These costs charged to Loral Skynet amounted to $2.0 million and $3.3 million, for the period January 1, 2007 to October 30, 2007 and for the year ended December 31, 2006, respectively.

Loral allocates corporate management expenses to its subsidiaries, including Loral Skynet through October 30, 2007. The allocation of these expenses is computed using a fixed formula based on three factors: employee payroll, revenues and properties. Allocated amounts charged to Loral Skynet were $8.5 million and $8.9 million, for the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, respectively. In addition, Loral charges its subsidiaries, including Loral Skynet through October 31, 2007, a fee for management services it provides. The fee charged to Loral Skynet amounted to $0.8 million and $1 million for period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, respectively.

Loral Credit Facility

Loral Skynet entered into a credit arrangement with Loral on December 22, 2006 whereby Loral agreed to extend a credit facility of up to $100 million at 10% per annum to Loral Skynet for use in the construction, insurance or launch of the Telstar 11N satellite. In connection with this credit facility, Loral Skynet provided a security interest to Loral comprised of all Loral Skynet’s rights, title and interest to the Telstar 11N satellite construction contract, including its rights with respect to the Telstar 11N satellite. Interest expense on the borrowings under the credit arrangement was $4.6 million for the period January 1, 2007 to October 30, 2007, and $0.1 million for the year ended December 31, 2006. The outstanding balance as of October 30, 2007, and December 31 2006, including accrued interest, was $34.8 million and $30.1 million, respectively.

SS/L

Telstar 11N

Loral Skynet has entered into a contract with SS/L, valued at $176.6 million as amended, for the construction and launch of Telstar 11N. SS/L has also agreed to procure a launch vehicle on behalf of Loral Skynet. For the period January 1, 2007 to October 30, 2007, and the year ended December 31, 2006, we paid milestone payments to SS/L of $37.8 million and $72.7 million, respectively. As of October 30, 2007, and December 31, 2006, amounts payable to SS/L relating to the construction of the Telstar 11N satellite were $6.7 million and nil, respectively.

LORAL SKYNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telstar 10

Loral Skynet has an end of life insurable interest in the Telstar 10 satellite built by SS/L. During the period January 1, 2007 to October 30, 2007, and the year ended December 2006, SS/L reimbursed $0.5 million and nil, respectively to us as warranty payback.

Transponder Lease Arrangement

Loral Skynet and SS/L entered into an agreement in February 2001 whereby SS/L agreed to reimburse us for the transponder capacity leased by Loral Skynet to an SS/L customer. During the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, we recognized revenue of $2.3 million, and $2.7 million, respectively, under this arrangement.

XTAR

Loral Skynet Corporation Service Agreements and Arrangements with XTAR

XTAR signed agreements with Loral Skynet in January 2004, whereby Loral Skynet agreed to provide telemetry, tracking and control (TT&C) services, access management services through the end of life of the XTAR-EUR satellite and satellite construction oversight services. XTAR and Loral Skynet have also entered into agreements whereby Loral Skynet provides to XTAR (i) certain general and administrative services and (ii) U.S. employee benefits administration. As of October 31, 2007 and December 31, 2006, XTAR owed Loral Skynet, including its subsidiaries, $3.4 million and $3.5 million, respectively (“Outstanding Balances”), under these arrangements. During the quarter ended March 31, 2008, Loral and XTAR agreed to defer receivable amounts owed to Loral under this agreement, and XTAR has agreed that its excess cash balance (as defined) will be applied at least quarterly towards repayment of receivables owed to Loral, as well as to Hisdesat and Telesat Canada.

During the period January 1, 2007 to October 31, 2007 and the year ended December 31, 2006, we recognized revenue of nil. Also, during the period January 1, 2007 to October 30, 2007 and the year ended December 31, 2006, amounts billed but not recognized as revenue (pending receipt of payment by XTAR) were $1.1 million and $1.3 million, respectively.

Telesat Holdings Inc.

Consolidated Statements of Loss

		Three	Three
		Months	Months
		Ended	Ended
		March 31,	March 31,
	Notes	2009	2008
		(Unaudited)
		(In thousands of Canadian dollars)

Operating revenues
Service revenues		198,806	155,189
Equipment sales revenues		5,244	7,532

Operating revenues	(2)	204,050	162,721

Amortization		61,273	58,745
Operations and administration		58,239	59,488
Cost of equipment sales		4,382	6,036

Total operating expenses		123,894	124,269

Earnings from operations		80,156	38,452
Interest expense	(3)	71,070	65,338
Other expense	(4)	43,917	90,866

Loss before income taxes		(34,831)	(117,752)
Income tax expense (recovery)	(5)	4,255	(16,338)

Net loss applicable to common shares		(39,086)	(101,414)

Telesat Holdings Inc.

Consolidated Statements of Comprehensive Loss

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
	(Unaudited)
	(In thousands of Canadian dollars)

Net loss	(39,086)	(101,414)
Other comprehensive loss:
Unrealized loss on translation of financial statements of self sustaining foreign operations	(475)	(1,176)
Related tax	(158)	104

Comprehensive loss	(39,719)	(102,486)

Telesat Holdings Inc.

Consolidated Statements of Shareholders’ Equity

For the Three Months Ended March 31, 2009
with Comparative Figures For the Three Months Ended March 31, 2008

					Total
					Accumulated
					Deficit and
				Accumulated	Accumulated
				Other	Other		Total
	Common	Preferred	Accumulated	Comprehensive	Comprehensive	Contributed	Shareholders’
	Shares	Shares	Deficit	Loss	Loss	Surplus	Equity
	(Unaudited)
	(In thousands of Canadian dollars)

Balance at January 1, 2009	756,414	541,764	(826,452)	(7,742)	(834,194)	5,448	469,432
Net loss	—	—	(39,086)	—	(39,086)	—	(39,086)
Unrealized losses on translation of financial statements of self sustaining foreign operations	—	—	—	(475)	(475)	—	(475)
Related tax	—	—	—	(158)	(158)	—	(158)
Stock-based compensation	—	—	—	—	—	1,576	1,576

Balance at March 31, 2009	756,414	541,764	(865,538)	(8,375)	(873,913)	7,024	431,289

Balance at January 1, 2008	756,414	541,764	(4,051)	(599)	(4,650)	—	1,293,528
Net loss	—	—	(101,414)	—	(101,414)	—	(101,414)
Unrealized losses on translation of financial statements of self sustaining foreign operations	—	—	—	(1,176)	(1,176)	—	(1,176)
Related tax	—	—	—	104	104	—	104

Balance at March 31, 2008	756,414	541,764	(105,465)	(1,671)	(107,136)	—	1,191,042

Telesat Holdings Inc.

Consolidated Balance Sheets

		March 31,	December 31,
	Notes	2009	2008
		(Unaudited)
		(In thousands of Canadian dollars)

ASSETS
Current assets
Cash and cash equivalents	(10)	95,774	98,539
Accounts receivable		61,266	61,933
Current future tax asset		2,032	2,581
Other current assets		47,943	49,187

Total current assets		207,015	212,240
Satellites, property and other equipment, net	(2), (6)	1,930,125	1,883,576
Other long-term assets		96,818	42,303
Intangible assets, net	(7)	569,105	582,035
Goodwill	(7)	2,446,603	2,446,603

Total assets		5,249,666	5,166,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities		52,760	48,792
Other current liabilities		178,423	138,095
Debt due within one year	(8)	23,248	23,272

Total current liabilities		254,431	210,159
Debt financing	(8)	3,606,294	3,513,223
Future tax liability		267,911	266,372
Other long-term liabilities		548,306	566,136
Senior preferred shares		141,435	141,435

Total liabilities		4,818,377	4,697,325

Shareholders’ equity
Common shares (74,252,460 common shares issued and outstanding)		756,414	756,414
Preferred shares		541,764	541,764

		1,298,178	1,298,178

Accumulated deficit		(865,538)	(826,452)
Accumulated other comprehensive loss		(8,375)	(7,742)

		(873,913)	(834,194)

Contributed surplus		7,024	5,448

Total shareholders’ equity		431,289	469,432

Total liabilities and shareholders’ equity		5,249,666	5,166,757

Telesat Holdings Inc.

Consolidated Statements of Cash Flows

		Three	Three
		Months	Months
		Ended	Ended
		March 31,	March 31,
	Notes	2009	2008
		(Unaudited)
		(In thousands of Canadian dollars)

Cash flows from operating activities
Net loss		(39,086)	(101,414)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization		61,273	58,745
Future income taxes		1,847	(17,988)
Unrealized foreign exchange loss		100,729	100,027
Unrealized gain on derivatives		(53,855)	(19,357)
Dividends on preferred shares		3,710	2,430
Stock-based compensation expense		1,576	—
Other		(9,909)	(9,764)
Customer prepayments on future satellite services		3,309	17,530
Operating assets and liabilities	(10)	31,368	1,488

Net cash provided by operating activities		100,962	31,697

Cash flows used in investing activities
Satellite programs		(90,302)	(45,981)
Property additions		(1,614)	(2,225)
Proceeds on disposals of assets		3	660

Net cash used by investing activities		(91,913)	(47,546)

Cash flows from (used in) financing activities
Debt financing and bank loans		—	71,083
Repayment of bank loans and debt financing		(8,755)	(53,368)
Capital lease payments		(2,436)	(2,953)
Satellite performance incentive payments		(1,222)	(193)

Net cash (used in) provided by financing activities		(12,413)	14,569

Effect of changes in exchange rates on cash and cash equivalents		599	1,513
Increase (decrease) in cash and cash equivalents		(2,765)	233
Cash and cash equivalents, beginning of period		98,539	42,203

Cash and cash equivalents, end of period	(10)	95,774	42,436

Supplemental disclosure of cash flow information
Interest paid		46,304	73,371
Income taxes paid		2,672	487

		48,976	73,858

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2009
(all amounts in thousands of Canadian dollars, except number of shares and where noted)

The interim consolidated financial statements do not conform in all respects to the requirements of annual financial statements, and should be read in conjunction with Telesat Holdings Inc. (“Telesat” or the “Company”) consolidated financial statements for the year ended December 31, 2008.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has prepared the consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) using the same basis of presentation and accounting policies as outlined in notes 1 and 2 to the consolidated financial statements for the year ended December 31, 2008, except as follows:

On January 1, 2009 the Company adopted the Canadian Institute of Chartered Accountants (“CICA”) handbook section 3064 “Goodwill and Intangible Assets.” This standard applies to goodwill and intangible assets subsequent to the initial recognition in a business combination and establishes standards for the recognition, measurement, presentation and disclosure of intangible assets. The standard has not had a material impact on Telesat’s reporting.

In January 2009, the CICA’s Emerging Issues Committee (EIC) issued Abstract No. 173 “Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”. EIC 173 requires an entity to take into account its own credit risk and that of the relevant counterparty(s) when determining the fair value of financial assets and financial liabilities, including derivative instruments. This EIC, which was effective for Telesat on January 1, 2009, had no impact on the Company’s Balance Sheet or on the Statement of Loss because the aforementioned credit risks had been incorporated into the valuation methodology before the EIC was issued.

2.	SEGMENTED INFORMATION

Telesat operates in a single industry segment, in which it provides satellite-based services to broadcast, enterprise and consulting customers around the world.

Revenues are derived from the following service lines:

	Three Months
	Ended
	March 31,
	2009	2008

Broadcast	105,951	79,005
Enterprise	90,503	78,619
Consulting and Other	7,596	5,097

Total operating revenues	204,050	162,721

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Geographic Information

	Three Months
	Ended
	March 31,
	2009	2008

Revenues — Canada	102,390	82,780
Revenues — United States	68,284	55,703
Revenues — Europe, Middle East & Africa	15,330	9,647
Revenues — Asia & Australia	8,287	7,454
Revenues — Latin America & Caribbean	9,759	7,137

Total operating revenues	204,050	162,721

As at March 31, 2009 and December 31, 2008, the $2,446.6 million of goodwill was not allocated to geographic regions.

Satellites, property and other equipment by geographic region, based on the location of the asset, are allocated as follows:

	March 31,	December 31,
	2009	2008

Satellites, property and other equipment — Canada	1,427,350	1,431,145
Satellites, property and other equipment — United States	492,191	441,809
Satellites, property and other equipment — all others	10,584	10,622

Total satellites, property and other equipment	1,930,125	1,883,576

3.	INTEREST EXPENSE

	Three Months
	Ended
	March 31,
	2009	2008

Debt service costs	76,671	72,105
Dividends on senior preferred shares	3,710	2,430
Capitalized interest	(9,311)	(9,197)

	71,070	65,338

4.	OTHER EXPENSE

	Three Months
	Ended
	March 31,
	2009	2008

Foreign exchange loss	100,866	122,797
Gain on financial instruments	(57,927)	(31,970)
Interest income	(24)	(450)
Performance incentive payments and milestone interest expense	1,105	887
Other	(103)	(398)

	43,917	90,866

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In February 2008, Infosat Communications Inc., a wholly-owned subsidiary of Telesat, sold its security division. Proceeds on this sale were $0.6 million and the resulting gain on the sale of $0.4 million is included in other expense.

5.	INCOME TAX RECOVERY

A reconciliation of the statutory income tax rate, which is a composite of federal and provincial rates, to the effective income tax rate is as follows:

	Three Months Ended March 31,
	2009	2008

Statutory income tax rate	32.5%	32.9%
Permanent differences	(24.1)%	(7.7)%
Effect of future tax rates on temporary differences	(0.8)%	(2.1)%
Change in valuation allowance	(16.5)%	(8.2)%
Other	(3.3)%	(1.0)%

Effective income tax rate	(12.2)%	13.9%

The components of the income tax expense are as follows:

	Three Months Ended
	March 31,
	2009	2008

Current	2,408	1,650
Future	1,847	(17,988)

Total income tax expense (recovery)	4,255	(16,338)

6.	SATELLITES, PROPERTY AND OTHER EQUIPMENT

		Accumulated	Net Book
March 31, 2009	Cost	Amortization	Value

Satellites	1,806,093	(222,454)	1,583,639
Earth stations	124,455	(7,831)	116,624
Transponders under capital lease	35,575	(6,046)	29,529
Office buildings and other	38,354	(10,160)	28,194
Construction in progress	172,139	—	172,139

	2,176,616	(246,491)	1,930,125

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Accumulated
December 31, 2008	Cost	Amortization	Net Book Value

Satellites	1,544,396	(177,768)	1,366,628
Earth stations	139,227	(19,012)	120,215
Transponders under capital lease	34,189	(4,943)	29,246
Office buildings and other	36,248	(8,555)	27,693
Construction in progress	339,794	—	339,794

	2,093,854	(210,278)	1,883,576

The Telstar 11N satellite was launched in February 2009, and was transferred out of construction in progress to satellites in March 2009.

A no claims bonus of $2.3 million was received in January 2009 on the Nimiq 4 satellite. The proceeds reduced the cost of the satellite. A no claims bonus of $3.3 million was booked in March 2009 for Telstar 11N as a short term receivable and as a reduction to satellites.

7.	GOODWILL AND INTANGIBLE ASSETS

		Accumulated
March 31, 2009	Cost	Amortization	Net Book Value

Finite life intangible assets:
Revenue backlog	274,487	(53,768)	220,719
Customer relationships	207,704	(17,607)	190,097
Favourable leases	4,866	(2,324)	2,542
Concession right	1,273	(21)	1,252
Patents	59	(5)	54
Transponder rights	28,497	(4,403)	24,094

	516,886	(78,128)	438,758
Indefinite life intangible assets:
Orbital slots	113,347	—	113,347
Trade name	17,000	—	17,000

Intangible assets	647,233	(78,128)	569,105
Goodwill	2,446,603	—	2,446,603

Goodwill and intangible assets	3,093,836	(78,128)	3,015,708

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Accumulated
December 31, 2008	Cost	Amortization	Net Book Value

Finite life intangible assets:
Revenue backlog	274,487	(44,988)	229,499
Customer relationships	207,704	(14,500)	193,204
Favourable leases	4,816	(1,987)	2,829
Concession right	1,230	—	1,230
Transponder right	28,497	(3,626)	24,871
Patents	59	(4)	55

	516,793	(65,105)	451,688
Indefinite life intangible assets:
Orbital slots	113,347	—	113,347
Trade name	17,000	—	17,000

Intangible assets	647,140	(65,105)	582,035
Goodwill	2,446,603	—	2,446,603

Goodwill and intangible assets	3,093,743	(65,105)	3,028,638

Telesat continues to monitor whether the impact of the current uncertain economic times results in a requirement to test its balance of goodwill more frequently than on an annual basis. Currently no such trigger events have been identified which would require such a test.

8.	DEBT FINANCING

	March 31,	December 31,
	2009	2008

Senior secured credit facilities:
Revolving facility	—	—
The Canadian term loan facility	192,500	195,000
The U.S. term loan facility	2,144,817	2,087,010
The U.S. term loan II facility	184,055	179,207
Senior notes	843,917	818,620
Senior subordinated notes	264,243	256,400
Other debt financing	10	258

	3,629,542	3,536,495
Current portion	(23,248)	(23,272)

Long term portion	3,606,294	3,513,223

The outstanding debt balances above, with the exception of the revolving credit facility and the Canadian term loan, are shown net of related debt issuance costs. The debt issuance costs related to the revolving credit facility and the Canadian term loan are included in other assets and are amortized to interest expense on a straight-line basis. All other debt issuance costs are amortized to interest expense using the effective interest method.

The senior secured credit facilities are secured by substantially all of Telesat’s assets.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	RESTRUCTURING LIABILITIES

In connection with the acquisition of Telesat Canada and substantially all of the assets of Loral Skynet, restructuring liabilities were recorded on the date of the acquisition for severance amounts to be paid to employees as part of the restructuring. At December 31, 2008, the outstanding restructuring liabilities were $2.0 million and are expected to be paid by January 2010. During the first three months of 2009, payments of $0.8 million were made and a $0.8 million provision was added resulting in an outstanding restructuring liability of $2.0 million included in accounts payable and accrued liabilities at March 31, 2009.

10.	CASH FLOW INFORMATION

	March 31,	March 31,
	2009	2008

Cash and cash equivalents is comprised of:
Cash	55,066	28,699
Short term investments, original maturity 90 days or less	40,708	13,737

	95,774	42,436

	Three Months
	Ended
	March 31,
	2009	2008

Changes in operating assets and liabilities are comprised of:
Accounts and notes receivable	12,039	4,262
Other assets	(5,966)	7,649
Accounts payable and accrued liabilities	33,227	(28,033)
Income tax payable	(4,563)	734
Other liabilities	(3,369)	16,876

	31,368	1,488

	Three Months Ended
	March 31,
	2009	2008

Non-cash investing and financing activities are comprised of:
Purchase of satellites, property and other equipment	2,714	5,906

11.	CAPITAL DISCLOSURES

Telesat Holdings Inc. is a privately held company. The Company’s financial strategy is designed to maintain compliance with its financial covenants under its senior secured credit facility, and to provide adequate returns to its shareholders and other stakeholders. Telesat meets these objectives through its monitoring of its financial covenants and operating results on a quarterly basis.

The Company defines its capital as follows:

March 31,
2009

Shareholders’ equity, excluding accumulated other comprehensive loss	439,664
Debt financing	3,629,542
Cash and cash equivalents	95,774

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telesat manages its capital by measuring the financial covenant ratios contained in its senior secured credit agreement (the “credit agreement”), dated October 31, 2007 and which terminates in October 2014. As of March 31, 2009, the Company was subject to two financial covenant compliance tests: a maximum Consolidated Total Debt to Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for covenant purposes ratio test and a minimum Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio test. Compliance with financial covenants is measured on a quarterly basis.

As of March 31, 2009, Telesat’s Consolidated Total Debt to Consolidated EBITDA for covenant purposes ratio, for credit agreement purposes, was 6.89:1, which was less than the maximum test ratio of 9.25:1. The Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio, for credit agreement compliance purposes, was 1.84:1, which was greater than the minimum test ratio of 1.20:1.

For the quarter ending June 30, 2009, the Consolidated Total Debt to Consolidated EBITDA for covenant purposes ratio test becomes 9.00:1, and the ratio test generally becomes more restrictive over the life of the credit agreement, such that for the period beginning October 1, 2013, the ratio test is a maximum of 5.50:1. For the quarter ending June 30, 2009, the minimum Consolidated EBITDA for covenant purposes to Consolidated Interest Expense ratio becomes 1.25:1, and the ratio test generally becomes more restrictive over the life of the credit agreement, such that for the quarter ending September 30, 2014, the minimum test ratio is 1.95:1.

As part of the on-going monitoring of Telesat’s compliance with its financial covenants, interest rate risk due to variable interest rate debt is managed through the use of interest rate swaps (note 12), and foreign exchange risk exposure arising from principal and interest payments on Telesat’s debt is partially managed through a cross currency basis swap (note 12). In addition, operating expenses are tracked against budget on a monthly basis, and this analysis is reviewed by senior management

12.	FINANCIAL INSTRUMENTS

Fair value

At March 31, 2009 and December 31, 2008, the fair value of the debt financing is equal to the market value derived from transactions and quotations from third parties excluding financing charges considering market interest rates.

The carrying amounts and fair values of financial instruments were as follows as at:

	Carrying Value
	Held for		Loans &
March 31, 2009	Trading	Available for Sale	Receivables	Total	Fair Value

Financial assets
Cash and cash equivalents	95,774	—	—	95,774	95,774
Accounts receivable	—	—	61,266	61,266	61,266
Derivative financial instruments	65,832	—	—	65,832	65,832
Other assets	9,304	637	2,269	12,210	12,210

	170,910	637	63,535	235,082	235,082

	Carrying Value
	Held for
March 31, 2009	Trading	Other	Total	Fair Value

Financial liabilities
Accounts payable and accrued liabilities	—	52,702	52,702	52,702
Debt	—	3,629,542	3,629,542	3,176,932
Derivative financial instruments	74,646	—	74,646	74,646
Other liabilities	—	323,691	323,691	273,013

	74,646	4,005,935	4,080,581	3,577,293

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Carrying Value
	Held for		Loans &
December 31, 2008	Trading	Available for Sale	Receivables	Total	Fair Value

Financial assets
Cash and cash equivalents	98,539	—	—	98,539	98,539
Accounts receivable	—	—	61,933	61,933	61,933
Derivative financial instruments	19,602	—	—	19,602	19,602
Other assets	14,936	637	2,202	17,775	17,775

	133,077	637	64,135	197,849	197,849

	Carrying Value
	Held for
December 31, 2008	Trading	Other	Total	Fair Value

Financial liabilities
Accounts payable and accrued liabilities	—	48,764	48,764	48,764
Debt	—	3,536,237	3,536,237	2,371,014
Derivative financial instruments	82,255	—	82,255	82,255
Other liabilities	—	288,236	288,236	191,837

	82,255	3,873,237	3,955,492	2,693,870

The Company, through its financial assets and liabilities, is exposed to various risks. The following analysis provides a measurement of risks as at the balance sheet date of March 31, 2009.

Credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, short term investments, derivative assets, other assets and accounts receivable. At March 31, 2009, the maximum exposure to credit risk is equal to the carrying value of our financial assets, $235.1 million (December 31, 2008 — $197.8 million), as listed above.

At March 31, 2009, North American and International customers made up 62% and 38% of the outstanding trade receivables balance, respectively.

Anticipated bad debt losses have been provided for in the allowance for doubtful accounts. The allowance for doubtful accounts at March 31, 2009 was $5.7 million (December 31, 2008 — $5.4 million). A reconciliation of the allowance for doubtful accounts is as follows:

As at and for the
Three Months Ended
March 31, 2009

Balance, January 1, 2009	5,397
Provision for receivables impairment	457
Receivables written off during the period as uncollectible	(125)

Balance, March 31, 2009	5,729

Foreign exchange risk

The Company’s operating results are subject to fluctuations as a result of exchange rate variations to the extent that transactions are made in currencies other than Canadian dollars. The most significant impact of variations in the exchange rate is on the U.S. dollar denominated debt financing. At March 31, 2009, approximately $3,518 million of the total debt financing before the netting of debt issuance costs is the Canadian dollar equivalent of the U.S. dollar denominated portion of the debt.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telesat uses forward contracts to hedge foreign currency risk on anticipated transactions, mainly related to the construction of satellites. At March 31, 2009, the Company had $41.0 million of outstanding foreign exchange contracts which require the Company to pay Canadian dollars to receive US $39.5 million for future capital expenditures. At March 31, 2009, the fair value of these derivative contract liabilities was an unrealized gain of $8.6 million (December 31, 2008 - unrealized gain of $10.8 million). This non-cash gain will remain unrealized until the contracts are settled. These forward contracts are due between May 1, 2009 and December 1, 2009.

The Company has also entered into a cross currency basis swap to hedge the foreign currency risk on a portion of its U.S. dollar denominated debt. Telesat uses natural hedges to manage the foreign exchange risk on operating cash flows. At March 31, 2009, the Company had a cross currency basis swap of $1,208.9 million which requires the Company to pay Canadian dollars to receive US$1,040.8 million. At March 31, 2009, the fair value of this derivative contract was an unrealized gain of $57.2 million (December 31, 2008 — unrealized gain of $8.8 million). This non-cash gain will remain unrealized until the contract is settled. This contract is due on October 31, 2014.

The Company’s main currency exposures as at March 31, 2009 lie in its U.S. dollar denominated cash and cash equivalents, accounts receivable, accounts payable and debt financing.

A five percent weakening of the Canadian dollar against the U.S. dollar at March 31, 2009 would have increased the net loss and decreased other comprehensive loss for the three months ended March 31, 2009 by $181.2 million and $0.3 million, respectively. A five percent strengthening of the Canadian dollar against the U.S. dollar at March 31, 2009 would have decreased the net loss and increased other comprehensive loss for the three months ended March 31, 2009 by $181.2 million and $0.3 million, respectively. This analysis assumes that all other variables, in particular interest rates, remain constant.

Interest rate risk

The Company is exposed to interest rate risk on its cash and cash equivalents and its long term debt which is primarily variable rate financing. Changes in the interest rates could impact the amount of interest Telesat is required to pay. Telesat uses interest rate swaps to hedge the interest rate risk related to variable rate debt financing. At March 31, 2009, the fair value of these derivative contract liabilities was an unrealized loss of $74.6 million (December 31, 2008 — unrealized loss of $82.3 million). This non-cash loss will remain unrealized until the contracts are settled. These contracts are due between January 31, 2010 and November 28, 2011.

If the interest rates on the unhedged variable rate debt change by 0.25% this would result in a change in the net loss of approximately $0.7 million for the three months ended March 31, 2009.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Liquidity risk

The Company maintains credit facilities to ensure it has sufficient available funds to meet current and foreseeable financial requirements. The following are the contractual maturities of financial liabilities as at March 31, 2009:

	Carrying	Contractual
	Amount	Cash Flows	2009	2010	2011	2012	2013	Thereafter

Accounts payable and accrued liabilities	52,760	52,760	52,760	—	—	—	—	—
Customer and other deposits	7,681	7,681	5,468	2,213	—	—	—	—
Other liabilities	174,575	174,575	87,459	29,786	4,689	3,874	4,116	44,651
Derivative financial instruments	74,646	74,646	—	16,957	57,689	—	—	—
Long term debt	3,629,542	3,712,410	25,505	34,531	108,005	98,005	18,005	3,428,359

	3,939,204	4,022,072	171,192	83,487	170,383	101,879	22,121	3,473,010

13.	STOCK-BASED COMPENSATION PLANS

BCE stock options

There were no outstanding options at March 31, 2009 under the BCE stock option programs. All previously outstanding options expired on April 30, 2008.

Telesat Holdings stock options

On September 19, 2008, Telesat adopted a stock incentive plan for certain key employees of the Company and its subsidiaries. The plan provides for the grant of up to 8,824,646 options to purchase non-voting participating preferred shares of Telesat Holdings Inc., convertible into common shares.

Two different types of stock options can be granted under the plan: time-vesting options and performance-vesting options. The time-vesting options generally become vested and exercisable over a five year period by 20% increments on each October 31st starting in 2008. The vesting amount is prorated for optionees whose employment with the Company or its subsidiaries started after October 31, 2007. The performance-vesting options become vested and exercisable over a five year period starting for the next part on March 31, 2009, provided that the Company has achieved or exceeded an annual or cumulative target consolidated EBITDA established and communicated on the grant date by the Board of Directors.

The exercise periods of the share options expire ten years from the grant date. The exercise price of each share underlying the options will be the higher of a fixed price, established by the Board of Directors on the grant date, and the fair market value of a non-voting participating preferred share on the grant date.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Performance Vesting Options		Time Vesting Options
		Weighted-		Weighted-
		Average		Average
	Number	Exercise	Number	Exercise
	of Options	Price ($)	of Options	Price ($)

Outstanding, January 1, 2009	894,441	11.07	6,846,035	11.07
Granted	583,982	11.07	477,805	11.07
Exercised	—	—	—	—
Forfeited	(159,474)	11.07	(130,479)	11.07
Expired	—	—	—	—

Outstanding March 31, 2009	1,318,949	11.07	7,193,361	11.07

Options exercisable at March 31, 2009	167,013		1,336,447

The assumptions used to determine the stock-based compensation expense under the Black-Scholes option pricing model for options granted during the period were as follows:

Compensation cost (credited to contributed surplus)	1,575
Number of stock options granted	1,061,787
Weighted-average fair value per option granted ($)	3.82
Assumptions:
Dividend yield	—%
Expected volatility	30.0%
Risk-free interest rate	2.78%
Expected life (years)	10

14.	EMPLOYEE BENEFIT PLANS

The net benefit expense included:

	Telesat Canada		Skynet	Total
	Pension	Other	Other
	Benefits	Benefits	Benefits
For the Period Ended March 31	2009	2009	2009	2009

Current service cost	491	65	—	556
Interest cost	2,368	234	165	2,767
Expected return on plan assets	(2,503)	—	—	(2,503)

Net benefit plans cost	356	299	165	820

	Telesat Canada		Skynet	Total
	Pension	Other	Other
	Benefits	Benefits	Benefits
For the Period Ended March 31	2008	2008	2008	2008

Current service cost	982	108	—	1,090
Interest cost	2,318	216	132	2,666
Expected return on plan assets	(3,172)	—	—	(3,172)

Net benefit plans cost	128	324	132	584

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	RELATED PARTY TRANSACTIONS

In addition to the related party transactions disclosed at December 31, 2007, on January 11, 2008, Telesat entered into an option agreement with Loral Space and Communications Inc. (“Loral”), one of its shareholders, whereby Telesat has the option to cause Loral to assign to Telesat their rights and obligations with respect to a portion of the ViaSat-1 satellite payload providing coverage into Canada. This option expires on October 31, 2009. This related party transaction is not in the normal course of operations and has been accounted for at carrying value. The carrying value of the orbital slot license is nominal and therefore no value has been assigned to Telesat’s option. At March 31, 2009, Telesat had not exercised this option.

16.	COMMITMENTS AND CONTINGENCIES

Off balance sheet commitments include operating leases, commitments for future capital expenditures and other future purchases.

	2009	2010	2011	2012	2013	Thereafter	Total

Off balance sheet commitments	139,304	37,664	21,529	15,429	13,034	41,748	268,708

Certain of the Company’s satellite transponders, offices, warehouses, earth stations, vehicles, and office equipment are leased under various terms. Minimum annual commitments under operating leases determined as at March 31, 2009 are: $21.9 million in 2009, $24.5 million in 2010, $20.6 million in 2011, $14.4 million in 2012, $12.0 million in 2013, and $24.3 million thereafter.

Telesat has non-satellite purchase commitments of CAD $4.3 million or US $3.4 million, with various suppliers at March 31, 2009 (December 31, 2008 CAD $4.1 million or US $3.4 million). The total outstanding commitments at March 31, 2009 are in US dollars.

Telesat has entered into contracts for the construction of Nimiq 5 (targeted for launch in 2009), and Telstar 11N (launched in February 2009). The outstanding commitments at March 31, 2009 on the Nimiq 5 contracts are CAD $129.4 million or US $102.7 million (December 31, 2008 — CAD $200.1 million or US $163.4 million for both Nimiq 5 and Telstar 11N). The total outstanding commitments at March 31, 2009 are in US dollars.

Telesat has agreements with various customers for prepaid revenues on several satellites which take effect on final acceptance of the spacecraft. Telesat is responsible for operating and controlling these satellites. Deposits of $340.1 million (December 31, 2008 — $341.3 million), refundable under certain circumstances, are reflected in other liabilities, both current and long-term.

In the normal course of business, Telesat has executed agreements that provide for indemnification and guarantees to counterparties in various transactions. These indemnification undertakings and guarantees may require Telesat to compensate the counterparties for costs and losses incurred as a result of certain events including, without limitation, loss or damage to property, change in the interpretation of laws and regulations (including tax legislation), claims that may arise while providing services, or as a result of litigation that may be suffered by the counterparties.

Certain indemnification undertakings can extend for an unlimited period and may not provide for any limit on the maximum potential amount, although certain agreements do contain specified maximum potential exposure representing a cumulative amount of approximately $21.1 million (December 31, 2008 — $20.7 million). The nature of substantially all of the indemnification undertakings prevents the Company from making a reasonable estimate of the maximum potential amount Telesat could be required to pay counterparties as the agreements do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Telesat has not made any significant payments under such indemnifications.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Telesat and Loral have entered into an indemnification agreement whereby Loral will indemnify Telesat for any tax liabilities for taxation years prior to 2007. Likewise, Telesat will indemnify Loral for the settlement of any tax receivables for taxation years prior to 2007.

In August 2001, Boeing, the manufacturer of the Anik F1 satellite, advised Telesat of a gradual decrease in available power on-board the satellite. Telesat filed an insurance claim with its insurers on December 19, 2002, and in March 2004 reached a final settlement agreement. The settlement calls for an initial payment in 2004 of US $136.2 million and an additional payment of US $49.1 million in 2007 if the power level on Anik F1 degrades as predicted by the manufacturer. In the event that the power level on Anik F1 is better than predicted, the amount of the payment(s) will be adjusted by applying a formula which is included in the settlement documentation and could result in either a pro-rated payment to Telesat of the additional US $49.1 million or a pro-rated repayment of up to a maximum of US $36.1 million to be made by Telesat to the insurers. The initial payment has been received. During December 2005, a number of insurers elected to pay a discounted amount of the proceeds due in 2007. A discounted value of US$26.2 million was received from a number of insurance underwriters in December 2005 with US $20.0 million to be paid by a few insurers in 2007. Telesat submitted its final claim in the fourth quarter of 2007. In January, 2008, certain insurance underwriters indicated disagreement with Telesat’s determination of the available power such that the final payment, in the insurers’ view, would be approximately US$2.4 million. In July 2008, Telesat received a final settlement of $2.0 million from certain insurers. Claims with other insurers, for a value of US$18.0 million, remain unresolved. In the event Telesat is unable to resolve this disagreement, it intends to pursue arbitration. At March 31, 2009, Telesat has not recorded any receivable related to this claim.

17.	RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (“U.S. GAAP”)

Telesat has prepared these consolidated financial statements according to Canadian GAAP. The following tables are a reconciliation of differences relating to the statement of loss, comprehensive loss, accumulated other comprehensive loss and total shareholders’ equity reported according to Canadian GAAP and U.S. GAAP.

	Three Months
	Ended
	March 31,
Reconciliation of Net Loss	2009	2008

Canadian GAAP — Net loss	(39,086)	(101,414)
Gains on embedded derivatives(a)	1,055	2,520
Sales type lease — operating lease for U.S.
GAAP(b)	1,514	4,193
Capital lease — operating lease for U.S.	(1,567)	(1,509)
GAAP(b)
Lease amendments(c)	17	—
Dividends on senior preferred shares(d)	3,710	2,430
Tax effect of above adjustments(e)	(270)	1,455
Uncertainty in income taxes(f)	(4,212)	(111)
Tax difference — enacted for U.S. GAAP(e)	—	(582)

U.S. GAAP — Net loss	(38,839)	(93,018)
Other comprehensive loss items:
Change in currency translation adjustment	(633)	(1,072)
Net benefit plans cost(g)
Net actuarial gains	2,303	—

U.S. GAAP — Comprehensive loss	(37,169)	(94,090)

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,	December 31,
Accumulated Other Comprehensive Loss	2009	2008

Cumulative translation adjustment, net of tax	(8,375)	(7,742)
Net benefit plans cost(g)
Net actuarial gains (losses)	1,134	(1,169)

Accumulated other comprehensive loss	(7,241)	(8,911)

	March 31,	December 31,
Reconciliation of Total Shareholders’ Equity	2009	2008

Canadian GAAP	431,289	469,432
Adjustments
Gains on embedded derivatives(a)	21,947	20,892
Net actuarial gains (losses)(g)	1,134	(1,169)
Sales type lease — operating lease for U.S. GAAP(b)	23,070	21,556
Capital lease — operating lease for U.S. GAAP(b)	(9,229)	(7,662)
Lease amendments(c)	(1,216)	(1,233)
Tax effect of above adjustments(e)	(8,756)	(8,486)
Uncertainty in income taxes(f)	(13,735)	(9,523)

U.S. GAAP	444,504	483,807

Description of United States GAAP adjustments:

(a) Derivatives and embedded derivatives

Embedded derivatives

The accounting for derivative instruments and hedging activities under Canadian GAAP is now substantially harmonized with U.S. GAAP, with the exception of the accounting for certain embedded derivatives. Under U.S. GAAP an embedded foreign currency derivative in a host contract that is not a financial instrument must be separated and recorded on the balance sheet unless the currency in which payments are to be paid or received is: i) either the functional currency of either party to the contract or ii) the currency that the price of the related good or service is routinely denominated in commercial transactions around the world (typically referring to a traded commodity). The same applies to an embedded foreign currency derivative in a host contract under Canadian GAAP except that the entity has the option, as a matter of accounting policy, to account for the embedded foreign currency derivative in a host contract as a single instrument providing certain criteria are met. One of these criteria is that the payments to be paid or received are in a currency that is commonly used in contracts to purchase or sell such non-financial items in the economic environment in which the transaction takes place. This option under Canadian GAAP results in embedded derivatives that must be recorded separately under U.S. GAAP to not have to be separately recorded and disclosed under Canadian GAAP. The additional option loosens the more stringent U.S. GAAP requirement that the currency be one in which such commercial transactions are denominated around the world to be one that is commonly used in the economic environment in which the transaction takes place.

In accordance with U.S. GAAP, all derivative instruments embedded in contracts are recorded on the balance sheet at fair value. The Company denominates many of its long-term international purchase contracts in U.S. dollars resulting in embedded derivatives. This exposure to the U.S. dollar is partially offset by revenue contracts that are also denominated in U.S. dollars. For Canadian GAAP, the Company has elected to account for such contracts as single instruments (as explained above), resulting in a U.S. GAAP reconciling item. At March 31, 2009, the estimated fair value of assets resulting from embedded derivatives is $56.5 million (December 31, 2008 — $55.4 million).

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact on the statement of earnings of changes in the fair value of these embedded derivatives, for the three months ended March 31, 2009 and 2008 is reflected as a gain of $1.1 million and $2.5 million, respectively, in the U.S. GAAP reconciliation note.

(b) Sales-type and capital leases

Under U.S. GAAP, if the beginning of a lease term falls within the last 25% of a leased asset’s total estimated economic life; then it can only be classified as a capital lease if the lease transfers ownership at the end of the lease term or there is a bargain purchase option. This exception does not exist under Canadian GAAP, therefore certain leases are reported as a capital lease and sales-type lease respectively under Canadian GAAP, and as operating leases for U.S. GAAP.

(c) Lease amendments

Under Canadian GAAP, when amendments to the provisions of a capital lease agreement result in a change in lease classification from a capital lease to an operating lease, the gain or loss that results from removing the capital lease from the balance sheet is immediately recognized in the statement of earnings. Under U.S. GAAP, if removing the capital lease from the balance sheet results in a gain it is recognized over the remaining term of the lease. Therefore, an adjustment has been made to defer the gain that has been recognized under Canadian GAAP.

(d) Senior preferred shares

In accordance with U.S. GAAP, the senior preferred shares are classified outside of permanent equity as they are redeemable at the option of the holder. These senior preferred shares are classified as liabilities under Canadian GAAP. This results in a U.S. GAAP reconciling item to reflect the different classification.

(e) Income taxes

The income tax adjustment reflects the impact the U.S. GAAP adjustments described above have on income taxes. The impact on the statement of operations of the income tax adjustment for the three months ended March 31, 2009 and 2008 is an expense of $0.3 million and a recovery of $1.5 million, respectively. Included in these figures is the effect of tax rate changes applied to the accumulated gains and losses on embedded derivatives and to certain lease transactions classified as operating leases as discussed above. The impact on the statement of operations of the tax rate changes for the periods ended March 31, 2009 and 2008 is an expense of nil and a recovery of $3.0 million, respectively.

(f) Uncertainty in income taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FAS 109, effective for fiscal years beginning after December 15, 2006. FIN 48 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, significant differences may arise as Telesat recognizes and measures income tax positions, based on the best estimate of the amount that is more likely than not of being realized.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(g) Net benefit plans cost

Effective December 31, 2006, the Company adopted the recognition requirements of Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, on a prospective basis.

This standard requires that the Company recognize the funded status of benefit plans on the balance sheet as well as recognize as a component of other comprehensive income, net of tax, the actuarial losses and transitional asset and obligation. Amounts recognized in accumulated other comprehensive income are adjusted as they are subsequently recognized as components of net periodic benefit cost.

At March 31, 2009, the balance sheet was adjusted such that actuarial losses and the transitional asset and obligation that have not yet been included in net benefit plans cost at December 31, 2008 were recognized as components of accumulated other comprehensive loss, net of tax. The adjustment at March, 2009 resulted in a decrease of $2.3 million in accumulated other comprehensive loss, net of tax of $0.9 million (December 31, 2008 — an increase of $1.2 million in accumulated other comprehensive loss, net of tax of $0.4 million).

Transaction costs on long-term debt

Under Canadian GAAP, transaction costs of $81.3 million ($83.6 million at December 31, 2008) related to the issuance of long-term debt are netted against the long-term debt. Under U.S. GAAP these costs are recognized as deferred charges. This results in a U.S. GAAP reconciling item to reflect the different classification on the balance sheet.

Statement of cash flows

There are no material differences in the consolidated statement of cash flows under U.S. GAAP.

18.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The 11.0% Senior notes and the 12.5% Senior subordinated notes were co-issued by Telesat LLC and Telesat Canada, which are 100% owned subsidiaries of Telesat Holdings, and were guaranteed fully and unconditionally, on a joint and several basis, by Telesat Holdings and certain of its subsidiaries.

The condensed consolidating financial information below for the three months ended March 31, 2009 and the three months ended March 31, 2008 is presented pursuant to Article 3-10(d) of Regulation S-X. The information presented consists of the operations of Telesat Holdings. Telesat Holdings primarily holds investments in subsidiaries and equity. Telesat LLC is a financing subsidiary that has no assets, liabilities or operations.

The condensed consolidating financial information reflects the investments of Telesat Holdings in the Issuers, of the Issuers in their respective Guarantor and Non-Guarantor subsidiaries and of the Guarantors in their Non-Guarantor subsidiaries using the equity method.

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the three months ended March 31, 2009

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	—	—	178,862	23,516	16,955	(20,527)	198,806
Equipment sales revenues	—	—	2,145	3,114	—	(15)	5,244

Operating revenues	—	—	181,007	26,630	16,955	(20,542)	204,050

Amortization	—	—	47,092	8,971	5,210	—	61,273
Operations and administration	—	—	45,728	23,512	9,495	(20,496)	58,239
Cost of equipment sales	—	—	2,013	2,415	—	(46)	4,382

Total operating expenses	—	—	94,833	34,898	14,705	(20,542)	123,894

Earnings from operations	—	—	86,174	(8,268)	2,250	—	80,156
Loss (income) from equity investments	35,376	—	10,272	1,054	—	(46,702)	—
Interest expense	3,710	—	66,471	265	624	—	71,070
Other expense	—	—	41,892	3,731	(1,706)	—	43,917

(Loss) earnings before income taxes	(39,086)	—	(32,461)	(13,318)	3,332	46,702	(34,831)
Income tax expense (recovery)	—	—	2,915	1,352	(12)	—	4,255

Net (loss) earnings	(39,086)	—	(35,376)	(14,670)	3,344	46,702	(39,086)
Reconciliation to U.S. GAAP is as follows:
Income (loss) from equity investments	(3,463)	—	10	—	—	3,453	—
Gains (losses) on embedded derivatives	—	—	1,055	—	—	—	1,055
Sales type lease — operating lease for U.S. GAAP	—	—	1,514	—	—	—	1,514
Capital lease — operating lease for U.S. GAAP	—	—	(1,567)	—	—	—	(1,567)
Lease amendments	—	—	—	—	17	—	17
Dividends on senior preferred shares	3,710	—	—	—	—	—	3,710
Tax effect of above adjustments	—	—	(263)	—	(7)	—	(270)
Uncertainty in income taxes	—	—	(4,212)	—	—	—	(4,212)

U.S. GAAP net (loss) earnings	(38,839)	—	(38,839)	(14,670)	3,354	50,155	(38,839)

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings (Loss)
For the three months ended March 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Operating revenues
Service revenues	—	—	137,762	20,643	13,183	(16,399)	155,189
Equipment sales revenues	—	—	2,306	5,600	—	(374)	7,532

Operating revenues	—	—	140,068	26,243	13,183	(16,773)	162,721

Amortization	—	—	44,260	8,938	5,547	—	58,745
Operations and administration	—	—	43,793	26,645	5,660	(16,610)	59,488
Cost of equipment sales	—	—	1,671	4,527	1	(163)	6,036

Total operating expenses	—	—	89,724	40,110	11,208	(16,773)	124,269

Earnings from operations	—	—	50,344	(13,867)	1,975	—	38,452
Loss (income) from equity investments	98,984	—	14,034	1,219	—	(114,237)	—
Interest expense	2,430	—	61,412	615	881	—	65,338
Other expense	—	—	90,937	1,398	(1,469)	—	90,866

(Loss) earnings before income taxes	(101,414)	—	(116,039)	(17,099)	2,563	114,237	(117,752)
Income tax expense (recovery)	—	—	(17,055)	1,191	(474)	—	(16,338)

Net (loss) earnings	(101,414)	—	(98,984)	(18,290)	3,037	114,237	(101,414)
Reconciliation to U.S. GAAP is as follows:
Income (loss) from equity investments	5,966	—	—	—	—	(5,966)	—
Gains (losses) on embedded derivatives	—	—	2,520	—	—	—	2,520
Sales type lease — operating lease for U.S. GAAP	—	—	4,193	—	—	—	4,193
Capital lease — operating lease for U.S. GAAP	—	—	(1,509)	—	—	—	(1,509)
Dividends on senior preferred shares	2,430	—	—	—	—	—	2,430
Tax effect of above adjustments	—	—	1,455	—	—	—	1,455
Tax difference — enacted for U.S. GAAP	—	—	(582)	—	—	—	(582)
Uncertainty in income taxes	—	—	(111)	—	—	—	(111)

U.S. GAAP net (loss) earnings	(93,018)	—	(93,018)	(18,290)	3,037	108,271	(93,018)

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
As of March 31, 2009

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Assets
Current assets
Cash and cash equivalents	—	—	78,497	14,228	3,049	—	95,774
Accounts receivable	—	—	36,494	22,185	2,587	—	61,266
Current future tax asset	—	—	341	606	1,085	—	2,032
Intercompany receivable	—	—	671,425	26,367	114,826	(812,618)	—
Other current assets	—	—	30,795	8,090	9,286	(228)	47,943

Total current assets	—	—	817,552	71,476	130,833	(812,846)	207,015

Satellites, property, and other equipment, net	—	—	1,433,591	428,622	67,912	—	1,930,125
Other long-term assets	—	—	87,164	8,832	822	—	96,818
Intangible assets, net	—	—	549,800	18,733	572	—	569,105
Investment in affiliates	587,984	—	1,666,434	1,545,059	261	(3,799,738)	—
Goodwill	—	—	2,005,842	343,876	96,885	—	2,446,603

Total assets	587,984	—	6,560,383	2,416,598	297,285	(4,612,584)	5,249,666

Liabilities
Current liabilities
Accounts payable and accrued liabilities	—	—	33,723	14,556	4,481	—	52,760
Other current liabilities	—	—	158,017	15,933	4,770	(297)	178,423
Intercompany payable	—	—	530,152	242,029	40,367	(812,548)	—
Debt due within one year	—	—	23,242	6	—	—	23,248

Total current liabilities	—	—	745,134	272,524	49,618	(812,845)	254,431
Debt financing	—	—	3,606,294	—	—	—	3,606,294
Future tax liability	—	—	257,183	284	10,444	—	267,911
Other long-term liabilities	15,260	—	484,171	24,089	24,786	—	548,306
Senior preferred shares	141,435	—	—	—	—	—	141,435

Total liabilities	156,695	—	5,092,782	296,897	84,848	(812,845)	4,818,377

Shareholders’ equity
Common shares	756,414	—	2,320,730	1,900,832	104,434	(4,325,996)	756,414
Preferred shares	541,764	—	—	—	—	—	541,764
Accumulated deficit	(865,538)	—	(867,533)	242,369	100,258	524,906	(865,538)
Accumulated other comprehensive loss	(8,375)	—	63	(16,183)	7,745	8,375	(8,375)
Contributed surplus	7,024	—	14,341	(7,317)	—	(7,024)	7,024

Total shareholders’ equity	431,289	—	1,467,601	2,119,701	212,437	(3,799,739)	431,289

Total liabilities and shareholders’ equity	587,984	—	6,560,383	2,416,598	297,285	(4,612,584)	5,249,666

Reconciliation to U.S. GAAP of total shareholders’ equity is as follows:
Canadian GAAP	431,289	—	1,467,601	2,119,701	212,437	(3,799,739)	431,289
Underlying differences in the income (loss) from equity investments	13,215	—	(732)	—	—	(12,483)	—
Gains (losses) on embedded derivatives	—	—	21,947	—	—	—	21,947
Net actuarial losses	—	—	1,134	—	—	—	1,134
Sales type lease — operating lease for U.S. GAAP	—	—	23,070	—	—	—	23,070
Capital lease — operating lease for U.S. GAAP	—	—	(9,229)	—	—	—	(9,229)
Lease amendments	—	—	—)	—	(1,216)	—	(1,216)
Tax effect of above adjustments	—	—	(9,240)	—	484	—	(8,756)
Uncertainty in income taxes	—	—	(13,735)	—	—	—	(13,735)

U.S. GAAP shareholders’ equity	444,504	—	1,480,816	2,119,701	211,705	(3,812,222)	444,504

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Assets
Current assets
Cash and cash equivalents	—	—	83,089	12,056	3,393	1	98,539
Accounts receivable	—	—	39,153	19,680	3,100	—	61,933
Current future tax asset	—	—	928	596	1,057	—	2,581
Intercompany receivable	—	—	605,331	59,234	103,133	(767,698)	—
Other current assets	—	—	31,283	9,202	8,983	(281)	49,187

Total current assets	—	—	759,784	100,768	119,666	(767,978)	212,240

Satellites, property, and other equipment, net	—	—	1,437,490	374,436	71,650	—	1,883,576
Other long-term assets	—	—	39,176	2,325	755	47	42,303
Intangible assets, net	—	—	562,434	18,967	635	(1)	582,035
Investment in affiliates	622,417	—	1,668,986	1,476,399	261	(3,768,063)	—
Goodwill	—	—	2,005,842	343,876	96,885	—	2,446,603

Total assets	622,417	—	6,473,712	2,316,771	289,852	(4,535,995)	5,166,757

Liabilities
Current liabilities
Accounts payable and accrued liabilities	—	—	28,316	16,622	3,840	14	48,792
Other current liabilities	—	—	120,085	14,084	4,163	(237)	138,095
Intercompany payable	—	—	518,247	211,174	38,317	(767,738)	—
Debt due within one year	—	—	23,260	11	—	1	23,272

Total current liabilities	—	—	689,908	241,891	46,320	(767,960)	210,159
Debt financing	—	—	3,513,223	—	—	—	3,513,223
Future tax liability	—	—	255,893	267	10,212	—	266,372
Other long-term liabilities	11,550	—	505,328	24,099	25,159	—	566,136
Senior preferred shares	141,435	—	—	—	—	—	141,435

Total liabilities	152,985	—	4,964,352	266,257	81,691	(767,960)	4,697,325

Shareholders’ equity
Common shares	756,414	—	2,320,730	1,823,370	104,434	(4,248,534)	756,414
Preferred shares	541,764	—	—	—	—	—	541,764
Accumulated deficit	(826,452)	—	(816,679)	241,559	96,915	478,205	(826,452)
Accumulated other comprehensive loss	(7,742)	—	63	(14,617)	6,812	7,742	(7,742)
Contributed surplus	5,448	—	5,246	202	—	(5,448)	5,448

Total shareholders’ equity	469,432	—	1,509,360	2,050,514	208,161	(3,768,035)	469,432

Total liabilities and shareholders’ equity	622,417	—	6,473,712	2,316,771	289,852	(4,535,995)	5,166,757

Reconciliation to U.S. GAAP of total shareholders’ equity is as follows:
Canadian GAAP	469,432	—	1,509,360	2,050,514	208,161	(3,768,035)	469,432
Underlying differences in the income (loss) from equity investments	14,375	—	(742)	—	—	(13,633)	—
Gains (losses) on embedded derivatives	—	—	20,892	—	—	—	20,892
Net actuarial losses	—	—	(1,169)	—	—	—	(1,169)
Sales type lease — operating lease for U.S. GAAP	—	—	21,556	—	—	—	21,556
Capital lease — operating lease for U.S. GAAP	—	—	(7,662)	—	—	—	(7,662)
Lease amendments	—	—	—	—	(1,233)	—	(1,233)
Tax effect of above adjustments	—	—	(8,977)	—	491	—	(8,486)
Uncertainty in income taxes	—	—	(9,523)	—	—	—	(9,523)

U.S. GAAP shareholders’ equity	483,807	—	1,523,735	2,050,514	207,419	(3,781,668)	483,807

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation of the condensed consolidating balance sheet captions is as follows:

March 31, 2009

Telesat Canada

	Canadian GAAP	Adjustments	U.S. GAAP

Current assets	817,551	8,602	826,153
Other assets	87,164	129,232	216,396
Goodwill	2,005,842	(12,692)	1,993,150
Current liabilities	745,134	10,766	755,900
Debt financing	3,606,294	70,566	3,676,860
Future tax liability	257,183	15,550	272,733
Other long-term liabilities	484,171	13,344	497,515
Accumulated deficit	(867,533)	13,781	(853,752)
Accumulated other comprehensive loss	63	1,135	1,198

Non-guarantor subsidiaries

	Canadian GAAP	Adjustments	U.S. GAAP

Current liabilities	49,618	221	49,839
Future tax liability	10,444	(484)	9,960
Other long-term liabilities	24,786	995	25,781
Accumulated deficit	100,258	(732)	99,526

December 31, 2008

Telesat Canada

	Canadian GAAP	Adjustments	U.S. GAAP

Current assets	759,784	6,864	766,648
Other long-term assets	39,176	130,775	169,951
Goodwill	2,005,842	(12,692)	1,993,150
Current liabilities	689,908	8,880	698,788
Debt financing	3,513,223	73,259	3,586,482
Future tax liability	255,893	15,339	271,232
Other long-term liabilities	505,328	12,354	517,682
Accumulated deficit	(816,679)	16,284	(800,395)
Accumulated other comprehensive loss	63	(1,169)	(1,106)

Non-guarantor subsidiaries

	Canadian GAAP	Adjustments	U.S. GAAP

Current liabilities	46,320	205	46,525
Future tax liability	10,212	(491)	9,721
Other long-term liabilities	25,159	1,027	26,186
Accumulated deficit	96,915	(741)	96,174

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2009

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	(39,086)	—	(35,376)	(14,670)	3,344	46,702	(39,086)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Amortization	—	—	47,092	8,971	5,210	—	61,273
Future income taxes	—	—	1,878	—	(31)	—	1,847
Unrealized foreign exchange loss	—	—	97,453	4,892	(1,616)	—	100,729
Unrealized gain on derivatives	—	—	(53,855)	—	—	—	(53,855)
Dividends on preferred shares	3,710	—	—	—	—	—	3,710
Stock-based compensation expense	—	—	9,090	(7,514)	—	—	1,576
Loss (income) from equity investments	35,376	—	10,272	1,054	—	(46,702)	—
Other	—	—	(10,185)	307	(31)	—	(9,909)
Customer prepayments on future satellite services	—	—	3,309	—	—	—	3,309
Operating assets and liabilities	—	—	(16,607)	54,386	(6,411)	—	31,368

	—	—	53,071	47,426	465	—	100,962

Cash flows from investing activities
Satellite programs	—	—	(36,994)	(53,308)	—	—	(90,302)
Property additions	—	—	(1,355)	(210)	(49)	—	(1,614)
Business acquisitions	—	—	(7,753)	7,753	—	—	—
Proceeds on disposal of assets	—	—	3	—	—	—	3
Insurance proceeds	—	—	—	—	—	—	—

	—	—	(46,099)	(45,765)	(49)	—	(91,913)

Cash flows from financing activities
Debt financing and bank loans	—	—	—	—	—	—	—
Repayment of bank loans and debt financing	—	—	(8,750)	(5)	—	—	(8,755)
Capitalized debt issuance costs	—	—	—	—	—	—	—
Capital lease payments	—	—	(1,592)	—	(844)	—	(2,436)
Satellite performance incentive payments	—	—	(1,222)	—	—	—	(1,222)
Preferred dividends paid	—	—	—	—	—	—	—

	—	—	(11,564)	(5)	(844)	—	(12,413)

Effect of changes in exchange rates on cash and cash equivalents	—	—	—	515	84	—	599
Increase (decrease) in cash and cash equivalents	—	—	(4,592)	2,171	(344)	—	(2,765)
Cash and cash equivalents, beginning of period	—	—	83,089	12,057	3,393	—	98,539

Cash and cash equivalents, end of period	—	—	78,497	14,228	3,049	—	95,774

TELESAT HOLDINGS INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2008

					Non-
	Telesat	Telesat	Telesat	Guarantor	Guarantor
	Holdings	LLC	Canada	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities
Net earnings (loss)	(101,414)	—	(98,984)	(18,290)	3,037	114,237	(101,414)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Amortization	—	—	44,260	8,938	5,547	—	58,745
Future income taxes	—	—	(17,352)	(106)	(530)	—	(17,988)
Unrealized foreign exchange loss	—	—	100,027	—	—	—	100,027
Unrealized gain on derivatives	—	—	(19,357)	—	—	—	(19,357)
Dividends on preferred shares	2,430	—	—	—	—	—	2,430
Loss (income) from equity investments	98,984	—	14,034	1,219	—	(114,237)	—
Other	—	—	(8,901)	(552)	(311)	—	(9,764)
Customer prepayments on future satellite services	—	—	17,532	(2)	—	—	17,530
Operating assets and liabilities	—	—	(12,210)	20,706	(7,008)	—	1,488

	—	—	19,049	11,913	735	—	31,697

Cash flows from investing activities
Satellite programs	—	—	(34,416)	(11,565)	—	—	(45,981)
Property additions	—	—	(1,878)	(334)	(13)	—	(2,225)
Business acquisitions	—	—	—	—	—	—	—
Proceeds on disposal of assets	—	—	26	634	—	—	660

	—	—	(36,268)	(11,265)	(13)	—	(47,546)

Cash flows from financing activities
Debt financing and bank loans	—	—	71,083	—	—	—	71,083
Repayment of bank loans and debt financing	—	—	(53,358)	(10)	—	—	(53,368)
Capitalized debt issuance costs	—	—	—	—	—	—	—
Note repayment	—	—	—	—	—	—	—
Common shares issued	—	—	—	—	—	—	—
Preferred shares issued (repurchased)	—	—	—	—	—	—	—
Capital lease payments	—	—	(1,943)	(14)	(996)	—	(2,953)
Satellite performance incentive payments	—	—	(193)	—	—	—	(193)

	—	—	15,589	(24)	(996)	—	14,569

Effect of changes in exchange rates on cash and cash equivalents	—	—	—	1,364	149	—	1,513
Increase (decrease) in cash and cash equivalents	—	—	(1,630)	1,988	(125)	—	233
Cash and cash equivalents, beginning of period	—	—	27,308	11,200	3,695	—	42,203

Cash and cash equivalents, end of period	—	—	25,678	13,188	3,570	—	42,436

There are no material differences in the condensed consolidating statement of cash flows under U.S. GAAP.

PROSPECTUS

OFFER TO EXCHANGE

Up to US$692,825,000 aggregate principal amount of Senior Notes due 2015 issued by Telesat Canada and Telesat LLC, as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Notes due 2015 issued by Telesat Canada and Telesat LLC, as co-issuer.

Up to US$217,175,000 aggregate principal amount of Senior Subordinated Notes due 2017 issued by Telesat Canada and Telesat LLC, as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2017 issued by Telesat Canada and Telesat LLC, as co-issuer.

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Telesat Canada is incorporated under the Canada Business Corporations Act (the “CBCA”).

The CBCA provides under Section 124 as follows:

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) A corporation may not indemnify an individual under subsection (1) unless the individual: acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual is seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection (3).

The by-laws of Telesat Canada provide that subject to subsections (2) and (3) stated above, the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

•	he acted honestly and in good faith with a view to the best interests of the corporation; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The corporation shall also indemnify such person in such other circumstances as the CBCA permits or requires.

Subject to the CBCA, the corporation may purchase and maintain insurance for the benefit of any of the foregoing persons against such liabilities and in such amounts as the board may from time to time determine and as are permitted by the CBCA.

The corporation is also authorized to execute agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law. Telesat Canada and, in some cases, Telesat Holdings and Telesat Interco, has or have entered into indemnity agreements with our officers and directors containing provisions that may require the contracting party(ies) to, among other things, indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as our directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, provided that any expenses advanced not actually required shall be repaid. The right to indemnification will only apply where the director or officer acted honestly and in good faith with a view to the best interest of the entity that it serves and, in the case of a criminal or administrative action, had reasonable grounds for believing that his conduct was lawful. The right to indemnification does not apply to any proceeding initiated by a director or officer against Telesat Canada, Telesat Holdings or Telesat Interco.

Pursuant to the indemnity agreements, directors and officers must give written notice upon becoming aware of any proceeding which may give rise to the indemnification obligation. Indemnified directors and officers have the right to independent legal counsel and we may not negotiate a settlement of claims without the consent of the indemnified director or officer. In addition to these indemnification obligations, we purchase and maintain insurance for the benefit of directors and officers. See Exhibit 10.6 for the form of indemnity agreement.

Telesat LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with this provision, the Limited Liability Company Agreement of Telesat LLC states that Telesat Canada, in its capacity as member of Telesat LLC, shall not be liable for any debts, obligations or liabilities of Telesat LLC.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
No.		Description

2.1		Letter Agreement among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, 4363205 Canada Inc. and 4363213 Canada Inc. dated December 14, 2006(1)
2.2		Share Purchase Agreement among 4363213 Canada Inc., BCE Inc. and Telesat Canada dated December 16, 2006(1)
2.3		Letter Agreement among Loral Space & Communications Inc., Public Sector Pension Investment Board and BCE Inc. dated December 16, 2006(1)
2.4		Asset Transfer Agreement, dated as of August 7, 2007, by and among 4363205 Canada Inc., Loral Skynet Corporation and Loral Space & Communications Inc.(2)
2.5		Amendment No. 1 to Asset Transfer Agreement, dated as of September 24, 2007, by and among 4363205 Canada Inc., Loral Skynet Corporation and Loral Space & Communications Inc.(3)
2.6		Asset Purchase Agreement, dated as of August 7, 2007, by and among Loral Skynet Corporation, Skynet Satellite Corporation and Loral Space & Communications Inc.(2)
3	.1*	Certificate and Articles of Amalgamation of Telesat Canada, dated as of October 31, 2007
3	.2*	Telesat Canada Unanimous Shareholder Declaration, dated as of October 31, 2007, by and between Telesat Canada and Telesat Interco Inc.
3	.3*	By-Law No. 1 of Telesat Canada, dated as of October 31, 2007

Exhibit
No.		Description

3	.4*	Certificate of Formation, dated September 7, 2007, and Certificate of Amendment to Certificate of Formation, dated October 12, 2007, of Telesat LLC
3	.5*	Limited Liability Company Agreement of Telesat LLC, dated October 31, 2007
3.6		Articles of Incorporation of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
3.7		By-Law No. 1 of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
4	.1*	Indenture, dated as of June 30, 2008, among Telesat Holdings Inc., Telesat Canada, Telesat Interco Inc., Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and The Bank of New York, as Trustee in respect of the 11.0% Senior Notes Due 2015
4	.2*	First Supplemental Indenture, dated as of March 5, 2009, among Infosat Communications LP, Infosat Communications GP Inc., Telesat Canada, Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and the Bank of New York Mellon (formerly The Bank of New York), as Trustee in respect of the 11.0% Senior Notes Due 2015
4	.3*	Indenture, dated as of June 30, 2008, among Telesat Holdings Inc., Telesat Canada, Telesat Interco Inc., Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and The Bank of New York, as Trustee in respect of the 12.5% Senior Subordinated Notes Due 2017
4	.4*	First Supplemental Indenture, dated as of March 5, 2009, among Infosat Communications LP, Infosat Communications GP Inc., Telesat Canada, Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and the Bank of New York Mellon (formerly The Bank of New York), as Trustee in respect of the 12.5% Senior Subordinated Notes Due 2017
4	.5*	Registration Rights Agreement, dated as of June 30, 2008, among Telesat Canada, Telesat LLC, the guarantors signatory thereto and Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc. in respect of the 11.0% Senior Notes Due 2015
4	.6*	Registration Rights Agreement, dated as of June 30, 2008, among Telesat Canada, Telesat LLC, the guarantors signatory thereto and Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc. in respect of the 12.5% Senior Subordinated Notes Due 2015
5	.1*	Opinion and Consent of McCarthy Tétrault LLP
5	.2*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP
5	.3**	Opinion and Consent of Ulhôa Canto, Rezende e Guerra — Advogados
5	.4*	Opinion and Consent of Gough & Co
5	.5*	Opinion and Consent of Jackson Walker L.L.P.
10.1		Ancillary Agreement, dated as of August 7, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, 4363205 Canada Inc. and 4363230 Canada Inc.(2)
10.2		Adjustment Agreement, dated as of October 29, 2007, between Telesat Interco Inc. (formerly 4363213 Canada Inc.), BCE Inc. and Telesat Canada(4)
10.3		Omnibus Agreement, dated as of October 30, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investments Inc. and Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
10.4		Shareholders Agreement, dated as of October 31, 2007, between Public Sector Pension Investment Board, Red Isle Private Investments Inc., Loral Space & Communications Inc., Loral Space & Communications Holdings Corporation, Loral Holdings Corporation, Loral Skynet Corporation, John P. Cashman, Colin D. Watson, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Canada and MHR Fund Management LLC(4)
10.5		Consulting Services Agreement, dated as of October 31, 2007, by and between Loral Space & Communications Inc. and Telesat Canada(4)
10	.6*	Form of Indemnity Agreement by and among Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc., Telesat Interco Inc. and Officers and Directors
10.7		Option Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and Telesat Canada(5)

Exhibit
No.		Description

10.8		Credit Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley & Co. Incorporated, as collateral agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, as issuing bank, and Citibank, N.A., Canadian Branch or any of its lending affiliates, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers(4)
10	.9*	Amendment No. 1 to the Credit Agreement, dated as of January 28, 2009, among Telesat Holdings Inc., Telesat Interco Inc., 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, UBS Securities LLC, as syndication agent, Morgan Stanley Senior Funding, NovaScotia, as swingline lender, The Bank of Nova Scotia, as issuing bank, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers, and JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Citibank, N.A., Canadian Branch, as co-documentation agents
10.10		Letter Agreement dated March 28, 2008 among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investment Inc. and Telesat Holdings Inc.(6)
12	.1*	Computation of Earnings to Fixed Charges
21	.1*	List of Subsidiaries
23	.1*	Consent of Deloitte & Touche LLP relating to Telesat Holdings
23	.2*	Consent of Deloitte & Touche LLP relating to Loral Skynet
23	.3*	Consent of McCarthy Tétrault LLP (included as part of its opinion filed as Exhibit 5.1 hereof)
23	.4*	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of its opinion filed as Exhibit 5.2 hereof)
23	.5**	Consent of Ulhôa Canto, Rezende e Guerra — Advogados (included as part of its opinion filed as Exhibit 5.3 hereof)
23	.6*	Consent of Gough & Co (included as part of its opinion filed as Exhibit 5.4 hereof)
23	.7*	Consent of Jackson Walker L.L.P. (included as part of its opinion filed as Exhibit 5.5 hereof)
24	.1*	Powers of Attorney for Telesat Canada (included in signature pages of the initial filing of this Registration Statement)
24	.2*	Powers of Attorney for Telesat LLC (included in signature pages of the initial filing of this Registration Statement)
24	.3*	Powers of Attorney for Additional Registrants (included in signature pages of the initial filing of this Registration Statement)
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 11.0% Senior Notes due 2015
25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 12.5% Senior Subordinated Notes due 2017
99	.1*	Form of Letter of Transmittal for the Outstanding Senior Notes
99	.2*	Form of Letter of Transmittal for the Outstanding Senior Subordinated Notes
99	.3*	Form of Letter to Brokers, Dealers for the Outstanding Senior Notes
99	.4*	Form of Letter to Brokers, Dealers for the Outstanding Senior Subordinated Notes
99	.5*	Form of Letter to Clients for the Outstanding Senior Notes
99	.6*	Form of Letter to Clients for the Outstanding Senior Subordinated Notes
99	.7*	Form of Notice of Guaranteed Delivery for the Outstanding Senior Notes
99	.8*	Form of Notice of Guaranteed Delivery for the Outstanding Senior Subordinated Notes

(1)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on December 21, 2006.

(2)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on August 9, 2007.

(3)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on September 27, 2007.

(4)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on November 2, 2007.

(5)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on January 16, 2008.

(6)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on March 31, 2008.

*	Filed herewith.

**	To be filed by amendment.

(b)	Financial Statement Schedules

None.

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A.4 of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Canada has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT CANADA

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Christopher S. DiFrancesco and Michel G. Cayouette and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michel G. Cayouette Michel G. Cayouette	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John P. Cashman John P. Cashman	Director

/s/ Clare R. Copeland Clare R. Copeland	Director

/s/ Gordon J. Fyfe Gordon J. Fyfe	Director

/s/ V. Peter Harder V. Peter Harder	Director

Signature	Capacity

/s/ Hank Intven Hank Intven	Director

/s/ Derek Murphy Derek Murphy	Director

/s/ James Pittman James Pittman	Director

/s/ Mark H. Rachesky Mark H. Rachesky	Director

/s/ Michael B. Targoff Michael B. Targoff	Director

/s/ Colin D. Watson Colin D. Watson	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Canada in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT LLC

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Christopher S. DiFrancesco and Michel G. Cayouette and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michel G. Cayouette Michel G. Cayouette	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John P. Cashman John P. Cashman	Manager

/s/ Clare R. Copeland Clare R. Copeland	Manager

/s/ Gordon J. Fyfe Gordon J. Fyfe	Manager

/s/ V. Peter Harder V. Peter Harder	Manager

Signature	Capacity

/s/ Hank Intven Hank Intven	Manager

/s/ Derek Murphy Derek Murphy	Manager

/s/ James Pittman James Pittman	Manager

/s/ Mark H. Rachesky Mark H. Rachesky	Manager

/s/ Michael B. Targoff Michael B. Targoff	Manager

/s/ Colin D. Watson Colin D. Watson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Holdings Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT HOLDINGS INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Christopher S. DiFrancesco and Michel G. Cayouette and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michel G. Cayouette Michel G. Cayouette	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John P. Cashman John P. Cashman	Director

/s/ Clare R. Copeland Clare R. Copeland	Director

/s/ Gordon J. Fyfe Gordon J. Fyfe	Director

/s/ V. Peter Harder V. Peter Harder	Director

Signature	Capacity

/s/ Hank Intven Hank Intven	Director

/s/ Derek Murphy Derek Murphy	Director

/s/ James Pittman James Pittman	Director

/s/ Mark H. Rachesky Mark H. Rachesky	Director

/s/ Michael B. Targoff Michael B. Targoff	Director

/s/ Colin D. Watson Colin D. Watson	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Holdings Inc. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Interco Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT INTERCO INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Christopher S. DiFrancesco and Michel G. Cayouette and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michel G. Cayouette Michel G. Cayouette	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John P. Cashman John P. Cashman	Director

/s/ Clare R. Copeland Clare R. Copeland	Director

/s/ Gordon J. Fyfe Gordon J. Fyfe	Director

/s/ V. Peter Harder V. Peter Harder	Director

Signature	Capacity

/s/ Hank Intven Hank Intven	Director

/s/ Derek Murphy Derek Murphy	Director

/s/ James Pittman James Pittman	Director

/s/ Mark H. Rachesky Mark H. Rachesky	Director

/s/ Michael B. Targoff Michael B. Targoff	Director

/s/ Colin D. Watson Colin D. Watson	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Interco Inc. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infosat Communications GP Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 5, 2009.

INFOSAT COMMUNICATIONS GP INC.

By:	/s/ Graeme A. Watson
Name:     Graeme A. Watson

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Graeme A. Watson and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Graeme A. Watson Graeme A. Watson	Graeme A. Watson President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

/s/ Michel G. Cayouette Michel G. Cayouette	Michel G. Cayouette Director

/s/ Christopher S. DiFrancesco Christopher S. DiFrancesco	Christopher S. DiFrancesco Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Infosat Communications GP Inc. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infosat Communications LP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 5, 2009.

INFOSAT COMMUNICATIONS LP

By:	INFOSAT COMMUNICATIONS GP INC.,
its General Partner

By:	/s/ Graeme A. Watson
Name:     Graeme A. Watson

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Graeme A. Watson and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Graeme A. Watson Graeme A. Watson	Graeme A. Watson President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director of Infosat Communications GP Inc., its General Partner

/s/ Michel G. Cayouette Michel G. Cayouette	Michel G. Cayouette Director of Infosat Communications GP Inc., its General Partner

/s/ Christopher S. DiFrancesco Christopher S. DiFrancesco	Christopher S. DiFrancesco Director of Infosat Communications GP Inc., its General Partner

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Infosat Communications LP in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infosat Able Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

INFOSAT ABLE HOLDINGS, INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Skynet Satellite Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg, Christopher S. DiFrancesco and Michel G. Cayouette and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer)

/s/ Michel G. Cayouette Michel G. Cayouette	Michel G. Cayouette Chief Financial Officer (Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Brazil Holdings LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT BRAZIL HOLDINGS LLC

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Communications Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT COMMUNICATIONS SERVICES, INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat International, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT INTERNATIONAL, L.L.C.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Network Services Holdings, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NETWORK SERVICES HOLDINGS, L.L.C.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Network Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NETWORK SERVICES, INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

/s/ Michel G. Cayouette Michel G. Cayouette	Michel G. Cayouette Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Network Services International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NETWORK SERVICES INTERNATIONAL, INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Network Services, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NETWORK SERVICES, L.L.C.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat NS Holdings, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NS HOLDINGS, L.L.C.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat NS, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NS, INC.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat NS, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT NS, L.L.C.

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Satellite GP, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT SATELLITE GP, LLC

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Satellite Holdings Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT SATELLITE HOLDINGS CORPORATION

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Satellite LP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on June 5, 2009.

TELESAT SATELLITE LP

By:	TELESAT SATELLITE GP LLC, its General Partner

By:	/s/ Daniel S. Goldberg
Name:     Daniel S. Goldberg

Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberg and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Daniel S. Goldberg Daniel S. Goldberg	Daniel S. Goldberg President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Able Infosat Communications, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 5, 2009.

ABLE INFOSAT COMMUNICATIONS, INC.

By:	/s/ Graeme A. Watson
Name:     Graeme A. Watson

Title:	President, Chief Executive Officer,
Secretary and Treasurer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Graeme A. Watson, Michelle Williamson and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Graeme A. Watson Graeme A. Watson	Graeme A. Watson (Principal Executive Officer and Principal Financial Officer)

/s/ Graeme A. Watson Graeme A. Watson	Graeme A. Watson Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Brasil Capacidade de Satélites Ltda. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on June 5, 2009.

TELESAT BRASIL CAPACIDADE DE SATÉLITES LTDA.

By:	/s/ Philip Joseph Rabito
Name:     Philip Joseph Rabito

Title:	Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

By:	/s/ Flávio Bartolomeu da Silva
Name:     Flávio Bartolomeu da Silva

Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Philip Joseph Rabito Philip Joseph Rabito	Executive Officer (Principal Executive Officer and Principal Financial Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Brasil Capacidade de Satélites Ltda. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Brasil Ltda. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on June 5, 2009.

TELESAT BRASIL LTDA.

By:	/s/ Philip Joseph Rabito
Name:     Philip Joseph Rabito

Title:	Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

By:	/s/ Flávio Bartolomeu da Silva
Name:     Flávio Bartolomeu da Silva

Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Philip Joseph Rabito Philip Joseph Rabito	Executive Officer (Principal Executive Officer and Principal Financial Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Brasil Ltda. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Serviços de Telecomunicação Ltda. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on June 5, 2009.

TELESAT SERVIÇOS DE TELECOMUNICAÇÃO LTDA.

By:	/s/ Philip Joseph Rabito
Name:     Philip Joseph Rabito

Title:	Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

By:	/s/ Flávio Bartolomeu da Silva
Name:     Flávio Bartolomeu da Silva

Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Philip Joseph Rabito Philip Joseph Rabito	Executive Officer (Principal Executive Officer and Principal Financial Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Serviços de Telecomunicação Ltda. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat Space Participações Ltda. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on June 5, 2009.

TELESAT SPACE PARTICIPAÇÕES LTDA.

By:	/s/ Philip Joseph Rabito
Name:     Philip Joseph Rabito

Title:	Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

By:	/s/ Flávio Bartolomeu da Silva
Name:     Flávio Bartolomeu da Silva

Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Philip Joseph Rabito Philip Joseph Rabito	Executive Officer (Principal Executive Officer and Principal Financial Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat Space Participações Ltda. in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telesat (IOM) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, lsle of Man, on June 5, 2009.

TELESAT (IOM) LIMITED

By:	/s/ Brian Geoffrey Hatton
Name:     Brian Geoffrey Hatton

Title:	Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael C. Schwartz, Richard M. O’Reilly and Christopher S. DiFrancesco and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2009.

Signature	Capacity

/s/ Brian Geoffrey Hatton Brian Geoffrey Hatton	Brian Geoffrey Hatton (Principal Executive Officer)

/s/ Benjamin James Arthur Benjamin James Arthur	Benjamin James Arthur (Principal Financial Officer)

/s/ Benjamin James Arthur Benjamin James Arthur	Director

/s/ Brian Geoffrey Hatton Brian Geoffrey Hatton	Director

/s/ Richard M. O’Reilly Richard M. O’Reilly	Director

/s/ Neil Christopher Orders Neil Christopher Orders	Director

/s/ Michael C. Schwartz Michael C. Schwartz	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Telesat (IOM) Limited in the United States, on the 5th day of June, 2009.

SKYNET SATELLITE CORPORATION

By:	/s/ Christopher S. DiFrancesco
Name:     Christopher S. DiFrancesco

Title:	Secretary

EXHIBIT INDEX

Exhibit
No.		Description

2.1		Letter Agreement among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, 4363205 Canada Inc. and 4363213 Canada Inc. dated December 14, 2006(1)
2.2		Share Purchase Agreement among 4363213 Canada Inc., BCE Inc. and Telesat Canada dated December 16, 2006(1)
2.3		Letter Agreement among Loral Space & Communications Inc., Public Sector Pension Investment Board and BCE Inc. dated December 16, 2006(1)
2.4		Asset Transfer Agreement, dated as of August 7, 2007, by and among 4363205 Canada Inc., Loral Skynet Corporation and Loral Space & Communications Inc.(2)
2.5		Amendment No. 1 to Asset Transfer Agreement, dated as of September 24, 2007, by and among 4363205 Canada Inc., Loral Skynet Corporation and Loral Space & Communications Inc.(3)
2.6		Asset Purchase Agreement, dated as of August 7, 2007, by and among Loral Skynet Corporation, Skynet Satellite Corporation and Loral Space & Communications Inc.(2)
3	.1*	Certificate and Articles of Amalgamation of Telesat Canada, dated as of October 31, 2007
3	.2*	Telesat Canada Unanimous Shareholder Declaration, dated as of October 31, 2007, by and between Telesat Canada and Telesat Interco Inc.
3	.3*	By-Law No. 1 of Telesat Canada, dated as of October 31, 2007
3	.4*	Certificate of Formation, dated September 7, 2007, and Certificate of Amendment to Certificate of Formation, dated October 12, 2007, of Telesat LLC
3	.5*	Limited Liability Company Agreement of Telesat LLC, dated October 31, 2007
3.6		Articles of Incorporation of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
3.7		By-Law No. 1 of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
4	.1*	Indenture, dated as of June 30, 2008, among Telesat Holdings Inc., Telesat Canada, Telesat Interco Inc., Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and The Bank of New York, as Trustee in respect of the 11.0% Senior Notes Due 2015
4	.2*	First Supplemental Indenture, dated as of March 5, 2009, among Infosat Communications LP, Infosat Communications GP Inc., Telesat Canada, Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and the Bank of New York Mellon (formerly The Bank of New York), as Trustee in respect of the 11.0% Senior Notes Due 2015
4	.3*	Indenture, dated as of June 30, 2008, among Telesat Holdings Inc., Telesat Canada, Telesat Interco Inc., Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and The Bank of New York, as Trustee in respect of the 12.5% Senior Subordinated Notes Due 2017
4	.4*	First Supplemental Indenture, dated as of March 5, 2009, among Infosat Communications LP, Infosat Communications GP Inc., Telesat Canada, Telesat LLC, and certain direct and indirect subsidiaries of Telesat Holdings Inc., and the Bank of New York Mellon (formerly The Bank of New York), as Trustee in respect of the 12.5% Senior Subordinated Notes Due 2017
4	.5*	Registration Rights Agreement, dated as of June 30, 2008, among Telesat Canada, Telesat LLC, the guarantors signatory thereto and Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc. in respect of the 11.0% Senior Notes Due 2015
4	.6*	Registration Rights Agreement, dated as of June 30, 2008, among Telesat Canada, Telesat LLC, the guarantors signatory thereto and Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc. in respect of the 12.5% Senior Subordinated Notes Due 2015
5	.1*	Opinion and Consent of McCarthy Tétrault LLP
5	.2*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP
5	.3**	Opinion and Consent of Ulhôa Canto, Rezende e Guerra — Advogados
5	.4*	Opinion and Consent of Gough & Co
5	.5*	Opinion and Consent of Jackson Walker L.L.P.

Exhibit
No.		Description

10.1		Ancillary Agreement, dated as of August 7, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, 4363205 Canada Inc. and 4363230 Canada Inc.(2)
10.2		Adjustment Agreement, dated as of October 29, 2007, between Telesat Interco Inc. (formerly 4363213 Canada Inc.), BCE Inc. and Telesat Canada(4)
10.3		Omnibus Agreement, dated as of October 30, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investments Inc. and Telesat Holdings Inc. (formerly 4363205 Canada Inc.)(4)
10.4		Shareholders Agreement, dated as of October 31, 2007, between Public Sector Pension Investment Board, Red Isle Private Investments Inc., Loral Space & Communications Inc., Loral Space & Communications Holdings Corporation, Loral Holdings Corporation, Loral Skynet Corporation, John P. Cashman, Colin D. Watson, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Canada and MHR Fund Management LLC(4)
10.5		Consulting Services Agreement, dated as of October 31, 2007, by and between Loral Space & Communications Inc. and Telesat Canada(4)
10	.6*	Form of Indemnity Agreement by and among Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc., Telesat Interco Inc. and Officers and Directors
10.7		Option Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and Telesat Canada(5)
10.8		Credit Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley & Co. Incorporated, as collateral agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, as issuing bank, and Citibank, N.A., Canadian Branch or any of its lending affiliates, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers(4)
10	.9*	Amendment No. 1 to the Credit Agreement, dated as of January 28, 2009, among Telesat Holdings Inc., Telesat Interco Inc., 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, UBS Securities LLC, as syndication agent, Morgan Stanley Senior Funding, NovaScotia, as swingline lender, The Bank of Nova Scotia, as issuing bank, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers, and JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Citibank, N.A., Canadian Branch, as co-documentation agents
10.10		Letter Agreement dated March 28, 2008 among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investment Inc. and Telesat Holdings Inc.(6)
12	.1*	Computation of Earnings to Fixed Charges
21	.1*	List of Subsidiaries
23	.1*	Consent of Deloitte & Touche LLP relating to Telesat Holdings
23	.2*	Consent of Deloitte & Touche LLP relating to Loral Skynet
23	.3*	Consent of McCarthy Tétrault LLP (included as part of its opinion filed as Exhibit 5.1 hereof)
23	.4*	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of its opinion filed as Exhibit 5.2 hereof)
23	.5**	Consent of Ulhôa Canto, Rezende e Guerra — Advogados (included as part of its opinion filed as Exhibit 5.3 hereof)
23	.6*	Consent of Gough & Co (included as part of its opinion filed as Exhibit 5.4 hereof)
23	.7*	Consent of Jackson L.L.P. (included as part of its opinion filed as Exhibit 5.5 hereof)

Exhibit
No.		Description

24	.1*	Powers of Attorney for Telesat Canada (included in signature pages of the initial filing of this Registration Statement)
24	.2*	Powers of Attorney for Telesat LLC (included in signature pages of the initial filing of this Registration Statement)
24	.3*	Powers of Attorney for Additional Registrants (included in signature pages of the initial filing of this Registration Statement)
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 11.0% Senior Notes due 2015
25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 12.5% Senior Subordinated Notes due 2017
99	.1*	Form of Letter of Transmittal for the Outstanding Senior Notes
99	.2*	Form of Letter of Transmittal for the Outstanding Senior Subordinated Notes
99	.3*	Form of Letter to Brokers, Dealers for the Outstanding Senior Notes
99	.4*	Form of Letter to Brokers, Dealers for the Outstanding Senior Subordinated Notes
99	.5*	Form of Letter to Clients for the Outstanding Senior Notes
99	.6*	Form of Letter to Clients for the Outstanding Senior Subordinated Notes
99	.7*	Form of Notice of Guaranteed Delivery for the Outstanding Senior Notes
99	.8*	Form of Notice of Guaranteed Delivery for the Outstanding Senior Subordinated Notes

(1)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on December 21, 2006.

(2)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on August 9, 2007.

(3)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on September 27, 2007.

(4)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on November 2, 2007.

(5)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on January 16, 2008.

(6)	Incorporated by reference from the Current Report on Form 8-K of Loral Space & Communications Inc. filed on March 31, 2008.

*	Filed herewith.

**	To be filed by amendment.